Use these links to rapidly review the document
TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As Filed with the Securities and Exchange Commission on May 5, 2008

Registration No. 333-147797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(with respect to units being issued to F3 Capital in the acquisition)

AMENDMENT NO. 3 TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(with respect to units, ordinary shares and warrants being issued in the merger)

Vantage Drilling Company

(Exact name of Registrant as specified in its charter)

Cayman Islands	1381	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

M&C Corporate Services Limited
PO Box 309GT, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands
(345) 949-8066
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, New York 10017
(212) 370-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Douglas S. Ellenoff, Esq.
Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, New York 10017

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Share Purchase Agreement and the Agreement and Plan of Merger are satisfied or waived.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units, each consisting of one Ordinary Share, $.001 par value, and one Warrant(8)	36,125,000	$8.60(2)	$310,675,000	$12,210

Units, each consisting of one Ordinary Share, $.001 par value, and 0.75 Warrants(8)	33,333,333	$8.60(2)	$286,666,664	$11,266

Ordinary Shares included as part of the Units	69,458,333	—	—	—(3)

Ordinary Shares	7,500,000	$7.59(4)	$56,925,000	$2,238

Warrants included as part of the Units(5)	61,125,000	—	—	—(3)

Warrants(5)	3,000,000	$1.21(6)	$3,630,000	$143

Ordinary Shares underlying the Warrants included in the Units	61,125,000	$6.00(7)	$366,750,000	$14,414

Ordinary Shares underlying the Warrants	3,000,000	$6.00(7)	$18,000,000	$708

Total	274,666,666	—	$1,042,646,664	$40,976*

(1)
There is no present market for the securities of Vantage Drilling.

(2)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Vantage Energy Services' units on the American Stock Exchange.

(3)
No fee pursuant to Rule 457(g).

(4)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Vantage Energy Services' common stock on the American Stock Exchange.

(5)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the warrants.

(6)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Vantage Energy Services' warrants on the American Stock Exchange.

(7)
Calculated pursuant to Rule 457(g) based on the exercise price of the warrants.

(8)
Includes 36,125,000 units reserved for issuance to shareholders of Vantage Energy Services (each consisting of one Ordinary Share, $.001 par value, and one Warrant). Pursuant to the Merger Agreement, a transitory merger subsidiary of Vantage Drilling will merge with and into Vantage Energy Services with Vantage Energy Services as the surviving corporation. Includes the registration for resale of a total of 33,333,333 units (each consisting of one Ordinary Share, $.001 par value, and 0.75 Warrants) that Vantage Drilling is committed to issue to F3 Capital in respect of the equity consideration portion of the aggregate purchase price for the shares of Offshore Group Investment Limited.

*
Fee previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 5, 2008

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF VANTAGE ENERGY SERVICES, INC.
AND PROSPECTUS FOR UNITS
OF VANTAGE DRILLING COMPANY

Joint Proxy Statement/Prospectus dated                        , 2008
and first mailed to stockholders on or about                        , 2008

        We are pleased to announce that the Board of Directors of Vantage Energy Services, Inc. ("Vantage" or the "Company"), F3 Capital, a Cayman Islands exempted company ("F3 Capital"), Offshore Group Investment Limited, a Cayman Islands exempted company and wholly owned subsidiary of F3 Capital ("OGIL"), and Vantage Drilling Company, a newly incorporated Cayman Islands exempted company ("Vantage Drilling"), have agreed to the purchase by Vantage Drilling of the Company and OGIL, through a structured acquisition. OGIL's assets consist of the construction and delivery contracts (the "Contracts") for four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for an ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development (the "Second Drillship"). We are sending you this document to ask for your vote for the approval and adoption of this acquisition and our concurrent merger with a transitory merger subsidiary of Vantage Drilling, as well as for the approval and adoption of several related proposals.

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a Share Purchase Agreement ("Purchase Agreement") pursuant to which the Company and OGIL have agreed to be acquired by Vantage Drilling (the "Acquisition"). The Acquisition is structured such that the Company and OGIL will become wholly owned by Vantage Drilling. If the stockholders of the Company approve the transactions contemplated by the Purchase Agreement and the Merger Agreement, Vantage Drilling, which was newly incorporated in order to facilitate the Acquisition and the exchange of shares contemplated thereby, will acquire each of the Company and OGIL in a series of steps as outlined below.

        Vantage Drilling will acquire the Company pursuant to a merger transaction (the "Merger") that is summarized as follows:

  (i)
  Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving pursuant to the terms of a merger agreement dated as of March 31, 2008 by and among Vantage Drilling, Vantage Energy Services, Inc. and a transitory merger subsidiary of Vantage Drilling (the "Merger Agreement");

  (ii)
  Vantage Drilling will exchange, on a one for one basis, all outstanding units, shares of common stock and warrants of the Company for newly issued units, ordinary shares and warrants of Vantage Drilling; and

  (iii)
  the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands.

        Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus closing adjustments, consisting of the following:

  (i)
  $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus closing adjustments (which will be paid at closing).

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be approximately $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction. The total estimated completed costs of the Jackup Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments (the "Closing Adjustments") are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. The shipyard payments and additional development costs may include interest charges imposed by the shipyard on deferred payments and unfavorable fluctuations in the exchange rate between the US dollar and the Singapore dollar. As of March 31, 2008, the estimated outstanding balance of Closing Adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        The Company, F3 Capital, OGIL and Vantage Drilling plan to consummate the Acquisition and the Merger as promptly as practicable after the Special Meeting, provided that:

  •
  the Company's stockholders have approved and adopted the Acquisition Proposal and the Merger Proposal and the transactions contemplated thereby;

  •
  holders of less than 30% of the shares of the common stock issued in the Company's IPO vote against the Acquisition Proposal and the Merger Proposal and demand conversion of their shares into cash;

  •
  the Securities and Exchange Commission has declared effective the registration statements and prospectus which form a part of this proxy statement; and

  •
  the other conditions specified in the Purchase Agreement, as amended, and the Merger Agreement have been satisfied or waived.

        See the description of the Purchase Agreement in the section entitled "The Share Purchase Agreement" beginning on page 83. The Purchase Agreement is included as "Annex A" to this joint proxy statement/prospectus. Amendment No. 1 to the Purchase Agreement is included as "Annex B" to this joint proxy statement/prospectus. We encourage you to read the Purchase Agreement and Amendment No. 1 to the Purchase Agreement in their entirety.

        See the description of the Merger Agreement in the section entitled "The Merger Agreement" beginning on page 114. The Merger Agreement is included as "Annex O" to this joint proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety.

        Under the terms of the Company's amended and restated certificate of incorporation, the Company may proceed with the Acquisition and Merger notwithstanding up to 29.99% of the Company's shareholders electing to convert their shares of common stock to cash and not participate in the Acquisition or Merger. The shares converted, if any, will reduce on a one for one basis the shares of Vantage Drilling to be issued in the transaction. Additionally, under the terms of the Company's initial public offering of stock, in order for the funds held in trust to be released to the Company for general corporate purposes, the Company must complete an acquisition or acquisitions with a total fair value equal to or greater than 80% of the net assets held in trust which were approximately $273.1 million at December 31, 2007. As management believes that the total consideration paid for OGIL of $331.0 million represents the fair value of the assets acquired, and since management received a fairness opinion in connection with the Acquisition, the 80% threshold required will be met and the funds held in trust will be released to the Company for general corporate purposes upon the closing of the Acquisition.

        Our units, common stock and warrants are traded on the American Stock Exchange under the symbols VTG-U, VTG and VTG-WT, respectively. On May 2, 2008, our units, common stock and warrants had a closing price of $10.05, $8.15 and $2.05, respectively.

        The registration statement of which this joint proxy statement/prospectus is a part relates to the offering by Vantage Drilling of up to: (i) 36,125,000 units of Vantage Drilling (each unit consisting of one ordinary share of Vantage Drilling and one warrant to purchase one ordinary share of Vantage Drilling); (ii) 33,333,333 units of Vantage Drilling (each unit consisting of one ordinary share of Vantage Drilling and 0.75 warrants to purchase one ordinary share of Vantage Drilling; (iii) 141,083,333 ordinary shares of Vantage Drilling, including shares issuable upon exercise of warrants; and (iv) 64,125,000 warrants to purchase ordinary shares of Vantage Drilling. The aforementioned securities include 33,333,333 units of Vantage Drilling (each unit consisting of one ordinary share of Vantage Drilling and 0.75 warrants to purchase one ordinary share of Vantage Drilling), 58,333,333 ordinary shares of Vantage Drilling including shares issuable upon exercise of warrants, and 25,000,000 warrants to purchase ordinary shares of Vantage Drilling, reserved for issuance to F3 Capital in connection with the acquisition proposed herein. There is no present market for the securities of Vantage Drilling.

        IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF OUR IPO NET PROCEEDS ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE ACQUISITION PROPOSAL OR MERGER PROPOSAL AND DEMAND THAT WE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE VOTE ON THE ACQUISITION PROPOSAL AND THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST ALSO PRESENT OUR STOCK TRANSFER AGENT WITH YOUR PHYSICAL STOCK CERTIFICATE AT OR PRIOR TO THE SPECIAL MEETING. SEE "SPECIAL MEETING OF ACQUIROR STOCKHOLDERS—CONVERSION RIGHTS" FOR MORE SPECIFIC INSTRUCTIONS.

        SEE ALSO "RISK FACTORS" FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION.

        We encourage you to read this proxy statement including the section entitled "Risk Factors" beginning on page 36, before voting.

        The Company has scheduled a special stockholder meeting in connection with the proposed Acquisition and certain related matters (the "Special Meeting"). Enclosed is our Notice of Special Meeting and proxy statement and proxy card. Your vote is very important. Whether or not you plan to attend the special stockholder meeting, please take the time to vote by marking your vote on your proxy card, signing and dating the proxy card, and returning it to us in the enclosed envelope. The special meeting of the shareholders of the Company will be held at                        on             at            . The Company's Board of Directors unanimously recommends that Company stockholders vote FOR approval and adoption of the Purchase Agreement and the Merger Agreement, as well as all other proposals contained herein.

Sincerely,
Paul A. Bragg Chairman and Chief Executive Officer Vantage Energy Services, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has determined if the attached proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

        This proxy card is dated                        , 2008, and is being first mailed to Company stockholders on or about                        , 2008.

VANTAGE ENERGY SERVICES, INC.
777 Post Oak Blvd.
Houston, Texas 77056

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2008

TO THE STOCKHOLDERS OF VANTAGE ENERGY SERVICES, INC.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Vantage Energy Services, Inc., a Delaware corporation ("Vantage" or the "Company") relating to the proposed acquisition all of the issued shares of OGIL, by which Vantage Drilling will acquire the rights to certain contracts for the construction and delivery of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs, the purchase agreement for an ultra-deepwater drillship and an option to purchase a second ultra-deepwater drillship currently under development. The Special Meeting will be held at 10:00 a.m. Eastern Time, on                        , 2008, at the offices of                        , telephone number of                        .

        At the special meeting, you will be asked to consider and vote upon the following:

  (i)
  the Acquisition Proposal—the proposed acquisition of all of the issued shares of Offshore Group Investment Limited, an exempted company incorporated under the laws of the Cayman Islands, pursuant to the Purchase Agreement, dated as of August 30, 2007, as amended on December 3, 2007, by and among the Company, F3 Capital, Offshore Group Investment Limited and Vantage Drilling, and the transactions contemplated thereby ("Proposal 1" or the "Acquisition Proposal");

  (ii)
  the Merger Proposal—the proposed merger by and among Vantage Drilling, Vantage Energy Services Inc. and a transitory merger subsidiary of Vantage Drilling pursuant to the Merger Agreement dated as of March 31, 2008 ("Proposal 2" or the "Merger Proposal");

  (iii)
  the First Amendment Proposal—the amendment to the Company's amended and restated certificate of incorporation (the "First Certificate of Incorporation Amendment"), to remove certain provisions containing procedural and approval requirements applicable to the Company prior to the consummation of the business combination that will no longer be operative after the consummation of the Acquisition ("Proposal 3" or the "First Amendment Proposal");

  (iv)
  the Second Amendment Proposal—the amendment to the Company's amended and restated certificate of incorporation (the "Second Certificate of Incorporation Amendment"), to increase the amount of authorized shares of common stock from 82,750,000 to 100,000,000 ("Proposal 4" or the "Second Amendment Proposal");

  (v)
  the Incentive Plan Proposal—the adoption of the 2007 Long-Term Incentive Plan (the "Incentive Plan") on behalf of the Company if the Acquisition proposal is not approved and on behalf of Vantage Drilling if the Acquisition Proposal is approved, pursuant to which either the Company will reserve 7,500,000 shares of Common Stock or Vantage Drilling will reserve 7,500,000 Ordinary Shares, as the case may be, for issuance pursuant to the Incentive Plan ("Proposal 5" or the "Incentive Plan Proposal");

  (vi)
  Director Proposal—to elect three (3) directors to the Company's Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified ("Proposal 6" or the "Director Proposal");

  (vii)
  The Auditor Proposal—to ratify the appointment of UHY LLP, as the Company's independent auditor for the year ending December 31, 2008 ("Proposal 7" or the "Auditor Proposal");

  (viii)
  the Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, the Company would not have been authorized to consummate the Acquisition—we refer to this proposal as the adjournment proposal. ("Proposal 8" or the "Adjournment Proposal"); and

  (ix)
  such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These proposals are described in the attached joint proxy statement/prospectus which the Company urges you to read in its entirety before voting.

        The Board of Directors of the Company has fixed the close of business on                        , 2008, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. A list of the stockholders entitled to vote as of the Record Date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at the offices of Vantage Energy Services, Inc., 777 Post Oak Blvd., Suite 610, Houston Texas 77056, telephone number of (281) 404-4700, Secretary Christopher G. DeClaire, and at the time and place of the meeting during the duration of the meeting.

        The Acquisition Proposal is conditioned upon the approval of the Merger Proposal. In the event that the Merger Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the Acquisition Proposal. The Merger Proposal is conditioned upon the approval of the Acquisition Proposal. In the event that the Acquisition Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the Merger Proposal.

        The First Amendment Proposal is conditioned upon the approval of Acquisition Proposal and, in the event the Acquisition Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the First Amendment Proposal.

        The Company will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournment or postponement thereof, by the Company's Board of Directors.

        It is anticipated that the holders of shares of common stock issued in our initial public offering will own approximately 45.6% of Vantage Drilling upon completion of the Acquisition. In addition to the 42,375,000 shares of common stock currently outstanding of the Company for which ordinary shares of Vantage Drilling will be exchanged, Vantage Drilling will issue 33,333,333 units ("Units") to F3 Capital and/or its affiliates, with each Unit consisting of one ordinary share of Vantage Drilling and 0.75 warrants to purchase one ordinary share of Vantage Drilling at an exercise price of $6.00 per share. Upon completion of the Acquisition, F3 Capital, and through it TMT and/or related entities or companies, will beneficially own, directly or indirectly, approximately 44.0% of Vantage Drilling.

        Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record of the Company's common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

        For purposes of Proposals 1 and 2, under our amended and restated certificate of incorporation, approval of the Acquisition Proposal and the Merger Proposal will require: (i) the affirmative vote of a majority of the shares of the Company's common stock issued in our initial public offering completed in May 2007 ("IPO") that vote on this proposal at the Special Meeting, and (ii) not more than 30% of the shares of the Company's common stock issued in the Company's IPO vote against the Acquisition Proposal or the Merger Proposal and elect a cash conversion of their shares. Since the Acquisition Proposal or the Merger Proposal require only a majority of the Company's shares issued in the IPO that cast a vote at the special meeting, abstentions or broker non-votes will not count towards such number. This has the effect of making it easier for the Company to obtain a vote in favor of the Acquisition Proposal or the Merger Proposal as opposed to some of the Company's other proposals or as opposed to the vote generally required under the Delaware General Corporation Law, namely a majority of the shares issued and outstanding. Furthermore, in connection with the vote required for the Acquisition Proposal and the Merger Proposal, the founding stockholders of the Company have agreed to vote their shares of common stock owned or acquired by them at or prior to the IPO in accordance with the majority of the Company's shares issued in the IPO. For the purposes of Proposal 3, the affirmative vote of the majority of the Company's issued and outstanding common stock as of the Record Date is required to approve the First Amendment Proposal. Proposal 3 is contingent upon our stockholders' approval of the Acquisition. For the purposes of Proposal 4, the affirmative vote of the majority of the Company's issued and outstanding common stock as of the Record Date is required to approve the Second Amendment Proposal. For purposes of Proposal 5, the affirmative vote of the holders of a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the meeting is required to approve the Incentive Plan. For purposes of Proposal 6, the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors is required. For purposes of Proposal 7, a majority of the votes cast by holders of Common Stock is required to adopt the auditor proposal. For purposes of Proposal 8 the affirmative vote of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote is required to approve the adjournment.

        Each Company stockholder who holds shares of common stock issued in the Company's IPO or purchased following the IPO in the open market has the right to vote against the Acquisition Proposal and/or the Merger Proposal and, at the same time, demand that the Company convert such stockholder's shares into cash equal to a pro rata portion of the proceeds in the trust account, including interest, which as of December 31, 2007 is equal to $7.90 per share. If the holders of 10,350,000 or more shares of the Company's common stock, an amount equal to 30% or more of the total number of shares issued in the IPO, vote against the Acquisition or the Merger and demand conversion of their shares into a pro rata portion of the trust account, then the Company will not be able to consummate the Acquisition or the Merger, the Company's initial stockholders, including all of its directors and officers and their affiliates, who purchased or received shares of common stock prior to the Company's IPO, presently own an aggregate of approximately 18.6% of the outstanding shares of the Company common stock, and all of these stockholders have agreed: (i) to vote the shares acquired prior to the IPO in accordance with the vote of the majority of all other Company stockholders voting on the Acquisition Proposal and the Merger Proposal, and (ii) to vote the shares acquired in or following the IPO in favor of the Acquisition Proposal and the Merger Proposal.

        YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, SINCE IT IS NOT AN AFFIRMATIVE VOTE IN FAVOR OF A RESPECTIVE PROPOSAL, IT: (I) WILL HAVE NO EFFECT ON THE ACQUISITION PROPOSAL OR THE MERGER PROPOSAL AND WILL NOT HAVE THE EFFECT OF CONVERTING YOUR SHARES INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF THE COMPANY'S IPO ARE HELD (IN ORDER FOR A STOCKHOLDER TO CONVERT HIS OR HER SHARES, HE OR SHE MUST CAST AN AFFIRMATIVE VOTE AGAINST THE ACQUISITION PROPOSAL OR THE MERGER PROPOSAL AND MAKE AN AFFIRMATIVE ELECTION ON THE PROXY CARD TO CONVERT SUCH SHARES OF COMMON STOCK); (II) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE FIRST AMENDMENT PROPOSAL; (III) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SECOND AMENDMENT PROPOSAL (IV) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE INCENTIVE PLAN PROPOSAL; (V) WILL HAVE NO EFFECT ON THE DIRECTOR PROPOSAL; (VI) WILL HAVE NO EFFECT ON THE AUDITOR PROPOSAL; AND (VII) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADJOURNMENT PROPOSAL.

        SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 36 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION OF THE JACKUP RIGS SINCE, UPON THE ACQUISITION OF OGIL, THE OPERATIONS AND ASSETS OF VANTAGE DRILLING COMPANY WILL LARGELY BE THOSE OF THE JACKUP RIGS.

        The attached joint proxy statement/prospectus incorporates important business and financial information about the Company, Vantage Drilling and OGIL that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to: Vantage Energy Services, Inc., 777 Post Oak Blvd., Suite 610, Houston Texas 77056, telephone number of (281) 404-4700, Secretary Christopher G. DeClaire.

        To obtain timely delivery of requested materials, security holders must request the information no later than five days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is                        , 2008.

        We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, the Company's officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. The Company may engage the services of a professional proxy solicitor. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

        The Board of Directors of Vantage Energy Services unanimously recommends that you vote "FOR" Proposal 1, the Acquisition Proposal; "FOR" Proposal 2, the Merger Proposal; "FOR" Proposal 3, the First Amendment Proposal; "FOR" Proposal 4, the Second Amendment Proposal; "FOR" Proposal 5, the Incentive Plan Proposal; "FOR" Proposal 6, the Director Proposal; "FOR" Proposal 7, the Auditor Proposal; and "FOR" Proposal 8, the Adjournment Proposal.

By Order of the Board of Directors,
Paul A. Bragg Chairman of the Board and Chief Executive Officer , 2008

i

        UNTIL                        , 2008, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Who is Vantage Energy Services, Inc.?

        Vantage Energy Services (the "Company") is a blank check company organized under the laws of the State of Delaware on September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry.

Who is Offshore Group Investment Limited?

        Offshore Group Investment Limited (hereinafter "OGIL" or the "Target") is a Cayman Islands exempted company incorporated solely for the purposes of the Acquisition. OGIL's assets consist of the construction and delivery contracts relating to four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for a DSME ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development (the "Second Drillship"). OGIL is wholly owned by F3 Capital, which is affiliated with TMT Global, an exempted company incorporated under the laws of the Cayman Islands ("TMT"). Both F3 Capital and TMT are wholly owned by Mr. Nobu Su. TMT is a global shipping company with its management headquarters located in Taiwan. TMT has approximately 50 years of experience in the shipping industry. TMT owns and/or operates or invests in vessels in several shipping sectors, including crude oil tankers, drybulk carriers and liquefied natural gas, or LNG, carriers.

Who is Vantage Drilling Company ("Vantage Drilling")?

        Vantage Drilling is a Cayman Islands exempted company recently incorporated for the purpose of acquiring the Company and OGIL. Vantage Drilling is affiliated with the Company since in order to incorporate Vantage Drilling a single ordinary share of Vantage Drilling was issued to Mr. Paul A. Bragg, the Company's Chairman and Chief Executive Officer. Simultaneously with the consummation of the Acquisition, Vantage Drilling will repurchase the initial share and such share shall become authorized capital of Vantage Drilling available for reissue. Following the Acquisition, Vantage Drilling intends to build an international drilling company by contracting and operating the Jackup Rigs and Drillship acquired through the Acquisition. Vantage Drilling also anticipates exercising the Drillship Option and owning and operating the Second Drillship. Vantage Drilling also intends to develop additional drilling assets to be obtained either through contract, purchase, merger or acquisition. See "Description of Vantage Drilling Securities—Ordinary Shares." Vantage Drilling will apply to have its units, ordinary shares and warrants listed on the American Stock Exchange under the symbols "VTG.U", "VTG" and "VTG.WS", respectively.

Why am I receiving this proxy statement?

        The Company, Vantage Drilling, and F3 Capital, OGIL's sole shareholder, have agreed to a business transaction under the terms of a Purchase Agreement dated August 30, 2007, as amended on December 3, 2007, pursuant to which Vantage Drilling will acquire the Company and all of the ordinary shares of OGIL and, as a result, the construction and delivery contracts relating to four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs, a purchase agreement for a DSME ultra-deepwater drillship, and the Drillship Option. A copy of the Purchase Agreement and Amendment No. 1 to the Purchase Agreement are attached to this joint proxy statement/prospectus as Annex A and Annex B, respectively, which we encourage you to review in their entirety.

        The Acquisition is structured such that the Company and OGIL will become wholly owned by Vantage Drilling. If the stockholders of the Company approve the transaction contemplated by the Purchase Agreement, Vantage Drilling, which was newly incorporated in order to facilitate the

Acquisition and the exchange of shares contemplated thereby, will acquire each of the Company and OGIL in a series of steps as outlined below.

        Vantage Drilling will acquire the Company pursuant to the Merger that is summarized as follows:

  (i)
  Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving pursuant to the terms of the Merger Agreement;

  (ii)
  Vantage Drilling will exchange, on a one for one basis, all outstanding units, shares of common stock and warrants of the Company for newly issued units, ordinary shares and warrants of Vantage Drilling; and

  (iii)
  the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands.

        Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus Closing Adjustments, consisting of the following:

  (i)
  $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus Closing Adjustments (which will be paid at closing).

        In order to consummate the Acquisition a majority of the shares issued in the IPO voting at the meeting (whether in person or by proxy) must vote to approve and adopt the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby. Also, not more than 30% of such shares can vote against the Acquisition or the Merger and elect to convert their shares to cash from the trust account established with the proceeds of our IPO.

        The Company will hold a Special Meeting of its stockholders to obtain this approval. In connection with the Acquisition and the Merger, this joint proxy statement/prospectus contains important information about the proposed Acquisition, the proposed Merger, the proposed First Certificate of Incorporation Amendment and the proposed Second Certificate of Incorporation Amendment.

        This joint proxy statement/prospectus also contains important information about the proposed Incentive Plan, proposed Director election, proposed Auditor ratification and proposed Adjournment. You should read it carefully; in particular the section entitled "Risk Factors."

        Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

What is being voted on?

        There are eight proposals on which you are being asked to vote. The First and Second proposals are to approve the Acquisition and the Merger and the transactions contemplated thereby. As a consequence of the Acquisition, Vantage Drilling will indirectly acquire certain rights and assume certain liabilities under the Contracts, and will acquire the Drillship Option. The merger agreement will be a component of the overall Acquisition and the merger will be effected concurrently with and is conditional upon the consummation of the Acquisition. As a result of the Acquisition and the Merger, OGIL and the Company will become wholly owned subsidiaries of Vantage Drilling. The Contracts provide for the delivery of the four Jackup Rigs at various points from December 2008 through December 2009. The Drillship Option to assume the Drillship construction contract expires within six months of the closing of the Acquisition. The anticipated delivery date for the drillship is November 2010.

        The Third proposal is to approve the First Amendment to our Certificate of Incorporation to remove certain provisions that are specific to blank check companies. This proposal is conditioned upon approval of the Acquisition Proposal.

        The Fourth proposal is to approve the Second Amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 82,750,000 to 100,000,000.

        The Fifth proposal is to adopt the Incentive Plan on behalf of the Company if the Acquisition proposal is not approved and on behalf of Vantage Drilling if the Acquisition Proposal is approved, pursuant to which either the Company will reserve 7,500,000 shares of Common Stock or Vantage Drilling will reserve 7,500,000 Ordinary Shares, as the case may be, for issuance pursuant to the Incentive Plan.

        The Sixth proposal is to elect the Company's directors. We have nominated the Class I directors (consisting of Messrs: Paul A. Bragg, Jorge E. Estrada M. and John R. Russell) for election. Under the Purchase Agreement, F3 Capital or an affiliate has the right to nominate, and the Company has agreed to cause the appointment and election of, three additional members of the Board of Directors of Vantage Drilling. If the Acquisition is approved, then the directors of Vantage Drilling will be Paul A. Bragg, Christopher G. DeClaire, Jorge E. Estrada M., Marcelo D. Guiscardo, John C.G. O'Leary, John R. Russell, Nobu Su, Steinar Thomassen and Peter Espig.

        The Seventh proposal is to ratify the appointment of the Company's auditors.

        The Eighth proposal is to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Acquisition.

        It is important for you to note that in the event the Acquisition Proposal or the Merger Proposal does not receive the necessary vote to approve such proposal, then the Company will not consummate that Acquisition or that Merger or the First Amendment proposal. We have agreed with the trustee to promptly liquidate if we do not effect the Acquisition or the Merger or other business combination by May 24, 2009.

What is a quorum?

        A quorum is the number of shares that must be represented, in person or by proxy, in order for business to be transacted at the Special Meeting.

        More than one-half of the total number of shares of our common stock outstanding as of the record date (a quorum) must be represented, either in person or by proxy, in order to transact business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If there is no quorum, a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.

        However, in order to vote on Proposal 1 or 2, more than one-half of the shares of our common stock purchased in our IPO must be represented (17,250,001 shares) at the Special Meeting.

Why is the Company proposing the Acquisition?

        The Company is a blank check company formed specifically as a vehicle to effect a merger, acquisition or similar business combination with one or more operating businesses in the oilfield services industry. In the course of the Company's search for a business combination partner, the

Company investigated the potential acquisition of the Jackup Rigs and Drillship and considered them to be an attractive acquisition target because of, among other things, the market in which the Jackup Rigs and Drillship will operate; growth prospects; the ability to leverage the expertise and contacts of the Company's management, and the value creation possible due to the status of the Jackup Rigs and Drillship as construction in progress. The value attributed to the status of the Jackup Rigs and Drillship as construction in progress derives from the length of the construction period for such equipment and from the Company's advantage of taking delivery as early as December 2008 of the first Jackup Rig, as opposed to placing new orders and having to wait for longer periods of time. As a result, the Company believes that the Acquisition will provide the Company's stockholders with an opportunity to participate in a business and industry with growth potential.

What vote is required in order to approve the Acquisition and Merger Proposals?

        The approval of the Acquisition Proposal and the Merger Proposal will require the affirmative vote of a majority of the votes cast at the Special Meeting of the shares of common stock issued as part of the Company's IPO. We issued 34,500,000 shares as part of our IPO. In addition, not more than 29.99% of such shares (10,346,550 shares) may vote against the Acquisition or the Merger and elect to convert their shares into their pro rata portion of the cash from the trust account. Since the Acquisition Proposal and the Merger Proposal require only a majority of the Company's shares issued in the IPO that cast a vote at the special meeting, abstentions or broker non-votes will not count towards such number. This has the effect of making it easier for the Company to obtain a vote in favor of the Acquisition Proposal and the Merger Proposal as opposed to some of the Company's other proposals or as opposed to the vote generally required under the Delaware General Corporation Law, namely a majority of the shares issued and outstanding. Furthermore, in connection with the vote required for the Acquisition Proposal and the Merger Proposal, the founding stockholders of the Company have agreed to vote their shares of common stock owned or acquired by them at or prior to the IPO in accordance with the majority of the Company's shares issued in the IPO.

What happens if I vote against the Acquisition or the Merger?

        Each Company stockholder who holds shares of common stock issued in the Company's IPO or purchased following such offering in the open market has the right to vote against the Acquisition Proposal and/or the Merger Proposal and, at the same time, demand that the Company convert such stockholder's shares into cash equal to a pro rata portion of the trust account. These shares will be converted into cash only if the Acquisition and Merger are consummated. Based upon the amount of cash held in the trust account as of December 31, 2007, without taking into account any interest or income taxes accrued after such date, stockholders who vote against the Acquisition Proposal or the Merger Proposal and elect to convert such stockholder's shares as described above will be entitled to convert each share of common stock that it holds into approximately $7.90 per share. However, if the holders of 10,350,000 or more shares of common stock issued in the Company's IPO (an amount equal to 30% or more of the total number of shares issued in the IPO) vote against the Acquisition or the Merger and demand conversion of their shares into a pro rata portion of the trust account, then the Company will not be able to consummate the Acquisition and the Merger and, assuming the Company is not able to consummate another business combination by May 24, 2009, stockholders will only receive cash upon the liquidation of the Company. Furthermore, if 30% or more of the total number of shares issued in the IPO vote against the Acquisition Proposal, the merger among the Company, Vantage Drilling and a transitory merger subsidiary of Vantage Drilling will not occur.

How is Management of the Company voting?

        The Company's initial stockholders, including all of its directors and officers, who purchased or received shares of common stock prior to the Company's IPO, presently, together with their affiliates, own an aggregate of approximately 18.6% of the outstanding shares of the Company common stock (an aggregate of 7,875,000 shares). All of these persons have agreed to vote all of these shares which were acquired prior to the IPO in accordance with the vote of the majority of all other voting Company stockholders on the Acquisition Proposal and the Merger Proposal. Moreover, all of these persons have agreed to vote all of their shares which were acquired in or following the IPO in favor of the Acquisition Proposal and the Merger Proposal. Management will also vote "FOR" Proposal 2, the Merger Proposal, if the Acquisition is approved; "FOR" Proposal 3, the First Amendment Proposal, if the Acquisition is approved; "FOR" Proposal 4, the Second Amendment Proposal; "FOR" Proposal 5, the Incentive Plan Proposal; "FOR" Proposal 6, the Director Proposal; "FOR" Proposal 7, the Auditor Proposal; and "FOR" Proposal 8, the Adjournment Proposal.

Why is the Company proposing the First Amendment to its Certificate of Incorporation?

        Currently, the Company's certificate of incorporation contains provision specific to blank check companies. Specifically, the Third, Fifth and Sixth Articles of the Company's certificate of incorporation contain provisions that will not apply to the Company after the consummation of the Acquisition and Merger. Article Third limits the powers and privileges conferred upon the Company to dissolving and liquidating in the event a business combination is not consummated prior to May 24, 2009. Article Fifth provides that the Company's corporate existence will terminate on May 24, 2009 and mandates that an amendment to this Article allowing continued corporate existence be submitted to stockholders along with the Acquisition Proposal and the Merger Proposal. Article Sixth provides the procedural steps required for the approval of a business combination and the exercise of conversion rights. Assuming the Acquisition and Merger is consummated, the provisions of Articles Third and Sixth will no longer apply to the Company, and the Company will be obligated to amend Article Fifth in order to extend the corporate life of the Company beyond May 24, 2009.

Why is the Company proposing the Second Amendment to its Certificate of Incorporation?

        At present, the Company is authorized to issue up to 82,750,000 shares of common stock. Currently, there are 42,375,000 shares of common stock currently outstanding and 40,375,000 shares of common stock issuable upon the exercise of our outstanding warrants. In order to have sufficient authorized shares of common stock to cover the common stock issuable pursuant to the Incentive Plan and for general corporate purposes, the Company will need to increase its authorized common stock if the Acquisition and the Merger are not approved. If the Acquisition and the Merger are approved and completed, Vantage Drilling will have sufficient authorized ordinary shares.

What vote is required in order to approve the Amendments to Certificate of Incorporation Proposal?

        The Delaware General Corporation Law requires that the amendment to our amended and restated certificate of incorporation removing the provisions specific to blank check companies and increasing the amount of our authorized shares of common stock must be approved by the holders of a majority of our issued and outstanding shares of common stock. Adoption of the First Amendment Proposal is conditioned upon the approval of the Acquisition Proposal and the Merger Proposal.

Why is the Company proposing the Incentive Plan?

        The Incentive Plan is designed to attract and retain our officers and employees, to encourage the sense of proprietorship of such officers and employees and to stimulate the active interest of such persons in our development and financial success. These objectives are to be accomplished by making awards under the plan and thereby providing participants with a proprietary interest in our growth and performance. In the event of our liquidation, any Company shares awarded under the Incentive Plan will not be entitled to a pro rata portion of the funds held in the trust account.

What vote is required in order to approve the Incentive Plan Proposal?

        Approval of our Incentive Plan will require the affirmative vote of the holders of a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the meeting. Adoption of the Incentive Proposal is not conditioned upon the adoption of any of the other proposals.

What vote is required in order to approve the Director Proposal?

        Adoption of the Director Proposal requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. Adoption of the Director Proposal is not conditioned upon the adoption of any of the other proposals.

What vote is required in order to approve the Auditor Proposal?

        Adoption of the Auditor proposal requires a majority of the votes cast by holders of Common Stock. Adoption of the Auditor Proposal is not conditioned upon the adoption of any of the other proposals.

What vote is required in order to approve the Adjournment Proposal?

        Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company's common stock represented in person or by proxy at the meeting. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

If I am not going to attend the Special Meeting of stockholders in person, should I return my proxy card instead?

        Yes. Whether or not you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the Special Meeting.

What will happen if I abstain from voting or fail to vote at the Special Meeting?

        The Company will count a properly executed proxy marked ABSTAIN with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote on the Acquisition or the Merger will have no effect on the proposal, provided a quorum is present, and will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company's initial public offering are held (in order for a stockholder to convert his or her shares, he or she must cast an affirmative vote against the Acquisition Proposal or the Merger Proposal and make an affirmative election on the proxy card to convert such shares of common stock). An abstention from voting on either of the First Amendment Proposal, Second Amendment Proposal, the Incentive Plan Proposal or the Adjournment Proposal will have the same effect as a vote against these proposals. An abstention from either the Director Proposal or the Auditor Proposal will not have the effect of voting against such proposals.

What will happen if I sign and return my proxy card without indicating how I wish to vote?

        Stockholders will not be entitled to exercise their conversion rights if such stockholders return proxy cards to the Company without an indication of how they desire to vote with respect to the Acquisition Proposal or Merger Proposal or, for stockholders holding their shares in street name, if such stockholders fail to provide voting instructions to their brokers. Proxies received by the Company without an indication of how the stockholders intend to vote on a proposal will be voted in favor of such proposal.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        If you hold your shares in "street name," your bank or broker cannot vote your shares with respect to the Acquisition Proposal, the Merger Proposal, the First Amendment Proposal, the Second Amendment Proposal, the Incentive Plan Proposal or the Adjournment Proposal without specific instructions from you, which are sometimes referred to in this proxy statement as the broker "non-vote" rules. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not count for purposes of determining the number of votes cast at the Special Meeting. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide to your broker.

What do I do if I want to change my vote?

        If you wish to change your vote, please send a later-dated, signed proxy card to our corporate Secretary, Christopher G. DeClaire at Vantage Energy Services prior to the date of the Special Meeting or attend the Special Meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Christopher G. DeClaire at the address of the Company's corporate headquarters, provided such revocation is received prior to the Special Meeting.

Will I receive anything in the Acquisition and Merger?

        If the Acquisition and Merger are consummated and you vote your shares for the Acquisition Proposal and the Merger Proposal or you abstain, the Company's securities that you currently own shall be exchanged, pursuant to a merger agreement by and among the Company, Vantage Drilling and a transitory merger subsidiary of Vantage Drilling, for new securities of Vantage Drilling upon the completion of the Acquisition and the Merger. If the Acquisition and the Merger are consummated but you have voted your shares against the Acquisition Proposal or the Merger Proposal and have elected a cash conversion instead, your shares of the Company's common stock will be cancelled and you will be entitled to receive cash equal to a pro rata portion of the trust account, which, as of December 31, 2007, was equal to approximately $7.90 per share; provided, however you must deliver your certificates to the Company's stock transfer agent.

How is the Company paying for the Acquisition?

        The $331.0 million cost of the Acquisition will be funded with $56.0 million of cash drawn from funds in the Company's trust account and by Vantage Drilling issuing $275.0 million of units consisting of 33,333,333 ordinary shares and warrants to purchase 25,000,000 ordinary shares of Vantage Drilling for $6.00 per share. Additionally, the Company will pay Closing Adjustments from the funds held in trust which are estimated to be approximately $58.4 million. The remaining costs to complete the Jackup Rigs is anticipated to come from drawing up to $440.0 million pursuant to a bank facility for which we have received a commitment letter, from the remaining cash currently in the Company's trust account, and cash flow anticipated to be generated from the individual Jackup Rigs as each one is delivered to Vantage Drilling per the Contracts.

        The Company anticipates financing the purchase of the Drillship and the Second Drillship through a combination of debt and/or equity financing. The Company anticipates funding the initial payment for the Drillship to be made in September 2008 of approximately $195.0 million with a combination of cash held in trust and debt financing. While our discussion with potential lenders have been favorable, there can be no assurances that adequate debt and/or equity financing will be available or available on acceptable terms to fund the purchase of the drillship.

Will I experience dilution as a result of the Acquisition?

        Prior to the Acquisition, those stockholders who hold shares issued in the Company's IPO owned approximately 81.4% of our issued and outstanding common stock. After giving effect to the Acquisition and to the units to be issued to F3 Capital in connection with the Acquisition, and assuming full exercise of the warrants then outstanding, the Company will become a wholly owned subsidiary of Vantage Drilling and the Company's current stockholders will own approximately 45.6% of Vantage Drilling post-Acquisition and merger.

Is OGIL's shareholder required to approve the Acquisition?

        Yes. Due to the fact that F3 Capital's assets consist solely of the issued shares of OGIL, F3 Capital must approve the transaction. However, F3 Capital, as part of the Purchase Agreement, has approved the Acquisition.

Is the consummation of the Acquisition subject to any conditions?

        Yes. The obligations of each of the Company, Vantage Drilling, F3 Capital and OGIL to consummate the Acquisition are subject to conditions, as more fully described in the section entitled "The Share Purchase Agreement" beginning on page 83.

What will happen in the Acquisition and the Merger?

        Upon the consummation of the transactions contemplated by the Purchase Agreement and the Merger Agreement, OGIL and the Company will become wholly owned subsidiaries of Vantage Drilling. Therefore, Vantage Drilling will control all rights under the Contracts and Drillship Option, and will be subject to any liabilities under the Contracts. As part of the merger consideration the stockholders of the Company will exchange their units, stock and warrants of the Company for units, ordinary shares and warrants of Vantage Drilling, and thereby become shareholders of Vantage Drilling. For a detailed description of the merger component of the Acquisition among Vantage Drilling, the Company and a transitory merger subsidiary of Vantage Drilling, see the section entitled "The Merger Agreement" on page 114.

Do the laws governing companies in the Cayman Islands differ from those governing corporations in Delaware?

        Yes. For a detailed description between the corporate law of the Cayman Islands and that of Delaware, see the section entitled "Comparison of Cayman Islands Companies Law to Delaware Corporate Law" on page 102.

What will I receive in the Acquisition?

        All of the stockholders of the Company will receive ordinary shares of Vantage Drilling for shares of common stock of the Company held by them on a one or one (1:1) basis. In addition, the Company's warrants will be exchanged for Vantage Drilling warrants, and upon their exercise, ordinary shares of Vantage Drilling will be issued in lieu of the Company's shares.

What are the tax consequences of the Acquisition to the Company and Vantage Drilling?

        Following the issuance of Vantage Drilling units to F3 Capital pursuant to the Acquisition, and the concurrent merger by and among the Company, Vantage Drilling and a transitory merger subsidiary of Vantage Drilling, the stockholders of the Company will own less than 80% of Vantage Drilling. Vantage Drilling should not be subject to Section 7874(b) of the U.S. Internal Revenue Code of 1986, as amended, of the Code, after the Acquisition if, as it believes should be the case, the Acquisition and the concurrent merger among Vantage Drilling, the Company, and a transitory merger subsidiary of Vantage Drilling are treated as part of a single Plan or Series of related transactions, and therefore should not be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Acquisition. However, the Company has not sought a ruling from the U.S. Internal Revenue Service, or the IRS, on this point. Therefore, there is no assurance that the IRS would not seek to assert that Vantage Drilling is subject to U.S. federal income tax on its worldwide income after the Acquisition, although the Company believes that such an assertion would not be successful.

        The transaction has been structured so that following the issuance of Vantage Drilling units to F3 Capital pursuant to the Acquisition, and the concurrent merger, the shareholders of the Company will own less than 60 percent of Vantage Drilling. Therefore, Vantage Drilling should not be subject to Section 7874(a) after the Acquisition and consequent merger and therefore should not realize any "inversion gain". "Inversion gain" includes any gain from the transfer of the properties by the corporation organized in the United States to the corporation organized outside the United States as well as certain licensing income. However, the Company has not sought a ruling from the U.S. Internal Revenue Service, or the IRS, on this point. Therefore, there is no assurance that the IRS would not seek to assert that Vantage Drilling is subject to U.S. federal income tax on its inversion gain after the Acquisition, although the Company believes that such an assertion would not be successful. See "Tax Considerations."

Has the Company received a valuation or fairness opinion with respect to the Acquisition Proposal?

        Yes. Our Board of Directors has obtained a fairness opinion from Tudor, Pickering & Co. Securities, Inc. which states that the consideration to be paid for OGIL by Vantage Drilling is fair to the Company from a financial point of view. Tudor, Pickering & Co. Securities, Inc. has also determined that the fair market value of OGIL exceeds 80% of our net assets as was described in the prospectus relating to our IPO as a condition to any acquisition and required by our amended and restated certificate of incorporation.

What will F3 Capital receive in the Acquisition?

        Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus Closing Adjustments, consisting of the following:

  (i)
  an aggregate of $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus Closing Adjustments (which will be paid at closing)

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be approximately $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction. The total estimated completed costs of the Jackup Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. The shipyard payments and additional development costs may include interest charges imposed by the shipyard on deferred payments and unfavorable fluctuations in the exchange rate between the US dollar and the Singapore dollar. As of March 31, 2008, the estimated outstanding balance of closing adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment, including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

Will the ownership structure of Vantage Drilling change significantly after the Acquisition?

        Yes. Upon completion of the Acquisition, F3 Capital will own approximately 44.0% of the ordinary shares of Vantage Drilling, assuming no exercise of the warrants to be issued as part of the units. Therefore, F3 Capital will be able to exercise significant influence over Vantage Drilling.

When will Vantage Drilling take possession of the Jackup Rigs and Drillship?

        The Contracts provide for the delivery of the four Jackup Rigs on or before December 28, 2008, July 31, 2009, September 30, 2009 and December 31, 2009. The Drillship is scheduled, pursuant to the Drillship Purchase Agreement, for delivery on November 10, 2010.

When and how may Vantage Drilling exercise the Drillship Option?

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship"). The term of the Drillship Option began on March 24, 2008 and expires at 5:00 p.m. Eastern Daylight Time on November 30, 2008. In the event

OGIL fails to exercise the Drillship Option on or before November 30, 2008, OGIL or Vantage Drilling, as the case may be, will pay Mandarin the amount equal to $10.0 million. Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the purchase price for the Second Drillship. The Second Drillship is scheduled for delivery in July, 2011.

Do I have conversion rights in connection with the Acquisition and the Merger?

        If you hold shares of common stock issued in the Company's IPO, then you have the right to vote against the Acquisition Proposal and the Merger Proposal and demand that the Company convert your shares of the Company common stock into a pro rata portion of the cash in the trust account. These rights to vote against the Acquisition and/or the Merger and demand conversion of your shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

If I have conversion rights, how do I exercise them?

        If you wish to exercise your conversion rights, you must vote against the Acquisition Proposal or the Merger Proposal and, at the same time, demand that the Company convert your shares into cash by marking the appropriate space on the proxy card. If, notwithstanding your vote, the Acquisition and Merger are consummated, then you will be entitled to receive a pro rata share of the trust account in which a substantial portion of the net proceeds of the Company's IPO are held, including any pro rated interest earned thereon through the date of the Special Meeting. Based on the amount of cash held in the trust account as of December 31, 2007, without taking into account any interest or income taxes accrued after such date, you would be entitled to convert each share of the Company common stock that you hold into approximately $7.90 per share. If you exercise your conversion rights, then you will be exchanging your shares of the Company common stock for cash and will no longer own these shares of common stock. You will only be entitled to receive cash for these shares if you tender your stock certificates to the Company's stock transfer agent at any time at or prior to the vote at the Special Meeting on the Acquisition Proposal and the Merger Proposal. If you convert your shares of common stock but you remain in possession of the warrants and have not sold or transferred them, you will still have the right to exercise the warrants received as part of the units purchased in the IPO in accordance with the terms thereof. If the Acquisition and Merger are not consummated: (i) then your shares will not be converted into cash at this time, even if you so elected, and (ii) assuming we are unable to consummate another business combination by May 24, 2009, we will commence the liquidation process and you will be entitled to distribution upon liquidation. See "Conversion Rights" at page 61.

        You will be required, whether you are a record holder or hold your shares in "street name", either to tender your certificates to our transfer agent or to deliver your shares to the Company's transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at your option, at any time at or prior to the vote at the Special Meeting on the Acquisition Proposal and the Merger Proposal. There is typically a $35 cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this $35, and the broker may or may not pass this cost on to you.

        You will have sufficient time from the time we send out this proxy statement through the time of the vote on the Acquisition Proposal and the Merger Proposal to deliver your shares if you wish to exercise your conversion rights. However, as the delivery process can be accomplished by you, whether or not you are a record holder or your shares are held in "street name", within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System, we believe this time period is sufficient for an average investor.

        Any request for conversion, once made, may be withdrawn at any time up to immediately prior to the vote on the Acquisition Proposal and the Merger Proposal at the Special Meeting (or any adjournment or postponement thereof). Furthermore, if you delivered a certificate for conversion and subsequently decided prior to the meeting not to elect conversion, you may simply request that the transfer agent return the certificate (physically or electronically) to you. The transfer agent will typically charge an additional $35 for the return of the shares through the DWAC system.

        Please note, however, that once the vote on the Acquisition Proposal and the Merger Proposal is held at the Special Meeting, you may not withdraw your request for conversion and request the return of your stock certificate (either physically or electronically). If the Acquisition and Merger are not completed, your stock certificate will be automatically returned to you.

What happens to the funds deposited in the trust account after completion of the Acquisition?

        Upon consummation of the Acquisition and Merger, a portion of the funds remaining in the trust account after payment of amounts, if any, to stockholders requesting and exercising their conversion rights, will be used to pay expenses associated with the Acquisition and Merger and to fund working capital of the combined company. In addition, up to $8,280,000 will be used to pay deferred underwriter's compensation from the Company's IPO.

Who will manage Vantage Drilling?

        Messrs. Paul A. Bragg, Douglas G. Smith, Douglas W. Halkett, Michael R.C. Derbyshire and Christopher G. DeClaire, who currently serve as the Chief Executive Officer and Chairman, Chief Financial Officer and Treasurer, Chief Operating Officer, Vice President of Marketing, and Vice President and Secretary of Vantage Energy Services, respectively, will serve in these roles at Vantage Drilling following the Acquisition. In addition, Messrs. Paul A. Bragg, Christopher G. DeClaire, Jorge E. Estrada M., Marcelo D. Guiscardo, John C.G. O'Leary and John R. Russell, who currently serve as directors of Vantage Energy Services, as well as Messrs. Nobu Su, Steinar Thomassen and Peter Espig, each of whom are nominees of F3 Capital, will serve as directors of Vantage Drilling.

What happens if the Acquisition and Merger is not consummated?

        If the Acquisition and Merger are not consummated the Company may seek another suitable business combination. Depending upon the timing and success of such efforts the Company may be forced to liquidate if it cannot consummate another business combination by May 24, 2009. If a liquidation were to occur by approximately May 24, 2009 (the last day on which the Company would be permitted to consummate an acquisition under its amended and restated certificate of incorporation), the Company estimates that approximately $8.7 million in interest, less applicable federal, state and Delaware franchise taxes, would accrue on the amounts that are held in trust through such date, which would yield a trust balance of approximately $281.8 million or $8.15 per share. This estimate includes the $6,000,000 proceeds from the sale of the Company's founder units and warrants and deferred underwriter fees owed to Deutsche Bank Securities Inc. This amount, less any liabilities not indemnified by certain officers and members of the Company's Board and not waived by the Company's creditors, would be distributed to the holders of the 34,500,000 shares of common stock purchased in the Company's IPO.

        Separately, the Company estimates that the liquidation process would cost approximately $15,000. Such officers and directors have acknowledged and agreed that such costs are covered by their existing indemnification agreement. We do not believe there would be any claims or liabilities in excess of the funds out of the trust against which certain of the Company's executive officers and directors would be required to indemnify the trust account in the event of such liquidation. In the event that such persons indemnifying the Company are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which such persons have no indemnification obligation, the amount ultimately distributed to stockholders may be reduced even further. However, the Company currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities since to date the Company has only entered into a limited number of agreements and has obtained valid and enforceable waivers whenever possible. The only cost of dissolution that the Company is aware of that would not be indemnified against by such officers and directors of the Company is the cost of any associated litigation for which officers and directors obtained a valid and enforceable waiver. Should the Purchase Agreement be terminated due to a breach of such agreement by any of the Company, Vantage Drilling, F3 Capital or OGIL, or due to the Company's failure to obtain the Company stockholder approval, then each party would be responsible for its own expenses.

When do you expect the Acquisition to be completed?

        Assuming the approval of the Acquisition Proposal and the Merger Proposal, it is currently anticipated that the Acquisition and other proposals will be completed as promptly as practicable following the Special Meeting of stockholders to be held on                 , 2008.

What do I need to do now?

        The Company urges you to read carefully and consider the information contained in this joint proxy statement/prospectus, including the annexes, and to consider how the Acquisition and Merger will affect you as a stockholder of the Company. You should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed proxy card.

Do I need to send in my stock certificates?

        The Company's stockholders who vote against adoption of the Acquisition Proposal or the Merger Proposal and elect to have their shares converted into a pro rata share of the funds in the trust account must send their physical stock certificates to our stock transfer agent. The Company's stockholders who vote in favor of the adoption of the Acquisition Proposal and the Merger Proposal, or who otherwise do not elect to have their shares converted should submit their stock certificates at or prior to the Special Meeting, because their shares will be exchanged in connection with the Acquisition and Merger.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.

Who can help answer my questions?

        If you have questions about any of the proposals, you may write or call Vantage Energy Services, Inc. at 777 Post Oak Blvd., Suite 610, Houston, Texas 77056, (281) 404-4700, Attention: Christopher G. DeClaire, Secretary.

SUMMARY OF THE PROXY STATEMENT

        This summary highlights certain information from this proxy statement including information with respect to each of the proposals, although the Acquisition and Merger are the primary reasons for the calling of the Special Meeting. This summary does not contain all of the information that is important to you. All of the proposals are described in detail elsewhere in this proxy statement and this summary discusses the material items of each of the proposals. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See, "Where You Can Find Additional Information." on page 192.

THE ACQUISITION PROPOSAL (Page 65)

The Parties

Vantage Energy Services

        Vantage Energy Services is a blank-check company formed specifically as a vehicle to effect a merger, acquisition or similar business combination with one or more operating businesses in the oilfield services industry. The principal executive offices of Vantage are located at 777 Post Oak Blvd., Suite 610, Houston Texas 77056, and its telephone number is (281) 404-4700.

Offshore Group Investment Limited

        OGIL is a Cayman Islands exempted company incorporated solely for the purposes of the transaction contemplated by the Purchase Agreement. All of its ordinary shares are owned by F3 Capital. OGIL's assets consist of the construction and delivery contracts relating to four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for a DSME ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development (the "Second Drillship"). As more fully described under the section entitled the "Novation Agreements" on page 88, the Contracts were originally by and between PPL Shipyard PTE Limited and an entity affiliated with OGIL. Effective August 29, 2007 each of the Contracts was novated to OGIL with the result that as of August 29, 2007 the Contracts are between PPL Shipyard PTE Limited and OGIL. The novation to OGIL was performed as an inter-company transaction between related parties, and therefore no value was attributable to the Contracts.

Vantage Drilling

        Vantage Drilling is a Cayman Islands exempted company recently incorporated for the purpose of acquiring the Company and OGIL. Vantage Drilling is affiliated with the Company since in order to incorporate Vantage Drilling a single ordinary share of Vantage Drilling was issued to Mr. Paul A. Bragg, the Company's Chairman and Chief Executive Officer. Simultaneously with the consummation of the Acquisition, Vantage Drilling will repurchase the initial share and such share shall become authorized capital of Vantage Drilling available for reissue. Following the Acquisition, Vantage Drilling intends to build an international drilling company by contracting and operating the Jackup Rigs acquired through the Acquisition. Vantage Drilling also anticipates obtaining a customer contract for the Drillship, exercising the Drillship Option and owning and operating the Drillship. Following the effective date of the Acquisition, F3 Capital and its affiliates are expected to own approximately 44.0% of the issued ordinary shares of Vantage Drilling, depending upon the shares of the Company's common stock redeemed for cash. See "Description of Vantage Energy Services Securities—Common Stock." Vantage Drilling will apply to have its units, ordinary shares and warrants listed on the American Stock Exchange under the symbols "VTG.U", "VTG" and "VTG.WS", respectively.

F3 Capital

        F3 Capital is a Cayman Islands exempted company. It is the sole shareholder of OGIL. F3 Capital is affiliated with TMT since both F3 Capital and TMT are wholly owned by Mr. Nobu Su.

TMT Global ("TMT")

        TMT Global is a global shipping company with its management headquarters located in Taiwan. TMT has approximately 50 years of experience in the shipping industry. TMT owns and/or operates or invests in vessels in several shipping sectors, including crude oil tankers, drybulk carriers and liquefied natural gas, or LNG, carriers. If the Acquisition is consummated, TMT will, through its affiliation with F3 Capital, beneficially own approximately 44.0% of the ordinary shares of Vantage Drilling. Each of TMT and F3 Capital is wholly owned by Mr. Nobu Su.

The Acquisition (Page 65)

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a Share Purchase Agreement ("Purchase Agreement") pursuant to which the Company and OGIL have agreed to be acquired by Vantage Drilling, a newly incorporated Cayman Island exempted company (the "Acquisition"). The Acquisition is structured such that the Company and OGIL will become wholly owned by Vantage Drilling. If the stockholders of the Company approve the transactions contemplated by the Purchase Agreement and the Merger Agreement, Vantage Drilling, which was newly incorporated in order to facilitate the Acquisition and the exchange of shares contemplated thereby, will acquire each of the Company and OGIL in a series of steps as outlined below.

        Vantage Drilling will acquire the Company pursuant to a merger transaction that is summarized as follows:

  (i)
  Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving pursuant to the terms of the Merger Agreement;

  (ii)
  Vantage Drilling will exchange, on a one for one basis, all outstanding units, shares of common stock and warrants of the Company for newly issued units, ordinary shares and warrants of Vantage Drilling; and

  (iii)
  the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands.

        Vantage Drilling has agreed to purchase, through a structured acquisition, all the issued ordinary shares of OGIL. OGIL's assets consist of the construction and delivery contracts for four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for an ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development.

        Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus Closing Adjustments, consisting of the following:

  (i)
  an aggregate of $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus Closing Adjustments (which will be paid at closing).

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction. The total estimated completed costs of the Jackup Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. The shipyard payments and additional development costs may include interest charges imposed by the shipyard on deferred payments and unfavorable fluctuations in the exchange rate between the US dollar and the Singapore dollar. As of March 31, 2008, the estimated outstanding balance of Closing Adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        The Company, F3 Capital, OGIL and Vantage Drilling plan to consummate the Acquisition and the Merger as promptly as practicable after the Special Meeting, provided that:

  •
  the Company's stockholders have approved and adopted the Acquisition Proposal and the Merger Proposal and the transactions contemplated thereby including the merger among Vantage Drilling, the Company and a transitory merger subsidiary of Vantage Drilling;

  •
  holders of less than 30% of the shares of the common stock issued in the Company's IPO vote against the Acquisition Proposal and the Merger Proposal and demand conversion of their shares into cash;

  •
  the Securities and Exchange Commission has declared effective the registration statements and prospectus which form a part of this joint proxy statement/prospectus; and

  •
  the other conditions specified in the Purchase Agreement and the Merger Agreement, as amended, have been satisfied or waived.

        See the description of the Purchase Agreement in the section entitled "The Share Purchase Agreement" beginning on page 83. The Purchase Agreement is included as "Annex A" to this joint proxy statement/prospectus. Amendment No. 1 to the Purchase Agreement is included as "Annex B" to this joint proxy statement/prospectus. We encourage you to read the Purchase Agreement and Amendment No. 1 to the Purchase Agreement in their entirety.

        See the description of the Merger Agreement in the section entitled "The Merger Agreement" beginning on page 114. The Merger Agreement is included as "Annex O" to this joint proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety.

        Under the terms of the Company's amended and restated certificate of incorporation, the Company may proceed with the Acquisition and consequent merger notwithstanding up to 29.99% of the Company's shareholders electing to convert their shares of common stock to cash and not participate in the Acquisition or consequent merger. The shares converted, if any, will reduce on a one for one basis the shares of Vantage Drilling to be issued in the transaction.

The Contracts (Page 90)

        We will acquire contracts for the construction and delivery of four Baker Marine Pacific Class jackup rigs (the "Jackup Rigs"). The Contracts provide for the delivery for the Jackup Rigs at various times between December 2008 and December 2009. Additionally, we will assume $517 million of contractual obligations which will be paid over time consistent with the schedule of payments in the applicable Contracts. The aggregate cost to us for the Jackup Rigs will be $848 million. This amount includes approximately $40,000,000 in outfitting costs for all of the Jackup Rigs. Effective August 29, 2007 each of the Contracts is owned by OGIL. For a detailed description of the Contract terms, see the section entitled "The Contracts" on page 90 and the section entitled "Novation Agreements" on page 88.

The Jackup Rigs (Page 94)

        The Baker Marine Pacific Class 375 ultra-premium jackup rig is a proprietary design developed and owned by Baker Marine Pte Ltd, a wholly owned subsidiary of PPL Shipyard. It is designed as an independent leg, cantilever, non-harsh environment jackup rig with a drilling depth of approximately 30,000 feet and may operate in water depths up to 375 feet, depending on ocean and ocean floor conditions. A jackup rig is a mobile, self-elevating drilling platform equipped with legs that are lowered to the ocean floor until a foundation is established for support and then the hull is raised out of the water into position to conduct drilling and workover operations. The rig hull includes the drilling rig, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter deck, and other operating equipment. The cantilever feature allows the drilling platform to be extended out from the hull, permitting the rig to perform drilling and workover operations over pre-existing platforms and structures.

The Shipyard

        PPL Shipyard Pte, Ltd. engages in the design and construction of offshore vessels and marine terminals. It offers offshore drilling rigs, modules, vessels, and offshore platforms; and onshore plants, conversion/repairs, steel fabrication, and turnkey solutions, as well as designs jackup rigs and jacking systems. The company also offers container cranes, onshore plants, and offshore modules, as well as engineering, project management, construction, and manufacturing services for self elevating offshore drilling rigs. In addition, PPL Shipyard designs and constructs offshore drilling rigs from shallow water to deep water. PPL Shipyard has a proven track record in the building of jackup rigs and semisubmersible rigs. To date, PPL has built a total of 27 jackup rigs, 6 semisubmersibles and 4 swamp barges. The company is based in Singapore. PPL Shipyard Pte, Ltd. operates as a subsidiary of Sembcorp Marine, Ltd.

The Drillship (Page 96)

        Effective March 24, 2008, Mandarin Drilling Corporation, a corporation organized and existing under the laws of the Marshall Islands ("Mandarin") and OGIL entered into a drillship purchase agreement (the "Drillship Purchase Agreement") pursuant to which Mandarin agreed to sell and OGIL agreed to purchase an ultra-deepwater drillship (the "Drillship") currently under construction by Daewoo Shipbuilding & Marine Engineering Co. Ltd. ("DSME").

        DSME is one of the world's premier shipbuilders. DSME builds special-purpose ships, repairs ships, and constructs plants. A contractor to major oil companies, DSME constructs various vessels, offshore platforms, drilling rigs, floating oil production units, submarines, and destroyers. It specializes in liquefied natural gas carriers and oil rigs. The company, established in 1978 as the shipbuilding and marine engineering division of Daewoo Heavy Industry, separated from its former parent in 2000. It became publicly listed on the Korean Stock Exchange a year later. Korea Development Bank is DSME's largest stockholder, with a stake of more than 31%.

The Drillship Option (Page 98)

        OGIL has obtained an option to purchase the Second Drillship from Mandarin Drilling Corporation. The Second Drillship is currently under construction pursuant to a contract between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd. The Second Drillship is expected to be completed in July 2011. The price for the Second Drillship is $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price. The Second Drillship is anticipated to have similar specifications as the Drillship.

Our "Insider" Stockholders

        On the Record Date, our officers and directors owned an aggregate of 7,875,000 shares of our common stock, or approximately 18.4% of our outstanding shares, that they acquired prior to our IPO. They have agreed to vote these shares with respect to the Acquisition Proposal in accordance with the holders of a majority of our IPO shares that are voted at the Special Meeting. Our officers and directors own no shares that were issued in the IPO.

Tax Consequences for Acquisition and Merger (Page 100)

        Since the Company's stockholders will be exchanging their shares of stock in the Company, a domestic corporation, for ordinary shares of stock of Vantage Drilling, a Cayman Islands exempted company, pursuant to the Acquisition and the concurrent merger among the Company, Vantage Drilling and a transitory merger subsidiary of Vantage Drilling, the Company's stockholders will recognize gain or loss from the Acquisition in an amount equal to the difference between the fair market value of the securities of the Company at the time of the exchange and the tax basis of that stockholder's securities of the Company's common stock. However, for those stockholders who exercise their conversion rights and convert their Company shares into the right to receive cash, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder's shares of the Company's common stock. A stockholder's tax basis in his shares of the Company's common stock generally will equal the cost of such shares. A stockholder who exchanges the Company's units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of the Company's common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in the Company. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated: (i) as a dividend to the extent of the Company's earnings and profits, (ii) as a reduction of basis in the shares for any excess, and (iii) to the extent of any excess over basis, gain from the sale or exchange of shares.

        The Company will provide an opinion of counsel addressing the material tax consequences of the Acquisition and such opinion will be attached as exhibit 8.1 to the registration statement filed on Form F-1/F-4 on behalf of Vantage Drilling.

The Debt Facility (Page 89)

        In order to finance the contractual obligations for the completion and delivery of the Jackup Rigs, Vantage Drilling has received a commitment letter from a syndicate of lenders contemplating a $440.0 million debt facility (the "Facility"). The Facility will be comprised of the following: (i) a term loan in the amount of the lesser of 36% of the total cost of the Jackup Rigs or $320.0 million (the "Term Loan"); (ii) a top-up loan in the amount of the lesser of 9% of the total cost of the Jackup Rigs or $80.0 million (the "Top-up Loan"); and (iii) a revolving loan in the amount of $40.0 million (the "Revolving Loan"). Each of the Term Loan, Top-up Loan and Revolving Loan shall be split into four equal tranches, i.e. one tranche per Jackup Rig. The Term Loan and the Top-up Loan will be used to provide financing of the Jackup Rigs' total cost and the Revolving Loan will be used primarily for working capital. For more information on the Debt Facility, see the section entitled "Acquisition Financing—Debt Facility" on page 89.

Conditions to the Consummation of the Acquisition (Page 85)

        The obligations of the Company, Vantage Drilling, F3 Capital and OGIL to consummate the Acquisition are subject to the satisfaction or waiver of the following specified conditions set forth in the Purchase Agreement before completion of the Acquisition.

        The Company's / Vantage Drilling's obligations to close are contingent on the following:

  (i)
  the accuracy in all material respects on the date of the Purchase Agreement and the Closing Date of all of F3 Capital and OGIL's representations and warranties, when considered both collectively and individually;

  (ii)
  F3 Capital's and OGIL's performance in all material respects of all covenants and obligations required to be performed by the Closing Date (as more fully described below in "Covenants of the Parties");

  (iii)
  Transfer Agreements between OGIL and certain suppliers, assigning or novating certain vendor agreements to OGIL;

  (iv)
  Vantage Drilling must obtain secured debt financing from a conventional lender in an amount not less than $300,000,000. For more information on the debt financing, see "Debt Facility" below;

  (v)
  The Company's stockholders must approve the Acquisition;

  (vi)
  F3 Capital, Bluesky, TMT or an affiliate of TMT must have duly executed with Vantage Drilling an option to acquire an ultra deepwater drillship currently under a construction contact between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd. For more information, see the sections below entitled "The Drillship Option" and "The Drillship";

  (vii)
  The Delivery by F3 Capital and OGIL to the Company of certain corporate resolutions approving the Acquisition, as well as certain other documents that the Company may reasonably request;

  (viii)
  There must be no claims or proceedings commenced or threatened against the Company, Vantage Drilling, OGIL or F3 Capital involving any challenge to, or seeking damages or other relief in connection with, the Acquisition or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Acquisition; and

  (ix)
  There must be no litigation asserting that any other person or entity is the beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any stock or other voting equity or ownership interest in OGIL.

  F3 Capital's obligation to close on the Acquisition is contingent upon:

  (i)
  The accuracy in all material respects on the date of the Purchase Agreement and the Closing Date of all of the Company's / Vantage Drilling's representations and warranties, when collectively considered;

  (ii)
  The Company's / Vantage Drilling's performance of all covenants and obligations required to be performed by the Closing Date (as more fully described below in "Covenants of the Parties");

  (iii)
  Vantage Drilling must deliver share certificates and warrants representing the securities which comprise the Units as well as the cash payment;

  (iv)
  TMT Co., Ltd., a company organized under the laws of Taiwan, must obtain either a release from the Shipyard of its obligations under certain guarantees executed by TMT Co., Ltd. in favor of the Shipyard or the Company's agreement to counter-indemnify TMT Co., Ltd. in respect of any liability TMT Co., Ltd. may incur under such guarantees;

  (v)
  The Company / Vantage Drilling must deliver to F3 Capital copies of corporate resolutions with respect to the Acquisition as well as certain other documents that F3 Capital may reasonably request;

  (vi)
  The delivery to F3 Capital by the Company / Vantage Drilling of any documents reasonably requested by F3 Capital for the purpose of evidencing the accuracy of any of the Company's / Vantage Drilling's representations or warranties, evidencing the performance of Vantage Energy Services / Vantage Drilling of, or the compliance with, any covenant or obligation required to be performed by the Company / Vantage Drilling, evidencing the satisfaction of any closing condition, or otherwise facilitating the consummation of the Acquisition;

  (vii)
  There must be no claims or proceedings commenced or threatened against F3 Capital involving any challenge to, or seeking damages or other relief in connection with, the Acquisition or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Acquisition; and

  (viii)
  Vantage Drilling must have obtained secured debt financing in an amount of at least $300 million from a conventional lender in respect of the purchase contemplated by the Purchase Agreement, funding towards any payments due for reimbursement to F3 Capital or TMT for payments made to the Shipyard before the closing and for future payments due under the Contracts and certain vendor agreements.

Director Nominees (Page 145)

        Under the Purchase Agreement, F3 Capital or an affiliate has the right to nominate, and the Company has agreed to cause the appointment and election of, three additional members of the Board of Directors of Vantage Drilling, provided, however, in the event that F3 Capital or its affiliates' ownership of Vantage Drilling's outstanding ordinary shares falls below 30%, F3 Capital or its affiliate shall procure the resignation of one such director. In the event that F3 Capital or its affiliate transfers 9.9% or more of its holdings of Vantage Drilling's ordinary shares to an unaffiliated third party, such third party will have the right to nominate one additional director to Vantage Drilling's Board.

Accounting Treatment (Page 113)

        The Acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles ("GAAP"), with Vantage Drilling being the acquiror. Accordingly, for accounting purposes, the Contracts will be recorded at their fair value based on an appraisal of the contractual rights acquired and liabilities assumed. It is anticipated that the acquisition of the Contracts and payments made pursuant to the Contracts will be recorded as construction in progress until Vantage Drilling takes delivery of the Jackup Rigs. The Drillship Option will be recorded at its estimated fair value as a long term asset. Once the Drillship Option is exercised, the value of the Drillship Option will be reclassified as construction in progress and included in the total value of the Drillship once delivered. If Vantage Drilling does not exercise the Drillship Option prior to the expiration date or negotiate an acceptable extension, then the Drillship Option will be written off and a corresponding expense recognized at such time.

Risk Factors (Page 36)

        Before you grant your proxy or vote or instruct the vote with respect to the Acquisition, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this proxy statement could have a material adverse effect on the Company, Vantage Drilling and OGIL.

Conversion Rights (Page 61)

        Pursuant to the Company's existing amended and restated certificate of incorporation, a holder of shares of the Company's common stock issued in its IPO may, if the stockholder votes against the Acquisition Proposal or the Merger Proposal, demand that the Company convert such shares into a pro rata portion of the trust account. This demand must be made on the proxy card at the same time that the stockholder votes against the Acquisition Proposal or the Merger Proposal. We issued a total of 34,500,000 shares in our IPO and, other than the 7,875,000 shares issued to our management, we have no other shares of common stock issued and outstanding. If properly demanded, in connection with a vote against the Acquisition Proposal or the Merger Proposal, the Company will convert each share of common stock as to which such demand has been made into a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company's IPO are held, plus all pro rata interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of the Company's common stock for cash and will no longer own these shares. Based on the amount of cash held in the trust account as of December 31, 2007, without taking into account any interest or income taxes accrued after such date, you would be entitled to convert each share of common stock that you hold into approximately $7.90 per share. You will only be entitled to receive cash for these shares if you tender your stock certificate to the Company's stock transfer agent at or prior to the vote at the Special Meeting on the Acquisition Proposal and the Merger Proposal. If the Acquisition and Merger are not consummated, then these shares will not be converted into cash immediately. If you convert your shares of common stock, you will still have the right to exercise the warrants received as part of the units purchased in our IPO in accordance with the terms thereof. If the Acquisition and Merger are not consummated, then your shares will not be converted to cash after the Special Meeting, even if you so elected, and your shares will be converted into cash upon liquidation of the trust.

        The Acquisition and Merger will not be consummated if the holders of more than 10,346,550 shares of common stock issued in the Company's IPO, an amount in excess of 29.99% of such shares, vote against the Acquisition Proposal or the Merger Proposal and exercise their conversion rights.

Appraisal or Dissenters' Rights (Page 62)

        No dissenter's or appraisal rights are available under the Delaware General Corporation Law for the stockholders of the Company in connection with the proposals.

Stock Ownership (Page 62)

        The following table sets forth information as of May 2, 2008, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's common stock by: (i) each person known by us to be the owner of more than 5% of our outstanding shares of the Company's common stock, (ii) each director, and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock
Paul A. Bragg(4)	2,205,000	5.2%
Christopher G. DeClaire(5)	1,134,000	2.7%
Jorge E. Estrada M.(6)	1,134,000	2.7%
Marcelo D. Guiscardo(7)	1,134,000	2.7%
John C.G. O'Leary(8)	1,134,000	2.7%
John R. Russell(9)	1,134,000	2.7%
Sapling, LLC(10)	2,129,774	5.1%
Fir Tree Capital Opportunity Master Fund, LP(10)	433,426	1.0%
HBK Investments L.P.(11)	3,967,700	9.4%
President and Fellows of Harvard College(12)	2,600,000	6.1%
All Directors and Additional Officers as a Group (6 persons)	7,875,000	18.6%

(1)
Unless otherwise indicated, the business address of each of the stockholders is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Unless otherwise indicated, all ownership is direct beneficial ownership.

(3)
Assumes only the sale of 34,500,000 units in our Public Offering and the sale of 375,000 units in the private placement, but not the exercise of the 34,875,000 warrants included in such units and the 3,000,000 founder warrants.

(4)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg has transferred 750,000 of his shares of common stock to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.

(5)
Christopher G. DeClaire is our Vice President, Secretary and a Director.

(6)
Jorge E. Estrada M. is a Director of the Company.

(7)
Marcelo D. Guiscardo is a Director of the Company.

(8)
John C.G. O'Leary is a Director of the Company.

(9)
John R. Russell is a Director of the Company.

(10)
Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company ("Sapling") and by Fir Tree Capital Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership ("Fir Tree Capital Opportunity") on July 30, 2007 and February 14, 2008. Sapling may direct the vote and disposition of the 2,129,774 shares of common stock, and Fir Tree Capital Opportunity may direct the vote and disposition of 433,426 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Capital Opportunity is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Capital Opportunity and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Capital Opportunity.

(11)
Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership ("HBK Investments"), by HBK Services LLC, a Delaware limited liability company ("HBK Services"), by HBK Partners II L.P., a Delaware limited partnership ("HBK Partners"), by HBK Management LLC, a Delaware limited liability company ("HBK Management"), and by HBK Master Fund L.P., a Cayman Islands limited partnership ("HBK Master Fund") on September 14, 2007 and February 12, 2008. The above entities have the shared power to vote or to direct the disposition of 3,967,700 shares. The address of HBK Investments, HBK Services, HBK Partners and HBK Management is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the "Subadvisors"). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12)
Based on information contained in a Statement on Schedule 13G filed by President and Fellows of Harvard College, a Massachusetts employee benefit plan or endowment fund, on February 14, 2008. President and Fellows of Harvard College may direct the vote and disposition of 2,600,000 shares of common stock. The address of President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

Reasons for the Acquisition (Page 73)

        In reaching its decision with respect to the Acquisition and Merger and the transactions contemplated thereby, the Board of Directors reviewed various financial data and due diligence and evaluation materials and made an independent determination of fair market value. In addition, in reaching its decision to approve the Acquisition and Merger, the Board of Directors considered a number of factors and believes that such factors support its determination and recommendation to approve the Acquisition and Merger.

        In addition, a fairness opinion was obtained from an independent financial consultant, which supported our Board's determination.

The Company's Board of Directors' Recommendation (Pages 113, 116, 135, 137, 144, 155, 157 and 158)

        After careful consideration of the terms and conditions of the Purchase Agreement, the Company's Board of Directors has determined unanimously that the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders. Accordingly, the Company's Board has unanimously approved and declared advisable the Acquisition and Merger and unanimously recommends that you vote or instruct your vote to be cast "FOR" the Acquisition Proposal and "FOR" the Merger Proposal.

        The Company's Board of Directors has also determined unanimously that the First Amendment Proposal is in the best interest of the Company and its stockholders. Accordingly, the Company's Board of Directors has unanimously approved and declared advisable the First Amendment Proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the First Amendment Proposal.

        The Company's Board of Directors has also determined unanimously that the Second Amendment Proposal is in the best interest of the Company and its stockholders. Accordingly, the Company's Board of Directors has unanimously approved and declared advisable the Second Amendment Proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the Second Amendment Proposal.

        The Company's Board of Directors has also determined unanimously that the Incentive Plan Proposal is in the best interest of the Company and its stockholders. Accordingly, the Company's Board of Directors has unanimously approved and declared advisable the Incentive Plan Proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the Incentive Plan Proposal.

        The Company's Board of Directors has also determined unanimously that the Director Proposal is in the best interest of the Company and its stockholders. Accordingly, the Company's Board of Directors has unanimously approved and declared advisable the Director Proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the Director Proposal.

        The Company's Board of Directors has also determined unanimously that the Auditor Proposal is in the best interest of the Company and its stockholders. Accordingly, the Company's Board of Directors has unanimously approved and declared advisable the Auditor Proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the Auditor Proposal.

        The Company's Board of Directors has also determined unanimously that the Adjournment Proposal is in the best interest of the Company and its stockholders. Accordingly, the Company's Board of Directors has unanimously approved and declared advisable the Adjournment Proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the Adjournment Proposal.

Interests of the Company Directors and Officers in the Acquisition and Merger (Page 73)

        When you consider the recommendation of the Company's Board of Directors that you vote in favor of the Acquisition Proposal and the Merger Proposal, you should keep in mind that certain of the Company's directors and officers have interests in the Acquisition and Merger that are different from, or in addition to, your interests as a stockholder. If the Acquisition or Merger is not approved, the Company may be required to liquidate, and the warrants owned by certain of the Company's officers and directors and the shares of common stock issued at a price per share of $0.003 prior to the Company's IPO to and held by the Company's executives and directors will be worthless because the Company's executives and directors are not entitled to receive any of the net proceeds of the Company's IPO that are held in trust and may be distributed upon liquidation of the Company. Additionally, the Company's officers and directors who acquired shares of the Company common stock prior to the Company's IPO at a price per share of $0.003 will benefit if the Acquisition and Merger are approved because they will continue to hold their shares.

        The table below sets forth the value of the shares and warrants owned by the officers and directors of the Company upon consummation of the Acquisition and Merger and the unrealized profit from such securities based on the market price of the common stock and the warrants of the Company, as of May 2, 2008, of $8.15 and $2.05, respectively.

	Common Shares(a)				Warrants(b)
	Owned	Amount Paid ($)	Current Market Value ($)	Unrealized Profit ($)	Owned	Amount Paid ($)	Current Market Value ($)	Unrealized Profit (Loss) ($)
Paul A. Bragg	2,205,000	847,000	17,970,750	17,123,750	945,000	945,000	1,937,250	992,250
Christopher G. DeClaire	1,134,000	435,600	9,242,100	8,806,500	486,000	486,000	996,300	510,300
Jorge E. Estrada M.	1,134,000	435,600	9,242,100	8,806,500	486,000	486,000	996,300	510,300
Marcelo D. Guiscardo	1,134,000	435,600	9,242,100	8,806,500	486,000	486,000	996,300	510,300
John C.G. O'Leary	1,134,000	435,600	9,242,100	8,806,500	486,000	486,000	996,300	510,300
John R. Russell	1,134,000	435,600	9,242,100	8,806,500	486,000	486,000	996,300	510,300

(a)
The weighted average purchase price per share for these common shares was $0.38 per share. Pursuant to escrow agreements signed by these stockholders, these shares may not be sold or pledged until one year after the consummation of a business combination. Additionally, these shares are currently not registered, although after the release from escrow, these stockholders may demand that the Company use its best efforts to register the resale of such shares.

(b)
These warrants and an aggregate of 375,000 shares of common stock were purchased in a private placement that closed concurrently with the Company IPO. The exercise price of the warrants is $6.00.

        All of the shares of the Company common stock acquired by our officers and directors prior to the Company IPO were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of a business combination.

        During the escrow period, the holders of these shares are not able to sell or transfer their securities' except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of these stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the Company's IPO.

Interests of F3 Capital in the Acquisition

        Upon completion of the Acquisition, F3 Capital and its affiliates will beneficially own approximately 44.0% of the issued shares of Vantage Drilling.

Interests of Deutsche Bank in the Acquisition; Fees

        Deutsche Bank Securities Inc. served as the representative of the underwriters in our IPO and agreed to defer $8,280,000 of the underwriting discounts and commissions until after the consummation of a business combination. The deferred amount payable in connection with the IPO will be paid out of the trust account established for the proceeds of the IPO only if we consummate the Acquisition. Deutsche Bank Securities Inc., therefore, has an interest in our consummating the Acquisition that will result in the payment of its deferred compensation. Further, Deutsche Bank Securities Inc. owns an option to purchase 1,250,000 units (comprised of one share and one warrant) at an exercise price of $9.60 per unit, received as consideration as the representative of the underwriters in our IPO.

 Fairness Opinion (Page 75)

        Pursuant to an engagement letter dated September 14, 2007, we engaged Tudor, Pickering & Co. Securities, Inc. ("TudorPickering") to render an opinion that the consideration to be paid for the Acquisition on the terms and conditions set forth in the Purchase Agreement is fair to the Company from a financial point of view. TudorPickering also determined that the fair market value of OGIL is at least equal to 80% of our net assets. Our Board of Directors determined to utilize the services of TudorPickering because it is an investment banking firm that regularly evaluates businesses and their securities in connection with acquisitions, corporate restructuring, private placements and for other purposes. The engagement letter provides that we will pay TudorPickering a fee of $250,000 (which has been paid) and will reimburse TudorPickering for its reasonable out-of-pocket expenses, including attorneys' fees. We have also agreed to indemnify TudorPickering against certain liabilities that may arise out of the rendering of the opinion.

        TudorPickering delivered its oral opinion to our Board of Directors on October 24, 2007, which stated that, as of October 3, 2007, and based upon and subject to the assumptions made, matters considered and limitations on its review as set forth in the opinion that the consideration to be paid for OGIL is fair to the Company from a financial point of view. TudorPickering also determined that the fair market value of OGIL is at least equal to 80% of our net assets. The amount of such consideration was determined pursuant to negotiations between us and F3 Capital and its affiliates and not pursuant to recommendations of TudorPickering. The TudorPickering opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Acquisition (including, without limitation, with respect to the exercise of rights to convert the Company's shares into cash). Further, the TudorPickering opinion does not in any manner address the underlying business decision of the Company to engage in the Acquisition or the relative merits of the Acquisition as compared to any alternative business transaction or strategy (including, without limitation, liquidation of the Company after not completing a business combination transaction within the allotted time). The decision as to whether to approve the Acquisition or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the TudorPickering opinion is based. The full text of TudorPickering written opinion, attached hereto as Annex E, is incorporated by reference into this joint proxy statement/prospectus. You are encouraged to read the TudorPickering opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by TudorPickering in rendering its opinion. The summary of the TudorPickering opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

Regulatory Matters (Page 127)

        The Company and Vantage Drilling do not expect that the Acquisition and Merger will be subject to any state or federal regulatory requirements other than filings under applicable securities laws and the effectiveness of the registration statement of Vantage Drilling of which this joint proxy statement/prospectus is part. The Company and Vantage Drilling intend to comply with all such requirements. We do not believe that, in connection with the completion of the Acquisition, any consent, approval, authorization or permit of, or filing with or notification to, any acquisition control authority will be required in any jurisdiction.

Structural Overview of the Acquisition and Merger (Pages 83 and 114)

        Upon the completion of the Acquisition, the majority of the Company's business operations are anticipated to take place outside of the United States. Therefore, the Company's management believes it is in the best interest of the Company and its stockholders to conduct offshore operations through a company registered in the Cayman Islands. As part of the Acquisition, and pursuant to the Purchase Agreement and the Merger Agreement, the Company, Vantage Drilling and F3 Capital will engage in a series of procedural steps as outlined below pursuant to which the Company and OGIL will become wholly owned subsidiaries of Vantage Drilling and the current stockholders of the Company and the current shareholder of OGIL will become shareholders of Vantage Drilling. Although the following steps are explained in sequence, they will be accomplished concurrently with the consummation of the Acquisition.

  •
  F3 Capital will contribute 100% of the shares of OGIL to Vantage Drilling in exchange for an aggregate of 333,333,333 Units of Vantage Drilling, with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share (such warrants are exercisable into 25,000,000 ordinary shares), and a promissory note in the amount of approximately $114.4 million consisting of $56.0 million promissory notes, pursuant to the Purchase Agreement and $58.4 million of estimated Closing Adjustments;

  •
  Vantage Drilling will form a transitory merger company that will be incorporated in the United States as a domestic corporation (hereinafter referred to as "USMergerCo");

  •
  Vantage Drilling, USMergerCo and the Company will enter into a merger agreement whereby USMergerCo will merge with and into the Company with the Company being the surviving entity;

  •
  As part of the merger consideration to be paid pursuant to the merger agreement, Vantage Drilling will issue Units, ordinary shares and warrants to purchase ordinary shares in exchange for the Company's outstanding units, shares of common stock and warrants to purchase common stock, which are held by the Company's stockholders. The exchange ratio of Vantage Drilling securities for the Company's securities will be on a one-for-one (1:1) basis;

  •
  Upon the conclusion of the merger, which will have an effective time concurrent with the consummation of the Acquisition, the former stockholders of the Company will exchange their securities of the Company for securities of Vantage Drilling and Vantage Drilling will receive the securities of the Company so exchanged, thereby making the Company a wholly owned subsidiary of Vantage Drilling and making the former stockholders of the Company shareholders of Vantage Drilling; and

  •
  The Company will distribute cash upstream to Vantage Drilling for the purpose of settling in cash the promissory note issued to F3 Capital by Vantage Drilling.

Overview of the Purchase Agreement (Page 83)

        Pursuant to the Purchase Agreement, as amended, on the closing date, F3 Capital will transfer to Vantage Drilling all of the issued shares of OGIL. On the closing date, Vantage Drilling, as the sole shareholder of OGIL, anticipates appointing officers and directors of OGIL and Vantage Drilling will control the rights granted by and assume the liabilities under the contracts for the construction and delivery of four Baker Marine Pacific Class 375 jackup rigs, the purchase of an ultra-deepwater drillship and the Drillship Option for the purchase of a second ultra-deepwater drillship currently under a construction contract between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd.

THE MERGER PROPOSAL (PAGE 114)

Overview of the Merger Agreement (page 114)

        The merger agreement will be a component of the overall Acquisition and the merger will be effected concurrently with the consummation of the Acquisition. After giving effect to the concurrent merger, the holders of the Company's units, shares of common stock and warrants will exchange such securities for securities of Vantage Drilling. As a result of the Acquisition, including the concurrent merger, OGIL and the Company will become wholly owned subsidiaries of Vantage Drilling. As of the effective time of the merger, Vantage Drilling will deposit with Continental Stock Transfer & Trust Company, or the Exchange Agent, for the benefit of the Company's stockholders, the Vantage Drilling units, ordinary shares and warrants issuable in exchange for the Company's outstanding units, shares of common stock and warrants. At the time of such deposit, Vantage Drilling will irrevocably instruct the Exchange Agent to transfer the Vantage Drilling units, ordinary shares and warrants to the Company's security holders and make the appropriate record of such transfer on the Register of Members of Vantage Drilling after the effective time of the merger.

Merger Consideration (Page 115)

        Concurrently with and as a component of the Acquisition and pursuant to the merger agreement, each outstanding share of the Company, par value $0.001 per share, will be exchanged with the same number of ordinary shares of Vantage Drilling, par value $0.001 per share, and each outstanding warrant of the Company will be exchanged for warrants of Vantage Drilling with the same terms and restrictions except that each will be exercisable for ordinary shares of Vantage Drilling.

Directors and Officers (Page 177)

        Vantage Drilling's Board of Directors will consist of nine members effective upon the completion of the Acquisition. Assuming the consummation of the Acquisition, each of the Company's current directors: Messrs: Paul A. Bragg, Christopher G. DeClaire, Jorge E. Estrada M., Marcelo D. Guiscardo, John C.G. O'Leary and John R. Russell will serve as directors of Vantage Drilling. Additionally, Messrs. Nobu Su, Peter Espig and Steinar Thomassen will serve as directors of Vantage Drilling. Assuming the consummation of the Acquisition, each of Vantage Energy Services' current officers: Messrs: Paul A. Bragg, Christopher G. DeClaire, Douglas W. Halkett, Douglas G. Smith and Michael R.C. Derbyshire will serve as officers of Vantage Drilling.

Listing of Vantage Drilling Units, Ordinary Shares and Warrants

        We will apply for the listing of Vantage Drilling's units, ordinary shares and warrants on the American Stock Exchange.

Comparison of Company Stockholder Rights and Vantage Drilling Shareholder Rights (Page 117)

        The Company is incorporated under the laws of the State of Delaware. Vantage Drilling is incorporated under the laws of the Cayman Islands. Upon consummation of the Acquisition and consequent merger, the stockholders of the Company will become shareholders of Vantage Drilling. Vantage Drilling's memorandum and articles of association differ from the organizational documents governing the rights of the former Company's stockholders. For a more complete description of the differences between the stockholder rights of the Company and shareholder rights of Vantage Drilling, we refer you to the section entitled "Comparison of Cayman Islands Law to Delaware Law" on page 102.

FIRST AMENDMENT TO CERTIFICATE OF INCORPORATION PROPOSAL (PAGE 131)

        We are seeking your approval to authorize the Board of Directors to amend and restate our Certificate of Incorporation to delete provisions in the certificate of incorporation that are specific to blank check companies. This proposal to approve the amendment to our Certificate of Incorporation is conditioned upon and subject to the approval of the Acquisition Proposal. See the section entitled "The First Amendment Proposal."

 SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION PROPOSAL (PAGE 136)

        We are seeking your approval to authorize the Board of Directors to amend and restate our Certificate of Incorporation to increase the number of the Company's authorized shares of common stock from 82,750,000 shares to 100,000,000 shares. In the event that the Incentive Plan Proposal is approved, the Company will need to reserve an additional 7,500,000 shares of its common stock, or Vantage Drilling will need to reserve an additional 7,500,000 ordinary shares, as the case may be, pursuant to such plan. See the section entitled "The Second Amendment Proposal."

INCENTIVE PLAN PROPOSAL (PAGE 138)

        To adopt the 2007 Long-Term Incentive Compensation Plan pursuant to which either the Company will reserve 7,500,000 shares of common stock or Vantage Drilling will reserve 7,500,000 ordinary shares, as the case may be, for issuance pursuant to such plan. See the section entitled "The Incentive Plan Proposal."

DIRECTOR PROPOSAL (PAGE 145)

        Director Proposal—to elect three (3) directors to the Company's Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. See the section entitled "The Director Proposal."

AUDITOR PROPOSAL (PAGE 156)

        To ratify the appointment of UHY LLP, as the Company's independent auditor for the year ending December 31, 2008. See the section entitled "The Auditor Proposal."

ADJOURNMENT PROPOSAL (PAGE 158)

        If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting authorizing the Company to consummate the acquisition, the Company's Board of Directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled "The Adjournment Proposal."

        Prior to the record date for this Special Meeting, the officers, directors or affiliates of the Company may purchase outstanding securities of the Company in open market transactions and the shares so acquired would be voted in favor of the Acquisition. Currently, the officers, directors or affiliates of the Company do not intend to enter into privately negotiated transactions with stockholders of the Company, either before or after the record date, with the purpose of increasing the number of shares of common stock voted in favor of the Acquisition Proposal.

        In the event that an adjournment proposal is presented at the Special Meeting and approved by the stockholders, the officers, directors or affiliates of the Company may, during such adjournment period, make investor presentations telephonically and/or in person to investors who have indicated their intent to vote against the Acquisition Proposal. Such investor presentations would be informational only, and would be filed publicly on Current Report on Form 8-K prior to or concurrently with presentation to any third party. The Company will not conduct any such activities in violation of applicable federal securities laws, rules or regulations.

THE SPECIAL MEETING

Date, Time and Place of Special Meeting of Our Stockholders (Page 57)

        The Special Meeting of our stockholders will be held at at 10:00 a.m. Eastern Time, on                        , 2008, at the offices of                        .

 Record Date; Who is entitled to Vote (Page 58)

        You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our common stock at the close of business on                         , 2008, which is the record date for the Special Meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. On the record date, there were            shares of our common stock outstanding, of which                        shares were IPO shares. The remaining                        shares were issued to our founders prior to our IPO.

Quorum and Vote Required (Page 59)

        A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the Special Meeting if a majority of the shares of our common stock outstanding as of the record date are presented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

        For purposes of Proposal 1 and 2, under our amended and restated certificate of incorporation, approval of the Acquisition Proposal and the Merger Proposal will require: (i) the affirmative vote of a majority of the shares of the Company's common stock issued in our initial public offering completed in May 2007 ("IPO") that vote on this proposal at the Special Meeting, and (ii) not more than 30% of the shares of the Company's common stock issued in the Company's IPO vote against the Acquisition Proposal or the Merger Proposal and elect a cash conversion of their shares. The Acquisition Proposal is conditioned upon the approval of the Merger Proposal and the Merger Proposal is conditioned upon the approval of the Acquisition Proposal.

        For the purposes of Proposal 3, the affirmative vote of the majority of the Company's issued and outstanding common stock as of the Record Date is required to approve the First Amendment Proposal. Proposal 3 is contingent upon our stockholders' approval of the Acquisition and the Merger.

        For the purposes of Proposal 4, the affirmative vote of the majority of the Company's issued and outstanding common stock as of the Record Date is required to approve the Second Amendment Proposal.

        For purposes of Proposal 5, the affirmative vote of the holders of a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the meeting is required to approve the Incentive Plan.

        For purposes of Proposal 6, the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors is required.

        For purposes of Proposal 7, a majority of the votes cast by holders of Common Stock is required to adopt the auditor proposal.

        For purposes of Proposal 8 the affirmative vote of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote is required to approve the adjournment.

        As long as a quorum is established at the Special Meeting, if you return your proxy card without an indication of how you desire to vote, since it is not an affirmative vote in favor of a respective proposal, it: (i) will have no effect on the Acquisition Proposal or the Merger Proposal and will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company's IPO are held (in order for a stockholder to convert his or her shares, he or she must cast an affirmative vote against the Acquisition Proposal or the Merger Proposal and make an affirmative election on the proxy card to convert such shares of common stock); (ii) will have the same effect as a vote against the First Amendment Proposal; (iii) will have the same effect as a vote against the Second Amendment Proposal (iv) will have the same effect as a vote against the Incentive Plan Proposal; (v) will have no effect on the Director Proposal; (vi) will have no effect on the Auditor Proposal; and (vii) will have the same effect as a vote against the Adjournment Proposal.

Voting your Shares; Proxies (Page 59)

        You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Vantage Board, "FOR" Proposal 1, the Acquisition Proposal, "FOR" Proposal 2, the Merger Proposal, "FOR" Proposal 3, the First Amendment Proposal; "FOR" Proposal 4, the Second Amendment Proposal; "FOR" Proposal 5, the Incentive Plan Proposal; "FOR" Proposal 6, the Director Proposal; "FOR" Proposal 7, the Auditor Proposal; and "FOR" Proposal 8, the Adjournment Proposal.

        Proxies may be solicited by mail, telephone or in person.

        If you grant a proxy, you may still vote your shares in person if you revoke your proxy at or before the Special Meeting. If you hold your shares in street name you can obtain physical delivery of your shares into your name, and then vote the shares yourself. In order to obtain shares directly into your name, you must contact your brokerage firm representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies.

Pre-Acquisition and Post-Acquisition Structure

        The following chart illustrates the share ownership of the Company prior to the Acquisition and Merger and of Vantage Drilling following the Acquisition and Merger (assuming no redemptions of the Company's stock).

VANTAGE DRILLING COMPANY SELECTED FINANCIAL DATA

        Because Vantage Drilling was incorporated on November 14, 2007, and has no operating history, Vantage Drilling does not have any historical financial statements for any period other than a consolidated balance sheet as of December 31, 2007, which is included later in this joint proxy statement/prospectus.

As of December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$100

Total current assets	100

Total assets	$100

Liabilities and Shareholders' Equity
Commitments and contingencies	$—
Shareholders' Equity:
Preferred shares (1,000,000 shares authorized, par value $0.001 per share, none issued and outstanding)	—
Ordinary shares (400,000,000 shares authorized, par value $0.001 per share, 1 issued and outstanding)	—
Paid in capital	41,096
Due to affiliate	(40,996)

Total shareholders' equity	100

Total liabilities and shareholders' equity	$100

VANTAGE ENERGY SERVICES, INC. SELECTED FINANCIAL DATA

        The Company is providing the following selected financial information to assist you in your analysis of the financial aspects of the Acquisition. The following selected financial and other operating data should be read in conjunction with "Vantage Energy Services, Inc.'s Management's Discussion and Analysis of Financial Condition and Results of Operations" and its financial statements and the related notes to those statements included elsewhere in this proxy statement. The statements of operations data from the period from September 8, 2006 (inception) through December 31, 2007 and 2006, respectively, and the balance sheet data as of December 31, 2007 and December 31, 2006 have been derived from the Company's audited financial statements included elsewhere in this joint proxy statement/prospectus. Historical results are not necessarily indicative of results to be expected in any future period.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2007	Period September 8, 2006 (inception) to December 31, 2006	Period September 8, 2006 (inception) to December 31, 2007
Statement of Operations Data
Revenues	$—	$—	$—
General and administrative expenses	946,989	134	947,123

Loss from operations	(946,989)	(134)	(947,123)
Interest income	7,699,060	—	7,699,060

Income before provision for income taxes	6,752,071	(134)	6,751,937
Provision for income taxes	2,298,564	—	2,298,564

Net income	$4,453,507	$(134)	$4,453,373

Earnings per share
Basic	$0.16	$—	$0.19

Diluted	$0.14	$—	$0.17

The notes appearing on pages F-7 through F-16 are an integral part of these financial statements.

BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,262,625	$33,790
Restricted cash held in trust account	273,109,051	—
Prepaid expenses and other assets	87,075	180,276

Total current assets	274,458,751	214,066
Deferred income taxes	311,607	—
Acquisition costs	756,771	—
Property and equipment, net of accumulated depreciation of $10,421 at December 31, 2007	111,651	—

TOTAL ASSETS	$275,638,780	$214,066

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$61,518	$—
Accrued liabilities	578,618	—
Deferred underwriters fee	8,280,000	—
Income taxes payable	310,171	—
Notes payable—stockholders	—	189,200

Total current liabilities	9,230,307	189,200

Common stock, subject to possible redemption, 10,346,550 shares at redemption value (Note 1)	79,286,965	—
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value, 82,750,000 and 60,000,000 shares authorized, 42,375,000 and 7,500,000 shares issued and outstanding (which includes 10,346,550 and zero shares subject to possible redemption) at December 31, 2007 and December 31, 2006, respectively	42,375	7,500
Additional paid-in-capital	185,159,318	17,500
Retained earnings (deficit) accumulated during the development stage	1,919,815	(134)

Total stockholders' equity	187,121,508	24,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$275,638,780	$214,066

The notes appearing on pages F-7 through F-16 are an integral part of these financial statements.

MARKET PRICE INFORMATION AND DIVIDEND DATA FOR COMPANY SECURITIES

        The Company consummated its IPO on May 24, 2007. In the IPO, the Company sold 34,500,000 units, each consisting of one share of the Company's common stock and one warrant to purchase common stock. The units were quoted on the AMEX from the consummation of the IPO under the symbol VTG-U. On May 24, 2007, the common stock and warrants included in the units began trading separately and the trading in the units continued. The shares of the Company's common stock and warrants are currently quoted on the American Stock Exchange under the symbols "VTG" and "VTG-WS", respectively. The closing prices per unit, per share of common stock and per warrant of the Company on August 29, 2007, the last trading day before the announcement of the execution of the Purchase Agreement, were $8.15, $7.54 and $0.80, respectively. Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the consummation of a business combination (if consummated) or May 24, 2008. The Company warrants will expire at 5:00 p.m., New York City time, on May 24, 2011, or earlier upon redemption. Prior to May 24, 2007, there was no established public trading market for the Company's securities.

        The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of the Company's common stock, warrants and units as reported on the American Stock Exchange.

	Common Stock		Warrants		Units
Quarter Ended
	High	Low	High	Low	High	Low
2007
December 31, 2007	$7.65	$7.40	$1.49	$1.11	$9.00	$8.55
September 30, 2007	$7.70	$7.28	$1.10	$0.69	$8.65	$8.03
June 30, 2007	$7.60	$7.38	$1.00	$0.86	$8.40	$8.08
March 31, 2007	N/A	N/A	N/A	N/A	N/A	N/A

        On March 28, 2008 the closing prices of our units, common stock and warrants were $7.86, $7.40 and $0.60, respectively.

Holders

        As of                        , 2008, the Record Date of the Special Meeting, there were    holders of record of units,    holders of record of the common stock and    holder of record of the warrants. We estimate that there are        beneficial owners of our units,    beneficial owners of our common stock and     beneficial owners of our warrants. Upon consummation of the Acquisition, Vantage Drilling will be obligated to issue 33,333,333 Units to F3 Capital as partial consideration for the issued shares of OGIL. For more information on the Units to be issued to F3 Capital, see the section entitled "The Acquisition Proposal—Consideration"

Dividends

        The Company has not paid any cash dividends on its common stock and does not intend to pay dividends prior to consummation of the Acquisition. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the business operations and, accordingly, the Board does not anticipate declaring dividends in the foreseeable future.

RISK FACTORS

        You should consider carefully all of the material risks described below, together with the other information contained elsewhere in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the Acquisition. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected.

RISKS PARTICULAR TO THE ACQUISITION

The Company's, OGIL's and Vantage Drilling's businesses are difficult to evaluate due to a lack of operational history.

        The Company was formed in September 2006 and consummated an initial public offering in May 2007; therefore we have limited operational history which consists of the founding of the Company, certain financial transactions and the evaluation of potential acquisitions. Vantage Drilling and OGIL were formed solely for the purposes of the proposed Acquisition and the operations of OGIL have been limited to the assumption of the construction contracts for the four (4) Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the contract for the ultra-deepwater drillships from an affiliated entity. Vantage Drilling, following the completion of the Acquisition, plans to complete the construction of the Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the ultra-deepwater drillships and enter the highly competitive business of providing offshore drilling services. The Company's, OGIL's and Vantage Drilling's operating history, to date, is not indicative of the future operating or financial performance which will be required for Vantage Drilling to successfully complete the construction of the rigs, drillships, obtain customer contracts and operate the rigs.

The combined entity will be subject to the risk inherent with construction. Rig and drillship construction projects are subject to delays and cost overruns which could have a material and adverse effect on the business.

        Assuming the proposed acquisition is consummated, Vantage Drilling will assume the responsibility for the completion of the construction and delivery of the rigs and drillships. Rig and drillship construction is subject to the risks of delay or cost overruns inherent in any such construction project resulting from numerous factors, including the following:

  •
  shortages of equipment, materials, or skilled labor;

  •
  unscheduled delays in the delivery of ordered materials and equipment;

  •
  engineering problems, including those relating to the commissioning of newly designed equipment;

  •
  unanticipated actual or purported change orders;

  •
  strikes, labor disputes or work stoppages;

  •
  weather interference or storm damage;

  •
  difficulty in obtaining any and all necessary permits and approvals;

  •
  financial or other difficulties at the shipyard; and

  •
  ability to attract and retain experienced operating and engineering management personnel necessary to oversee the technical design, construction, completion and commissioning of rigs.

        These factors may contribute to cost variations and delays in the delivery of our new-build rigs. Any cost overruns or delays may have a material and adverse effect on our results of operations and viability as a business.

The offshore contract drilling industry is highly competitive, cyclical and subject to intense price competition. Due to our lack of operating history, we may be at a competitive disadvantage to our competitors.

        The offshore contract drilling industry is highly competitive with contracts traditionally awarded on a competitive bid basis. The rigs' technical capabilities, availability and pricing are often the primary factors in determining which qualified contractor is awarded a job. Other key factors include a contractor's reputation for service, safety record, environmental record, technical and engineering support and long-term relationships with national and international oil companies. Our competitors in the offshore contract drilling industry generally have larger, more diverse fleets, longer operating histories that have established safety and environmental records over a measurable period of time, experienced in-house technical and engineering support departments and long-term relationships with customers. This provides our competitors with competitive advantages that may adversely affect our efforts to contract the rigs on favorable terms, if at all, and correspondingly negatively impact our financial position and results of operations.

        The offshore contract drilling industry, historically, has been very cyclical with periods of high demand, limited rig supply and high dayrates alternating with periods of low demand, excess rig supply and low dayrates. Currently, we believe there are more than one hundred forty (140) new rigs scheduled for delivery by the end of 2010, which will increase rig supply. Periods of low demand and excess rig supply intensify the competition in the industry and often result in some rigs becoming idle for long periods of time. Our lack of operating history may put us at a competitive disadvantage and result in our rigs being idle. Prolonged periods of low utilization and dayrates, or extended idle time, could result in the recognition of impairment charges on our rigs if cash flow estimates, based upon information available to management at the time, indicate that the carrying value of the rigs may not be recoverable.

Our Board of Directors did not determine a specific value of the construction contracts at the time that we entered into the purchase agreement. A stockholder interpreting standards set forth in our initial public offering prospectus and our existing amended and restated certificate of incorporation could interpret such standards differently than our management interpreted such standards and could make a claim against us for taking actions allegedly inconsistent with our initial public offering prospectus, as a result of which, we may suffer monetary losses.

        Our initial public offering prospectus stated and our existing amended and restated certificate of incorporation provides that the fair market value of a business we acquire would be determined by its Board of Directors based upon standards generally accepted by the financial community such as actual and potential sales, earnings and cash flow and book value. Our Board of Directors, based upon these factors, and its review of the earnings and growth potential, stage of development and potential market acceptance of the rigs, determined that the purchase price that was negotiated represents the fair value of the construction contracts and, therefore, exceeds the 80% requirement. A stockholder could, however, make a claim against us that we failed to comply with the terms of our existing amended and restated certificate of incorporation when evaluating the proposed acquisition.

        Although we would vigorously contest any such claim, we could incur considerable expense in defending such a claim. If we were not successful, the Company would be liable for damages as determined by a court or may have to make payments in connection with settling such claim.

Our stockholders will experience immediate dilution as a consequence of the issuance of units as consideration in the acquisition. Having a minority share position may reduce the influence that our current stockholders have on the management of the combined company.

        Following the consummation of the acquisition, the influence of our public stockholders, in their capacity as shareholders of Vantage Drilling, will be significantly reduced. Our current public stockholders will hold, in the aggregate, approximately 45.6% of the issued ordinary shares of Vantage

Drilling (excluding as outstanding for purposes of the calculation securities issuable upon the exercise of our outstanding warrants and upon the exercise of the purchase option issued to underwriters in our initial public offering).

        The parties have agreed that F3 Capital and its affiliates shall have the right to appoint up to three designees to serve on the Vantage Drilling Board of Directors after the Acquisition and consequent merger is consummated so long as they continue to hold, in the aggregate, at least 30% of the issued ordinary shares of Vantage Drilling. The concentration of ownership by F3 Capital and its affiliates, as well as the Board designee provision of the Purchase Agreement, may have the effect of delaying or preventing a change in control of the post-acquisition company even if such a change in control would be in your interest.

We may waive one or more conditions to the Acquisition without resoliciting stockholder approval for the Acquisition.

        One or more conditions to our obligation to complete the Acquisition may be waived in whole or in part to the extent legally allowable either unilaterally or by agreement of the Company, Vantage Drilling, F3 Capital and OGIL. Depending upon the condition, our Board of Directors will evaluate the materiality of any such waiver to determine whether amendment to this proxy statement and re-solicitation of proxies is necessary. The Company will act in compliance with relevant state laws and U.S. securities laws with respect to determining whether an amendment to the proxy statement and re-solicitation of the proxies is necessary. In the event that our Board of Directors determines any such waivers are not significant enough to require re-solicitation of stockholders, we would have the discretion to complete the Acquisition without seeking further stockholder approval.

Our offshore operations will be conducted through a company registered in the Cayman Islands as part of the completion of this Acquisition and consequent merger, and the laws of the Cayman Islands may govern the enforcement of our material agreements and we may not be able to enforce our legal rights.

        In connection with this Acquisition and consequent merger, we anticipate conducting offshore operations through a company registered in the Cayman Islands. If we do so, the laws of the Cayman Islands may govern the enforcement of all or part of our business operations. We cannot assure you that the system of laws and the enforcement of existing laws in the Cayman Islands would be consistent with expectations of such systems and enforcement in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Such international nature of the offshore contract drilling industry will likely subject us to foreign regulation. For a more complete description of the differences between Cayman Islands and Delaware corporate law, see the section entitled "Comparison of Cayman Islands Companies Law to Delaware Corporate Law" on page 102.

There is a risk that Vantage Drilling could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the Acquisition which would adversely affect its earnings.

        Section 7874(b) of the Code provides that, unless certain requirements are satisfied, a corporation organized outside the United States which acquires substantially all of the assets (through a plan or a series of related transactions) of a corporation organized in the United States will be treated as a U.S. domestic corporation for U.S. federal income tax purposes if shareholders of the U.S. corporation whose assets are being acquired own at least 80% of the non-U.S. acquiring corporation after the acquisition. If Section 7874(b) of the Code were to apply to Vantage Drilling and the Acquisition, then, among other consequences, Vantage Drilling, as the ultimate parent entity after the Acquisition, would be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Acquisition. These consequences are discussed in more detail under the heading "Tax Considerations—Material U.S. Federal Income Tax Consequences—United States Federal Income Tax Considerations—

Tax Consequences of the Acquisition." The Acquisition has been structured so that upon completion of the Acquisition and the concurrent issuances by Vantage Drilling of units to F3 Capital under the Purchase Agreement, as amended, and to the Company's shareholders under the merger agreement, the stockholders of the Company will own less than 80% of Vantage Drilling and therefore, Vantage Drilling should not be subject to Section 7874(b) of the Code after the Acquisition. The Company will obtain an opinion of its counsel, Ellenoff Grossman & Schole LLP that Section 7874(b) should not apply to the Acquisition. However, the United States Internal Revenue Service, or IRS, may not agree with Ellenoff Grossman & Schole's opinion on this matter. Moreover, the Company has not sought a ruling from the IRS on this point. Therefore, the IRS may assert that Vantage Drilling is subject to U.S. federal income tax on its worldwide income after the Acquisition although Ellenoff Grossman & Schole is of the opinion that such an assertion should not be successful.

U.S. tax authorities could treat Vantage Drilling as a "passive foreign investment company," which could have adverse U.S. federal income tax consequences to U.S. holders.

        Vantage Drilling will be treated as a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (2) at least 50% of the average value of its assets produce or are held for the production of those types of "passive income." For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC may be subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

        Vantage Drilling intends to treat the gross income it will derive or will be deemed to derive from its offshore drilling activities as rents which are received from unrelated parties in connection with the active conduct of a trade or business, rather than passive rental income. Accordingly, Vantage Drilling believes that its income from its offshore drilling activities does not constitute "passive income," and the assets that it will own and operate in connection with the production of that income do not constitute passive assets.

        However, Vantage Drilling has not received an opinion of counsel with respect to this issue. Accordingly, the U.S. Internal Revenue Service, or the IRS, or a court of law may not agree with Vantage Drilling, and there is a risk that the IRS or a court of law could determine that Vantage Drilling is a PFIC. Moreover, Vantage Drilling may constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of its operations. For example, if Vantage Drilling were treated as earning rental income not from the active conduct of a trade or business, Vantage Drilling would be treated as a PFIC.

        If the IRS were to find that Vantage Drilling is or has been a PFIC for any taxable year, its U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then highest income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of Vantage Drilling "s ordinary shares, as if the excess distribution or gain had been recognized ratably over the shareholder's holding period of Vantage Drilling "s ordinary shares. These consequences are discussed in more detail under the heading "Tax Considerations—Material U.S. Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders—Passive Foreign Investment Company Status and Significant Tax Consequences."

Holders of our securities may be required to recognize a taxable gain even though they do not dispose of any of their securities and will not receive cash distributions.

        A U.S. Holder of our securities will recognize gain or loss upon consummation of the consequent merger and exchange of their securities for securities of Vantage Drilling pursuant to the Acquisition and the merger agreement. These stockholders will be required to recognize such gain or loss even though they do not dispose of any of their shares and will not receive any cash distributions from Vantage Energy or any other party to the Acquisition and merger.

Failure to obtain deliveries of our rigs or drillships may have a material and adverse affect on Vantage Drilling

        At this time none of the rigs or drillships proposed to be acquired are operational. Under the terms of the proposed acquisition, we will acquire the contractual rights to four (4) rigs, a drillship and an option to purchase a second drillship, each in various stages of construction. Any or all of these rigs or drillships may not be completed, delivered to Vantage Drilling or acceptable to our clients. Vantage Drilling may not be able to secure any drilling contracts for the rigs or drillships now or in the future. Any failure to obtain drilling contracts for any or all of the rigs or drillships may have a material and adverse effect on Vantage Drilling's results of operations and viability as a business.

There may be limits to Vantage Drilling's ability to mobilize rigs between geographic markets and the time and costs of such rig mobilizations may be material to its business.

        The offshore contract drilling market is generally a global market as rigs may be mobilized from one market to another market. However, geographic markets can, from time to time, have material fluctuations as the ability to mobilize rigs can be impacted by several factors including, but not limited to, governmental regulation and customs practices, the significant costs to move a rig, availability of tow boats, weather, and the technical capability of the rigs to operate in various environments. Additionally, while a rig is being mobilized from one geographic market to another, Vantage Drilling may not be paid by its client for the time out of service or may mobilize the rig without a customer contract which will result in a lack of revenues that may be material to its results of operations and financial position.

Failure to obtain and retain skilled personnel could impede Vantage Drilling's operations and have a material and adverse effect on its business.

        Vantage Drilling requires highly skilled personnel to operate and provide technical services and support for its contract offshore drilling operations. Competition for the skilled and other labor required for its operations intensifies as the number of rigs activated or added to worldwide fleets or under construction increases. In periods of high utilization Vantage Drilling may find it more difficult to find and retain qualified individuals. Vantage Drilling may experience tightening in the relevant labor markets. Shortages of qualified personnel or the inability to obtain and retain qualified personnel could negatively affect the quality and timeliness of its work. Vantage Drilling's efforts to obtain and retain qualified personnel may be unsuccessful, and competition for skilled personnel could materially impact its business by limiting or affecting the quality and safety of its operations or increasing its costs.

Vantage Drilling's operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues.

        Vantage Drilling does not expect operating and maintenance costs to necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrate. However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should the rigs incur idle time between contracts, Vantage Drilling would typically maintain the crew to prepare the rig for its next contract and would not reduce costs to correspond to the decrease in revenue. During times of reduced activity, reductions in costs may not be immediate as the crew may be required to prepare the rigs for stacking, after which time the crew will be reduced to a level necessary to maintain the rig in working condition with the extra crew members assigned to active rigs or dismissed. In addition, as rigs are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Vantage Drilling is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on it for environmental and natural resource damages.

        Many aspects of Vantage Drilling's operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling and well servicing industries, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Vantage Drilling's operations and activities in the United States are subject to numerous environmental laws and regulations, including the Oil Pollution Act of 1990, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act and the International Convention for the Prevention of Pollution from Ships. Additionally, other countries where we operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and even criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit Vantage Drilling's operations. Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose Vantage Drilling to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase Vantage Drilling's costs or both. In addition, Vantage Drilling may be required to make significant capital expenditures to comply with laws and regulations or materially increase our costs or both.

Any ban of offshore drilling by any city, state, or nation, or by any governing body may have a material and adverse affect on Vantage Drilling's business.

        Events in recent years have heightened environmental and regulatory concerns about the oil and gas industry. From time to time, governing bodies may propose legislation that would materially limit or prohibit offshore drilling in certain areas. To date, no proposals which would materially limit or prohibit offshore drilling in Vantage Drilling's expected areas of operation have been enacted into law. However, governing bodies may enact such laws now or in the future. If laws are enacted or other governmental action is taken that restrict or prohibit offshore drilling in Vantage Drilling's expected areas of operation Vantage Drilling could be materially and adversely affected.

Changes in laws, effective tax rates or adverse outcomes resulting from examination of Vantage Drilling's tax returns could adversely affect our financial results.

        Vantage Drilling's future effective tax rates could be adversely affected by changes in tax laws, both domestically and internationally. Tax laws and regulations are highly complex and subject to interpretation. Consequently, Vantage Drilling is subject to changing tax laws, treaties and regulations in and between countries in which it operates, including treaties between the United States and other nations. Vantage Drilling's income tax expense is based upon its interpretation of the tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, including those in and involving the United States, or in the interpretation thereof, could result in a materially higher tax expense or a higher effective tax rate on Vantage Drilling's worldwide earnings. If any country, including the U.S., successfully challenges Vantage Drilling's income tax filings based on its operational structure there, or if Vantage Drilling otherwise loses a material dispute, its effective tax rate on its worldwide earnings could increase substantially and its financial results could be materially adversely affected.

Vantage Drilling's post-combination business will involve numerous operating hazards and it may not be fully insured against all of these hazards.

        Contract drilling and offshore oil and gas operations in general are subject to numerous risks, including the following:

  •
  rig or other property damage or loss resulting from any type of severe weather conditions, collisions, groundings, blowouts, fires, explosions and other accidents or terrorism,

  •
  blowouts, fires, explosions and other loss of well control events causing damage to wells, reservoirs, production facilities and other properties and which may require wild well control, including drilling of relief wells,

  •
  craterings, punchthroughs or other events causing rigs to capsize, sink or otherwise incur significant damage,

  •
  extensive uncontrolled fires, blowouts, oil spills or other discharges of pollutants causing damage to the environment, and

  •
  machinery breakdowns, equipment failures, personnel shortages, failure of subcontractors and vendors to perform or supply goods and services and other events causing the suspension or cancellation of drilling operations.

        Many of the hazards and risks which will be associated with Vantage Drilling's operations after the Acquisition will expose its personnel, as well as the personnel of its customers, subcontractors, vendors and other third parties, to the risk of personal injury or death.

        Although Vantage Drilling will seek to maintain broad insurance coverage, it may be subject to significant deductibles and levels of self-insurance or risk retention, not cover all types of losses and, in some situations such as rig loss or damage resulting from weather related exposures, may not provide full coverage of losses or liabilities. In the event of total loss, such coverage is unlikely to be sufficient to recover the cost of a newly constructed replacement. The policy limits and terms of Vantage Drilling's insurance contracts could have a material and adverse effect on the financial condition and viability of its business.

Vantage Drilling's insurance coverage may not be adequate if a catastrophic event occurs.

        As a result of the number of catastrophic events in the contract offshore industry in recent years, such as hurricanes in the Gulf of Mexico in 2004 and 2005, insurance underwriters have increased insurance premiums and increased restrictions on coverage and have made other coverages unavailable.

        While Vantage Drilling will attempt to obtain, and believes it will obtain, reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, it cannot guarantee that its policy limits for property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, would be adequate should a catastrophic event occur related to its property, plant, equipment, or product, or that its insurers would have adequate financial resources to sufficiently or fully pay its related claims or damages. When any of its coverage expires, Vantage Drilling cannot guarantee that adequate replacement coverage will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of an incident or incidents affecting any one or more of the rigs could have a materially adverse effect on Vantage Drilling's financial position and future results of operations if asset damage and/or company liability was to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay Vantage Drilling's related claims or damages which may significantly impair its ability to obtain such insurance coverage in the future.

New technology and/or products may cause the current rigs to become less competitive.

        The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies, Vantage Drilling may be placed at a competitive disadvantage. Further, Vantage Drilling may face competitive pressure to implement or acquire certain new technologies at a substantial cost. Most of Vantage Drilling's competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and implement new technologies before Vantage Drilling. Vantage Drilling cannot be certain that it will be able to implement new technology or products on a timely basis or at a cost that is acceptable to it. Thus, Vantage Drilling's ability to effectively use and implement new and emerging technology may have a material and adverse effect on its financial condition and results of operations.

Completion of the Acquisition is subject to a number of conditions.

        The obligations of the Company, Vantage Drilling, F3 Capital and OGIL to consummate the acquisition are subject to the satisfaction or waiver of specified conditions set forth in the Purchase Agreement before completion of the Acquisition. Such conditions include, but are not limited to, satisfaction of covenants contained in the Purchase Agreement, non-existence of legal action against the Company, Vantage Drilling, F3 Capital and OGIL, securing both additional debt financing, obtaining material consents, approval of the required number of our stockholders and conversion of less than 30% of our shares issued in the Company's initial public offering, obtaining a fairness opinion for the Company, and execution of ancillary agreements. These conditions may not be satisfied or waived by either the Company, Vantage Drilling, F3 Capital or OGIL, as applicable, and therefore the Purchase Agreement may not be consummated.

There may not be an active market for Vantage Drilling's ordinary shares or warrants, which may cause its ordinary shares or warrants to trade at a discount and make it difficult to sell your ordinary shares or warrants.

        Prior to the Acquisition, there has been no public market for Vantage Drilling's ordinary shares or warrants. Vantage Drilling cannot assure you that an active trading market for Vantage Drilling "s ordinary shares or warrants will develop or be sustained after the Acquisition or that the price of Vantage Drilling "s ordinary shares or warrants in the public market will reflect its actual financial performance.

Vantage Drilling's share price could become volatile, which could limit shareholders' ability to sell their shares at a profit.

        Volatility in the price of Vantage Drilling's shares could make it difficult for shareholders to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of Vantage Drilling's shares. These include, but are not limited to:

  •
  achievement or rejection of regulatory approvals by its competitors or us;

  •
  developments concerning proprietary rights;

  •
  regulatory developments in the United States;

  •
  economic or other crises and other external factors;

  •
  period-to-period fluctuations in revenues, cash flows, and other financial metrics pertaining to the operations of the business;

  •
  changes in financial estimates by securities analysts; and

  •
  sales and short selling activity of its shares.

        Additionally, because Vantage Drilling's shares currently are not regularly traded in substantial volume, any information about the shipyard, the industry, or us in the media may result in significant share price fluctuations and volatility.

        We realize that we will not be able to control many of the factors listed above, and we further believe that period-to-period comparisons of Vantage Drilling's financial results and metrics may not be indicative of the future performance of its business.

        In addition, the stock market in general, and the market for oilfield services companies in particular, has experienced price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. This broad market and industry volatility may seriously and irreparably harm the market price of Vantage Drilling's shares, regardless of Vantage Drilling's operating performance and financial condition.

If 30% or more of the holders of the Company's common stock issued in the initial public offering decide to vote against the proposed acquisition and convert their shares to cash, the Company will be forced to abandon the acquisition with F3 Capital and OGIL and the Acquisition will not be consummated.

        Under the terms of the Company's corporate charter, if 30% or more of shares issued in the Company's IPO decide to vote against the proposed acquisition and elect to convert their shares to cash, the Company will be forced to abandon the acquisition.

Vantage Drilling will incur substantial amounts of debt that may limit the cash flow available for its operations and place it at a competitive disadvantage.

        Vantage Drilling will incur a substantial amount of debt to fund the construction of our jackup drilling rigs. Vantage Drilling's level of indebtedness has important consequences to you and your investment in its stock. For example, Vantage Drilling's level of indebtedness may:

  •
  require it to use a substantial portion of our cash flow from operations to pay interest and principal on our debt, which would reduce the funds available to use for working capital, capital expenditures and other general corporate purposes;

  •
  limit its ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments, which may limit its ability to carry out our business strategy;

  •
  result in higher interest expense if interest rates increase and we have outstanding floating rate borrowings; or

  •
  heighten our vulnerability to downturns in its business or in the general economy and restrict it from exploiting business opportunities or making acquisitions.

Each of these factors may have a material and adverse effect on the financial condition and viability of Vantage Drilling.

Concentration of ownership of our ordinary shares after the Acquisition could delay or prevent change of control.

        Our directors, executive officers and principal stockholders will beneficially own a significant percentage of our ordinary shares after the acquisition. They also have, through the exercise of warrants, the right to acquire additional ordinary shares. As a result, these shareholders, if acting together, have the ability to significantly influence the outcome of corporate actions requiring stockholder approval. Additionally, this concentration of ownership may have the effect of delaying or preventing a change in control. As of May 24, 2007, directors, officers and principal stockholders beneficially owned approximately 18.6% of Company stock. Following the acquisition, these individuals (including F3 Capital and its affiliates) will beneficially own approximately 54.4% of the ordinary shares of the combined company.

The sale, or even the possibility of sale, of the ordinary shares to be issued to F3 Capital and OGIL could have an adverse effect on the price for Vantage Drilling's securities and make it more difficult to obtain public financing in the future.

        In connection with the Acquisition, Vantage Drilling has agreed to grant to F3 Capital and OGIL, and their affiliates, 33,333,333 ordinary shares and 25,000,000 ordinary shares underlying warrants that will also be granted at the closing of the Acquisition. The sale or even the possibility of sale, of these ordinary shares, could have an adverse effect on the price for Vantage Drilling's securities on the equity market and on its ability to obtain public financing in the future.

RISKS RELATED TO THE WORLDWIDE OIL AND NATURAL GAS INDUSTRY

        Our business is expected to be focused on providing offshore contract drilling to the worldwide oil and natural gas industry; therefore, our risk factors include those factors that impact, either positively or negatively, the markets for oil and natural gas. Expenditures by our potential customers for exploration, development and production of oil and natural gas are expected to be based on their expectations of future hydrocarbon demand, the risks associated with developing the reserves and the future value of the hydrocarbon reserves. Their evaluation of the future value of the hydrocarbon reserves is expected to be based, in part, on their expectations for global demand, global supply and other factors that influence oil and natural gas prices. The key risk factors currently influencing the worldwide oil and natural gas markets are discussed below.

Our business will depend on the level of activity in the oil and gas industry, which is significantly affected by volatile oil and gas prices among other factors.

        Our business will depend on the level of activity in oil and gas exploration, development, and production in markets throughout the world. Oil and gas prices and market expectations of potential changes in these prices can significantly affect the level of activity. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments also affect our customers' investment. Worldwide military, political and economic events have contributed to oil and gas price volatility and are likely to do so in the future. Oil and gas prices are extremely volatile and are affected by numerous factors, including, but not limited to the following:

  •
  worldwide demand for oil and gas;

  •
  the ability of OPEC to set and maintain production levels;

  •
  the level of production in non-OPEC countries;

  •
  the policies of various governments regarding exploration and development of their oil and gas reserves;

  •
  domestic and international tax policy;

  •
  laws and governmental regulations that restrict exploration and development of oil and natural gas in various jurisdictions;

  •
  advances in exploration and development technology;

  •
  the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas;

  •
  acts of terrorism; and

  •
  natural disasters such as: hurricane, tornado, flood, fire, tsunami, and earthquake.

Market conditions may dictate that we enter into contracts that provide for payment based on a footage or turnkey basis, rather than on a dayrate basis, which could have a material adverse impact on the Company's financial position and result of operations.

        During cyclical periods of depressed market conditions, a customer may no longer need a rig that is currently under contract or may be able to obtain a comparable rig at a lower daily rate. As a result, our potential customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. In addition, the customers may have the right to terminate, or may seek to renegotiate, existing contracts if we experience downtime, operational problems above the contractual limit or safety-related issues, if the rig is a total loss or in other specified circumstances. Some of our contracts may include terms allowing them to terminate contracts without cause, with little or no prior notice and without penalty or early termination payments. In addition, we could be required to pay penalties, which could be material, if some of our contracts with our customers are terminated due to downtime or operational problems. We may enter into contracts that are cancelable at the option of the customer upon payment of a penalty, which may not fully compensate us for the loss of the contract. Early termination of a contract may result in a rig being idle for an extended period of time. The likelihood that a customer may seek to terminate a contract is increased during periods of market weakness.

        While we intend to perform our services on a dayrate basis, market conditions may dictate that we enter into contracts that provide for payment based on a footage basis, whereby we are paid a fixed amount for each foot drilled regardless of the time required or the problems encountered in drilling the well, or enter into turnkey contracts, whereby we agree to drill a well to a specific depth for a fixed price and bear some of the well equipment costs. These types of contracts are more risky than a dayrate contract as the Company would be subject to downhole geologic conditions in the well that cannot always be accurately determined and subject the Company to greater risk associated with equipment and downhole tool failures. Unfavorable downhole geologic conditions and equipment and downhole tool failures may result in significant costs increase or may result in a decision to abandon a well project which would result in the Company not being able to invoice revenues for providing services. Such unfavorable costs increases or loss of revenue could have a material adverse impact on the Company's financial position and result of operations.

Excess productive capacity and lower future demand could adversely impact our results of operations.

        We believe oil and natural gas storage inventory levels are an indicator of the relative balance between supply and demand. High or increasing storage or inventories generally indicate that supply is exceeding demand and that energy prices are likely to soften. Low or decreasing storage or inventories are an indicator that demand is growing faster than supply and that energy prices are likely to rise. Measures of maximum productive capacity compared to demand (excess productive capacity) are also an important factor influencing energy prices and spending by oil and natural gas exploration companies. When excess productive capacity is low compared to demand, energy prices tend to be higher and more volatile reflecting the increased vulnerability of the entire system to disruption. When energy prices are low, our potential future customers tend to curtail spending which could adversely affect our results of operations.

Seasonal and adverse weather conditions, conservational measures and technical advances adversely affect demand for our services and operations after a business combination.

        Weather can also have a significant impact on demand as consumption of energy is seasonal and any variation from normal weather patterns, cooler or warmer summers and winters, can have a significant impact on demand. After a business combination, adverse weather conditions, such as hurricanes, may interrupt or curtail our operations, or our customers' operations, cause supply disruptions and result in a loss of revenue and damage to our equipment and facilities, which may or may not be insured.

        Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and gas. We cannot predict the impact of the changing demand for oil and gas services and products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

National or local catastrophes and natural disasters could have a significant impact on our financial condition, operating results and growth.

        National or local catastrophes and natural disasters, including hurricanes, tornados, and flooding, can impact the spending sentiment of the corporate and personal consumer, both regional and national in nature. Should difficulties, restrictions or public concerns including but not limited to air travel, the cost of gasoline, or military-related actions continue or increase, or if additional national or local catastrophic or other incidents occur, or if natural disasters occur, consumer and corporate spending may be adversely impacted. This may have a material impact on our financial condition, operating results and growth.

The market price of our common stock may fluctuate.

        Historically, the market prices of common stock of companies engaged in the oil and natural gas industry have been highly volatile. News announcements and changes in oil and natural gas prices, changes in the demand for oil and natural gas exploration and changes in the supply and demand for oil and natural gas are all factors that might affect the price of our common stock. In addition, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions.

Our international operations will involve additional risks not associated with operations within the United States

        A significant portion of any of our operations may be conducted in countries outside the U.S. Any and all projects or contracts outside of the United States, including but not limited to the construction of rigs, drilling or oilfield service contracts, and refurbishments, are subject to additional political, economic and military risks, such as the risks of:

  •
  terrorist acts, war and civil disturbances;

  •
  expropriation, nationalization or deprivation of our equipment;

  •
  expropriation or nationalization of a customer's property or drilling rights;

  •
  repudiation of contracts;

  •
  assaults on property or personnel;

  •
  exchange restrictions;

  •
  limitations on the ability to repatriate income or capital to the United States;

  •
  changing local and international political conditions; and

  •
  international and domestic monetary policies.

        Due to the unsettled political conditions in many oil-producing countries and countries in which we may operate, our revenue and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Countries where we may operate that have significant amounts of political risk include, but are not limited to: Afghanistan, Algeria, Indonesia, Iraq, Nigeria, Russia, and Venezuela. In addition, military action or continued unrest in the Middle East could impact the supply and pricing for oil and gas, disrupt our operations in the region and elsewhere, and increase our costs for security worldwide.

        Our facilities and our employees could come under threat of attack in some countries where we may operate, including Iraq and Saudi Arabia. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the United States may fail to comply with applicable laws.

        Our international operations would also be subject to the following additional risks:

  •
  Insurance

    We may attempt to maintain insurance coverage and obtain contractual indemnities that protect us from some, but not all, of the risks associated with our non-U.S. operations. However, a particular type of contractual or insurance coverage may not be available in the future or we may not be able to purchase our desired level of insurance coverage at commercially feasible rates.

  •
  Laws

    Our international operations will be subject to various laws and regulations promulgated and enforced by the countries in which we operate. These laws may include, but are not limited to any and all laws and regulations relating to the equipment and operation of drilling rigs. Governments in some non-U.S. countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration of oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil or gas price volatility. In some areas of the world, government activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

  •
  Tax Laws

    We will be subject to various tax laws and regulations in substantially all of the foreign countries in which we operate or have a legal presence. We hope to evaluate applicable tax laws and employ various business structures and operating strategies in foreign countries to obtain the optimal level of taxation on our revenues, income, assets and personnel. Actions by international tax authorities that impact our business structures and operating strategies, such as changes to tax treaties, laws and regulations, or repeal of same, adverse rulings in connection with audits, or other challenges, may substantially increase our tax expense.

  •
  Exchange Rate

    Our international operations will also face the risk of fluctuating currency values, which can impact revenues and operating costs. In addition, some of the countries in which we may operate have enacted exchange controls. While we may be able to limit these risks by invoicing and receiving payment in U.S. dollars or freely convertible international currency, we may not be able to negotiate this term into our contracts.

        Any time a company chooses to engage in business outside the United States, additional risks, including but not limited to those above, can have a material and adverse effect on the financial condition, results of operations, and viability of the business.

Military action, other armed conflicts, or terrorist attacks could limit or disrupt markets and our operations.

        Military action in Iraq, military tension involving North Korea, as well as the terrorist attacks of September 11, 2001 and subsequent terrorist attacks, threats of attacks, and unrest, have caused instability or uncertainty in the world's financial and commercial markets and have significantly increased political and economic instability in some of the geographic areas in which we may operate. Acts of terrorism and threats of armed conflicts in or around various areas in which we may operate, such as the Middle East and Indonesia, could limit or disrupt markets and our operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts, or the loss of personnel or assets.

        Such events may cause further disruption to financial and commercial markets and may generate greater political and economic instability in some of the geographic areas in which we may operate. In addition, any possible reprisals as a consequence of the war and ongoing military action in Iraq, such as acts of terrorism in the United States or elsewhere, could materially and adversely affect us in ways we cannot predict at this time.

Income taxes could adversely affect our operations.

        We may have operations in foreign countries. Consequently, we could be subject to the jurisdiction of a significant number of taxing authorities. The income earned in these various jurisdictions is taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our tax liabilities involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of our tax liabilities for a tax year.

Foreign exchange and currency risks could adversely affect our revenues and operating expenses.

        After a business combination, a portion of our revenue and operating expenses may be in foreign currencies. As a result, we would be subject to significant risks, including:

  •
  foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls; and

  •
  limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

        We may conduct business in countries that have nontraded or "soft" currencies which, because of their restricted or limited trading markets, may be more difficult to exchange for "hard" currency. We may accumulate cash in soft currencies, and we may be limited in our ability to convert our profits into United States dollars or to repatriate the profits from those countries.

        We may selectively use hedging transactions to limit our exposure to risks from doing business in foreign currencies. For those currencies that are not readily convertible, our ability to hedge our exposure would be limited because financial hedge instruments for those currencies are nonexistent or limited. Our ability to hedge would also be limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient.

        In addition, the value of the derivative instruments could be impacted by:

  •
  adverse movements in foreign exchange rates;

  •
  interest rates;

  •
  commodity prices; or

  •
  the value and time period of the derivative being different than the exposures or cash flows being hedged.

RISKS RELATED TO THE COMPANY'S BUSINESS AND STATUS AS A BLANK CHECK COMPANY

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

        Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in our initial public offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to the Company.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  •
  make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Persons who were stockholders prior to our initial public offering, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Persons who were stockholders prior to our initial public offering (including all of our officers and directors) collectively owned 18.6% of our issued and outstanding shares of common stock. Our officers and directors, or their designees, also purchased $3,000,000 of warrants directly from us concurrently with the closing of the initial public offering at a price per warrant of $1.00. The purchase of the founder warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could allow the persons who were stockholders prior to our initial public offering to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of the Acquisition. These warrants cannot be sold until after consummation of the Acquisition; however, they may be able to transfer such warrants in certain limited circumstances such as by will in the event of their death, but the transferees receiving such warrants will be subject to the same sale restrictions imposed on our officers and directors and their designees.

Our founding director warrants are non-redeemable provided they are held by the initial purchasers or their permitted transferees, which could provide such purchasers the ability to realize a larger gain than our public warrants holders.

        The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        As a result of the founding director warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founding director warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

        All of our officers and directors own shares of our common stock, and no salary or other compensation has been or will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with the Acquisition. Although we believe that four of the members of our Board of Directors are "independent" as that term is commonly used, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there is no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf have been and will be in our best interests, whether or not any directors are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Attempts to grow our business could have an adverse effect on the Company.

        Although rapid growth may not occur, to the extent that it does occur, it could place a significant strain on our financial, technical, operational and administrative resources. Our planned growth may result in increased responsibility for both existing and new management personnel. Effective growth management will depend upon our ability to integrate new personnel, to improve our operational, management and financial systems and controls, to train, motivate and manage our employees, and to increase our services and capabilities. Our ability to effectively manage our future growth may have a material and adverse effect on our results of operations, financial condition, and viability as a business. In addition, growth may not occur or growth may not produce profits for the Company.

From time to time we may enter into secured credit facilities to finance any or all capital requirements of the Company. Any secured credit facility may have a material and adverse effect on the Company.

        From time to time the Company, in its sole discretion, may enter into secured credit facilities to finance any or all of the capital requirements of the Company. As part of the secured loan, the Company will probably be required to make periodic payments of the principal plus interest to the lender. We can provide no guarantee that the Company will have cash flow in an amount sufficient to repay our debt obligations under any or all of the secured credit facilities. Furthermore, these secured loan contracts will have numerous default provisions and may or may not provide us with the possibility to cure default before accelerating the due date. If this were to happen, the Company may not be able to repay any or all secured debts in full and may declare bankruptcy. As a secured lender, the lender will have a priority right to receive repayment from a bankruptcy estate or may foreclose on the secured assets if the Company is not in bankruptcy and in default of its secured contract. In addition, a default under any secured credit facility may force the Company to seek bankruptcy protection. As such, the fact that we may, from time to time, enter into secured credit facilities with any person, business, or organization, whether related or unrelated, may have a material and adverse effect on the financial position, results of operations, and viability of the Company.

Uninsured claims and litigation could adversely impact our operating results.

        After the proposed Acquisition, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but the nature and amount of that insurance may not be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

Some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, therefore it may be difficult for investors to enforce their legal rights against such individuals or such assets.

        Some of our directors and officers may reside outside of the United States and, after the consummation of the Aquisition, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

The financial interests of our officers and directors may have influenced their motivation in causing us to enter into and close the proposed Acquisition.

        If we do not complete the Acquisition or other business combination and are forced to liquidate, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders. Our chairman and certain executive officers have entered into separate indemnity agreements under which they will be personally liable under certain circumstances to ensure that the proceeds of the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for, or claims of other parties with which we have contracted. Additionally, certain of our officers and directors purchased a combined total of 375,000 shares of common stock and 3,375,000 warrants concurrently with the closing of our initial public offering. The shares of common stock and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination, and the $6,000,000 purchase price of such securities will be included in the working capital that is distributed to our public stockholders in the event of our liquidation. These financial interests of our officers and directors may have influenced their motivation in causing us to enter into and close the Purchase Agreement.

Unless we complete the Acquisition, our officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount not in the trust account. Therefore, they may have a conflict of interest in determining whether the consummation of the Acquisition is appropriate and in the public stockholders' best interest.

        Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the Acquisition is consummated. However, we have agreed with the representatives of the underwriters of our initial public offering that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. We cannot, however, provide any assurance that the audit committee will act in keeping with its statutory mandated duties and may not act in the best interests of the business which could materially and adversely affect our financial condition, results, and viability.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to obtain public financing in the future.

        In connection with the initial public offering, we issued warrants to purchase 34,500,000 shares of common stock. Furthermore certain of our directors purchased an aggregate of 375,000 shares of common stock and 3,375,000 warrants in a private placement occurring immediately prior to the consummation of our initial public offering. The sale or even the possibility of sale, of the shares underlying these warrants, could have an adverse effect on the price for our securities on the equity market and on our ability to obtain public financing in the future. If and to the extent these warrants are exercised, you may experience dilution to your holdings which may correspond with a decline in value of the market price for our stock.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock.

        Our initial stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before the one year anniversary of the consummation of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and the shares of common stock underlying the 3,375,000 warrants, then there will be an additional 11,250,000 shares of common stock eligible for trading in the public market, assuming the Acquisition is approved. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock.

The American Stock Exchange may delist our securities from trading on its Exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        Our common stock and warrants are listed on the American Stock Exchange, a national securities exchange. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. If the American Stock Exchange delists our securities from trading on its exchange and we are unable to list our securities on another exchange, or to have them quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board, or "pink sheets". As a result, we could face significant material adverse consequences including but not limited to the following:

  •
  a limited availability of market quotations for our securities;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

  •
  a limited amount of news coverage for our company;

  •
  a limited amount of financial analyst coverage for our company;

  •
  a decreased ability to obtain new financing or issue new securities on favorable terms in the future; and/or

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

        The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Since we are listed on the American Stock Exchange, our securities are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate a company if there is a suspicion of fraud. If there is a finding of fraudulent activity the states may regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies generally, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price potential investors might be willing to pay in the future for our common stock and could entrench management.

        Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the Board of Directors will be considered for election. Since our "staggered board" would prevent our stockholders from replacing a majority of our Board of Directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

        Moreover, our Board of Directors has the ability to designate the terms of and issue new series of preferred stock which could be issued to create different or greater voting rights which may affect an acquiror's ability to gain control of the Company.

        We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Bankruptcy Considerations

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us under Chapters 7 or 11 of the United States Bankruptcy Code, and that claim is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate. Furthermore, the estate may be subject to administrative expenses, including but not limited to post-petition legal fees including court costs, the securitization of cash collateral to maintain the business as a going concern, obtaining additional financing, taxes owed, and claims of both secured and unsecured third parties with priority over those claims of our public stockholders. To the extent bankruptcy claims deplete the trust account; we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $7.90 per share due to the claims of creditors. This amount has been calculated without taking into account interest earned on the trust account. Claims by creditors could cause additional delays in the distribution of trust accounts to the public stockholders beyond the time periods required to comply with the Delaware General Corporation Law procedures and federal securities laws and regulations.

FORWARD-LOOKING STATEMENTS

        We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

  •
  discuss future expectations;

  •
  contain projections of future results of operations or financial condition; and

  •
  state other "forward-looking" information.

        The Company believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that the Company is not able to accurately predict or over which the Company has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in its forward-looking statements, including among other things:

  •
  changing interpretations of generally accepted accounting principles;

  •
  the general volatility of the market price of our securities;

  •
  the availability of qualified personnel;

  •
  changes in interest rates or the debt securities markets

  •
  outcomes of government reviews, inquiries, investigations and related litigation;

  •
  continued compliance with government regulations;

  •
  legislation or regulatory environments, requirements or changes adversely affecting the businesses in which OGIL is engaged;

  •
  statements about industry trends;

  •
  general economic conditions; and

  •
  geopolitical events and regulatory changes.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus.

        All forward-looking statements included herein attributable to the Company, OGIL or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

        Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the Acquisition you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this joint proxy statement/prospectus could have a material adverse effect on the Company, Vantage Drilling or OGIL upon completion of the Acquisition.

THE COMPANY SPECIAL MEETING OF STOCKHOLDERS

The Company Special Meeting

        The Company is furnishing this proxy statement to you as part of the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting in connection with the proposed Acquisition, the proposed Merger, the proposed First Amendment, the proposed Second Amendment, the proposed Incentive Plan, the proposed Director elections, the proposed Auditor ratification and the proposed Adjournment,. This proxy statement provides you with the information you need to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

        The Special Meeting will be held at                , Eastern Time, on                        , 2008, at the offices of                        , to vote on each of the Acquisition Proposal, the Merger Proposal, the First Amendment Proposal, the Second Amendment Proposal, the Incentive Plan Proposal, the Director Proposal, the Auditor Proposal and the Adjournment Proposal.

Purpose of the Special Meeting

        At the special meeting, you will be asked to consider and vote upon the following:

  (i)
  the Acquisition Proposal—the proposed acquisition of all of the issued shares of Offshore Group Investment Limited, an exempted company incorporated under the laws of the Cayman Islands, pursuant to the Purchase Agreement, dated as of August 30, 2007, as amended on December 3, 2007, by and among the Company, F3 Capital, Offshore Group Investment Limited and Vantage Drilling, and the transactions contemplated thereby ("Proposal 1" or the "Acquisition Proposal");

  (ii)
  the Merger Proposal—the proposed merger by and among Vantage Drilling, Vantage Energy Services, Inc. and a transitory merger subsidiary of Vantage Drilling pursuant to the Merger Agreement dated as of March 31, 2008 ("Proposal 2" or the "Merger Proposal");

  (iii)
  the First Amendment Proposal—the amendment to the Company's amended and restated certificate of incorporation (the "First Certificate of Incorporation Amendment"), to remove certain provisions containing procedural and approval requirements applicable to the Company prior to the consummation of the business combination that will no longer be operative after the consummation of the Acquisition ("Proposal 3" or the "First Amendment Proposal");

  (iv)
  the Second Amendment Proposal—the amendment to the Company's amended and restated certificate of incorporation (the "Second Certificate of Incorporation Amendment"), to increase the amount of authorized shares of common stock from 82,750,000 to 100,000,000 ("Proposal 4" or the "Second Amendment Proposal");

  (v)
  the Incentive Plan Proposal—the adoption of the 2007 Long-Term Incentive Plan (the "Incentive Plan") on behalf of the Company if the Acquisition proposal is not approved and on behalf of Vantage Drilling if the Acquisition Proposal is approved, pursuant to which either the Company will reserve 7,500,000 shares of Common Stock or Vantage Drilling will reserve 7,500,000 Ordinary Shares, as the case may be, for issuance pursuant to the Incentive Plan ("Proposal 5" or the "Incentive Plan Proposal");

  (vi)
  Director Proposal—to elect three (3) directors to the Company's Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified ("Proposal 6" or the "Director Proposal");

  (vii)
  the Auditor Proposal—to ratify the appointment of UHY LLP, as the Company's independent auditor for the year ending December 31, 2008 ("Proposal 7" or the "Auditor Proposal");

  (viii)
  the Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Acquisition—we refer to this proposal as the adjournment proposal. ("Proposal 8" or the "Adjournment Proposal"); and

  (ix)
  such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Company's Board of Directors:

  •
  has unanimously determined that the Acquisition Proposal, the Merger Proposal, the First Amendment Proposal, the Second Amendment Proposal, the Incentive Plan Proposal, the Director Proposal, the Auditor Proposal and the Adjournment Proposal are fair to, and in the best interests of, the Company and its stockholders;

  •
  has determined that the consideration to be paid in connection with the Acquisition and Merger is fair to our current stockholders from a financial point of view and the fair market value of OGIL is equal to or greater than 80% of the value of the net assets of the Company;

  •
  has unanimously approved and declared it advisable to approve the Acquisition Proposal, the Merger Proposal, the First Amendment Proposal, the Second Amendment Proposal, the Incentive Plan Proposal, the Director Proposal, the Auditor Proposal and the Adjournment Proposal; and

  •
  unanimously recommends that the holders of the Company common stock vote "FOR" Proposal 1, the Acquisition Proposal, "FOR" Proposal 2, the Merger Proposal, "FOR" Proposal 3, the

  First Amendment Proposal; "FOR" Proposal 4, the Second Amendment Proposal; "FOR" Proposal 5, the Incentive Plan Proposal; "FOR" Proposal 6, the Director Proposal; "FOR" Proposal 7, the Auditor Proposal; and "FOR" Proposal 8, the Adjournment Proposal.

Record Date; Who is Entitled to Vote

        The Record Date for the Special Meeting is                        , 2008. Record holders of the Company's common stock at the close of business on the Record Date are entitled to vote or have their votes cast at the Special Meeting. On the Record Date, there were                        outstanding shares of the Company's common stock.

        Each share of the Company's common stock is entitled to one vote at the Special Meeting.

        Any shares of the Company's common stock held by our officers and directors prior to the Company's IPO will be voted in accordance with the majority of the votes cast at the Special Meeting with respect to the Acquisition Proposal and the Merger Proposal. Any shares of the Company's common stock acquired by our officers and directors in the Company's IPO or afterwards will be voted in favor of the Acquisition and Merger. We have a total of 42,375,000 shares outstanding, of which 7,875,000 were issued prior to the IPO and are held by our officers and directors.

        The Company's issued and outstanding warrants do not have voting rights and record holders of the Company's warrants will not be entitled to vote at the Special Meeting.

Voting Your Shares

        Each share of the Company's common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of the Company's common stock that you own.

        There are two ways to vote your shares of Company common stock:

  •
  You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Company Board, "FOR" Proposal 1, the Acquisition Proposal, "FOR" Proposal 2, the Merger Proposal, "FOR" Proposal 3, the First Amendment Proposal; "FOR" Proposal 4, the Second Amendment Proposal; "FOR" Proposal 5, the Incentive Plan Proposal; "FOR" Proposal 6, the Director Proposal; "FOR" Proposal 7, the Auditor Proposal; and "FOR" Proposal 8, the Adjournment Proposal.

  •
  You can attend the Special Meeting and vote in person. The Company will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way the Company can be sure that the broker, bank or nominee has not already voted your shares.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your Company common stock, you may call our Secretary, Christopher G. DeClaire at (281) 404-4700.

No Additional Matters May Be Presented at the Special Meeting

        The Special Meeting has been called only to consider the approval of the Acquisition Proposal, the First Amendment Proposal, the Second Amendment Proposal, the Incentive Plan Proposal, the Director Proposal, the Auditor Proposal and the Adjournment Proposal. Under the Company's bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  •
  You may send another proxy card with a later date;

  •
  You may notify Corporate Secretary, addressed to the Company, in writing before the Special Meeting that you have revoked your proxy; and

  •
  You may attend the Special Meeting, revoke your proxy, and vote in person.

Quorum; Vote Required

        The approval and adoption of the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of a majority of the shares of the Company's common stock issued in the Company's IPO cast at the Special Meeting. A total of 34,500,000 shares were issued in our IPO. In addition, notwithstanding the approval of a majority, if the holders of 10,350,000 or more shares of common stock issued in the Company's IPO, an amount equal to 30% or more of the total number of shares issued in the IPO, vote against the Acquisition or Merger and demand conversion of their shares into a pro rata portion of the trust account, then the

Company will not be able to consummate the Acquisition and Merger. Each Company stockholder that holds shares of common stock issued in the Company's IPO or purchased following such offering in the open market has the right, assuming such stockholder votes against the Acquisition Proposal or Merger Proposal and, at the same time, demands that the Company convert such stockholder's shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company's IPO is deposited. These shares will be converted into cash only if the Acquisition and Merger are consummated and the stockholder requesting conversion holds such shares until the date the Acquisition and Merger are consummated and tenders such shares to our stock transfer agent at or prior to the vote at the Special Meeting on the Acquisition Proposal and Merger Proposal.

        For the purposes of Proposal 3, the affirmative vote of the majority of the Company's issued and outstanding common stock as of the Record Date is required to approve the First Amendment Proposal. For the purposes of Proposal 4, the affirmative vote of the majority of the Company's issued and outstanding common stock as of the Record Date is required to approve the Second Amendment Proposal. For purposes of Proposal 5, the affirmative vote of the holders of a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the meeting is required to approve the Incentive Plan. For purposes of Proposal 6, the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors is required. For purposes of Proposal 7, a majority of the votes cast by holders of Common Stock is required to adopt the auditor proposal. For purposes of Proposal 8 the affirmative vote of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote is required to approve the adjournment.

        It is important for you to note that in the event the Acquisition Proposal or the Merger Proposal does not receive the necessary vote to approve such proposal, then the Company will not consummate the Acquisition, Merger or First Amendment Proposals.

Abstentions and Broker Non-Votes

        If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of FINRA, your broker may not vote your shares on the proposals to approve the Acquisition of OGIL pursuant to the Purchase Agreement. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

        As long as a quorum is established at the Special Meeting, if you return your proxy card without an indication of how you desire to vote, since it is not an affirmative vote in favor of a respective proposal, it: (i) will have no effect on the Acquisition Proposal but will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company's IPO are held, unless an affirmative vote against the Acquisition Proposal is made and an affirmative election to convert such shares of common stock is made on the proxy card; (ii) will have the same effect as a vote against the First Amendment Proposal; (iii) will have the same effect as a vote against the Second Amendment Proposal; (iv) will have the same effect as a vote against the Incentive Plan Proposal; (v) will have no effect on the Director Proposal; (vi) will have no effect on the Auditor Proposal; and (vii) will have the same effect as a vote against the Adjournment Proposal.

        Since the Acquisition Proposal and the Merger Proposal require only a majority of the Company shares issued in the IPO that cast a vote at the special meeting, abstentions or broker non-votes will not count towards such number. This has the effect of making it easier for the Company to obtain a vote in favor of the Acquisition Proposal and the Merger Proposal as opposed to some of the Company's other proposals or as opposed to the vote generally required under the Delaware General Corporation Law, namely a majority of the shares issued and outstanding. Furthermore, in connection with the vote required for the Acquisition Proposal and the Merger Proposal, the founding stockholders of the Company have agreed to vote their shares of common stock owned or acquired by them at or prior to the IPO in accordance with the majority of the Company's shares issued in the IPO.

Conversion Rights

        Any stockholder of the Company holding shares of common stock issued in the Company's IPO who votes against the Acquisition Proposal or Merger Proposal may, at the same time, demand that the Company convert his shares into a pro rata portion of the trust account. You must mark the appropriate box on the proxy card in order to demand the conversion of your shares. If so demanded, the Company will convert these shares into a pro rata portion of the net proceeds from the IPO that were deposited into the trust account, plus your pro rated interest earned thereon after such date, if the Acquisition and Merger are consummated. If the holders of more than 29.99%, or 10,346,550, or more shares of common stock issued in the Company's IPO vote against the Acquisition Proposal or Merger Proposal and demand conversion of their shares into a pro rata portion of the trust account, the Company will not be able to consummate the Acquisition and Merger. Based on the amount of cash held in the trust account as of December 31, 2007, without taking into account any interest or income taxes accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $7.90 per share. In addition, the Company will be liquidated if a business combination is not consummated by May 24, 2009. In any liquidation, the net proceeds of the Company's IPO held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of the Company's common stock other than the founders, who will not share in any such liquidation proceeds.

        If you exercise your conversion rights, then you will be exchanging your shares of Company common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you tender your stock certificate to the Company at or prior to the vote at the Special Meeting on the Acquisition Proposal and Merger Proposal. The closing price of the Company's common stock on                , 2008, the most recent trading day practicable before the printing of this joint proxy statement/prospectus, was $        . The amount of cash held in the trust account is approximately $272,200,000 as of December 31, 2007. If a Company stockholder would have elected to exercise his conversion rights on such date, then he would have been entitled to receive $7.90 per share, plus interest accrued thereon subsequent to such date. Prior to exercising conversion rights, the Company stockholders should verify the market price of the Company's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

        You will be required, whether you are a record holder or hold your shares in "street name", either to tender your certificates to our transfer agent or to deliver your shares to the Company's transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at your option, at any time at or prior to the vote at the Special Meeting on the Acquisition Proposal and Merger Proposal. There is typically a $35 cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this $35, and the broker may or may not pass this cost on to you.

        You will have sufficient time from the time we send out this joint proxy statement/prospectus through the time of the vote on the Acquisition Proposal and Merger Proposal to deliver your shares if you wish to exercise your conversion rights. However, as the delivery process can be accomplished by you, whether or not you are a record holder or your shares are held in "street name", within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System, we believe this time period is sufficient for an average investor.

        Any request for conversion, once made, may be withdrawn at any time up to immediately prior to the vote on the Acquisition Proposal and Merger Proposal at the Special Meeting (or any adjournment or postponement thereof). Furthermore, if you delivered a certificate for conversion and subsequently decided prior to the meeting not to elect conversion, you may simply request that the transfer agent return the certificate (physically or electronically) to you. The transfer agent will typically charge an additional $35 for the return of the shares through the DWAC System.

        Please note, however, that once the votes on the Acquisition Proposal and Merger Proposal are held at the Special Meeting, you may not withdraw your request for conversion and request the return of your stock certificate (either physically or electronically). If the Acquisition and Merger are not completed, your stock certificate will be automatically returned to you.

        Stockholders will not be entitled to exercise their conversion rights if such stockholders return proxy cards to the Company without an indication of how they desire to vote with respect to the Acquisition Proposal or Merger Proposal or, for stockholders holding their shares in street name, if such stockholders fail to provide voting instructions to their brokers. Proxies received by the Company without an indication of how the stockholders intend to vote on a proposal will be voted in favor of such proposal.

Appraisal or Dissenters Rights

        No appraisal rights are available under the Delaware General Corporation Law to the stockholders of the Company in connection with the Acquisition Proposal or Merger Proposal. The only rights for those stockholders voting against the Acquisition or Merger who wish to receive cash for their shares is to simultaneously demand payment for their shares from the trust account.

Solicitation Costs

        The Company is soliciting proxies on behalf of the Company's Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company and its respective directors and officers may also solicit proxies in person, by telephone or by other electronic means, and in the event of such solicitations, the information provided will be consistent with this proxy statement and enclosed proxy card. These persons will not be paid for doing this. The Company may engage the services of a professional proxy solicitation firm. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

Stock Ownership

        Of the 42,375,000 outstanding shares of the Company common stock, the Company's initial stockholders, including all of its officers and directors and their affiliates, who purchased shares of common stock prior to the Company's IPO and who own an aggregate of approximately 18.6% of the outstanding shares of the Company common stock (7,875,000 shares), have agreed to vote such shares acquired prior to the IPO in accordance with the vote of the majority in interest of all other Company stockholders on the Acquisition Proposal and Merger Proposal. Moreover, all of these persons have agreed to vote all of their shares which were acquired in or following the IPO in favor of the Acquisition Proposal and Merger Proposal.

        The following table sets forth information regarding the beneficial ownership of our common stock as of May 2, 2008 and as adjusted to reflect the sale of founder securities and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock
Paul A. Bragg(4)	2,205,000	5.2%
Christopher G. DeClaire(5)	1,134,000	2.7%
Jorge E. Estrada M.(6)	1,134,000	2.7%
Marcelo D. Guiscardo(7)	1,134,000	2.7%
John C.G. O'Leary(8)	1,134,000	2.7%
John R. Russell(9)	1,134,000	2.7%
Sapling, LLC(10)	2,129,774	5.1%
Fir Tree Capital Opportunity Master Fund, LP(10)	433,426	1.0%
HBK Investments L.P.(11)	3,967,700	9.4%
President and Fellows of Harvard College(12)	2,600,000	6.1%
All Directors and Additional Officers as a Group (6 persons)	7,875,000	18.6%

(1)
Unless otherwise indicated, the business address of each of the stockholders is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Unless otherwise indicated, all ownership is direct beneficial ownership.

(3)
Assumes only the sale of 34,500,000 units in our Public Offering and the sale of 375,000 units in the private placement, but not the exercise of the 34,875,000 warrants comprising such units and the 3,000,000 founder warrants.

(4)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg has transferred 750,000 of his shares of common stock to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.

(5)
Christopher G. DeClaire is our Vice President, Secretary and a Director.

(6)
Jorge E. Estrada M. is a Director of the Company.

(7)
Marcelo D. Guiscardo is a Director of the Company.

(8)
John C.G. O'Leary is a Director of the Company.

(9)
John R. Russell is a Director of the Company.

(10)
Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company ("Sapling") and by Fir Tree Capital Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership ("Fir Tree Capital Opportunity") on July 30, 2007 and February 14, 2008. Sapling may direct the vote and disposition of the 2,129,774 shares of common stock, and Fir Tree Capital Opportunity may direct the vote and disposition of 433,426 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York,

  New York 10017 and the address of Fir Tree Capital Opportunity is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Capital Opportunity and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Capital Opportunity.

(11)
Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership ("HBK Investments"), by HBK Services LLC, a Delaware limited liability company ("HBK Services"), by HBK Partners II L.P., a Delaware limited partnership ("HBK Partners"), by HBK Management LLC, a Delaware limited liability company ("HBK Management"), and by HBK Master Fund L.P., a Cayman Islands limited partnership ("HBK Master Fund") on September 14, 2007 and February 12, 2008. The above entities have the shared power to vote or to direct the disposition of 3,967,700 shares. The address of HBK Investments, HBK Services, HBK Partners and HBK Management is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the "Subadvisors"). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12)
Based on information contained in a Statement on Schedule 13G filed by President and Fellows of Harvard College, a Massachusetts employee benefit plan or endowment fund, on February 14, 2008. President and Fellows of Harvard College may direct the vote and disposition of 2,600,000 shares of common stock. The address of President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

PROPOSAL 1

THE ACQUISITION PROPOSAL

        The discussion in this joint proxy statement/prospectus of the Acquisition Proposal and the principal terms of the Purchase Agreement, dated August 30, 2007, and subsequently amended on December 3, 2007, by and among the Company, Vantage Drilling, OGIL and F3 Capital, and the associated agreements are subject to, and are qualified in their entirety by reference to, the Purchase Agreement, which is attached as "Annex A", and the Amendment No. 1 to the Purchase Agreement, which is attached as "Annex B" to this joint proxy statement/prospectus and are incorporated in this joint proxy statement/prospectus by reference.

General Description of the Acquisition

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a Purchase Agreement pursuant to which the Company and OGIL have agreed to be acquired by Vantage Drilling. The Acquisition is structured such that the Company and OGIL will become wholly owned by Vantage Drilling. If the stockholders of the Company approve the transaction contemplated by the Purchase Agreement, Vantage Drilling, which was newly incorporated in order to facilitate the Acquisition and the exchange of shares contemplated thereby, will acquire each of the Company and OGIL in a series of steps as outlined below.

        Vantage Drilling will acquire the Company pursuant to a merger transaction that is summarized as follows:

  (i)
  Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving;

  (ii)
  Vantage Drilling will exchange, on a one for one basis, all outstanding units, shares of common stock and warrants of the Company for newly issued units, ordinary shares and warrants of Vantage Drilling; and

  (iii)
  the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands.

        Vantage Drilling has agreed to the purchase of the Company and OGIL, through a structured acquisition. OGIL's assets consist of the construction and delivery contracts for four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for an ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development.

        Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus Closing Adjustments consisting of the following:

  (i)
  $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus Closing Adjustments (which will be paid at closing).

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be approximately $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction. The total estimated completed costs of the Jackup Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. The shipyard payments and additional development costs may include interest charges imposed by the shipyard on deferred payments and unfavorable fluctuations in the exchange rate between the US dollar and the Singapore dollar. As of March 31, 2008, the estimated outstanding balance of Closing Adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        The Company, F3 Capital, OGIL and Vantage Drilling plan to consummate the Acquisition as promptly as practicable after the Special Meeting, provided that:

  •
  The Company's stockholders have approved and adopted the Acquisition Proposal and the transactions contemplated thereby including the merger among Vantage Drilling, the Company and a transitory merger subsidiary of Vantage Drilling;

  •
  holders of less than 30% of the shares of the common stock issued in the Company's IPO vote against the Acquisition Proposal and demand conversion of their shares into cash;

  •
  the Securities and Exchange Commission has declared effective the registration statements and prospectus which form a part of this joint proxy statement/prospectus; and

  •
  the other conditions specified in the Purchase Agreement, as amended, have been satisfied or waived.

        See the description of the Purchase Agreement in the section entitled "The Share Purchase Agreement" beginning on page 83. The Purchase Agreement is included as "Annex A" to this joint proxy statement/prospectus. Amendment No. 1 to the Purchase Agreement is included as "Annex B" to this joint proxy statement/prospectus. We encourage you to read the Purchase Agreement and Amendment No. 1 to the Purchase Agreement in their entirety.

        The four Jackup Rigs are to be delivered December 28, 2008, July 31, 2009, September 30, 2009 and December 31, 2009.

        Under the terms of the Company's amended and restated certificate of incorporation, the Company may proceed with the Acquisition and consequent merger notwithstanding up to 29.99% of the Company shareholders electing to convert their shares of common stock to cash and not participate in the Acquisition or consequent merger. The shares converted, if any, will reduce on a one for one basis the shares of Vantage Drilling to be issued in the transaction.

Background of the Acquisition

        The terms of the Purchase Agreement are the result of arm's-length negotiations between representatives of F3 Capital and the Company. The following is a brief discussion of the background of these negotiations, the Acquisition and related transactions.

        The Company was incorporated in Delaware on September 8, 2006, as a blank check company formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses then currently unidentified in the in the oilfield services industry, whose net assets are at least 80% of the net assets of the Company.

        A registration statement for the Company's IPO was declared effective on May 24, 2007. On May 30, 2007, the Company consummated its initial public offering of 34,500,000 units at a price per unit of $8.00. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant expires on May 24, 2011 or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $6.00 per share. The 34,500,000 Units sold in the IPO (including 4,500,000 Units subject to the underwriters' over-allotment option), generated total gross proceeds of $276,000,000. Of this amount, $269,960,000 was placed in trust.

        Pursuant to the Company's amended and restated articles of incorporation, the Company must identify a target and consummate a business combination on or before May 24, 2009 or liquidate.

        During the period immediately subsequent to our IPO on May 30, 2007 through August 2007, we were involved in identifying and evaluating prospective businesses regarding potential business combinations. On May 31, 2007, the day after the consummation of our IPO, we convened our management to institute corporate governance procedures and to discuss and begin implementing our overall plan for identifying, evaluating and, where appropriate, pursuing potential acquisition opportunities. After discussing the most effective means for us to cooperatively solicit opportunities, we determined that we should plan regular face-to-face meetings or telephonic conferences with our board to discuss and update our progress. Given our commitment to source, review and negotiate a transaction within the prescribed timeframe, we agreed to immediately identify and begin the process of making contact with various prospective sources of deal flow, including friends and business acquaintances we have established over a professional lifetime within the oilfield services industry to encourage them to contact us with ideas or specific acquisition opportunities that they might have for us to consider and explore. Messrs. Bragg and O'Leary discussed various areas within the oilfield services industry where there would be the highest probability of identifying attractive assets, with particular focus on offshore drilling services, where they believed the best assets with highest growth rate potential could be sourced. Messrs. Bragg and O'Leary discussed the possibility of acquiring various acquisition targets, including offshore and land-based drilling rigs, various wellsite services businesses, liftboats, shipyards, and oilfield transportation companies.

        The Company was able to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit itself to any one transaction structure (i.e. cash vs. stock issued to potential seller, straight merger, corporate spin-out or management buy-out). Although the search stayed within the oilfield services industry, the definition of oilfield services remained broad. Proactive sourcing involved Vantage management, among other things:

  •
  Initiating conversations, whether it be via phone, e-mail or other means and whether directly or via their major shareholders, with third-party companies which they believed could make attractive combination partners;

  •
  Attending conferences or industry events to meet prospective business combination partners;

  •
  Contacting professional service providers (lawyers, accountants, consultants and bankers);

  •
  Utilizing their own network of business associates and friends for leads;

  •
  Working with third-party intermediaries, including investment bankers; and

  •
  Inquiring of business owners, including private equity firms, of their interest in selling their business.

        Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives, or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process. The Company considered numerous companies in various sectors of the oilfield services industry including offshore and land-based drilling and various exploration and production services. Several non-disclosure agreements were signed.

        In considering potential targets for a business combination, the Company's management considered the following factors as being material to their decision:

  •
  asset quality, age and technical capabilities;

  •
  growth potential;

  •
  financial condition and results of operation;

  •
  experience and skill of management;

  •
  capital requirements;

  •
  the value and extent of intellectual content;

  •
  competitive position;

  •
  stage of development of the products, processes or services;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of protection of the products, processes or services;

  •
  regulatory environment of the industry;

  •
  costs associated with effecting the business combination; and

  •
  probability of successfully negotiating a transaction with a potential seller.

        The evaluation relating to the merits of a particular business combination were based, to the extent relevant, on the above factors. In evaluating a prospective business target, the Company's management conducted an extensive due diligence review which encompassed, among other things, meetings with management, where applicable, and inspection of facilities, as well as review of financial and other information which were available.

        As a result of these efforts, the Company initiated contact, either directly or through a third party intermediary, with approximately ten (10) potential targets. In addition, the Company received business plans, financial summaries or presentation books of at least fifteen (15) potential target companies. The Company signed non-disclosure agreements relating to approximately five (5) of these potential business combination opportunities. The Company also had discussions with several target companies with which a non-disclosure agreement was not signed. With respect to several business combination opportunities, discussions among the Company's management and the targets included financial disclosures, reviews of potential transaction structures, preliminary estimates of transaction values and discussions of management objectives, business plans and projections. Discussions including introductory meetings attended by some combination of Messrs. Bragg, DeClaire and O'Leary occurred with potential targets on a regular basis during the period from June 2007 through August 2007.

        On June 18, 2007, we again convened our management to review the individual and collective lists of potential companies or prospective deal flow sources. Our management reviewed the results of initial contacts with any such sources which had been made during the prior two weeks, including any feedback or additional deal flow contacts which originated from such sources. From this collective list of contacts, we agreed who would be the primary contact for each prospect company or prospective deal flow source, and committed to make initial contact with each such entity as soon as possible. For the remainder of June through August, our management initiated contact with those identified prospects.

        Based on their experience in investigating investment opportunities, the Company's management assessed the competition for quality companies that could be a potential target for a business combination and determined that a company that Vantage's management identified as a suitable potential business combination partner would typically have several alternatives to any potential business combination with the Company, including remaining independent or selling itself to another third party, as well as obtaining capital either privately or publicly. Additionally, in many cases, the Company's management had to spend time educating a prospective business combination partner about "blank check" companies and explaining, from the Company management's perspective, the benefits of a combination with the Company over other alternatives that it may have been considering. The reasons varied for why the Company did not reach agreement with any of these other potential business combination partners. For example, after discussions with one potential target, the Vantage management team did not feel sufficiently comfortable with the target company's forecasted financial performance and the likelihood that management could meet such forecasted performance results to proceed without adjustment of the discussion terms. Some of the other alternatives, although attractive, did not involve a target business with a level of familiarity with blank check companies equal to the seller's experience in such matters. The Company believed the Acquisition provided the most attractive option for a business combination, and the choice of the Acquisition proposed herein over other alternatives was less a rejection of such alternatives and more a prioritization among alternatives.

        One of the targeted asset owners that was given priority by the Company was TMT, a Cayman Islands exempted company owned by Mr. Su. Mr. Bragg requested Mr. O'Leary to contact Mr. Su to ascertain if there was any interest in selling his ultra-premium Jackup Rigs, currently under construction, to the Company. Mr. O'Leary and Mr. Su knew one another socially and also through previous business dealings during which Mr. O'Leary acted as a consultant to an entity controlled by Mr. Su and negotiated the initial rig construction contracts between Mr. Su's entity and PPL Shipyard Pte., Ltd. Mr. O'Leary and Mr. Su had no further business dealings after December 2006, and the two had never discussed Mr. O'Leary's involvement with the Company or whether Mr. Su might have any possible opportunities which would be relevant to the Company's objectives. Prior to the Company's initial public offering, Mr. O'Leary was not aware of Mr. Su's or TMT's desire or willingness to sell, directly or indirectly, any of its assets. Other than Mr. O'Leary's prior social and business relationship with Mr. Su, none of our other directors, significant stockholders or officers had any prior contacts, discussions, meetings or relationships with Mr. Su or any officer or director of TMT.

        On June 19, 2007, Mr. O'Leary contacted Mr. Su, and Mr. Su indicated an interest in having a meeting between TMT and the Company. There are no direct business relationships between any of the officers, directors or principle stockholders of the Company and any of the officers, directors or principle stockholders of TMT. Mr. Bragg followed up by contacting Mr. Espig, Senior Vice President of TMT, to arrange a meeting.

        On June 22, 2007, an initial meeting was held among Mr. Bragg and Mr. DeClaire, on behalf of the Company, and Mr. Espig, on behalf of TMT in Houston, Texas. At the meeting, TMT described its involvement in the oil industry and the various assets within its portfolio. Vantage mentioned its interest in the Jackup Rigs under construction and owned by TMT. Mr. Espig indicated that two of TMT's Jackup Rigs may be available for sale and that the parties should meet again to discuss whether TMT would be prepared to pursue such a transaction with Vantage. On June 24, 2007, Mr. Bragg requested Mr. O'Leary to contact Mr. Su in order to follow-up on the earlier discussions conducted at the St. Regis. Mr. O'Leary spoke with Mr. Su and suggested that TMT might ultimately realize a greater return on its investment in the Jackup Rigs if TMT transferred the Jackup Rigs to Vantage in exchange for equity in Vantage. Mr. Su indicated to Mr. O'Leary that TMT would consider such a transaction but that any such transaction would need to be negotiated promptly, since TMT was at that time reviewing other possible sales and business combination proposals involving the Jackup Rigs.

        On June 25, 2007, Mr. Bragg drafted and delivered a letter to Mr. Su expressing Vantage's strong interest in acquiring TMT's interest in two Jackup Rigs under construction and requesting a meeting with Mr. Su. On June 30, Mr. Espig proposed a meeting with Messrs. Bragg and O'Leary to be held on July 5, 2007 in Seoul, Korea; such meeting request was subsequently changed to July 6, 2007 at the offices of TMT in Taipei.

        On July 6, 2007, Messrs. Bragg and O'Leary, on behalf of the Company, and Messrs. Su and Espig, on behalf of TMT, met at the offices of TMT in Taipei. A non-binding understanding was reached for the acquisition by the Company of two Jackup Rigs under construction at $220 million each, plus an option to be held by the Company to purchase for $660,000,000 an ultra-deepwater drillship to be constructed by Daewoo Shipbuilding and Marine Engineering Co, Ltd. At this July 6 meeting, a non-binding Memorandum of Understanding ("MOU") was signed by Mr. Su and Mr. Bragg. A summary of the material terms of the MOU appears below:

1.
Buyer:    Vantage.

2.
Seller:    Mr. Nobu Su or companies to be nominated by him.

3.
Transaction Value for Jackups:    $440 million for two Jackups under construction, that is $210 million per jackup payable to seller and $10 million per rig estimated to outfit each unit.

4.
Delivery of Jackups

a.
Jackup 1—late 2008

b.
Jackup 2—early 2010

5.
Payment for Jackups

a.
Assumption by Vantage of future shipyard liabilities under the construction contracts of up to $275 million for the construction of the two Jackup Rigs.

b.
Assumption by Vantage of vendor liabilities (construction supervision, drill string and bottom hole assembly) of $20 million for the Jackup Rigs.

c.
Issuance of equity to seller equivalent to $145 million in Vantage Units (comprised of one common share and one stock purchase warrant) at market price on the date of the transaction (signing of definitive agreement).

6.
Drillship Option

a.
Validity of option—6 months from date of jackup transaction closing.

b.
Delivery of dri1lship: Q4-2010, ex-DSME.

  c.
  Price $660 million for the drillship, full turnkey basis.

  d.
  Payment to Seller for Drillship: 30% upon exercising of option and 70% on delivery from DSME Korea.

  e.
  Upon exercising of the option, Vantage will either assume any financing that Seller may have put in place for the shipyard commitment or secure alternative finance as it deems appropriate. Additionally, Vantage agreed to "make whole" the Seller for changes in interest rates applicable to amounts advanced to the shipyard by Seller between the exercise of the option and the ship delivery/final payment from Vantage to Seller.

7.
Board Representation

a.
Seller to have two seats on the Board of Vantage.

b.
The board seats to be nominative; one for Mr. Su and one for Mr. Espig.

    The representation to be as and from closing of the transaction.

        On July 18, 2007, Messrs. Bragg and DeClaire met with a syndicate of internationally recognized lenders, namely Natixis, Fortis and BTMU Capital Corporation (the "Lender") to discuss the possibility of debt financing for the transaction contemplated by the MOU. The Lender agreed to schedule meetings for Messrs. Bragg and DeClaire in Paris, France with the lender's shipping group.

        On July 18, Messrs. Bragg and DeClaire discussed with Thomas Duhen of Forum Trading & Services Corp. regarding the Company's engagement of Forum to perform due diligence and to oversee the construction of the Jackup Rigs at the shipyard, PPL Shipyard Pte, Ltd.

        On July 20, 2007, a meeting was held in Paris, France for the purpose of negotiating and agreeing to definitive deal terms and the commencement of document drafting. The following persons were present at such meeting: for TMT, Mr. Su, Mr. Epsig, Mr. Hemsathapat, Ms. Khetchamni, and Mr. Spark; for the Company, Messrs. Bragg, O'Leary and DeClaire; for Deutsche Bank, Mr. Cox; and a representative of the Company's outside corporate securities counsel Ellenoff Grossman & Schole LLP. At this meeting Messrs. Bragg, O'Leary and DeClaire were informed that TMT had discontinued its discussions with another party for two other TMT Jackup Rigs and the MOU could be renegotiated to include four Jackup Rigs instead of only two. The parties agreed that the Company would acquire four Jackup Rigs plus the Drillship Option for aggregate consideration, including the assumption of contractual obligations for the construction of the Jackup Rigs, of $848 million, to be comprised of approximately $600 million in cash and equity and approximately $300 million in debt financing. Mr. Cox began discussions with other representatives of Deutsche Bank regarding a potential equity private placement.

        On July 23, 2007, Messrs. Bragg and DeClaire met with senior executives of the Lender. The Lender expressed interest in the transactions contemplated by the parties at the July 20th meeting and proposed debt financing on a fifty percent (50%) loan to value ratio for the jack-ups. The Lender subsequently issued to the Company an indicative term sheet dated July 27, 2007, and revised on October 31, 2007, whereby Lender proposed up to $440 million in debt, comprised of up to $320 million in term debt during the Jackup Rigs' construction, another $80 million upon their completion, and up to $40 million in revolving debt.

        On July 26, 2007, Messrs. Bragg and DeClaire met with representatives from Deutsche Bank to discuss terms of a potential private equity placement and content of road show materials for such offering.

        On July 30, 2007, Forum Trading & Services Corp. commenced due diligence in Singapore at the shipyard constructing the Jackup Rigs and in Korea at the shipyard constructing the drillship. Further, draft private equity offering documents were distributed by the Company's legal counsel to the Company, TMT, Deutsche Bank and legal counsel to Deutsche Bank, Andrews Kurth LLP.

        From August 6, 2007 through August 16, 2007, Messrs. Bragg, DeClaire and O'Leary discussed internally, as well as with Messrs. Su and Espig from TMT and with Messrs. Cox and Winkler from Deutsche Bank, the turmoil in the private equity markets resulting from disruptions in the credit markets (subprime loan crisis) and the obstacles facing the Company's proposed private equity placement. Alternatives were discussed including delaying the private placement, reducing the size of the offering, and/or TMT agreeing to accept more equity in the Company as consideration for the Jackup Rigs; this last alternative being favored by the Company. On August 16, 2007, Mr. Bragg sent a written offer to Mr. Su increasing the proposed equity consideration in the Company to $275 million and canceling the private placement component of the transaction.

        From July 12, 2007 through August 23, 2007, the Company and TMT negotiated the terms of a definitive purchase agreement and the related documents. During such time, Forum Trading & Services Corp conducted its due diligence review on behalf of the Company including visits to the facilities of the shipyards located in Korea and Singapore, as well as a review of the construction contracts, construction schedules, progress to date, design and equipment specifications.

        On August 7, 2007, Forum Trading & Services Corp. delivered its written due diligence report to the Company.

        On August 18, 2007 Messrs. Bragg, O'Leary and Messrs. Su and Espig met telephonically to discuss the revised terms and an agreement was reached by which TMT would accept $275 million in equity of the Company and the private placement would be canceled.

        On August 22, 2007 a meeting was held at the offices of Ellenoff Grossman and Schole LLP in New York City in order to finalize the Purchase Agreement.

        On August 29, 2007, Forum Trading & Services Corp. verbally updated its written due diligence report of August 7, 2007 to the Company.

        As we continued negotiations with TMT and further continued our operational and financial due diligence, we decided to seek a fairness opinion regarding the transaction. We engaged Tudor, Pickering & Co., LLC, ("TudorPickering"), to render an opinion as to the fairness, from a financial point of view, to us, of the consideration to be paid by Vantage Drilling in the proposed transaction and a determination as to whether the fair market value of OGIL to be acquired is at least equal to 80% of our net assets (the "Fairness Opinion").

        On August 27, 2007, the Board of Directors of Vantage met telephonically and reviewed the material terms of the Purchase Agreement, the valuation range for the Jackup Rigs that the Company's management had been considering and how it resulted in the proposed acquisition consideration for the Jackup Rigs and to respond to questions from the directors regarding the business and other relevant information with respect to the Jackup Rigs. The Company's Board approved and adopted the Purchase Agreement, as revised, the issuance of the Company's units to TMT in the amount of $275 million, the assumption of debt underlying the contracts for the Jackup Rigs, the incurrence of indebtedness from lender in the terms indicated in the indicative term sheet, and the authority of management to make edits to the Purchase Agreement as they deem necessary to conclude the Acquisition. The Board of Directors of the Company also authorized the presentation of the proposal to acquire the shares of OGIL from F3 Capital to the stockholders of the Company with its recommendation that the stockholders approve and adopt the Purchase Agreement and the transactions contemplated thereby.

        On August 30, 2007, Messrs. Bragg and O'Leary met with Mr. Su in Geneva, Switzerland and again in Nice, France to review documents. Minor revisions were made to the Purchase Agreement in order to add an mechanism whereby the consideration to be paid to TMT would be adjusted if the payment schedule anticipated by the parties to the Purchase Agreement was determined to be inaccurate due to potential delay in obtaining the Company stockholder approval for the Acquisition. Mr. Bragg, on behalf of the Company, and Mr. Su on behalf of F3 Capital and OGIL, executed the final Purchase Agreement. A press release announcing the Purchase Agreement was issued later that same day.

        TudorPickering made a presentation to the Company's Board of Directors on October 24, 2007 and subsequently delivered its written opinion to the Board of Directors, which stated that, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the consideration paid by the Company is fair, from a financial point of view, to the Company. TudorPickering has also determined that the fair market value of OGIL is at least equal to 80% of the Company's net assets held in trust.

Interests of Vantage Directors and Officers in the Acquisition

        In considering the recommendation of the Board of Directors of the Company to vote for the proposals to approve and adopt the Purchase Agreement and the Acquisition, you should be aware that certain members of the Company's Board have agreements or arrangements that provide them with interests in the Acquisition that differ from, or are in addition to, those of the Company's stockholders generally. In particular:

  •
  If the Acquisition is not approved, the Company may be required to liquidate, and the shares of common stock and warrants held by the Company's executive officers and directors will be worthless because the Company's executive officers and directors are not entitled to receive any of the net proceeds of the Company's IPO that may be distributed upon liquidation of the Company. The Company's executive officers and directors own a total 7,875,000 shares of the Company's common stock that have a market value of $58,275,000 based on the Company's share price of $7.40 as of March 28, 2008. The Company's executive officers and directors also own a total of 3,375,000 warrants to purchase shares of the Company's common stock that have a market value of $2,025,000 based on the Company's warrant price of $0.60 as of March 28, 2008. Such warrants and certain of the shares of common stock were purchased in a private placement concurrent with the IPO. The Company's executive officers, directors and special advisors are contractually prohibited from selling their shares of common stock prior to one year after the consummation of a business combination, during which time the value of the shares may increase or decrease.

  •
  It is currently anticipated that Messrs: Paul A. Bragg, Christopher G. DeClaire, Jorge E. Estrada M., Marcelo D. Guiscardo, John C.G. O'Leary and John R. Russell, all of whom are current directors of the Company, will continue as directors of the Company after the Acquisition.

The Company's Reasons for the Acquisition and Recommendation of the Company's Board

        Based upon its evaluation, our Board of Directors has unanimously approved the Acquisition and determined that it is in the best interests of the Company and our stockholders.

        In the prospectus relating to our IPO, we stated our intention to focus our pursuit of a business combination on targets in the oilfield services industry. We believe that the Acquisition meets these investment objectives.

        Our Board of Directors also considered a wide variety of other factors in connection with its evaluation of the Acquisition. In light of the complexity of those factors, our Board of Directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Individual members of our Board of Directors may have given different weight to different factors.

        Our Board of Directors considered the nature of the Acquisition, along with the rights and obligations under and pursuant to the Contracts and Drillship Option, OGIL's projected operating results, the extent of the liabilities to be assumed and the factors below, in addition to the various risks discussed in the section entitled "Risk Factors" beginning on page 36, in reaching its determination that the Acquisition is in the best interests of the Company's stockholders and to approve the Acquisition.

        In considering the Acquisition, our Board of Directors gave consideration to the following positive factors (although not weighted or in any order of significance):

  •
  The overall growth prospects associated with the Contracts and the industry;

  •
  the industry dynamics, including barriers to entry; and

  •
  the valuation of comparable companies.

        Major factors in the board's decision include the following:

The experience of the Company's management

        An important criterion to the Company's Board of Directors in identifying an acquisition target was to locate a target which operates in a market in which the Company's management team had substantial experience. Each of Messrs. Bragg, O'Leary, Estrada and Guiscardo served at various highest-level executive positions at Pride International, Inc., one of the world's largest international drilling and oilfield services companies. The Company's management collectively has years of experience valuing assets such as those of OGIL's, negotiating contracts for Jackup Rigs, and the general operations of companies in this industry.

The terms of the Purchase Agreement

        The terms of the Purchase Agreement, including the closing conditions, are customary and reasonable. It was important to the Company's Board of Directors that the Purchase Agreement include customary terms and conditions as it believed that such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

        The Company's Board of Directors believes that the above factors strongly supported its determination and recommendation to approve the Acquisition. The Company's Board of Directors did, however, consider the following potentially negative factors, among others, including the Risk Factors, in its deliberations concerning the Acquisition:

The risk that its public stockholders would vote against the Acquisition and exercise their conversion rights

        The Company's Board of Directors considered the risk that the current public stockholders of the Company would vote against the Acquisition and demand to redeem their shares for cash upon consummation of the Acquisition, thereby depleting the amount of cash available to the combined company following the Acquisition. For reasons stated above, the Company's Board of Directors deemed this risk to be less with regard to OGIL than it would be for other target companies and believes that the Company will still be able to implement its business plan even if the maximum number of public stockholders exercised their conversion rights.

Certain officers and directors of the Company may have different interests in the Acquisition than the Company stockholders

        The Company's Board of Directors considered the fact that certain officers and directors of the Company may have interests in the Acquisition that are different from, or are in addition to, the interests of the Company's stockholders generally, including the matters described under "Interests of the Company and Officers in the Acquisition" above.

The limitations on indemnification set forth in the Purchase Agreement

        The Company's Board of Directors considered the limitations on indemnification set forth in the Purchase Agreement. See "The Purchase Agreement—Escrow and Indemnification." The Board of Directors of the Company determined that any definitive agreement with any target company would contain similar limitations.

The risk that F3 Capital and its affiliates would control a significant percentage of our issued shares stock after the transaction.

        Upon the consummation of the Acquisition, F3 Capital will beneficially own approximately 44.0% of the ordinary shares of Vantage Drilling, assuming no conversion of stock by public stockholders, and approximately 51% if the maximum number of shares is converted. Therefore, F3 Capital will be able to exercise significant control over the operations of Vantage Drilling and may vote its ordinary shares in ways that are adverse or otherwise not in the best interest of our stockholders as a group. However, due to F3 Capital's large equity stake in our company, it has a significant interest in our success.

The risk that the Company's current stockholders will experience substantial dilution upon consummation of the Acquisition.

        If we consummate the Acquisition, Vantage Drilling will issue, in the aggregate, 33,333,333 units consisting of 33,333,333 ordinary shares and warrants to acquire 25,000,000 ordinary shares at $6.00 per share. Our initial public offering stockholders currently own 81.4% of the Company's outstanding capital stock. Following the Acquisition, the former stockholders will, as shareholders of Vantage Drilling, own approximately 45.6% of Vantage Drilling's ordinary shares. Our book value per share assuming no shares are converted will increase from $6.24 to $7.13 on a pro-forma basis ($7.07 per share on a pro-forma basis assuming 29.99% of our shares convert). We believe that despite the dilution in ownership our IPO stockholders will experience as a result of the Acquisition, this transaction is still beneficial for them.

The Risk that the Shipyard will not perform on the Contracts.

        OGIL's assets consist solely of the Contracts and the Drillship Option. In order for us to hold operating assets, we are dependant upon the Shipyard's performance under the Contracts for the delivery of the Jackup Rigs. There is no guarantee that the Shipyard will deliver the Jackup Rigs in the time periods described in the Contracts, if at all, or that problems may not arise during the construction phase, which could impact our costs. However, to date PPL Shipyard has not materially fallen behind on the construction schedules. In addition, our engineers have independently verified that the Jackup Rigs, thus far, conform in all material ways to the specifications described in the Contracts.

        After deliberation, the Company's Board of Directors determined that these potentially negative factors were outweighed by the potential benefits of the Acquisition, including the opportunity for the Company's stockholders to share in the Jackup Rigs' anticipated revenue stream and profitability. The Company expects to benefit from the continued growth in demand in the oilfield services market.

        The Company's Board of Directors' belief that a transaction with OGIL presented less risk than with other investments is based on the quantitative and qualitative analysis conducted by the Company.

FAIRNESS OPINION OF TUDOR, PICKERING & CO. SECURITIES, INC.

        The Company retained Tudor, Pickering & Co. Securities, Inc. ("TudorPickering") to provide a Fairness Opinion to the Company's Board of Directors in connection with the Acquisition.

        TudorPickering made a presentation to the Company's Board of Directors on October 24, 2007 and subsequently delivered its written opinion to the Board of Directors, which stated that, as of December 3, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the consideration paid by Vantage Drilling is fair, from a financial point of view, to the Company. TudorPickering has also determined that the fair market value of OGIL is equal to at least 80% of the Company's net assets held in trust.

        The full text of the written opinion by TudorPickering is attached as Annex E to this proxy statement. Stockholders are urged to read the opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by TudorPickering in rendering its opinion. The summary of the TudorPickering opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. The TudorPickering opinion is addressed to the Company's Board of Directors and addresses only the fairness to the Company, from a financial point of view, of the consideration to be paid by Vantage Drilling in the Acquisition. The TudorPickering opinion does not constitute a recommendation to any Company stockholder as to how that stockholder should vote or act on any matter relating to the Acquisition (including, without limitation, with respect to the exercise of rights to convert Company shares into cash). Further, the TudorPickering opinion does not in any manner address the underlying business decision of the Company to engage in the Acquisition or the relative merits of the Acquisition as compared to any alternative business decision or strategy (including, without limitation, a liquidation of the Company after not completing a business combination transaction within the allotted time). The decision as to whether to approve the Acquisition or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the TudorPickering opinion is based.

        In arriving at its opinion, TudorPickering reviewed and analyzed, among other things:

  •
  The Share Purchase Agreement dated August 30, 2007 and amended on December 3, 2007;

  •
  Rig Construction Contracts between Bluesky Offshore Group Corp. and PPL Shipyard PTE Ltd. dated October 27, 2006, January 10, 2007, June 3, 2007 and August 30, 2007;

  •
  Other relevant draft documents related to the Acquisition;

  •
  Publicly available financial information concerning the Company that TudorPickering believed to be relevant to its analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the Registration Statement on Form S-1 filed with the SEC on November 9, 2006, as amended;

  •
  Certain other communications from the Company to its stockholders;

  •
  Certain internal financial analyses and forecasts for the Company and OGIL prepared by Company management;

  •
  Certain financial and stock market information with respect to certain other companies that TudorPickering believes to be comparable to OGIL;

  •
  Certain publicly available information concerning the nature and terms of certain other transactions that TudorPickering considered relevant to its analysis; and

  •
  Unit, common stock and warrant reported price and trading activity for the Company.

        TudorPickering also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which TudorPickering deemed relevant. TudorPickering also met with the officers of the Company to discuss the foregoing, as well as other matters believed to be relevant to TudorPickering's analysis.

        TudorPickering relied upon and assumed the accuracy and completeness of the agreements, documents and information listed above without assuming any responsibility for any independent verification of any such information. TudorPickering further relied upon the assurances of the Company's management that they were not aware of any facts that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, TudorPickering assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. TudorPickering did not make a physical inspection of the properties and facilities of the Company, or OGIL, and did not make or obtain any evaluations or appraisals of the Company's assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities). TudorPickering assumed that the Acquisition will be consummated in a manner that complies with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and all other applicable international, federal, state and local statutes, rules and regulations. TudorPickering assumed that the conditions to the Acquisition would be satisfied and that such Acquisition would be consummated on a timely basis in the manner contemplated by the Purchase Agreement. TudorPickering's opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of November 23, 2007. TudorPickering disclaims any undertaking or obligation to advise any person of any change in any matter affecting its opinion which may be brought to its attention after the date of its opinion.

        The following is a summary of the material analyses performed by TudorPickering in connection with rendering its opinion. TudorPickering noted that the basis and methodology for the opinion have been designed specifically for this purpose and may not translate to any other purposes. While this summary describes the analysis and factors that TudorPickering deemed material in its presentation and opinion to the Board of Directors, it does not purport to be a comprehensive description of all analyses and factors considered by TudorPickering. The opinion is based on the comprehensive consideration of the various analyses performed. Each of the analyses conducted by TudorPickering was carried out to provide a different perspective on the Acquisition, and to enhance the total mix of information available.

        The estimates contained in TudorPickering's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, TudorPickering's analysis and estimates are inherently subject to substantial uncertainty.

        In arriving at its opinion, TudorPickering did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by TudorPickering in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by TudorPickering. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, TudorPickering believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by TudorPickering, therefore, is based on the application of TudorPickering's own experience and judgment to all analyses and factors considered by TudorPickering, taken as a whole.

Introduction

        The Purchase Agreement provides that the aggregate consideration of approximately $848 million, subject to adjustment, will be paid by Vantage Drilling as follows: (i) approximately $56 million pursuant to a promissory note to F3 Capital, the sole shareholder of OGIL; (ii) approximately $275 million in Vantage Drilling units to be issued to F3 Capital each unit being comprised of one ordinary share of Vantage Drilling and 0.75 warrants to purchase one ordinary share of Vantage Drilling; and (iii) the assumption by Vantage Drilling of $517 million of payments due for the construction of four Baker Marine Pacific Class 375 ultra-premium jack-up drilling rigs. Additionally, as part of the Acquisition, the Company expects to incur $40 million in rig outfitting costs. The amount of the consideration was determined pursuant to negotiations between the Company and F3 Capital and its affiliates and not pursuant to recommendations by TudorPickering. The opinion of TudorPickering was just one of the many factors taken into account by the Company's Board of Directors in making its determination to approve the Acquisition, including those described elsewhere in this proxy statement.

        As part of its analysis to determine whether the consideration to be paid by Vantage Drilling pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company, TudorPickering used generally accepted valuation techniques, including, among others, a discounted cash flow analysis, net asset value accretion/(dilution) analysis, comparable company trading analysis, selected transaction analysis, current cost and implied value of early delivery and internal rate of return and payback analysis as described below.

Discounted Cash Flow Analysis

        TudorPickering prepared a discounted cash flow analysis for OGIL, as of January 1, 2008, using financial forecasts through 2017 as provided by Company management. A total of three cases, referred to as the "Base Case," "Upside Case" and "Downside Case," were analyzed with each case reflecting different levels of industry performance and financial performance for the four Baker Marine Pacific Class 375 rigs. Terminal values at the end of 2017 for all three cases were calculated based on multiples of "normalized" earnings before interest, taxes, depreciation and amortization ("EBITDA") ranging from 5.0x to 9.0x. The 5.0x to 9.0x EBITDA range was based on an analysis of next twelve months ("NTM") EBITDA multiples for a composite of offshore drillers from January 1, 2002 to November 23, 2007. The offshore driller composite consisted of Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., ENSCO International Inc., GlobalSantaFe Corporation, Hercules Offshore, Inc., Pride International, Inc., Noble Corporation, Rowan Companies, Inc., TODCO and Transocean Inc. The NTM EBITDA used in the calculation of the multiples reflects the weighted average EBITDA estimates of the ten composite offshore drillers for the forward twelve month period. TudorPickering observed that the average NTM EBITDA multiple over the observed period was 9.2x and the low was 4.9x, and that the multiples during troughs in the offshore drilling industry cycle were higher than during peaks in the cycle. Normalized EBITDA was calculated using estimated average operating assumptions over the life of a Baker Marine Pacific Class 375 rig applied to each of the four rigs. Discount rates of 9% to 13% were used to discount annual free cash flows and terminal values to derive an assessment of the implied value of OGIL.

        Compared with the $331 million of consideration paid to F3 Capital, the discounted cash flow analysis generated a range of implied values for OGIL of $378 million to $773 million under the Base Case, $575 million to $1,020 million under the Upside Case, and $100 million to $434 million under the Downside Case. The high value for each case reflects a 9% discount rate and a 9.0x normalized EBITDA terminal multiple, and the low value for each case reflects a 13% discount rate and a 5.0x normalized EBITDA terminal multiple.

Net Asset Value Per Share Accretion/Dilution Analysis

        TudorPickering compared the net asset value per share of the Company prior to the Acquisition with the range of estimated net asset values per share after the Acquisition based on the Base Case, Upside Case and Downside Case. The Company's current net asset value per share was calculated by subtracting the liabilities from the Company's assets as set forth in the most recent publicly available financial statements, divided by the fully diluted shares outstanding as of November 23, 2007. The Company's net asset value range after the Acquisition was calculated by performing a discounted cash flow analysis for the pro forma Company under the three cases (using the same assumptions outlined in the "Discounted Cash Flow Analysis") and the Company's balance sheet as set forth in the most recent publicly available financial statements, divided by the pro forma fully diluted shares outstanding as of November 23, 2007.

        The range of accretion on a net asset value per share basis to the stockholders is 23.5% to 121.4% under the Base Case, 87.0% to 202.1% under the Upside Case, and (68.1)% to 7.7% under the Downside Case. The greatest accretion for each case reflects a 9% discount rate and a 9.0x normalized EBITDA terminal multiple, and the lowest accretion for each case reflects a 13% discount rate and a 5.0x normalized EBITDA terminal multiple.

Comparable Company Trading Analysis

        TudorPickering reviewed and compared certain financial and operating information of OGIL to corresponding information of three domestic publicly traded, jack-up focused drilling companies and three international publicly traded, jack-up focused drilling companies.

        The domestic jack-up drilling group, or the Domestic Group, consisted of ENSCO International Inc., Hercules Offshore, Inc. and Rowan Companies, Inc. The international jack-up drilling group, or the International Group, consisted of Awilco Offshore ASA, PetroJack ASA and Scorpion Offshore Ltd. Although none of the companies is directly comparable to OGIL, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of OGIL.

        TudorPickering calculated various trading multiples and ratios of each of the domestic and international companies, including a ratio of each of the companies' "enterprise value" to their 2008 estimated EBITDA (obtained from FactSet and Bloomberg estimates). The enterprise value is the equity value of the company (the number of fully diluted shares outstanding as of November 23, 2007 multiplied by the closing share price as of November 23, 2007) plus debt and minority interests and less cash and any investment in unconsolidated affiliates as set forth in the latest publicly available financial statements.

        The following table sets forth the results of this analysis:

	Domestic Group		International Group
	Range	Median	Range	Median
Ratio of Enterprise Value To:
2008E EBITDA	4.4x - 4.8x	4.8x	5.6x - 10.2x	9.3x

        TudorPickering then applied the multiple ranges of the Domestic Group and International Group to the Base Case, Upside Case and Downside Case 2010 estimated EBITDA of OGIL (which is the first full year all four rigs will be in operation) discounted two years at 11%. Compared with the total transaction value of $888 million, applying the multiple range of the Domestic Group resulted in implied enterprise values for OGIL of $675 million to $841 million, and applying the multiple range of the International Group resulted in implied enterprise values for OGIL of $941 million to $1,714 million.

Selected Transaction Analysis

  Corporate Transactions

        Using publicly available information, TudorPickering analyzed the implied transaction multiples paid or proposed to be paid in the following selected asset transactions occurring between January 1, 1997 and November 23, 2007, in the offshore drilling industry:

Date Announced	Acquirer	Target
7/23/2007	Transocean Inc.	GlobalSantaFe
3/19/2007	Hercules Offshore Inc.	TODCO
12/29/06	Aban Offshore Ltd.	Sinvest ASA
1/9/2006	Seadrill Ltd.	Smedvig ASA
5/15/2002	ENSCO International	Chiles Offshore
9/3/2001	Santa Fe	Global Marine
8/21/2001	Transocean Inc.	R&B Falcon
7/12/1999	Schlumberger Ltd.	Transocean Inc.
8/10/1998	R&B Falcon Corp.	Cliffs
7/10/1997	Falcon Drilling	Reading & Bates

        TudorPickering determined that Transocean Inc. / GlobalSantaFe, Hercules Offshore Inc. / TODCO, Aban Offshore Ltd. / Sinvest ASA, Seadrill Ltd. / Smedvig ASA, ENSCO International / Chiles Offshore and Santa Fe / Global Marine were the most relevant based on the data publicly available and the announced dates of the transactions. TudorPickering compared transaction multiples in the six selected corporate transactions as multiples of latest twelve months EBITDA and estimated forward year EBITDA. TudorPickering then applied a range of selected multiples derived from the six selected corporate transactions of estimated forward year EBITDA to corresponding financial data of OGIL. The estimated forward year EBITDA multiple range of 4.2x to 9.4x applied to the Base Case, Upside Case and Downside Case 2010 estimated EBITDA of OGIL (which is the first full year all four rigs will be in operation) discounted two years at 11%, resulted in implied enterprise values for OGIL of $644 million to $1,648 million.

  Asset Transactions

        Using publicly available information, TudorPickering analyzed the implied transaction values per rig in the following selected asset transactions occurring between January 1, 1997 and November 23, 2007, in which the primary assets being acquired were jack-up drilling rigs:

Date Announced	Acquirer	Target
07/25/07	SeaWolf Oil Services Ltd.	SeaDrill Ltd
06/22/07	SeaWolf Oil Services Ltd.	Mosvold Jackup Ltd.
06/04/07	Northern Offshore Ltd	AP Moller—Maersk Group
01/12/07	Frontline Ltd	SeaDrill Ltd
11/08/06	Standard Drilling ASA	UMW Petropipe
07/10/06	AP Moller—Maersk Group	PetroJack ASA
05/15/06	PetroJack ASA	Network Drilling Ltd
04/24/06	Abbot Group plc	Songa Drilling ASA
02/08/05	ENSCO International Inc.	Keppel Offshore & Marine Ltd
12/12/02	Noble Corporation	Schlumberger
11/04/97	ENSCO International Inc.	Smedvig ASA
02/19/97	Pride Petroleum Services Inc.	Noble Corporation

        TudorPickering determined that the Frontline Ltd / SeaDrill Ltd, Standard Drilling ASA / UMW Petropipe, AP Moller—Maersk Group / PetroJack ASA and PetroJack ASA / Network Drilling Ltd transactions were most comparable based on the type and age of the rigs involved and the announced dates of the transactions. The implied transaction value per rig range for these four asset transactions is $177 million to $210 million, compared to an implied value of $222 million per rig in the contemplated Acquisition based on the sum of the aggregate consideration of $848 million and $40 million in rig outfitting costs divided by four rigs. TudorPickering noted, however, that although the rigs in the most comparable selected asset transactions are similar to the Baker Marine Pacific Class 375 rigs, they may not be identical, and some have not been delivered, thereby potentially excluding any cost overruns, and may or may not include additional rig outfitting costs, which are estimated to be $10 million per rig and is included in the $222 million per rig acquisition cost in the case of the contemplated Acquisition.

Current Cost and Implied Value of Early Delivery

        TudorPickering analyzed the estimated cost to build a comparable jack-up drilling rig today and the value associated with cash flow generated by receiving a rig at an earlier date. After analyzing recently announced construction contracts and holding discussions with industry experts, TudorPickering estimated that it would cost between $200 million and $210 million to construct a jack-up drilling rig comparable to a Baker Marine Pacific Class 375 rig, and that delivery for that rig would not take place until approximately mid-2010. Given that OGIL's rigs will be delivered in 2009, TudorPickering estimated that the Company could potentially receive approximately six to twelve months of cash flow from being able to operate the rig sooner than having ordered the construction of a rig today.

        Based on an 11% discount rate and operating assumptions provided by Company management, TudorPickering estimated the present value of cash flows generated from a $150,000 per day to $225,000 per day contract over six to twelve months ranged from approximately $12 million to $44 million per rig. Based on the estimated current construction cost for a comparable jack-up drilling rig and the estimated present value of six to twelve months of cash flow implies a value range of $212 million to $254 million per jack-up drilling rig, compared to an implied value of $222 million per rig in the contemplated Acquisition based on the sum of the aggregate consideration of $848 million and $40 million in rig outfitting costs divided by four rigs.

Internal Rate of Return and Payback Analysis

        TudorPickering also analyzed the estimated internal rate of return ("IRR") and payback period for each of the Baker Marine Pacific Class 375 rigs. By varying the average dayrate earned over the estimated useful life of a rig from $125,000 per day to $225,000 per day, the average daily operating cost over the estimated useful life of a rig from $40,000 per day to $55,000 per day and the estimated useful life of a rig from 15 years to 30 years, TudorPickering estimated the IRR for each rig based on a $222 million acquisition price to range from approximately 2% to 22%. By varying the average dayrate earned from $150,000 per day to $225,000 per day and average daily operating cost from $40,000 per day to $50,000 per day, TudorPickering estimated the average payback period for a rig to range from 3.8 years to 10.3 years. TudorPickering noted, however, that applying Company management's estimates for the initial contracts and maintaining those dayrate and operating cost ranges resulted in the payback period for a rig to range from 3.8 years to 6.3 years.

80% Test

        As described in the Company's prospectus relating to its IPO and as required by its amended and restated certificate of incorporation, as a condition to any initial acquisition the fair market value of such acquisition must be equal to at least 80% of the Company's net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. Based on the latest publicly available financial statements and current projections, Company management estimates the net assets held in trust at the expected closing date of the Acquisition to be approximately $263 million.

        TudorPickering compared the value of 80% of the net assets held in trust with the range of implied enterprise values indicated for OGIL, and determined that the fair market value of OGIL is at least 80% of the Company's net assets held in trust.

($ in millions)	Minimum	Maximum
Net Assets Held in Trust	$263	$263
80% of Net Assets	211	211
Indicated Enterprise Value Range of OGIL	629	1,648

General

        TudorPickering and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. The Company selected TudorPickering to provide a Fairness Opinion in connection with the Acquisition because of TudorPickering's expertise, reputation and familiarity with the offshore drilling industry generally and because its investment banking professionals have substantial experience in transactions comparable to the Acquisition.

        TudorPickering is a full service securities firm engaged, either directly or through its affiliates, in securities trading, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, TudorPickering and its affiliates may provide such services to the Company, the Seller and their respective affiliates, may actively trade the equity securities (or related derivative securities) of the Company, the Seller and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        Pursuant to the terms of the engagement of TudorPickering, the Company paid TudorPickering a fee of $250,000 for delivery of its written opinion to the Company's Board of Directors. In addition, the Company has agreed to reimburse TudorPickering for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify TudorPickering against certain liabilities that may arise out of the engagement, including certain liabilities under federal securities laws.

THE SHARE PURCHASE AGREEMENT

        The following summary of the material provisions of the Purchase Agreement is qualified by reference to the complete text of the Purchase Agreement and Amendment No. 1 to the Purchase Agreement, copies of which are attached hereto as Annex A and B, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference. All stockholders are encouraged to read the Purchase Agreement, as amended in its entirety for a more complete description of the terms and conditions of the Acquisition.

Overview of the Acquisition

        Under the terms of the Purchase Agreement, as amended, Vantage Drilling will acquire the Company and OGIL, through a structured acquisition. OGIL is a Cayman Islands exempted company owned by F3 Capital, a company incorporated under the laws of the Cayman Islands and owned by TMT. OGIL's assets consist of the construction and delivery contracts for four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for an ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development.

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a Purchase Agreement pursuant to which the Company and OGIL have agreed to be acquired by Vantage Drilling. The Acquisition is structured such that the Company and OGIL will become wholly owned by Vantage Drilling. If the stockholders of the Company approve the transaction contemplated by the Purchase Agreement, Vantage Drilling, which was newly incorporated in order to facilitate the Acquisition and the exchange of shares contemplated thereby, will acquire each of the Company and OGIL in a series of steps as outlined below.

        Vantage Drilling will acquire the Company pursuant to a merger transaction that is summarized as follows:

  (i)
  Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving;

  (ii)
  Vantage Drilling will exchange, on a one for one basis, all outstanding units, shares of common stock and warrants of the Company for newly issued units, ordinary shares and warrants of Vantage Drilling; and

  (iii)
  the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands.

Payment of Purchase Price

        Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus Closing Adjustments consisting of the following:

  (i)
  $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus Closing Adjustments (which will be paid at closing).

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be approximately $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction. The total estimated completed costs of the Jackup

Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. The shipyard payments and additional development costs may include interest charges imposed by the shipyard on deferred payments and unfavorable fluctuations in the exchange rate between the US dollar and the Singapore dollar. As of March 31, 2008, the estimated outstanding balance of Closing Adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        Under the terms of the Company's amended and restated certificate of incorporation, the Company may proceed with the Acquisition and consequent merger notwithstanding up to 29.99% of the Company's shareholders electing to convert their shares of common stock to cash and not participate in the Acquisition or consequent merger. The shares converted, if any, will reduce on a one for one basis the shares of Vantage Drilling to be issued in the transaction. Additionally, under the terms of the Company's initial public offering of stock, in order for the funds held in trust to be released to the Company for general corporate purposes, the Company must complete an acquisition or acquisitions with a total fair value equal to or greater than 80% of the net assets held in trust which were approximately $273.1 million at December 31, 2007. As management believes that the total consideration paid for OGIL of $331.0 million represents the fair value of the assets acquired, and since management received a fairness opinion in connection with the Acquisition, the 80% threshold required will be met and the funds held in trust will be released to the Company for general corporate purposes upon the closing of the Acquisition.

Closing of Stock Purchase Agreement

        Subject to the provisions of the Purchase Agreement, the closing of the Acquisition will take place no later than June 30, 2008, after all of the conditions described in the section below entitled "Conditions to Closing the Acquisition" have been satisfied, unless the Company, Vantage Drilling and F3 Capital agree to another time.

        As stated in its final prospectus for its initial public offering as filed with the SEC on May 24, 2007, the Company will liquidate promptly after cessation of its corporate existence on May 24, 2009 if it has not consummated an acquisition or other business combination by such date. Pursuant to the terms of the Purchase Agreement, as amended, the Company will have sufficient time to close on the Acquisition.

Conditions to Closing the Acquisition

        The Company's and Vantage Drilling's obligation to close on the Acquisition is contingent upon:

  (i)
  the accuracy in all material respects on the date of the Purchase Agreement and the Closing Date of all of F3 Capital and OGIL's representations and warranties, when considered both collectively and individually;

  (ii)
  F3 Capital and OGIL's performance in all material respects of all covenants and obligations required to be performed by the Closing Date (as more fully described below in "Covenants of the Parties");

  (iii)
  Transfer Agreements between OGIL and certain suppliers, assigning or novating certain vendor agreements to OGIL;

  (iv)
  Vantage Drilling must obtain secured debt financing from a conventional lender in an amount not less than $300,000,000. For more information on the debt financing, see "Debt Facility" below;

  (v)
  The Company's stockholders must approve the Acquisition;

  (vi)
  F3 Capital, TMT or an affiliate of TMT must have duly executed with Vantage Drilling an option to call for the acquisition of an ultra deepwater drillship currently under a construction contract between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd. For more information, see the sections below entitled "The Option" and "The Drillship";

  (vii)
  The delivery by F3 Capital and OGIL to the Company of certain corporate resolutions approving the Acquisition, as well as certain other documents that the Company may reasonably request;

  (viii)
  There must be no claims or proceedings commenced or threatened against the Company, Vantage Drilling, OGIL or F3 Capital involving any challenge to, or seeking damages or other relief in connection with, the Acquisition or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Acquisition;

  (ix)
  There must be no litigation asserting that any other person or entity is the beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any stock or other voting equity or ownership interest in OGIL; and

  (x)
  The Securities and Exchange Commission has declared effective the registration statements and prospectus which form a part of the Company's joint proxy statement/prospectus.

        F3 Capital's obligation to close on the Acquisition is contingent upon:

  (i)
  The accuracy in all material respects on the date of the Purchase Agreement and the Closing Date of all of The Company's / Vantage Drilling's representations and warranties, when collectively considered;

  (ii)
  The Company's / Vantage Drilling's performance of all covenants and obligations required to be performed by the Closing Date (as more fully described below in "Covenants of the Parties");

  (iii)
  Vantage Drilling must deliver share certificates and warrants representing the securities which comprise the Units as well as the promissory note payment;

  (iv)
  TMT Co., Ltd. must obtain either a release from the Shipyard of its obligations under certain guarantees executed by TMT Co., Ltd. in favor of the Shipyard or Vantage Energy Services'/Vantage Drilling's agreement to counter-indemnify TMT Co., Ltd. in respect of any liability TMT Co., Ltd. may incur under such guarantees;

  (v)
  The Company must deliver to F3 Capital copies of corporate resolutions with respect to the Acquisition as well as certain other documents that F3 Capital may reasonably request;

  (vi)
  The delivery to F3 Capital by the Company / Vantage Drilling of any documents reasonably requested by F3 Capital for the purpose of evidencing the accuracy of any of the Company's /Vantage Drilling's representations or warranties, evidencing the performance of the Company /Vantage Drilling of, or the compliance with, any covenant or obligation required to be performed by the Company / Vantage Drilling, evidencing the satisfaction of any closing condition, or otherwise facilitating the consummation of the Acquisition;

  (vii)
  There must be no claims or proceedings commenced or threatened against F3 Capital involving any challenge to, or seeking damages or other relief in connection with, the Acquisition or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Acquisition; and

  (viii)
  Vantage Drilling must have obtained secured debt financing from a conventional lender in respect of the purchase contemplated by the Purchase Agreement, funding towards any payments due for reimbursement to F3 Capital for payments made to the Shipyard before the closing and for future payments due under the Contracts and certain vendor agreements in an amount of at least $300 million.

Representations and Warranties

        The Purchase Agreement contains a number of representations that each of the Company, Vantage Drilling, F3 Capital and OGIL have made to each other. These representations and warranties relate to the following: (i) Organization and qualification; (ii) Clear title to the shares of OGIL; (iii) Organizational documents; (iv) Ownership in stock of other entities; (v) Authorization, execution, delivery and enforceability of the Purchase Agreement and other instruments contemplated thereby; (vi) Absence of conflicts or violations under organizational documents, applicable laws and certain agreements; (vii) Receipt of all consents and approvals; (viii) Capitalization; (ix) Books and records; (x) Title to properties and encumbrances; (xi) Liabilities and guarantees; (xii) Regulatory matters; (xiii) Absence of certain changes or events; (xiv) Legal proceedings; (xv) Material contracts; (xvi) Employees and labor relations; (xvii) Intellectual property; (xviii) Absence of liability for brokerage, finders' fees or agents' commission as a result of the Purchase Agreement; and (xix) Representations regarding the Company's / Vantage Drilling's investment intent and access to information with respect to the capital stock of OGIL.

Materiality and Material Adverse Effect

        Certain of the representations and warranties are qualified by materiality or Material Adverse Effect. For the purposes of the Purchase Agreement, Material Adverse Effect means any change, circumstance or effect that is materially adverse to the business, results of operations, assets, liabilities or financial condition of either F3 Capital, OGIL, or both, as the case may be.

Covenants of the Parties

        Each of the Company, Vantage Drilling, F3 Capital and OGIL have agreed to use their commercially reasonable best efforts to promptly take all necessary actions to effect the Acquisition. F3 Capital has agreed to, and to cause OGIL to, afford the Company full and free access to OGIL's books, records and contracts. In addition, F3 Capital agreed to procure for the Company a visit to the Shipyard and any other location where works are being undertaken under the Vendor contracts.

        F3 Capital and OGIL also covenanted to conduct the business of OGIL in a manner that preserves the Company's rights under the Contracts and Option, to consult with the Company on any material operational matter relating to any of the Contracts or Drillship Option, and to consult with and obtain the permission of the Company before causing OGIL to assume any additional obligations or liabilities.

        F3 Capital covenanted to ensure that OGIL does not approve or issue any variation or instruction that might constitute a variation to the Jackup Rig specifications or otherwise entitle the Shipyard to an adjustment in contract price or delivery schedule. F3 Capital agreed that it will fund or cause OGIL to fund all scheduled payments until the Closing or cancellation date of the Purchase Agreement, as the case may be. In connection therewith, the Company and Vantage Drilling agreed to reimburse F3 Capital for any payments made to the Shipyard between the date of the Purchase Agreement and the Closing Date or cancellation date of the Purchase Agreement, as the case may be. However, no installments paid to the Shipyard by F3 Capital prior to the execution of the Purchase Agreement shall be reimbursed to F3 Capital by the Company. F3 Capital further covenanted that it would not negotiate or enter into any agreement or understanding with any other party for the sale or disposal of the capital stock of OGIL or any of the assets which OGIL holds. The Purchase Agreement also contains covenants related to notifications, taxes, and confidentiality and public announcements.

        F3 Capital and OGIL acknowledged and agreed that neither will have at any time prior to the closing of the Purchase Agreement any claim against the funds held in the Company's trust account and waived any claims they may have against the trust account at any time prior to the closing.

        As part of the Purchase Agreement, F3 Capital has agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, grant any option, right or warrant to purchase, establish or increase any put position or liquidate or decrease any call position, or enter into any swap agreement that transfers ownership of up to twenty-five (25%) percent of Vantage Drilling's ordinary shares held by F3 Capital or its affiliates for a period of one year from the closing date.

Director Nominees

        Under the Purchase Agreement, as amended, F3 Capital or its affiliates have the right to nominate, and the Company and Vantage Drilling have agreed to cause the appointment and election of three members of the Board of Directors of Vantage Drilling, provided, however, in the event that F3 Capital or its affiliates' ownership of Vantage Drilling's outstanding ordinary shares stock falls below 30%, F3 Capital shall procure the resignation of one such director. In the event that F3 Capital or its affiliates transfers 9.9% or more of its holdings of our common stock to an unaffiliated third party, such third party will have the right to nominate one additional director to Vantage Drilling's Board of Directors. See "Information Concerning OGIL—Executive Officers and Directors".

Indemnification Provisions

        In each case after the consummation of the transactions contemplated by the Purchase, each of Vantage Energy Services, Vantage Drilling, F3 Capital and OGIL (each a Party and for the purposes of this section, the "indemnifying Party") hereby agrees to pay promptly or, as the case may be, hold the other Party (the "indemnified Party", which expression shall include, its affiliates, and its or their respective directors, officers, employees and stockholders), harmless (on a full indemnity basis) and keep the indemnified Party or indemnified Parties indemnified against any liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, encumbrance, cost and expense of whatsoever nature which arises or is suffered or incurred by or imposed on the indemnified Party (each a "Liability") that arises from (i) any breach of any representation or warranty given, made or repeated by an indemnifying Party or in any certificate or other document given or issued pursuant hereto, and (ii) any breach of any covenant or undertaking made or given by an indemnifying Party in the Purchase Agreement. Provided that the indemnifying Party shall not have any liability unless the aggregate amount of the Liabilities for which the indemnifying Party would be liable under is greater than $100,000.

        The indemnity contained in the Purchase Agreement shall not extend to any Liability to the extent that such Liability: (a) constitutes a cost which is expressly to be borne by the indemnified Party under the Purchase Agreement or any document entered into pursuant to the terms of the Purchase Agreement and in respect of which it has or they have no right to reimbursement under any such document; (b) is caused by any act or omission of the indemnified Party which constitutes (a) willful or reckless misconduct with (i) intent to cause damage or (ii) knowledge that damage would probably result; or (b) unreasonable conduct on the part of the indemnified Party with (i) intent to cause damage or (ii) knowledge that damage would probably result; or (c) is caused by any failure on the part of the indemnified Party to comply with any of its obligations under, or is caused by a breach by the indemnified Party of an express warranty to indemnifying Party contained in the Purchase Agreement.

NOVATION AGREEMENTS

        In order to effect the transfer of the Contracts from Bluesky to OGIL, PPL Shipyard PTE Limited, Bluesky Offshore Group Corp., and OGIL, have entered into novation agreements ("Novation Agreements") with respect to each of the four Contracts, each dated August 29, 2007. The Novation Agreements contain identical terms, but for references to the specific Jackup Rigs to which the underlying Contracts apply.

        Pursuant to the Novation Agreements, OGIL has accepted and assume Bluesky's rights, liabilities, obligations and interest in the original Contracts. The Shipyard, Bluesky and OGIL agreed that, with respect to the original Contracts, OGIL is substituted for Bluesky in all applicable clauses and from the effective date of the Novation Agreements, the Contract shall be construed and treated in all respects as if OGIL were named therein instead of the Bluesky. OGIL agreed to duly and punctually perform and discharge all of Bluesky's liabilities and obligations whatsoever under the Contracts. In addition, the Shipyard agreed to continue to be bound by the Contracts in all respects. All payments made by or on behalf of Bluesky to the Shipyard in respect of installments of the contract price under the Contracts prior to the effective date of the novation agreements will be deemed to have been made by OGIL to the Shipyard, and any obligation to refund such installments shall be owed to OGIL. The Shipyard and Bluesky agreed to mutually release and discharge each other from all other liabilities, obligations, claims and demand whatsoever touching or concerning the Contracts.

SOURCES OF ACQUISITION FINANCING

Equity to be issued to F3 Capital

        Pursuant to the Purchase Agreement, Vantage Drilling will issue to F3 Capital or its affiliates 33,333,333 Units, with an aggregate value of $275.0 million. The Units each consist of one ordinary share of Vantage Drilling and 0.75 warrants to purchase one ordinary share of Vantage Drilling with an exercise price of $6.00 per share. Therefore, F3 Capital, and its related entities, will receive in the aggregate warrants to purchase 25,000,000 ordinary shares at an aggregate exercise price of approximately $150.0 million.

The Debt Facility

        In order to finance the contractual obligations for the completion and delivery of the four Jackup Rigs, Vantage Drilling has received a commitment letter from a syndicate of lenders contemplating a $440.0 million debt facility (the "Facility"). The Facility will be comprised of the following: (i) a term loan in the amount of the lesser of 36% of the total cost of the Jackup Rigs or $320.0 million (the "Term Loan"); (ii) a top-up loan in the amount of the lesser of 9% of the total cost of the Jackup Rigs or $80.0 million (the "Top-up Loan"); and (iii) a revolving loan in the amount of $40.0 million (the "Revolving Loan"). Each of the Term Loan, Top-up Loan and Revolving Loan shall be split into four equal tranches, i.e. one tranche per Jackup rig. The Term Loan and the Top-up Loan will be used to provide financing of the Jackup Rigs' total cost. The Revolving Loan will be used primarily for working capital.

        The Term Loan will be split into four equal tranches of $80.0 million, with each tranche being assigned to a specific Jackup Rig. It will be a condition for any pre-delivery drawdown of the Term Loan that the equity portion of the Jackup Rigs' total cost has already been paid by Vantage Drilling to the shipyard. The Top-up Loan will be split into four equal tranches of $20.0 million, with each tranche being assigned to a specific Jackup Rig. Each tranche of the Top-up Loan shall be available as from the delivery date of the relevant Jackup Rig, subject to: (i) the relevant Jackup Rig being employed under a drilling contract, and (ii) such drilling contract having sufficient value to amortize in full the relevant Top-up tranche during the term of the drilling contract, in addition to the payments due under the Term Loan. The Revolving Loan will be split into four equal tranches of $10.0 million, with each tranche being assigned to a specific Jackup Rig. Each tranche of the Revolving Loan shall be available as from the delivery date of the relevant Jackup Rig until the maturity date.

        The maturity date for each respective Jackup Rig tranche under the Term Loan and Revolving Loan will be seven years plus three months from the delivery date of the relevant Jackup Rig. The maturity date will not occur after June 30, 2017. Each Tranche under the Term Loan will be repayable in 28 consecutive quarterly installments of $2.0 million each, commencing six months from the delivery of the relevant Jackup Rig. A balloon payment of $24.0 million will be due at maturity together with the last quarterly installment. Each tranche of the Top-up Loan will be repaid in full, in equal quarterly installments, during the relevant drilling contract period. Any outstanding amount of the Revolving Loan tranche will repayable in full on the maturity date.

Cash from Trust

        As of December 31, 2007 there was approximately $273.1 million in the trust account.

THE CONTRACTS

        The following summary of the material provisions of the Contracts is qualified by reference to the complete text of the Contracts, copies of which are attached hereto as Annexes J-M to this joint proxy statement/prospectus and is incorporated herein by reference. All stockholders are encouraged to read the Contracts in their entirety for a more complete description of their terms and conditions. Part I contains a description of the material terms contained in all Contracts. Part II contains a description of the terms unique to each Contract.

        The following descriptions include the rights and obligations of Bluesky Offshore Group Corp, a corporation formed under the laws of the British Virgin Islands ("Bluesky"); however, since the execution of the Novation Agreements on August 29, 2007, such rights and obligations have passed in full to OGIL. Bluesky and OGIL are affiliated since Mr. Nobu Su wholly owns both Bluesky and F3 Capital, and F3 Capital wholly owns OGIL.

Part I—General Terms Applicable in all Contracts

        The Contracts provide for the construction of four Baker Marine Pacific Class 375 jackup drilling rigs (the "Jackup Rigs"), hulls #2017, 2018, 2020, and 2021, by PPL Shipyard PTE Ltd. a Singapore Corporation (the "Shipyard"). Pursuant to the Contracts, the Shipyard agreed to design, construct, launch, equip, test, commission and deliver the four Jackup Rigs. The Jackup Rigs are to be constructed in conformity with certain design specifications (the "Specifications") attached to the Contracts (as more fully described below) and also in accordance with applicable requirements, rules, regulations, codes, directives and guidelines enumerated in the Contracts but published before the date the Contracts became legally binding. The Construction is subject to inspection by Bluesky's representatives. The Jackup Rigs are to be delivered to open water to a point where ocean-going tug boats are able to take hold of the Jackup Rigs. Each Contract provides for the full contract price, payment schedule and delivery schedule as described below. Any amounts owed to the Shipyard not paid from the due date bear interest at a rate of United States Dollars LIBOR (one month) plus 2%.

        Each Contract provides a construction schedule, which contains the dates of construction commencement, key events and delivery of the Jackup Rigs. In addition, the Contracts require the Shipyard to deliver to Bluesky a master schedule, containing the dates for delivery of bulk material and equipment, a timetable for the construction of the Jackup Rigs, and a time table for the testing and commissioning of the Jackup Rigs. Such schedules may be extended if the applicable delivery date is extended, Bluesky requests a variation on the design, or if the Shipyard becomes aware that there is a difference between the actual progress of construction and testing versus the schedules. In the event that construction and/or testing lags behind the schedule, the Shipyard is required to implement a plan so that the planned delivery date is not affected. The Shipyard bears the risk and responsibility of compliance with the Rig Specifications.

        In the event that modifications need be made to the Rig Specifications due to changes in international or governmental laws, rules or regulations, such changes shall be incorporated into the construction of the Jackup Rigs. Such changes may result in reasonable changes in the Contract price or delivery date. Any such changes in price or delivery date shall be governed by the terms of the Contracts as described below.

        The Jackup Rigs, as defined in the Contracts, include all materials purchased and/or delivered to the Shipyard for the purposes of the construction of the Jackup Rigs but exclude materials and equipment purchased or provided by the Shipyard. The risk of loss of the Jackup Rigs and any materials included therewith is borne by the Shipyard until the Jackup Rigs are delivered.

        The Contracts provide for a comprehensive program of Jackup Rig tests and trials which must be completed by the Shipyard, at its own expense before delivery. To the extent that Bluesky provides any equipment for the Jackup Rigs, Bluesky is responsible, at its own expense, for the testing of such equipment. All of the components of the Jackup Rigs shall be tested to verify their compliance with the specifications, which tests shall comply with the requirements of the American Bureau of Shipping, an internationally recognized, non-governmental organization dedicated to the protection and safety of ship and offshore structure environments. Any defect which develops or becomes apparent during testing shall be remedied by the Shipyard at its own expense and be re-tested before delivery. In addition, the Contracts permit Bluesky's representatives to inspect the Jackup Rigs before delivery and, upon their discovery of any defects, instruct the Shipyard to remedy them at its own expense.

        The Jackup Rigs will be delivered by the Shipyard and accepted by Bluesky upon the following conditions:

  (i)
  The completion of Jackup Rig construction by the Shipyard in accordance with the Contract and specifications contained therein;

  (ii)
  The completion of the tests and commissioning of the Jackup Rigs, as described in the specifications, and any additional tests which need be done due to the discovery of defects;

  (iii)
  The delivery to Bluesky of all necessary certificates, either formal or preliminary, to clear the Jackup Rigs through local customs and administrative authorities; and

  (iv)
  The delivery to Bluesky of the following

  a.
  A Protocol of trials of the Jackup Rig made pursuant to the specifications;

  b.
  Protocol of inventory of the equipment of the Jackup Rig, including spare parts, as listed in the specifications;

  c.
  Protocols of stores of a consumable nature, including the original purchase price thereof;

  d.
  All certificates including the Shipyard's certificate required to be furnished upon the delivery of the Jackup Rig pursuant to the Contract and the specifications, free and clear of any recommendation, notation, restriction or other qualification;

  e.
  The declaration of warranty of the Shipyard that the Jackup Rig is delivered free and clear of any liens, charges, debts, claims, mortgages or other encumbrances, including taxes or charges imposed by the Singaporean government and liabilities of the Shipyard to subcontractors, employees and crews;

  f.
  Drawings and plans of the Jackup Rig, as stipulated by the specifications;

  g.
  A commercial invoice; and

  h.
  A duly executed bill of sale or other relevant documentation passing title to Bluesky.

        The Contracts allow for certain permissible delays in the construction of the Jackup Rigs in the event of war, blockade, revolution, insurrections, civil commotions, riots, strikes, sabotage, lockouts, plague or other similar events; provided, however, the Shipyard is required to take all reasonable steps available to mitigate the delay. In addition, the delivery date may be extended if construction is delayed as result of Bluesky's breach of the Contract.

        In the event that delivery of the Jackup Rig is delayed beyond 30 days after the required delivery date, the Shipyard will pay to Bluesky $50,000.00 per day for each day thereafter. However, such liquidated damages shall not, in the aggregate, exceed $5,000,000.00.

        Under the terms of the Contract, Bluesky is permitted to request changes in the specifications of the Jackup Rig. If requested such variations, depending on their scope, may alter the delivery date and/or contract price for the Jackup Rig. In the event that the cost of the variation is below $1,000,000, such payment shall be made immediately upon completion of the variation. In the event the cost of such variation exceeds $1,000,000, Bluesky and the Shipyard will mutually determine the manner of payment.

        Bluesky is permitted to send representatives and other third parties to the Shipyard to inspect the progress on the Jackup Rigs; however, Bluesky shall be liable for any injury, death or loss or damage to property that results from the negligence of Bluesky or any independent contractor engaged by Bluesky to perform work on the Jackup Rigs.

        The Shipyard granted Bluesky certain warranties of the Jackup Rigs under the Contracts. The Shipyard will correct or repair of any damage or defect of the Jackup Rigs up to twelve months after the delivery of the Jackup Rigs; provided, however, that the Shipyard further warrants any repair, remedy or replacement work for an additional twelve months, commencing from the date of such repair, remedy or replacement. The Shipyard will have no obligations for any defects discovered after the applicable warranty period. The Shipyard agreed to perform such repairs at the Rig's location, if practicable. This warranty is supplemented by those given by the various vendors who are supplying materials or components for the Jackup Rigs. The warranty does not cover defects that would have been caused subsequent to delivery, nor for special or consequential damages that result from any defect.

        The Contracts are governed under the laws of England, and provide for arbitration of disputes in London. Disputes in the specifications of the Jackup Rigs or other technical matters shall be decided by a surveyor from the American Bureau of Shipping. To the extent such disputes over technical matters relate to topics or areas outside the scope of the American Bureau of Shipping's guidelines, the disputes shall be resolved by an independent third party surveyor from Noble Denton.

        The Shipyard is required to maintain workman's compensation insurance of $500,000 and contractual liability insurance, including protective liability coverage with benefits of $1,000,000 for bodily injury and $5,000,000 for property damage. The Shipyard is also required to maintain insurance covering all cargo sent the construction site for the purposes of building the Jackup Rigs, and insurance on the Rig itself for 100% of the contract price.

        The Shipyard agreed to indemnify Bluesky from all claims relating to for deaths and injuries as well as loss of or damage to property which occur while the Jackup Rig is being constructed. Bluesky agreed to indemnify the Shipyard from such claims from any of Bluesky's representatives, agents, invitees and subcontractors. Until the delivery and acceptance of the Jackup Rig, the Shipyard will indemnify Bluesky from all liabilities arising from the requirements of public authorities with respect to removal of wreckage or pollution, and any and all claims made by anyone other than the Shipyard and Bluesky which arise from the construction of the Jackup Rigs. Each of the Shipyard and Bluesky also agreed to indemnify each other against any patent, trademark or copyright liabilities or claims of infringement thereon.

        In the case of a default by the Shipyard, Bluesky may either terminate the Contract, accept delivery of the Jackup Rig in its existing state, or allow the Shipyard to continue to complete the construction of the Jackup Rig without forfeiting its right to claim liquidated damages. Events of default on behalf of the Shipyard include: (i) the Shipyard being made party to any receivership, liquidation or bankruptcy proceeding, or making a composition with its creditors, becoming insolvent or being unable to meet its obligations under the Contract; (ii) failure by the Shipyard to remedy a default under any obligations, covenants agreements or undertakings under the Contract; (iii) delay in delivering the Jackup Rig to such time where the maximum liquidated damages payable for late delivery has been reached; or (iv) failure to deliver the Jackup Rig for at least 240 days from the delivery date, as may be extended pursuant to the Contract.

        In case of a default by Bluesky, the Shipyard may suspend construction of the Jackup Rig until the default is remedied, or terminate construction if the default is not remedied within 21 days. Events of default on behalf of Bluesky include (i) Bluesky being made party to any receivership, liquidation or bankruptcy proceeding, or making a composition with its creditors, becoming insolvent or being unable to meet its obligations under the Contract; (ii) failure to make any payments owed under the Contract; and (iii) failure by Bluesky to remedy a default under any obligations, covenants, agreements or undertakings under the Contract.

        In all cases, each party is not required to indemnify the other party if such other party is responsible for such damages, either by way of negligence or breach of the Contract. The Shipyard's maximum liability to Bluesky is limited to ten percent (10%) of the purchase price.

Part II—The Individual Contracts

Baker Marine Pacific Class 375 Jackup Rig Hull #P2017

        The contract for the construction of P2017 was entered into on October 27, 2006. The total purchase price under the contract is $153,000,000, payable in installments based on work progress. P2017 is to be delivered on or before July 31, 2009.

Baker Marine Pacific Class 375 Jackup Rig Hull #P2018

        The contract for the construction of P2018 was entered into on January 10, 2007. The total purchase price under the contract is $182,000,000, payable in installments based on work progress. P2018 is to be delivered on or before December 28, 2008.

Baker Marine Pacific Class 375 Jackup Rig Hull #P2020

        The contract for the construction of P2020 was entered into on June 3, 2007. The total purchase price under the contract is $187,000,000, payable in installments based on work progress. P2020 is to be delivered on or before September 30, 2009.

Baker Marine Pacific Class 375 Jackup Rig Hull #P2021

        The contract for the construction of P2021 was entered into on August 14, 2007. The total purchase price under the contract is $198,000,000, payable in installments based on work progress. P2021 is to be delivered on or before December 31, 2009.

INDEPENDENT VERIFICATION OF SPECIFICATIONS

The Engineering Company

        Forum Trading & Services Corp. ("Forum") will be providing the Company with a technical and engineering review of the Jackup Rigs and a status report on the associated Contracts. As of the date of this joint proxy statement/prospectus, Forum has not notified the Company of any adverse material developments relating to the Jackup Rigs or the associated Contracts. Forum is a leading provider of technical and engineering services to the oil services industry. In reviewing the status of our Jackup Rigs, Forum will audit the shipyard, review the shipyard contracts, particularly the technical aspects as well as commercial issues which could impact construction, and review the shipyard's project execution plans. Additionally, Forum will provide an on-site team to oversee construction at the shipyard and will provide qualified technical experts to advise the Company on issues including, but not limited to, flag and class compliance and QHSE. With respect to the Drillship Option, Forum will perform services including, but not limited to, review of electrical systems and instrumentation, subsea equipment, marine and dynamic positioning systems, structural and design analysis, piping, mechanical systems, HVAC, hull and structure.

THE JACKUP RIGS

Baker Marine Pacific Class 375 ultra-premium jackup rig

        The Baker Marine Pacific Class 375 ultra-premium jackup rig is a proprietary design developed and owned by Baker Marine Pte Ltd, a wholly owned subsidiary of PPL Shipyard. It is designed as an independent leg, cantilever, non-harsh environment jackup rig with a drilling depth of approximately 30,000 feet and may operate in water depths up to 375 feet, depending on ocean and ocean floor conditions. A jackup rig is a mobile, self-elevating drilling platform equipped with legs that are lowered to the ocean floor until a foundation is established for support and then the hull is raised out of the water into position to conduct drilling and workover operations. The rig hull includes the drilling rig, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter deck, and other operating equipment. The cantilever feature allows the drilling platform to be extended out from the hull, permitting the rig to perform drilling and workover operations over pre-existing platforms and structures.

        Upon completion of the Acquisition but before delivery of the Jackup Rigs, Vantage Drilling intends to start marketing the Jackup Rigs to various oil companies.

Source: PPL Shipyard Pte Ltd website

        The Baker Marine 375 Pacific Class jackup rigs have the following specifications:

Particulars
Hull length (m)	72.1
Hull breadth (m)	68.4
Hull width (m)	8.5
Leg length including spud cam (m)	154.35
Leg centers FWD/Aft (m)	44.3
Leg center PS/SB	47.3
Leg chord distance (m)	13.25
Spud can diameter across (m)	16.9
Accommodations (man)	115
Drill center maximum aft (m)	21.34
Drilling depth (ft)	30,000
Design Parameters	Normal Conditions	Storm Conditions
Water depth (m)	114.3	114.3
Max wave height (m)	13.7	13.7
Wave period (sec)	13.5	15.0
Surface current (m/sec)	0.64	0.64
Wind speed (m/sec)	36.0	51.4
Air gap (m)	15.2	15.2
Leg penetration (m)	3.05	3.05
Variable load (mt)	2721	2721
Hook load (mt)	680	—
Construction load (mt)	—	227
Max combined variable load (mt)	3401	2948
Tank Capacity (barrel)	Bulk Capacity	Jacking System
Pre load—58500	Bulk cement—165m3	Jacking pinions—72
Fuel oil—3900	Mud—165m3	Jacking motors—36
Potable water—3600	Sack storage—5000	Normal jacking load—43560 klps
Drill water—4850	Mud surge tank—2x2m3	Preload jacking load—58608 klps
Active/reserve mud pit—4150		Jacking speed—0.36 m/sec
Base oil—1200		Load monitoring
Brine—1200		Rack Phase Differential monitoring
Local and remote control

THE DRILLSHIP

PLATINUM EXPLORER

GENERAL SPECIFICATION
Shipyard Delivery	Nov-10
Classification Agency	ABS • A1 (E), + DPS-3 Drilling Unit
Dimensions	781' × 137' × 62'
Moonpool	82' × 41'
Water Depth	Design:	12,000 ft
	Equipped:	12,000 ft
Max. Drilling Depth	40,000 ft
Variable Deck Load	Operating:	20,000 mt
	Survival:	6000 kips
	Transit:	5000 kips
Operating Draft	39 ft
Transit Draft	27 ft
Max. Wave Height	Normal Drilling:	15 ft
	Max Operating:	24 ft
Helideck Capacity	Sikorsky S-61N or equivalent (20,500 lbs)
DRILLING EQUIPMENT
Derrick	Aker Kvaerner Maritime Hydraulics (AKMH) Pyramid derrick, 2 Million lbs Static Hook Load, with quadruples Range 2 Drill Pipe, and triple Range 3 casing pipe setback/racking capacity
Drawworks	WIRTH, AC motor driven
Rotary Table	AKMH 60 1/2", hydraulically driven
Top Drive	AKMH 2 Million lbs, AC motor driven, 94,500 ft lbs max torque, 240 max rpm
CAPACITIES
Drillwater	20,127 bbls		Liquid Mud	27,675 bbls
Base Oil	6709 bbls		Bulk Storage	11,654 ft3

OTHER PARTICULARS
Accommodations	180 Persons
Mud Pumps	4 × 2,200 hp 7,500 psi WIRTH, AC motor driven
BOP Stack	Cameron 15,000 psi 5 × ram BOP + 10,000 psi × 2 annular BOP
Cranes	(1) Riser Gantry crane, (1) Drill Pipe gantry crane, (4) Pedestal deck cranes w/48m max reach, 100mt max load.
Main Engines	6 × MAN 7,000 kw each
Emergency Power	1 × MAN 2,750 kw, in addition, per DP 3 class, one standby main generator can be assigned as emergency generator
Motion Compensator	AKMH Crown Mounted Compensator
Pipe Handling	AKMH handling system allows parallel drill pipe and casing pipe racking capability while drilling
Control System	Cameron Multiplex (MUX) Control System
Riser	21" Aker Kvaerner CLIP riser w/15k psi and Kill lines, 5k psi booster line, 2x hydraulic lines
Riser Tensioning	AKMH wire line tensioners, 3,200,000 lbs total capacity

THE DRILLSHIP PURCHASE AGREEMENT

        Effective March 24, 2008, Mandarin Drilling Corporation, a corporation organized and existing under the laws of the Marshall Islands ("Mandarin"), and OGIL entered into a drillship purchase agreement (the "Drillship Purchase Agreement") pursuant to which Mandarin agreed to sell and OGIL agreed to purchase an ultra-deepwater drillship (the "Drillship") currently under construction by Daewoo Shipbuilding & Marine Engineering Co. Ltd. ("DSME").

        DSME builds special-purpose ships, repairs ships, and constructs plants. A contractor to major oil companies, DSME constructs various vessels, offshore platforms, drilling rigs, floating oil production units, submarines, and destroyers. It specializes in liquefied natural gas carriers and oil rigs. The company, established in 1978 as the shipbuilding and marine engineering division of Daewoo Heavy Industry, separated from its former parent in 2000. It became publicly listed on the Korean Stock Exchange a year later. Korea Development Bank is DSME's largest stockholder, with a stake of more than 31%.

        The purchase price for the Drillship is $676.0 million. OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of such amount on September 13, 2008. Immediately prior to or simultaneously with the delivery by Mandarin to OGIL of the Drillship, OGIL shall pay to Mandarin an amount equal to the remaining balance of such purchase price.

        The purchase price for the Drillship is subject to adjustment pursuant to the terms of the Drillship Purchase Agreement. The following will operate to reduce the Drillship's purchase price:

  Delays

  •
  No adjustment to the purchase price shall be made for the first 30 days of delay beyond the delivery date of the Drillship;

  •
  From the 31st days of delay after the delivery date up to and including the 210th day of delay after the delivery date, there shall be a daily reduction in purchase price; and

  •
  If such delay continues beyond the 210th day of delay after the delivery date, then OGIL has the option to terminate the Drillship Purchase Agreement.

  Shortfalls in Variable Load Capacity

  •
  There shall be a reduction in the purchase price for each metric ton below the stipulated 20,000 metric tons of variable deck load capacity.

        Specifications of the Drillship may be modified by written agreement of OGIL and Mandarin, with corresponding adjustments to purchase price and delivery date being agreed upon. Any sums due to either party as a result of modifications shall be paid in part on September 13, 2008, and the balance upon delivery of the Drillship. In the event that after the date of the Drillship Purchase Agreement the rules, regulations or requirements of a regulatory body governing the construction of the Drillship are changed, compulsory changes shall be made, with the agreement of OGIL to the adjustments occasioned by such changes, and for non-compulsory changes, OGIL may instruct Mandarin to effect such changes.

        Mandarin shall deliver to OGIL the Drillship safely afloat on or before November 10, 2010, unless otherwise postponed under the terms of the Drillship Purchase Agreement. Title to and risk of the Drillship shall pass to OGIL only upon delivery to and acceptance by OGIL of the Drillship and corresponding delivery documents. Until such delivery is effected, title to and risk of the Drillship and her equipment shall remain with Mandarin.

        Mandarin has agreed to remedy or replace, free of charge to OGIL, any defects in the Drillship which are due to defective materials, machinery, equipment, or defective workmanship, construction, commissioning or design on the part of Mandarin and/or DSME, provided that the defects shall appear or be discovered during a period of twelve (12) months after the actual delivery of the Drillship (the "Warranty Period") if notice thereof is duly given to Mandarin. However, for certain drilling equipment, the Warranty Period is extended for an additional six (6) months. For the purpose of such warranties, the Drillship includes her hull, machinery, equipment and gear, but excludes material, machinery and equipment which have been supplied by or on behalf of OGIL. Mandarin further warranties any replacement works for a further six (6) months from the completion of the repair, remedy or replacement in question. Mandarin's liability for the damage and defects under such further warranty ceases in any event after expiry of eighteen (18) months from the date of delivery of the Drillship, except for certain drilling equipment, for which the period shall be twenty four (24) months.

        If OGIL terminates the Drillship Purchase Agreement pursuant to its terms, Mandarin shall refund to OGIL the sums paid by OGIL to Mandarin on account of the Drillship, plus interest at five percent per annum on such sums; all such payments made by OGIL to Mandarin prior to delivery of the Drillship being in the nature of advances to Mandarin.

        OGIL and Mandarin agree that disputes and controversies shall be resolved by arbitration. Neither party may assign or transfer its rights or obligations under the Drillship Purchase Agreement without the written consent of the other party.

THE DRILLSHIP OPTION

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second

Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        The term of the Drillship Option began on March 24, 2008, and expires at 5:00 p.m. Eastern Daylight Time on November 30, 2008. In the event OGIL fails to exercise the Drillship Option on or before November 30, 2008, OGIL or Vantage Drilling, as the case may be, will pay Mandarin the amount equal to $10.0 million.

        The Second Drillship is currently under construction pursuant to a contract between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd. The Second Drillship is expected to be completed in July 2011.

TAX CONSIDERATIONS

United States Federal Income Tax Consequences of the Acquisition

        THIS SUMMARY IS OF A GENERAL NATURE ONLY, IS NOT EXHAUSTIVE OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER.

        EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION CONTEMPLATED BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE OWNERSHIP AND DISPOSITION OF VANTAGE DRILLING COMPANY UNITS, ORDINARY SHARES AND/OR WARRANTS (WHICH WE REFER TO COLLECTIVELY AS THE "SECURITIES"), INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS IN HIS OR HER PARTICULAR CIRCUMSTANCES.

        This discussion is only a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Company and Vantage Drilling securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaty.

        There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our ordinary shares and a warrant to acquire one share of our ordinary shares. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of ordinary shares and the warrant included in that unit based on their respective relative fair market values. A holder's initial tax basis in the ordinary shares and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        The foregoing treatment of the ordinary shares and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. In the event that the assumptions in our opinion are not valid and the IRS determines to treat the units in a manner different than our assumed treatment of such units, then each holder's cost basis in the shares and warrants underlying the units may be adjusted. Adjustments to cost basis will have the effect of changing the amount of tax gain that a holder of the units will be liable for. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Material U.S. Federal Income Tax Consequences

        The following discussion addresses the U.S. federal income tax consequences to a Company stockholder of the Acquisition and concurrent merger of USMergerCo with and into the Company, as well as the U.S. federal income tax consequences of owning Vantage Drilling securities after the Acquisition. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, Internal Revenue Service

("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

        Vantage will receive an opinion from its counsel, Ellenoff Grossman & Schole LLP ("EGS"), that, except as noted below, the discussion below and under the risk factor "There Is A Risk That Vantage Drilling Could Be Treated As A U.S. Domestic Corporation For U.S. Federal Income Tax Purposes After The Acquisition Which Would Adversely Affect Its Earnings" sets forth, in the opinion of EGS, in all material respects, the material U.S. federal income tax consequences to a Company stockholder of the exchange of Company securities for securities of Vantage Drilling in the Acquisition as well as the material tax consequences of owning Vantage Drilling securities after the Acquisition. EGS's opinion does not address the matters discussed below under the heading "Passive Foreign Investment Company Status and Significant Tax Consequences" or under the risk factor "U.S. Tax Authorities Could Treat Vantage Drilling As A "Passive Foreign Investment Company" Which Would Have Adverse U.S. Federal Income Tax Consequences To U.S. Holders." No party has sought or will seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

        The U.S. federal income tax consequences to a holder of Company securities from the Acquisition may vary depending upon such stockholder's particular situation or status. This discussion and EGS's opinion is limited to holders of Company securities who hold their Company securities and will hold their Vantage Drilling securities as capital assets, and they do not address aspects of U.S. federal income taxation that may be relevant to holders of either the Company or Vantage Drilling shares who are subject to special treatment under U.S. federal income tax laws, including but not limited to: non-U.S. holders (as defined below); dealers in securities; banks and other financial institutions; insurance companies; tax-exempt organizations, plans or accounts; persons holding their Company securities as part of a "hedge," "straddle" or other risk reduction transaction; persons holding their Company securities through partnerships, trusts or other entities; U.S. persons whose functional currency is not the U.S. dollar; and controlled foreign corporations or passive foreign investment companies, as those terms are defined in the Code. In addition, this discussion and EGS's opinion do not consider the effects of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations, or the alternative minimum tax.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Company securities that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is subject to United States federal income tax regardless of its source; or a trust, if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, was treated as a U.S. trust on August 19, 1996 and validly elected to continue to be treated as a U.S. trust).

        For purposes of this discussion, a "Non-U.S. Holder" is, for U.S. federal income tax purposes, an individual, trust, or corporation that is a beneficial owner of Company securities, who is not a U.S. Holder.

United States Federal Income Tax Considerations

Tax Consequences of the Acquisition

        The Acquisition is intended to have the effect that the concurrent exchanges by F3 Capital of the OGIL shares and by the Company's stockholders of their units, common stock and warrants, each for Vantage Drilling units, ordinary shares and warrants in the Acquisition, will be treated by Vantage

Drilling and the Company for federal income tax purposes as an exchange of property for stock under Section 351 of the Code, and shall be reported as such by Vantage Energy Services, since F3 Capital and the Company's stockholders who have transferred property to Vantage Drilling are expected to be in control of Vantage Drilling immediately after the Acquisition and concurrent merger. For purposes of Section 351, the term controls means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Neither the Company nor Vantage Drilling will recognize gain or loss on the Acquisition. However, a U.S. Holder of the Company's securities will recognize gain or loss upon the consequent merger and exchange of such securities for securities of Vantage Drilling pursuant to the Acquisition and the merger agreement. Such stockholders will be required to recognize such gain or loss even though they do not dispose of any of their shares and even though they will not receive any actual cash distributions from Vantage Energy or any other party to the Acquisition and merger. The amount of such gain or loss to the Company's stockholders will be equal to the difference between the fair market value of the securities of the Company on the date the Acquisition is consummated and the tax basis of such stockholders' securities. A shareholder who redeems his shares for cash will recognize gain or loss in an amount equal to the difference between the amount of cash received for such shares and his adjusted tax basis in such shares. Any gain recognized by a U.S. holder generally will be capital gain. Long-term capital gains are subject to preferential rates of taxation for certain non-corporate taxpayers. A U.S. Holder's aggregate tax basis in the Vantage Drilling securities received in the transaction will be the same as his aggregate tax basis in the Company's securities exchanged in the Acquisition, as adjusted for the amount of gain or loss recognized by such U.S. Holder as a result of the Acquisition.

        Over the past several years, various bills have been introduced in the U.S. Congress to discourage U.S. corporations from relocating to foreign jurisdictions. These so-called anti-inversion proposals include retroactive effective dates and thus, if enacted, may apply to the Acquisition. In general, these proposals either treat the new foreign corporation as a U.S. corporation for tax purposes (a "deemed domestication" approach) or impose a "toll charge" on the expatriating entity equal to the tax on the appreciation in its assets. Under a deemed-domestication approach, Vantage Drilling would presumably continue to be subject to U.S. tax on its worldwide income, although the Acquisition itself should be tax free to the Company and to Vantage Drilling. Under a toll-charge approach, Vantage Drilling would presumably be precluded from using losses or credits to offset U.S. income tax on the transaction. Vantage Drilling, however, does not expect that it would need to rely on such losses or credits and thus would still expect the Acquisition to generate no material federal income tax liability for Vantage Drilling or the Company, although it would generate a material federal income tax liability for the holders of securities of the Company.

        Section 7874(b) of the Code ("Section 7874(b)") provides that a corporation organized outside the United States which acquires (pursuant to a "plan" or a "series of related transactions") substantially all of the assets of a corporation organized in the United States will be treated as a U.S. domestic corporation for U.S. federal income tax purposes if shareholders of the U.S. corporation whose assets are being acquired own at least 80 percent of the non-U.S. acquiring corporation after the acquisition. If Section 7874(b) were to apply to the Company and the Acquisition, then Vantage Drilling would be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Acquisition. In addition, as a domestic corporation, any dividends paid by Vantage Drilling to a non-U.S. shareholder would be subject to a U.S. federal income tax withholding at the rate of 30 percent or such lower rate as provided by applicable treaty.

        The Acquisition has been structured so that upon completion of the Acquisition, the shareholders of the Company will own less than 80 percent of Vantage Drilling. Therefore, in the opinion of EGS, counsel to the Company, Vantage Drilling should not be subject to Section 7874(b) after the Acquisition and therefore should not be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Acquisition. The Company has not sought a ruling from the IRS on this point. Therefore, there is no assurance that the IRS would not seek to assert that Vantage Drilling is subject to U.S. federal income tax on its worldwide income after the Acquisition, although the Company believes that such an assertion should not be successful.

        Even if Section 7874(b) does not apply to a transaction, Section 7874(a) of the Code ("Section 7874(a)") provides that where a corporation organized outside the United States acquires substantially all of the assets of a corporation organized in the United States, the corporation whose assets are being acquired will be subject to U.S. federal income tax on its "inversion gain" if shareholders of the U.S. corporation whose assets are being acquired own at least 60 percent of the non-U.S. acquiring corporation after the acquisition. "Inversion gain" includes any gain from the transfer of the properties by the corporation organized in the United States to the corporation organized outside the United States as well as certain licensing income.

        The Acquisition has been structured so that upon completion of the Acquisition, the shareholders of the Company will own less than 60 percent of Vantage Drilling. Therefore, in the opinion of EGS, counsel to the Company, Vantage Drilling should not be subject to Section 7874(a) after the Acquisition. The Company has not sought a ruling from the IRS on this point. Therefore, there is no assurance that the IRS would not seek to assert that the Company is subject to U.S. federal income tax on its inversion gain after the Acquisition, although the Company believes that such an assertion should not be successful.

United States Federal Income Taxation of U.S. Holders

        This discussion assumes that the Acquisition qualifies as a Section 351 exchange of property for stock and that shareholders hold their securities and will continue to hold their securities as capital assets and hold them directly (e.g., not through an intermediate entity such as a corporation, partnership, limited liability company or trust.)

        U.S. Holders will be deemed to exchange their securities of the Delaware corporation for securities of the Cayman Islands company in an exchange under Code Section 354(a). Section 367 generally provides that U.S. shareholders who exchange securities in a domestic corporation for securities in a foreign corporation are subject to Section 367 of the Code. As a result, the general recognition rules will apply to the deemed exchange by U.S. Holders and they will recognize gain or loss on the exchange. The amount of such gain or loss to U.S. shareholders will be equal to the difference between the fair market value of the securities transferred on the date the Acquisition is consummated and the tax basis of such U.S. shareholders' securities. Basis in the securities received in the deemed exchange will equal the U.S. Holder's adjusted basis in the securities transferred in the deemed exchange, as adjusted for the U.S. Holders' recognition of gain or loss resulting from the consummation of the Acquisition.

        In addition to the return and reporting requirements imposed on taxpayers generally, additional requirements may apply to U.S. Holders.

Distributions

        Subject to the potential application of anti-deferral rules discussed below, any distributions made by Vantage Drilling with respect to Vantage Drilling's ordinary shares to a U.S. Holder will constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of Vantage Drilling's current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of Vantage Drilling's earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in his common stock on a dollar-for-dollar basis and thereafter as capital gain. Because Vantage Drilling is not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from Vantage Drilling. Dividends paid with respect to Vantage Drilling's ordinary shares will be treated as

"passive category income" or, in the case of certain types of U.S. Holders, as "general category income" for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

        Dividends paid on Vantage Drilling ordinary shares to a U.S. Holder who is an individual, trust or estate (a "U.S. Individual Holder") would be treated as "qualified dividend income" that is taxable to such U.S. Individual Holders at preferential tax rates (through 2010) provided that (1) the common stock is readily tradable on an established securities market in the United States (which is anticipated to be the case after the Acquisition); (2) Vantage Drilling is not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year; and (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock becomes ex-dividend. Legislation has been recently introduced in the U.S. Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of the enactment. There is no assurance that any dividends paid on Vantage Drilling ordinary shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Vantage Drilling has not received an opinion of EGS on the issue.

        Special rules may apply to any "extraordinary dividend," generally, a dividend in an amount which is equal to or in excess of ten percent of a stockholder's adjusted basis (or fair market value in certain definitive, pre-determined circumstances) in an ordinary share paid by Vantage Drilling. If Vantage Drilling pays an "extraordinary dividend" on its common stock that is treated as "qualified dividend income," then any loss derived by a U.S. Individual Holder from the sale or exchange of such ordinary share will be treated as long-term capital loss to the extent of such dividend.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our ordinary shares as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the ordinary shares so disposed of exceeds one year. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares based upon the then fair market values of the ordinary shares and the warrant included in the unit) and (ii) the U.S. holder's adjusted tax basis in the ordinary shares so disposed of. A U.S. holder's adjusted tax basis in its ordinary shares generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that ordinary shares) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our ordinary shares (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Exercise of a Warrant

        A U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder's tax basis in the share of our ordinary shares it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., initially $6.00 per share of our ordinary shares). The U.S. holder's holding period for the share of our ordinary shares received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

        Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the ordinary shares included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder's tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Anti-Deferral Regimes

        The above discussion of U.S. income tax considerations assumes that Vantage Drilling is not a controlled foreign corporation ("CFC") under Section 957 of the Code following the Acquisition and merger, a foreign personal holding company ("FPHC") under Section 552 of the Code, or a passive foreign investment company ("PFIC") under Section 1297 of the Code. The sections below discuss the possible application of such anti-deferral regime to Vantage Drilling.

Controlled Foreign Corporation

        A foreign corporation is a controlled foreign corporation if more than 50% of the vote or value of the company is owned, directly or indirectly (including through attribution), by "U.S. Shareholders", defined as U.S. persons owning 10% or more of the total voting power of the foreign corporation. If a foreign corporation is a CFC at any point during the taxable year, U.S. shareholders are required to include in income, as a deemed dividend, their (i) allocable share of the corporation's "Subpart F" income for that full taxable year and (ii) pro-rata share of the corporation's earnings invested in U.S. property. Subpart F income includes, among other items, certain types of passive income and income from certain types of transactions with related entities. Also, disposition of CFC shares by a U.S. shareholder may result in ordinary income rather than capital gain treatment.

        Since Vantage Drilling currently has only one shareholder and such shareholder is a U.S. person, Vantage Drilling may be considered to be a CFC. However, Vantage Drilling believes that following the Acquisition and merger it will be unlikely that more than 50% of the vote or value of Vantage Drilling will be owned by U.S. persons owning 10% or more of the total voting power of Vantage Drilling. Further, Vantage Drilling believes that following the Acquisition and merger, its gross income should derive from rental income in the active conduct of a trade or business and should not therefore be characterized as Subpart F income.

Foreign Personal Holding Company

        A foreign corporation is an FPHC if (1) more than 50% of the total combined vote or value of the company is owned, directly or indirectly (including through attribution), by five or fewer U.S. individuals at any time during the taxable year, and (2) 60% in the first year, and 50% in subsequent years, or more of the company's gross income for such year is derived from certain passive sources (such as dividends, rents, royalties, interest, and certain other items). If a foreign corporation is an FPHC, U.S. shareholders are required to include in gross income for such year their allocable portions of taxable income of the corporation, regardless of whether such income is actually distributed to the shareholders.

        Vantage Drilling will be a CFC or FPHC following the Acquisition if 50% of the vote or value of the corporation is deemed to be owned by the requisite U.S. shareholders. If Vantage Drilling is a CFC or FPHC, then in addition to the U.S. tax consequences described above, the U.S. Holders may be required to file a Form 5471 with their U.S. tax returns. Following the Acquisition, Vantage Drilling should not be a CFC or a FPHC.

Passive Foreign Investment Company Status and Significant Tax Consequences

        Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company for United States federal income tax purposes. These consequences are discussed in more detail below. In general, Vantage Drilling will be treated as a passive foreign investment company with respect to a U.S. Holder if, for any taxable year in which such holder held Vantage Drilling common stock, either:

  •
  at least 75% of Vantage Drilling's gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

  •
  at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

        For purposes of determining whether Vantage Drilling is a passive foreign investment company, Vantage Drilling will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which it owns at least 25% of the value of the subsidiary's stock. Income earned, or deemed earned, by Vantage Drilling in connection with the performance of services would not constitute passive income. By contrast, rental income would constitute "passive income" unless Vantage Drilling was treated under specific rules as deriving its rental income in the active conduct of a trade or business.

        Vantage Drilling believes that the gross income Vantage Drilling will derive or will be deemed to derive from its offshore drilling activities should constitute rental income in the active conduct of a trade or business. Correspondingly, Vantage Drilling believes that such income will not constitute passive income, and the assets that Vantage Drilling will own and operate in connection with the production of such income, in particular, the Jackup Rigs, will not constitute passive assets for purposes of determining whether Vantage Drilling is a passive foreign investment company. The IRS or a court could disagree with Vantage Drilling's belief. The IRS or a court could take the position that the income derived by Vantage Drilling from its offshore drilling activities is properly treated as rental income derived other than in the active conduct of a trade or business. If Vantage Drilling's income were not treated as rental income in the active conduct of a trade or business, then such income would be treated as passive income for purposes of the passive foreign investment company rules. In addition, although Vantage Drilling intends to conduct its affairs in a manner to avoid being classified as a passive foreign investment company with respect to any taxable year, Vantage Drilling cannot assure you that the nature of its operations will not change in the future.

        For the first taxable year in which Vantage Drilling earns gross income (the "start-up year") at least 75% of Vantage Drilling's gross income may consist of, and/or at least 50% of the average value of the assets held by Vantage Drilling during such year may produce or may be held for the production of, passive income. Therefore Vantage Drilling may be a passive foreign investment company in its start-up year. However, if a corporation would otherwise be a passive foreign investment company in its start-up year, it will not be treated as a passive foreign investment company in that taxable year, provided that: (1) no predecessor corporation was a passive foreign investment company; (2) it is established to the IRS' satisfaction that Vantage Drilling will not be a passive foreign investment company in either of the two years after the start-up year; and (3) Vantage Drilling is not, in fact, a passive foreign investment company for either of the two years after the start-up year. In the event that Vantage Drilling cannot satisfy this three-part test above, Vantage Drilling will be a passive foreign investment company.

        As discussed more fully below, if Vantage Drilling were to be treated as a passive foreign investment company for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which election Vantage Drilling refers to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to Vantage Drilling's ordinary shares, as discussed below. Although the Company has a good faith belief that it will not be considered a passive foreign investment company, such determination is subject to the applicability of a start-up year exemption. If a corporation would otherwise be a passive foreign investment company in its start-up year, it will not be treated as a passive foreign investment company in that taxable year, provided that: (1) no predecessor corporation was a passive foreign investment company; (2) it is established to the IRS' satisfaction that such corporation will not be a passive foreign investment company in either of the two years after the start-up year; and (3) such corporation is not, in fact, a passive foreign investment company for either of the two years after the start-up year. In the event that Vantage Drilling cannot satisfy this three-part test above, Vantage Drilling will be a passive foreign investment company. Since this three-part test involves determinations to be made up to two years after the proposed Acquisition, no opinion of counsel regarding the passive foreign investment company provisions is possible prior to the Acquisition.

Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an "Electing Holder," the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of Vantage Drilling ordinary earnings and Vantage Drilling's net capital gain, if any, for Vantage Drilling's taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from Vantage Drilling by the Electing Holder. The Electing Holder's adjusted tax basis in the ordinary shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the ordinary shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of Vantage Drilling ordinary shares. A U.S. Holder would make a QEF election with respect to any year that Vantage Drilling is a passive foreign investment company by filing IRS Form 8621 with his U.S. federal income tax return. If Vantage Drilling is aware that it was to be treated as a passive foreign investment company for any taxable year, Vantage Drilling would provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a "Mark-to-Market" Election

        Alternatively, if Vantage Drilling were to be treated as a passive foreign investment company for any taxable year and, as Vantage Drilling anticipates, its shares are treated as "marketable stock," a U.S. Holder would be allowed to make a "mark-to-market" election with respect to Vantage Drilling ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the ordinary shares at the end of the taxable year over such holder's adjusted tax basis in the common stock. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in his ordinary shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of Vantage Drilling ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        Finally, if Vantage Drilling were to be treated as a passive foreign investment company for any taxable year, a U.S. Holder who does not make either a QEF election or a "mark-to-market" election for that year, whom we refer to as a "Non-Electing Holder," would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on Vantage Drilling ordinary shares in a taxable year in excess of 125 percent of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the ordinary shares), and (2) any gain realized on the sale, exchange or other disposition of its ordinary shares. Under these special rules:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holders' aggregate holding period for the ordinary shares;

  •
  the amount allocated to the current taxable year and any taxable year before we became a passive foreign investment company would be taxed as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of Vantage Drilling ordinary shares. If a Non-Electing Holder who is an individual dies while owning Vantage Drilling common stock, such holder's successor generally would not receive a step-up in tax basis with respect to such stock.

Backup Withholding and Information Reporting

        In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if you are a non-corporate U.S. Holder and:

  •
  you fail to provide an accurate taxpayer identification number;

  •
  we are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

  •
  in certain definitive, pre-determined circumstances, fail to comply with applicable certification requirements.

        Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Consequences To Non-U.S. Holders

        Non-U.S. Holders will not be subject to U.S. federal income tax on the Acquisition assuming Vantage Drilling is not a "U.S. Real Property Holding Company." We do not believe that Vantage Drilling is a "U.S. Real Property Holding Company." Although we believe that Vantage Drilling is not currently a United States real property holding corporation, we cannot determine whether it will be a United States real property holding corporation in the future. Vantage Drilling will be classified as a United States real property holding corporation if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for federal income tax purposes.

Sale or Exchange of Ordinary Shares

        A non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption or exchange of Vantage Drilling ordinary shares, assuming Vantage Drilling is not a U.S. Real Property Holding Company unless:

  •
  the gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (or in the case of an applicable tax treaty, attributable to a permanent establishment in the United States);

  •
  the non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

  •
  the non-U.S. Holder was a citizen or resident of the United States and is subject to special rules that apply to certain expatriates.

Income or Gain Effectively Connected With a U.S. Trade or Business.

        The preceding discussion of the tax consequences of the ownership and disposition of Vantage Drilling securities generally assumes that the holder is not engaged in a U.S. trade or business. If any dividends or gain from the sale, exchange or other taxable disposition of the securities is effectively connected with a U.S. trade or business conducted by the holder (or in the case of an applicable treaty, attributable to the holder's permanent establishment in the United States) then the income or gain will be subject to U.S federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. The certification requirements can generally be met by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the payer or paying agent. If a holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. If the holder is a corporation, that portion of earnings and profits that is effectively connected with the holder's U.S. trade or business (or in the case of an applicable tax treaty, attributable to the permanent establishment in the United States) also may be subject to a "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate.

        Payment of the proceeds of a sale of securities effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of securities effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the holder is a non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of securities effected outside the United States by such a broker if it:

  •
  is a United States person;

  •
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is a controlled foreign corporation for U.S. federal income purposes; or

  •
  is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

        Any amount withheld under the backup withholding rules may be credited against the holder's U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.

Cayman Islands Tax Considerations

        The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon Vantage Drilling or its shareholders. The Cayman Islands are not party to any double taxation treaties.

        Vantage Drilling has applied for and has received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Vantage Drilling or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of Vantage Drilling or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by Vantage Drilling to its members or a payment of principal or interest or other sums due under a debenture or other obligation of Vantage Drilling.

OTHER MATTERS

Satisfaction of 80% requirement

        We represented in the prospectus relating to our IPO that the business acquired by us in our initial business combination would have a fair market value equal to at least 80% of our net assets at the time of the transaction, including the funds held in the trust account. Based on a financial analysis by our Board of Directors in evaluating and approving the acquisition, our Board of Directors determined that the Acquisition meets this requirement.

        To further support our Board's analysis, we engaged Tudor, Pickering & Co. Securities, Inc. to undertake its own independent analysis, which it did, and Tudor, Pickering & Co. Securities, Inc. has determined that the Acquisition has a fair market value equal to at least 80% of our net assets.

        The terms of the Acquisition were determined based upon arms-length negotiations between Vantage Energy Services, TMT and F3 Capital, with whom we had no prior dealings. Under the circumstances, our Board of Directors believes that the total consideration for the Acquisition appropriately reflects the fair market value of OGIL. In light of the financial background and experience of several members of our management and Board of Directors, our Board also believes it is qualified to determine whether the Acquisition meets this requirement.

Regulatory Matters

        The Company and Vantage Drilling do not expect that the Acquisition will be subject to any state or federal regulatory requirements other than filings under applicable securities laws and the effectiveness of the registration statement of Vantage Drilling of which this joint proxy statement/prospectus is part. The Company and Vantage Drilling intend to comply with all such requirements. We do not believe that, in connection with the completion of the Acquisition, any consent, approval, authorization or permit of, or filing with or notification to, any acquisition control authority will be required in any jurisdiction.

Consequences if Acquisition Proposal is Not Approved

        If the Acquisition Proposal is not approved by the stockholders, Vantage Drilling will not acquire the shares of OGIL, and therefore the Contracts. In such event management of the Company may not have the time, resources or capital available to find a suitable business combination partner before: (i) the proceeds in the trust account are liquidated to holders of shares purchased in the Company's IPO and (ii) the Company's corporate existence ceases by operation of law, in accordance with the Company's amended and restated certificate of incorporation and pursuant to stockholder approval. Management believes, however, that it will consummate a business combination with another suitable target by May 24, 2009 in the event the Acquisition Proposal is not approved by our stockholders.

        If a liquidation were to occur by approximately May 24, 2009, the Company estimates that approximately $8.7 million in interest, less applicable federal and state income and franchise taxes, would accrue on the amounts that are held in trust through such date. This amount, along with the Company's IPO proceeds held in trust, less any liabilities not indemnified by certain members of the Company's Board and not waived by the Company's creditors, would be distributed to the holders of the 34,500,000 shares of common stock purchased in the Company's IPO. The Company currently estimates that there would be approximately $4.8 million in Delaware franchise tax, federal and state income tax claims which are not indemnified and not waived by such taxing authorities. Thus, the Company estimates that the total amount available for distribution upon liquidation would be approximately $281.8 million or $8.15 per share.

        Separately, the Company estimates that the liquidation process would cost approximately $15,000 and that the Company would be indemnified for such costs by certain of the Company's executive officers. Such officers have acknowledged and agreed that such costs are covered by their existing indemnification agreement. We do not believe there would be any claims or liabilities against which certain of the Company's executive officers have agreed to indemnify the trust account in the event of such liquidation. In the event that such persons indemnifying the Company are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which such persons have no indemnification obligation, the amount ultimately distributed to stockholders may be reduced even further. However, the Company currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities. The only cost of liquidation that the Company is aware of that would not be indemnified against by such officers and directors of the Company is the cost of any associated litigation.

Required Vote

        The approval and adoption of the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby including the merger among Vantage Drilling, the Company and a transitory merger subsidiary of Vantage Drilling will require the affirmative vote of a majority of the shares of the Company's common stock issued in the Company's IPO that vote on this proposal at the Special Meeting. A total of 34,500,000 shares were issued in our IPO. In addition, notwithstanding the approval of a majority, if the holders of more than 10,346,550 shares of common stock issued in the Company's IPO, an amount in excess of 29.99% of the total number of shares issued in the IPO, vote against the Purchase Agreement and demand conversion of their shares into a pro rata portion of the trust account, then the Company will not be able to consummate the Acquisition. Each of the Company's stockholder that holds shares of common stock issued in the Company's IPO or purchased following such offering in the open market has the right, assuming such stockholder votes against the Acquisition Proposal and, at the same time, demands that the Company convert such stockholder's shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company's IPO is deposited. These shares will be converted into cash only if the Acquisition is consummated and the stockholder requesting conversion holds such shares until the date the Acquisition is consummated.

Abstentions and Broker Non-Votes

        If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of FINRA, your broker may not vote your shares on the proposal to approve the Acquisition. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

        As long as a quorum is established at the Special Meeting, if you return your proxy card without an indication of how you desire to vote, since it is not an affirmative vote in favor of a respective proposal, it: (i) will have no effect on the Acquisition Proposal or the Merger Proposal and will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Vantage Energy Services' IPO are held (in order for a stockholder to convert his or her shares, he or she must cast an affirmative vote against the Acquisition Proposal or the Merger Proposal and make an affirmative election on the proxy card to convert such shares of common stock); (ii) will have the same effect as a vote against the First Amendment Proposal; (iii) will have the same effect as a vote against the Second Amendment Proposal; (iv) will have the same effect as a vote against the Incentive Plan Proposal; (v) will have no effect on the Director Proposal; (vi) will have no effect on the Auditor Proposal; and (vii) will have the same effect as a vote against the Adjournment Proposal.

        Since the Acquisition Proposal and the Merger Proposal require only a majority of the Company shares issued in the IPO that cast a vote at the special meeting, abstentions or broker non-votes will not count towards such number. This has the effect of making it easier for the Company to obtain a vote in favor of the Acquisition Proposal and the Merger Proposal as opposed to some of the Company's other proposals or as opposed to the vote generally required under the Delaware General Corporation Law, namely a majority of the shares issued and outstanding. Furthermore, in connection with the vote required for the Acquisition Proposal and the Merger Proposal, the founding stockholders of the Company have agreed to vote their shares of common stock owned or acquired by them at or prior to the IPO in accordance with the majority of the Company's shares issued in the IPO.

        If you hold your shares in street name you can obtain physical delivery of your shares into your name, and then vote the shares yourself. In order to obtain shares directly into your name, you must contact your brokerage firm representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies from firm to firm.

Dissenters' Rights

        Under Delaware law, our stockholders are not entitled to dissenters' rights for their shares in connection with the Acquisition.

Accounting Treatment

        The Acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (``GAAP"), with Vantage Drilling being the acquiror. Accordingly, for accounting purposes, the Contracts will be recorded at their fair value based on an appraisal of the contractual rights acquired and liabilities assumed. It is anticipated that the acquisition of the Contracts and payments made pursuant to the Contracts will be recorded as construction in progress until Vantage Drilling takes delivery of the Jackup Rigs and the Drillship. The Drillship Option will be recorded at its estimated fair value as a long term asset. Once the Drillship Option is exercised, the value of the Drillship Option will be reclassified as construction in progress and included in the total value of the Second Drillship once delivered. If Vantage Drilling does not exercise the Drillship Option prior to the expiration date or negotiate an acceptable extension, then the Drillship Option will be written off and a corresponding expense recognized at such time.

        Management's preliminary calculation of the allocation of purchase price to the assets is based on the December 31, 2007 transaction valuation date and assumptions including the estimated revenues, expenses that the rigs would generate when operating, the time value attributed to the rigs delivery date prior to the delivery date of similar rigs being ordered at the time of the acquisition, the Company's anticipated costs of capital, and the cash invested in the rigs by the seller. Based on these assumptions, the company made the following preliminary fair value calculation:

Asset	Delivery Date	Fair Value
Emerald Driller	December 28, 2008	$97.0 million
Sapphire Driller	July 31, 2009	64.8 million
Aquamarine Driller	September 30, 2009	56.2 million
Topaz Driller	December 31, 2009	49.5 million
Platinum Explorer	November 10, 2010	36.7 million
Titanium Explorer	July 11, 2011	26.9 million

Total		$331.0 million

        The Acquisition Proposal is conditioned upon the approval of the Merger Proposal. In the event that the Merger Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the Acquisition Proposal. The Merger Proposal is conditioned upon the approval of the Acquisition Proposal. In the event that the Acquisition Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the Merger Proposal.

Recommendation

        The foregoing discussion of the information and factors considered by the Company Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by the Company's Board of Directors. After careful consideration, the Company's Board of Directors has determined unanimously that the Acquisition Proposal is fair to, and in the best interests of, the Company and its stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ACQUISITION PROPOSAL.

 PROPOSAL 2

THE MERGER PROPOSAL

The Merger Agreement

        The summary of the material terms of the Merger Agreement below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which will be attached to this joint proxy statement/prospectus by amendment. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety when available.

Structure and Effective Time of Merger

        Upon the completion of the Acquisition, the majority of the Company's business operations are anticipated to take place outside of the United States. Therefore, the Company's management believes it is in the best interest of the Company and its stockholders to conduct offshore operations through a company registered in the Cayman Islands. As part of the Acquisition, and pursuant to the Purchase Agreement and the merger agreement, the Company, Vantage Drilling and F3 Capital will engage in a series of procedural steps as outlined below pursuant to which the Company and OGIL will become wholly owned subsidiaries of Vantage Drilling and the current stockholders of the Company and the current stockholder of OGIL will become shareholders of Vantage Drilling. Although the following steps are explained in sequence, they will be accomplished concurrently with the consummation of the Acquisition.

  •
  F3 Capital will contribute 100% of the shares of OGIL to Vantage Drilling in exchange for an aggregate of 33,333,333 Units of Vantage Drilling, with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share (such warrants are exercisable into 25,000,000 ordinary shares), and a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus closing adjustments;

  •
  Vantage Drilling will form a transitory merger company that will be incorporated in the United States as a domestic corporation (hereinafter referred to as "USMergerCo");

  •
  Vantage Drilling, USMergerCo and the Company will enter into a merger agreement whereby USMergerCo will merge with and into the Company with the Company being the surviving entity;

  •
  As part of the merger consideration to be paid pursuant to the merger agreement, Vantage Drilling will issue Units, ordinary shares and warrants to purchase ordinary shares in exchange for the Company's outstanding units, shares of common stock and warrants to purchase common stock, which are held by the Company's stockholders. The exchange ratio of Vantage Drilling securities for the Company's securities will be on a one-for-one (1:1) basis;

  •
  Upon the conclusion of the merger, which will have an effective time concurrent with the consummation of the Acquisition, the former stockholders of the Company will exchange their securities of the Company for securities of Vantage Drilling and Vantage Drilling will receive the securities of the Company so exchanged, thereby making the Company a wholly owned subsidiary of

  Vantage Drilling and making the former stockholders of the Company's shareholders of Vantage Drilling; and

  •
  The Company will distribute cash upstream to Vantage Drilling for the purpose of settling in cash the promissory note issued to F3 Capital by Vantage Drilling.

        The effective time of the Merger will occur concurrently with the consummation of the Acquisition by filing a certificate of merger or similar document with the Secretary of State of the State of Delaware.

        The merger will be a component of the overall Acquisition and the merger will be effected concurrently with the consummation of the Acquisition contemplated by the Purchase Agreement. After giving effect to the Purchase Agreement, F3 Capital will have contributed its ordinary shares of OGIL to Vantage Drilling in exchange for units of Vantage Drilling. After giving effect to the concurrent merger agreement, the holders of the Company's units, shares of common stock and warrants will have contributed such securities to Vantage Drilling in exchange for securities of Vantage Drilling. As a result of the Acquisition, including the concurrent merger, OGIL and the Company will become wholly owned subsidiaries of Vantage Drilling and Vantage Drilling will, as a result of the Acquisition and concurrent merger, become the entity through which offshore operations will be conducted.

Merger Consideration

        Pursuant to the Merger Agreement, each outstanding share of Company units, common stock and warrants will be exchanged for the right to receive units, ordinary shares and warrants of Vantage Drilling, on a one-for-one basis.

Articles of Incorporation; By-laws

        The Articles of Incorporation and By-laws of the Company in effect immediately prior to the merger will be the Articles of Incorporation and By-laws of the Company after the merger. The Memorandum and Articles of Association of Vantage Drilling prior to the merger will be the Memorandum and Articles of Association of Vantage Drilling after the merger.

Procedure for Receiving Merger Consideration

        Exchange Agent.    As of the effective time of the merger, Vantage Drilling will deposit with Continental Stock Transfer & Trust Company, or the Exchange Agent, for the benefit of the Company's stockholders, the Vantage Drilling units, ordinary shares and warrants issuable in exchange for the Company's outstanding units, shares of common stock and warrants. At the time of such deposit, Vantage Drilling will irrevocably instruct the Exchange Agent to transfer the Vantage Drilling units, ordinary shares and warrants to the Company's security holders and make the appropriate record of such transfer on the Register of Members of Vantage Drilling after the effective time of the merger.

        Exchange Procedures.    As soon as reasonably practicable after the effective time of the merger, the Exchange Agent will mail to each of the Company's stockholders of record that participated in the merger, a letter of transmittal, with instructions for use in surrendering the Company units, common stock and warrants in exchange for Vantage Drilling units, ordinary shares and warrants. Upon surrender of a Company unit, common stock or warrant for exchange to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, such stockholder will be entitled to receive in exchange therefor the Vantage Drilling units, ordinary shares and warrants, and Company units, shares of the common stock and warrants so surrendered will be transferred to Vantage Drilling. In the event of a transfer of ownership of the Company units, common stock or warrants that is not registered in the transfer records of the Company, a certificate evidencing the proper number of Vantage Drilling units, ordinary shares or warrants may be issued in exchange therefor to a person other than the person in whose name the Company units, common stock or warrants so surrendered are registered if certificates representing such Company units, common stock or warrants are properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of Vantage Drilling units, ordinary shares or warrants to a person other than the registered holder of such Company units, common stock or warrants or establishes to the satisfaction of Vantage Drilling that such tax has been paid or is not applicable. Until surrendered, each Company unit, common stock or warrant will be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the Vantage Drilling units, ordinary shares or warrants that the holder thereof has the right to receive.

        Distributions with Respect to Unexchanged Shares.    No dividends or other distributions declared or made with respect to Vantage Drilling units, ordinary shares or warrants with a record date after the effective time of the merger will be paid to the holder of any unsurrendered Company units, stock or warrant certificate with respect to Vantage Drilling units, shares or warrants represented thereby, if any. Subject to the effect of applicable escheat or similar laws, following surrender of any such certificate there will be paid to the holder of whole Vantage Drilling units, ordinary shares or warrants issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the effective time of the merger theretofore paid with respect to such whole Vantage Drilling units, ordinary shares or warrants and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the merger.

        Fractional Shares.    No fractional units, ordinary shares or warrants of Vantage Drilling will be issued in the merger. The number of Vantage Drilling units, ordinary shares and warrants to be issued to the holder of a unit, stock or warrant certificate previously evidencing the Company units, common stock or warrants will be rounded up to the nearest whole unit, ordinary share or warrant, as the case may be, of Vantage Drilling.

        No Liability.    None of the Exchange Agent, the surviving corporation or any party to the Merger Agreement will be liable to a holder of Vantage Drilling units, ordinary shares or warrants or the Company units, common stock or warrants for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Lost, Stolen or Destroyed Company Securities.    In the event any units, common stock or warrants of the Company have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed units, stock or warrants, upon the making of an affidavit and indemnity of that fact by the holder thereof in a form that is reasonably acceptable to the Exchange Agent, the required number of units, ordinary shares or warrants of Vantage Drilling; provided, however, that Vantage Drilling may, in its reasonably commercial discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company units, stock or warrants to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Vantage Drilling or the Exchange Agent with respect to such units, stock or warrants of the Company alleged to have been lost, stolen or destroyed.

        The Acquisition Proposal is conditioned upon the approval of the Merger Proposal. In the event that the Merger Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the Acquisition Proposal. The Merger Proposal is conditioned upon the approval of the Acquisition Proposal. In the event that the Acquisition Proposal does not receive the necessary vote to approve it, then the Company will not complete any of the transactions identified in the Merger Proposal.

Recommendation

        The foregoing discussion of the information and factors considered by the Company's Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by the Company's Board of Directors. After careful consideration, the Company's Board of Directors has determined unanimously that the Merger Proposal is fair to, and in the best interests of, the company and its stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL.

 COMPARISON OF CAYMAN ISLANDS COMPANIES LAW TO DELAWARE CORPORATE LAW

        In connection with the Acquisition, holders of shares of Vantage Energy Services common stock will become shareholders of Vantage Drilling. The rights of Vantage Energy Services' stockholders are governed by the Delaware General Corporation Law and Vantage Energy Services' amended and restated certificate of incorporation and by-laws. The rights of Vantage Drilling's shareholders are governed by Cayman Islands law, including the Companies Law (2007 Revision) of the Cayman Islands, and Vantage Drilling's memorandum and articles of association.

        This section describes the material differences between the rights of Vantage Energy Services' stockholders, the proposed rights of Vantage Drilling's shareholders. This summary is not complete and does not cover all of the differences between Cayman Islands law and the Delaware General Corporation Law affecting corporations and their shareholders or all the differences between Vantage Energy Services' certificate of incorporation and by-laws and Vantage Drilling's memorandum and articles of association. The summary is therefore subject to the complete text of the relevant provisions of the Companies Law (2007 Revision) of the Cayman Islands, the Delaware General Corporation Law, Vantage Energy Services' certificate of incorporation and by-laws and Vantage Drilling's memorandum and articles of association. For information on obtaining Vantage Drilling's memorandum and articles of association and Vantage Energy Services' amended and restated certificate of incorporation and by-laws, see "Where You Can Find More Information" on page 192.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

Vantage Energy Services	Vantage Drilling
Generally, under the Delaware General Corporation Law, unless the certificate of incorporation provides for the vote of a larger portion of the shares, completion of a merger, consolidation, or the sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

    • approval of the board of directors; and

    • approval by the vote of the holders of a majority of the outstanding shares or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding shares of a corporation entitled to vote on the matter.

The Delaware General Corporation Law also requires a special vote of stockholders of Vantage Energy Services in connection with a business combination with an "interested stockholder" as defined in section 203 of the Delaware General Corporation Law. See "—Special Vote Required for Combinations with Interested Stockholders" below.	Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. There are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but Vantage Drilling does not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination is sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

Under the rules of the AMEX, the issuance of additional common shares of a listed company involving directors, officers, substantial security holders or other or totaling 20% or more of the outstanding common shares of company requires the approval of the holders of a majority of the shares voting on the transaction. Other transactions do not require stockholder approval under the AMEX rules.
    • Vantage Drilling is not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;

    • the shareholders have been fairly represented at the meeting in question;

    • the arrangement is such as a businessman would reasonably approve; and

• the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law (2007 Revision) or that would amount to a "fraud on the minority."

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Vantage Drilling is subject to the same AMEX rules for issuances of additional shares as Vantage Energy Services.

SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS

Vantage Energy Services	Vantage Drilling
The Delaware General Corporation Law restricts "business combinations," as provided below, between a Delaware corporation and an "interested stockholder" who beneficially owns, together with its associates and affiliates, 15% or more of a corporation's voting shares for a period of three years after the interested stock- holder acquired its 15% position, unless certain exceptions are satisfied. Because Vantage Energy Services is subject to this law, an interested stockholder cannot engage in business combinations with Vantage Energy Services for a three-year period after it becomes an interested stockholder, unless:	Neither Cayman Islands law nor Vantage Drilling's memorandum and articles of association require special votes for combinations with interested shareholders.

• the business combination, or the transaction that resulted in the interested stockholder becoming such, was approved by the Vantage Energy Services Board of Directors before the other party to the business combination became an interested stockholder;

• upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting shares of Vantage Energy Services outstanding at the commencement of the transaction (excluding voting shares owned by directors who are also officers or held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender shares held by the plan); or
• the business combination was approved by the Vantage Energy Services Board of Directors and ratified by 66 2/3% of the voting shares that the interested stockholder did not own.

The three-year probation does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving Vantage Energy Services and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of Vantage Energy Services' directors. The term "business combination" is defined generally to include:
• mergers or consolidations between the corporation and an interested stockholder;
• transactions with an interested stockholder involving the assets or shares of the corporation or its majority-owned subsidiaries; and
• transactions that increase an interested stockholder's percentage ownership of shares.

SHAREHOLDER RIGHTS PLAN

Vantage Energy Services	Vantage Drilling
Vantage Energy Services does not have a shareholder rights plan.	Vantage Drilling does not have a shareholder rights plan.

APPRAISAL RIGHTS AND COMPULSORY ACQUISITION

The Delaware General Corporation Law generally provides stockholders of a corporation involved in a merger the right to demand and receive payment of the fair value of their shares as determined by the Delaware Chancery Court. Appraisal rights are not available, however, to holders of shares:

    • listed on a national securities exchange, designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.,

    • held of record by more than 2,000 shareholders; or

• if the corporation will be the surviving corporation of the merger, and no vote of its shareholders is required to approve the merger;	Neither Cayman Islands law nor Vantage Drilling's memorandum and articles of association specifically provides for appraisal rights. However, in connection with the compulsory acquisition of shares by a 90% shareholder of a Cayman Islands company as described under "Shareholder Approval of Business Combinations," a minority shareholder may apply to the Grand Court of the Cayman Islands objecting to that acquisition.

unless the holders are required to accept in the merger anything other than any combination of:

    • shares or depositary receipts of the surviving corporation in the merger;

    • shares or depositary receipts of another corporation that, at the completion of the merger, will be

        (1) listed on a national securities exchange;

        (2) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

        (3) held of record by more than 2,000 holders; or

• cash instead of fractional shares or depository receipts received.

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

The Vantage Energy Services' certificate of incorporation does not prohibit action by written consent of stockholders.	The Vantage Drilling's memorandum and articles of association provide that shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders entitled to vote on such resolution in accordance with the procedure in the memorandum and articles of association.

MEETINGS OF SHAREHOLDERS

The Vantage Energy Services' by-laws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the Board of Directors of Vantage. The Vantage Energy Services' certificate of incorporation provides that a special meeting of stockholders may be called by the chief executive officer of Vantage Energy Services, a majority of its Board of Directors, or by the holders of at least 50% of the issued common stock.	Under Vantage Drilling's memorandum and articles of association, a general meeting of shareholders will, if required by the Companies Law (2007 Revision) be held at least annually. That meeting can be held at such time and in such place as the directors shall appoint. Under Vantage Drilling's memorandum and articles of association, an extraordinary general meeting of Vantage Drilling may be called by a majority of the Board of Directors of Vantage Drilling or by the holders of at least 10% in par value of Vantage Drilling which as of that date carries the right of voting at general meetings of Vantage Drilling.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under the Delaware General Corporation Law, the Board of Directors, subject to any restrictions in the corporation's certificate of incorporation, may declare and pay dividends out of:

    • surplus of the corporation, which is defined as net assets less statutory capital; or

    • if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year.

If, however, the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding shares of all classes having preference upon the distribution of assets, the Board of Directors may not declare and pay dividends out of the corporation's net profits until the deficiency in the capital has been repaired. The Vantage Energy Services' certificate of incorporation and by-laws contain no provisions restricting dividends on Vantage Energy Services' common stock. Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.	Vantage Drilling is not required to present proposed dividends to its shareholders for approval or adoption.

Under Cayman Islands law and Vantage Drilling's memorandum and articles of association, the board of directors of Vantage Drilling may declare the payment of dividends on the share in issue out of Vantage Drilling's:

    • realized and unrealized profits;

    • "share premium account," which represents the excess of the price paid to Vantage Drilling on issue of its shares over the par or "nominal" value of those shares, which is similar to the U.S. concept of additional paid in capital; or

    • any other account permitted by the Companies Law (2007 Revision) of the Cayman Islands.

However, no dividends may be paid if, after payment, Vantage Drilling would not be able to pay its debts as they fall due in the ordinary course of business. Under Cayman Islands law, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company has, immediately following the date of payment, the ability to pay its debts as they fall due in the ordinary course of the business.

NUMBER OF DIRECTORS

The Vantage Energy Services' by-laws provide that the number of directors on its Board of Directors will be not less than one nor more than 9. The Vantage Energy Services' Board of Directors has set the number of directors at 6.	Under Vantage Drilling's memorandum and articles of association, the minimum number of directors is one and there is no maximum number. The current number of directors is one.

VACANCIES ON BOARD OF DIRECTORS

The Vantage Energy Services' by-laws provide that any vacancy may only be filled by a majority of the remaining Board of Directors (even if less than a quorum). Any director elected to fill a vacancy or from an increase in the number of directors will serve the same remaining term as that of his or her predecessor or, if the director has no predecessor, the class of directors to which the director has been elected and in both cases, until such director's successor has been duly elected and qualified.	Vantage Drilling's memorandum and articles of association provide that the directors may appoint any person to be a director, either to fill a vacancy or as an additional director .

REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS

The Vantage Energy Services' certificate of incorporation provides for a classified Board of Directors. Directors serve for terms expiring at the second annual stockholder meeting following the annual stockholder meeting at which they are elected. Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation, members of a classified Board of Directors may be removed only for cause and only by the affirmative vote of not less than a majority of the outstanding shares entitled to vote thereon. The Vantage Energy Services' certificate of incorporation provides for the removal of a director by a vote of the stockholders with or without cause.	Cayman Islands law does not contain provisions specifically related to classified Boards of Directors.

COMMITTEES

Vantage Energy Services' amended and restated certificate of incorporation authorizes the Board of Directors to designate by resolution passed by a majority of the whole Board of Directors one or more committees. Each committee must consist of two or more directors of Vantage.	Vantage Drilling's memorandum and articles of association permit the Board of Directors to delegate any of their powers to any committee consisting of one or more directors. In addition, the directors may establish any committee for managing the affairs of Vantage Drilling and may appoint any person to be a member of such committee.

CUMULATIVE VOTING

The Vantage Energy Services' certificate of incorporation provides that each stockholder is entitled to one vote per share of common stock. In addition, under the Delaware General Corporation Law, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's certificate of incorporation. Vantage Energy Services' certificate of incorporation does not authorize cumulative voting for the election of directors.	Vantage Drilling's memorandum and articles of association do not authorize cumulative voting for the election of directors.

OFFICERS

The officers of Vantage Energy Services are chosen by the Board of Directors and hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.	The officers of Vantage Drilling are appointed by the Board of Directors and hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

AMENDMENT OF GOVERNING DOCUMENTS

Under the Delaware General Corporation Law, a certificate of incorporation may be amended if:

    • the Board of Directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and

    • the holders of at least a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

In addition, under the Delaware General Corporation Law, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. Vantage Energy Services' certificate of incorporation does not provide otherwise.

Under the Delaware General Corporation Law, the Board of Directors may amend by-laws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend by-laws. Vantage's by-laws may be altered or repealed at any meeting of the stockholders or the Board of Directors.

Vantage's certificate of incorporation generally does not require a supermajority vote of stockholders in order to be amended. However, amending the provision of the certificate in order to extend Vantage Energy Services' corporate existence in the absence of a business combination requires supermajority vote of the stockholders to approve such amendment, specifically the affirmative vote of the holders of at least 95% of the outstanding voting stock of Vantage Energy Services in order to be altered, amended, changed or repealed or in order to adopt a provision inconsistent with this provision.	Under Cayman Islands law, Vantage Drilling's memorandum and articles of association may only be amended by a special resolution of its shareholders. Vantage Drilling's Board of Directors may not effect amendments to Vantage Drilling's memorandum and articles of association on its own. Vantage Drilling's memorandum and articles of association allow for the approval, by ordinary resolution of its shareholders, of the following actions:

    • increase the share capital of Vantage Drilling;

    • consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

    • by subdivision of its existing shares or any of them, divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Vantage Drilling's memorandum of association or into shares without par value; and

• cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination:

    • by a majority of the disinterested directors, even though less than a quorum;

    • by a committee of disinterested directors designated by a majority vote of disinterested, directors, even though less than a quorum;

    • by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

    • by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.

The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.

Vantage Energy Services' amended and restated certificate provide for indemnification of directors	Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, a provision purporting to provide indemnification against the consequences of committing a crime may be deemed contrary to public policy. In addition, Vantage Drilling's memorandum and articles of association includes an indemnification provision which provides that an officer or director of Vantage Drilling may not be indemnified for his own actual fraud or wilful default (a reference to actual fraud or wilful default meaning a finding to such effect by a competent court in relation to the conduct of the relevant party).

It is anticipated that Vantage Drilling's directors and certain of its officers will have indemnity agreements.

and officers to the fullest extent permitted by law and advancement of expenses to defend claims against directors and officers.

LIMITED LIABILITY OF DIRECTORS

Vantage Energy Services' certificate of incorporation provides that directors are not personally liable to Vantage Energy Services or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    • for any breach of the director's duty of loyalty to Vantage Energy Services or its stockholders;

    • for acts or omissions made not in good faith or that involve intentional misconduct or a knowing violation of law;

    • under section 174 of the Delaware General Corporation Law which relates to unlawful dividends and share repurchases; or

    • for any transaction from which the director derived an improper personal benefit.
An indemnity purporting to indemnify a director of a Cayman Islands company for liabilities incurred as a result of his actual fraud or wilful default are unlikely to be enforceable as a matter of Cayman Islands law.

ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

Under the Vantage Energy Services' by-laws, any stockholder may bring proper business before an annual meeting, including nominations to the Board of Directors, but only if the stockholder gives timely notice, in writing and proper form, of the shareholder's intention to bring the business before the meeting.	Vantage Drilling's memorandum and articles of association provides shareholders who hold not less than 10% in par value of the capital of the Company to requisition that the directors convene a general meeting within 21 days of the date of the deposit of such requisition at the registered office of the Company. If the directors do not proceed to convene a general meeting then the person(s) making the requisition or any of them representing more than one half of the total voting rights of all of them may themselves convene a general meeting.

LIMITATION ON OWNERSHIP BY NON-U.S. CITIZENS

Vantage Energy Services' certificate of incorporation and by-laws do not include restrictions on the ownership of shares by non-U.S. citizens.	Vantage Drilling's memorandum and articles of association do not include restrictions on the ownership of shares by non-U.S. citizens.

SHAREHOLDERS' SUITS

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but is also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.	Generally speaking, Vantage Drilling would be the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:

    • those who control Vantage Drilling have refused a request by the shareholders to move the company to bring the action;

    • those who control Vantage Drilling have refused to do so for improper reasons such that they are perpetrating a "fraud on the minority" (this is a legal concept and is different to "fraud" in the sense of dishonesty);

    • Vantage Drilling is acting or proposing to act illegally or beyond the scope of its authority;

    • the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

    • the individual rights of the plaintiff shareholder have been infringed or are about to be infringed;

• Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

INSPECTION OF BOOKS AND RECORDS

The Delaware General Corporation Law allows any stockholder the right:

    • to inspect the corporation's stock ledger, a list of its stockholders, and its other books and records; and

    • to make copies or extracts of those materials during normal business hours; provided that the stockholder makes a written request under oath stating the purpose of his inspection, and the inspection is for a purpose reasonably related to the person's interest as a stockholder.
Vantage Drilling's memorandum and articles of association state that the directors shall determine whether and to what extent and at what time and place the accounts and books of the Company shall be open to shareholder inspection and no shareholder has any right of inspection except as conferred by the Companies Law (2007 Revision) or authorized by the directors or by the Company in a general meeting.

CORPORATE OPPORTUNITIES

Vantage Energy Services' certificate of incorporation and by-laws do not contain any specific provisions relating to the treatment by a significant stockholder of potential corporate opportunities of Vantage Energy Services.	Vantage Drilling's memorandum and articles of association do not include any specific provisions relating to the treatment by a significant shareholder of potential corporate opportunities of Vantage Drilling.

 PROPOSAL 3

THE FIRST AMENDMENT PROPOSAL

General

        Pursuant to the Share Purchase Agreement, we will (i) amend Article Third to remove the limitations on the Company's powers in the event that a business combination is not consummated by the Company prior to May 24, 2009, (ii) amend Article Fifth to remove the reference to May 24, 2009 as the date the Company's existence terminates and make the Company's existence perpetual, and (iii) amend Article Sixth to remove the preamble and sections A, B, C, E, and F of Article Sixth of the Company's amended and restated certificate of incorporation and to redesignate section D of Article Sixth as Article Sixth upon consummation of the Acquisition. If the Acquisition Proposal is not approved, the amendment to Article Third, amendment to Article Fifth and the amendment to Article Sixth will not be presented at the meeting.

        In the judgment of our Board of Directors, the amendment to Article Third, amendment to Article Fifth and the amendment to Article Sixth are desirable, as Articles Third, Fifth and sections A, B, C, E, and F of Article Sixth relate to the operation of the Company as a blank check company prior to the consummation of a business combination. Such provisions will not be applicable upon consummation of the Acquisition.

        The approval of the amendment to Article Third, amendment to Article Fifth and the amendment to Article Sixth will require the affirmative vote of the holders of a majority of the outstanding shares of Company's common stock on the record date.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ARTICLE THIRD AMENDMENT, ARTICLE FIFTH AMENDMENT AND ARTICLE SIXTH AMENDMENT.

        The Company proposes to amend its amended and restated certificate of incorporation to remove those provisions of the Company's amended and restated certificate of incorporation that will no longer be operative upon consummation of the Acquisition (which constitutes a business combination for purposes of the Company's amended and restated certificate of incorporation), but which were applicable at the time of the Company's formation as a blank-check company. Specifically, the Company proposes to (i) amend Article Third to remove the limitations on the Company's powers in the event that a business combination is not consummated by the Company prior to May 24, 2009, (ii) amend Article Fifth to remove the reference to May 24, 2009 as the date the Company's existence terminates and make the Company's existence perpetual, and (iii) amend Article Sixth to remove the preamble and sections A, B, C, E, and F of Article Sixth of the Company's certificate of incorporation and to redesignate section D of Article Sixth as Article Sixth upon consummation of the acquisition.

  Article Third of the Company's amended and restated certificate of incorporation currently reads as follows:

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL"). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the Board of Directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation's powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article Third may not be amended without the affirmative vote of at least 95% of the IPO Shares (as defined below).

  If this proposal is approved by the stockholders, Article Third will read in its entirety as follows:

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL"). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

  Article Fifth of the Company's amended and restated certificate of incorporation currently reads as follows:

        FIFTH: The Corporation's existence shall terminate on May 24, 2009 (the "Termination Date"). In the event that the Corporation submits a Business Combination (as defined below) to its stockholders for a vote pursuant to Article Sixth, paragraph A, it shall submit this provision to its stockholders concurrently for amendment to permit the Corporation's continued existence. In the event that a majority of the shares cast at a meeting of the stockholders of the Corporation to amend this section and approve a Business Combination (as defined below) are voted for approval of such amendment and Business Combination then such amendment will become effective upon consummation of a Business Combination. This provision shall not be amended other than pursuant to the preceding sentence or with the affirmative vote of at least 95% of the IPO Shares (as defined below) cast at a meeting of stockholders of the Corporation.

  If this proposal is approved by the stockholders, Article Fifth will read in its entirety as follows:

        FIFTH: The Corporation's existence shall be perpetual.

  Article Sixth of the Company's amended and restated certificate of incorporation currently reads as follows:

        SIXTH: The following provisions (A) through (F) shall apply during the period commencing upon the filing of this Amended and Restated Certificate of Incorporation and terminating upon the earlier to occur of: (i) the consummation of Business Combination or (ii) the Termination Date and may not be amended prior thereto without the affirmative vote of at least 95% of the IPO Shares (as defined below) cast at a meeting of stockholders of the Corporation. A "Business Combination" shall mean the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar type of transaction or a combination of the foregoing, of the assets of one or more domestic or international operating businesses, or one or more domestic or international operating businesses themselves, in the oilfield services industry having, collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation's net assets at the time of the acquisition (excluding deferred underwriting discounts and commissions).

        For purposes of this Article Sixth, the fair market value of an acquisition proposed for a Business Combination shall be determined by the Board of Directors based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Corporation is not able to independently determine the fair market value of the target business, the Corporation shall obtain an opinion with regard to such fair market value from an unaffiliated, independent investment banking firm which may or may not be a member of the National Association of Securities Dealers, Inc. In addition we will not consummate a Business Combination with an entity that is affiliated with any of the initial holders of the Placement Securities (as defined below), officers or directors unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., that the Business Combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a Business Combination and we expect that such independent banking firm will be a consenting expert.

        A.    Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event a majority of the IPO Shares cast at a meeting of stockholders of the Corporation to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided the Corporation shall not consummate any Business Combination if holders of an aggregate of 30% or more in interest of the IPO Shares exercise their conversion rights described in paragraph B below.

        B.    In the event a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock ("IPO Shares") issued in the Corporation's initial public offering ("IPO") of securities who voted against the Business Combination may, contemporaneous with such vote, demand the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert, subject to the availability of lawful funds therefor, such shares at a per share conversion price equal to (i) the amount held in the Trust Account (net of taxes payable and amounts released to the Corporation as described in Paragraph (C) below and calculated as of two business days prior to the consummation of the Business Combination), divided by (ii) the total number of IPO Shares.

        C.    Immediately after the IPO, the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter's over-allotment option) specified in the Corporation's registration statement on Form S-1 filed with the Securities and Exchange Commission at the time it goes effective and the amount of proceeds received from the Private Placement (as defined below) shall be deposited and thereafter held in a trust account established by the Corporation (the "Trust Account"). Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination or (ii) the Termination Date, in each case in accordance with the terms of the investment management trust agreement governing the Trust Account; provided, however, that the Corporation shall be entitled to withdraw interest income from the Trust Account as would be required to pay franchise taxes or taxes on the interest earned on the Trust Account, and additionally up to an aggregate of two million two hundred fifty thousand dollars ($2,250,000) of interest income for working capital purposes. A holder of units or warrants to purchase Common Stock (the "Placement Securities") issued by the Corporation in a private offering (the "Private Placement"), which is consummated prior to the IPO, or Common Stock issued prior to the IPO shall not have any right or interest (conversion or liquidation) of any kind in distributions from the Trust Account.

        D.    The Board of Directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Prior to the IPO, there shall be elected three Class A directors for a term expiring at the Corporation's first Annual Meeting of Stockholders and three Class B directors for a term expiring at the Corporation's second Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

        E.    Unless and until the Corporation has consummated a Business Combination as permitted under this Article Sixth, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition, exchangeable share transaction or otherwise.

        F.     A holder of IPO Shares shall be entitled to receive funds from the Trust Account only (i) in the event of a liquidation of the Trust Account to holders of the IPO Shares in connection with the termination of the Corporation's existence on the Termination Date, pursuant to the terms of the investment management trust agreement governing the Trust Account or (ii) in the event he, she or it demands conversion of such IPO Shares in accordance with paragraph B above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. A holder of shares issued in a private placement concurrently with or prior to the consummation of the IPO shall not have any right or interest of any kind in or to the Trust Account.

  If this proposal is approved by the stockholders, Article Sixth will read in its entirety as follows:

        SIXTH: The Board of Directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Prior to the initial public offering, there shall be elected three Class A directors for a term expiring at the Corporation's first Annual Meeting of Stockholders and three Class B directors for a term expiring at the Corporation's second Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

        If the Acquisition Proposal is not approved, this proposal will not be presented at the meeting. In addition, if the Acquisition is not subsequently consummated, the Company's Board of Directors will not effect these amendments to the Company's amended and restated certificate of incorporation.

        In the judgment of the Company's Board of Directors, if the Acquisition is consummated, the amendments to the Company's amended and restated certificate of incorporation to remove those provisions of the Company's amended and restated certificate of incorporation that will no longer be operative upon consummation of the Acquisition is desirable, among other things, to reflect the fact that the Company would then be an operating business. A copy of the amended and restated certificate of incorporation as it would be filed if the Acquisition Proposal and the First Amendment Proposal and the Second Amendment Proposal are approved is attached to this joint proxy statement/prospectus as Annex C.

Required Vote

        The approval of the First Amendment Proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, as well as failing to vote by not returning your proxy card, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE FIRST AMENDMENT PROPOSAL.

PROPOSAL 4

THE SECOND AMENDMENT PROPOSAL

General

        We will revise the preamble to Article Fourth to increase the authorized number of shares of common stock from 82,750,000 to 100,000,000. Currently the Company has authorized 83,750,000 shares, of which 82,750,000 are authorized shares of common stock and 1,000,000 of which are authorized shares of preferred stock. To date, all 82,750,000 authorized shares of common stock and no shares of preferred stock have been issued.

        In the judgment of our Board of Directors, the Article Fourth amendment is desirable, as an increase in the authorized number of shares of common stock is necessary in order to reserve sufficient shares of common stock under the proposed 2007 Long Term Incentive Compensation Plan and for general corporate purposes. An increase in the authorized share amounts will enable the Company to issue additional shares of stock, which could prohibit or delay mergers or other changes of control attempts, and thus may discourage attempts to acquire the Company.

        The approval of the Article Fourth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Company common stock on the record date.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ARTICLE FOURTH AMENDMENT.

        The Company proposes to amend its amended and restated certificate of incorporation to revise the preamble to Article Fourth to increase the authorized number of shares of common stock from 82,750,000 to 100,000,000.

  Article Fourth of the Company's amended and restated certificate of incorporation currently reads as follows:

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 83,750,000, of which 82,750,000 shares shall be Common Stock of the par value of $0.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $0.001 per share.

        A.    Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

        B.    Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

  If this proposal is approved by the stockholders, Article Fourth will read in its entirety as follows:

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000, of which 100,000,000 shares shall be Common Stock of the par value of $0.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $0.001 per share.

        A.    Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

        B.    Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

        In the judgment of the Company's Board of Directors, the amendment to the Company's amended and restated certificate of incorporation to increase the amount of authorized shares of common stock, is desirable, among other things, to reflect the fact that the Company might issue shares in the future pursuant to its Incentive Plan or otherwise. A copy of the amended and restated certificate of incorporation as it would be filed if the Acquisition Proposal and the First Amendment Proposal and the Second Amendment Proposal are approved is attached to this joint proxy statement/prospectus as Annex C.

Required Vote

        The approval of the Second Amendment Proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, as well as failing to vote by not returning your proxy card, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SECOND AMENDMENT PROPOSAL.

 PROPOSAL 5

THE INCENTIVE PLAN PROPOSAL

Background

        We are requesting that stockholders vote in favor of adopting the 2007 Long-Term Incentive Plan (the "Incentive Plan"). The Board of the Company has approved the Incentive Plan, subject to approval from the stockholders at the Special Meeting. Upon consummation of the Acquisition, the Incentive Plan will be utilized by Vantage Drilling with respect to the officers, directors and employees of and consultants to Vantage Drilling. In the event that the Acquisition Proposal is not approved and the Acquisition is not consummated, then the Incentive Plan will be utilized by the Company with respect to the officers, directors and employees of and consultants to the Company.

        The purposes of our Incentive Plan are to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

        We may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to our officers and key employees, and those of our subsidiaries. In addition, the Incentive Plan authorizes the grant of non-qualified stock options and restricted stock awards to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our Incentive Plan. No options, restricted stock or other awards under the Incentive Plan have been made or committed to be made as of the date of this joint proxy statement/prospectus.

        The following is a summary of the material provisions of our Incentive Plan and is qualified in its entirety by reference to the complete text of our Incentive Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex D.

Stock Subject to the 2007 Incentive Plan

        We have reserved a maximum of 7,500,000 shares for issuance upon the exercise of awards to be granted pursuant to our Incentive Plan. Each share issued under an option or under a restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

        In the event of any change in our outstanding shares by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, asset acquisition, consolidation, issuance of rights or other similar transactions, the number of shares which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under our Incentive Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Administration

        Our Board will establish a compensation committee that, among other duties, will administer the Incentive Plan. The compensation committee will be composed of three members of the Board, a majority of whom will be "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. Members of our compensation committee will serve at the pleasure of our Board. In connection with the administration of our Incentive Plan, the compensation committee, with respect to awards to be made to any person who is not one of our directors, will:

  •
  determine which employees and other persons will be granted awards under our Incentive Plan;

  •
  grant the awards to those selected to participate;

  •
  determine the exercise price for options; and

  •
  prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

        With respect to stock options or restricted stock awards to be made to any of our directors, the Compensation Committee will make recommendations to our Board of Directors as to:

  •
  which of such persons should be granted stock options, restricted stock awards, performance units or stock appreciation rights;

  •
  the terms of proposed grants of awards to those selected by our Board of Directors to participate;

  •
  the exercise price for options; and

  •
  any limitations, restrictions and conditions upon any awards.

        Any grant of awards to any of directors under our Incentive Plan must be approved by our Board of Directors.

        In addition, the compensation committee will:

  •
  interpret our Incentive Plan; and

  •
  make all other determinations and take all other action that may be necessary or advisable to implement and administer our Incentive Plan.

Types of Awards

        Our Incentive Plan permits the Compensation Committee to grant the following types of awards.

        Stock Options.    Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Incentive Plan will be determined by our Board of Directors or a committee of the Board at the time of the grant, but will not be less than fair market value on the date of the grant. Our Board of Directors or a committee of the Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Board of Directors or committee of the Board may, in its discretion, impose limitations on exercise of all or some options granted under our Incentive Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Incentive Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Incentive Plan will vest upon the occurrence of a change of control, as defined in the Incentive Plan. Our Incentive Plan also contains provisions for our Board of Directors or a committee of the Board to provide in the participants' option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

        Our Incentive Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more that 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one of our shares on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our shares with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

        The exercise price for Non-Qualified Options may not be less than the fair market value of our shares on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares, in a combination of cash and our shares, or in such other form of consideration as our Board of Directors or the committee of the Board may determine, equal in value to the exercise price. However, only shares which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. In no event may a stock option be exercised after the expiration of its stated term.

        Stock Appreciation Rights.    A stock appreciation right permits the grantee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our shares on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of stock appreciation rights granted under the Incentive Plan will be determined by the Board of Directors or a committee of the Board; provided, however, that such exercise price cannot be less than the fair market value of a share on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Board of Directors or a committee of the Board.

        Restricted Stock.    Restricted shares of our common stock may be granted under our Incentive Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Board of Directors or a committee of the Board may determine to be appropriate at the time of making the award. In addition, the Board of Directors or a committee of the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The Board of Directors or a committee of the Board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

        Performance Units.    The Incentive Plan permits grants of performance units, which are rights to receive cash payments equal to the difference (if any) between the fair market value of our shares on the date of grant and its fair market value on the date of exercise of the award, except to the extent otherwise provided by the Board of Directors or a committee of the Board or required by law. Such awards are subject to the fulfillment of conditions that may be established by the Board of Directors or a committee of the Board including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

        Performance Bonus.    The Incentive Plan permits grants of performance bonuses, which may be paid in cash, shares or combination thereof as determined by the Board of Directors or a committee of the Board. The maximum value of performance bonus awards granted under the Incentive Plan shall be established by the compensation committee at the time of the grant. An employee's receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the compensation committee. The performance targets will be determined by the Board of Directors or a committee of the Board based upon the factors described above relating to restricted stock awards. Following the end of the performance period, the Board of Directors or a committee of the Board will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of such determination. Any payment made in shares will be based upon the fair market value of the common stock on the payment date.

Transferability

        With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable on a limited basis. Restricted stock awards are not transferable during the restriction period.

Change of Control Event

        The Incentive Plan provides that in the event of a change of control event the Board shall have the discretion to determine whether and to what extent to accelerate the vesting, excercise or payment of an Award.

Termination of Employment/Relationship

        Awards granted under our Incentive Plan that have not vested will generally terminate immediately upon the grantee's termination of employment or business relationship with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. The Board of Directors or a committee of the Board may determine at the time of the grant that an award agreement should contain provisions permitting the grantee to exercise the stock options for any stated period after such termination, or for any period the Board of Directors or a committee of the Board determines to be advisable after the grantee's employment or business relationship with us terminates by reason of retirement, disability, death or termination without cause. Incentive Stock Options will, however, terminate no more than three months after termination of the optionee's employment, twelve months after termination of the optionee's employment due to disability and three years after termination of the optionee's employment due to death. The Board of Directors or a committee of the Board may permit a deceased optionee's stock options to be exercised by the optionee's executor or heirs during a period acceptable to the Board of Directors or a committee of the Board following the date of the optionee's death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

        As described above, our Incentive Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, asset acquisitions, consolidations, reorganizations or similar transactions. New award rights may, but need not, be substituted for the awards granted under our Incentive Plan, or our obligations with respect to awards outstanding under our Incentive Plan may, but need not, be assumed by another corporation in connection with any asset acquisition, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our Incentive Plan is assumed, the stock issuable with respect to awards previously granted under our Incentive Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the Incentive Plan.

Amendment of the Incentive Plan

        Our Board may amend our Incentive Plan at any time. However, without stockholder approval, our Incentive Plan may not be amended in a manner that would:

  •
  increase the number of shares that may be issued under our Incentive Plan;

  •
  materially modify the requirements for eligibility for participation in our Incentive Plan;

  •
  materially increase the benefits to participants provided by our Incentive Plan; or

  •
  otherwise disqualify our Incentive Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

        Awards previously granted under our Incentive Plan may not be impaired or affected by any amendment of our Incentive Plan, without the consent of the affected grantees.

Accounting Treatment

        Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our Incentive Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. Stock appreciation rights granted under the Incentive Plan must be settled in shares. Therefore, stock appreciation rights granted under the Incentive Plan will receive the same accounting treatment as options. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares upon exercise may reduce basic earnings per share, as more shares would then be outstanding.

        When we make a grant of restricted stock, the fair value of the restricted stock award at the date of grant will be determined and this amount will be recognized over the vesting period of the award. The fair value of a restricted stock award is equal to the fair market value of our shares on the date of grant.

        Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

        The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our Incentive Plan.

        Incentive Stock Options.    An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee's individual circumstances. If the optionee does not dispose of our shares acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the shares, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

        If any of our shares acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

        Non-Qualified Options.    An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short-or long-term depending on the length of time the stock was held by the optionee before sale.

        Stock Appreciation Rights.    A participant realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant's tax basis in the shares received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant's holding period for such shares will begin at that time. Upon sale of the shares received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant's tax basis in such shares.

        Restricted Stock Award.    A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

        A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

        Performance Units and Performance Bonuses.    A participant realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant's tax basis in shares received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

        Section 162(m) of the Code.    Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Incentive Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with performance awards granted under the Incentive Plan should not be limited by Section 162(m) of the Code. The Incentive Plan has been designed to provide flexibility with respect to whether restricted stock awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of one of the performance goals set forth in the Incentive Plan, then we believe that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued employment with us).

        Certain Awards Deferring or Accelerating the Receipt of Compensation.    Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans." If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Required Vote

        Approval of our Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Company common stock represented in person or by proxy and entitled to vote at the Special Meeting. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INCENTIVE PLAN PROPOSAL.

 PROPOSAL 6

DIRECTOR PROPOSAL

        The Company's Board of Directors is currently divided into two classes, each of which generally serves for a term of two years, with only one class of directors being elected in each year. The term of office of the first class of directors, consisting of Paul A. Bragg, Jorge E. Estrada M. and John R. Russell, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Chris G. DeClaire, Marcelo D. Guiscardo and John C.G. O'Leary will expire at the second annual meeting. The Company's Board of Directors will continue to be so classified regardless of whether the Acquisition is approved or not. As a result, three directors will be elected at the Special Meeting to hold office for a term expiring at the next annual meeting of stockholders. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

        Messrs. Paul A. Bragg, Jorge E. Estrada M., and John R. Russell have been nominated as candidates for election. The election of the foregoing as directors is not conditional upon the approval of the Acquisition. There are not now, nor have there ever been, any other arrangements, agreements or understandings regarding the selection and nomination of the Company's directors. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted "FOR" the election of these nominees. In case any of the nominees becomes unavailable for election to the Board of Directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

        Assuming the election of the individuals set forth above, the Board of Directors and management positions of the Company will be as follows:

Name	Age	Position
Paul A. Bragg	51	Chairman of the Board and Chief Executive Officer
Douglas G. Smith	39	Chief Financial Officer and Treasurer
Douglas W. Halkett	47	Chief Operating Officer
Christopher G. DeClaire	48	Director, Vice President, and Secretary
Jorge E. Estrada M.	60	Director
Marcelo D. Guiscardo	55	Director
John C.G. O'Leary	52	Director
John R. Russell	68	Director

        Assuming the Acquisition Proposal is approved, then at the effective time of the Acquisition, Vantage Drilling will wholly own the Company and OGIL. Assuming the Acquisition is consummated, F3 Capital or an affiliate has the right to nominate, and Vantage Drilling has agreed to cause the appointment and election of, three members of the Board of Directors of Vantage Drilling. The Board of Directors and executive officers of Vantage Drilling, will be as follows:

Name	Age	Position
Paul A. Bragg	51	Chairman of the Board and Chief Executive Officer
Douglas G. Smith	39	Chief Financial Officer and Treasurer
Douglas W. Halkett	47	Chief Operating Officer
Christopher G. DeClaire	48	Director, Vice President, and Secretary
Jorge E. Estrada M.	60	Director
Marcelo D. Guiscardo	55	Director
John C.G. O'Leary	52	Director
John R. Russell	68	Director
Nobu Su	49	Director
Peter Espig	42	Director
Steinar Thomassen	61	Director

Information about Nominees

        Paul A. Bragg has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception. Mr. Bragg has over 31 years of direct industry experience. Prior to joining the Company, Mr. Bragg was affiliated with Pride International, Inc., one of the world's largest international drilling and oilfield services companies. From 1999 through 2005, Mr. Bragg served as the Chief Executive Officer of Pride International, Inc. From 1997 through 1999, Mr. Bragg served as its Chief Operating Officer, and from 1993 through 1997, Mr. Bragg served as its Vice President and Chief Financial Officer. Mr. Bragg graduated from the University of Texas at Austin in 1977 with a B.B.A. in Accounting.

        Christopher G. DeClaire has served as our Vice-President, Secretary and a Director since our inception and served as our Chief Financial Officer and Treasurer from our inception until November 2, 2007. Mr. DeClaire has over 28 years of experience. Mr. DeClaire is the President of DeClaire Interests, Inc., a private investment and consulting firm that he formed in 2002. From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm. From 1994 through 1998, Mr. DeClaire served as the Chief Executive Officer of Skillmaster, Inc., a temporary staffing company. Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor's degree in pre-law with a minor in accounting.

        Jorge E. Estrada M. has served as a Director since inception. Mr. Estrada has over 37 years of direct industry experience. From July 1993 to January 2002, Mr. Estrada was employed as a consultant to Pride International, Inc. From January 2002 to May 2005 he was employed by Pride International, Inc. in a business development capacity. He also served as a director of Pride International, Inc. from July 1993 until May 2005. Mr. Estrada is also the President and Chief Executive Officer of JEMPSA Media and Entertainment. Mr. Estrada received a B.S. in geophysics from Washington and Lee University, and was a PhD candidate at the Massachusetts Institute of Technology.

        Marcelo D. Guiscardo has served as a Director since our inception. Mr. Guiscardo has 33 years of direct industry experience. From December 2007 to date Mr. Guiscardo has been a director of Cold Creek Energy, S.A., an E&P company specializing in Latin America. From June 2006 to date he has been a founding director of a private Argentine company, QM Equipment, S.A., which specializes in design, manufacture and construction of oil field equipment serving Latin America. He served as president of Pioneer Natural Resources, Inc.'s Argentine subsidiary from January 2005 until May 2006. From March 2000 until January 2005, he was Vice President, E&P Services for Pride International, Inc. From September 1999 until joining Pride International, Inc., he was President of GDM Business Development, a private company providing consulting services to the energy industry. From November 1993 until September 1999, Mr. Guiscardo held two executive officer positions with and was a Director of YPF Sociedad Anonima (now part of Repsol YPF S.A.), an international integrated energy company. Mr. Guiscardo was YPF's Vice President of Business Development in 1998 and 1999. Prior to that, he was YPF's Vice President of Exploration and Production. From 1979 to 1993 he filled a variety of positions for Exxon Company USA and Exxon International (now ExxonMobil) that culminated in having E&P responsibilities over the Middle East (Abu Dhabi, Egypt, Saudi Arabia and Yemen), France, Thailand and Cote d'Ivoir. Mr. Guiscardo graduated in May 1979 with a B.S. in Civil Engineering from Rutgers College of Engineering.

        John C.G. O'Leary has served as a Director since our inception. Mr. O'Leary has over 31 years of direct industry experience. Mr. O'Leary is a member of the boards of directors of Technip, Huisman-Itrec and Atlantic Oilfield Services. Mr. O'Leary is the CEO of Strand Energy, an independent consultancy firm with head office in Dubai, UAE, providing advisory and brokerage services to clients in the upstream energy industry. Prior to forming Strand Energy and from 2004 to 2006, Mr. O'Leary was a partner of Pareto Offshore ASA, a consultancy firm based in Oslo, Norway, providing consultancy and brokerage services to customers in the upstream energy industry. Prior to commencing with Pareto Offshore in November 2004, Mr. O'Leary was President of Pride International, Inc. He joined Pride International, Inc. in 1997 as Vice President of Worldwide Marketing. Mr. O'Leary received an Honors B.E. in civil engineering from University College, Cork, Ireland in 1977. He holds two post-graduates degrees, one in finance from Trinity College, Dublin and one in petroleum engineering from the French Petroleum Institute in Paris.

        John R. Russell has served as a Director since our inception. Mr. Russell has over 46 years of direct industry experience. Mr. Russell served as President of Baker Hughes from August 1998 until his retirement in October 1998. Previously, he served as President and Chief Executive Officer of Western Atlas from 1997 until August 1998, when the company was acquired by Baker Hughes Incorporated. Mr. Russell previously served as Executive Vice President and Chief Operating Officer, Oilfield Services, of Western Atlas from 1994 until the spin-off of the company from Litton Industries, when he was named President and Chief Executive Officer of the company.

        Nobu Su will serve as a Director of Vantage Drilling, assuming the adoption of the Acquisition Proposal. Since 2002, Mr. Nobu Su has served as Chief Executive Officer of TMT Co., Ltd. Under the direction of Mr. Nobu Su, TMT Co., Ltd. has expanded its fleet to include drybulk carriers, very large crude carriers, cargo carriers, liquefied natural gas carriers, automobile carriers, and cement carriers. In addition to increasing the service capabilities of TMT Co., Ltd., Mr. Nobu Su has transformed TMT Co., Ltd. into a global leader in the international shipping industry. Mr. Nobu Su graduated with a BSc in economics from Keio University in Japan.

        Peter Espig will serve as a Director of Vantage Drilling, assuming the adoption of the Acquisition Proposal. Mr. Espig is experienced in the analysis of investment opportunities, raising capital, deal sourcing and financial structuring. In August 2006, he founded and currently serves as CEO of Advance Capital Japan, a private equity and consulting firm focused on raising capital for mid-sized companies and pre-IPO investment and consulting. From 2005 to 2006, Mr. Espig served as Vice-President of the Principal Finance and Securitization Group and Asia Special Situations Group for Goldman Sachs Japan where he was responsible for sourcing and analyzing investment opportunities, balance sheet restructuring and IPO and exit preparations for various corporate and real estate investments. Prior to joining Goldman Sachs, Mr. Espig served from 2004 to 2005 as Vice-President of the New York private equity firm, Olympus Capital, where he participated in corporate restructurings, investment analysis and financing negotiations for both domestic and international investments. From 2003 to 2004, Mr. Espig worked as a leveraged finance, special situations banker for Shinsei bank where he participated in leverage buyouts and debt restructurings. In 1989, Mr. Espig received his B.A. from the University of British Columbia and in 2003, Mr. Espig received his MBA from Columbia Business School where he was honored as a Chazen Society International Scholar.

        Steinar Thomassen will serve as a director of Vantage Drilling, assuming the adoption of the Acquisition Proposal. Mr. Thomassen has over 31 years of direct industry experience. Mr. Thomassen served as Manager of LNG Shipping for StatoilHydroASA (formerly Statoil ASA) from August 2001 until his retirement in December 2007 and was responsible for the acquisition and construction supervision of three large LNG tankers. Previously, Mr. Thomassen served as Vice President of Industrial Shipping for Navion ASA from October 1997 to July 2001 and for Statoil ASA from September 1992 to September 1997 and was responsible for the chartering and operation of a fleet of LPG, chemical, and product tankers. Previously, Mr. Thomassen served as Chief Financial Officer of Statoil North America Inc. from December 1989 to August 1992 and functioned as the head of administration, personnel, accounting, and finance. From January 1986 until November 1989 he was employed by Statoil AS and served as Controller for the Statfjord E&P producing Division, with a production of 800 thousand bbls day. From May 1976 until December 1986, Mr. Thomassen was employed by Mobil Exploration Norway Inc., during this period he held various international positions, including Project Controller for the 3 billion Statfjord Development, and served as Project Controller and Treasurer of the 2.5 billion Yanbu Development Project in Saudi Arabia from January 1982 until Dec 1986. Mr. Thomassen graduated from in from the Oslo School of Marketing in 1968.

Compliance with Section 16(a)

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of us. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.

        To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have complied with the applicable Section 16(a) reporting requirements in a timely fashion.

Board of Directors and Committees of the Board

        Our Board of Directors had four meetings during the period from our inception on September 8, 2006 to December 31, 2007 and acted by unanimous written consent ten times. Our audit committee had two meetings during the period from our inception on September 8, 2006 to December 31, 2007. Each member of the board participated in all Board and applicable committee meetings held during the period for which he was a director except for Messrs. Russell and Estrada, each of whom missed one board meeting.

Audit Committee

        Our audit committee of the Board of Directors consists of Messrs. Estrada, Guiscardo, O'Leary and Russell. Mr. O'Leary serves as the chairman of our audit committee. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

  •
  serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

  •
  reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

  •
  providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate," meaning they are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The Board of Directors has determined that Mr. O'Leary satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under the SEC's rules and regulations.

Audit Committee Report

        We have reviewed and discussed with management the Company's audited financial statements as of and for the period from our inception on September 8, 2006 to December 31, 2007.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the period from September 8, 2006 to December 31, 2007.

Mr. John C.G. O'Leary (Chairman)
Mr. Jorge E. Estrada
Mr. Marcelo D. Guiscardo
Mr. John R. Russell

Nominating Committee

        Our nominating committee of the Board of Directors consists of Messrs. Estrada, Guiscardo, O'Leary and Russell, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. Mr. Estrada serves as the chairman of our nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

        The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

        We have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We have filed copies of our code of ethics and committee charters as exhibits to the Registration Statement which we filed on May 7, 2007. These documents may be reviewed by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Compensation Arrangements for Directors

        Vantage Energy Services' directors do not currently receive any cash compensation for their service as members of the Board of Directors. Upon consummation of the Acquisition, non-employee directors of Vantage will receive varying levels of compensation for their services as directors based on their eligibility as members of Vantage's audit and compensation committees. Vantage anticipates determining director compensation in accordance with industry practice and standards.

Executive Compensation

Vantage Energy Services

        No founding executive officer of the Company has received any cash or non-cash compensation for services rendered to the Company. Each founding executive officer has agreed not to take any compensation prior to the consummation of a business combination. However, the Company's executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company's behalf such as identifying potential target business and performing due diligence on suitable business combinations. As of December 31, 2007, an aggregate of $154,130.98 has been reimbursed to them for such expenses.

        Following an initial business combination and to the extent our current executive officers continue to be involved in management of our business through Vantage Drilling, they will be entitled to receive such compensation as the Compensation Committee of Vantage Drilling may approve. Upon consummation of the Acquisition, non-employee directors of Vantage Drilling will receive varying levels of compensation for their services as directors based on their eligibility as members of Vantage Drilling's audit and compensation committees. Vantage Drilling anticipates determining director compensation in accordance with industry practice and standards.

        As of the date of this joint proxy statement/prospectus, there are three executives providing services on behalf of the Company and receiving compensation for such services: Douglas G. Smith in the capacity as Chief Financial Officer; Douglas W. Halkett in his capacity as Chief Operating Officer; and Michael R.C. Derbyshire in his capacity as Vice-President, Marketing.

        Mr. Smith's and Mr. Derbyshire's compensation arrangements call for an annual base salary of $275,000, an annual bonus with a target level of 70% of their respective annual base salary and a maximum level of 140% of annual base salary, and a sign-on bonus of $20,000 cash plus an equity award. Mr. Smith and Mr. Derbyshire will be eligible for equity grants under the Company's 2007 Long Term Incentive Compensation Plan, once such plan is approved by stockholders. The actual amount and value of equity awards granted to Mr. Smith and Mr. Derbyshire will be determined by the Board of Directors as and when the Board of Directors approves equity awards, although the Board of Directors currently anticipates granting to Mr. Smith and Mr. Derbyshire equity awards that will be valued in the range of $500,000 to $750,000 upon sign-on and per annum. As of the date of filing of this joint proxy statement/prospectus, no equity awards have been granted. In addition, Mr. Smith and Mr. Derbyshire will be eligible for other benefits consistent with those to be received by other executives.

        Mr. Halkett's compensation arrangements call for an annual base salary of $400,000, an annual bonus with a target level of 80% of his annual base salary and a maximum level of 160% of his annual base salary, and a sign-on cash bonus of $25,000 plus an equity award. Mr. Halkett will be eligible for equity grants under the Company's 2007 Long Term Incentive Compensation Plan, once such plan is approved by the Vantage stockholders. The actual amount and value of equity awards granted to Mr. Halkett will be determined by the Board of Directors as and when the Board of Directors approves equity awards, although the Board of Directors currently anticipates granting to Mr. Halkett equity awards that will be valued in the range of $1,000,000 to $1,250,000 upon sign-on and per annum. As of the date of this joint proxy statement/prospectus, no equity awards have been granted. In addition, Mr. Halkett will be eligible for other benefits consistent with those to be received by other executives. By way of comparison, Mr. Halkett's base salary exceeds the base salary of Messrs. Smith and Derbyshire by $125,000. Mr. Halkett's cash bonus target exceeds the cash bonus target of Messrs. Smith and Derbyshire by an amount within the range of $127,500 to $255,000.

        The amounts of annual salary, cash bonus target and equity awards for each named executive officer vary depending on the officer title. Mr. Halkett, as Chief Operating Officer, is compensated more than Messrs: Smith and Derbyshire, our Chief Financial Officer and Vice President—Marketing, respectively, since a comparison of our peer group reveals that the officer title of COO is typically compensated higher than are the CFO and VP-Marketing. We have established compensation levels that are competitive with marketplace standards, including disparities in compensation based on which office a named executive officer holds.

        The amount of salary, annual bonus and sign on bonus comprising their respective compensation was determined by the Company after consultation with an independent consulting firm. Each element of our compensation was determined by the independent consulting firm using benchmarking levels from a focused group of our peers. The companies which comprised our peer group for such benchmarking compensation purposes included Pride International, Inc., Noble Corp., ENSCO, Rowan Companies, Inc., Oceaneering International, Hercules Offshore, Inc., Complete Production Services, Inc., Grey Wolf Inc., Parker Drilling Co., and Atwood Oceanics.

Compensation Discussion and Analysis

        As described above, none of our founding executive officers or directors will be entitled to receive compensation prior to such time, if any, that a business combination is effectuated. Accordingly, we have not made any specific disclosures in respect of such executive compensation. Currently, there are three executives providing services on behalf of the Company and receiving compensation for such services, and the terms of such compensation are disclosed above.

        Overall, the Company will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of the Company within its industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for the Company's stockholders. The Company intends to be competitive with other similarly situated companies in its industry following completion of the Acquisition. The compensation decisions regarding the Company's executives will be based on the Company's need to attract individuals with the skills necessary for the Company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the Company's expectations.

        It is anticipated that the Company's executives' compensation will have three primary components—salary, cash incentive bonus and stock-based awards. The Company will view the three components of executive compensation as related but distinct. Although the Company's compensation committee will review total compensation, the Company does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Company anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since the Company's compensation committee will not be formed until consummation of the Acquisition, the Company has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

        In addition to the guidance provided by its compensation committee, the Company may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

        The Company's compensation committee will be charged with performing an annual review of the Company's executive officers' cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

        The Company believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the offshore contract drilling industry. The Company expects that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the offshore contract drilling industry through the review of such companies' public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to the Company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of the Company's post-acquisition business and objectives that may be unique to the Company, the Company generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

        Base Salary.    Generally, the Company, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. The Company will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what the Company believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and Board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

        Annual Bonuses.    The Company intends to design and utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the Board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the Board and compensation committee will determine the level of achievement for each corporate goal.

        The Company will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer's annual cash compensation will exceed $1 million, and the Company has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

        Equity Awards.    The Company also will use stock options and other stock-based awards to reward long-term performance. The Company believes that providing a meaningful portion of its executives' total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of the Company's shareholders and with the Company's long-term success. The compensation committee and Board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to the Company's executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

        Other Compensation.    The Company will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. The Company may extend other perquisites to its executives that are not available to our employees generally.

Certain Relationships and Related Party Transactions

        On September 8, 2006, we issued 3,125,000 shares of our common stock to certain affiliates listed below for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.008 per share.

Name	Number of Shares	Relationship to Us
Paul A. Bragg	875,000	Chairman and Chief Executive Officer
Christopher G. DeClaire	450,000	Chief Financial Officer, Vice-President, Secretary, Treasurer and Director
Jorge E. Estrada M.	450,000	Director
Marcelo D. Guiscardo	450,000	Director
John C.G. O'Leary	450,000	Director
John R. Russell	450,000	Director

        In February 2007, we effected a stock dividend in the ratio of one share for each share issued and outstanding, lowering the purchase price of our common stock from $0.008 per share to $0.004 per share. Following the stock dividend described above, there were 6,250,000 shares of common stock outstanding as follows:

Name	Number of Shares	Relationship to Us
Paul A. Bragg(1)	1,750,000	Chairman and Chief Executive Officer
Christopher G. DeClaire	900,000	Chief Financial Officer, Vice-President, Secretary, Treasurer and Director
Jorge E. Estrada M.	900,000	Director
Marcelo D. Guiscardo	900,000	Director
John C.G. O'Leary	900,000	Director
John R. Russell	900,000	Director

        In May 2007 we effected a stock dividend in the ratio of 0.2 shares for each share issued and outstanding, lowering the purchase price of our common stock from $0.004 per share to $0.003 per share. Following the stock dividend described above, there were 7,500,000 shares of common stock outstanding as follows:

Name	Number of Shares	Relationship to Us
Paul A. Bragg(1)	2,100,000	Chairman and Chief Executive Officer
Christopher G. DeClaire	1,080,000	Chief Financial Officer, Vice-President, Secretary, Treasurer and Director
Jorge E. Estrada M.	1,080,000	Director
Marcelo D. Guiscardo	1,080,000	Director
John C.G. O'Leary	1,080,000	Director
John R. Russell	1,080,000	Director

(1)
For estate planning purposes, Mr. Bragg has transferred 750,000 of his shares of common stock to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.

        Immediately after the initial public offering and the private placement, our founding stockholders, collectively, beneficially owned 18.6% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        Our founding stockholders, prior to the initial public offering, purchased in a private placement transaction pursuant to Regulation D under the Securities Act, a combined total of 375,000 units from us at a price of $8.00 per unit and 3,000,000 warrants from us at a price of $1.00 per warrant. These units and warrants, which we collectively refer to as the founder securities, will not be sold or transferred by the purchaser who initially purchases these units from us until the completion of our initial business combination. The $6,000,000 purchase price of the founder securities have been added to the proceeds of the initial public offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations, then the $6,000,000 purchase price of the founder securities will become part of the liquidation amount distributed to our public stockholders from our trust account and the founder securities will become worthless.

        The holders of a majority of all of (i) the shares of common stock owned or held by the founding stockholders; and (ii) the shares of common stock issuable upon exercise of the founder warrants and the warrants underlying the founder units will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Because the founder units and founder warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our founder securities will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

        Assuming consummation of the Acquisition and the consequent merger, the founding stockholders of the Company will receive registered securities of Vantage Drilling, although such securities will continue to be held in escrow.

        Our officers and directors had advanced an aggregate of $275,000 to us as of the effective date of the registration statement to cover expenses related to the initial public offering, such as SEC registration fees, NASD registration fees, AMEX listing fees and legal and accounting fees and expenses. The loan has been repaid without interest from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

        Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our founding stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

        Our founding stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

        After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the oilfield services industries. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the oilfield services industry.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested "independent" directors or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Required Vote

        The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Three directors have been nominated by the Board of Directors, all of which are incumbent directors to continue to serve as Directors. The Board of Directors recommends that Messrs. Paul A. Bragg, Jorge E. Estrada M., and John R. Russell serve as Directors (Director Proposal). Proxies received by the Company will be voted FOR the election of these three Directors, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. PAUL A. BRAGG, JORGE E. ESTRADA M., AND JOHN RUSSELL AS CLASS I DIRECTORS (DIRECTOR PROPOSAL).

 PROPOSAL 7

RATIFICATION OF APPOINTMENT
OF INDEPENDENT ACCOUNTANTS

        The Board of Directors, upon recommendation of its Audit Committee, has appointed, subject to shareholder approval, UHY LLP, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2007, and the Board of Directors desires that such appointment be ratified by the shareholders. UHY LLP audited the financial statements of the Company included on the transition report on Form 10-K for the transition period ended June 30, 2007.

        The report of the Audit Committee is below. A representative of UHY LLP, will be present at the Special Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from shareholders.

        The firm of UHY LLP ("UHY") acts as our principal independent registered public accounting firm. Through May 5, 2008, UHY had a continuing relationship with UHY Advisors, Inc. ("Advisors") from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY's partners provide non-audit services. UHY has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

AUDIT INFORMATION

        The Audit Committee operates under a written charter that it has adopted. The members of the Audit Committee are independent as that term is defined in the listing standards of AMEX.

Fees of Independent Public Accountants

Audit Fees

        The aggregate fees billed by UHY LLP, for professional services rendered for the audit of the Company's financial statements for the periods ending December 31, 2007 and September 30, 2007, for the transition period ended June 30, 2007, and for the periods ending May 30, 2007, and January 30, 2007, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those periods were $108,568 in 2007.

Audit-Related Fees

        The aggregate fees billed by UHY LLP, for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and not reported under the heading "Audit Fees" above for the period ended December 31, 2007 were $80,672.

Tax Fees

        There were no fees billed by UHY LLP for professional services for tax compliance, tax advice and tax planning for the period ended December 31, 2007.

All Other Fees

        There were no other fees charged by UHY LLP, for other services.

Audit and Compliance Committee Report

        Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the period ended December 31, 2007. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Statement on Auditing Standards No. 99. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of other non-audit services to the Company is compatible with maintaining the auditor's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2007, for filing with the Federal Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit and Compliance Committee

John C.G. O'Leary, Chair
Jorge E. Estrada M.
Marcelo D. Guiscardo
John R. Russell

Pre-Approved Policies and Procedures

        All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by UHY LLP, was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Audit Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

Required Vote

        A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of the independent certified public accountants.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF UHY LLP, AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

 PROPOSAL 8

THE ADJOURNMENT PROPOSAL

        The adjournment proposal allows the Company's Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition.

        Prior to the record date for this Special Meeting, the officers, directors or affiliates of the Company may purchase outstanding securities of the Company in open market transactions and the shares so acquired would be voted in favor of the Acquisition. The officers, directors or affiliates of the Company have no intention to enter into privately negotiated transactions with stockholders of the Company, either before or after the record date, with the purpose of increasing the number of shares of common stock voted in favor of the Acquisition Proposal.

        In the event that an adjournment proposal is presented at the Special Meeting and approved by the stockholders, the officers, directors or affiliates of the Company may, during such adjournment period, make investor presentations telephonically and/or in person to investors who have indicated their intent to vote against the Acquisition Proposal. Such investor presentations would be filed publicly on Current Report on Form 8-K prior to or concurrently with presentation to any third party. The Company will not conduct any of the above activities in violation of applicable federal securities laws, rules or regulations.

Consequences if Adjournment Proposal is not Approved

        If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the Company's Board of Directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In such event, the Company will be required to liquidate assuming it is not able to consummate another business combination by May 24, 2009.

Required Vote

        Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company's common stock voting in person or by proxy at the meeting. If the acquisition proposal is approved and 29.99% or fewer of the stockholders exercise their conversion rights, then there would be no need for the adjournment proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE CONTRACT DRILLING INDUSTRY

        The offshore contract drilling industry provides drilling, workover and well construction services to oil and natural gas exploration and production companies through the use of mobile offshore drilling rigs. The customers are primarily large multinational oil and natural gas companies, government-owned oil and natural gas companies and independent oil and natural gas producers.

        Historically, the offshore drilling industry has been very cyclical with periods of high demand, limited rig supply and high dayrates alternating with periods of low demand, excess rig supply and low dayrates. Currently, we believe there are more than one hundred twenty five (125) new offshore rigs scheduled for delivery by the end of 2010, which will increase rig supply. Periods of low demand and excess rig supply intensify the competition in the industry and often result in some rigs becoming idle for long periods of time.

Drilling Fleet

        In the Acquisition, we will acquire four Baker Marine Pacific Class 375 ultra-premium jack up rigs currently under construction and an option for a ultra-deepwater drillship.

        Jackups.    The Baker Marine Pacific Class 375 ultra-premium jackup rig is an independent leg, cantilever, non-harsh environment jackup rig with a drilling depth of approximately 30,000 feet and may operate in water depths up to 375 feet, depending on ocean and ocean floor conditions. A jackup rig is a mobile, self-elevating drilling platform equipped with legs that are lowered to the ocean floor until a foundation is established for support and then the hull is raised out of the water into position to conduct drilling and workover operations. The rig hull includes the drilling rig, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter deck, and other operating equipment. The cantilever feature allows the drilling platform to be extended out from the hull, permitting the rig to perform drilling and workover operations over pre-existing platforms and structures.

        Drillship.    The drillship is a dynamically positioned ultra deepwater drillship with a drilling depth of approximately 30,000 feet and may operate in water up to a depth of 12,000 feet.

Drilling Contracts

        The offshore contract drilling industry is highly competitive with contracts traditionally awarded on a competitive bid basis. The rigs' technical capabilities, availability, age and pricing are often the primary factors in determining which qualified contractor is awarded a job. Other key factors include a contractor's reputation for service, safety record, environmental record, technical and engineering support and long-term relationships with national and international oil companies.

        Oil and natural gas well drilling contracts are carried out on a dayrate, footage or turnkey basis. Under dayrate contracts, we charge the customer a fixed amount per day regardless of the number of days needed to drill the well. In addition, dayrate contracts usually provide for a reduced dayrate (or lump sum amount) for mobilizing the rig to the well location or when drilling operations are interrupted or restricted by equipment breakdowns, adverse weather conditions or other conditions beyond our control. A dayrate drilling contract generally covers either the drilling of a single well or group of wells or has a stated term. These contracts may generally be terminated by the customer in the event the drilling unit is damaged, destroyed or lost or if drilling operations are suspended for an extended period of time as a result of a breakdown of equipment or, in some cases, due to other events beyond the control of either party. In addition, drilling contracts with certain customers may be cancelable, without cause, upon little or no prior notice and without penalty or early termination payments. In some instances, the dayrate contract term may be extended by the customer exercising options for the drilling of additional wells or for an additional length of time at fixed or mutually agreed terms, including dayrates.

        We anticipate that we will contract our services on a dayrate basis. However, market conditions may require us to enter into other contracts that provide for payment on a footage basis, whereby we are paid a fixed amount for each foot drilled regardless of the time required or the problems encountered in drilling the well, or enter into turnkey contracts, whereby we agree to drill a well to a specific depth for a fixed price and to bear some of the well equipment costs. Compared with dayrate contracts, footage and turnkey contracts involve a higher degree of risk to us.

        A customer is more likely to seek to cancel or renegotiate its contract during periods of depressed market conditions. We could be required to pay penalties if our contracts with our customers are canceled due to downtime or operational problems. Suspension of drilling contracts results in the reduction in or loss of dayrates for the period of the suspension. If our customers cancel some of our significant contracts and we are unable to secure new contracts on substantially similar terms, or if contracts are suspended for an extended period of time, it could adversely affect our consolidated financial statements.

Competition

        The contract drilling industry is highly competitive. Demand for contract drilling and related services is influenced by a number of factors, including the current and expected prices of oil and natural gas and the expenditures of oil and natural gas companies for exploration and development of oil and natural gas. In addition, demand for drilling services remains dependent on a variety of political and economic factors beyond our control, including worldwide demand for oil and natural gas, the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing, the level of production of non-OPEC countries and the policies of the various governments regarding exploration and development of their oil and natural gas reserves.

        Drilling contracts are generally awarded on a competitive bid or negotiated basis. Pricing is often the primary factor in determining which qualified contractor is awarded a job. Rig availability, capabilities, age and each contractor's safety performance record and reputation for quality also can be key factors in the determination. Operators also may consider crew experience, rig location and efficiency. We believe that the market for drilling contracts will continue to be highly competitive for the foreseeable future. Certain competitors may have greater financial resources than we do, which may better enable them to withstand periods of low utilization, compete more effectively on the basis of price, build new rigs or acquire existing rigs.

        Our competition ranges from large international companies offering a wide range of drilling and other oilfield services to smaller, locally owned companies. Competition for offshore rigs is usually on a global basis, as these rigs are highly mobile and may be moved, at a cost that is sometimes substantial, from one region to another in response to demand.

Insurance

        The contract drilling industry is subject to hazards inherent in the drilling of oil and natural gas wells, including blowouts and well fires, which could cause personal injury, suspend drilling operations, or seriously damage or destroy the equipment involved. Offshore drilling operations are also subject to hazards particular to marine operations including capsizing, grounding, collision and loss or damage from severe weather. We anticipate obtaining insurance policies covering certain exposures, including physical damage to our drilling rigs and personal injury claims by our drilling crews, loss of hire insurance, insurance for cargo, control of well, auto liability, non-owned aviation and similar potential liabilities. Although we cannot make any assurances that such insurance will be available or available on terms acceptable to us.

Environmental and Other Regulatory Matters

        Contract drilling operations include activities that are subject to numerous international, federal, state and local laws and regulations, including the U.S. Oil Pollution Act of 1990, the U.S. Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act and the International Convention for the Prevention of Pollution from Ships, governing the discharge of materials into the environment or otherwise relating to environmental protection. Numerous governmental agencies issue regulations to implement and enforce such laws, which often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties or may result in injunctive relief for failure to comply. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly compliance could adversely affect our consolidated financial statements.

Business Outlook

        Expectations about future oil and natural gas prices have historically been a key driver for drilling demand; however, the availability of quality drilling prospects, exploration success, availability of qualified rigs and operating personnel, relative production costs, availability and lead time requirements for drilling and production equipment, the stage of reservoir development and political and regulatory environments also affect our customers' drilling programs. We expect global demand for offshore contract drilling services to remain strong, driven by increasing worldwide demand for oil and natural gas, an increased focus by oil and natural gas companies on offshore prospects and increased global participation by national oil companies. However, the offshore contract drilling industry is cyclical and demand may fluctuate, as more fully described under the section entitled "Risk Factors—The offshore contract drilling industry is highly competitive, cyclical and subject to intense price competition. Due to our lack of operating history, we may be at a competitive disadvantage to our competitors" on page 37.

        Worldwide demand for jackups in recent years has exceeded supply which has resulted in record dayrates and near full utilization of the worldwide jackup fleet. During 2007, dayrates remained firm at historically high levels which we believe will continue through 2008. We believe that there are approximately 70 jackups being developed or currently under construction for delivery through the end of 2010, which includes the jackups being acquired by the Company. While it is not possible to assure future dayrates for jackups, we anticipate that current demand for jackups will keep dayrates stable for the next couple of years, although we may see more divergence in the dayrates for older jackup rigs versus newbuild jackup rigs as contractors owning older rigs may reduce rates for their rigs in order to get longer term contracts. This is due to the newbuild jackups, including those delivered in recent years and the jackups currently under construction, offering enhanced drilling capabilities when compared to the older less sophisticated jackups that allow the rigs to drill faster and safer, achieve greater drilling depths, operate in deeper water, and perform more challenging drilling operations required by customers. We believe that these enhanced drilling capabilities will allow the newbuild rigs to sustain the current market dayrates while the older rigs achieve moderately reduced rates. However, the offshore contract drilling industry is subject to the introduction of new technologies and therefore Vantage Drilling may in the future be placed at a competitive disadvantage, as more fully described in the section entitled "Risk Factors—New technology and/or products may cause the current rigs to become less competitive" on page 43.

        The market for deepwater (>4,000 ft.) and ultra-deepwater (>7,500 ft.) has been very strong in recent years and continues to experience increasing dayrates in 2007 as demand for deepwater and ultra-deepwater rigs has exceeded supply. We believe that customer requirements for deepwater drilling capacity will continue to expand as a result of recent successes in exploratory drilling and the need for rigs to complete and maintain existing deepwater offshore developments. We believe that higher prices for oil will continue to encourage the development of new projects by exploration and production companies on a number of major deepwater discoveries beyond 2010. We believe there are approximately 70 deepwater and ultra-deepwater rigs (including both drillships and semisubmersibles) being developed or currently under construction for delivery through the end of 2011 which will add to the worldwide supply. However, we believe that this market will continue to be under supplied as these newbuilds enter the market and drillships, such as the ultra-deepwater drillship we hold an option to acquire, will continue to experience increasing dayrates and near full utilization.

        We anticipate that personnel costs will continue to trend higher, especially for the higher specification equipment, due to the increased level of activity in the drilling industry escalating the competition for skilled labor. Lead times and costs for certain critical equipment components essential to the operation of rigs are anticipated to increase due to limitations in manufacturing capacity. We expect that with the current dayrate environment, we will be able to be able to absorb these costs and maintain favorable margins. However, we require highly skilled personnel, who may not be available, as more fully described in the section entitled, "Risk Factors—Failure to obtain and retain skilled personnel could impede Vantage Drilling's operations and have a material and adverse effect on its business" on page 40.

INFORMATION ABOUT THE COMPANY

General

        We were incorporated in Delaware on September 8, 2006, as a blank-check company formed specifically as a vehicle to effect a merger, acquisition or similar business combination with one or more businesses in the oilfield services industry whose fair market value is at least equal to 80% of our net assets at the time of such business combination.

        A registration statement for our IPO was declared effective on May 24, 2007. On May 30, 2007, we consummated our IPO of 34,500,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $6.00 per share. Our common stock and warrants started trading separately as of May 24, 2007.

        Our net proceeds from the sale of our units in our IPO and the concurrent private placement to our founders were approximately $270,210,000. Of this amount, $269,960,000 was deposited in trust and the remaining $250,000 was held outside of the trust. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We evaluated a number of candidates before moving forward with OGIL. If the Acquisition is not consummated, it is possible that we will not have enough time or resources to continue searching for an alternative target.

Employees

        We have five officers, two of whom are also founders and members of our Board of Directors. The founders do not receive compensation and are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. We have two additional full time employees who provide administrative support services.

Properties

        We maintain our principal executive offices at 777 Post Oak Blvd., Suite 610, Houston, Texas 77056. The cost for this space is approximately $8,000 per-month under a lease with a 38 month term commencing April 9, 2007. The landlord for the lease is Gateway Ridgecrest, Inc. As part of the negotiation, the landlord required a 38 month lease term if we were to secure the lease for the space. In the event that a business combination is not approved and we are liquidated, Mr. Bragg has agreed to assume personally the responsibility for the balance of the lease payments for the remaining twelve months. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Periodic Reporting and Audited Financial Statements

        The Company has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, the Company's annual reports will contain financial statements audited and reported on by the Company's independent accountants. Vantage has filed an Annual Report on Form 10-K with the SEC covering the period ended December 31, 2007.

Legal Proceedings

        To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF VANTAGE ENERGY SERVICES

Overview

        We are a blank check company organized under the laws of the State of Delaware on September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry. Pursuant to our amended and restated certificate of incorporation, we have until May 24, 2009 to complete a business combination or our corporate existence will terminate and we will liquidate.

        On May 30, 2007 we completed the initial public offering of 34.5 million units for proceeds of $264.2 million, net of underwriting fees and expenses. Each unit consisted of one share of common stock and one warrant to purchase a share of common stock for $6.00 per share. The terms of our initial public offering placed the net proceeds of the offering, less $250,000 which is made available for general corporate purposes, in trust. The funds will be held in trust until the earlier of (i) the Company acquiring a business or businesses with aggregate net book value of at least 80% of the value of the funds held in trust less the deferred underwriters' fee ("Qualifying Business Combination") or (ii) May 24, 2009 when pursuant to the amended and restated certificate of incorporation the funds will be distributed to the public shareholders in a liquidation of the Company. The warrants become exercisable on the later of our completion of a Qualifying Business Combination or May 24, 2008, and will expire May 24, 2011. The funds in trust are invested in money market funds which earn market rates of interest. The interest earned on the funds in trust is available to pay the expenses of the trust, taxes on earnings and, pursuant to the terms of the initial public offering, up to $2.3 million of the interest earnings is available for general corporate purposes.

        The underwriters of the initial public offering deferred approximately $8.3 million of fees which will be paid from trust upon the Company's completion of a Qualifying Business Combination. If the Company fails to complete a Qualifying Business Combination by May 24, 2009 and the Company is liquidated, the underwriter will forfeit the deferred underwriter fees and have no claim against the funds held in trust.

        Furthermore, the Company sold to the underwriters for $100 an option to purchase up to a total of 1,250,000 units ("Underwriter Units") for $9.60 per unit. Each Underwriter Unit consists of a share of common stock and a warrant to purchase a share of common stock for $7.20 per share. The warrants underlying the Underwriter Units become exercisable the on the later of our completion of a Qualifying Business Combination or May 24, 2008, and will expire May 24, 2011.

        In connection with the initial public offering, the Company also completed a private placement transaction with our founding stockholders consisting of 375,000 units and 3.0 million warrants (collectively, the "Founding Securities") at a price of $8.00 per unit and $1.00 per warrant. The Founding Securities cannot be sold or transferred by the founding stockholders who initially purchase these securities from us until one year after the consummation of a Qualifying Business Combination, except in certain limited circumstances. Other than the additional trading restrictions placed on the warrants included in the Founding Securities, these warrants have the same terms and conditions as the warrants issued to the public shareholders and the warrants underlying the Underwriter Units. The $6.0 million purchase price of the Founding Securities is held in the trust account (together with net proceeds of our initial public offering) pending our completion of a Qualifying Business Combination. If we do not complete a Qualifying Business Combination then the $6.0 million purchase price of the Founding Securities will become part of the liquidation amount distributed to our public stockholders from our trust account and the Founding Securities will become worthless.

Recent Developments

        Since the Company's initial public offering, we have focused our efforts on evaluating acquisition targets in the oilfield services industry. As we performed this analysis, we refined our search to focus on offshore drilling acquisition targets as we believe that this market has strong underlying fundamentals which will provide opportunities for future growth through acquisitions and contracting for the construction of additional offshore rigs. The primary fundamentals that we believe make the offshore contract drilling market attractive included the growth of offshore drilling prospects by our potential customers and the age and physical condition of the industry's existing offshore fleet. We also believe that it is strategically important to develop a diverse fleet in order to reduce the Company's exposure to any one market segment. See further discussion of our current market outlook included in "Business Outlook" of this Item 7.

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a share purchase agreement ("Purchase Agreement") to acquire all of the ordinary shares of Offshore Group Investment Limited ("OGIL"). Pursuant to the Purchase Agreement, the Company formed Vantage Drilling Company ("Vantage Drilling"), an exempted Cayman Islands company, which will acquire the Company and OGIL through a series of transaction which will result in the Company and OGIL becoming wholly-owned subsidiaries of Vantage Drilling. The Company will be acquired pursuant to a share exchange with Vantage Drilling in which each outstanding unit, share of common stock, and warrant of the Company will be exchanged, on a one for one basis, for newly issued units, ordinary shares and warrants of Vantage Drilling with the same terms and conditions. OGIL's assets consist of the construction and delivery contracts relating to four Baker Marine Pacific Class 375 ultra premium jackup drilling rigs ("Jackup Rigs"), a purchase agreement for a Daewoo Shipbuilding & Marine Engineering Co., Ltd. ("DSME") ultra-deepwater drillship (the "Drillship") and an option for the purchase of a second ultra-deepwater drillship currently under development (the "Second Drillship"). Total consideration for the acquisition of OGIL is $331.0 million, subject to closing adjustments, consisting of 33,333,333 Vantage Drilling units ("Acquisition Units") valued at $275.0 million and $56.0 million promissory note plus Closing Adjustments which will be issued by Vantage Drilling and repaid upon closing from the cash currently held in trust. Each Acquisition Unit consists of one ordinary share and .75 warrants to purchase an ordinary share of Vantage Drilling for $6.00 per share (such warrants are exercisable into an aggregate of 25.0 million ordinary shares of Vantage Drilling).

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction. The total estimated costs to complete the Jackup Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. As of March 31, 2008, the estimated outstanding balance of closing adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million. The Closing Adjustments will operate to increase or decrease the amount of the note payable to F3 Capital that will be issued by Vantage Drilling at the consummation of the Acquisition. The amount of the note will be increased to the extent the outstanding contractual obligations under the Contracts are reduced below $517.0 million on the date of consummation of the Acquisition. The amount of the note will be decreased to the extent the outstanding contractual obligations under the Contracts are increased above $517.0 million on the date of consummation of the Acquisition. The amount of the note payable to be issued by Vantage Drilling will be settled in cash with funds held in trust.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        In December 2007, Vantage Drilling established two operating subsidiaries, Vantage International Payroll Co. ("VIPCo") and Vantage International Management Co., both exempted Cayman Islands companies, for the purposes of recruiting and retaining the international workforce to complete the construction and begin the operation of the Jackup Rigs and the drillship. The Company and VIPCo started the marketing efforts to contract the Jackup Rigs and drillship. In January 2008, the Company and OGIL entered into a services agreement ("Services Agreement") with VIPCo pursuant to which VIPCo will provide operating, marketing and other services to OGUIL and the Company as requested. VIPCo will invoice the Company and OGIL based on an estimated pro-rata allocation of the benefits provided. The payments made by OGIL pursuant to the Services Agreement subsequent to December 31, 2007 will be included in the Closing Adjustments, and will operate to increase the amount of the note payable to F3 Capital that will be issued by Vantage Drilling at the consummation of the Acquisition. In January 2008, OGIL advanced $500,000 to VIPCo to be applied against future invoices.

        The transactions as contemplated by the Purchase Agreement are subject to a vote by the stockholders of the Company. Additionally, pursuant to the terms of the Company's initial public offering, up to 29.99% of the stockholders may vote against the Acquisition and request a conversion of their stock for a pro-rata share of the funds held in trust estimated to be $7.90 per share at December 31, 2007. Assuming no stockholders elect to convert their shares, if the upon completion of the Acquisition, the stockholders of the Company and OGIL will have approximately 56% and 44%, respectively of the outstanding ordinary share of Vantage Drilling and 62% and 38%, respectively, of the outstanding warrants.

        In January 2008, the Company, OGIL and Vantage Drilling (collectively, "Loan Parties") received a commitment letter from a syndicate of banks for a $440.0 million debt facility (the "Debt Facility").

The Debt Facility provides for aggregate borrowings of up to $400.0 million pursuant to term loans (the "Term Loans") and a $40.0 million line of credit. Each of the four Jackup Rigs will be placed in a special purpose subsidiary of OGIL which will have a separate $100.0 million tranche of Term Loan. Borrowings pursuant to the Term Loans are limited to the lesser of 45% of the total costs or $100.0 million for each of the Jackup Rigs and require that the 55% balance of total costs be funded in the form of equity to such special purpose subsidiaries prior to the advancement of debt proceeds. The line of credit to OGIL under the Debt Facility provides for borrowings of $10.0 for each of the Jackup Rigs. Borrowing under the Debt Facility will bear interest at LIBOR plus margins ranging from 1.75% to 2.75% depending upon the contracting and operating status of the Jackup Rigs. The banks can restrict funding if there is a material adverse event or the Company fails to contract the Jackup Rigs. Each tranche of the Term Loans and the related line of credit will expire seven years and three months from the date of delivery of the respective Jackup Rig.

        The commitment letter provides for a breakup fee of $1.1 million if the Loan Parties decide not to pursue the Debt Facility as a result of the Company's failure to obtain approval of the Acquisition by its stockholders and $2.2 million if the Loan Parties decide not to complete the Debt Facility for any other reason or fail to complete the Debt Facility by May 28, 2008. If the Company's stockholders do not approve the Purchase Agreement and the Company does not complete its Acquisition, OGIL and Vantage Drilling may still proceed with the Debt Facility; provided, however, that borrowings pursuant to the Debt Facility will still require that each of OGIL's special purpose entities obtain 55% of the respective Jackup Rig's total estimated costs in the form of equity. Any breakup fees will be paid with funds currently held in trust, provided that the Acquisition has been approved. In the event that the Acquisition is not approved, the founding officers and directors will be responsible to indemnify the trust account for the amount by which any breakup fees reduce the value of the trust account.

Results of Operations

        The Company has little operating history. Our entire activity since inception has been to prepare for our fundraising through an offering of our equity securities and, subsequently, to complete a business combination. We will not generate any operating income until the completion of a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination. We have generated non-operating income in the form of interest income on the cash held in our trust account.

        For the year ended December 31, 2007 and for the period from inception (September 8, 2006) to December 31, 2006, we had net income of approximately $4.6 million and $0, respectively. The increase is primarily due to generating $7.7 of interest income on the proceeds of our May 2007 initial public offering, less general and administrative expenses of $791,000 and income taxes of $2.3 million in 2007 as compared to the Company having no operations in the prior year. The general and administrative expenses have consisted primarily of establishing a corporate office and expenses incurred to evaluate business combinations.

        During the period since inception (September 8, 2006) to December 31, 2007, the Company generated net income of approximately $4.6 million consisting of approximately $7.7 million of interest income less general and administrative expenses of $791,000 and income taxes of $2.3 million.

Liquidity and Capital Resources

        As of December 31, 2007, the Company had approximately $1.3 million of cash available for general corporate purposes and $273.1 million of cash held in trust. The cash and cash held in trust were generated by the proceeds from our initial public offer of approximately $264.2, the proceeds of our private placement of $6.0 million and $7.7 million of interest earned on the funds less $791,000 of administrative expenses and $2.3 million of cash paid for taxes.

        The Company placed $270.0 million of the net proceeds from the initial public offering of our units and sale of founder securities in trust and the remaining $250,000 was held outside of the trust available to fund our operating expenses. The Company then transferred $2.3 million of funds from the interest earned on the funds held in trust to the Company's general corporate account to be used for general corporate purposes.

        Use of Funds Available for General Corporate Purposes.    We are currently incurring operating expenses for administration, investor relations and for building the Company's management information systems, treasury functions, and accounting functions which we believe are critical to successfully deploying the Jackup Rigs once the construction has been completed. If we do not receive a stockholder vote in favor of the proposed Acquisition pursuant to the Purchase Agreement, or if such stockholder vote is delayed, and the funds from trust are not released to the Company for general corporate purposes, we will not have sufficient funds to continue these efforts through the date that our corporate existence terminates, i.e. May 24, 2009, and therefore we will need to suspend such efforts and limit our activities to searching for other potential business combinations in order to allow us to operate until May 24, 2009.

        VIPCo is currently incurring operating expenses for developing operational systems, developing the international human resource function, developing training and safety programs, marketing the Jackup Rigs and providing technical assistance to the shipyard construction. These efforts are critical to successfully contracting and deploying the Jackup Rigs as the construction is completed. VIPCo is funding these efforts by invoicing the Company and OGIL based on the pro-rata allocations of the benefits provided. If we complete the proposed Acquisition pursuant to the Purchase Agreement, invoices paid by OGIL will be included in closing adjustments and reimbursed to the stockholder of OGIL out of funds currently held in trust.

        Use of Funds Held in Trust.    Under the terms of the Company's initial public offering of stock, in order for the funds held in trust to be released to the Company for general corporate purposes, the Company must complete a Qualifying Acquisition. Management believes that the total consideration paid for OGIL of $331.0 million represents the fair value of the assets acquired and exceeds the 80% threshold of the funds held in trust of $273.1 million, less deferred underwriters' fees of $8.3 million. Accordingly, if the Acquisition pursuant to the Purchase Agreement receives a favorable stockholder vote, we anticipate that the funds held in trust will be released to the Company for general corporate purposes upon the closing of the Acquisition.

        We intend to use the approximately $273.1 million of funds held in trust at December 31, 2007 to (i) fund the $56.0 million non-equity portion of the total consideration to be paid for the shares of OGIL, as adjusted pursuant to the Closing Adjustments, if any, (ii) pay income taxes, (iii) upon the completion of the Acquisition pursuant to the Purchase Agreement, pay the deferred underwriting fee of $8.3 million, (iv) make scheduled shipyard payments for the construction of the Jackup Rigs (to the extent not funded from the Debt Facility) and (v) fund ongoing operations.

        The purchase agreement for the Drillship is for total consideration of $676.0 million which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. Of the total consideration paid for the shares of OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        OGIL has obtained an option for the purchase of a second ultra-deepwater drillship currently under development (the "Second Drillship"). We intend to enter into an operating agreement for the Second Drillship prior to exercising the Drillship Option and obtain bank financing to fund the Second Drillship acquisition. However, we may exercise the Drillship Option prior to obtaining either an operating contract or bank financing. As a result, we may pay a portion or all of the initial payment due upon exercise of the Drillship Option with the funds held in trust.

        Liquidation in the Event We Do Not Complete a Qualifying Business Combination.    If we are unable to consummate a business combination by May 24, 2009, we will be forced to liquidate. If we are forced to liquidate, the per share liquidation amount may be less than the initial per unit offering price because of the underwriting commissions and expenses related to our offering, the cost of our dissolution and distribution, and because of the value of the warrants in the per unit offering price. Additionally, if third parties make claims against us, the offering proceeds held in the Trust Account could be subject to those claims, resulting in a further reduction to the per share liquidation price. Under Delaware law, our stockholders who have received distributions from us may be held liable for claims by third parties to the extent such claims have not been paid by us. Furthermore, our warrants will expire worthless if we liquidate.

        Officer and Director Notes.    Our officers and directors made advances totaling $125,000 and $150,000 in 2006 and 2007, respectively, to the Company, on a non-interest bearing basis, for payment of offering expenses. These advances were repaid from the proceeds of the initial public offering.

        Contingent Obligations.    In connection with our initial public offering, Deutsche Bank Securities Inc. has agreed to defer payment of the remaining three percent (3%) of the gross proceeds from our IPO ($8.3 million) until completion of a Qualifying Acquisition. Until a Qualifying Acquisition is complete, these funds will remain in trust. If the Company does not complete a Business Combination then the 3% deferred fee will become part of the funds returned to the Company's public stockholders from trust upon our liquidation.

        The Company, along with Vantage Drilling and OGIL, entered into a commitment letter providing for a breakup fee of $1.1 million if the Loan Parties decide not to pursue the Debt Facility as a result of the Company's failure to obtain stockholder approval for the Acquisition and $2.2 million if the Loan Parties decide not to complete the debt facility for any other reason or fail to complete the Debt Facility by May 28, 2008. If the Company does not obtain stockholder approval for the Purchase Agreement and does not complete its Acquisition pursuant to the Purchase Agreement, OGIL and Vantage Drilling may still proceed with the Debt Facility and the Company would have no further obligation related to the commitment letter, except for potential claims against the Company for the fees described above.

        Other than contractual obligations incurred in the ordinary course of business, we do not have any other long-term contractual obligations.

Off-Balance Sheet Arrangements, Commitments, Guarantees and Contractual Obligations

        Contemporaneously with the consummation of our initial public offering, we issued to the underwriters, in exchange for consideration of $100, an option to purchase up to an aggregate of 1,250,000 units at $9.60 per unit. The units issuable upon exercise of this option are identical to the other units outstanding except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the Company's IPO).

        In connection with our initial public offering, Deutsche Bank Securities Inc. agreed to defer payment of the remaining three percent (3%) of the gross proceeds (approximately $8.3 million) until completion of a business combination. Until a business combination is complete, these funds will remain in the trust account. If the Company does not complete a business combination by May 24, 2009, then the 3% deferred fee will become part of the funds returned to the Company's public stockholders from the trust account upon our liquidation.

        We are obligated, commencing on April 9, 2007 and for 38 months thereafter to pay a monthly fee of approximately $8,000 for office space in the Houston metropolitan area. The landlord for the lease is Gateway Ridgecrest, Inc. As part of the negotiation, the landlord required a 38 month lease term if we were to secure the lease for the space. In the event that a business combination is not approved and we are liquidated, Paul Bragg has agreed to assume personally the responsibility for the balance of the lease payments for the twelve months remaining after May 24, 2009.

Critical Accounting Policies and Accounting Estimates

        The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have determined that we currently are not subject to any critical accounting policies.

New Accounting Pronouncements

        On September 15, 2006, the FASB issued SFAS No. 157, Fair Value Measurement. SFAS 157 sets forth comprehensive guidance for measuring fair value of assets and liabilities. Under the provisions of SFAS 157, fair value should be based on the assumptions market participants would use to complete the sale of an asset or transfer of a liability. SFAS 157 provides a hierarchy of information to be used to determine the applicable market assumptions, and fair value measurements would be separately disclosed under each applicable layer of the hierarchy. SFAS 157 does not expand or restrict the use of fair value for measuring assets and liabilities but provides a single methodology to be used when fair value accounting is applied. The Company does not expect the adoption of SFAS 157 to significantly impact its financial position, results of operations or cash flows.

        In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 gives entities the option to voluntarily choose, at certain election dates, to measure many financial assets and liabilities at fair value. Elections are made on an instrument by instrument basis and are irrevocable once made. Subsequent changes to the fair value of any instrument for which an election is made are reflected through earnings. The Company does not expect SFAS 159 to have a significant impact on its financial position, results of operations or cash flows.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141(R)"). This standard establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141(R) also establishes principles and requirements for how an acquirer recognizes and measures the goodwill acquired in a business combination and it establishes disclosure requirements to facilitate an evaluation of the nature and financial effects of a business combination. SFAS 141(R) is effective for business combinations which occur during the first annual reporting period beginning on or after December 15, 2008. We expect the effect of adoption of this statement will be limited to any future acquisitions anticipated to close subsequent to December 31, 2008.

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements ("SFAS 160"). This standard amends Accounting Research Bulletin 51, "Consolidated Financial Statements", to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest should be reported as equity in the consolidated financial statements. SFAS 160 also requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of income. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We do not expect this statement to have a material effect on our financial statements.

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced disclosures about an entity's derivative instruments and hedging activities including: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged. The adoption of SFAS 161 is not expected to have a material impact on our financial statements.

UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION AS OF DECEMBER 31, 2007

        The Company will account for the Acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by Vantage in connection with the acquisition will be allocated to OGIL's assets and liabilities based on their fair values. OGIL's assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of the Company after consummation of the acquisition.

        We have presented below the financial position of the Company as of December 31, 2007 assuming that the acquisition of OGIL had occurred as of that date. We have presented the unaudited pro forma combined balance sheets under two scenarios: (i) no Vantage stockholder has exercised his or her right to convert his or her shares upon the consummation of the Acquisition and (ii) the holders of 10,346,550 shares of Vantage common stock have elected to convert such shares upon the consummation of the Acquisition for an aggregate of approximately $81,780,000, which corresponds to the pro rata amount held in the Vantage trust account plus the pro rata share of the deferred underwriters' discount at December 31, 2007. The unaudited pro forma combined balance sheets should be read in conjunction with the unaudited financial statements and related notes and "Management Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

        The pro forma information is based on the historical financial statements of Vantage and OGIL after giving effect to the Acquisition and applying the estimates, assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined balance sheet. There are no pro forma adjustments to the income statement as the operations of OGIL consist solely of the acquisition and development of the rigs and the costs of such activities are recorded as construction in process with no current charges to income.

        The unaudited pro forma combined balance sheet is for illustrative purposes only and should not be relied upon as indicative of the historical financial position that would have occurred had the acquisition of OGIL happened as of the date indicated.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(In thousands of dollars)

	As of December 31, 2007
		No Stock Redemption			Stock Redemption
	2007	Pro Forma Adjustments		Adjusted 2007	Pro Forma Adjustments		Adjusted 2007
Assets
Current Assets
Cash and cash equivalents	$1,263	$273,109	(3)	$151,692	$191,329	(3)	$72,394
		(122,680	)(4)		(120,197	)(4)
Restricted cash held in trust account	273,109	(273,109	)(3)	—	(273,109	)(3)	—
Prepaid expenses and other assets	87			87			87

Total current assets	274,459			151,779			72,481
Deferred income taxes	312			312			312
Acquisition costs	757			757			757
Property and equipment	112	331,000	(1)	389,512	331,000	(1)	389,512
		58,400	(2)		58,400	(2)
Total assets	$275,639	$266,720		$542,359	$187,423		$463,061

Liabilities and Stockholders' Equity
Current Liabilities
Promissory note	$—	$56,000	(1)	$—	$56,000	(1)	$—
		58,400	(2)		58,400	(2)
		(114,400	)(4)		(114,400	)(4)
Accounts payable	62			62			62
Accrued liabilites	579			579			579
Deferred underwriters fee	8,280	(8,280	)(4)	—	(2,483	)(3)	—
					(5,797	)(4)
Income taxes payable	310			310			310

Total current liabilities	9,230			950			950
Common Stock Subject to Possible Redemption	79,287	(79,287	)(3)	—	(79,287	)(3)	—
Commitments and Contingencies	—			—			—
Stockholders' Equity
Preferred stock	—			—			—
Common stock	42	33	(1)	76	33	(1)	65
					(10	)(3)
Additional paid-in capital	185,159	274,967	(1)	539,413	274,967	(1)	460,126
		79,287	(3)
Retained earnings	1,920			1,920			1,920

Total stockholders' equity	187,122			541,408			462,111

Total liabilities and stockholders' equity	$275,639	$266,720		$542,359	$187,423		$463,061

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(In thousands of dollars)

Note A. Basis of Presentation and Summary of Acquisition

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a Share Purchase Agreement ("Purchase Agreement") pursuant to which the Company and OGIL have agreed to be acquired by Vantage Drilling, a newly incorporated Cayman Island exempted company (the "Acquisition"). The Acquisition is structured such that the Company and Offshore Group Investment Limited, a Cayman Islands exempted company ("OGIL") will become wholly owned by Vantage Drilling Company, a Cayman Islands exempted company ("Vantage Drilling"). If the stockholders of the Company approve the transaction contemplated by the Purchase Agreement and the exchange of shares contemplated thereby, Vantage Drilling, which was newly incorporated in order to facilitate the Acquisition, will acquire each of the Company and OGIL in a series of steps as outlined below.

        Vantage Drilling will acquire the Company pursuant to a merger transaction that is summarized as follows:

  (i)
  Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving;

  (ii)
  Vantage Drilling will exchange, on a one for one basis, all outstanding units, shares of common stock and warrants of the Company for newly issued units, ordinary shares and warrants of Vantage Drilling; and

  (iii)
  the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands.

        Vantage Drilling will purchase, through a structured acquisition of all the issued ordinary shares of OGIL, the rights to certain contracts (the "Contracts") for the construction and delivery of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"), a purchase agreement for a ultra-deepwater drillship ("Drillship") and an option for the purchase of a second ultra-deepwater drillship (the "Drillship Option") currently under development (the "Second Drillship"). Vantage Drilling will acquire all of the issued ordinary shares of OGIL from F3 Capital for the aggregate consideration of $331.0 million plus closing adjustments, consisting of the following:

  (i)
  an aggregate of $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25.0 million ordinary shares); and

  (ii)
  a promissory note issued by Vantage Drilling in the amount of approximately $56.0 million plus closing adjustments (which will be paid at closing).

        The purchase consideration of $331.0 million used December 31, 2007 as the scheduled cash flow cutoff date for the transaction which anticipated that as of December 31, 2007 there would be $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs construction. The total estimated costs to complete the Jackup Rigs was approximately $848.0 million, which includes $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition. The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. The shipyard payments and additional development costs may include interest charges imposed by the shipyard on deferred payments and unfavorable fluctuations in the exchange rate between the US dollar and the Singapore dollar. As of March 31, 2008, the estimated outstanding balance of closing adjustments was approximately $58.4 million, representing $57.4 million of additional shipyard payments (including approximately $800,000 of accumulated interest) and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $676.0 million, which includes change orders requested by the Company including an upgrade to the derrick pipe handling capability and modification to the hull design. The purchase price will be paid 30% in September 2008 with the balance being payable upon acceptance of the completed Drillship. Of the total consideration paid for OGIL, $8.0 million will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of rig outfitting and completion costs, not including any interest capitalization.

        Should the Company be delinquent in making any of the shipyard payments and Mandarin or any of its affiliates makes the payment on our behalf, we will make Mandarin or any of its affiliates whole for the payment including any unfavorable fluctuations in interest rates or exchange rates from the time that the payment is made until we make Mandarin or its affiliate whole.

        Mandarin has granted to OGIL an option (the "Drillship Option") to purchase a second ultra-deepwater drillship, (the "Second Drillship") on identical terms and conditions as set forth in the Drillship Purchase Agreement, with logical adjustments, save for the following: the price for the Second Drillship shall be $695.0 million (the "Second Drillship Purchase Price"). Upon exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Drillship Option, OGIL shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, OGIL shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        The Company, F3 Capital, OGIL and Vantage Drilling plan to consummate the Acquisition as promptly as practicable after a Special Meeting of Stockholders, provided that:

  •
  the Company's stockholders have approved and adopted the Acquisition and the transactions contemplated thereby including the merger among Vantage Drilling, the Company and a transitory merger subsidiary of Vantage Drilling;

  •
  holders of less than 30% of the shares of the common stock issued in the Company's initial public offering ("IPO") vote against the Acquisition and demand conversion of their shares into cash;

  •
  the Securities and Exchange Commission has declared effective the registration statements and prospectus which form a part of the joint proxy statement/prospectus filed by the Company and Vantage Drilling in connection with the Acquisition; and

  •
  the other conditions specified in the Purchase Agreement, as amended, have been satisfied or waived.

        The unaudited pro forma combined balance sheet has been prepared based on the following two scenarios: (i) none of the shareholders exercises their redemption rights ("No Redemption") and (ii) shareholders elect to redeem 10,346,550 shares of Vantage Common Stock, representing 29.99% of the initial public offering shares ("Stock Redemption") which is the maximum number of shares which can be redeemed and still have the Acquisition approved by shareholders. Each Vantage stockholder who holds shares of common stock issued in Vantage's IPO or purchased following such offering in the open market has the right to vote against the Acquisition Proposal and, at the same time, demand that

Vantage convert such stockholder's shares into cash equal to a pro rata portion of the trust account. These shares will be converted into cash only if the Acquisition is consummated.

Note B. Pro Forma Adjustments

        Pro forma adjustments are necessary to record the purchase price of the Acquisition (consisting of cash and Units issued to the F3 Capital) and to reflect transactions that are a direct result of the Acquisition. The following pro forma adjustments are included in the unaudited combined balance sheet:

  (1)
  Reflects the issuance of an aggregate of $275,000,000 of Vantage Drilling Units (33,333,333 Units) and $56.0 million promissory note to F3 Capital upon consummation of the Acquisition. Each Vantage Drilling Unit consists of one ordinary share of Vantage Drilling and 0.75 warrants to purchase one ordinary share of Vantage Drilling for $6.00 per share (such warrants are exercisable into an aggregate of 25,000,000 ordinary shares of Vantage Drilling).

  (2)
  Reflects the issuance of a $58.4 million promissory note to F3 Capital upon consummation of the Acquisition for estimated closing adjustments.

  (3)
  Reflects the transfer of restricted cash held in trust to the Company's accounts available for general corporate purposes as such restrictions lapse upon the completion of the Acquisition and the payments to shareholders for the redemptions, if any, of common stock. Upon redemption of shares of common stock, the stockholders are entitled to receive their pro-rata share of the deferred underwriters' discount.

  (4)
  Reflects payment of the deferred underwriters' fee from the Company's initial public offering in May 2007 which may be made upon the completion of a business combination and the repayment of $114.4 million of promissory notes issued in connection with the Acquisition. The deferred underwriters' fee shall be reduced on a pro rata basis for any shares redeemed by shareholders.

DIRECTORS AND MANAGEMENT OF VANTAGE ENERGY SERVICES
FOLLOWING THE ACQUISITION

        Following the Acquisition, it is anticipated that the directors and executive officers of the Company will be the individuals indicated below.

Name	Age	Position
Paul A. Bragg	51	Chairman of the Board and Chief Executive Officer
Douglas G. Smith	39	Chief Financial Officer and Treasurer
Douglas W. Halkett	47	Chief Operating Officer
Christopher G. DeClaire	48	Vice President, Secretary and Director
Jorge E. Estrada M.	60	Director
Marcelo D. Guiscardo	55	Director
John C.G. O'Leary	52	Director
John R. Russell	68	Director

Information about Directors and Officers

        For the biographies of Messrs. Paul A. Bragg, Christopher G. DeClaire, Jorge E. Estrada M., Marcelo D. Guiscardo, John C.G. O'Leary, and John R. Russell, see the section entitled "Director Proposal."

        Douglas G. Smith has served as our Chief Financial Officer and Treasurer since November 2, 2007. Prior to joining Vantage Energy Services, Mr. Smith, served Pride International, Inc. as Vice-president- Financial Projects from January 2007 to June 2007, as Vice-president, Controller and Chief Accounting Officer from May 2004 to December 2006, and Director of Budget and Strategic Planning from March 2003 to May 2004. From 2001 to 2003, Mr. Smith worked as an independent business consultant providing advisory services to a private equity group and start-up companies. From 2000 to 2001, Mr. Smith serviced as Vice-president of Finance and Accounting for COMSYS Information Technology Services, Inc. Mr. Smith is a certified public accountant and has a Bachelors of Business Administration and a Masters of Professional Accounting degree from the University of Texas.

        Douglas W. Halkett has served as our Chief Operating Officer since January 15, 2008. Prior to joining Vantage, Mr. Halkett, 47, served Transocean Inc. as Division Manager in Northern Europe (UK & Norway) from January 2003 to November 2007, as an Operations Manager in the Gulf of Mexico from February 2001 to December 2002, and in positions as Operations Manager and Regional Operations Manager in the UK from July 1996 to January 2001. Prior to joining Transocean, Mr. Halkett worked for Forasol-Foramer in various operational and business roles from January 1988 to June 1996, and was assigned in Paris and various locations in the Far East. The principal business of Transocean Inc. and Forasol-Foramer is oil drilling. Mr. Halkett started his career with Shell International in Holland and Brunei in 1982 and joined Mobil North Sea Ltd in 1985. Mr. Halkett earned a First Class Honours Degree in Mechanical Engineering from Heriot Watt University (Edinburgh) in 1981 and attended the Programme For Management Development at Harvard Business School in 2003.

        Other than their respective relationships with the Company, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan, and none of these individuals is currently affiliated with such an entity.

        After the Acquisition, the officers and employee directors will devote their full time and attention to the ongoing operations of the Company and the non-employee directors will devote such time as is necessary and required to satisfy their duties as a director of a public company.

Board of Directors and Committees of the Board

        After the Asset Acquisition, our Board of Directors will consist of up to six members, and it is anticipated that a majority of them will be considered "independent."

        We do not currently have a Compensation Committee, but we expect to establish a Compensation Committee as soon as practicable after the consummation of the Acquisition. Pursuant to Section 805 of the AMEX Company Guide, compensation of our Chief Executive Officer, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our Board of Directors. The Chief Executive Officer will not be present during voting or deliberations. Compensation for all other officers, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our Board of Directors. None of our officers currently receive compensation. We do not expect to pay any compensation to any of our officers until the consummation of the Acquisition.

        The Company's Board of Directors has established a Nominating Committee and an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members, as well as anticipated membership, are set forth below.

Audit Committee

        Our Audit Committee currently consists of Messrs. Estrada, Guiscardo, O'Leary and Russell. The independent directors we have appointed to our Audit Committee will each be an independent member of our Board of Directors, as defined by the rules of the AMEX and the SEC. Each member of our audit committee will be financially literate under the current listing standards of the AMEX, and our Board of Directors has determined that Mr. O'Leary qualifies as an "audit committee financial expert," as such term is defined by SEC rules. We expect that the composition of the Audit Committee subsequent to the Asset Acquisition will meet the listing standards of the AMEX and applicable SEC rules.

        The Audit Committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also recommends the firm selected to be our independent registered public accounting firm, reviews and approves the scope of the annual audit, review and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the Board of Directors, and evaluates all of our public financial reporting documents.

Nominating Committee

        We have established a Nominating Committee of the Board of Directors, which currently is comprised of Messrs. Estrada, Guiscardo, O'Leary and Russell, each of whom is an independent director as defined by the rules of the AMEX and the SEC. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others. We expect that the composition of the Nominating Committee subsequent to the Acquisition will meet the listing standards of the AMEX and applicable SEC rules.

        The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

        Effective at the closing of the Acquisition, we expect to create a Compensation Committee of the Board of Directors. The Compensation Committee will be charged with reviewing and determining the compensation of our executive officers, including the negotiation of any employment agreements with such persons. In addition, the Compensation Committee will be charged with establishing and overseeing an incentive plan and any grants thereunder. The Compensation Committee will be comprised of at least three (3) persons, at least two of whom shall be independent persons.

        Upon completion of the Acquisition, and in connection with the recommendations of the Board, we expect that the members of the Compensation Committee will be Messrs. Estrada, Guiscardo, O'Leary and Russell.

Code of Conduct and Ethics

        We have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We have filed copies of our code of ethics and committee charters as exhibits to the Registration Statement which we filed on May 7, 2007. These documents may be reviewed by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Director Compensation

        It is anticipated that at or prior to the closing of the Acquisition, the compensation to be paid to members of the Board of Directors of the Company will be established and such compensation will be reasonable and customary for the industry.

Executive Compensation

        None of Vantage Energy Services' founding executive officers or directors has received any cash compensation for services rendered. As of the date of this joint proxy statement/prospectus, there are three executives providing services on behalf of the Company and receiving compensation for such services: Douglas G. Smith in the capacity as Chief Financial Officer; Douglas W. Halkett in his capacity as Chief Operating Officer; and Michael R.C. Derbyshire in his capacity as Vice-President, Marketing.

DIRECTORS AND MANAGEMENT OF VANTAGE DRILLING FOLLOWING THE ACQUISITION

        Assuming the Acquisition Proposal is approved, then at the effective time of the Acquisition, Vantage Drilling will wholly own the Company and OGIL. Assuming the Acquisition is consummated, F3 Capital or an affiliate has the right to nominate, and Vantage Drilling has agreed to cause the appointment and election of, three member of the Board of Directors of Vantage Drilling. The Board of Directors and executive officers of Vantage Drilling, will be as follows:

Name	Age	Position
Paul A. Bragg	51	Chairman of the Board and Chief Executive Officer
Douglas G. Smith	39	Chief Financial Officer and Treasurer
Douglas W. Halkett	47	Chief Operating Officer
Christopher G. DeClaire	48	Director, Vice President, and Secretary
Jorge E. Estrada M.	60	Director
Marcelo D. Guiscardo	55	Director
John C.G. O'Leary	52	Director
John R. Russell	68	Director
Nobu Su	49	Director
Peter Espig	42	Director
Steinar Thomassen	61	Director

Information about Directors and Officers

        For the biographies of the above individuals, see the sections entitled "Director Proposal" and "Directors and Management of Vantage Energy Services Following the Acquisition."

CURRENT DIRECTORS AND MANAGEMENT OF VANTAGE DRILLING

        As of the date of this joint proxy statement/prospectus, Vantage Drilling has three officers and a single director, as identified below:

Name	Age	Position
Paul A. Bragg	51	Chairman of the Board and Chief Executive Officer
Douglas G. Smith	39	Chief Financial Officer and Treasurer
Christopher G. DeClaire	48	Vice President and Secretary

        Neither Mr. Bragg nor Mr. Smith has received any compensation from Vantage Drilling. Vantage Drilling was recently incorporated for the purpose of acquiring the Company and OGIL. Vantage Drilling is affiliated with the Company since in order to incorporate Vantage Drilling a single ordinary share of Vantage Drilling was issued to Paul A. Bragg, the Company's Chairman and Chief Executive Officer. Simultaneously with the consummation of the Acquisition, Vantage Drilling will repurchase the initial share and such share shall become authorized capital of Vantage Drilling available for reissue.

INFORMATION ABOUT VANTAGE DRILLING

        Vantage Drilling is an exempted company incorporated under and governed by the laws of the Cayman Islands. The name of Vantage Drilling's registered agent in the Cayman Islands is M&C Corporate Services Limited. The address and telephone number of Vantage Drilling's registered office is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, (345) 949 8066.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information as of May 2, 2008, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Vantage Energy Services' common stock by: (i) each person known by us to be the owner of more than 5% of our outstanding shares of Vantage Energy Services' common stock, (ii) each director, and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares(2)(3)	Percentage of Common Stock
Paul A. Bragg(4)	2,205,000	5.2%
Christopher G. DeClaire(5)	1,134,000	2.7%
Jorge E. Estrada M.(6)	1,134,000	2.7%
Marcelo D. Guiscardo(7)	1,134,000	2.7%
John C.G. O'Leary(8)	1,134,000	2.7%
John R. Russell(9)	1,134,000	2.7%
Sapling, LLC(10)	2,129,774	5.1%
Fir Tree Capital Opportunity Master Fund, LP(10)	433,426	1.0%
HBK Investments L.P.(11)	3,967,700	9.4%
President and Fellows of Harvard College(12)	2,600,000	6.1%
All Directors and Additional Officers as a Group (6 persons)	7,875,000	18.6%

(1)
Unless otherwise indicated, the business address of each of the stockholders is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Unless otherwise indicated, all ownership is direct beneficial ownership.

(3)
Assumes only the sale of 34,500,000 units in our Public Offering and the sale of 375,000 units in the private placement, but not the exercise of the 34,875,000 warrants comprising such units and the 3,000,000 founder warrants.

(4)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg has transferred 750,000 of his shares of common stock to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.

(5)
Christopher G. DeClaire is our Vice President, Secretary and a Director.

(6)
Jorge E. Estrada M. is a Director of the Company.

(7)
Marcelo D. Guiscardo is a Director of the Company.

(8)
John C.G. O'Leary is a Director of the Company.

(9)
John R. Russell is a Director of the Company.

(10)
Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company ("Sapling") and by Fir Tree Capital Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership ("Fir Tree Capital Opportunity") on July 30, 2007 and February 14, 2008. Sapling may direct the vote and disposition of the 2,129,774 shares of common stock, and Fir Tree Capital Opportunity may direct the vote and disposition of 433,426 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Capital Opportunity is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand

  Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Capital Opportunity and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Capital Opportunity.

(11)
Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership ("HBK Investments"), by HBK Services LLC, a Delaware limited liability company ("HBK Services"), by HBK Partners II L.P., a Delaware limited partnership ("HBK Partners"), by HBK Management LLC, a Delaware limited liability company ("HBK Management"), and by HBK Master Fund L.P., a Cayman Islands limited partnership ("HBK Master Fund") on September 14, 2007 and February 12, 2008. The above entities have the shared power to vote or to direct the disposition of 3,967,700 shares. The address of HBK Investments, HBK Services, HBK Partners and HBK Management is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the "Subadvisors"). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12)
Based on information contained in a Statement on Schedule 13G filed by President and Fellows of Harvard College, a Massachusetts employee benefit plan or endowment fund, on February 14, 2008. President and Fellows of Harvard College may direct the vote and disposition of 2,600,000 shares of common stock. The address of President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

Beneficial Ownership following the Acquisition:

        Solely for illustrative purposes, the following table is designed to set forth information regarding the beneficial ownership of Vantage Drilling's ordinary shares of each person who is anticipated to own greater than 5% of Vantage Drilling's outstanding ordinary shares and each person who will act in the capacity of officer or director following the Asset Acquisition, based on the following assumptions:

  •
  the current ownership of the entities and individuals identified above remains unchanged;

  •
  the current ownership of the entities and individuals identified above are exchanged for ordinary shares of Vantage Drilling;

  •
  does not reflect the result of any Company warrant exercises; and

  •
  The columns reflecting the beneficial ownership after consummation of the Asset Acquisition assume the issuance of all 58,333,333 shares (33,333,333 ordinary shares of Vantage Drilling underlying the units and 25,000,000 ordinary shares underlying the warrants).

	Beneficial Ownership Of Vantage Energy Services, Inc. Common Stock On March 28, 2008		Beneficial Ownership Of Vantage Drilling Ordinary Shares After Consummation of the Asset Acquisition
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Paul A. Bragg(4)	2,205,000	5.2%	2,205,000	2.2%
Christopher G. DeClaire(5)	1,134,000	2.7%	1,134,000	1.1%
Jorge E. Estrada M.(6)	1,134,000	2.7%	1,134,000	1.1%
Marcelo D. Guiscardo(7)	1,134,000	2.7%	1,134,000	1.1%
John C.G. O'Leary(8)	1,134,000	2.7%	1,134,000	1.1%
John R. Russell(9)	1,134,000	2.7%	1,134,000	1.1%
Sapling, LLC(10)	2,129,774	5.1%	2,129,774	2.1%
Fir Tree Capital Opportunity Master Fund, LP(10)	433,426	1.0%	433,426	* %
HBK Investments L.P.(11)	3,967,700	9.4%	3,967,700	3.9%
President and Fellows of Harvard College(12)	2,600,000	6.1%	2,600,000	2.6%
F3 Capital(13)	0	0%	58,333,333	57.9%
All Directors and Additional Officers as a Group (6 persons)	7,875,000	18.6%	7,875,000	7.8%

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated, the business address of each of the stockholders is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Unless otherwise indicated, all ownership is direct beneficial ownership.

(3)
Assumes only the sale of 34,500,000 units in our Public Offering and the sale of 375,000 units in the private placement, but not the exercise of the 34,875,000 warrants comprising such units and the 3,000,000 founder warrants.

(4)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg has transferred 750,000 of his shares of common stock to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.

(5)
Christopher G. DeClaire is our Chief Financial Officer, Vice President, Secretary, Treasurer and a Director.

(6)
Jorge E. Estrada M. is a Director of the Company.

(7)
Marcelo D. Guiscardo is a Director of the Company.

(8)
John C.G. O'Leary is a Director of the Company.

(9)
John R. Russell is a Director of the Company.

(10)
Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company ("Sapling") and by Fir Tree Capital Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership ("Fir Tree Capital Opportunity") on July 30, 2007 and February 14, 2008. Sapling may direct the vote and disposition of the 2,129,774 shares of common stock, and Fir Tree Capital Opportunity may direct the vote and disposition of 433,426 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Capital Opportunity is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Capital Opportunity and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Capital Opportunity.

(11)
Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership ("HBK Investments"), by HBK Services LLC, a Delaware limited liability company ("HBK Services"), by HBK Partners II L.P., a Delaware limited partnership ("HBK Partners"), by HBK Management LLC, a Delaware limited liability company ("HBK Management"), and by HBK Master Fund L.P., a Cayman Islands limited partnership ("HBK Master Fund") on September 14, 2007 and February 12, 2008. The above entities have the shared power to vote or to direct the disposition of 3,967,700 shares. The address of HBK Investments, HBK Services, HBK Partners and HBK Management is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the "Subadvisors"). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12)
Based on information contained in a Statement on Schedule 13G filed by President and Fellows of Harvard College, a Massachusetts employee benefit plan or endowment fund, on February 14, 2008. President and Fellows of Harvard College may direct the vote and disposition of 2,600,000 shares of common stock. The address of President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

(13)
In payment of the purchase price, Vantage Drilling will issue to F3 Capital or its designees 33,333,333 units, each unit consisting of one ordinary share and 0.75 warrants to purchase ordinary shares having an aggregate value of up to $275,000,000 and will pay the balance to F3 Capital in the form of a promissory note. The shares issued will be valued at $8.25 per share and the total number of shares underlying the units and the warrants contained in the units will be 58,333,333. The units of Vantage Drilling that will be issued to F3 Capital and its designees will be delivered at the closing as will payment of the note portion representing the balance of the purchase price. The figure 57.9% in the last column denotes beneficial ownership under the most dilutive scenario wherein F3 Capital exercises fully its warrants and no other stockholder exercises his, her or its warrants. Mr. Nobu Su owns 100% of F3 Capital.

        All of the shares of common stock outstanding prior to the initial public offering, including shares of common stock included in the founder units, have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

  •
  one year following the consummation of a business combination; and

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target acquisition.

        During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founding stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to May 30, 2007 or purchased in the private placement, including the common stock underlying the founder warrants.

PRICE RANGE OF SECURITIES AND DIVIDENDS

OGIL

        Historical market price information regarding OGIL shares is not provided because there is no public market for OGIL shares.

Dividends Upon Completion of the Acquisition

        Upon completion of the Acquisition, the Company does not intend to pay any dividends on its shares of common stock. Rather, it intends to reinvest any earnings back into the combined company. At this time, the combined company anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. The combined company also expects that any loan or credit facilities that it enters into will limit its ability to pay dividends.

DESCRIPTION OF VANTAGE ENERGY SERVICES SECURITIES

General

        The Company is currently authorized to issue 82,750,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of September 20, 2007, 42,375,000 shares of common stock are outstanding, held by 8 record holders. No shares of preferred stock are currently outstanding.

        Assuming the Second Amendment Proposal is adopted by our stockholders, we will be authorized to issue 100,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001.

Common stock

        Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, all of our founding stockholders have agreed to vote the shares of common stock owned by them prior to or in this offering, or in the private placement, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of a business combination.

        In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended prior to the consummation of a business combination except by the affirmative vote of 95% of the shares issued in the Company IPO), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

        Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

        Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by May 24, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering or in the private placement, including the shares of common stock underlying the founder units and warrants.

        Holders of 7,875,000 shares of common stock that were outstanding prior to the Company's IPO are entitled to registration rights. The holders of the majority of the 7,875,000 shares, together with the holders of the founder units and warrants, will be entitled to require us, on up to two occasions, to register these shares and the 3,375,000 founder warrants and the 3,375,000 shares of common stock underlying the founder warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year after the consummation of a business combination. In addition, these stockholders and the holders of the founder warrants have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow or the founder warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements. Assuming consummation of the Acquisition and the consequent merger, the founding stockholders of the Company will receive registered securities of Vantage Drilling, although such securities will continue to be held in escrow.

        Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $6,000,000 from the purchase of the founder units and warrant by our founding stockholders, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Founding stockholders, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, after this offering or in the private placement into a pro rata share of the trust account.

        Due to the fact that we currently have 82,750,000 shares of common stock authorized, in order to reserve sufficient shares pursuant to the Incentive Plan and for general corporate purposes, we will be required to increase the number of shares of common stock which we are authorized to issue. We propose such an increase in the Second Certificate of Incorporation Amendment at the same time as our stockholders vote on the business combination.

Preferred stock

        Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, our underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        The Company currently has warrants outstanding to purchase 34,500,000 shares of Company common stock. Each warrant entitles the registered holder to purchase one share of the Company's common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; or

  •
  May 24, 2008.

        The warrants will expire on May 24, 2011, at 5:00 p.m., New York City time. Except with respect to the founder warrants, the Company may call the warrants for redemption, in whole and not in part, at a price of $.01 per warrant at any time after the warrants become exercisable, upon not less than 30 days' prior written notice of redemption to each warrant holder, if, and only if, the last reported sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or the Company's recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        Certain of our officers and directors have purchased an aggregate of 3,375,000 of our warrants from us at a price of $1.00 per warrant on closing of the Company IPO. The founder warrants have terms and provisions that are identical to the warrants included in the units sold in the IPO, except that the founder warrants (i) are not transferable or salable by the purchasers who initially purchase these warrants from us until one year after we complete a business combination, (ii) are non-redeemable so long as these persons hold such warrants, and (iii) were purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement signed on May 30, 2007, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in IPO units or otherwise purchased in open market transactions, if any. The price of the warrants was arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this IPO offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We did not perform any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination was increased and the participating managers have committed to a specific amount of warrant purchases. The purchase of Vantage's securities in a private placement also has the benefit of reducing any concerns about open-market purchases by members of management present in other blank check offerings.

        The warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of these individuals may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. As a result of the founder warrants being non-redeemable, holders of the founder warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

Purchase Option

        In connection with its IPO, the Company agreed to sell to Deutsche Bank securities Inc., the underwriter in the Company's IPO, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered in the Company's IPO except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in the IPO). This option is exercisable at $9.60 per unit commencing on the later of the consummation of a business combination and May 24, 2008 and expiring May 24, 2011. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company's recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price or for any issuances in connection with the Acquisition.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF VANTAGE DRILLING COMPANY SECURITIES

        The Company stockholders who receive shares of Vantage Drilling in the Acquisition will become shareholders of Vantage Drilling. Vantage Drilling is an exempted company incorporated under the laws of the Cayman Islands and is subject to Cayman Islands law. Given below is a summary of the material features of Vantage Drilling's securities. This summary is not a complete discussion of the memorandum and articles of association of Vantage Drilling that governs the rights of its shareholders. You are urged to read carefully the memorandum and articles of association of Vantage Drilling which have been filed as exhibits to Vantage Drilling's registration statement on Form F-1/F-4. Please see "Where You Can Find Additional Information."

General

        Vantage Drilling is authorized to issue 400,000,000 ordinary shares, par value $0.001, and 1,000,000 preference shares, par value $0.001. As of the date of this joint proxy statement/prospectus, one (1) ordinary share has been issued to Paul A. Bragg. No preference shares have been issued.

Common Stock

        Upon consummation of the Acquisition, Vantage Drilling will issue 75,708,333 ordinary shares, assuming that no stockholders vote against the Acquisition and exercise conversion rights. In addition, Vantage Drilling will have reserved 64,125,000 ordinary shares for issuance upon the exercise of the warrants.

        Each ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any preference shares, holders of ordinary shares are entitled to receive ratably all dividends, if any, declared by Vantage Drilling's Board of Directors out of funds legally available for dividends. Holders of ordinary shares do not have preemptive rights to subscribe for any of Vantage Drilling's other securities. All shares to be issued pursuant to the Acquisition when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of ordinary shares are subject to the rights of the holders of any shares of preferred stock which Vantage Drilling may issue in the future.

        There are no limitations on the right of non-residents of the Cayman Islands to hold or vote Vantage Drilling's ordinary shares.

Preferred Stock

        As of the date of this joint proxy statement/prospectus, Vantage Drilling is authorized to issue up to 1,000,000 preference shares. The rights, designations and preferences of the preference shares can be determined, and the preference shares can be issued, upon the authority of Vantage Drilling's Board of Directors, without any further vote or action by Vantage Drilling's shareholders.

Warrants

        Upon consummation of the Acquisition and merger, each outstanding Vantage Energy Services warrant will be exchanged for one of Vantage Drilling with the same terms and restrictions except that each will be exercisable for ordinary shares of Vantage Drilling. For a description of the terms and restrictions, please read "Description of Vantage Energy Services Securities—Warrants."

SHARES ELIGIBLE FOR FUTURE SALE

        As of the date of this joint proxy statement/prospectus, the Company has 42,375,000 shares of common stock outstanding. In respect of the equity consideration portion of the aggregate purchase price of the share of OGIL, Vantage Drilling will issue 33,333,333 units (each unit consisting of one ordinary share and 0.75 warrants to purchase an ordinary share) to F3 Capital, an entity related to TMT. Vantage Drilling has agreed to register for resale the 33,333,333 ordinary shares contained in the units to be issued to F3 Capital in connection with the Acquisition and the 25,000,000 ordinary shares underlying the warrants contained in such units. Pursuant to section 6.8.3 of the Purchase Agreement, Vantage Drilling and F3 Capital will enter into a registration rights agreement, which is attached hereto as Annex P. The cost of such registration, including the costs associated with supplementing or amending the resale prospectus, will be borne by Vantage Drilling. Accordingly, immediately following the Acquisition, Vantage Drilling will have 75,708,333 ordinary shares outstanding. Of these shares, 67,833,333 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares held by an affiliate of Vantage Drilling within the meaning of Rule 144 under the Securities Act. All of the remaining 7,875,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of these shares have been placed in escrow and will not be transferable until one year after the consummation of a business combination, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if the Company is forced to liquidate, in which case the shares would be destroyed.

        Of the 33,333,333 ordinary shares of Vantage Drilling issued to F3 Capital in respect of the equity consideration, 8,333,333 shares are subject to a one-year lock up period.

  Rule 144

        The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares or our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

        Persons who have beneficially owned restricted ordinary shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  •
  1% of the total number of ordinary shares then outstanding, which will equal 757,083 ordinary shares immediately after the Acquisition; or

  •
  the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about Vantage Drilling.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like the

Company, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As a result, our founding officers and directors will be able to sell the initial shares, units and warrants pursuant to Rule 144 without registration one year after we have completed the Acquisition.

  Registration Rights

        Holders of a majority of the aggregate of 7,500,000 shares of common stock issued to officers and directors of the Company prior to our initial public offering are entitled to make up to two demands that the Company registers these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year after the consummation of a business combination. In addition, these stockholders have certain piggyback registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. the Company, and if the Acquisition is approved, Vantage Drilling, will bear the expenses incurred in connection with the filing of any such registration statements.

        In connection with the Company's initial public offering, the Company issued an aggregate of 375,000 units and 3,000,000 warrants to certain of its officers and directors. The Company has granted the holders of such units and warrants demand and piggyback registration rights with respect to the 375,000 shares, the 3,375,000 warrants and the 3,375,000 shares underlying the warrants at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year after the consummation of a business combination. The demand registration may be exercised by the holders of a majority of such units and warrants. The Company announced its entry into the definitive agreements with respect to the acquisition of the shares of OGIL on August 30, 2007, as subsequently amended. The Company, and if the Acquisition is approved, Vantage Drilling, will bear the expenses incurred in connection with the filing of any such registration statements.

        Assuming consummation of the Acquisition and the consequent merger, the founding stockholders of the Company will receive registered securities of Vantage Drilling, although such securities will continue to be held in escrow.

        This joint proxy statement/prospectus is a part of the registration statement filed by Vantage Drilling in connection with the equity consideration portion of the aggregate purchase price of the shares of OGIL. All expenses relating to such registration will be borne by the Company.

 EXPERTS

        The consolidated balance sheet of Vantage Drilling as of December 31, 2007 included in this joint proxy statement/prospectus has been audited by UHY LLP, an independent registered public accounting firm as stated in their report appearing herein and is included upon reliance of the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Vantage Energy Services as of December 31, 2007 included in this joint proxy statement/prospectus have been audited by UHY LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this joint proxy statement/prospectus. The financial statements and the report of UHY LLP are included in reliance upon their report given upon their authority as experts in auditing and accounting.

LEGAL MATTERS

        Certain matters relating to United States, including matters relating to U.S. federal income tax consequences of the Acquisition, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Certain matters relating to Cayman Islands law, including matters relating to Cayman Islands tax consequences of the Acquisition, will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        Management of the Company knows of no other matters which may be brought before the Company's special meeting. If any matter other than the proposed Acquisition or related matters should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

        Under Delaware law, only business stated in the notice of special meeting may be transacted at the special meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Vantage Drilling has filed a registration statement on Form F-1/F-4 to register the offering and sale of Vantage Drilling ordinary shares to be issued in exchange for shares of Vantage Energy Services pursuant to the Acquisition and to F3 Capital pursuant to the Purchase Agreement. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Vantage Drilling in addition to a proxy statement of the Company for the Company special meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this joint proxy statement/prospectus.

        The Company is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that the Company files with the SEC, including this joint proxy statement/prospectus may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549, at prescribed rates or from the SEC's website on the Internet at http://www.sec.gov, free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

        Neither the Company nor Vantage Drilling has authorized anyone to provide you with information that differs from that contained in this joint proxy statement/prospectus. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as on any date other than the date of the joint proxy statement/prospectus, and neither the mailing of this joint proxy statement/prospectus to Vantage Energy Services stockholders nor the issuance of shares of Vantage Drilling in the Acquisition shall create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

ENFORCEABILITY OF CIVIL LIABILITIES

        Vantage Drilling is a Cayman Islands exempted company and its executive offices will be located outside of the U.S. A majority of Vantage Drilling "s directors, officers and experts named in this joint proxy/statement prospectus will reside outside the U.S. In addition, a substantial portion of Vantage Drilling assets and the assets of its directors, officers and experts will be located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon Vantage Drilling or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against Vantage Drilling or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

        Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

  •
  is given by a foreign court of competent jurisdiction;

  •
  imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

  •
  is final;

  •
  is not in respect of taxes, a fine or a penalty; and

  •
  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vantage Energy Services, Inc.
Houston, Texas

        We have audited the accompanying balance sheets of Vantage Energy Services, Inc. (a corporation in the development stage) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 8, 2006) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vantage Energy Services, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the period from inception (September 8, 2006) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

UHY LLP

Houston, Texas
February 22, 2008

(except for Note 3, as to which
the date is April 1, 2008)

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,262,625	$33,790
Restricted cash held in trust account	273,109,051	—
Prepaid expenses and other assets	87,075	180,276

Total current assets	274,458,751	214,066
Deferred income taxes	311,607	—
Acquisition costs	756,771	—
Property and equipment, net of accumulated depreciation of $10,421 at December 31, 2007	111,651	—

TOTAL ASSETS	$275,638,780	$214,066

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$61,518	$—
Accrued liabilities	578,618	—
Deferred underwriters fee	8,280,000	—
Income taxes payable	310,171	—
Notes payable—stockholders	—	189,200

Total current liabilities	9,230,307	189,200

Common stock, subject to possible redemption, 10,346,550 shares at redemption value (Note 1)	79,286,965	—
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value, 82,750,000 and 60,000,000 shares authorized, 42,375,000 and 7,500,000 shares issued and outstanding (which includes 10,346,550 and zero shares subject to possible redemption) at December 31, 2007 and 2006, respectively	42,375	7,500
Additional paid-in-capital	185,159,318	17,500
Earnings (deficit) accumulated during the development stage	1,919,815	(134)

Total stockholders' equity	187,121,508	24,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$275,638,780	$214,066

The accompanying notes are an integral part of these financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2007	Period September 8, 2006 (inception) to December 31, 2006	Period September 8, 2006 (inception) to December 31, 2007
REVENUE	$—	$—	$—
GENERAL & ADMINISTRATIVE EXPENSES	946,989	134	947,123
LOSS FROM OPERATIONS	(946,989)	(134)	(947,123)

INTEREST INCOME	7,699,060	—	7,699,060

INCOME (LOSS) BEFORE INCOME TAXES	6,752,071	(134)	6,751,937
PROVISION FOR INCOME TAXES	2,298,564	—	2,298,564

NET INCOME (LOSS)	$4,453,507	$(134)	$4,453,373

Earnings Per Share:
Basic	$0.16	$—	$0.19
Diluted	$0.14	$—	$0.17

The accompanying notes are an integral part of these financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 8, 2006) TO DECEMBER 31, 2007

				Earnings (Deficit) Accumulated During the Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Balance, September 8, 2006	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	7,500,000	7,500	17,500	—	25,000
Net loss	—	—	—	(134)	(134)

Balance, December 31, 2006	7,500,000	7,500	17,500	(134)	24,866
Issuance of common stock and warrants in private placement	375,000	375	5,999,625	—	6,000,000
Issuance of common stock and warrants to public stockholders	34,500,000	34,500	179,142,093	—	179,176,593
Issuance of option to purchase common stock and warrants to underwriters	—	—	100	—	100
Change in value of common stock subject to possible redemption	—	—	—	(2,533,558)	(2,533,558)
Net income	—	—	—	4,453,507	4,453,507

Balance, December 31, 2007	42,375,000	$42,375	$185,159,318	$1,919,815	$187,121,508

The accompanying notes are an integral part of these financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2007	For the Period September 8, 2006 (inception) to December 31, 2006	For the Period September 8, 2006 (inception) to December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,453,507	$(134)	$4,453,373
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	10,421	—	10,421
Deferred income tax expense	(311,607)	—	(311,607)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	93,201	(180,276)	(87,075)
Accounts payable and accrued expenses	950,307	—	950,307

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,195,829	(180,410)	5,015,419

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(122,072)	—	(122,072)
Deferred acquisition costs	(756,771)	—	(756,771)
Restricted cash	(273,109,051)	—	(273,109,051)

NET CASH USED IN INVESTING ACTIVITIES	(273,987,894)	—	(273,987,894)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock to initial stockholders	—	25,000	25,000
Proceeds from issuance of common stock and warrants in private placement	6,000,000	—	6,000,000
Proceeds from issuance of common stock and warrants to public stockholders	255,930,000	—	255,930,000
Proceeds from issuance of option to purchase common stock and warrants to underwriters	100	—	100
Proceeds from notes payable-stockholders	85,800	189,200	275,000
Repayment of notes payable-stockholders	(275,000)	—	(275,000)
Proceeds from deferred underwriters fee	8,280,000	—	8,280,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	270,020,900	214,200	270,235,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,228,835	33,790	1,262,625
CASH AND CASH EQUIVALENTS—beginning of period	33,790	—	—

CASH AND CASH EQUIVALENTS—end of period	$1,262,625	$33,790	$1,262,625

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$2,300,000	$—	$2,300,000

The accompanying notes are an integral part of these financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization

        Vantage Energy Services, Inc. (the "Company") is a blank check company organized under the laws of the State of Delaware on September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry.

        The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. On June 30, 2007, the Board of Directors of the Registrant passed a resolution to provide that the Company's fiscal year end be changed from June 30 to December 31.

        On February 6, 2007 and May 23, 2007, the Company's Board of Directors authorized and recorded a share dividend of one share for each share outstanding and a 0.2 shares for each share outstanding, respectively. The total number of authorized common stock shares and par value were unchanged by this action. Accordingly, all references to the number of shares and per share amounts in the financial statements have been presented on a post stock dividend basis.

        On May 30, 2007, the Company consummated an initial public offering ("Public Offering") of 34.5 million units, (including over-allotment units) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission. Each unit consists of one share of common Stock, $0.001 par value per share and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. Each warrant will become exercisable on the later of our completion of a business combination or May 24, 2008, and will expire on May 24, 2011.

        Preceding consummation of the Public Offering certain officers, directors and initial stockholders purchased a combined total of 375,000 units and 3.0 million warrants at the prices of $8.00 per unit and $1.00 per warrant for a total of $6.0 million from the Company. We refer to these 375,000 units and 3.0 million warrants as the Founding Securities. The purchase price of the Founding Securities is included in the proceeds held in trust pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in our amended and restated certificate of incorporation, then the $6.0 million purchase price will become part of the amount payable to our public stockholders upon the liquidation of our trust and the Founding Securities will expire worthless.

        Upon the closing of the Public Offering on May 30, 2007, net proceeds of $270.0 million, after payment of certain amounts to the underwriter and offering related costs, was placed in a trust account ("Trust Account") and is invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) until the Company acquires a business or businesses with aggregate net book value of at least 80% of the value of the funds held in trust less the deferred underwriters' fee ("Qualifying Business Combination")or (ii) the liquidation of the Trust Account upon the cessation of our corporate existence on May 24, 2009. The money market funds have been accounted for as trading securities, which are held at their market value. The Trust Agreement provides that up to $2.3 million of the interest earned on the trust account may be used to satisfy our operating expenses. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        Management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a business combination with an operating business in the oilfield services industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will only proceed a Business Combination if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination and public stockholders owning less than 30% of the shares of common stock issued in the Public Offering both exercise their right to conversion, described below and vote against the Business Combination. All of the Company's stockholders prior to the Public Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who votes against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, net of taxes payable, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (29.99% of the amount held in the Trust Fund), is subject to possible conversion. In this respect, $79,286,965 has been classified as common stock subject to possible redemption. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriters' discount.

        The Company's Amended and Restated Certificate of Incorporation provides for the liquidation of the Trust Account in the event that the Company does not consummate a Business Combination by May 24, 2009.

2. Summary of Significant Accounting Policies

        Cash and Cash Equivalents:    Includes deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

        Restricted Cash:    Consists of net proceeds from the Public Offering placed in a trust account, invested in money market funds as described in Note 1.

        Property and Equipment:    Consists of furniture and fixtures and computer equipment, depreciated, upon placement in service, over estimated useful lives ranging from three to seven years on a straight-line basis.

        Acquisition Costs:    Consists of costs incurred directly related to the proposed acquisition of Offshore Group Investment Limited (see footnote 3). These costs consists of consulting fees, legal fees and the costs of obtaining a fairness opinion on the proposed acquisition.

        Common Stock, Subject to Possible Redemption:    Pursuant to the terms of the Company's initial public offering, Public Shareholders may seek to redeem their shares of common stock for a pro-rata share of the funds held in trust. The shares available for redemption are limited to 29.99% of the shares issued in our initial public offering and is conditioned upon the Public Stockholders approving a Qualified Business Combination. If more than 29.99% of the shares issued in our initial public offering are tendered for redemption, the Qualified Business Combination cannot be completed and the shares will not be redeemable.

        We recorded the common stock subject to possible redemption at their estimated fair value at the date of issuance which we determined to be the pro-rata share of the funds held in trust upon completion of the initial public offering less the portion of the deferred underwriters' fees applicable to the shares. The value of shares subject to possible redemption are revalued as of the balance sheet date to represent their pro-rata share of the funds held in trust less applicable taxes as of that date.

        Concentration of Credit Risk:    Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company's restricted cash is invested in money market funds.

        Use of Estimates:    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Income Taxes:    Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

        Earnings per Common Share:    The Company complies with SFAS No. 128, Earnings Per Share. SFAS 128 requires dual presentation of basic and diluted income per share for all periods presented. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the income of the Company. The dilutive effect of the 37,875,000 warrants outstanding was computed by application of the treasury stock method under SFAS 128. The effect of the underwriters purchase option for 1,250,000 Units along with the warrants underlying such Units, has not been considered in the diluted earnings per share calculation since the market price of the Units was less than the exercise price their effect would be anti-dilutive.

        The following is a reconciliation of basic and diluted earnings per share ("EPS") computations:

	For the Year Ended December 31, 2007	For the Period September 8, 2006 (Inception) to December 31, 2006	For the Period September 8, 2006 (Inception) to December 31, 2007
Net income available to common shares (numerator)	$4,453,507	$—	$4,453,373
Weighted-average common shares outstanding (denominator)	28,042,808	7,500,000	23,153,706

Basic EPS	$0.16	$—	$0.19

Net income available to common shares (numerator)	$4,453,507	$—	$4,453,373
Weighted-average common shares outstanding (denominator)	28,042,808	7,500,000	23,153,706
Options	—	—	—
Warrants	4,477,453	—	3,411,838

Adjusted weighted-average shares	32,520,261	7,500,000	26,565,543
Diluted EPS	$0.14	$—	$0.17

        Fair value of financial instruments:    The fair value of the Company's financial assets and liabilities approximates the carrying amounts represented in the balance sheet due to the short term of these instruments.

        Recent Accounting Standards:    On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurement. SFAS 157 sets forth comprehensive guidance for measuring fair value of assets and liabilities. Under the provisions of SFAS 157, fair value should be based on the assumptions market participants would use to complete the sale of an asset or transfer of a liability. SFAS 157 provides a hierarchy of information to be used to determine the applicable market assumptions, and fair value measurements would be separately disclosed under each applicable layer of the hierarchy. SFAS 157 does not expand or restrict the use of fair value for measuring assets and liabilities but provides a single methodology to be used when fair value accounting is applied. The Company does not expect the adoption of SFAS 157 to significantly impact its financial position, results of operations or cash flows.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 gives entities the option to voluntarily choose, at certain election dates, to measure many financial assets and liabilities at fair value. Elections are made on an instrument by instrument basis and are irrevocable once made. Subsequent changes to the fair value of any instrument for which an election is made are reflected through earnings. The Company does not expect SFAS 159 to have a significant impact on its financial position, results of operations or cash flows.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141(R)"). This standard establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141(R) also establishes principles and requirements for how an acquirer recognizes and measures the goodwill acquired in a business combination and it establishes disclosure requirements to facilitate an evaluation of the nature and financial effects of a business combination. SFAS 141(R) is effective for business combinations which occur during the first annual reporting period beginning on or after December 15, 2008. We expect the effect of adoption of this statement will be limited to any future acquisitions anticipated to close subsequent to December 31, 2008.

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements ("SFAS 160"). This standard amends Accounting Research Bulletin 51, "Consolidated Financial Statements", to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest should be reported as equity in the consolidated financial statements. SFAS 160 also requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of income. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We do not expect this statement to have a material effect on our financial position, operating results or cash flows.

3. Proposed Acquisition

        On August 30, 2007 (as amended December 3, 2007), the Company entered into a Share Purchase Agreement ("Purchase Agreement") pursuant to which the Company and Offshore Group Investment Limited, a Cayman Islands exempted company, ("OGIL") have agreed to be acquired by Vantage Drilling Company, a Cayman Islands exempted company ("Vantage Drilling"). As a condition to, and simultaneously with the Acquisition, the Company and Vantage Drilling will enter into a merger agreement whereby (i) Vantage Drilling will create a transitory merger subsidiary and will merge such subsidiary with and into the Company, with the Company surviving; (ii) Vantage Drilling will issue units, ordinary shares and warrants in exchange, on a one for one basis, for all of the Company's outstanding units, shares of common stock and warrants; and (iii) the Company will, as a result, become wholly-owned by Vantage Drilling. The units, ordinary shares and warrants of Vantage Drilling will have the same terms and conditions as those issued by the Company except that they will be governed by the laws of the Cayman Islands. Under the terms of the Company's amended and restated certificate of incorporation, the Company may proceed with the Acquisition and consequent merger notwithstanding up to 29.99% of the Company's stockholders electing to convert their shares of common stock to cash and not participate in the Acquisition or consequent merger. The shares converted, if any, will reduce on a one for one basis the shares of Vantage Drilling to be issued in the transaction.

        OGIL's assets consist of the construction and delivery contracts relating to four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs") and a purchase agreement for a Daewoo Shipbuilding & Marine Engineering Co., Ltd. ("DSME") ultra-deepwater drillship (the "Drillship"); and all prepayments, construction in progress, intellectual property and engineering design and modifications related to the Jackup Rigs and the Drillship. OGIL has received a commitment and is currently negotiating the terms of an option (the "Drillship Option") for the purchase of a second ultra-deepwater drillship currently under development (the "Second Drillship"), subject to fixed price, terms and conditions to be mutually agreed upon.

        The aggregate consideration for Vantage Drilling's acquisition of OGIL from F3 Capital is $331.0 million consisting of the following:

    (i)
    an aggregate of $275.0 million Vantage Drilling Units (33,333,333 Units), with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share at an exercise price of $6.00 per share (such warrants are exercisable into an aggregate of 25.0 million ordinary shares); and

    (ii)
    a promissory note in the amount of approximately $56.0 million (which will be repaid at closing).

        The purchase consideration of $331.0 million utilized December 31, 2007 as the scheduled cash flow cutoff date for the transaction, which anticipated that as of December 31, 2007 there would be $517.0 million of additional shipyard payments and development costs outstanding in order to complete the Jackup Rigs' construction; the total estimated costs to complete the Jackup Rigs was approximately $848.0 million including $40.0 million of outfitting costs required to put the Jackup Rigs in service. The stockholders of OGIL have agreed to fund additional shipyard payments and development costs until closing of the Acquisition (the "Closing Adjustments"). The Closing Adjustments are intended to reimburse the stockholders of OGIL for shipyard payments and additional development costs incurred by OGIL subsequent to December 31, 2007 and for mutually agreed upon specification changes to either the Jackup Rigs or the Drillship. As of March 31, 2008, the estimated outstanding balance of closing adjustments was approximately $58.4 million representing $57.4 million of additional shipyard payments and development costs of $1.0 million.

        The purchase agreement for the Drillship is for total consideration of $666.5 million which includes two change orders requested by the Company: (i) an upgrade to the derrick pipe handling capability and (ii) increase thruster capacity for the dynamic positioning system. Thirty percent (30%) of the Drillship's purchase price will be paid in September 2008 with the balance payable upon acceptance of the completed Drillship. $8.0 million of the total consideration paid for the shares of OGIL will be applied against the Drillship purchase price. In addition to the consideration paid for the Drillship, the Company anticipates incurring approximately $20.0 million of ship outfitting and completion costs, not including any interest capitalization.

        As of December 31, 2007, the Company had received an indicative term sheet from a group of banks for a $440.0 million debt facility. See discussion of commitment letter received in footnote 10, "Subsequent Events."

        The closing of the Acquisition and the debt financing are subject to stockholder approval, regulatory clearances and other customary closing conditions.

4. Preferred Stock

        The Company is authorized to issue up to 1,000,000 shares of preferred stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Company's board of directors.

5. Notes Payable Stockholders

        Our officers and directors made advances totaling $125,000 and $150,000 in 2006 and 2007, respectively, to the Company, on a non-interest bearing basis, for payment of offering expenses. As of December 31, 2007 these advances were repaid from the proceeds of the initial public offering.

6. Income Taxes

        The provision for income taxes consists of the following:

	For the Year Ended December 31, 2007	For the Period September 8, 2006 (inception) to December 31, 2006	For the Period September 8, 2006 (inception) to December 31, 2007
Current	$2,564,441	$—	$2,564,441
Deferred	(265,877)	—	(265,877)

Total	$2,298,564	$—	$2,298,564

        The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate (34%) on operations as follows:

	For the Year Ended December 31, 2007	For the Period September 8, 2006 (inception) to December 31, 2006	For the Period September 8, 2006 (inception) to December 31, 2007
Income tax expense computed at statutory rates	$2,295,704	$—	$2,295,704
Non-deductible expenses	2,860	—	2,860

Total	$2,298,564	$—	$2,298,564

        The Company's deferred tax asset at December 31, 2007 totaled $311,607 and consisted of start-up expenses not currently deductible. The Company had no deferred tax assets or liabilities at December 31, 2006.

7. Underwriter Purchase Option

        The Company sold to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $9.60 per unit ("Underwriter Units"). The Underwriter Units consists of one share of common stock and one warrant to purchase a share of common stock for $7.20 per share. This option is exercisable commencing on the later of the consummation of a business combination and May 24, 2008 and expiring May 24, 2011. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances.

        The purpose of this option is to compensate the underwriters for the portion of their underwriting deferred discount that is held in the trust account and therefore is at risk of loss. The fair value of the purchase option sold to the underwriters is based on a Black-Scholes model on the date of sale and was approximately $3.9 million using an expected life of four years, volatility of 51.5% and a risk-free interest rate of 4.66%.

8. Commitments and Contingencies

        The Company entered into a 38 month office lease with a third party at monthly lease payments of approximately $8,000. To the extent the Company liquidates at or after May 24, 2009, the Company's Chief Executive Officer has personally agreed to be liable for all subsequent lease payments in the event such occurs.

        In connection with the Public Offering, the Company entered into an underwriting agreement (the "Underwriting Agreement") with the underwriters in the Public Offering. Pursuant to the Underwriting Agreement, the Company was obligated to the underwriter for certain fees and expenses related to the Public Offering, including underwriters' discounts of $19.3 million. The Company paid $11.0 million of the underwriting discount upon closing of the Public Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $8.3 million will be deferred until consummation of the Qualifying Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included in the accompanying balance sheets at December 31, 2007.

        The Company is subject to litigation, claims and disputes in the ordinary course of business, some of which may not be covered by insurance. As of December 31, 2007, the Company is not aware of any litigation, claims or disputes, whether asserted or unasserted.

9. Selected Quarterly Financial Data (Unaudited)

        The table below sets forth unaudited financial information for each quarter:

	2007				2006
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
REVENUE	$—	$—	$—	$—	$—	$—
GENERAL & ADMINISTRATIVE EXPENSES	541,688	259,658	145,534	109	134	—

LOSS FROM OPERATIONS	(541,688)	(259,658)	(145,534)	(109)	(134)	—
INTEREST INCOME	3,193,968	3,376,287	1,128,805	—	—	—

INCOME BEFORE INCOME TAXES	2,652,280	3,116,629	983,271	(109)	(134)	—
PROVISION FOR INCOME TAXES	901,152	1,062,046	335,366	—	—	—

NET INCOME (LOSS)	$1,751,128	$2,054,583	$647,905	$(109)	$(134)	$—

Earnings per Share:
Basic	$0.04	$0.05	$0.06	$—	$—	$—
Diluted	$0.04	$0.04	$0.05	$—	$—	$—

10. Subsequent Events

        Management Agreement.    In January 2008, the Company and OGIL entered into a services agreement ("Service Agreement") with a subsidiary of Vantage Drilling, ("VIPCo") pursuant to which VIPCo will provide operating, marketing and other services as requested. VIPCo will invoice the Company and OGIL based on an estimated pro-rata allocation of the benefits provided. The payments made pursuant to the Services Agreement subsequent to December 31, 2007 will be included in the closing adjustments. In January 2008, OGIL advanced $500,000 to VIPCo to be applied against future invoices.

        Debt Facility.    In January 2008, the Company, OGIL and Vantage Drilling (collectively, "Loan Parties") has received a commitment letter from a group of banks for a $440.0 million debt facility (the "Debt Facility"). The Debt Facility provides for aggregate borrowings of up to $400.0 million pursuant to term loans (the "Term Loans") and $40.0 million line of credit. Each of the four Jackup Rigs will be placed in a special purpose subsidiary of OGIL which will have a separate $100.0 million tranche of Term Loan. Borrowings pursuant to the Term Loans are limited to the lesser of 45% of the total costs or $100.0 million for each of the Jackup Rigs and require that the 55% of total costs to be funded in the form of equity be funded to the special purpose subsidiary prior to the borrowings. The line of credit to OGIL under the Debt Facility provides for borrowings of $10.0 million for each of the Jackup Rigs. Borrowing under the Debt Facility will bear interest at LIBOR plus margins ranging from 1.75% to 2.75% depending upon the contracting and operating status of the Jackup Rigs. The banks can restrict funding if there is a material adverse event or the Company fails to contract the Jackup Rigs. Each of the Term Loans and the related line of credit will expire seven years and three months from the date of delivery of the rig.

        The commitment letter provides for a breakup fee of $1.1 million if the Loan Parties decide not to pursue the Debt Facility as a result of a negative stockholder vote on the Purchase Agreement and $2.2 million if the Loan Parties decide not to complete the debt facility for any other reason or fail to complete the Debt Facility by May 28, 2008. If the Company does not get a successful stockholder vote on the Purchase Agreement and does not complete its merger with Vantage Drilling, OGIL and Vantage Drilling may still complete the Debt Facility, however, borrowings pursuant to the Debt Facility will still require that each of OGIL's special purpose entities obtains the 55% of its total estimated costs in the form of equity.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vantage Drilling Company

        We have audited the accompanying consolidated balance sheet of Vantage Drilling Company (a corporation in the development stage) as of December 31, 2007. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statement referred to above present fairly, in all material respects, the consolidated financial position of Vantage Drilling Company as of December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

UHY LLP

Houston, Texas
April 1, 2008

VANTAGE DRILLING COMPANY
(A Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET

December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$100

Total current assets	100

Total assets	$100

Liabilities and Shareholders' Equity
Commitments and contingencies	$—
Shareholders' Equity:
Preferred shares (1,000,000 shares authorized, par value $0.001 per share, none issued and outstanding)	—
Ordinary shares (400,000,000 shares authorized, par value $0.001 per share, 1 issued and outstanding)	—
Paid in capital	41,096
Due to affiliate	(40,996)

Total shareholders' equity	100

Total liabilities and shareholders' equity	$100

The accompanying notes are an integral part of this financial statement.

VANTAGE DRILLING COMPANY
(A Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

1. Organization and Basis of Presentation

        Vantage Drilling is a Cayman Islands exempted company incorporated on November 14, 2007. A balance sheet only is presented herein since Vantage Drilling was only recently incorporated and has no operations. The only transaction to date has been the issuance of one ordinary share to Paul Bragg for company incorporation purposes.

        Vantage Drilling was incorporated for the purposes of completing a merger of Vantage Energy Services ("Vantage Energy") and Offshore Group Investments Limited ("OGIL"), pursuant to an agreement dated August 30, 2007 ("Purchase Agreement"). The Purchase Agreement was amended by and among Vantage Energy, Vantage Drilling, OGIL and F3 Capital on December 3, 2007 whereby

  •
  F3 Capital will contribute 100% of the shares of OGIL to Vantage Drilling in exchange for an aggregate of 33,333,333 Units of Vantage Drilling, with each Unit consisting of one ordinary share and 0.75 warrants to purchase one ordinary share (such warrants are exercisable into 25,000,000 ordinary shares), and promissory notes issued by Vantage Drilling in the amount of approximately $56,000,000 plus Closing Adjustments estimated to be $58.4 million as of March 28, 2008;

  •
  Vantage Drilling will form a transitory merger company that will be incorporated in the United States as a domestic corporation (hereinafter referred to as "USMergerCo");

  •
  Vantage Drilling, USMergerCo and the Company will enter into a merger agreement whereby USMergerCo will merge with and into the Company with the Company being the surviving entity;

  •
  As part of the merger consideration to be paid pursuant to the merger agreement, Vantage Drilling will issue Units, ordinary shares and warrants to purchase ordinary shares in exchange for the Company's outstanding units, shares of common stock and warrants to purchase common stock, which are held by the Company's stockholders. The exchange ratio of Vantage Drilling securities for the Company's securities will be on a one-for-one (1:1) basis;

  •
  Upon the conclusion of the merger, which will have an effective time concurrent with the consummation of the Acquisition, the former stockholders of the Company will exchange their securities of the Company for securities of Vantage Drilling and Vantage Drilling will receive the securities of the Company so exchanged, thereby making the Company a wholly owned subsidiary of Vantage Drilling and making the former stockholders of the Company shareholders of Vantage Drilling; and

  •
  The Company will distribute cash upstream to Vantage Drilling for the purpose of settling in cash the promissory note issued to F3 Capital by Vantage Drilling.

        Under the terms of Vantage Energy's amended and restated certificate of incorporation, Vantage Energy may proceed with the Acquisition and consequent merger notwithstanding up to 29.99% of the Vantage Energy's shareholders electing to convert their shares of common stock to cash and not participate in the Acquisition or consequent merger. The shares converted, if any, will reduce on a one for one basis the shares of Vantage Drilling to be issued in the transaction.

        The Acquisition will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America("GAAP"'), with Vantage Drilling being the acquiror. Accordingly, for accounting purposes, the Contracts will be recorded at their fair value based on an appraisal of the contractual rights acquired and liabilities assumed. It is anticipated that the acquisition of the Contracts and payments made pursuant to the Contracts will be recorded as construction in progress until Vantage Drilling takes delivery of the Jackup Rigs. The Drillship Option will be recorded at its estimated fair value as a long term asset. Once the Drillship Option is exercised, the value of the Drillship Option will be reclassified as construction in progress and included in the total value of the Drillship once delivered. If Vantage Drilling does not exercise the Drillship Option prior to the expiration date or negotiate an acceptable extension, then the Drillship Option will be written off and a corresponding expense recognized at such time.

        Following the Acquisition, Vantage Drilling will apply to have its units, ordinary shares and warrants listed on the American Stock Exchange under the symbols "VTG.U", "VTG" and "VTG.WS", respectively.

2. Summary of Significant Accounting Policies

        Basis of Presentation:    The consolidated financial statement includes the accounts of Vantage Drilling Company and all of its wholly-owned subsidiaries, hereinafter referred to as "Vantage Drilling" or "the Company". Intercompany balances and transactions are eliminated in consolidation. Vantage Drilling is considered to be a development stage company and as such the consolidated financial statement presented herein is presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. Vantage Drilling's fiscal year is December 31.

        Cash and Cash Equivalents:    Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

        Concentration of Credit Risk:    Financial instruments that potentially subject us to a significant concentration of credit risk consist primarily of cash and cash equivalents. We may, in the future, maintain deposits in federally insured financial institutions in excess of federally insured limits.

        Use of Estimates:    The preparation of financial statement in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Accounting Standards

        On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurement. SFAS 157 sets forth comprehensive guidance for measuring fair value of assets and liabilities. Under the provisions of SFAS 157, fair value should be based on the assumptions market participants would use to complete the sale of an asset or transfer of a liability. SFAS 157 provides a hierarchy of information to be used to determine the applicable market assumptions, and fair value measurements would be separately disclosed under each applicable layer of the hierarchy. SFAS 157 does not expand or restrict the use of fair value for measuring assets and liabilities but provides a single methodology to be used when fair value accounting is applied. We do not expect the adoption of SFAS 157 to significantly impact our consolidated financial position.

        In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 gives entities the option to voluntarily choose, at certain election dates, to measure many financial assets and liabilities at fair value. Elections are made on an instrument by instrument basis and are irrevocable once made. Subsequent changes to the fair value of any instrument for which an election is made are reflected through earnings. We do not expect SFAS 159 to have a significant impact on our consolidated financial position.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141(R)"). This standard establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141(R) also establishes principles and requirements for how an acquirer recognizes and measures the goodwill acquired in a business combination and it establishes disclosure requirements to facilitate an evaluation of the nature and financial effects of a business combination. SFAS 141(R) is effective for business combinations which occur during the first annual reporting period beginning on or after December 15, 2008. We expect the effect of adoption of this statement will be limited to any future acquisitions anticipated to close subsequent to December 31, 2008.

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements ("SFAS 160"). This standard amends Accounting Research Bulletin 51, "Consolidated Financial Statements", to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest should be reported as equity in the consolidated financial statements. SFAS 160 also requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of income. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We do not expect this statement to have a material effect on our consolidated financial position.

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced disclosures about an entity's derivative instruments and hedging activities including: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged. The adoption of SFAS 161 is not expected to have a material impact on our consolidated financial statement.

3. Preferred Stock

        Vantage Drilling is authorized to issue up to 1,000,000 preference shares with such designations, voting, and other rights and preferences as may be determined from time to time by our board of directors.

4. Due to affiliate

        Vantage Drilling is affiliated with Vantage Energy Services, Inc. ("Vantage Energy") since in order to incorporate Vantage Drilling a single ordinary share of Vantage Drilling was issued to Paul A. Bragg, Vantage Energy's Chairman and Chief Executive Officer. Simultaneously with the consummation of the proposed acquisition of Vantage Energy and OGIL, Vantage Drilling will repurchase the initial share and such share shall become authorized capital of Vantage Drilling available for reissue. The balance of due to affiliate represents the legal and administrative costs incurred in connection with the incorporation of Vantage Drilling and its subsidiaries which were funded by Vantage Energy.

5. Subsequent Events

        Management Agreement.    In January 2008, the Company and OGIL entered into a services agreement ("Service Agreement") with a subsidiary of Vantage Drilling, ("VIPCo") pursuant to which VIPCo will provide operating, marketing and other services as requested. VIPCo will invoice the Company and OGIL based on an estimated pro-rata allocation of the benefits provided. The payments made pursuant to the Services Agreement subsequent to December 31, 2007 will be included in the closing adjustments. In January 2008, OGIL advanced $500,000 to VIPCo to be applied against future invoices.

Annex A

SHARE PURCHASE AGREEMENT

By and among

Vantage Energy Services, Inc.

and

F3 Fund

and

Offshore Group Investments Limited

Dated: August 30, 2007

THIS AGREEMENT is made this 30th day of August 2007

By and Among

(1)
Vantage Energy Services, Inc., a company incorporated under the laws of Delaware with its principal place of business at 777 Post Oak Blvd., Suite 610, Houston, Texas 77056 (the "Buyer");

(2)
F3 Fund, a company incorporated in the Cayman Islands with its operational headquarters at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (the "Seller"); and

(3)
Offshore Group Investments Limited, a company incorporated in the Cayman Islands and a wholly-owned subsidiary of Seller, with its operational headquarters at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (the "Company").

Buyer, Seller and the Company are each referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS:

(A)
The Seller, as of the date of this Agreement, owns all of the shares of the capital stock of Offshore Group Investments Limited, a company established under the laws of the Cayman Islands.

(B)
Four (4) Baker Marine Pacific Class jack-up drilling rigs (P2017, P2018, P2020 and P2021) (the "Rigs") are being constructed by PPL Shipyard PPT Limited ("Builder") in Singapore for delivery and sale to the Company.

(C)
The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, 100 percent (100%) of the shares of the Company (the "Shares") in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, Seller and Company agree as follows:

1.
DEFINITIONS

"Affiliate" or "Affiliated" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by Contract or otherwise.

"Bluesky" means Bluesky Offshore Group Corp, incorporated in the British Virgin Islands with its operational headquarters at 8th No 126 Jianguo North Road, Taipei 104, Taiwan.

"Builder" is defined in the preambles of this Agreement.

"Business Day" means any day (other than Saturday or Sunday) on which banks in London and/or New York are open for business.

"Cancellation Date" is defined in Clause 2.3.1.

"Closing" shall mean the requirements of Clause 2.3.2 have been complied with in full.

"Closing Date" shall mean the date on which Closing occurs.

"Commitment" means any obligation, option, warrant, convertible security, exchangeable security, subscription right, conversion right or exchange right, including statutory pre-emptive right or pre-emptive right granted under the Organisational Documents or otherwise, stock appreciation right, profit participation or contracts, arrangements or commitments of any kind obligating Seller or the Company to issue or sell any shares of capital stock or, to any other interest in, the Company or other similar right relating to the capital stock of the Company.

"Company" means Offshore Group Investments Limited.

"Company Proxy Information" means information about the Company that is furnished in writing by Seller or the Company to Buyer and which is sufficient to permit Buyer to prepare and file the Proxy Statement under the Securities Exchange Act of 1934, as amended, with respect to Stockholder Approval of this Agreement and the transactions contemplated herein, as updated by Seller or the Company from time to time up to the date the Proxy Statement is first mailed to Buyer's stockholders.

"Company 8-K Information" means information about the Company that Buyer must include in a Current Report on Form 8-K.

"Confidential Information" means any information (in whatever form, whether written, oral, electronic or otherwise) concerning the business and affairs of a Disclosing Party and any and all analyses, compilations, forecasts, studies or other documents which contain or reflect any such information, including this Agreement and the existence thereof, which information is identified as Confidential Information at the time of disclosure; provided, however, that the term "Confidential Information" shall not include information which is or becomes publicly available other than as a result of disclosure by a Receiving Party or its Representatives.

"Construction Contracts" means the four (4) contracts made between Bluesky and the Builder dated 27th October, 2006 (P2017), 10th January 2007 (P2018), 3rd June 2007 (P2020) and 14th August, 2007 (P2021) respectively, each for the design, construction and sale of a Baker Marine Pacific Class jack-up drilling rig, inclusive of any amendments, supplemental or ancillary agreements relating thereto (but excluding the Commission Agreement dated [TBA] and related Supplemental Agreement dated 3rd June 2007 in respect of P2020) and each as novated by Bluesky to the Company pursuant to the terms of the Novation Agreement.

"Conversion Rights" means the rights set forth in Buyer's certificate of incorporation whereby holders of Buyer's public common stock who vote against the transaction contemplated hereby may elect to have their shares of public common stock redeemed for cash if the transaction is consummated.

"Disclosing Party" means a Party that discloses Confidential Information to a Receiving Party or to any Representative of such Receiving Party.

"Encumbrance" means any encumbrance, lien, including any maritime lien, mortgage, deed of trust, pledge, hypothecation, assignment, security interest, charge, preference, participation interest, priority or security agreement.

"Governmental Body" means any regulatory body, legislature, agency, division, commission, court, tribunal or other body of any federal, state, local or foreign government.

"Intellectual Property Rights" means patents, trade marks, service marks, logos, get-up, trade names, internet domain names, rights in designs, copyright, (including rights in computer software) and moral rights, database rights, semi-conductor topography rights, utility models, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

"Law" means any law (statutory, common or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any relevant Governmental Body, each as amended and in effect as of the date hereof.

"Material Adverse Effect" means, with respect to any Person, any change, circumstance or effect that is materially adverse to the business, results of operations, assets, liabilities, or financial condition of such Person and any subsidiaries of such Person taken as a whole.

"Material Contract" means each of the Construction Contracts and each of the Vendor Agreements.

"Novation Agreement" means collectively the four (4) novation agreements between Bluesky, the Company and the Builder pursuant to which the Construction Contracts are novated by Bluesky in favour of the Company.

"Order" means any order, ruling decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator or mediator.

"Organizational Documents" means the certificate of incorporation, certificate of formation, bylaws, memorandum and/or articles of incorporation, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendment thereto.

"Party" is defined in the preamble to this Agreement.

"Permit" means any permit, license, consent, certificate, authorization or approval required by any Law or Governmental Body.

"Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization or Governmental Body.

"Receiving Party" means, with respect to a Person, such Person's Affiliates, officers, directors, managers, employees, agents, consultants, financial advisers, attorneys, accountants or other Representatives.

"Shares" is defined in the preamble to this Agreement.

"Stockholder Approval" means (i) an affirmative vote by a majority of the shares of Buyer common stock issued in connection with Buyer's initial public offering consummated on May 30, 2007 (such Buyer common stock, the "Buyer IPO Shares") voted at a duly convened meeting to approve the transactions contemplated herein (the "Transactions"), and (ii) holders of less than thirty-percent (30%) of the Buyer IPO Shares both vote against the Transactions and exercise their Conversion Rights.

"Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, alternative or add-n minimum tax, including any interest, penalty, or addition thereto.

"TMT Construction Contract Guarantees" means the four (4) parent company guarantees provided by TMT Co. Ltd. to the Builder dated 27th October 2006 (P2017), 10th January 2007 (P2018), 3rd June 2007 (P2020) and 14thAugust 2007 (P2021) in respect of the performance of the Bluesky's obligations under the Construction Contracts.

"Transfer Agreement(s)" means the agreements to be concluded on terms reasonably satisfactory to the Buyer as a condition of Closing pursuant to which the Vendor Agreements are assigned or novated to the Company.

"Trust Account" has the meaning ascribed to it in Clause 5.9 hereof.

"Vendor Agreements" means the agreements made between Bluesky and the suppliers named therein for the provision of certain drilling equipment to Bluesky which is to be furnished to the Builder for installation in the Rigs, to be novated or assigned to the Company pursuant to the Transfer Agreement(s).

2.
PURCHASE AND SALE OF THE SHARES

2.1
Purchase and Sale of the Shares

  At Closing and on and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer free and clear of any Encumbrances, certificates representing the Shares for the consideration specified in Clause 2.2. Such certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such other documents as may reasonably be required by Buyer to effect a valid transfer.

  2.2
  Consideration

  In consideration for the Shares, and in reliance upon the representations and warranties of the Seller and Company contained herein and subject to the satisfaction or waiver of all conditions contained herein, Buyer agrees to pay to Seller an aggregate purchase price of US$331,000,000, which amount shall be paid by Buyer to Seller as follows:

          (a)   an aggregate amount of cash equal to US$ 56,000,000 (the "Cash Payment"); and

          (b)   an aggregate amount of units (the "Buyer's Units") of Buyer's securities, priced at $8.25 per unit, consisting of one share of common stock, par value $.001 per share (the "Common Stock"), and 0.75 warrant to purchase one share of Common Stock (the "Warrants"), equal to US$ 275,000,000 as at the Closing Date. The exercise price shall be US $6.00 and, along with the exercise period and conditions for the Warrants, shall be identical to those warrants issued in the Buyer's initial public offering pursuant to the Buyer Prospectus, as such term is defined in Section 5.9 hereof.

  2.3
  The Closing

  2.3.1
  Timing

      The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of Ellenoff Grossman & Schole, LLP or at such other location as the Buyer and Seller may mutually determine on:

      (a)
      The date as soon as reasonably practicable after receipt by Buyer of the Stockholder Approval; or

      (b)
      such other date as the Buyer and the Seller may mutually determine in writing, provided, that the conditions in Clauses 6 and 7 have been satisfied or waived (other than conditions with respect to actions that the respective Parties will take at the closing), but in any event not later than the Cancellation Date specified below.

      The date on which the Closing actually occurs being the "Closing Date".

      If the Closing has not occurred by 31st May, 2008 (the "Cancellation Date"), this Agreement shall be deemed to be null and void, and neither Party shall have any recourse against the other.

    2.3.2
    Deliveries and Proceeding at Closing

      At Closing and subject to the terms and conditions herein contained:

      (a)
      The Seller shall deliver, or shall cause to be delivered, to the Buyer:

      (i)
      certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

      (ii)
      the Certificate of Incorporation, Corporate Seal (if any), Share Register and Share Certificate Books (with any unissued share certificates), all minute books and other similar corporate books (which shall be written-up to but not including Closing) of the Company;

      (iii)
      all such other documents (including any necessary waivers or consents) as necessary to vest in Buyer all of Seller's rights, title and interest in the Shares, free and clear of all Encumbrances;

      (iv)
      a letter of resignation in the agreed form, effective as of the Closing Date, duly executed by each of the Directors of the Company;

      (v)
      a letter of resignation in the agreed form, effective as of the Closing Date, duly executed by the secretary and deputy secretary, if any, of the Company;

      (vi)
      a certificate of good standing (or its equivalent) of Seller and the Company issued by the relevant jurisdictional authority; and

      (vii)
      all other documents, instruments or certificates required to be delivered by Seller at the Closing pursuant to this Agreement or as may be reasonably requested by Buyer.

      (b)
      The Seller shall procure that resolutions of the Board of Directors and/or of the shareholders, as appropriate, of the Company are passed by which the following business is transacted;

      (i)
      the registration (subject to their being duly stamped, if required) of the transfer in respect of the Shares is approved;

      (ii)
      the registered office of the Company is changed to                                                 ;

      (iii)
      the resignations referred to in Clauses 2.3.2(a)(iv) and (v) above;

      (iv)
      such persons as are nominated by Buyer are appointed as directors and/or secretary of the Company.

      (c)
      Buyer shall deliver, or cause to be delivered, to Seller:

      (i)
      certificates and warrants representing the Buyer's Units; and

      (ii)
      the Cash Payment.

      (d)
      The Parties shall also deliver to each other such other agreements, closing certificates and other documents and instruments required to be delivered to each other pursuant to Clauses 6 and 7 of this Agreement.

3.
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND COMPANY

        The Seller and Company jointly and severally represent and warrant to the Buyer as follows:

  3.1
  Organization and Good Standing

    (a)
    Each of Seller and the Company is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in each case, where such failures would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Buyer or the Company, as the case may be.

    (b)
    The Seller is the lawful owner, beneficially and of record, of the Shares in the Company, free and clear of all Encumbrances. At the Closing, the delivery to Buyer of the Shares pursuant to this Agreement will transfer to Buyer good and valid title to the Shares, free and clear of all Encumbrances.

    (c)
    Each of Seller and the Company has delivered to Buyer complete and current copies of their respective Organizational Documents, as currently in effect. Such Organizational Documents are in full force and effect.

    (d)
    The Company does not own, directly or indirectly, any capital stock or other interest in any corporation, partnership, limited liability company, or joint venture.

  3.2
  Authority; No Conflict

    (a)
    Upon execution and delivery, this Agreement will constitute the legal, valid, and binding obligation of each of Seller and the Company, enforceable against each of Seller and the Company, respectively, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether consider in a proceeding in equity or at law). Each of Seller and the Company has the full corporate power and authority to execute and deliver this Agreement and all other instruments and agreements to be executed and delivered by it hereunder and to perform its obligations contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, and all other instruments and agreements to be executed and delivered by each of Seller and the Company as contemplated hereby, have been duly authorized by each of Seller and the Company and no other action on their part is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by them and the consummation by Seller and the Company of the transactions contemplated hereby and thereby.

    (b)
    The execution, delivery and performance of this Agreement and all other instruments and agreements contemplated hereby (including the Novation Agreement and the Transfer Agreement(s)), and the consummation of the transactions contemplated hereby and thereby do not and will not, directly or indirectly:

    (i)
    conflict with, violate or constitute a default under any provision of the Organizational Documents of Seller or the Company;

        (ii)
        conflict with or violate any Law applicable to Seller or the Company or by which any of their respective businesses, operations, properties or assets are bound or affected; or

        (iii)
        conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to, give rise to a right of termination, cancellation, acceleration or modification of any obligation or to loss of a material benefit under, or to increased, additional, accelerated, guaranteed or modified rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or the Shares, any Material Contract;

      (c)
      Neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated by this Agreement.

      (d)
      Neither Seller nor the Company is required to file, seek or obtain any authorization of or with any Governmental Authority in connection with the execution, delivery and performance by Seller and the Company of this Agreement or the transactions contemplated hereby, except for (i) any filings required to be made under the Hart Scott Rodino Act, (ii) such filings as may be required by any applicable federal or state securities or "blue sky" laws, (iii) where failure to file, seek or obtain such authorization, or to make such filing or notification would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or (iv) as may be necessary as a result of any facts or circumstances relating to Buyer.

  3.3
  Capitalization

  The authorized capital stock of the Company consists of 50,000 shares of common stock, par value USD $1.00 per share, of which one (1) share is issued and outstanding and constitutes the Shares. Seller is and will be on the Closing Date the of record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances. All of the Company's outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable Laws. There is no outstanding Commitment relating to the Shares. There are no outstanding contractual obligations of Seller or the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to make any investment in any other Person. There are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company, except as may be contemplated by this Agreement.

  3.4
  Books And Records

  The minute books (containing the records of the meetings or written consents in lieu of such meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificates books and the stock record books of the Company are complete and correct and have been maintained in accordance with sound business practices. At the Closing, those books and records will be in the possession of the Company.

  3.5
  Title To Properties; Encumbrances

  The Company owns no real estate and holds no lease or other interest in any real estate.

  3.6
  Liabilities; Guarantees

  The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for its commitments hereunder.

  The Company is not a guarantor of any third party's liability or obligation.

  3.7
  Regulatory matters

  Each of Seller and the Company has obtained all licences, permissions, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on. The licences, permissions, authorisations and consents referred to in paragraph (a) are in full force and effect, are not limited in duration or subject to any unusual or onerous conditions and have been complied with in all respects. To the best knowledge of Seller and the Company, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph (a) above will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by the Buyer or otherwise).

  3.8
  Absence of Certain Changes or Events

  The Company has conducted its business and corporate affairs in accordance with its Organisational Documents and in all material respects with all applicable laws and regulations of the Cayman Islands or any other material jurisdiction.

  3.9
  Legal Proceedings

  There are no pending or threatened claims or proceedings that have been commenced by or against the Seller or the Company, their respective property or assets that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

  3.10
  Material Contracts

  Each Material Contract is in full force and effect and is valid, legal and enforceable in accordance with its terms and neither Seller nor Company nor Bluesky has received or given any notice of default with respect thereto. Company is in material compliance with all applicable terms and requirements of each Material Contract. All payments due and payable under each of the Material Contracts have been made in full and on time. Neither Seller nor Company nor Bluesky has given to or received from any other Person any notice regarding any violation or breach of, or default under, any Material Contract which has not been resolved. There have been no amendments or variations to any of the Material Contracts and there are no side or supplemental agreements relating thereto which have not been disclosed to the Buyer prior to the date hereof.

  3.11
  Employees; Labor Relations

  The Company has no employees.

  3.12
  Intellectual Property

  The Company has no Intellectual Property Rights. None of the operations of the Company infringes, or is likely to infringe, the Intellectual Property Rights of a third party.

  3.13
  Brokers Or Finders

  Seller and the Company and their respective officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the conclusion of this Agreement and will indemnify and hold the Buyer harmless from any such payment alleged to be due by or through the Seller as a result of the actions of the Seller or its officers or agents.

  3.14
  Company Information

  The Company Proxy Information to be supplied by Seller and the Company for inclusion in Buyer's proxy statement (as amended or supplemented, the "Proxy Statement") to be sent in connection with the meeting of Buyer's stockholders to consider the approval of this Agreement and the transactions contemplated hereby (the "Buyer Stockholders' Meeting") shall not on the date the Proxy Statement is first mailed to the Buyer's stockholders, to Sellers and the Company's knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or, to Seller or the Company's knowledge, omit to state any material fact necessary to correct any statement provided by Seller or the Company in any earlier communication that has become false or misleading. The Company 8-K Information shall not, on the Closing Date, to Seller's or the Company's knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or, to Seller's or the Company's knowledge, omit to state any material fact necessary to correct any statement provided by Seller or the Company in any earlier communication that has become false or misleading.

4.
REPRESENTATIONS AND WARRANTIES OF BUYER

  The Buyer represents and warrants to Seller and the Company as follows:

  4.1
  Organization And Good Standing

  The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

  4.2
  Authority; No Conflict

    (a)
    Upon the execution and delivery by the Buyer, this Agreement will constitute the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether consider in a proceeding in equity or at law). The Buyer has all right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

    (b)
    Subject to receipt of the Stockholder Approval, neither the execution and delivery of this Agreement by the Buyer nor the consummation or performance of any of the transactions under this Agreement by the Buyer will directly or indirectly (with or without notice or lapse of time) violate:

    (i)
    any provision of the Buyer's Organizational Documents;

    (ii)
    any resolution adopted by the board of directors or the stockholders of the Buyer;

    (iii)
    any Legal Requirement or Order to which the Buyer may be subject; or

    (iv)
    any Contract to which the Buyer is a party or by which the Buyer may be bound.

  4.3
  Certain Proceedings

  There are no pending or threatened claims or proceedings that have been commenced against the Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

  4.4
  Brokers Or Finders

  The Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Seller harmless from any such payment alleged to be due by or through the Buyer as a result of the action of the Buyer or its officers or agents.

  4.5
  Investment Intent; Access to Information

  Buyer is acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act or such laws. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment. Prior to the date hereof, Buyer has reviewed or been afforded the full opportunity to review all information provided to it by Seller and the Company and has had the opportunity to ask questions of and receive answers to its satisfaction from Seller and the Company concerning the Company and the Shares and to obtain any additional information reasonably requested by it.

5.
COVENANTS OF THE PARTIES; WAIVER

5.1
General

  Subject to the terms and conditions provided herein, each of the Parties hereto agrees to use its commercially reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions of the Closing to be satisfied by such Party, including using its reasonable commercial efforts to obtain all necessary extensions, waivers, consents and approvals from any Governmental Body or third-party and effecting all necessary registrations and filings. Each of the Parties hereto agrees not to take any action or fail to take any action that would be reasonably likely to prevent or unnecessarily delay the performance in any covenant or the satisfaction of any condition contained in this Agreement.

  Seller and the Company agree that, notwithstanding any other provision contained in this Agreement, Seller and the Company do not now have, and shall not at any time prior to the Closing have, any claim to, or make any claim against, the Buyer, its officers, agents or shareholders regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Clause 5.1 as the "Claims"). Notwithstanding any other provision contained in this Agreement, the Seller hereby irrevocably waives, and indemnifies and holds harmless the Buyer, its officers, agents and shareholders from and against, any Claims it may have, now or in the future (in each case, however, prior to the consummation of the transactions contemplated by this Agreement), and undertakes that it will not seek recourse against, the Buyer, its officers, agents or shareholders for any reason whatsoever in respect thereof.

  5.2
  Access And Investigation Prior To Closing

  Between the date of this Agreement and the Closing, the Sellers will, and will cause the Company to (a) afford the Buyer and its representatives and advisors (collectively, "Buyer's Advisors") full and free access to the Company's contracts, books and records, and other documents and data as the Buyer may reasonably request and (b) furnish to the Buyer and the Buyer's Advisors copies of all such contracts, books and records, and other existing documents and data as the Buyer may reasonably request. The Seller shall also procure access, at no cost to the Buyer, for the Buyer and the Buyer's Advisors to visit the shipyard of the Builder and any location at which works are being undertaken pursuant to the Vendor Agreements to inspect the construction of any of the Rigs and any works relating thereto.

  5.3
  Operation Of The Business Of The Company Prior To Closing

  Between the date of this Agreement and the Closing, Seller and Company will, and will cause the Company to conduct the business of the Company in a manner that preserves any and all rights and interests under each of the Material Contracts and Vendor Agreements. The Seller shall so far as practical consult the Buyer on any operational matter relating to any of the Material Contracts or Vendor Agreements and no action or step shall be taken or be omitted to be taken without the Buyer's prior written agreement (not to be unreasonably withheld) which would adversely affect any rights and interests under any of the Material Contracts or Vendor Agreements or cause the Company to assume any greater obligations or liabilities than exist as at the date hereof. The Buyer undertakes to respond to any request for its agreement within seven (7) business days, failing which it shall be deemed to have consented.

  Without prejudice to the foregoing, the Seller shall ensure that the Company shall not approve or issue any variation or instruction which might constitute a variation to the specifications for the Rigs or otherwise entitle the Builder to an adjustment in the contract prices and/or schedule for delivery of the Rigs under any of the Construction Contracts without the Buyer's prior written consent (not to be unreasonably withheld). The Seller agrees that it shall fund and/or cause the Company to pay in a timely fashion in accordance with the terms of each of the Construction Contracts any further instalments that fall due to the Builder thereunder in the period between the date of this Agreement and the Closing Date or Cancellation Date (as the case may be). Subject to satisfaction of the relevant conditions for Closing, the Buyer shall reimburse direct or cause the Company to reimburse to the Seller upon the Closing Date all such sums paid to the Builder during such period. For the avoidance of doubt, any instalments paid to the Builder prior to the date of this Agreement (which the Parties acknowledge amount in aggregate to USD [                        ]) shall not be reimbursed.

  Subject to satisfaction of the relevant conditions for Closing, the Buyer shall reimburse direct or cause the Company to reimburse to the Seller upon the Closing Date the reasonable costs of the supervision of construction of the Rigs incurred by the Company or Seller in the period between the date of this Agreement and Closing Date.

  Furthermore, the Seller shall ensure that neither the Company nor any Affiliate shall negotiate or enter into any agreement or understanding with any third party for the sale or disposal of the Shares or the Rigs or its rights and interests under the Construction Contracts or Vendor Agreements, or enter into any agreement or understanding which is contrary to the Buyer's interests in relation to the transactions contemplated under this Agreement or the Buyer's interest in the Drillship Option, in the period from the date hereof until the Cancellation Date.

  5.4
  Notification Of Changes

  Between the date of this Agreement and the Closing, the Seller will promptly notify the Buyer if the Seller or the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller's representations and warranties as of the date of this Agreement, or if the Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. The Buyer agrees to notify the Seller if prior to the Closing in the course of due diligence it becomes aware of any fact or condition that causes or constitutes a breach of the Seller's representation and warranties hereunder.

  5.5
  Name Change

  Within seven (7) days of the Closing Date, the Buyer will change the corporate name of the Company.

  5.6
  Taxes

  The Seller will timely file all tax returns that are or were required to be filed with respect to the Company for periods up to the Closing and timely pay all Taxes attributable to the Company through to and including the date of the Closing.

  5.7
  Confidentiality

  Except as otherwise expressly contemplated herein, no Receiving Party or its representatives shall use any Confidential Information for any purpose other than evaluation of the transactions contemplated under this Agreement, nor disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any Disclosing Party without the prior written consent of such Disclosing Party.

  In the event that a Receiving Party or its representatives is requested pursuant to, or required by, applicable Law, regulation, stock exchange rules or legal process to disclose any Confidential Information concerning the business or affairs of a Disclosing Party, then such Receiving Party or its representatives, as the case may be, will promptly notify such Disclosing Party. The Seller acknowledges and agrees that the Buyer may disclose such information, including terms and conditions, from or relating to this Agreement and the Material Contracts as it sees fit in connection with seeking Stockholder Approval and financing.

  If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as such other Party may reasonably request.

  5.8
  Public Announcements

  Prior to the Closing, no Party shall issue any press release or make any other public announcements related to this Agreement or the Material Contracts or the transactions contemplated hereby or thereby without the consent of the other Party.

  5.9
  No Claim Against Trust Account

  Seller and the Company have read a copy of Buyer's Registration Statement on Form S-1 (SEC File No. 333-138565), as declared effective by the SEC on May 24, 2007 (the "Buyer Prospectus"). Seller understands that Buyer is a special purpose company formed for the sole purpose of consummating a "business combination" and that Buyer has established a trust account at JP

  Morgan Chase NY Bank (the "Trust Account"), maintained by Continental Stock & Transfer Company acting as trustee, initially in the amount of $263,960,000 and thereafter increased by any earned and accrued interest thereon and decreased by any applicable state or federal taxes thereon (collectively, the "Trust Assets"). Seller acknowledges that the Trust Assets are to be held for the benefit of Buyer's stockholders and either distributed as part of the consummation of a business combination between Buyer and a business entity or entities meeting certain requirements or returned to Buyer's stockholders.

  Seller and the Company agree that, notwithstanding any other provision contained in this Agreement, Seller and the Company do not now have, and shall not at any time prior to the Closing have, any claim to, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Seller and the Company, on the one hand, and Buyer, on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to as the "Claims"). Notwithstanding any other provision contained in this Agreement, Seller and the Company hereby irrevocably waive any Claim they may have, now or in the future (in each case, however, prior to the Closing Date), and will not seek recourse against, the Trust Account for any reason whatsoever in respect thereof.

  5.10
  Right of sale of Common Stock

  For good and valuable consideration receipt of which is hereby acknowledged, the Seller hereby agrees (subject to the proviso below) that the Seller will not, for a period of one (1) year after the Closing Date: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Provided that the provisions herein shall only apply to 25% of the Common Stock held by the Seller and/or its Affiliate as at (immediately following Closing) the Closing Date.

  5.11
  Domicile of Buyer

  The Seller acknowledges and agrees that the Buyer may change its domicile from Delaware to the Cayman Islands prior to or in conjunction with Closing hereunder; and that for such purpose a separate company would be established in the Cayman Islands into which the business and assets of the Buyer would be merged. The Parties agree that the provisions of this Agreement will be given effect in accordance with its terms and conditions, notwithstanding any such change in domicile, subject to such consequential modifications as are necessary and if such change is to be effected prior to Closing references herein to the Common Stock of the Buyer or warrants in respect of the Common Stock of the Buyer shall, with effect from any such change, be references to the common stock of and warrants in respect of the common stock of the merged Cayman Islands company.

6
CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

6.1
Accuracy Of Representations

  All of Seller's and/or Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

  6.2
  Seller's/Company's Performance

        6.2.1.1  All of the covenants as described in Clause 5 and all of the obligations that the Seller and/or Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations must have been duly performed and complied with in all material respects.

        6.2.1.2  The Seller and/or Company must have delivered each document required to be delivered by it pursuant to Clause 2.3.2.

  6.3
  Novation Agreement

  The Novation Agreement must have been duly executed by the Builder, the Company and Bluesky and be in full force and effect as at the date of Closing.

  The Transfer Agreement(s) must have been duly executed by the relevant parties in favour of the Company and be in full force and effect as at the date of Closing.

  6.4
  Financing

  Buyer must have obtained secured debt financing from a conventional lender in respect of the purchase of the Company hereunder and/or funding towards (i) any payments due for reimbursement by Buyer pursuant to Clause 5.3 of this Agreement and (ii) the further instalments of the Contract Price payable under each of the Construction Contracts and Vendor Agreements, such funding in aggregate anticipated to amount to at least $300 million, on such terms as are acceptable to Buyer.

  6.5
  Stockholder Approval

  The Stockholder Approval shall have been obtained (including approval from Stockholders to a change in the domicile of the Buyer as contemplated under Article 5.11, if sought by Buyer).

  6.6
  Fairness Opinion

  Buyer shall have obtained a fairness opinion from an unaffiliated, independent third party appraiser, which states that the consideration to be paid for the Company's Shares by Buyer is fair to Buyer from a financial point of view. Such appraisal shall have also determined that the fair market value of the Company's Shares exceeds 80% of Buyer's net assets as was described in the prospectus relating to Buyer's initial public offering as a condition to any acquisition and required by Buyer's amended and restated certificate of incorporation.

  6.7
  Drillship Option

  The Seller or TMT Co., Ltd. or an affiliate of TMT Co., Ltd. must have duly executed with the Buyer, as at the date of Closing, an agreement pursuant to which the Buyer is granted an option to call for the novation to it of a contract to be entered into and made between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd ("Daewoo") for the construction of a deepwater drillship, such option being exercisable within six (6) months of the Closing Date and otherwise on terms to be mutually agreed.

  6.8
  Additional Documents

  Each of the following documents must have been delivered to the Buyer:

        6.8.1  copies of the corporate resolutions of the Seller and Company with respect to this transaction; and

        6.8.2  such other documents as the Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of the Sellers' and/or Company's representations and warranties, (ii) evidencing the performance by the Seller and/or Company of, or the compliance by the Seller and/or Company with, any covenant or obligation required to be performed or complied with by the Seller and/or Company, (iii) evidencing the satisfaction of any condition referred to in this Clause 6, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement; and

        6.8.3  a registration rights agreement in respect of the Common Stock in the form and terms attached hereto.

  6.9
  No Proceedings

  Since the date of this Agreement, there must not have been commenced or threatened against the Buyer any claims or proceedings (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of such transactions.

  6.10
  No Litigation Regarding Stock Ownership Or Sale Proceeds

  There must not have been filed any litigation asserting that any Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company.

7
CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

  The Seller's obligation to sell the Shares and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part).

  7.1
  Accuracy Of Representations

  All of the Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

  7.2
  Buyer's Performance

        7.2.1.1  All of the covenants and obligations that the Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

        7.2.1.2  The Buyer must have delivered each of the documents required to be delivered by the Buyer pursuant to Clause 2.3.2.

  7.3
  Release of TMT Construction Contract Guarantees

  TMT Co. Ltd. must have obtained either (i) a release from the Builder of its obligations under the TMT Construction Contract Guarantees on terms reasonably acceptable to it (to be procured by the provision by the Buyer in favour of the Builder of replacement guarantees on the same terms and conditions) or (ii) in the event that the Builder will not accept such replacement guarantees, a letter of counter indemnity from the Buyer in respect of any liability it might incur under such TMT Construction Contract Guarantees on terms reasonably acceptable to it. Buyer hereby acknowledges Buyer's intent to offer the aforementioned replacement guarantees to the Builder.

  7.4
  Additional Documents

  The Buyer must have caused the following documents to be delivered to Seller:

        7.4.1.1  copies of corporate resolutions of Buyer with respect to this transaction; and

        7.4.1.2  such other documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Clause 7, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

  7.5
  No Proceedings

  Since the date of this Agreement, there must not have been commenced or threatened against the Seller, any claims or proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of such transactions.

  7.6
  Board representation

  Buyer shall have undertaken the necessary steps to appoint up to 3 persons nominated by Seller to be Directors of the Board of Buyer on terms and conditions reasonably satisfactory to Buyer and Seller (which shall include, in principle, agreement to procure the resignation of one such person as a Director in the event that the holding of Common Stock by Seller or its Affiliate falls below 30% of the entire issued and outstanding Common Stock of Buyer). In the event that Seller transfers Buyer's Units to an unaffiliated third party in sufficient quantity to reduce Seller's holdings of Buyer's Units by 9.9% or greater, then Buyer shall undertake the necessary steps to appoint one additional person nominated by Seller to be a Director of the Board of Buyer on terms and conditions satisfactory to Buyer and Seller.

8
GENERAL INDEMNITY

8.1
Indemnity.

    Subject to Clause 8.2, each Party (for the purposes of this clause, the "indemnifying Party" hereby agrees to pay promptly or, as the case may be, hold the other Party (the "indemnified Party", which expression shall include, its Affiliates, and its or their respective directors, officers, employees and stockholders, harmless (on a full indemnity basis) and keep the indemnified Party or indemnified Parties indemnified against any liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, encumbrance, cost and expense of whatsoever nature which arises or is suffered or incurred by or imposed on the indemnified Party (each a "Liability") that arises from (i) any breach of any representation or warranty given, made or repeated by an indemnifying Party or in any certificate or other document given or issued pursuant hereto, and (ii) any breach of any covenant or undertaking made or given by an indemnifying Party in this Agreement. Provided that the indemnifying Party shall not have any liability under this Clause unless the aggregate amount of the Liabilities for which the indemnifying Party would be liable under this Clause is greater than $100,000.

  8.2
  Excluded Liabilities.

    The indemnity contained in Clause 8.1 shall not extend to any Liability to the extent that such Liability: (a) constitutes a cost which is expressly to be borne by the indemnified Party under this Agreement or any document entered into pursuant to the terms of this Agreement and in respect of which it has or they have no right to reimbursement under any such document; (b) is caused by any act or omission of the indemnified Party which constitutes (a) wilful or reckless misconduct with (i) intent to cause damage or (ii) knowledge that damage would probably result; or (b) unreasonable conduct on the part of the indemnified Party with (i) intent to cause damage or (ii) knowledge that damage would probably result; or (c) is caused by any failure on the part of the indemnified Party to comply with any of its obligations under, or is caused by a breach by the indemnified Party of an express warranty to indemnifying Party contained in this Agreement.

  8.3
  Notice of Liabilities.

    The indemnified Party shall: (a) notify the indemnifying Party in writing as soon as practicable after receipt by the indemnified Party of notice of a Liability (provided such notice is in writing). Such notification to the indemnifying Party from the indemnified Party shall give such details as the indemnified Party then has and which are, in all the circumstances, reasonable having regard to the contents of the notice of a Liability received by the indemnified Party; and (b) notify the indemnifying Party of the indemnified Party intention to pay or procure the payment of any moneys in respect of any such Liability before any such payment is made.

  8.4
  Action to defend Liabilities.

    Following receipt of notice from the indemnified Party pursuant to Clause 8.3: (a) the indemnifying Party shall be entitled to take (at its or their own cost) such lawful and proper actions as it reasonably deems fit to defend or avoid any liability arising in respect of a Liability and shall be entitled to take such actions in the name of the indemnified Party; and (b) the indemnified Party shall, at the cost of the indemnifying Party, do such acts as the indemnifying Party may reasonably request with a view to assisting the indemnifying Party in taking actions to defend or avoid any liability as referred to in paragraph (a) of this Clause 8.4.

  8.5
  Recovery and repayment.

    If the indemnified Party shall recover from, or be paid by, any Person (other than an indemnifying Party) any amount in respect of any payments paid or discharged by an indemnifying Party in accordance with this Clause 8, the indemnified Party shall pay to the indemnifying Party a sum equal to the value of such recovered or paid amount.

  8.6
  Subrogation.

    Upon payment in full of any Liability by the indemnifying Party pursuant to this Clause 8, the indemnifying Party without any further action, shall be subrogated to any rights which the indemnified Party may have relating to such Liability.

  8.7
  Extension of general indemnity.

    The indemnities contained in this Clause 8 shall also extend to include all costs of interest, legal fees and other amounts whatsoever suffered or incurred by the indemnified Party in order to fund the satisfaction or discharge of any Liability.

  8.8
  Other security.

    Each of the indemnities contained in this Clause 8 or otherwise contained in this Agreement is in addition to, and not in substitution for, and shall not be affected or prejudiced by, any other security, guarantee or indemnity now or hereafter held by the indemnified Party.

  8.9
  Survival of indemnities

    Subject to the proviso to Clause 8.1, the indemnities by indemnifying Party in favour of the indemnified Party in this Clause 8 shall continue in full force and effect notwithstanding any breach of the terms of this Agreement by the indemnified Party, the termination of this Agreement or any other circumstance whatsoever.

9
MISCELLANEOUS

9.1
Expenses

  Irrespective of whether the Closing is effected, the Buyer shall pay all costs and expenses that it incurs prior to the Closing, and the Seller shall pay all costs and expenses that the Seller and/or Company and/or any of its Affiliates (including Bluesky) incurs prior to the Closing, including, but not limited to, legal, accounting, financial advisory and investment banking fees and expenses, with respect to the negotiation and execution of this Agreement and any other documents or instruments to be executed and delivered pursuant hereto, and the performance of any covenants to be performed by such Party and satisfaction of any conditions to be satisfied by such Party which are contained herein or therein. The provisions of this Clause 9.1 shall survive any termination of this Agreement.

  9.2
  Notices

  Any notice, request, demand or other communication required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) Business Days after deposit with a nationally-recognized courier or overnight service such as Federal Express or (d) the date of transmission by email, with confirmed transmission and receipt.

  9.3
  Entire Agreement

  This Agreement, together with the Appendices annexed hereto, constitutes the entire understanding and agreement by and among the Parties hereto with respect to the subject matter hereof, and supersedes all prior written or oral negotiations, agreements and understandings, whether express or implied, among the Parties hereto.

  9.4
  Amendments and Waivers

  Except as otherwise set forth herein, any terms of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the Party against whom such amendment or waiver is sought to be enforced.

  No failure or delay by one Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

  The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such party considers appropriate and are in addition to its rights and remedies under general law.

  9.5
  Successors and Assigns

  Neither this Agreement nor any rights hereunder may be assigned by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

  9.6
  Governing Law and Dispute Resolution

  This Agreement shall be governed by, and construed and enforced in accordance with the laws of New York and any dispute arising out of or in connection with this Agreement shall be referred first to mediation as provided in Clause 9.7 below. If the Parties are unable to resolve the dispute through mediation, the dispute shall be referred to arbitration in New York in accordance with Clause 9.8 below.

  9.7
  Mediation

  In the event of a dispute between the Parties, either Party may at any time elect to refer the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to resolve the dispute through mediation.

  Upon receipt the Mediation Notice, the Parties, acting in good faith, shall agree on a mediator within 14 calendar days of receipt of the Mediation Notice, failing which on the application of either party a mediator will be appointed promptly by the President/Chief Executive Officer of JAMS or any person that the President/Chief Executive Officer may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree, or in the event of disagreement, as may be set by the mediator.

  The mediation shall not affect the rights of either Party to seek such relief or take such steps as is considered necessary to protect its interest.

  Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.

  The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Arbitration Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

  9.8
  Arbitration

  The arbitration shall be conducted in accordance with the United National Commission on International Trade Law (UNCITRAL) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and give notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

  Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

  9.9
  Severability

  If any term or any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to the effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

  9.10
  Titles and Subtitles

  The Clause and Clause headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

  9.11
  No Third Party Beneficiaries

  Nothing in this Agreement, express or implied, shall create or confer on any Person other than the Parties of their respective successors and permitted assigns, and rights, remedies, obligations or liabilities, except for the Indemnified Persons.

  9.12
  Legal Fees

  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other document or instrument to be executed or delivered pursuant hereto, the prevailing Party shall be entitled to reasonable legal fees, costs and disbursements in addition to any other relief to which such Party may be entitled and any legal fees, costs or disbursements incurred in enforcing such Party's rights under this Clause 9.12.

  9.13
  Interpretation

    9.13.1  Drafting

                The Parties have jointly participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement.

    9.13.2  References

                The word "including" means "including, without limitation." The words "this Agreement," "herein," "hereof," "hereunder" and words of similar importance refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form will be construed to include the plural and words in the plural form will be construed to include the singular form, unless the context otherwise requires. Words importing one gender shall be deemed to include the other gender.

  9.14
  Counterparts

  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

  9.15
  Currency

  All references in this Agreement to "Dollars" or $ shall mean United States Dollars unless otherwise specifically indicated.

  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized Representatives as of the date first above written.

F3 Fund
By:	/s/ HSIN CHI SU
	Name:	Hsin Chi Su
	Title:	Chief Executive Officer
Vantage Energy Services, Inc.
By:	/s/ PAUL A. BRAGG
	Name:	Paul A. Bragg
	Title:	Chief Executive Officer / Director
Offshore Group Investments Limited
By:	/s/ HSIN CHI SU
	Name:	Hsin Chi Su
	Title:	Chief Executive Officer

Annex B

AMENDMENT NO. 1
TO
SHARE PURCHASE AGREEMENT

        This AMENDMENT NO 1. TO SHARE PURCHASE AGREEMENT (this "Amendment") is entered into on and effective for all purposes as of December 3, 2007 by and between Vantage Energy Services, Inc. ("Buyer"), F3 Capital ("Seller") and Offshore Group Investment Limited (the "Company").

        WHEREAS, Buyer, Seller and the Company are parties to that certain Share Purchase Agreement, entered into as of August 30, 2007 (the "Agreement"), pursuant to which Buyer agreed to purchase and Seller agreed to sell 100% of the Shares of the Company;

        WHEREAS, pursuant to Clause 9.4 of the Agreement, amendments to the Agreement are required to be effected pursuant to a writing executed by the party against whom such amendment is sought to be enforced (it being acknowledged that enforcement of this Amendment would be sought against Buyer, Seller and the Company); and

        WHEREAS, pursuant to Clause 5.11 of the Agreement, Seller acknowledged and agreed that the Buyer may change its domicile from Delaware to the Cayman Islands prior to or in conjunction with Closing thereunder; and that for such purpose a separate company would be established in the Cayman Islands; and

        WHEREAS, Buyer, Seller and the Company desire to amend the Agreement on the terms set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Buyer, Seller and the Company hereby amend the Agreement as follows:

        1.    Defined Terms.    All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

        2.    Purchase and Sale of Shares.    Buyer, Seller and the Company hereby agree to amend Clause 2.1 of the Agreement to provide that at Closing the ultimate purchaser of the Shares will be Vantage Drilling Company, a Cayman Islands exempted company with its registered office at C/o M&C Corporate Services Limited, PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("Vantage Drilling"). Buyer, Seller and the Company further agree that at Closing the following procedural steps will be taken by each of them, as applicable:

  (a)
  Seller agrees to sell, assign, transfer, convey and deliver to Vantage Drilling free and clear of any Encumbrances, certificates representing the Shares for the consideration specified in Clause 2.2 of the Agreement, as amended herein;

  (b)
  Buyer agrees to effect a merger whereby a wholly-owned subsidiary of Vantage Drilling, to be formed in the United States for the sole purpose of effecting such merger, will be merged with and into Buyer, with Buyer surviving; the end result being that the stockholders of Buyer would exchange their shares of Buyer for shares of Vantage Drilling; and

  (c)
  Buyer agrees to distribute cash up to Vantage Drilling for purposes of funding a portion of the consideration to be paid to Seller pursuant to Clause 2.2 of the Agreement, as amended herein.

        3.    Consideration.    Buyer, Seller and the Company hereby agree to amend Clause 2.2 of the Agreement to provide that at Closing, Vantage Drilling agrees to pay and to be obligated in the future to pay an aggregate purchase price of US$ 848,000,000, subject to adjustment as set forth in Clause 2.2(d) of the Agreement, as amended below, which amount shall be paid by Vantage Drilling as follows:

  (a)
  a promissory note in the aggregate amount of $56,000,000 (the "Note Payment") to be issued to the Seller;

  (b)
  an aggregate amount of units (the "Vantage Drilling Units") of Vantage Drilling's securities, to be issued to the Seller, priced at $8.25 per unit, consisting of one share of common stock, par value $.001 per share (the "Common Stock"), and 0.75 warrant to purchase one share of Common Stock (the "Warrants"), equal to US$ 275,000,000 as at the Closing Date. The exercise price shall be US $6.00 and, along with the exercise period and conditions for the Warrants, shall be identical to those warrants issued in the Buyer's initial public offering pursuant to the Buyer Prospectus;

  (c)
  the assumption by Vantage Drilling of US$ 517,000,000 of payments due under the Construction Contracts, such amount representing the balance of the remaining payments under the Construction Contracts estimated as of the Closing Date (the "Contract Payment Amount"). If the Contract Payment Amount on the Closing Date exceeds $517,000,000, then such excess shall be referred to herein as a "Closing Shortfall" and if the Contract Payment Amount on the Closing Date is less than $517,000,000, the amount by which it is less than $517,000,000 shall be referred to herein as a "Closing Surplus"; and

  (d)
  on the Closing Date, Seller and Buyer shall take the following actions:

  (i)
  If on the Date of Closing there is a Closing Shortfall, the aggregate amount of the Note Payment to Seller shall be decreased by the amount of such Closing Shortfall.

  (ii)
  If on the Date of Closing there is a Closing Surplus, the aggregate amount of the Note Payment shall be increased by the amount of such Closing Surplus.

  (iii)
  If on the Date of Closing there is neither a Closing Shortfall nor a Closing Surplus, the aggregate amount of the Note Payment shall not be increased or decreased pursuant to Clause 2.2(d) of the Agreement, as amended hereby.

  (e)
  Buyer shall distribute sufficient cash up to Vantage Drilling in order for Vantage Drilling to settle in cash the promissory note to Seller;

        4.    Drillship Option.    Buyer, Seller and the Company hereby agree to amend Clause 6.7 of the Agreement to provide that Seller or an entity related to Seller will, as of the date of the Closing, execute with Vantage Drillship an agreement pursuant to which the Vantage Drillship is granted an option to call for the novation to it of a contract to be entered into and made between Mandarin Drilling Corporation and Daewoo Shipbuilding and Marine Engineering Co, Ltd for the construction of a deepwater drillship.

        5.    Effectiveness.    Buyer, Seller and the Company hereby agree to amend Clause 6 of the Agreement to add as a new clause 6.11 the following provision:

  "6.11 Effectiveness.    Prior to the Closing, the Securities and Exchange Commission shall have declared effective the Proxy Statement (including the Forms F-1 and F-4 registration statement contained therein)."

        6.    Board Representation.    Buyer, Seller and the Company hereby agree to amend Clauses 5.12 and 7.6 of the Agreement to provide that Vantage Drilling shall take the necessary steps to appoint up to 3 persons nominated by Seller to be Directors of the Board of Vantage Drilling on terms and conditions reasonably satisfactory to Buyer and Seller.

        7.    Deliveries and Proceedings at Closing.    Buyer, Seller and the Company hereby agree to amend Clause 2.3.2(c) of the Agreement to provide that Vantage Drilling shall deliver, or cause to be delivered, to Seller: (i) certificates and warrants representing Vantage Drilling's Units; and the Note Payment. Vantage Drilling hereby agrees to settle the oustanding promissory note to Seller within a commercially reasonable time after receipt of such funds from Buyer pursuant to section 3(e) above.

        8.    Financing.    Buyer, Seller and the Company hereby agree to amend Clause 7.7 of the Agreement to provide that Buyer and/or Vantage Drillship must have obtained secured debt financing from a conventional lender.

        9.    Representation and Warranties of Buyer.    Buyer, Seller and the Company hereby agree to amend Clause 4 of the Agreement to provide that in addition to Buyer, Vantage Drilling also makes such representations and warranties, as applicable.

        10.    Timing.    Buyer, Seller and the Company hereby agree to amend Clause 2.3.1 of the Agreement to provide that if the Closing has not occurred by 30th June, 2008 (the "Cancellation Date"), this Agreement shall be deemed to be null and void, and neither Party shall have any recourse against the other.

        11.    Clarification.    In order to correct typographical errors in the Agreement pertaining to legal names of the parties, Buyer, Seller and the Company hereby agree that all references in the Agreement to "F3 Fund" shall refer to "F3 Capital" and all references "Offshore Group Investments Limited" shall refer to "Offshore Group Investment Limited."

        12.    No Further Amendment.    Except as amended hereby, Buyer, Seller and the Company hereby agree that the Agreement shall remain unmodfied and in full force and effect.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized Representatives as of the date first above written.

F3 Capital
By:	/s/ HSIN CHI SU
	Name:	Hsin Chi Su
	Title:	Chief Executive Officer
Vantage Energy Services, Inc.
By:	/s/ PAUL A. BRAGG
	Name:	Paul A. Bragg
	Title:	Chief Executive Officer
Offshore Group Investment Limited
By:	/s/ HSIN CHI SU
	Name:	Hsin Chi Su
	Title:	Chief Executive Officer
ACKNOWLEDGED AND AGREED TO BY:
Vantage Drilling Company
By:	/s/ PAUL A BRAGG
	Name:	Paul A. Bragg
	Title:	Chief Executive Officer

Annex C

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VANTAGE ENERGY SERVICES, INC.

        Vantage Energy Services, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

        1.     The name of the Corporation is Vantage Energy Services, Inc. The date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was September 8, 2006; an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was filed on May 23, 2007; a further Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was filed on May 24, 2007. The name under which the Corporation was originally incorporated was Vantage Energy Services, Inc.

        2.     This Amended and Restated Certificate of Incorporation of Vantage Energy Services, Inc. has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the directors and stockholders of the Corporation.

        3.     This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

        4.     This Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of State of the State of Delaware.

        5.     The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

        FIRST:    The name of the corporation is Vantage Energy Services, Inc. (hereinafter sometimes referred to as the "Corporation").

        SECOND:    The address of the Corporation's registered office in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL"). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

        FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000, of which 100,000,000 shares shall be Common Stock of the par value of $.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.001 per share.

          A.    Preferred Stock.    The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

          B.    Common Stock.    Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

        FIFTH:    The Corporation's existence shall be perpetual.

        SIXTH:    The Board of Directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Prior to the initial public offering of securities, there shall be elected three Class A directors for a term expiring at the Corporation's first Annual Meeting of Stockholders and three Class B directors for a term expiring at the Corporation's second Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

        SEVENTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

          B.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

          C.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

          D.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        EIGHTH:

          A.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

          B.    The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

        NINTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        TENTH:    The Corporation hereby elects not to be governed by Section 203 of the DGCL.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf by an authorized officer as of this     day of            , 2008.

VANTAGE ENERGY SERVICES, INC.
By:
	Name:	Paul A. Bragg
	Title:	Chairman & Chief Executive Officer

Annex D

VANTAGE ENERGY SERVICES, INC.

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

        Section 1.1    Purpose.    This 2007 Long-Term Incentive Compensation Plan (the "Plan") is established by Vantage Energy Services, Inc., a Delaware corporation (the "Company"), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights ("SARs"), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

        Section 1.2    Establishment.    The Plan is effective as of [                        ], 2007 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company's stockholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of stockholder approval. In the event stockholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

        Section 1.3    Shares Subject to the Plan.    Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 7,500,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

ARTICLE II
DEFINITIONS

        Section 2.1    "Account" means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

        Section 2.2    "Affiliated Entity" means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

        Section 2.3    "Award" means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

        Section 2.4    "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board's exercise of its administrative powers.

        Section 2.5    "Board" means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term "Board" shall include such Committee.

        Section 2.6    "Change of Control Event" means each of the following:

          (i)    Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

          (ii)   The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

          (iii)  The sale of all or substantially all of the Company's assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

        Section 2.7    "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        Section 2.8    "Committee" means the Committee appointed by the Board as provided in Section 3.1.

        Section 2.9    "Common Stock" means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

        Section 2.10    "Consultant" means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

        Section 2.11    "Date of Grant" means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

        Section 2.12    "Disability" means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

        Section 2.13    "Eligible Employee" means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

        Section 2.14    "Eligible Director" means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

        Section 2.15    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        Section 2.16    "Fair Market Value" means (A) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

        Section 2.17    "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

        Section 2.18    "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

        Section 2.19    "Option" means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

        Section 2.20    "Participant" means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

        Section 2.21    "Performance Bonus" means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

        Section 2.22    "Performance Units" means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

        Section 2.23    "Plan" means this Vantage Energy Services, Inc. 2007 Long-Term Incentive Compensation Plan.

        Section 2.24    "Restricted Stock Award" means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

        Section 2.25    "Retirement" means the termination of an Eligible Employee's employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age    .

        Section 2.26    "SAR" means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

        Section 2.27    "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

        Section 3.1    Administration of the Plan by the Board.    The Board shall administer the Plan. The Board may, by resolution, appoint the Compensation Committee to administer the Plan and delegate its powers described under this Section 3.1 and otherwise under the Plan for purposes of Awards granted to Eligible Employees and Consultants.

        Subject to the provisions of the Plan, the Board shall have exclusive power to:

          (a)   Select Eligible Employees and Consultants to participate in the Plan.

          (b)   Determine the time or times when Awards will be made to Eligible Employees or Consultants.

          (c)   Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

          (d)   Determine whether Awards will be granted singly or in combination.

          (e)   Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

          (f)    Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

          (g)   Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

        Section 3.2    Administration of Grants to Eligible Directors.    The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

        Section 3.3    Board to Make Rules and Interpret Plan.    The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

        Section 3.4    Section 162(m) Provisions.    The Company intends for the Plan and the Awards made there under to qualify for the exception from Section 162(m) of the Code for "qualified performance based compensation" if it is determined by the Board that such qualification is necessary for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made there under to satisfy the requirements of Section 162(m) of the Code.

ARTICLE IV
GRANT OF AWARDS

        Section 4.1    Grant of Awards.    Awards granted under this Plan shall be subject to the following conditions:

          (a)   Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the

  Board's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

          (b)   Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

          (c)   The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (d)   Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

          (e)   The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant's Award.

          (f)    Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan.

          (g)   The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

        Section 5.1    Grant of Options.    The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

        Section 5.2    Conditions of Options.    Each Option so granted shall be subject to the following conditions:

          (a)   Exercise Price.    As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (b)   Form of Payment.    The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board.

          (c)   Exercise of Options.    Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d)   Other Terms and Conditions.    Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

          (e)   Special Restrictions Relating to Incentive Stock Options.    Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a "disregarded entity" under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

          (f)    Application of Funds.    The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (g)   Stockholder Rights.    No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

        Section 6.1    Grant of Restricted Stock Awards.    The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

        Section 6.2    Conditions of Restricted Stock Awards.    The grant of a Restricted Stock Award shall be subject to the following:

          (a)   Restriction Period.    Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a "Restriction Period". The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company's achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.5, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultants or an Eligible Director.

          (b)   Restrictions.    The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c)   Rights as Stockholders.    During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        Section 7.1    Grant of SARs.    The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant's election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

        Section 7.2    Exercise and Payment.    SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

        Section 7.3    Restrictions.    In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII
PERFORMANCE UNITS

        Section 8.1    Grant of Awards.    The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

        Section 8.2    Conditions of Awards.    Each Award of Performance Units shall be subject to the following conditions:

          (a)   Establishment of Award Terms.    Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

          (b)   Achievement of Performance Goals.    The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX
PERFORMANCE BONUS

        Section 9.1    Grant of Performance Bonus.    The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.

        Section 9.2    Payment of Performance Bonus.    In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board's certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X
STOCK ADJUSTMENTS

        In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the

Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI
GENERAL

        Section 11.1    Amendment or Termination of Plan.    The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

        Section 11.2    Termination of Employment; Termination of Service.    If an Eligible Employee's employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee's employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

        In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director's Award Agreement or by the Board. The Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

        Section 11.3    Limited Transferability—Options.    The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

        Section 11.4    Withholding Taxes.    Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

        Section 11.5    Change of Control.    Notwithstanding any other provision in this Plan to the contrary, in the event of a Change of Control Event, the Board shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an Award.

        Section 11.6    Amendments to Awards.    Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant's consent.

        Section 11.7    Registration; Regulatory Approval.    Following approval of the Plan by the stockholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

        Section 11.8    Right to Continued Employment.    Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

        Section 11.9    Reliance on Reports.    Each member of the Board and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        Section 11.10    Construction.    Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        Section 11.11    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

        Section 11.12    Other Laws.    The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        Section 11.13    No Trust or Fund Created.    Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

        Section 11.14    Conformance to Section 409A of the Code.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Annex E

TUDORPICKERING
ENERGY INVESTMENT & MERCHANT BANKING

December 3, 2007
Board of Directors Vantage Energy Services, Inc. 777 Post Oak Blvd., Suite 610 Houston, Texas 77056
Attention:	Mr. Paul A. Bragg Chairman and CEO

Dear Mr. Bragg:

        You have requested our opinion as to the fairness, from a financial point of view, to Vantage Energy Services, Inc., a Delaware corporation (the "Company"), of the Consideration (as defined below) to be paid by Vantage Drilling Company, a newly formed Cayman Islands Company ("Vantage Drilling") in connection with the proposed purchase by Vantage Drilling of all of the issued and outstanding capital stock of Offshore Group Investments Limited, a company incorporated in the Cayman Islands ("OGIL") from F3 Capital, a company incorporated in the Cayman Islands and the sole stockholder of OGIL (the "Seller"), pursuant to the Share Purchase Agreement by and among the Company, Vantage Drilling, the Seller and OGIL, dated as of August 30, 2007 and amended on December 3, 2007 (the "Agreement"). The Agreement provides that Vantage Drilling shall pay aggregate consideration ("Consideration") of approximately $848 million, subject to adjustment, which amount shall be paid by Vantage Drilling as follows: (i) approximately $56 million pursuant to a promissory note payable to the Seller; (ii) approximately $275 million in Vantage Drilling units to be issued to the Seller each unit being comprised of one share of Vantage Drilling common stock and 0.75 warrants to purchase one share of Vantage Drilling common stock; and (iii) the assumption by Vantage Drilling of $517 million of payments due under the Construction Contracts (as defined in the Agreement). Additionally, as part of the Transaction (defined below), the Company expects to incur $40 million in rig outfitting costs. As a consequence of the acquisition, the Company and OGIL will become wholly-owned subsidiaries of Vantage Drilling.

        Tudor, Pickering & Co. Securities, Inc. ("TudorPickering") and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the "Transaction"). We expect to receive fees for our services in connection with the Transaction, which are contingent upon the delivery of this fairness opinion to the Company, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We also may provide investment banking services to the Company, Vantage Drilling, the Seller and their respective affiliates in the future.

        TudorPickering is a full service securities firm engaged, either directly or through its affiliates, in securities trading, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, TudorPickering and its affiliates may provide such services to the Company, the Seller and their respective affiliates, may actively trade the equity securities (or related derivative securities) of the Company, the Seller and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        In connection with this opinion, we have reviewed and analyzed, among other things, the Agreement; Rig Construction Contracts between Bluesky Offshore Group Corp. and PPL Shipyard PTE Ltd. Dated October 27, 2006, January 10, 2007, June 3, 2007 and August 30, 2007; other relevant draft documents related to the Transaction; publicly available financial information concerning the Company that TudorPickering believed to be relevant to its analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on November 9, 2006, and amendments thereto; certain other communications from the Company to its stockholders; certain internal financial analyses and forecasts for the Company and OGIL prepared by the Company's management; certain financial and stock market information with respect to certain other companies that we believe to be comparable to OGIL; certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry; and unit, common stock and warrant reported price and trading activity for the Company. We also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant. We also have held discussions with officers of the Company to discuss the foregoing, as well as other matters believed to be relevant to our analysis.

        We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us, and have assumed such accuracy and completeness for purposes of rendering this opinion. We have not been engaged to, and have not independently attempted to, verify any such information. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company, and that such information provides a reasonable basis upon which we could make an analysis and form an opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, or OGIL, and we have not been furnished with any such evaluation or appraisal. We have also assumed that the Transaction that complies with the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and all other applicable international, federal, state and local statutes, rules and regulations. Further, we have assumed that the conditions to the Transaction would be satisfied and that such Transaction would be consummated in a timely manner. It should also be understood that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion does not address the relative merits of the Transaction contemplated pursuant to the Agreement as compared to that or any other alternative transaction that might be available to the Company (including, without limitation, liquidation of the Company after not completing a business combination transaction within the allotted time). Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any stockholder of the Company should vote at any stockholders' meeting held to consider and act upon the Transaction (including, without limitation, with respect to the exercise of rights to convert Company common stock into cash). This letter should not be construed as creating any fiduciary duty on TudorPickering's part to any party.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by Vantage Drilling pursuant to the Agreement is fair, from a financial point of view, to the Company.

        This opinion may be referred to and reproduced in its entirety in proxy materials distributed to the stockholders of the Company in connection with the Transaction or other documents required by law or regulation to be filed with the SEC; provided that any summary or reference language shall be subject to prior approval by us, which shall not be unreasonably withheld. Except as described above, without our prior consent, this opinion may not be quoted or referred to, in whole or in part, in any written document or used for any other purpose.

Very truly yours,
TUDOR, PICKERING & CO. SECURITIES, INC.
By:	/s/ Robert B. Tudor III
Robert B. Tudor III Chief Executive Officer

Annex F

DATED 30 AUGUST 2007

BETWEEN

PPL SHIPYARD PTE LIMITED

and

BLUESKY OFFSHORE GROUP CORP

and

OFFSHORE GROUP INVESTMENTS LIMITED

NOVATION AGREEMENT

IN RESPECT OF

JACK-UP DRILLING RIG P2017

F-1

THIS AGREEMENT is made the 30th day of August 2007

BETWEEN:

PPL Shipyard PTE Limited, a company incorporated under the laws of Singapore and having its principal place of business at 21 Pandan Road, Singapore B09273 (hereinafter called the "Builder")

Bluesky Offshore Group Corp, a company incorporated under the laws of the British Virgin Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "Original Buyer"), and

Offshore Group Investments Limited, a company incorporated under the laws of the Cayman Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "New Buyer")

(The Builder, the Original Buyer, and the New Buyer shall be collectively known as the "Parties" or individually known as the "Party").

WHEREAS:

By a Construction Contract dated 27th October 2006 and made between the Builder and the Original Buyer the Builder agreed to design, construct and sell to the Original Buyer a Baker Marine Pacific Class Jack-Up drilling rig to be known during construction as Rig No. P2017 upon the terms contained therein.

P2017 (hereinafter called "the Rig" which expression shall include, where appropriate, every part thereof and all appurtenances and components from time to time appropriated or intended for the Rig) is to be constructed in the Builder's yard in accordance with the said Construction Contract, the Specifications and plans therein referred to (all hereinafter called "the Contract").

The New Buyer desires to be substituted as a party to and as the Buyer of the Rig under the Contract.

The Builder and the Original Buyer (each for their own part) are willing that the New Buyer should be substituted in the place of the Original Buyer as aforesaid upon the terms and conditions hereinafter appearing.

This Agreement is supplemental to the Contract.

NOW IT IS HEREBY AGREED as follows:

1.
All expressions used in this Agreement and which are defined in the Contract shall bear the same meaning in this Agreement and references herein to the Contract shall (where the Contract so admits) be deemed to include references to the Contract as novated and amended by this Agreement.

2.
In consideration of the New Buyer accepting and assuming the liabilities and obligations of the Original Buyer under the Contract in the manner herein provided (the sufficiency of which consideration the Buyer and the Original Buyer hereby acknowledge), the Original Buyer hereby assigns and transfers to the New Buyer with the consent of the Builder all its rights, liabilities, obligations and interest in the Contract and the Builder, the Original Buyer and the New Buyer hereby agree that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall be and is hereby substituted in the place of the Original Buyer as a party to and as the Buyer of the Rig under the Contract and that the Contract shall, with effect on and from the said Effective Date, be construed and treated in all respects as if the New Buyer were named therein instead of the Original Buyer.

3.
The New Buyer hereby agrees with the Builder that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall duly and punctually perform and discharge all liabilities

F-2

  and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer.

4.
Subject as provided in Clause 5 hereof, the Builder hereby agrees with the New Buyer that, with effect on and from the Effective Date, the Builder shall be bound by the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer. Without prejudice to the foregoing and for the avoidance of doubt, all payments made by or on behalf of the Original Buyer to the Builder in respect of instalments of the Contract Price under the Contract prior to the Effective Date shall be deemed to have been made by the New Buyer to the Builder and any obligation to refund such instalment(s) shall be owed to the New Buyer.

5.
With effect on and from the Effective Date hereinafter defined, the Builder and the Original Buyer hereby mutually release and discharge each other from all other liabilities, obligations, claims and demand whatsoever touching or concerning the Contract and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the New Buyer and the Builder against each other in respect of any such liabilities, obligations, claims and demands.

6.
This Agreement may be executed by the Parties in counterparts at different times and locations, with each Party signing all the originals and sending them to the other Party to sign, and this Agreement shall be deemed to be validly executed as of the day and year first above written when the last of the Party has so signed.

7.
This Agreement shall be construed and interpreted and be enforceable according to English law and in the event of any dispute the provisions of Article XIX of the Construction Contract shall apply as if the same were expressly written out and incorporated herein.

F-3

IN WITNESS whereof the Parties hereto have caused this Agreement to be duly executed the day and year first above written

PPL Shipyard PTE Limited		Attest
By:	/s/ TAN AH HWA	/s/ TAN KIM YUNG
	Name: Tan Ah Hwa	Name: Tan Kim Yung
	Title: Managing Director	Title: General Manager—Marketing
Bluesky Offshore Group Corp.		Attest
By:	/s/ HSIN CHI SU	/s/
	Name: Hsin Chi Su	Name
Title: Chief Executive Officer
Offshore Group Investments Limited		Attest
By:	/s/ HSIN CHI SU	/s/ PAUL A. BRAGG
	Name: Hsin Chi Su	Name: Paul A. Bragg
Title: Chief Executive Officer

F-4

Annex G

DATED 30 AUGUST 2007

BETWEEN

PPL SHIPYARD PTE LIMITED

and

BLUESKY OFFSHORE GROUP CORP

and

OFFSHORE GROUP INVESTMENTS LIMITED

NOVATION AGREEMENT

IN RESPECT OF

JACK-UP DRILLING RIG P2018

THIS AGREEMENT is made the 30th day of August 2007

BETWEEN:

PPL Shipyard PTE Limited, a company incorporated under the laws of Singapore and having its principal place of business at 21 Pandan Road, Singapore 609273 (hereinafter called the "Builder")

Bluesky Offshore Group Corp, a company incorporated under the laws of the British Virgin Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "Original Buyer"), and

Offshore Group Investments Limited, a company incorporated under the laws of the Cayman Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "New Buyer")

(The Builder, the Original Buyer, and the New Buyer shall be collectively known as the "Parties" or individually known as the "Party").

WHEREAS:

By a Construction Contract dated 10th January 2007 and made between the Builder and the Original Buyer the Builder agreed to design, construct and sell to the Original Buyer a Baker Marine Pacific Class Jack-Up drilling rig to be known during construction as Rig No. P2018 upon the terms contained therein.

P2018 (hereinafter called "the Rig" which expression shall include, where appropriate, every part thereof and all appurtenances and components from time to time appropriated or intended for the Rig) is to be constructed in the Builder's yard in accordance with the said Construction Contract, the Specifications and plans therein referred to (all hereinafter called "the Contract").

The New Buyer desires to be substituted as a party to and as the Buyer of the Rig under the Contract.

The Builder and the Original Buyer (each for their own part) are willing that the New Buyer should be substituted in the place of the Original Buyer as aforesaid upon the terms and conditions hereinafter appearing.

This Agreement is supplemental to the Contract.

NOW IT IS HEREBY AGREED as follows:

1.
All expressions used in this Agreement and which are defined in the Contract shall bear the same meaning in this Agreement and references herein to the Contract shall (where the Contract so admits) be deemed to include references to the Contract as novated and amended by this Agreement.

2.
In consideration of the New Buyer accepting and assuming the liabilities and obligations of the Original Buyer under the Contract in the manner herein provided (the sufficiency of which consideration the Buyer and the Original Buyer hereby acknowledge), the Original Buyer hereby assigns and transfers to the New Buyer with the consent of the Builder all its rights, liabilities, obligations and interest in the Contract and the Builder, the Original Buyer and the New Buyer hereby agree that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall be and is hereby substituted in the place of the Original Buyer as a party to and as the Buyer of the Rig under the Contract and that the Contract shall, with effect on and from the said Effective Date, be construed and treated in all respects as if the New Buyer were named therein instead of the Original Buyer.

3.
The New Buyer hereby agrees with the Builder that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer.

4.
Subject as provided in Clause 5 hereof, the Builder hereby agrees with the New Buyer that, with effect on and from the Effective Date, the Builder shall be bound by the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer. Without prejudice to the foregoing and for the avoidance of doubt, all payments made by or on behalf of the Original Buyer to the Builder in respect of instalments of the Contract Price under the Contract prior to the Effective Date shall be deemed to have been made by the New Buyer to the Builder and any obligation to refund such instalment(s) shall be owed to the New Buyer.

5.
With effect on and from the Effective Date hereinafter defined, the Builder and the Original Buyer hereby mutually release and discharge each other from all other liabilities, obligations, claims and demand whatsoever touching or concerning the Contract and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the New Buyer and the Builder against each other in respect of any such liabilities, obligations, claims and demands.

6.
This Agreement may be executed by the Parties in counterparts at different times and locations, with each Party signing all the originals and sending them to the other Party to sign, and this Agreement shall be deemed to be validly executed as of the day and year first above written when the last of the Party has so signed.

7.
This Agreement shall be construed and interpreted and be enforceable according to English law and in the event of any dispute the provisions of Article XIX of the Construction Contract shall apply as if the same were expressly written out and incorporated herein.

IN WITNESS whereof the Parties hereto have caused this Agreement to be duly executed the day and year first above written

PPL Shipyard PTE Limited		Attest
By:	/s/ TAN AH HWA	/s/ TAN KIM YUNG
	Name: Tan Ah Hwa	Name: Tan Kim Yung
	Title: Managing Director	Title: General Manager—Marketing
Bluesky Offshore Group Corp.		Attest
By:	/s/ HSIN CHI SU	/s/
	Name: Hsin Chi Su	Name
Title: Chief Executive Officer
Offshore Group Investments Limited		Attest
By:	/s/ HSIN CHI SU	/s/ PAUL A. BRAGG
	Name: Hsin Chi Su	Name: Paul A. Bragg
Title: Chief Executive Officer

Annex H

DATED 30 AUGUST 2007

BETWEEN

PPL SHIPYARD PTE LIMITED

and

BLUESKY OFFSHORE GROUP CORP

and

OFFSHORE GROUP INVESTMENTS LIMITED

NOVATION AGREEMENT

IN RESPECT OF

JACK-UP DRILLING RIG P2020

THIS AGREEMENT is made the 30th day of August 2007

BETWEEN:

PPL Shipyard PTE Limited, a company incorporated under the laws of Singapore and having its principal place of business at 21 Pandan Road, Singapore 809273 (hereinafter called the "Builder")

Bluesky Offshore Group Corp, a company incorporated under the laws of the British Virgin Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "Original Buyer"), and

Offshore Group Investments Limited, a company incorporated under the laws of the Cayman Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "New Buyer")

(The Builder, the Original Buyer, and the New Buyer shall be collectively known as the "Parties" or individually known as the "Party").

WHEREAS:

By a Construction Contract dated 3rd June 2007 and made between the Builder and the Original Buyer the Builder agreed to design, construct and sell to the Original Buyer a Baker Marine Pacific Class Jack-Up drilling rig to be known during construction as Rig No. P2020 upon the terms contained therein.

P2020 (hereinafter called "the Rig" which expression shall include, where appropriate, every part thereof and all appurtenances and components from time to time appropriated or intended for the Rig) is to be constructed in the Builder's yard in accordance with the said Construction Contract, the Specifications and plans therein referred to (all hereinafter called "the Contract").

The New Buyer desires to be substituted as a party to and as the Buyer of the Rig under the Contract.

The Builder and the Original Buyer (each for their own part) are willing that the New Buyer should be substituted in the place of the Original Buyer as aforesaid upon the terms and conditions hereinafter appearing.

This Agreement is supplemental to the Contract.

NOW IT IS HEREBY AGREED as follows:

1.
All expressions used in this Agreement and which are defined in the Contract shall bear the same meaning in this Agreement and references herein to the Contract shall (where the Contract so admits) be deemed to include references to the Contract as novated and amended by this Agreement.

2.
In consideration of the New Buyer accepting and assuming the liabilities and obligations of the Original Buyer under the Contract in the manner herein provided (the sufficiency of which consideration the Buyer and the Original Buyer hereby acknowledge), the Original Buyer hereby assigns and transfers to the New Buyer with the consent of the Builder all its rights, liabilities, obligations and interest in the Contract and the Builder, the Original Buyer and the New Buyer hereby agree that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall be and is hereby substituted in the place of the Original Buyer as a party to and as the Buyer of the Rig under the Contract and that the Contract shall, with effect on and from the said Effective Date, be construed and treated in all respects as if the New Buyer were named therein instead of the Original Buyer.

3.
The New Buyer hereby agrees with the Builder that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer.

4.
Subject as provided in Clause 5 hereof, the Builder hereby agrees with the New Buyer that, with effect on and from the Effective Date, the Builder shall be bound by the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer. Without prejudice to the foregoing and for the avoidance of doubt, all payments made by or on behalf of the Original Buyer to the Builder in respect of instalments of the Contract Price under the Contract prior to the Effective Date shall be deemed to have been made by the New Buyer to the Builder and any obligation to refund such instalment(s) shall be owed to the New Buyer.

5.
With effect on and from the Effective Date hereinafter defined, the Builder and the Original Buyer hereby mutually release and discharge each other from all other liabilities, obligations, claims and demand whatsoever touching or concerning the Contract and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the New Buyer and the Builder against each other in respect of any such liabilities, obligations, claims and demands.

6.
This Agreement may be executed by the Parties in counterparts at different times and locations, with each Party signing all the originals and sending them to the other Party to sign, and this Agreement shall be deemed to be validly executed as of the day and year first above written when the last of the Party has so signed.

7.
This Agreement shall be construed and interpreted and be enforceable according to English law and in the event of any dispute the provisions of Article XIX of the Construction Contract shall apply as if the same ware expressly written out and incorporated herein.

IN WITNESS whereof the Parties hereto have caused this Agreement to be duly executed the day and year first above written

PPL Shipyard PTE Limited		Attest
By:	/s/ TAN AH HWA	/s/ TAN KIM YUNG
	Name: Tan Ah Hwa	Name: Tan Kim Yung
	Title: Managing Director	Title: General Manager—Marketing
Bluesky Offshore Group Corp.		Attest
By:	/s/ HSIN CHI SU	/s/
	Name: Hsin Chi Su	Name
Title: Chief Executive Officer
Offshore Group Investments Limited		Attest
By:	/s/ HSIN CHI SU	/s/ PAUL A. BRAGG
	Name: Hsin Chi Su	Name: Paul A. Bragg
Title: Chief Executive Officer

Annex I

DATED 30 AUGUST 2007

BETWEEN

PPL SHIPYARD PTE LIMITED

and

BLUESKY OFFSHORE GROUP CORP

and

OFFSHORE GROUP INVESTMENTS LIMITED

NOVATION AGREEMENT

IN RESPECT OF

JACK-UP DRILLING RIG P2021

THIS AGREEMENT is made the 30th day of August 2007

BETWEEN:

PPL Shipyard PTE Limited, a company incorporated under the laws of Singapore and having its principal place of business at 21 Pandan Road, Singapore 609273 (hereinafter called the "Builder")

Bluesky Offshore Group Corp, a company incorporated under the laws of the British Virgin Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "Original Buyer"), and

Offshore Group investments Limited, a company incorporated under the laws of the Cayman Islands and having its principal place of business at 8th No 126 Jianguo North Road, Taipei 104, Taiwan (hereinafter called the "New Buyer")

(The Builder, the Original Buyer, and the New Buyer shall be collectively known as the "Parties" or individually known as the "Party").

WHEREAS:

By a Construction Contract dated 14th August 2007 and made between the Builder and the Original Buyer the Builder agreed to design, construct and sell to the Original Buyer a Baker Marine Pacific Class Jack-Up drilling rig to be known during construction as Rig No. P2021 upon the terms contained therein.

P2021 (hereinafter called "the Rig" which expression shall include, where appropriate, every part thereof and all appurtenances and components from time to time appropriated or intended for the Rig) is to be constructed in the Builder's yard in accordance with the said Construction Contract, the Specifications and plans therein referred to (all hereinafter called "the Contract").

The New Buyer desires to be substituted as a party to and as the Buyer of the Rig under the Contract.

The Builder and the Original Buyer (each for their own part) are willing that the New Buyer should be substituted in the place of the Original Buyer as aforesaid upon the terms and conditions hereinafter appearing.

This Agreement is supplemental to the Contract

NOW IT IS HEREBY AGREED as follows:

1.
All expressions used in this Agreement and which are defined in the Contract shall bear the same meaning in this Agreement and references herein to the Contract shall (where the Contract so admits) be deemed to include references to the Contract as novated and amended by this Agreement.

2.
In consideration of the New Buyer accepting and assuming the liabilities and obligations of the Original Buyer under the Contract in the manner herein provided (the sufficiency of which consideration the Buyer and the Original Buyer hereby acknowledge), the Original Buyer hereby assigns and transfers to the New Buyer with the consent of the Builder all its rights, liabilities, obligations and interest in the Contract and the Builder, the Original Buyer and the New Buyer hereby agree that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall be and is hereby substituted in the place of the Original Buyer as a party to and as the Buyer of the Rig under the Contract and that the Contract shall, with effect on and from the said Effective Date, be construed and treated in all respects as if the New Buyer were named therein instead of the Original Buyer.

3.
The New Buyer hereby agrees with the Builder that, with effect on and from the Effective Date hereinafter defined, the New Buyer shall duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer.

4.
Subject as provided in Clause 5 hereof, the Builder hereby agrees with the New Buyer that, with effect on and from the Effective Date, the Builder shall be bound by the Contract in all respects as if the New Buyer were named therein instead of the Original Buyer. Without prejudice to the foregoing and for the avoidance of doubt, all payments made by or on behalf of the Original Buyer to the Builder in respect of instalments of the Contract Price under the Contract prior to the Effective Date shall be deemed to have been made by the New Buyer to the Builder and any obligation to refund such instalment(s) shall be owed to the New Buyer.

5.
With effect on and from the Effective Date hereinafter defined, the Builder and the Original Buyer hereby mutually release and discharge each other from all other liabilities, obligations, claims and demand whatsoever touching or concerning the Contract and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the New Buyer and the Builder against each other in respect of any such liabilities, obligations, claims and demands.

6.
This Agreement may be executed by the Parties in counterparts at different times and locations, with each Party signing all the originals and sending them to the other Party to sign, and this Agreement shall be deemed to be validly executed as of the day and year first above written when the last of the Party has so signed.

7.
This Agreement shall be construed and interpreted and be enforceable according to English law and in the event of any dispute the provisions of Article XIX of the Construction Contract shall apply as if the same were expressly written out and incorporated herein,

IN WITNESS whereof the Parties hereto have caused this Agreement to be duly executed the day and year first above written

PPL Shipyard PTE Limited		Attest
By:	/s/ TAN AH HWA	/s/ TAN KIM YUNG
	Name: Tan Ah Hwa	Name: Tan Kim Yung
	Title: Managing Director	Title: General Manager—Marketing
Bluesky Offshore Group Corp.		Attest
By:	/s/ HSIN CHI SU	/s/
	Name: Hsin Chi Su	Name:
Title: Chief Executive Officer
Offshore Group Investments Limited		Attest
By:	/s/ HSIN CHI SU	/s/ PAUL A. BRAGG
	Name: Hsin Chi Su	Name: Paul A. Bragg
Title: Chief Executive Officer

Annex J

Dated this 27th day of October 2006

RIG CONSTRUCTION CONTRACT
(P2017)

Between

BLUESKY OFFSHORE GROUP CORP.

(as "Owner")

and
PPL SHIPYARD PTELTD
(as "Builder")

CONTENTS

ARTICLE I	J-7
SUBJECT OF THE CONTRACT	J-7
ARTICLE II	J-8
BUILDER'S SCOPE OF WORKS	J-8
ARTICLE III	J-8
CONTRACT PRICE AND PAYMENT	J-8
ARTICLE IV	J-9
MASTER CONSTRUCTION SCHEDULE	J-9
ARTICLE V	J-10
APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION	J-10
ARTICLE VI	J-10
CHANGE IN LAWS, RULES OR REGULATIONS	J-10
ARTICLE VII	J-11
PROPERTY	J-11
ARTICLE VIII	J-11
TEST AND TRIALS	J-11
ARTICLE IX	J-12
DELIVERY	J-12
ARTICLE X	J-14
FORCE MAJEURE AND PERMISSIBLE DELAYS	J-14
ARTICLE XI	J-15
DAMAGES FOR DELAYS	J-15
ARTICLE XII	J-16
OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE	J-16
ARTICLE XIII	J-17
VARIATIONS	J-17
ARTICLE XIV	J-18
INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE	J-18
ARTICLE XV	J-18
WARRANTIES	J-18
ARTICLE XVI	J-19
TAXES AND CHARGES	J-19
ARTICLE XVII	J-20
DOCUMENTS TO BE FURNISHED	J-20
ARTICLE XVIII	J-20
CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS	J-20
ARTICLE XIX	J-21
GOVERNING LAW AND DISPUTE RESOLUTION	J-21
ARTICLE XX	J-21
TECHNICAL DISPUTES	J-21
ARTICLE XXI	J-21
SUBCONTRACTING	J-21

ARTICLE XXII	J-22
ASSIGNMENT	J-22
ARTICLE XXIII	J-22
INVENTORIES ON THE RIG AT DELIVERY	J-22
ARTICLE XXIV	J-22
INSURANCE	J-22
ARTICLE XXV	J-24
BUILDER'S AND OWNER'S INDEMNITIES	J-24
ARTICLE XXVI	J-24
INTELLECTUAL PROPERTIES INDEMNITIES	J-24
ARTICLE XXVII	J-25
USE OF CRANES	J-25
ARTICLE XXVIII	J-25
EVENTS OF DEFAULT	J-25
ARTICLE XXIX	J-28
COMPLIANCE WITH THE LAWS OF SINGAPORE	J-28
ARTICLE XXX	J-28
LIMITATION ON BUILDER'S AND OWNER'S LIABILITY	J-28
ARTICLE XXXI	J-28
MISCELLANEOUS	J-28
ARTICLE XXXII	J-29
EFFECTIVE DATE OF CONTRACT	J-29
ARTICLE XXXIII	J-29
NOTICES	J-29

ANNEX A

Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification documents no. B0100 Z100 00 Rev 2 dated 29 August 2005 ("Specifications").

ANNEX B

Schedule of Rates.

ANNEX C

Variation Order Form.

ANNEX D

Preliminary Construction Schedule.

ANNEX E

Owner's Parent Company Guarantee.

RIG CONSTRUCTION CONTRACT

This agreement for the construction of a rig is made this 27th day of October 2006.

BETWEEN

BLUESKY OFFSHORE GROUP CORP incorporated in British Virgin Island and having its business address at 8,th Floor No. 126, sec 1, Jianggua North Road, Taipei 104, Taiwan (hereinafter called "Owner").

AND

PPL SHIPYARD PTE LTD, a Singapore corporation, with its registered office situated at 21 Pandan Road, Singapore 609273 (hereinafter called "Builder").

WHEREAS

A.
Builder has the capability and expertise to design and construct Baker Marine Pacific Class 375 jack-up drilling rigs.

B.
Owner desires to procure from Builder and Builder is able and willing to construct and deliver one unit of the Rig to Owner.

NOW IT IS HEREBY AGREED AS FOLLOWS

DEFINITIONS

In this Contract the following expressions shall have the following meanings hereby assigned to them:

"Article or Articles" means the articles herein:

"BFE" means the equipment or materials furnished by Builder.

"Builder" means PPL SHIPYARD PTE LTD.

"Builder's Representative" means the authorized representative appointed by Builder to act on its behalf pursuant to: Article 12.6.

"Classification Society" means the American Bureau of Shipping.

"Contract" means the agreement of the parties set out in the Definitions and the Articles herein and the Annexes A to D attached thereto.

"Contract price": as defined at Article 3.1.

"Delivery Date": as defined at Article 9.2.

"Force Majeure" means the contingencies or circumstances described in Article 10.1.

"Effective Date" means the date when all the conditions under Article 32.1 are met and the Contract becomes effective and legally binding on the parties.

"LIBOR" means the interest rate per annum which Hongkong & Shanghai Banking Corporation, London is offering to prime banks in the London Interbank market for deposits in United States Dollars for a one month period, determined at 11.00am London time, as quoted on the date from which interest is accrued under this Contract.

"Owner" means Bluesky Offshore Group Corp.

"OFE" means the equipment or materials furnished and delivered to Builder's shipyard by Owner at its costs for Builder to incorporate into the Rig.

"Owner's Representative" means the authorized representative appointed by Owner to act on its behalf pursuant to Article 12.1.

"Plan Progress Schedule" or PPS means the document to be provided by Builder to Owner on a monthly basis subsequent to commencement of construction of the Rig as described in Article 5.1.

"Protocol of Delivery and Acceptance" means the document signed by both Owner and Builder as described in Article 3.3 and Article 9.4 to acknowledge delivery of the Rig by Builder and acceptance of the Rig by Owner.

"Rig" means the Baker Marine Pacific Class 375 jack-up drilling rig described in the Specifications including the machinery, equipment and. gear.

"Schedule": as defined in Article 4.1.

"Specifications" means the Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification document no: B0100-Z100-00 Rev 2, dated 29 August 2005.

"Statement of Events" means the statement described in Article 10.3(c) submitted by Builder to Owner.

"Suspension Notice" means the notice given by Builder pursuant to Article 28.7.

"Termination Notice" means the notice given by Builder pursuant to Article 28.7.

"UNCITRAL" means United Nations Commissions on International Trade Law.

"Variable Loads": as defined at Article 9.9.

"Variation": as defined at Article 13.1.

"Warranty Period": as defined at Article 15.2.

"Works": as defined at Article 2.1.

ARTICLE I

SUBJECT OF THE CONTRACT

1.1
Builder agrees for the consideration and on the terms and conditions herein set forth, to design, construct, launch, equip, test, commission and deliver in a good and workmanlike manner one (1) Rig bearing Builder's Hull number of P2017 for Owner at Builder's shipyard in Singapore. The Rig is to be constructed in conformity with this Contract and the Specifications all of which are attached hereto and made a part hereof as Annex A, and in accordance with the requirements, rules, regulations, codes, directives and guidelines and amendments or modifications thereto published on or before the Effective Date, as it may be amended under this Contract of the following:

(a)
the applicable Rules of the American Bureau of Shipping (Classification Society) for Building and Classing of Mobile Offshore Drilling Units, as stated in the Specifications for the Rig to be classed on delivery with the following main class notation:

    "ABS Maltese Cross A1, Self-Elevating Drilling Unit (Unrestricted Services)";

  (b)
  International Maritime Organization Code for the Construction and Equipment of Mobile Offshore Drilling Units (MODU Code), 1989 Resolution A649(16) and latest amendments;

  (c)
  International Convention for the Safety of Life at Sea (SOLAS) 1974, including protocol and latest amendments applicable to MODU Code;

  (d)
  International Convention for the prevention of Pollution from Ships (MARPOL), including Annex 6, protocols and latest amendments;

  (e)
  International Convention of Load Lines, 1966, Protocol 1988 plus amendments;

  (f)
  International Regulations for Preventing Collisions at Sea, 1972 including Amendments of 1981, 1987 and 1989;

  (g)
  International Convention of Tonnage Measurement of Ships, 1969;

  (h)
  UK Civil Aviation Authority, CAP 437 for helicopter deck design;

  (i)
  IEEE Standard No. 45 "Recommended Practice for Electrical Installation Shipboard" 2002 or applicable sections of IEC 61892 relating to electrical cables;

  (j)
  ILO Convention 92 and 133 on Crew Accommodation;

  (k)
  International Telecommunication and Radio Regulations;

  (l)
  ABS requirements for compliance with cranes;

  (m)
  "Codes of Noise Levels on Board Ships" IMO Resolution A, 468 (XII):

  (n)
  Mechanical Vibration: ISO 6954;

  (o)
  American Petroleum Institute Standards and Recommended Practice;

  (p)
  all other regulatory requirements set-out in the specifications.

1.2
Builder warrants that it and its subcontractors have in place a OA system in compliance with ISO 9001-2000 or its equivalent standard. Builder shall ensure that all work performed under the Contract, including that performed by its subcontractors, is performed in accordance with their applicable QA systems. Builder warrants that it has acted and shall act in full compliance with its QA system and shall provide adequate documentation to Owner verifying such compliance. Builder shall also provide adequate documentation to Owner to verify the compliance of its subcontractors with their applicable QA systems.

1.3
The Works shall be performed by Builder and Builder's subcontractors in accordance with Classification Society's requirements for first class marine and rig construction practice, and all materials, machinery and equipment supplied by Builder or its subcontractors and incorporated in the Rig shall be in accordance with the Specifications and the same above referred practice. Builder will upon request furnish to Owner full information concerning the machinery and equipment it contemplates incorporating in the Rig. All work performed hereunder may be subject to inspections by Owner's authorized representatives at any time during working hours, provided such inspections do not disrupt Builder or its subcontractors' orderly progress of work on the Works. Such inspection shall be at Owner's sole cost and risk with regards to Owner's personnel, except where otherwise stated in the Specifications. Inspections by Owner shall not relieve Builder of its responsibilities under this Contract and the Specifications including the responsibility for satisfactory, efficient and safe operation of the Rig, including its machinery and equipment. Builder agrees to furnish to Owner test and progress reports received from the major equipment suppliers.

ARTICLE II

BUILDER'S SCOPE OF WORKS

2.1
Builder agrees to perform all work necessary to design, fabricate, construct, launch, outfit, complete, test, commission and document the Rig, in accordance with this Contract and the Specifications and any Variations thereto made in accordance with Article VI (Change in Laws, Rules or Regulations) and Article XIII (Variations) and Classification Society's requirements, and to deliver the Rig to Owner free and clear of all liens, security interests, claims and encumbrances {except any such liens or encumbrances as Owner may have placed thereon}, safety afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig, all of which are herein referred to as the "Works".

ARTICLE III

CONTRACT PRICE AND PAYMENT

3.1
In full payment for the Rig and as Builder's sole and total compensation for designing, fabricating, outfitting, constructing, launching, testing, completing, commissioning and delivering the Rig, as set out in the Specifications and in the performance of the Works, Owner agrees to pay Builder a total consideration (hereinafter referred to as the "Contract Price") of United States Dollars One hundred fifty three million only (US$ 153,000,000.00) provided however that the said Contract Price shall be subject to adjustment in accordance with the provisions of Article XIII (Variations) and this Article III (Contract Price and Payment). The Contract Price includes all taxes payable by Builder as per Article XVI (Taxes and Charges).

3.2
The Contract Price shall be paid to Builder in instalments which shall be payable as follows:

  1st payment 10.0% within three (3) New York banking days of the date of signing this Contract;

  2nd payment 12.5% on commencement of steel cutting;

  3rd payment 12.5% on installation of main generating sets;

  4th payment 25.0% on structural completion of main deck (centre block Fr. 10 to Fr. 33, PS & SB block Fr. 10 to Fr. 22) excluding leg well areas;

  5th payment 20.0% on launching of the Rig; and

  6th payment 20.0% plus any increase or minus any decrease due to adjustments, if any, of the Contract Price under this Contract on delivery and acceptance of the Rig.

3.3
In respect of the 2nd to 5th payments, each respective payment shall become due on receipt by Owner of a telefax notice from Builder countersigned by the Classification Society confirming the completion of the relevant stage and Owner shall then remit the said payment to Builder's account [TBA] within three (3) New York banking days from the date of receipt of such notice.

  In respect of the 6th payment, on receipt of a telefax notice from Builder, Owner shall deposit the amount of the 6th payment in an account in the joint names of Builder and Owner at [TBA] at least two (2) New York banking days prior to the Delivery Date as it may be amended in accordance with this Contract, with irrevocable instructions that the said deposit be paid to Builder against presentation by Builder to [TBA] of a duplicate original copy of the Protocol of Delivery and Acceptance of the Rig signed by Builder and Owner. Builder shall give Owner thirty / fifteen / and two (30 / 15 / 2) days notice prior to delivery. Should the Protocol of Delivery and Acceptance not have been signed within fourteen (14) days after the Delivery Date as it may be extended under this Contract, the Interest accrued from the said deposit, if any, shall be returned to Owner.

3.4
All amounts not paid by date for payment shall bear interest at United States Dollar LIBOR (one month) plus two percent (2%) on a per annum basis. The payments made by Owner prior to the Delivery of the Rig shall be in the nature of advances to Builder.

ARTICLE IV

MASTER CONSTRUCTION SCHEDULE

4.1
A Preliminary Construction Schedule (Annex D) is attached herewith, showing dates for commencement of construction work, key events and delivery of the Rig. Within thirty (30) days from the Effective Date as defined in Article XXXII (Effective Date of Contract). Builder shall provide to Owner a Master Construction Schedule (hereinafter referred to as the "Schedule") which shall set forth in detail:

(a)
dates of delivery of the bulk material and equipment;

(b)
the time table for construction of the Rig; and

(c)
time table for testing and commissioning, all as per the Specifications.

  The Schedule shall be brought up to date by Builder within thirty (30) days when:

  (a)
  the Delivery Date is extended in accordance with Article X (Force Majeure and Permissible Delays); or

  (b)
  there is a Variation in accordance with Article XIII (Variations); or

  (c)
  Builder becomes aware that there is a difference between thirty actual progress of the Works and the Schedule.

4.2
In the event the actual progress of the Works is lagging behind the Schedule. Builder shall issue a recovery plan to overcome such lagging so that the planned Delivery Date shall not be affected. However no adjustment shall be made to the Delivery

  Date and/or the Contract Price unless otherwise provided for in this Contract.

ARTICLE V

APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION

5.1
Builder shall be responsible for the design and construction of the Rig in accordance with the requirements specified in Article I (Subject of the Contract) and shall prepare and send to Owner all detailed construction drawings. The form and quantity of the detailed construction drawings to be provided by Builder to Owner shall be as per the Specifications.

  In addition, as from the actual commencement of the construction of the Rig, Builder shall send to Owner a Plan Progress Schedule (PPS) on monthly basis.

  These drawings shall be returned from Owner duly signed by or on behalf of Owner and bearing Owner's comments within a period of fourteen (14) working days from receipt thereof, failing which Owner shall be deemed to have approved the drawings.

5.2
Approval of the drawings by Owner shall not waive or diminish the responsibilities and obligations of Builder under this Contract, nor shall any such approval be deemed a waiver by Owner of any of its rights whatsoever under the provisions of Article XV (Warranties).

5.3
Builder shall be deemed to have scrutinized this Contract and the Specifications. Builder shall be responsible for the accuracy of the Specifications. Owner shall not be responsible for any error, inaccuracy or omission of any kind whatsoever in the Specifications nor be deemed to have given any representation of accuracy or completeness of any such data or information.

5.4
Builder shall make monthly progress reports against the S-curve and take monthly progress photographs illustrating the progress of the Rig's construction up to and including trials and delivery.

5.5
Builder shall also supply Owner photographs as provided in the Specifications. Additional copies of photographs and transparencies will be made available by Builder at Owner's request and expenses.

5.6
Notwithstanding the foregoing, Builder shall not be required to provide or disclose to Owner for review or comments any design, calculations, drawings, Specifications or information relating to the design and construction of the Rig which are proprietary in nature to Builder and/or its subsidiaries. Builder shall also not be required to submit to Owner for review or comments any workshop sketches such as for example piping spool drawings, steel material nestings, panels/blocks fabrications and erection sequences.

ARTICLE VI

CHANGE IN LAWS, RULES OR REGULATIONS

6.1
It is recognized that should any changes in any applicable international or governmental laws, rules or regulations {including those set out in Article 1.1(a) to (p)} be published subsequent to the Effective Date that make it necessary to modify the Specifications and/or detailed construction drawings for the Rig, the following provisions shall apply unless a waiver of the change is obtained at Owner's request:

(a)
If such changes are compulsory for the Rig, any of the parties hereto, upon receipt of information from the Classification Society or any such other regulatory body, shall promptly transmit the same to the other in writing, and Builder shall thereupon incorporate such changes in the construction of the Rig, provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

  (b)
  If such changes are not compulsory for the Rig, but Owner desires to incorporate any of them into the construction of the Rig, then, Owner shall notify the Builder of that intention. Builder will accept such changes provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

6.2
Changes to the Contract Price, the Delivery Date and the Specification under this Article 6.1 shall be governed by Articles XIII (Variations). In the event that Owner does not accept such changes including the responsibility to pay Builder for the additional costs and/or the need to grant additional time to Builder as required pursuant to Article XIII (Variations), and such changes are required for the construction of the Rig in terms of its certification and compliance to this Contract, Builder shall not proceed with the Variation and shall be relieved and absolved from any obligations or responsibility whatsoever relating to the failure to carry out such changes, and the consequences arising therefrom shall be solely with Owner.

ARTICLE VII

PROPERTY

7.1
The Rig including all materials purchased and/or delivered to Builder's shipyard for the construction of the Rig, excluding all equipment and materials purchased or provided by Owner, including but not limited to spare parts, loose handling equipment, BHA and drill string, ("OFE"), shall at all times until delivery of the Rig be the property of Builder.

  Risk of loss or damage in respect of the items enumerated in this Article VII (Property) including OFE shall remain with Builder until delivery of the Rig pursuant to Article IX (Delivery).

ARTICLE VIII

TEST AND TRIALS

8.1
Builder shall prepare a comprehensive programme of tests and trials as per the Specifications and submit it to Owner for review and comment.

  Before the Rig is delivered, the tests, trials and commissioning set out in the Specification will have been satisfactorily completed. Builder shall be responsible for the preparation and execution of these tests and trials.

  Owner shall be responsible for the testing, trial and commissioning for the equipment furnished by Owner ("OFE"), if any, Builder shall make available personnel to assist tests and trials on OFE.

  All materials labour, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on BFE shall be for the account of Builder.

  All materials, vendors personnel, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on OFE shall be for the account of Owner.

8.2
All works accomplished under the Specifications, including the Rig's main machinery, auxiliary machinery, piping, electrical ventilation, drilling equipment and other systems will be thoroughly tested in accordance with the requirements set-out in the Specifications. All tests and trials shall comply with the requirements of the Classification Society.

8.3
When the Rig is substantially complete, the jacking tests will take place. An inclining experiment shall be conducted to establish the Rig's lightship weight, center of gravity and metacentric height, Inclining experiment for a sister rig, if any, shall not be carried out.

8.4
Any defect which may develop or become apparent during the course of the tests and trials and commissioning to be performed by the Builder will be made good and retested by Builder at its expense before delivery and to the satisfaction of the Classification Society and Owner's representative and in accordance with the Specifications. Builder shall at its own cost repeat any of the tests or trials in relation to such defects if a joint request in writing is made by Owner and the Classification Society.

8.5
If Owner requires any additional test, trials and commissioning which is not covered by or is in addition to that provided under the Specifications, and Builder considers in its reasonable opinion that there is no need to carry out such test and trials, Owner may nevertheless instruct Builder to proceed with such additional test and trials. If any defect is discovered upon carrying out such additional test and trials, Builder shall rectify such defect and bear the costs of such additional test and trials before delivery. However, if no defect is discovered upon carrying out such additional test and trials, Owner shall bear the costs and be responsible for any delay arising from such test and trials incurred by Builder.

8.6
Owner's Representative or his nominees may test the workmanship and materials used in the construction of the Rig and attend and participate in tests and trials on materials and the Rig (including tests and trials carried out at the premises, workshops and shipyards of Builder's subcontractors) for which purpose Builder shall give reasonable notice of such tests and trials to Owner's Representative. Defects discovered by Owner's Representative shall be remedied by Builder before delivery. If there is disagreement between Builder and Owner, the written opinion of the surveyor of the Classification Society shall be final and binding.

8.7
Test and trials performed by Owner's Representative shall not relieve Builder of any of its obligations hereunder nor constitute a waiver of any of Owner's rights under this Contract. Such test and trials performed by Owner, if any, shall be paid for by Owner and shall not cause any hindrance to the progress of work of Builder.

ARTICLE IX

DELIVERY

9.1
The Rig shall be delivered by Builder and accepted by Owner in accordance with this Article. Before Owner shall be obligated to accept delivery of the Rig, the Rig shall have been classed by the Classification Society as per this Contract and the Specifications and Builder shall have first done the following:

(a)
completed the construction of the Rig in accordance with this Contract and the Specifications;

(b)
completed the tests and commissioning of the Rig as described in the Specifications and remedied at Builder's sole cost and expense any defects discovered thereby and performed any additional tests necessary to ensure that such defects have been remedied;

(c)
delivered to Owner certificates including the Builder's certificate reflecting completion of the Rig in accordance with the Specifications and this Contract;

(d)
delivered to Owner all the necessary certificates, either final or preliminary, to clear the Rig through focal customs and administrative authorities; and

(e)
delivered to Owner all documents which are listed in Article 9.5 below.

9.2
Delivery of the Rig shall be on or before 31 July 2009 ("Delivery Date") or on such date as the Delivery Date may be amended or extended to in accordance with this Contract.

9.3
Builder shall deliver to Owner possession of the Rig safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig.

9.4
On payment by Owner to Builder of any unpaid payment in accordance with Articles 3.2 and 3.3 and against documentation from Builder that the Rig upon such final payment is free and clear of all liens, security interest, claims and encumbrances, save for liens and encumbrances as Owner may have placed thereon, Builder shall simultaneously deliver the Rig to Owner such delivery to be evidenced by a Protocol of Delivery and Acceptance signed by the parties hereto, acknowledging delivery of the Rig by Builder and acceptance thereof by Owner.

9.5
On delivery and acceptance of the Rig, the Builder shall deliver to Owner the following documents, which shall accompany the Protocol of Delivery and Acceptance:

(a)
Protocol of trials of the Rig made pursuant to the Specifications.

(b)
Protocol of inventory of the equipment of the Rig, including spare parts and the like, all as specified in the Specifications.

(c)
Protocol of stores of consumable nature, including the original purchase price thereof.

(d)
All certificates including the Builder's certificate required to be furnished upon delivery of the Rig pursuant to this Contract and the Specifications, free and clear of any recommendation, notation, restriction or other remark. It is agreed that if, through no fault on the part of Builder, the Classification Society's certificate and/or other certificates are not available at the time of delivery of the Rig, interim certificate of Classification Society or such other provisional certificates not affecting the trading of the Rig as may be issued shaft be accepted by Owner, provided that Builder shall furnish Owner with the final certificates as promptly as possible after such final certificates have been issued.

(e)
the declaration of warranty of the Builder that the Rig Is delivered to Owner free and clear of any liens, charges, debts, claims, mortgages or other encumbrances upon Owner's title thereto, and in particular, that the Rig is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Singaporean governmental authorities, as well as' of all liabilities of Builder to subcontractors, employees and crew and of all liabilities arising from the construction of the Rig and trial runs, or otherwise, prior to delivery.

(f)
Drawings and plans pertaining to the Rig as stipulated in the specifications.

(g)
Commercial invoice.

(h)
Duly executed bill of sale or other relevant document that certifies that the title of the Rig passes to Owner.

  The Parties shall, where appropriate, use best endeavours to agree on the wording of the aforementioned documents.

9.6
In the event of any dispute concerning the payment on delivery of the Rig, including the question of Owner's right to off-set any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig.

9.7
If Builder does not wish to provide a bank guarantees or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed amount.

9.8
Owner shall be responsible for registration and documentation of the Rig in Panama, its chosen flag state, in the name of Owner upon the Delivery Date as it may be amended or extended under this Contract and all expenses incurred with respect thereto shall be paid and be solely for the account of Owner provided that Builder shall provide all reasonable assistance and documentation that may be necessary for same. However, subject to applicable time and costs impact (if any) that may be required by Builder, Owner may at its option nominate a different country of registration after the Effective Date under the taws of which the Rig is to be registered at; the time of delivery and acceptance thereof under this Contract. This shall be treated in accordance with Article XIII (Variations).

9.9
Pursuant to the Specifications, the variable loads shall be as follows: (i) the "floating variable load"—2040 metric tons ("MT"); (ii) the "jacking variable load"—2,268 MT, and (iii) the "drilling variable load"—3,356 MT. The "floating variable load", the "jacking variable, load" and the "drilling variable load" are hereafter also referred jointly or separately as the "Variable Loads".

  In the event, that the Rig has not been completed in accordance with the Contract and Specifications as regards the Variable Loads, Owner may at its sole option decide to accept delivery of the Rig on terms that the Contract Price be reduced pursuant to the following provisions:

  a)
  For each full MT reduction in the "floating variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price, with US dollars 14,970 per MT of reduced capacity.

  (b)
  For each full MT reduction in the "jacking variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (c)
  For each full MT reduction in the "drilling variable load" of more than 20 MT but up to a maximum 168 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (d)
  The reductions pursuant to (a) to (c) above are cumulative, and in any event the total reduction of the Contract Price shall not exceed US dollars five (5) million only.

9.10
Prior to delivery and acceptance of the Rig as described in this Article, Owner may require the taking over of partial possession of certain sections of the Rig, Where Owner takes over partial possession of the Rig, Owner shall be deemed to have taken delivery of those sections of the Rig and liability for risk of loss or damage in respect of those sections of the Rig shall pass from Builder to Owner notwithstanding the provisions in Article 7.1 herein.

ARTICLE X

FORCE MAJEURE AND PERMISSIBLE DELAYS

10.1
If at any time before the delivery and acceptance of the Rig, either the construction of the Rig or any performance required under the provisions of this Contract and the Specifications as a prerequisite of delivery of the Rig is delayed due to war, blockade, revolution, insurrections, civil commotions, riots, strikes, sabotage, lockouts, plague or other epidemics, quarantines, prolonged failure, shortage or restriction of electric current, or import/export embargoes imposed by any government including the Singapore government; or due to acts of God including, but not limited to, earthquakes, tidal waves, or typhoons; or by destruction of the shipyard or works of Builder or its subcontractors or of the Rig, or any part thereof, by fire, flood or other causes beyond the control of Builder; or by delay in deliveries of machinery, equipment or materials due to the above events provided that such machinery, equipment or materials shall have been ordered in due time by Builder, each of such contingencies shall be deemed to be included in the definition of Force Majeure as used in this Contract, and in the event of delays to the Schedule due to the happening of any of the aforementioned contingencies, the Delivery Date shall be extended for such period of time as the actual delivery of the Rig is reasonably calculated to be delayed thereby.

10.2
The Delivery Date may also be extended if the construction of the Rig or any performance required under the provisions of this Contract and Specifications as a prerequisite of delivery of the Rig is delayed by reason of breach of this Contract by Owner.

10.3
Upon the occurrence of any the contingencies listed in Article 10.1, Builder will:

(a)
take all reasonable steps open to it to mitigate the effect of the contingency upon the Delivery Date;

(b)
within twenty one (21) days and in any event not more than sixty (60) days of the date on which it becomes aware of the contingency, give Owner notice in writing of the occurrence of the contingency;

(c)
as soon as possible thereafter, and in any event not more than thirty (30) days after the giving of the said notice aforementioned in Article 10.3(b), submit to Owner a statement in writing (hereinafter called the "Statement of Events"), specifying as far as possible, with full particulars, the nature and the cause of the contingency, the effect on the item involved, the likely overall effect computed from the Schedule upon the Delivery Date and the steps which are being taken by it to mitigate any delay which may result from the contingency;

(d)
within twenty one (21) days on which it becomes aware that the contingency is at an end, give Owner notice in writing of the date when the contingency ended;

(e)
within thirty (30) days after the giving of the said notice aforementioned in Article 10.3(d), submit to Owner a statement giving such detail as is required in the Statement of Events.

  Builder shall in any event lose the right to extend the Delivery Date if It fails to comply with its obligations under Articles 10.3(b).

10.4
Owner shall upon receipt of any notification from Builder under Article 10.3(c) and 10.3(e) provide its comments and reasons for objection if any, within thirty (30) days, and if no such comments or reasons for objection is received by Builder, Owner shall be deemed to have accepted Builder's claim for postponement of the Delivery Date. Failure of Owner to object to Builder's claim for postponement of the Delivery Date within thirty (30) days after receipt by Owner of such notice of claim shall be deemed to be a waiver by Owner of its right to object to such postponement of the Delivery Date.

ARTICLE XI

DAMAGES FOR DELAYS

11.1
Builder agrees to prosecute the Works diligently in an expeditious and workmanlike manner, and to make delivery of the completed outfitted and tested Rig on or before the Delivery Date or such date as may be extended pursuant to this Contract.

11.2
In the event delivery of the completed Rig is delayed beyond the Delivery Date or such date as may be extended pursuant to this Contract, then Builder shall pay to Owner as liquidated and agreed damages, the amount of United States Dollars: Fifty Thousand Dollars (US$50,000.00) per day for each and every day the delivery of the Rig is so delayed more than thirty (30) days (grace period) beyond said Delivery Date or such date as may be extended pursuant to this Contract, subject to a maximum of United States Dollars: Five Million Only (US$5,000,000.00). Such liquidated damages shall be in lieu of all damages, which Owner may suffer by reason of such delay, it being further understood and agreed that Builder shall not be responsible or liable to Owner or any third party for any direct, indirect and/or consequential loss or damage (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), occasioned by delay in the delivery of the Rig, except for such aforementioned liquidated damages.

ARTICLE XII

OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE

12.1
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract), Owner shall appoint and notify Builder in writing the name of Owner's Representative. Owner may from time to time appoint some other person as Owner's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Builder without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice In writing by Builder.

12.2
Owner's Representative shall represent and act for Owner at all times during the currency of the Contract. All notices, instructions, orders approvals and all other communications under the Contract shall be given by Owner's Representative, except as herein otherwise provided. All notices, instructions, information and other communications given by Builder to Owner under the Contract shall be given to Owner's Representative, except as herein otherwise provided.

12.3
Whilst Owner may send to and maintain at Builder's shipyard, at its own cost and expense, one or more representatives, but only one of whom shall be duly authorized in writing by Owner to Builder to be Owner's Representative to act on behalf of Owner.

12.4
Owner undertakes that it shall ensure that the Owner's Representative and its other representatives carry out their duties in accordance with common rig building practice and in such a way as to avoid any unnecessary increase in building cost, delay in the construction and delivery of the Rig, and/or disturbance in the construction schedule of Builder.

12.5
At all times during the construction of the Rig, Builder shall:

(a)
afford the Owner's Representative and his nominees full access to Builder's shipyard and shall secure access to the premises, workshops and shipyards of its subcontractors to the extent and equivalent to that afforded to Builder, to view the progress of the construction and to inspect Builder's and subcontractors work;

(b)
provide Owner's Representative and his nominees with separate air-conditioned working office space complete with desk; furniture; cupboards; meeting rooms; common photocopy machine; telephone; facsimile machine; and broadband connection facility at no extra cost in Builder's shipyard (the costs for usage of telephone, facsimile, and broadband subscription services shall be paid by Owner); and

(c)
cooperate with Owner's Representative so as to keep him reasonably informed as to the progress of the Works.

12.6
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract), Builder shall appoint Builder's Representative. Builder may from time to time appoint some other person as Builder's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Owner without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice in writing by Owner.

12.7
Builder's Representative shall represent and act for Builder at all times during the currency of the Contract and shall give to Owner all Builder's notices, information and all other communications under the Contract All notices, instruction, information and other communication given by Owner to Builder under the Contract shall be given to Builder's Representative, except as herein otherwise provided.

ARTICLE XIII

VARIATIONS

13.1
Without invalidating this Contract, Owner may request changes in writing by altering, adding to or deducting from the work to be performed by Builder hereunder as it is delineated in this Contract and the Specifications ("Variation"). The Specifications may only be modified and/or changed by the written agreement of the parties in accordance with Article VI (Change in Laws, Rules and Regulations) and this Article XIII (Variations). All work performed by Builder in connection with Variations shall be performed under the conditions of this Contract.

13.2
Upon receiving a written request for Variation from Owner, Builder will advise Owner in writing within twenty-four (24) days of the change or alteration to Specifications and to the Contract Price and/or Delivery Date (if any) occasioned thereby.

  The Variation and adjustment to the Contract Price and time for delivery shall at Owner's option be:

  (a)
  based on an agreed lump sum price and time extension to the Delivery Date, if any; or

  (b)
  based on the Schedule of Rates (Annex B) and the Delivery Date to be adjusted based on the net time spent on performing the Variation if the work was on the critical path for the progress of the Works. Builder shall properly document all time and material spent and the effect of the work on the Schedule, and Owner shall be entitled to audit all relevant documentation in order to verify Builder's claim for compensation of the Variation

13.3
In the event that Owner proceeds on lump sum basis under Article 13.2(a), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder once the change or alteration in the Specifications and the adjustments, if any, in the Contract Price and/or Delivery Date occasioned thereby, have been agreed to writing, and signed for identification by authorized representatives of both parties. Such adjustments in the Contract Price and/or the Delivery Date shall be negotiated in good faith between Owner and Builder and shall be reasonable. In the event that Owner instructs Builder to proceed with the Variation under Article 13.2(b), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder from the time of Owner's instruction to Builder.

13.4
Payment for Variation(s) pursuant to this Article XIII (Variations) shall be resolved as follows:

(a)
Payment for a single Variation below United States Dollars One Million (US$1 million) shall be made against Builder's invoice with the instalment immediately following completion of the Variation.

(b)
Payment for a single Variation equal to or more than United States Dollars One Million (US$1 million) shall be mutually agreed by the parties.

(c)
In the event that there is more than one Variation and the cumulative value of the Variations taken together exceeds United States Dollars One Million (US$1 million), payment for the Variations shall be mutually agreed.

13.5
Builder may also propose in writing to Owner any change to the Specifications which in Builder's opinion will improve the quality, efficiency, functionality, and design of the Rig, or the bringing forward of the Delivery Date, Owner may at his discretion approve or reject Builder's proposed modifications, and if approved by Owner, Owner shall request Builder in writing to proceed with change as aforementioned and pursuant to this Article XIII (Variations).

13.6
Both parties acknowledge that after the Effective Date, advances in machinery and/or equipment may occur which render the machinery and/or equipment provided for in the Specifications out of date. Builder will as far as practicable keep Owner advised of such advances which is in Builder's knowledge.

ARTICLE XIV

INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE

14.1
If Owner should desire to have any third party or its representatives come into Builder's and/or Builder's subcontractor's shipyard to inspect or assist Owner in the performance of any work, Builder may impose on Owner reasonable requirements with regard to said third party's or Owner's representatives' insurance coverage as a condition for admittance to Builder's and/or Builder's subcontractor's shipyard which requirements Builder shall give reasonable notice of to Owner. Owner shall bear full responsibility for such third party or Owner's representatives and for their acts while in Builder's and/or Builder's subcontractor's shipyard.

14.2
Owner shall be liable for any loss of and damage to property or injury to or death of any employee, representative, agent or subcontractor of Owner or such third party where such loss of and damage to property and/or injury to and/or death is caused by the negligence of Owner and/or any independent contractor engaged by Owner to perform the work contemplated under this Contract.

ARTICLE XV

WARRANTIES

15.1
Builder undertakes for the duration of the Warranty Period (as defined at Article 15.2 hereof), with respect to the Rig and the Works that it will remedy or replace, free of charge to Owner, any damage or defect in the Rig or the Works which are due to defective materials, workmanship, construction or any failure to comply with vendor's recommendations on the part of Builder or its subcontractors.

15.2
The warranty period ("Warranty Period") shall be twelve (12) months after the delivery by Builder and acceptance by Owner of the completed Rig. However, Builder further warrants any repair or replacement work for a further twelve (12) months from the date of completion of the repair, remedy or replacement in question, and for the purpose of clarification and avoidance of doubt, the maximum period of warranty provided by Builder to Owner where there is repair or replacement work as aforementioned shall not in any event exceed a total of twenty four (24) months after the delivery by Builder and acceptance by Owner of the completed Rig.

15.3
If at any time prior to the end of the said Warranty Period, damage or defects as set out in Article 15.1 above shall appear or be discovered, Owner has agreed to give Builder written notice thereof within fifteen (15) days after Owner's discovery of same, and Builder shall promptly upon receiving such notice, remedy or replace the same, free of charge to Owner, in good and proper operating condition sufficient to meet the requirements of this Contract and Builder's warranties hereunder. Builder shall have no obligations to Owner for any defects discovered or notified subsequent to the Warranty Period, save as provided for in Article 15.2 above.

15.4
Builder shall remedy, at its expense, any defects against which the Rig is warrantied under this Article and, if practicable, be performed while the Rig is on location or at such other points as may be designated by Owner. However, if Builder shall advise Owner in writing that such repair or replacement can be made only in Builder's shipyard, then Owner shall either return the Rig (or the part or item affected where feasible to detach from the Rig) at Owner's sole cost to Builder's shipyard for such repair or replacement, or advise Builder in writing that it is not convenient for Owner to so return the Rig or component to Builder's shipyard, in which latter event Builder shall pay to Owner an amount, in lieu of Builder's making said repair or replacement, equal to the reasonable cost to Owner of effecting such repair or replacement which cost shall be evidenced by invoice or other written evidence.

15.5
All warranties made by Builder shall extend to and be fully applicable with respect to any work done (labour and workmanship), fabricated or manufactured, and operating equipment fabricated or installed by a subcontractor of Builder.

  With respect to each item of material or equipment furnished but not fabricated or manufactured by Builder for installation in or incorporation into the Rig, the warranty provided herein to Owner for such material or equipment shall be limited to the warranties obtained by Builder from their respective vendors and manufacturers, as the case may be. Builder shall use all reasonable endeavours to obtain from the vendors and manufacturers, as the case may be, such warranties as are consistent with those requested by Owner. Builder shall assign to Owner all its rights to these warranties on the delivery of the Rig and Owner shall seek its remedies or enforce its rights against the vendors and manufacturers, as the case may be, in the event of a warranty claim at its sole cost and expense.

15.6
Following delivery, the foregoing warranties are in lieu of all other warranties and/or guarantee and no other warranties and/or guarantee expressed, implied or statutory is given by Builder by virtue of this Contract {excluding the indemnities given by Builder in Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)}. The warranty obligations of Builder to Owner are exhaustively set out in this Article XV (Warranties). Builder shall not be responsible or liable for any other defects whatsoever not specified in this Article XV (Warranties). No employee or representative of Builder is authorised to change this warranty in any way or grant any other warranty.

15.7
Builder shall not be responsible for any defects in any part of the Rig which have been caused subsequent to delivery of the Rig by any replacement or repair work performed by any other contractor, or for any defects to the extent the same have been caused by use in excess of specified design limitations or improper maintenance of the Rig on the part of Owner, its servants or agents.

15.8
Builder shall in all circumstances not be responsible or liable for any consequential or special losses, damages or expenses (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), directly or indirectly howsoever occasioned by Owner or any third party due to defects specified in this Article, or due to repairs or other work done to remedy such defects, or as a result of the failure of any work or item of material or equipment to meet the above stated warranties of Builder.

ARTICLE XVI

TAXES AMD CHARGES

16.1
Builder shall pay all sales, use, import, export, excise or other taxes or duties which may be levied by the authorities or government in Singapore or other countries arising out of or in connection with all work to be performed hereunder by Builder or Builder's subcontractors including the sale, delivery and export from Singapore of the Rig. Owner shall bear and pay any other sales, import and/or use taxes (except for income taxes of Builder) which may be levied or assessed upon the sale, import or use of the Rig after Delivery which are not properly for Builder's account.

ARTICLE XVII

DOCUMENTS TO BE FURNISHED

17.1
Upon acceptance of the Rig by Owner, Builder shall at its cost furnish four (4) hard copies and one (1) soft copy of all detailed construction drawings such as: general arrangement, structural, mechanical, piping system, electrical system and outfitting drawings, plus drawing indexes, corrected to agree with the completed construction of the Rig to Owner for use by Owner or its successors or assigns, to be used for the purposes herein designated. Owner agrees that it shall not release any such information to third parties, except as needed for specific purposes connected with the sale, lease, use, operation, maintenance and repair of the Rig, and review by governmental authorities or underwriters. Notwithstanding the generality of the foregoing, it is agreed that Builder shall not be obliged to provide to Owner any proprietary and confidential information relating to the design of the Rig.

17.2
Builder further agrees to deliver or cause to be delivered to Owner upon acceptance of the Rig by Owner all necessary certificates, either final, if available or preliminary (if final not available), to clear the Rig through customs and administrative authorities. All fees in respect of the classification and survey of the Rig by the Classification Society shall be paid by Builder. Builder will furnish Owner promptly during the currency of this Contract with copies of all significant correspondence and documents relating to these classification and survey save for proprietary and confidential information relating to the design of the Rig.

17.3
For the purpose of clarification and as examples, proprietary Information would include (but is not limited to) the following categories of information:

(a)
basic design and calculation relating to the scantling and performance for the hull, cantilever and drill floor, leg and spud can and helideck;

(b)
global analysis for the Rig;

(c)
naval architecture aspect of the Rig relating to but not limited to motion analysis etc.;

(d)
components designed and manufactured by Baker Marine such as the jacking system, pedestal cranes, and mooring winches;

(e)
vendors' proprietary information relating to design calculation and know-how for their equipment.

ARTICLE XVIII

CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS

18.1
The intention of the parties is that the provisions of this Contract and the Specifications are meant to supplement each other and be read and interpreted as a whole.

  However, in the event there is any conflict between any of the provisions in the Articles herein and the Specifications, the provisions of the Articles herein shall prevail.

  In the event there is any conflict between the Specifications and the drawings included in the Specifications, the Specifications shall prevail over the drawings.

ARTICLE XIX

GOVERNING LAW AND DISPUTE RESOLUTION

19.1
This Contract shall be governed and construed by and in accordance with the laws of England.

19.2
If any dispute between Owner and Builder arises as to any matter arising under or out of or in connection with this Contract (save for disputes relating to technical issues which are governed by Article 20 hereof), such dispute shall be referred to arbitration in London, and unless mutually agreed otherwise by the parties for a sole arbitrator to hear the arbitration, the arbitration tribunal shall consist of three (3) arbitrators, one arbitrator to be appointed by each party and the third arbitrator to be appointed by the two so appointed arbitrators. The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules for the time being in force.

19.3
The arbitration and all documents to be employed therein shall be in the English language.

ARTICLE XX

TECHNICAL DISPUTES

20.1
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications relating to matters within the ambit of the Classification Society's jurisdiction, or in respect of material or workmanship affecting the classification of the Rig, Builder and Owner agree to be bound by the decision of the surveyor of the Classification Society. The decision of the surveyor of the Classification Society shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

20.2
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications which fall outside the ambit of Article 20.1, Builder and Owner agree to be bound by the decision of an independent third party surveyor from Noble Denton. The decision of the said surveyor from Noble Denton shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

ARTICLE XXI

SUBCONTRACTING

21.1
Without in any manner prejudicing the rights and obligations of Builder and Owner hereunder, it is acknowledged and agreed by Owner that Builder may cause part or the majority of the Works to be performed by one or more subcontractors.

21.2
Builder agrees to notify Owner in advance of all subcontract work to be performed overseas and obtaining from Owner in advance written approval of any such subcontract, which approval shall not be unreasonably withheld. However, the above notification and approval shall not be required for subcontract work done in Singapore.

ARTICLE XXII

ASSIGNMENT

22.1
This Contract shall bind and be for the benefit of the successors and assigns of the parties, and either party may assign this Contract subject to prior written consent of the other party which consent may not be unreasonably withheld. However, Owner shall have the right to assign this Contract without the consent of Builder to:

(a)
any institutions providing financing in favour of Owner for the purposes of securing the construction of the Rig; or

(b)
any other corporate body which is majority owned by Owner or Owner's Parent Company.

ARTICLE XXIII

INVENTORIES ON THE RIG AT DELIVERY

23.1
An inventory of unused lubricating oil, grease. fuel oil of other liquids, supplied by Builder and left on board at delivery of the Rig shall be taken and paid for by Owner at the time of delivery of the Rig at the net invoiced cost paid by Builder for the same. Payment therefore shall be made by Owner to Builder after receipt of invoice from Builder.

23.2
Builder shall place on board the Rig, at its own cost, all OFE.

ARTICLE XXIV

INSURANCE

24.1
Prior to the commencement of construction of the Rig, Builder agrees to keep or cause to be issued the policies of insurance having minimum coverage as follows, at its own cost and expense, and furnish certificates or copies thereof to Owner:-

(a)
Workmen's compensation and employer's liability insurance with a limit of US dollars 500,000 and in accordance with statutory requirements of the Republic of Singapore.

(b)
Comprehensive public liability coverage, including contractual liability covering Builder's indemnities herein, and including protective liability, with limits of US Dollars 1,000,000 for bodily injury to or death of any one person, US Dollars 5,000,000 for bodily injury to or death of two or more persons in the same incident and US Dollars 5,000,000 for property damage in the same incident.

(c)
Automobile liability insurance covering automobile equipment used in the performance of work under this Contract with limits of US Dollars 250,000 for bodily injury to or death of any one person US Dollars 500,000 for bodily injury to or death of two or more persons in the same incident, and US Dollars 500,000 for property damage in the same incident.

(d)
Cargo coverage to full value of all shipments made by Builder to its shipyard in Singapore for equipment parts or other items relating to this Contract.

(e)
All risk physical damage insurance based on minimum institute clauses for builder's risk insured on a replacement cost basis, including protection indemnity, covering all materials after delivery to Builder intended to be incorporated into the Rig, and not covered by Builder's all risk policy described in sub-paragraph (f) hereinbelow, while in transit from Builder's plant to a subcontractor of Builder, or while in transit from such subcontractor back to Builder's shipyard.

  (f)
  Builder's all risk policy, based on minimum institute clauses for builder's risk, insured on a replacement cost basis, including protection and indemnity, relating to the Rig for a total of 100% of the Contract Price.

  In the event that the Delivery Date {as defined in Article IX (Delivery) hereof} is delayed for any cause attributable to Owner, Owner has agreed that any additional premium charged to continue the policy shall be borne solely by Owner.

24.2
Each of the policies described hereinabove shall be issued by financially sound insurance carriers, both the policies and the insurance carriers shall be subject to the prior written approval of Owner, which shall not be unreasonably withheld, and shall either on the face thereof or by appropriate endorsement, except for the policy specified in Article 24(a) above:

(a)
name Owner as an additional insured (except as respects premium payment) to the extent their respective interests may appear;

(b)
provide that it will not be cancelled or its coverage reduced prior to delivery except upon twenty (20) days prior written notice to Owner;

(c)
contain waiver of subrogation provisions pursuant to which the insurer waives all express or implied rights of subrogation against Builder and Owner, their co-licensees and/or their Affiliates (herein defined with regards Owner to mean Owner's Parent Company or any company which is controlled, directly or indirectly by Owner or Owner's Parent Company, or with regards Builder by Builder; and

(d)
be maintained in full force and effect until delivery.

24.3
Builder and Owner agree that in the event that at any time on or before delivery the Rig is damaged, all insurance proceeds received shall be furnished to Builder and shall be used by Builder for repair and replacement with respect to the damage.

24.4
Builder and Owner further agree that in the event that at any time on or before delivery the Rig is damaged so as to constitute an actual or constructive total loss in accordance with the policy referred to at Article 24.1(f) above, then unless the parties otherwise mutually agree, Builder shall after receipt of the insurance payment, refund to Owner from the insurance proceeds the full amount of all sums paid by Owner to Builder as instalments of the Contract Price and at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE, and any balance of insurance proceeds being for Builder's benefit, in which case this Contract shall be deemed to be automatically terminated and all rights, duties and obligations of each of the parties to the other shall forthwith cease and terminate. The determination of whether or not an actual or constructive total loss has occurred shall be made by the surveyor appointed by insurance underwriters for the policy referred to in Article 24.1(f) hereinabove.

24.5
Notwithstanding Article 24.3 and 24.4 above, if prior to delivery, the Rig is so substantially damaged or destroyed that it cannot be repaired within one hundred and fifty (150) days from the Delivery Date as it may be extended under this Contract, Owner may at its option, terminate this Contract upon written notice to Builder. In the event this Contract is so terminated:

(a)
Builder shall lodge a claim in conformity with Builder's risks insurance policy so as to recover adequate indemnity in the shortest time possible, and shall keep Owner informed of any negotiations therefore;

(b)
Builder shall be entitled to retain the full amount of the progress payments so far received by it;

  (c)
  Builder may at its option dispose of any wreck and shall pay for any related costs; and

  (d)
  Owner shall be entitled to that portion of the proceeds from Builder's all risk policy referred to in Article 24.1(f) hereinabove but not exceeding the amount paid by Owner to Builder under this Contract.

ARTICLE XXV

BUILDER'S AND OWNER'S INDEMNITIES

25.1
Builder agrees to protect, indemnify and hold Owner free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Builder's (or its affiliates), employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of the foregoing on account of injury to or death of any such parties or loss of or damage to any of their personal property, during the performance of the Works regardless of whether Owner and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault.

25.2
Owner agrees to protect, indemnify and hold Builder and its subcontractors free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Owner's (or its affiliates) employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of any of the foregoing on account of injury to or death of any such parties loss of or damage to any of their personal property during the performance of the Works regardless of whether Builder and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault. The reference to damage to personal property in this Article 25.2 is expressly understood to exclude any and all damage to the Rig or to its component parts.

25.3
Until delivery and acceptance of the Rig Builder shall indemnify and hold harmless Owner from:

(a)
any and all liabilities and/or claims and/or fines resulting from the requirements of public authorities in connection with the removal of wrecks, or pollution from the Rig or other vessels or floating devices provided by Builder for use in connection with the performance of the Works;

(b)
any and all liabilities and claims arising out of loss or damage suffered by anyone other than Owner and Builder in connection with the performance of the Works;

  provided always that the aforementioned circumstances are not caused either directly or indirectly by Owner's and/or Owner's employees' breach of this Contract and/or negligence.

ARTICLE XXVI

INTELLECTUAL PROPERTIES INDEMNITIES

26.1
Each party shall indemnify and hold the other harmless against all patent, trademark and copyright liabilities and all claims for infringement of patent rights, copyright and trademarks of whatsoever nature and howsoever arising including but not limited to costs and expenses for or on account of any patented invention made or used in the performance and completion by Builder of the Works and its obligations under this Contract, including royalties or other payments which may be payable for the construction and/or the use of the Rig or any part thereof or of its equipment arising from such patent rights, and including the costs and expenses that may be incurred by Owner arising from any litigation in connection with such liabilities or infringements.

ARTICLE XXVII

USE OF CRANES

27.1
Builder has the right to use the Rig cranes forming a part of Builder's furnished equipment, but only:

(a)
for the purpose of construction of the Rig;

(b)
in accordance with manufacturer's instructions; and

(c)
using duly qualified crane operators.

  Any repairs to such cranes made necessary by the use of Builder, unless arising from a manufacturer's defect, shall be for the account of Builder and shall be carried out prior to delivery.

ARTICLE XXVIII

EVENTS OF DEFAULT

28.1
The following shall constitute events of default of Builder under the Contract:

(a)
Builder voluntarily or involuntarily being made a party to any receivership, liquidation, or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Builder, or makes a composition with its creditors, or becoming insolvent or in the event Builder is unable to meet all or part of its financial or other obligations under this Contract, unless as a result of Owner's failure to make payments as due under this Contract.

(b)
The failure by Builder to remedy, within thirty (30) days of Owner's written notice to Builder a default by Builder to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the default is not reasonably capable of being remedied within thirty (30) days, the failure by Builder to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

(c)
If the period of delay in delivery of the Rig beyond the Delivery Date as it may be extended under Article 6.2, Article 10.1, Article 10.2 and/or Article 13 should exceed a period whereby the liquidated damages payable by Builder to Owner has reached the maximum pursuant to Article 11.2 herein.

(d)
If the period of delay in delivery of the Rig beyond the Delivery Date (except as it may be extended under Article 6, Article 10.2, and Article 13 but not Article 10.1) should exceed a period of two hundred forty (240) days.

28.2
The following shall constitute events of default of Owner under this Contract;

(a)
Owner's voluntarily or involuntarily being made a party to any receivership, liquidation or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Owner, or makes a composition with its creditors, or becoming insolvent or otherwise unable to meet all or part of its financial or other obligations under this Contract.

(b)
Failure to make any payments due hereunder on the date for payment, provided that Builder shall notify Owner in writing of any such failure and Owner shall have a period of thirty (30) days thereafter to cure any such failure.

(c)
The failure by Owner to remedy, within thirty (30) days of Builder's written notice to Owner a failure by Owner to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the failure is not reasonably capable of being remedied within thirty (30) days, the failure by Owner to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

28.3
In the event of default by Builder under Article 28.1, Owner may at its option within fourteen (14) days of becoming aware of the event of default by Builder and after the expiry of any period allowed to Builder in Article 28.1 to remedy such default, elect to proceed on either one of the following options:

(a)
terminate this Contract in the manner set out in Article 28.4; or

(b)
accept delivery of the Rig in its existing state in the manner set out in Article 28.5; or

(c)
without prejudice to Owner's right to recover liquidated damages for delay pursuant to Article XI (Damages for Delays), Owner may allow Builder to continue to complete the construction of the Rig in the manner set out in Article 28.6.

        Owner shall indicate its option within fourteen (14) days of becoming aware of the event of default by Builder, failing which Owner is deemed to have waived its right to terminate this Contract.

28.4
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(a) to terminate the Contract:

(a)
Owner shall notify Builder in writing of its intention to do so and such termination shall be effective as of the date when such notice is received by Builder.

(b)
Builder shall within twenty one (21) days of the termination becoming effective in accordance with Article 28.4(a) above refund [together with interest at two (2) percent above LIBOR on a per annum basis] to Owner the full amount of all sums received by Builder on account of the Rig and shall at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE.

(c)
Upon receipt by Owner of the sums set out at Article 28.4(b), all obligations, duties and liabilities of each of the parties to the other under this Contract {except for Builder's and Owner's indemnities under Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)} shall be forthwith completely discharged, and the uncompleted Rig shall belong to Builder, and Owner shall have no further claim on Builder.

28.5
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state. Builder shall in such an event convey title of the Rig to Owner and all materials, machinery and equipment in the possession of or owned by Builder or on order and intended to be incorporated into the Rig and perform such other acts necessary in order for Owner to take delivery of the Rig in its existing state in the event that Owner elects to take delivery of the Rig in its existing state under Article 28.3(b):

(a)
A list of all deficiencies as against the works completed by Builder in Builder's invoice shall be drawn up and agreed between parties, and the reasonable cost of making good such deficiencies at another yard in Singapore with the relevant experience shall be deducted from the Contract Price. Builder shall submit to Owner its final invoice for payment of all works completed under this Contract after taking into account the cost of making good the said deficiencies as aforementioned, and Owner shall pay Builder the amount set out in the invoice before taking delivery of the Rig. Upon taking delivery of the Rig, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

(b)
If there are any disputes concerning outstanding payment in such event, including the question of Owner's right to offset any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig. If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed part of the claim. Disputes in relation to the above shall be resolved in accordance with Article XIX (Governing Law and Dispute Resolution).

  (c)
  Following from the events described in Article 28.5(b), after Owner has made good the deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience, if in the final account there is any money due to be paid by Builder to Owner in respect of the said deficiencies, Builder shall pay such amounts to Owner. Upon the payment of such amounts to Owner, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (d)
  Builder's liability to Owner in respect of the total costs for making good such deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience shall not in any event exceed the limit stated in Article 30.2.

  (e)
  For the purpose of clarification and avoidance of doubt, in the event that Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state in accordance with this Article 28.5, save for payment by Builder to Owner for the deficiencies as described in this Article 28.5, Builder shall not in any event be liable to Owner in respect of the costs required to complete the Rig in accordance with the Contract and Specification.

28.6
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(c) to allow Builder to continue to complete the construction of the Rig, Builder shall pay Owner the liquidated damages accrued pursuant to Article XI (Damages for Delay), and Builder shall work with Owner to produce an acceptable schedule for the completion of the remaining work on the Rig and work diligently to complete the construction of the Rig.

28.7
In the event of default by Owner under Article 28.2 herein, Builder at its option but without prejudice, limitation or waiver of its other remedies under the Contract, at common law, statute, or equity, may after the expiry of any period allowed to Owner in Article 28.2 to remedy such default:

(a)
by notice in writing to Owner ("Suspension Notice") suspend the Works until Owner's default is remedied, and the Delivery Date shall be extended by the length of time the Works is so suspended; or

(b)
by notice in writing ("Termination Notice") terminate the Contract if the default is not remedied and is continuing for a further period of twenty one (21) days.

  Upon receipt by Owner of the Termination Notice, the Contract shall forthwith become terminated and title in the Rig or parts thereof and all the materials and equipment forming part of the Rig or intended to be incorporated into it shall be vested in and become the sole property of Builder.

  In the event of such termination, Builder shall also be entitled to retain all payments made by Owner on account of the Contract and the parties shall have no other obligation or liability to each other save for those contained herein.

ARTICLE XXIX

COMPLIANCE WITH THE LAWS OF SINGAPORE

29.1
In performing the work, Builder shall abide by and comply with all valid laws and regulations applicable to the construction of the Rig in Singapore.

ARTICLE XXX

LIMITATION ON BUILDER'S AND OWNER'S LIABILITY

30.1
Notwithstanding anything to the contrary set forth herein in this Contract, neither Builder nor Owner shall be liable to the other by way of indemnity or by reason of any breach of this Contract or of statutory duty or by reason of tort (including but not limited to negligence) for any loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts, or for any indirect financial or indirect economic loss, or for any indirect or consequential damages whatsoever that may be suffered by the other and howsoever the same may have been caused.

30.2
Notwithstanding any provision to the contrary herein {save for Builder's obligation to refund instalment payments of the Contract Price received by Builder from Owner under Articles 24.4 and 28.4(b) of the Contract}, Builder's maximum liability to Owner arising out of or in connection with the Contract for any loss or damage including liquidated damages for delay, costs, claims or expenses whether arising under common law, contract, tort, equity or statute shall be limited in the aggregate to ten percent (10%) of the Contract Price. Owner agrees to release and hold harmless Builder, its officers, servants, and subcontractors from and against any liability in excess thereof. Builder and Owner agree that this provision is a reasonable allocation of risks between the parties.

ARTICLE XXXI

MISCELLANEOUS

31.1
Throughout the term of this Contract, Builder shall be an independent contractor vis a vis Owner.

31.2
The intellectual property rights relating to designs, drawings, Specifications, instructions, manuals, computer programs and other documents created or produced by Builder or its subsidiaries which are proprietary to Builder, shall be and remain the property of Builder.

31.3
This Contract and its surrounding circumstances, including all prices and any information such as documents, design, drawings, Specifications, instructions, manuals, computer programs relating to the design and construction of the Rig which are provided by Builder to Owner or which may otherwise be acquired by Owner, regardless of whether they are Builder's proprietary information, shall not be disclosed to any third party without the prior consent of Builder and such consent shall not be unreasonably withheld. Owner shall be responsible for keeping confidential all such information, and shall not permit any such information to be shown, reproduced or otherwise disclosed to any third party by itself, its subcontractors or their respective personnel. Notwithstanding the foregoing, Owner shall be entitled to disclose to third parties without Builder's consent if the disclosure of the above information is required and necessary for the operation, maintenance, repair, or tendering of the Rig for charter.

31.4
Where a provision in this Contract for any reason becomes unenforceable or invalid, the remainder of the Contract shall remain in full force and effect. Where severance of a non-enforceable provision in the opinion of either party materially affects the other rights or obligations under the Contract, the parties shall endeavour to remedy the situation to their mutual satisfaction.

31.5
The parties have entered into this Contract freely, willingly, and on equal commercial basis, having had the opportunity to fully consider the contents of the Contract. It is hereby agreed that no terms or conditions herein shall be construed against a party simply by reason that the party had proffered a particular term or condition.

31.6
Save as set forth in this Contract, a person who is not a party to this Contract has no right whatsoever to enforce any term of this Contract. For the avoidance of doubt, the parties agree that the application of any statutes which may confer rights on third parties is expressly excluded.

ARTICLE XXXII

EFFECTIVE DATE OF CONTRACT

32.1
This Contract is subject to, and shall become effective and legally binding on the parties when the following conditions shall have been complied with:

(a)
upon receipt of the first payment by Builder in accordance with Article III (Contract Price and Payment); and

(b)
upon delivery by Owner to Builder of a parent company guarantee issued by TMT Co. Ltd. in a form acceptable to Builder (Annex E—Owner's Parent Company Quarantee).

32.2
The date upon which the above conditions shall all have been satisfied shall be known hereunder as the "Effective Date".

32.3
If the conditions for this Contract to become effective shall for any reason not have bean satisfied prior to midnight, seven (7) working day after the execution of the Contract in accordance with the provisions of the MOU or such other date as may be extended by mutual agreement between the parties, then this Contract shall become voidable at the option of either party by the giving of notice to the other. In the event that either party exercises its option to void the Contract then the parties hereto shall be immediately and completely discharged from all continuing obligations to the other hereunder.

ARTICLE XXXIII

NOTICES

33.1
All notices and communications required to be given hereunder shall be in the English language and be served by depositing same in the mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to such other party, or by facsimile with a transmission report evidencing the successful transmission of the same.

33.2
Such notices and communications shall be addressed to the respective party's authorized Representative {as described in Article XII (Owner's Representative and Builder's Representative)}.

33.3
Notice so given shall be effective only if and when received by the addressee.

33.4
For the purpose of notice the addresses of the parties shall be:

OWNER BLUESKY OFFSHORE GROUP CORP c/o: 8th Floor No. 126, Sec. 1, Jiangoa North Road, Taipei 104, Taiwan
Telephone Number:	(886) 2 21750264
Fax Number:	(886) 2 25092816
Attention: Kazui Kajiyama (Owner's Representative)

BUILDER PPL SHIPYARD PTE LTD 21 Pandan Road Singapore 609273
Telephone No:	(65) 6265 0477
Fax No:	(65) 6268 1203
Attention: Ong Tian Khiam (Builder's Representative)

IN WITNESS WHEREOF, the parties hereto have executed this Contract in two originals effective as of the day and year first above written.

For and on behalf of Owner BLUESKY OFFSHORE GROUP CORP	For and on behalf of Builder PPL SHIPYARD PTE LTD
/s/ HSIN CHI SU HSIN CHI SU Chief Executive Officer	/s/ ONG TIAN KHIAM ONG TIAN KHIAM Managing Director
WITNESSED	WITNESSED
/s/ ROBERT TSAI ROBERT TSAI	/s/ TAN KIM YUNO TAN KIM YUNO
Date: 27th October 2006

Annex K

Dated this 10th day of January 2007

RIG CONSTRUCTION CONTRACT
(P2018)

Between

BLUESKY OFFSHORE GROUP CORP.

(as "Owner")

and
PPL SHIPYARD PTE LTD
(as "Builder")

CONTENTS

ARTICLE I	K-7
SUBJECT OF THE CONTRACT	K-7
ARTICLE II	K-8
BUILDER'S SCOPE OF WORKS	K-8
ARTICLE III	K-8
CONTRACT PRICE AND PAYMENT	K-8
ARTICLE IV	K-9
MASTER CONSTRUCTION SCHEDULE	K-9
ARTICLE V	K-9
APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION	K-9
ARTICLE VI	K-10
CHANGE IN LAWS, RULES OR REGULATIONS	K-10
ARTICLE VII	K-11
PROPERTY	K-11
ARTICLE VIII	K-11
TEST AND TRIALS	K-11
ARTICLE IX	K-12
DELIVERY	K-12
ARTICLE X	K-14
FORCE MAJEURE AND PERMISSIBLE DELAYS	K-14
ARTICLE XI	K-15
DAMAGES FOR DELAYS	K-15
ARTICLE XII	K-16
OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE	K-16
ARTICLE XIII	K-17
VARIATIONS	K-17
ARTICLE XIV	K-18
INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE	K-18
ARTICLE XV	K-18
WARRANTIES	K-18
ARTICLE XVI	K-19
TAXES AND CHARGES	K-19
ARTICLE XVII	K-20
DOCUMENTS TO BE FURNISHED	K-20
ARTICLE XVIII	K-20
CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS	K-20
ARTICLE XIX	K-20
GOVERNING LAW AND DISPUTE RESOLUTION	K-20

ARTICLE XX	K-21
TECHNICAL DISPUTES	K-21
ARTICLE XXI	K-21
SUBCONTRACTING	K-21
ARTICLE XXII	K-21
ASSIGNMENT	K-21
ARTICLE XXIII	K-22
INVENTORIES ON THE RIG AT DELIVERY	K-22
ARTICLE XXIV	K-22
INSURANCE	K-22
ARTICLE XXV	K-24
BUILDER'S AND OWNER'S INDEMNITIES	K-24
ARTICLE XXVI	K-24
INTELLECTUAL PROPERTIES INDEMNITIES	K-24
ARTICLE XXVII	K-25
USE OF CRANES	K-25
ARTICLE XXVIII	K-25
EVENTS OF DEFAULT	K-25
ARTICLE XXIX	K-28
COMPLIANCE WITH THE LAWS OF SINGAPORE	K-28
ARTICLE XXX	K-28
LIMITATION ON BUILDER'S AND OWNER'S LIABILITY	K-28
ARTICLE XXXI	K-28
MISCELLANEOUS	K-28
ARTICLE XXXII	K-29
EFFECTIVE DATE OF CONTRACT	K-29
ARTICLE XXXIII	K-29
NOTICES	K-29
ANNEX A
Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification documents no. BD200-Z100[11] dated November 2006 ("Specifications"):
ANNEX B
Schedule of Rates.
ANNEX C
Variation Order Form.
ANNEX D
Preliminary Construction Schedule.
ANNEX E
Owner's Parent Company Guarantee.

RIG CONSTRUCTION CONTRACT

        This agreement for the construction of a rig is mode this 10th day of January 2007.

BETWEEN

        BLUESKY OFFSHORE GROUP CORP incorporated in British Virgin Island and having its business address at 8th Floor No. 126, sec 1, Jianguo North Road, Taipei 104, Taiwan (hereinafter called "Owner").

AND

        PPL SHIPYARD PTE LTD, a Singapore corporation, with its registered office situated at 21 Pandan Road, Singapore 609273 (hereinafter called "Builder").

WHEREAS

A.
Builder has the capability and expertise to design and construct Baker Marine Pacific Class 375 jack-up drilling rigs.

B.
Owner desires to procure from Builder and Builder is able and willing to construct and deliver one unit of the Rig to Owner.

NOW IT IS HEREBY AGREED AS FOLLOWS

DEFINITIONS

        In this Contract the following expressions shall have the following meanings hereby assigned to them:

"Article or Articles" means the articles herein.

"BFE" means the equipment or materials furnished by Builder.

"Builder" means PPL SHIPYARD PTE LTD.

"Builder's Representative means the authorized representative appointed by Builder to act on its behalf pursuant to Article 12.6.

"Classification Society" means the American Bureau of Shipping.

"Contract" means the agreement of the parties set out in the Definitions and the Articles herein and the Annexes A to D attached thereto.

"Contract Price" as defined at Article 3.1.

"Delivery Date": as defined at Article 9.2.

"Force Majeure" means the contingencies or circumstances described in Article 10.1.

"Effective Date" means the date when all the conditions under Article 32.1 are met and the Contract becomes effective and legally binding on the parties.

"LIBOR" means the interest rate per annum which Hongkong & Shanghai Banking Corporation, London is offering to prime banks in the London interbank market for deposits in United States Dollars for a one month period, determined at 11.00am London time, as quoted on the date from which interest is accrued under this Contract.

"Owner" means Bluesky Offshore Group Corp.

"OFE" means the equipment or materials furnished and delivered to Builder's shipyard by Owner at Its costs for Builder to incorporate into the Rig.

"Owner's Representative" means the authorized representative appointed by Owner to act on its behalf pursuant to Article 12.1.

"Plan Progress Schedule" or PPS means the document to be provided by Builder to Owner on a monthly basis subsequent to commencement of construction of the Rig as described in Article 5.1.

"Protocol of Delivery and Acceptance" means the document signed by both Owner and Builder as described in Article 9.4 to acknowledge delivery of the Rig by Builder and acceptance of the Rig by Owner.

"Rig" means the Baker Marine Pacific Class 375 jack-up drilling rig described in the Specifications including the machinery, equipment and gear.

"Schedule": as defined in Article 4.1.

"Specifications" means the Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification document no: BD200-Z100 [11] dated November 2006.

"Statement of Events" means the statement described in Article 10.3(c) submitted by Builder to Owner.

"Suspension Notice" means the notice given by Builder pursuant to Article 28.7.

"Termination Notice" means the notice given by Builder pursuant to Article 28.7.

"UNCITRAL" means United Nations Commissions on International Trade Law.

"Variable Loads": as defined at Article 9.9.

"Variation": as defined at Article 13.1.

"Warranty Period": as defined at Articles 15.2.

"Works" as defined at Article 2.1.

ARTICLE I

SUBJECT OF THE CONTRACT

1.1
Builder agrees for the consideration and on the terms and conditions herein set forth, to design, construct, launch, equip, test, commission and deliver in a good and workmanlike manner one (1) Rig bearing Builder's Hull number of P201B for Owner at Builder's shipyard in Singapore. The Rig is to be constructed in conformity with this Contract and the Specifications all of which are attached hereto and made a part hereof as Annex A, and in accordance with the requirements, rules, regulations, codes, directives and guidelines and amendments or modifications thereto published on or before the Effective Date, as it may be amended under this Contract of the following:

(a)
The applicable rules of the American Bureau of Shipping (hereinafter "ABS" or the "Classification Society") for Building and Classing Offshore, Mobile, Self-Elevating Drilling Units (hereinafter called the "ABS Rules"), as stated in the Specifications so as to achieve on Delivery the following notation:-

    "+ (Maltese Cross) A1 Self-Elevating Drilling Unit. HAB+"

  (b)
  Code for the construction and Equipment of Mobile Offshore Drilling Units" Consolidated Edition 2001.

  (c)
  International Convention for the Safety of Life at Sea (SOLAS) as amended, as far as applicable for fire fighting and safety equipment.

  (d)
  American Petroleum Institute (API) Standards and Recommended Practices as per the Specifications.

  (e)
  The classification, certification, rules & regulations set forth in the Specifications.

1.2
Builder warrants that it and its subcontractors have in place a QA system in compliance with ISO 9001-2000 or its equivalent standard. Builder shall ensure that all work performed under the Contract, including that performed by its subcontractors, is performed in accordance with their applicable QA systems. Builder warrants that it has acted and shall act in full compliance with its QA system and shall provide adequate documentation to Owner verifying such compliance. Builder shall also provide adequate documentation to Owner to verify the compliance of its subcontractors with their applicable QA systems.

1.3
The Works shall be performed by Builder and Builder's subcontractors in accordance with Classification Society's requirements for first class marine and rig construction practice, and all materials, machinery and equipment supplied by Builder or its subcontractors and incorporated in the Rig shall be in accordance with the Specifications and the same above referred practice. Builder will upon request furnish to Owner full information concerning the machinery and equipment it contemplates incorporating in the Rig. All work performed hereunder may be subject to inspections by Owner's authorized representatives at any time during working hours, provided such inspections do not disrupt Builder or its subcontractors' orderly progress of work on the Works. Such inspection shall be at Owner's sole cost and risk with regards to Owner's personnel, except where otherwise stated in the Specifications. Inspections by Owner shall not relieve Builder of its responsibilities under this Contract and the Specifications including the responsibility for satisfactory, efficient and safe operation of the Rig, including its machinery and equipment. Builder agrees to furnish to Owner test and progress reports received from the major equipment suppliers.

ARTICLE II

BUILDER'S SCOPE OF WORKS

2.1
Builder agrees to perform all work necessary to design, fabricate, construct, launch, outfit, complete, test, commission and document the Rig, in accordance with this Contract and the Specifications and any Variations thereto made in accordance with Article VI (Change in Laws, Rules or Regulations) and Article XIII (Variations) and Classification Society's requirements, and to deliver the Rig to Owner free and clear of all liens, security interests, claims and encumbrances (except any such liens or encumbrances as Owner may have placed thereon), safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig, all of which are herein referred to as the "Works".

ARTICLE III

CONTRACT PRICE AND PAYMENT

3.1
In full payment for the Rig and as Builder's sole and total compensation for designing, constructing, fabricating, equipping, outfitting, installing, testing, completing, documenting, launching and delivering the Rig including the drilling equipment designated in the Specifications and in the performance of the Works, Owner agrees to pay Builder a total consideration (hereinafter referred to as the "Contract Price") of United States Dollars: One Hundred Eighty Two Million Only (US$l82,000,000) provided, however, that said Contract Price shall be subject to adjustment in accordance with the Contract.

  The Contract Price includes all taxes payable by Builder as per Article XVI (Taxes and Charges).

  Builder agrees and confirms that the Contract Price is fixed and shall not be subject to any increase save for adjustments in accordance with the terms of this Contract.

  The Contract Price shall be paid to Builder in instalments and be due and payable as follows:

  1st payment—10% on or before the Effective Date as defined in Article 32.01.

  2nd payment—10% thirty (30) days after the Effective Date as defined in Article 32.01.

  3rd payment—10% on 15 June 2007.

  4th payment—10% on keel laying.

  5th payment—15% on completion of main deck (excluding leg well areas).

  6th payment—20% on launching.

  7th payment—15% on completion of leg erection.

  8th payment—10% on delivery ex-yard.

3.2
All amounts not paid from due date shall bear interest at United States Dollars LIBOR (one month) plus two percent (2%).

3.3
Subject to Article 13.4 in relation to the timing for payment of Variation(s), any balance of outstanding payment due to Builder pursuant to the Contract, shall be settled in cash when the Rig is delivered to Owner.

ARTICLE IV

MASTER CONSTRUCTION SCHEDULE

4.1
A Preliminary Construction Schedule (Annex D) is attached herewith showing dates for commencement of construction work, key events and delivery of the Rig. Within thirty (30) days from the Effective Data as defined in Article XXX-II (Effective Date of Contract), Builder shall provide to Owner a Master Construction Schedule (hereinafter referred to as the "Schedule") which shall set forth in detail:

(a)
dates of delivery of the bulk material and equipment;

(b)
the time table for construction of the Rig; and

(c)
time table for testing and commissioning, all as per the Specifications.

  The Schedule shall be brought up to date by Builder within thirty (30) days when:

  (a)
  the Delivery Date is extended in accordance with Article X (Force Majeure and Permissible Delays); or

  (b)
  there is a Variation in accordance with Article XIII (Variations); or

  (c)
  Builder becomes aware that there is a difference between the actual progress of the Works and the Schedule.

4.2
In the event the actual progress of the Works is lagging behind the Schedule Builder shall issue a recovery plan to overcome such lagging so that the planned Delivery Date shall not be affected. However no adjustment shall be made to the Delivery Date and/or the Contract Price unless otherwise provided for in this Contract.

ARTICLE V

APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION

5.1
Builder shall be responsible for the design and construction of the Rig in accordance with the requirements specified in Article 1 (Subject of the Contract) and shall prepare and send to Owner all detailed construction drawings. The form and quantity of the detailed construction drawings to be provided by Builder to Owner shall be as per the Specifications.

  In addition, as from the actual commencement of the construction of the Rig, Builder shall send to Owner a Plan Progress Schedule (PPS) on monthly basis.

  These drawings shall be returned from Owner duly signed by or on behalf of Owner and bearing Owner's comments within a period of fourteen (14) working days from receipt thereof, failing which Owner shall be deemed to have approved the drawings.

5.2
Approval of the drawings by Owner shall not waive or diminish the responsibilities and obligations of Builder under this Contract, nor shall any such approval be deemed a waiver by Owner of any of its rights whatsoever under the provisions of Article XV (Warranties).

5.3
Builder shall be deemed to have scrutinized this Contract and the Specifications. Builder shall be responsible for the accuracy of the Specifications. Owner shall not be responsible for any error, inaccuracy or omission of any kind whatsoever in the Specifications nor be deemed to have given any representation of accuracy or completeness of any such data or information.

5.4
Builder shall make monthly progress reports against the S-curve and take monthly progress photographs illustrating the progress of the Rig's construction up to and including trials and delivery.

5.5
Builder shall also supply Owner photographs as provided in the Specification. Additional copies of photographs and transparencies will be made available by Builder at Owner's request and expenses.

5.6
Notwithstanding the foregoing, Builder shall not be required to provide or disclose to Owner for review or comments any design, calculations, drawings, Specifications or information relating to the design and construction of the Rig which are proprietary in nature to Builder and/or its subsidiaries. Builder shall also not be required to submit to Owner for review or comments any workshop sketches such as for example piping spool drawings, steel material nestings, panels/blocks fabrications and erection sequences.

ARTICLE VI

CHANGE IN LAWS, RULES OR REGULATIONS

6.1
It is recognized that should any changes in any applicable international or governmental laws, rules or regulations {including those set out in Article 1.1(a) to (p)} be published subsequent to the Effective Date that make it necessary to modify the Specifications and/or detailed construction drawings for the Rig, the following provisions shall apply unless a waiver of the change is obtained at Owner's request:

(a)
If such changes are compulsory for the Rig, any of the parties hereto, upon receipt of information from the Classification Society or any such other regulatory body, shall promptly transmit the same to the other in writing, and Builder shall thereupon incorporate such changes in the construction of the Rig, provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

(b)
If such changes are not compulsory for the Rig, but Owner desires to incorporate any of them into the construction of the Rig, then, Owner shall notify the Builder of that intention. Builder will accept such changes provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

6.2
Changes to the Contract Price, the Delivery Date and the Specification under this Article 6.1 shall be governed by Articles XIII (Variations). In the event that Owner does not accept such changes Including the responsibility to pay Builder for the additional costs and/or the need to grant additional time to Builder as required pursuant to Article XIII(Variations), and such changes are required for the construction of the Rig in terms of its certification and compliance to this Contract, Builder shall not proceed with the Variation and shall be relieved and absolved from any obligations or responsibility whatsoever relating to the failure to carry out such changes, and the consequences arising therefrom shall be solely with Owner.

ARTICLE VII

PROPERTY

7.1
The Rig including all materials purchased and/or delivered to Builder's shipyard for the construction of the Rig, excluding all equipment and materials purchased or provided by Owner, including but not limited to spare parts, loose handling equipment, BHA and drill string, ("OFE"), shall at all times until delivery of the Rig be the property of Builder.

  Risk of loss or damage in respect of the items enumerated in this Article VII (Property) including OFE shall remain with Builder until delivery of the Rig pursuant to Article IX (Delivery).

ARTICLE VIII

TEST AND TRIALS

8.1
Builder shall prepare a comprehensive programme of tests and trials as per the Specifications and submit it to Owner for review and comment.

  Before the Rig is delivered, the tests, trials and commissioning set out in the Specification will have been satisfactorily completed. Builder shall be responsible for the preparation and execution of these tests and trials.

  Owner shall be responsible for the testing, trial and commissioning for the equipment furnished by Owner ("OFE"), if any. Builder shall make available personnel to assist tests and trials on OFE.

  All materials, labour, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on BFE shall be for the account of Builder.

  All materials, vendors personnel, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on OFE shall be for the account of Owner.

8.2
All works accomplished under the Specifications, including the Rig's main machinery, auxiliary machinery, piping, electrical ventilation, drilling equipment and other systems will be thoroughly tested in accordance with the requirements set-out in the Specifications. All tests and trials shall comply with the requirements of the Classification Society.

8.3
When the Rig is substantially complete, the jacking tests will take place. An inclining experiment shall be conducted to establish the Rig's lightship weight, center of gravity and metacentric height. Inclining experiment for a sister rig, if any, shall not be carried out.

8.4
Any defect which may develop or become apparent during the course of the tests and trials and commissioning to be performed by the Builder will be made good and retested by Builder at its expense before delivery and to the satisfaction of the Classification Society and Owner's representative and in accordance with the Specifications. Builder shall at its own cost repeat any of the tests or trials in relation to such defects if a joint request in writing is made by Owner and the Classification Society.

8.5
If Owner requires any additional test, trials and commissioning which is not covered by or is in addition to that provided under the Specifications, and Builder considers in its reasonable opinion that there is no need to carry out such test arid trials. Owner may nevertheless instruct Builder to proceed with such additional test and trials. If any defect is discovered upon carrying out such additional test and trials, Builder shall rectify such defect and bear the costs of such additional test and trials before delivery. However, if no defect is discovered upon carrying out such additional test and trials, Owner shall bear the costs and be responsible for any delay arising from such rest and trials incurred by Builder.

8.6
Owner's Representative or his nominees may test the workmanship and materials used in the construction of the Rig and attend and participate in tests and trials on materials and the Rig (including tests and trials carried out at the premises, workshops and shipyards of Builder's subcontractors) for which purpose Builder shall give reasonable notice of such tests and trials to Owner's Representative. Defects discovered by Owner's Representative shall be remedied by Builder before delivery. If there is disagreement between Builder and Owner, the written opinion of the surveyor of the Classification Society shall be final and binding.

8.7
Test and trials performed by Owner's Representative shall not relieve Builder of any of its obligations hereunder nor constitute a waiver of any of owner's rights under this Contract. Such test and trials performed by Owner, if any, shall be paid for by Owner and shall not cause any hindrance to the progress of work of Builder.

ARTICLE IX

DELIVERY

9.1
The Rig shall be delivered by Builder and accepted by Owner in accordance with this Article. Before Owner shall be obligated to accept delivery of the Rig, the Rig shall have been classed by the Classification Society as per this Contract and the Specifications and Builder shall have first done the following:

(a)
completed the construction of the Rig in accordance with this Contract and the Specifications;

(b)
completed the tests and commissioning of the Rig as described in the Specifications and remedied at Builder's sole cost and expense any defects discovered thereby and performed any additional tests necessary to ensure that such defects have been remedied;

(c)
delivered to Owner certificates including the Builder's certificate reflecting completion of the Rig in accordance with the Specifications and this Contract;

(d)
delivered to Owner all the necessary certificates, either final or preliminary, to clear the Rig through local customs and administrative authorities; and

(e)
delivered to Owner all documents which are listed in Article 9.5 below.

9.2
Delivery of the Rig shall be on or before 28 December 2008 ("Delivery Date") or on such date as the Delivery Date may be amended or extended to in accordance with this Contract.

9.3
Builder shall deliver to Owner possession of the Rig safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig.

9.4
On payment by Owner to Builder of any unpaid payment in accordance with Articles 3.1 and 3.2 and against documentation from Builder that the Rig upon such final payment is free and clear of all liens, security interest, claims and encumbrances, save for liens and encumbrances as Owner may have placed thereon. Builder shall simultaneously deliver the Rig to Owner such delivery to be evidenced by a Protocol of Delivery and Acceptance signed by the parties hereto, acknowledging delivery of the Rig by Builder and acceptance thereof by Owner.

9.5
On delivery and acceptance of the Rig, the Builder shall deliver to Owner the following documents, which shall accompany the Protocol of Delivery and Acceptance;

(a)
Protocol of trials of the Rig made pursuant to the Specifications.

  (b)
  Protocol of inventory of the equipment of the Rig, including spare parts and the like, all as specified in the Specifications.

  (c)
  Protocol of stores of consumable nature, including the original purchase price thereof.

  (d)
  All certificates including the Builder's certificate required to be furnished upon delivery of the Rig pursuant to this Contract and the Specifications, free and clear of any recommendation, notation, restriction or other remark. It is agreed that if, through no fault on the part of Builder, the Classification Society's certificate and/or other certificates are not available at the time of delivery of the Rig, interim certificate of Classification Society or such other provisional certificates not affecting the trading of the Rig as may be issued shall be accepted by Owner, provided that Builder shall furnish Owner with the final certificates as promptly as possible after such final certificates have been issued.

  (e)
  The declaration of warranty of the Builder that the Rig is delivered to Owner free and clear of any liens, charges, debts, claims, mortgages or other encumbrances upon Owner's title thereto, and in particular, that the Rig is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Singaporean governmental authorities, as well as of all liabilities of Builder to subcontractors, employees and crew and of all liabilities arising from the construction of the Rig and trial runs, or otherwise, prior to delivery.

  (f)
  Drawings and plans pertaining to the Rig as stipulated in the Specifications.

  (g)
  Commercial invoice.

  (h)
  Duly executed bill of sale or other relevant document that certifies that the title of the Rig passes to Owner.

  The parties shall, where appropriate use best endeavours to agree on the wording of the aforementioned documents.

9.6
In the event of any dispute concerning the payment on delivery of the Rig, including the question of Owner's right to off-set any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig.

9.7
If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed amount.

9.8
Owner shall be responsible for registration and documentation of the Rig in Panama, its chosen flag state, in the name of Owner upon the Delivery Date as it may be amended or extended under this Contract and all expenses incurred with respect thereto shall be paid and be solely for the account of Owner provided that Builder shall provide all reasonable assistance and documentation that may be: necessary for same. However, subject to applicable time and costs impact (if any) that may be required by Builder, Owner may at its option nominate a different country of registration after the Effective Date under the laws of which the Rig is to be registered at the time of delivery and acceptance thereof under this Contract. This shall be treated in accordance with Article XlII (Variations).

9.9
Pursuant to the Specifications, the variable loads shall be as follows: (i) the "floating variable load"—2040 metric tons ("MT"); (ii) the "jacking variable load"—2.268 MT, and (iii) the "drilling variable load"—3,356 MT. The "floating variable load", the "jacking variable load" and the "drilling variable load" are hereafter also referred jointly or separately as the "Variable Loads".

  In the event that the Rig has not been completed in accordance with the Contract and Specifications as regards the Variable Loads, Owner may at its sole option decide to accept delivery of the Rig on terms that the Contract Price be reduced pursuant to the following provisions:

  a)
  For each full MT reduction in the "floating variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (b)
  For each full MT reduction in the "jacking variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (c)
  For each full MT reduction in the "drilling variable load" of more than 20 MT but up to a maximum 168 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (d)
  The reductions pursuant to (a) to (c) above are cumulative, and in any event the total reduction of the Contract Price shall not exceed US dollars five (5) million only.

9.10
Prior to delivery and acceptance of the Rig as described in this Article, Owner may require the taking over of partial possession of certain sections of the Rig. Where Owner takes over partial possession of the Rig, Owner shall be deemed to have taken delivery of those sections of the Rig and liability for risk of loss or damage in respect of those sections of the Rig shall pass from Builder to Owner notwithstanding the provisions in Article 7.1. herein.

ARTICLE X

FORCE MAJEURE AND PERMISSIBLE DELAYS

10.1
If, at any time before the delivery and acceptance of the Rig, either the construction of the Rig or any performance required under the provisions of this Contract and the Specifications as a prerequisite of delivery of the Rig is delayed due to war, blockade, revolution, insurrections, civil commotions, riots, strikes, sabotage, lockouts, plague or other epidemics, quarantines, prolonged failure, shortage or restriction of electric current, or import/export embargoes imposed by any government including the Singapore government; or due to acts of God including, but not limited to, earthquakes, tidal waves, or typhoons; or by destruction of the shipyard or works of Builder or its subcontractors or of the Rig, or any part thereof, by fire, flood or other causes beyond the control of Builder; or by delay in deliveries of machinery, equipment or materials due to the above events provided that such machinery, equipment or materials shall have been ordered in due time by Builder, each of such contingencies shall be deemed to be included in the definition of Force Majeure as used in this Contract, and in the event of delays to the Schedule due to the happening of any of the aforementioned contingencies, the Delivery Date shall be extended for such period of time as the actual delivery of the Rig is reasonably calculated to be delayed thereby.

10.2
The Delivery Date may also be extended if the construction of the Rig or any performance required under the provisions of this Contract and Specifications as a prerequisite of delivery of the Rig is delayed by reason of breach of this Contract by Owner.

10.3
Upon the occurrence of any the contingencies listed in Article 10.1, Builder will:

(a)
take all reasonable steps open to it to mitigate the effect of the contingency upon the Delivery Date;

  (b)
  within twenty one (21) days and in any event not more than sixty (60) days of the date on which it becomes aware of the contingency, give Owner notice in writing of the occurrence of the contingency;

  (c)
  as soon as possible thereafter, and in any event not more than thirty (30) days after the giving of the said notice aforementioned in Article 10.3(b), submit to Owner a statement in writing (hereinafter called the "Statement of Events"), specifying as far as possible, with full particulars, the nature and the cause of the contingency, the effect on the item involved, the likely overall effect computed from the Schedule upon the Delivery Date and the steps which are being taken by it to mitigate any delay which may result from the contingency;

  (d)
  within twenty one (21) days on which it becomes aware that the contingency is at an end, give Owner notice in writing of the date when the contingency ended;

  (e)
  within thirty (30) days after the giving of the said notice aforementioned in Article 10.3(d), submit to Owner a statement giving such detail as is required in the Statement of Events.

  Builder shall in any event lose the right to extend the Delivery Date if it fails to comply with its obligations under Articles 10.3(b).

10.4
Owner shall upon receipt of any notification from Builder under Article 10.3(c) and 10.3(e) provide its comments and reasons for objection if any, within thirty (30) days, and if no such comments or reasons for objection is received by Builder, Owner shall be deemed to have accepted Builder's claim for postponement of the Delivery Date. Failure of Owner to object to Builder's claim for postponement of the Delivery Date within thirty (30) days after receipt by Owner of such notice of claim shall be deemed to be a waiver by Owner of its right to object to such postponement of the Delivery Date.

ARTICLE XI

DAMAGES FOR DELAYS

11.1
Builder agrees to prosecute the Works diligently in an expeditious and workmanlike manner, and to make delivery of the completed outfitted and tested Rig on or before the Delivery Date or such date as may be extended pursuant to this Contract.

11.2
In the event delivery of the completed Rig is delayed beyond the Delivery Date or such date as may be extended pursuant to this Contract, then Builder shall pay to Owner as liquidated and agreed damages, the amount of United States Dollars: Fifty Thousand Dollars (US$50,000.00) per day for each and every day the delivery of the Rig is so delayed more than thirty (30) days (grace period) beyond said Delivery Date or such date as may be extended pursuant to this Contract, subject to a maximum of United States Dollars: Five Million Only (US$5,000,000.00). Such liquidated damages shall be in lieu of all damages, which Owner may suffer by reason of such delay, it being further understood and agreed that Builder shall not be responsible or liable to Owner or any third party for any direct, indirect and/or consequential loss or damage (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), occasioned by delay in the delivery of the Rig, except for such aforementioned liquidated damages.

ARTICLE XII

OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE

12.1
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract), Owner shall appoint and notify Builder in writing the name of Owner's Representative. Owner may from time to time appoint some other person as Owner's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Builder without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice in writing by Builder.

12.2
Owner's Representative shall represent and act for Owner at all times during the currency of the Contract. All notices, instructions, orders, approvals and all other communications under the Contract shall be given by Owner's Representative, except as herein otherwise provided. All notices, instructions, information and other communications given by Builder to Owner under the Contract shall be given to Owner's Representative, except as herein otherwise provided.

12.3
Whilst Owner may send to and maintain at Builder's shipyard, at its own cost and expense, one or more representatives, but only one of whom shall be duly authorized in writing by Owner to Builder to be Owner's Representative to act on behalf of Owner.

12.4
Owner undertakes that it shall ensure that the Owner's Representative and its other representatives carry out their duties in accordance with common rig building practice and in such a way as to avoid any unnecessary increase in building cost, delay in the construction and delivery of the Rig, and/or disturbance in the construction schedule of Builder.

12.5
At all times during the construction of the Rig, Builder shall:

(a)
afford the Owner's Representative and his nominees full access to Builder's shipyard and shall secure access to the premises, workshops and shipyards of its subcontractors to the extent and equivalent to that afforded to Builder, to view the progress of the construction and to inspect Builder's and subcontractors' work;

(b)
provide Owner's Representative and his nominees with separate air-conditioned working office space complete with desks: furniture; cupboards; meeting rooms; common photocopy machine; telephone; facsimile machine; and broadband connection facility at no extra cost in Builder's shipyard (the costs for usage of telephone, facsimile, and broadband subscription services shall be paid by Owner); and

(c)
cooperate with Owner's Representative so as to keep him reasonably informed as to the progress of the Works.

12.6
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract). Builder shall appoint Builder's Representative. Builder may from time to time appoint some other person as Builder's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Owner without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt such notice in writing by Owner.

12.7
Builder's Representative shall represent and act for Builder at all times during the currency of the Contract and shall give to Owner all Builder's notices, information and all other communications under the Contract. All notices, instructions, information and other communications given by Owner to Builder under the Contract shall be given to Builder's Representative except as herein otherwise provided.

ARTICLE XIII

VARIATIONS

13.1
Without invalidating this Contract Owner may request changes in writing by altering, adding to or deducting from the work to be performed by Builder hereunder as it is delineated in this Contract and the Specifications ("Variation"). The Specifications may only be modified and/or changed by the written agreement of the parties in accordance with Article VI (Change in Laws, Rules and Regulations) and this Article XIII (Variations). All work performed by Builder in connection with Variations shall be performed under the conditions of this Contract.

13.2
Upon receiving a written request for Variation from Owner, Builder will advise Owner in writing within twenty-four (24) days of the change or alteration to Specifications and to the Contract Price and/or Delivery Date (if any) occasioned thereby.

  The Variation and adjustment to the Contract Price and time for delivery shall at Owner's option be:

  (a)
  based on an agreed lump sum price and time extension to the Delivery Date, if any; or

  (b)
  based on the Schedule of Rates (Annex B) and the Delivery Date to be adjusted based on the net time spent on performing the Variation if the work was on the critical path for the progress of the Works. Builder shall properly document all time and material spent and the effect of the work on the Schedule, and Owner shall be entitled to audit all relevant documentation in order to verify Builder's claim for compensation of the Variation

13.3
In the event that Owner proceeds on lump sum basis under Article 13.2(a), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder once the change or alteration in the Specifications and the adjustments, if any, in the Contract Price and/or Delivery Date occasioned thereby, have been agreed in writing, and signed for identification by authorized representatives of both parties. Such adjustments in the Contract Price and/or the Delivery Date shall be negotiated in good faith between Owner and Builder and shall be reasonable. In the event that Owner instructs Builder to proceed with the Variation under Article 13.2(b), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder from the time of Owner's instruction to Builder.

13.4
Payment for Variation(s) pursuant to this Article XIII (Variations) shall be resolved as follows:

(a)
Payment for a single Variation below United States Dollars One Million (US$1 million) shall be made against Builder's invoice with the instalment immediately following completion of the Variation.

(b)
Payment for a single Variation equal to or more than United States Dollars One Million (US$1 million) shall be mutually agreed by the parties.

(c)
In the event that there is more than one Variation and the cumulative value of the Variations taken together exceeds United States Dollars One Million (US$1 million), payment for the Variations shall be mutually agreed.

13.5
Builder may also propose in writing to Owner any change to the Specifications, which in Builder's opinion will improve the quality, efficiency, functionality, and design of the Rig, or the bringing forward of the Delivery Date. Owner may at his discretion approve or reject Builder's proposed modifications, and if approved by Owner, Owner shall request Builder in writing to proceed with change as aforementioned and pursuant to this Article XIII (Variations).

13.6
Both parties acknowledge that after the Effective Date, advances in machinery and/or equipment may occur which render the machinery and/or equipment provided for in the Specifications out of date. Builder will as far as practicable keep Owner advised of such advances which is in Builder's knowledge.

ARTICLE XIV

INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE

14.1
If Owner should desire to have any third party or its representatives come into Builder's and/or Builder's subcontractor's shipyard to inspect or assist Owner in the performance of any work, Builder may impose on Owner reasonable requirements with regard to said third party's or Owner's representatives' insurance coverage as a condition for admittance to Builder's and/or Builder's subcontractor's shipyard which requirements Builder shall give reasonable notice of to Owner. Owner shall bear full responsibility for such third party or Owner's representatives and for their acts while in Builder's and/or Builder's subcontractor's shipyard.

14.2
Owner shall be liable for any loss of and damage to property or injury to or death of any employee, representative, agent or subcontractor of Owner or such third party where such loss of and damage to property and/or injury to and/or death is caused by the negligence of Owner and/or any independent contractor engaged by Owner to perform the work contemplated under this Contract.

ARTICLE XV

WARRANTIES

15.1
Builder undertakes for the duration of the Warranty Period (as defined at Article 15.2 hereof), with respect to the Rig and the Works that it will remedy or replace, free of charge to Owner, any damage or defect in the Rig or the Works which are due to defective materials, workmanship, construction or any failure to comply with vendor's recommendations of Builder or its subcontractors.

15.2
The warranty period ("Warranty Period") shall be twelve (12) months after the delivery by Builder and acceptance by Owner of the completed Rig. However, Builder further warrants any repair or replacement work for a further twelve (12) months from the date of completion of the repair, remedy or replacement in question, and for the purpose of clarification and avoidance of doubt, the maximum period of warranty provided by Builder to Owner where there is repair or replacement work as aforementioned shall not in any event exceed a total of twenty four (24) months after the delivery by Builder and acceptance by Owner of the completed Rig.

15.3
If at any time prior to the end of the said Warranty Period, damage of defects as set out in Article 15.1 above shall appear or be discovered, Owner has agreed to give Builder written notice thereof within fifteen (15) days after Owner's discovery of same, and Builder shall promptly upon receiving such notice, remedy or replace the same, free of charge to Owner, in good and proper operating condition sufficient to meet the requirements of this Contract and Builder's warranties hereunder. Builder shall have no obligations to Owner for any defects discovered or notified subsequent to the Warranty Period, save as provided for in Article 15.2 above.

15.4
Builder shall remedy, at its expense, any defects against which the Rig is warrantied under this Article and, if practicable, be performed while the Rig is on location or at such other points as may be designated by Owner. However, if Builder shall advise Owner in writing that such repair or replacement can be made only in Builder's shipyard, then Owner shall either return the Rig (or the part or item affected where feasible to detach from the Rig) at Owner's sole cost to Builder's shipyard for such repair or replacement, or advise Builder in writing that it is not convenient for Owner to so return the Rig or component to Builder's shipyard, in which latter event Builder shall pay to Owner an amount, in lieu of Builder's making said repair or replacement, equal to the reasonable cost to Owner of effecting such repair or replacement which cost shall be evidenced by invoice or other written evidence.

15.5
All warranties made by Builder shall extend to and be fully applicable with respect to any work done (labour and workmanship), fabricated or manufactured, and operating equipment fabricated or installed by a subcontractor of Builder.

  With respect to each item of material or equipment furnished but not fabricated or manufactured by Builder for installation in or incorporation into the Rig, the warranty provided herein to Owner for such material or equipment shall be limited to the warranties obtained by Builder from their respective vendors and manufacturers, as the case may be. Builder shall use all reasonable endeavours to obtain from the vendors and manufacturers, as the case may be, such warranties as are consistent with those requested by Owner. Builder shall assign to Owner all its rights to these warranties on the delivery of the Rig and Owner shall seek its remedies or enforce its rights against the vendors and manufacturers, as the case may be, in the event of a warranty claim at its sole cost and expense.

15.6
Following delivery, the foregoing warranties are in lieu of all other warranties and/or guarantee and no other warranties and/or guarantee expressed, implied or statutory is given by Builder by virtue of this Contract {excluding the indemnities given by Builder in Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)}. The warranty obligations of Builder to Owner are exhaustively set out in this Article XV (Warranties). Builder shall not be responsible or liable for any other defects whatsoever not specified in this Article XV (Warranties). No employee or representative of Builder is authorised to change this warranty in any way or grant any other warranty.

15.7
Builder shall not be responsible for any defects in any part of the Rig which have been caused subsequent to delivery of the Rig by any replacement or repair work performed by any other contractor, or for any defects to the extent the same have been caused by use in excess of specified design limitations or improper maintenance of the Rig on the part of Owner, its servants or agents.

15.8
Builder shall in all circumstances not be responsible or liable for any consequential or special losses, damages or expenses (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), directly or indirectly howsoever occasioned by Owner or any third party due to defects specified in this Article, or due to repairs or other work done to remedy such defects, or as a result of the failure of any work or item of material or equipment to meet the above stated warranties of Builder.

ARTICLE XVI

TAXES AND CHARGES

16.1
Builder shall pay all sales, use, import, export, excise or other taxes or duties which may be levied by the authorities or government in Singapore or other countries arising out of or in connection with all work to be performed hereunder by Builder or Builder's subcontractors including the sale, delivery and export from Singapore of the Rig. Owner shall bear and pay any other sales, import and/or use taxes (except for income taxes of Builder) which may be levied or assessed upon the sale, import or use of the Rig after Delivery which are not properly for Builder's account.

ARTICLE XVII

DOCUMENTS TO BE FURNISHED

17.1
Upon acceptance of the Rig by Owner, Builder shall at its cost furnish four (4) hard copies and one (1) soft copy of all detailed construction drawings such as: general arrangement, structural, mechanical, piping system, electrical system and outfitting drawings, plus drawing indexes, corrected to agree with the completed construction of the Rig to Owner for use by Owner or its successors or assigns, to be used for the purposes herein designated. Owner agrees that it shall not release any such information to third parties, except as needed for specific purposes connected with the sale, lease, use, operation, maintenance and repair of the Rig, and review by governmental authorities or underwriters. Notwithstanding the generality of the foregoing, it is agreed that Builder shall not be obliged to provide to Owner any proprietary and confidential information relating to the design of the Rig.

17.2
Builder further agrees to deliver or cause to be delivered to Owner upon acceptance of the Rig by Owner all necessary certificates, either final, if available or preliminary (if final not available), to clear the Rig through customs and administrative authorities. All fees in respect of the classification and survey of the Rig by the Classification Society shall be paid by Builder. Builder will furnish Owner promptly during the currency of this Contract with copies of all significant correspondence and documents relating to these classification and survey save for proprietary and confidential information relating to the design of the Rig.

17.3
For the purpose of clarification and as examples, proprietary information would include (but is not limited to) the following categories of information:

(a)
basic design and calculation relating to the scantling and performance for the hull, cantilever and drill floor, leg and spud can and helideck;

(b)
global analysis for the Rig;

(c)
naval architecture aspect of the Rig relating to but not limited to motion analysis etc.;

(d)
components designed and manufactured by Baker Marine such as the jacking system, pedestal cranes, and mooring winches;

(e)
vendors' proprietary information relating to design calculation and know-how for their equipment.

ARTICLE XVIII

CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS

18.1
The intention of the parties is that the provisions of this Contract and the Specifications are meant to supplement each other and be read and interpreted as a whole.

  However, in the event there is any conflict between any of the provisions in the Articles herein and the Specifications, the provisions of the Articles herein shall prevail.

  In the event there is any conflict between the Specifications and the drawings included in the Specifications, the Specifications shall prevail over the drawings.

ARTICLE XIX

GOVERNING LAW AND DISPUTE RESOLUTION

19.1
This Contract shall be governed and construed by and in accordance with the laws of England.

19.2
If any dispute between Owner and Builder arises as to any matter arising under or out of or in connection with this Contract (save for disputes relating to technical issues which are governed by Article 20 hereof), such dispute shall be referred to arbitration in London, and unless mutually agreed otherwise by the parties for a sole arbitrator to hear the arbitration, the arbitration tribunal shall consist of three (3) arbitrators, one arbitrator to be appointed by each party and the third arbitrator to be appointed by the two so appointed arbitrators. The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules for the time being in force.

19.3
The arbitration and all documents to be employed therein shall be in the English language.

ARTICLE XX

TECHNICAL DISPUTES

20.1
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications relating to matters within the ambit of the Classification Society's jurisdiction, or in respect of material or workmanship affecting the classification of the Rig, Builder and Owner agree to be bound by the decision of the surveyor of the Classification Society. The decision of the surveyor of the Classification Society shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

20.2
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications which fall outside the ambit of Article 20.1, Builder and Owner agree to be bound by the decision of an independent third party surveyor from Noble Denton. The decision of the said surveyor from Noble Denton shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties, statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

ARTICLE XXI

SUBCONTRACTING

21.1
Without in any manner prejudicing the rights and obligations of Builder and Owner hereunder, it is acknowledged and agreed by Owner that Builder may cause part or the majority of the Works to be Performed by one or more subcontractors.

21.2
Builder agrees to notify Owner in advance of all subcontract work to be performed overseas and obtaining from Owner in advance written approval of any such subcontract, which approval shall not be unreasonably withheld. However, the above notification and approval shall not be required for subcontract work done in Singapore.

ARTICLE XXII

ASSIGNMENT

22.1
This Contract shall bind and be for the benefit of the successors and assigns of the parties, and either party may assign this Contract subject to prior written consent of the other party which consent may not be unreasonably withheld. However, Owner shall have the right to assign this Contract without the consent of Builder to:

(a)
any institutions providing financing in favour of Owner for the purposes of securing the construction of the Rig; or

(b)
any other corporate body which is majority owned by Owner or Owner's Parent Company.

22.2
Subject to the prior written consent and co-operation of Builder (which shall not be unreasonably withheld), Owner may novate this Contract to a third party. Owner shall provide to Builder such information as Builder may reasonably request to enable Builder to consider a requested novation, and Owner shall also provide to Builder such undertakings as Builder may reasonably require as a condition for Builder's consent.

ARTICLE XXIII

INVENTORIES ON THE RIG AT DELIVERY

23.1
An inventory of unused lubricating oil, grease, fuel oil or other liquids, supplied by Builder and left on board at delivery of the Rig shall be taken and paid for by Owner at the time of delivery of the Rig at the net invoiced cost paid by Builder for the same. Payment therefore shall be made by Owner to Builder after receipt of invoice from Builder.

23.2
Builder shall place on board the Rig, at its own cost, all OFE.

ARTICLE XXIV

INSURANCE

24.1
Prior to the commencement of construction of the Rig, Builder agrees to keep or cause to be issued the policies of insurance having minimum coverage as follows, at its own cost and expense, and furnish certificates or copies thereof to Owner:-

(a)
Workmen's compensation and employer's liability insurance with a limit of US dollars 500,000 and in accordance with statutory requirements of the Republic of Singapore.

(b)
Comprehensive public liability coverage, including contractual liability covering Builder's indemnities herein, and including protective liability, with limits of US Dollars 1,000,000 for bodily injury to or death of any one person, US Dollars 5,000,000 for bodily injury to or death of two or more persons in the same incident and US Dollars 5,000,000 for property damage in the same incident.

(c)
Automobile liability insurance covering automobile equipment used in the performance of work under this Contract with limits of US Dollars 250,000 for bodily injury to or death of any one person US Dollars 500,000 for bodily injury to or death of two or more persons in the same incident, and US Dollars 500,000 for property damage in the same incident.

(d)
Cargo coverage to full value of all shipments made by Builder to its shipyard in Singapore for equipment parts or other items relating to this Contract.

(e)
All risk physical damage insurance based on minimum institute clauses for builder's risk insured on a replacement cost basis, including protection indemnity, covering all materials after delivery to Builder intended to be incorporated into the Rig, and not covered by Builder's all risk policy described in sub-paragraph (f) hereinbelow, while in transit from Builder's plant to a subcontractor of Builder, or while in transit from such subcontractor back to Builder's shipyard.

(f)
Builder's all risk policy, based on minimum institute clauses for builder's risk, insured on a replacement cost basis, Including protection and indemnity, relating to the Rig for a total of 100% of the Contract Price.

  In the event that the Delivery Date {as defined in Article IX (Delivery) hereof} is delayed for any cause attributable to Owner, Owner has agreed that any additional premium charged to continue the policy shall be borne solely by Owner.

24.2
Each of the policies described hereinabove shall be issued by financially sound insurance carriers, both the policies and the insurance carriers shall be subject to the prior written approval of Owner, which shall not be unreasonably withheld, and shall either on the face thereof or by appropriate endorsement, except for the policy specified in Article 24(a) above:

(a)
name Owner as an additional insured (except as respects premium payment) to the extent their respective interests may appear;

(b)
provide that it will not be cancelled or its coverage reduced prior to delivery except upon twenty (20) days prior written notice to Owner.

(c)
contain waiver of subrogation provisions pursuant to which the insurer waives all express or implied rights of subrogation against Builder and Owner, their co-licensees and/or their Affiliates (herein defined with regards Owner to mean Owner's Parent Company or any company which is controlled, directly or indirectly by Owner or Owner's Parent Company, or with regards Builder by Builder; and

(d)
be maintained in full force and effect until delivery.

24.3
Builder and Owner agree that in the event that at any time on or before delivery the Rig is damaged, all insurance proceeds received shall be furnished to Builder and shall be used by Builder for repair and replacement with respect to the damage.

24.4
Builder and Owner further agree that in the event that at any time on or before delivery the Rig is damaged so as to constitute an actual or constructive total loss in accordance with the policy referred to at Article 24.1(f) above, then unless the parties otherwise mutually agree, Builder shall after receipt of the insurance payment, refund to Owner from the insurance proceeds the full amount of all sums paid by Owner to Builder as instalments of the Contract Price and at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE, and any balance of insurance proceeds being for Builder's benefit, in which case this Contract shall be deemed to be automatically terminated and all right, duties and obligations of each of the parties to the other shall forthwith cease and terminate. The determination of whether or not an actual or constructive total loss has occurred shall be made by the surveyor appointed by insurance underwriters for the policy referred to in Article 24.1(f) hereinabove.

24.5
Notwithstanding Article 24.3 and 24.4 above, if prior to delivery, the Rig is so substantially damaged or destroyed that it cannot be repaired within one hundred and fifty (150) days from the Delivery Date as it may be extended under this Contract, Owner may at its option, terminate this Contract upon written notice to Builder. In the event this Contract is so terminated:

(a)
Builder shall lodge a claim in conformity with Builder's risks insurance policy so as recover adequate indemnity in the shortest time possible, and shall keep Owner informed of any negotiations therefore;

(b)
Builder shall be entitled to retain the full amount of the progress payments so far received by it;

(c)
Builder may at its option dispose of any wreck and shall pay for any related costs; and

(d)
Owner shall be entitled to that portion of the proceeds from Builder's all risk policy referred to in Article 24.1(f) hereinabove but not exceeding the amount paid by Owner to Builder under this Contract.

ARTICLE XXV

BUILDER'S AND OWNER'S INDEMNITIES

25.1
Builder agrees to protect, indemnify and hold Owner free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Builder's (or its affiliates), employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of the foregoing on account of injury to or death of any such parties or loss of or damage to any of their personal property, during the performance of the Works regardless of whether Owner and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault.

25.2
Owner agrees to protect, indemnify and hold Builder and its subcontractors free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Owner's (or its affiliates) employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of any of the foregoing on account of injury to or death of any such parties loss of or damage to any of their personal property during the performance of the Works regardless of whether Builder and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault. The reference to damage to personal property in this Article 25.2 is expressly understood to exclude any and all damage to the Rig or to its component parts.

25.3
Until delivery and acceptance of the Rig, Builder shall indemnify and hold harmless Owner from:

(a)
any and all liabilities and/or claims and/or fines resulting from the requirements of public authorities in connection with the removal of wrecks, or pollution from the Rig or other vessels or floating devices provided by Builder for use in connection with the performance of the Works;

(b)
any and all liabilities and claims arising out of loss or damage suffered by anyone other than Owner and Builder in connection with the performance of the Works;

  provided always that the aforementioned circumstances are not caused either directly or indirectly by Owner's and/or Owner's employees, breach of this Contract and/or negligence.

ARTICLE XXVI

INTELLECTUAL PROPERTIES INDEMNITIES

26.1
Each party shall indemnify and hold the other harmless against all patent, trademark and copyright liabilities and all claims for infringement of patent rights, copyright and trademarks of whatsoever nature and howsoever arising including but not limited to costs and expenses for or on account of any patented invention made or used in the performance and completion by Builder of the Works and its obligations under this Contract, including royalties or other payments which may be payable for the construction and/or the use of the Rig or any part thereof or of its equipment arising from such patent rights, and including the costs and expenses that may be incurred by Owner arising from any litigation in connection with such liabilities or infringements.

ARTICLE XXVII

USE OF CRANES

27.1
Builder has the right to use the Rig cranes forming a part of Builder's furnished equipment, but only:

(a)
for the purpose of construction of the Rig;

(b)
in accordance with manufacturer's instructions; and

(c)
using duly qualified crane operators.

  Any repairs to such cranes made necessary by the use of Builder, unless arising from a manufacturer's defect, shall be for the account of Builder and shall be carried out prior to delivery.

ARTICLE XXVIII

EVENTS OF DEFAULT

28.1
The following shall constitute events of default of Builder under the Contract:

(a)
Builder voluntarily or involuntarily being made a party to any receivership, liquidation, or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Builder, or makes a composition with its creditors, or becoming insolvent or in the event Builder is unable to meet all or part of its financial or other obligations under this Contract, unless as a result of Owner's failure to make payments as due under this Contract.

(b)
The failure by Builder to remedy, within thirty (30) days of Owner's written notice to Builder a default by Builder to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the default is not reasonably capable of being remedied within thirty (30) days, the failure by Builder to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

(c)
If the period of delay in delivery of the Rig beyond the Delivery Date as it may be extended under Article 6.2, Article 10.1, Article 10.2 and/or Article 13 should exceed a period whereby the liquidated damages payable by Builder to Owner has reached the maximum pursuant to Article 11.2 herein.

(d)
If the period of delay in delivery of the Rig beyond the Delivery Date (except as it may be extended under Article 6, Article 10.2, and Article 13 but not Article 10.1) should exceed a period of two hundred forty (240) days.

28.2
The following shall constitute events of default of Owner under this Contract:

(a)
Owner's voluntarily or involuntarily being made a party to any receivership, liquidation or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Owner, or makes a composition with its creditors, or becoming insolvent or otherwise unable to meet all or part of its financial or other obligations under this Contract.

(b)
Failure to make any payments due hereunder on the date for payment, provided that Builder shall notify Owner in writing of any such failure and Owner shall have a period of thirty (30) days thereafter to cure any such failure.

(c)
The failure by Owner to remedy, within thirty (30) days of Builder's written notice to Owner a failure by Owner to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the failure is not reasonably capable of being remedied within thirty (30) days, the failure by Owner to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

28.3
In the event of default by Builder under Article 28.1, Owner may at its option within fourteen (14) days of becoming aware of the event of default by Builder and after the expiry of any period allowed to Builder in Article 28.1 to remedy such default, elect to proceed on either one of the following options:

(a)
terminate this Contract in the manner set out in Article 28.4; or

(b)
accept delivery of the Rig in its existing state in the manner set out in Article 28.5; or

(c)
without prejudice to Owner's right to recover liquidated damages for delay pursuant to Article XI (Damages for Delays), Owner may allow Builder to continue to complete the construction of the Rig in the manner set out in Article 28.6.

  Owner shall indicate its option within fourteen (14) days of becoming aware of the event of default by Builder, failing which Owner is deemed to have waived its right to terminate this Contract.

28.4
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(a) to terminate the Contract:

(a)
Owner shall notify Builder in writing of its intention to do so and such termination shall be effective as of the date when such notice is received by Builder.

(b)
Builder shall within twenty one (21) days of the termination becoming effective in accordance with Article 28.4(a) above refund {together with interest at two (2) percent above LIBOR on a per annum basis} to Owner the full amount of all sums received by Builder on account of the Rig and shall at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE.

(c)
Upon receipt by Owner of the sums set out at Article 28.4(b), all obligations, duties and liabilities of each of the parties to the other under this Contract {except for Builder's and Owner's indemnities under Articles XXV (Builder's and Owner's indemnities) and XXVI (Intellectual Properties Indemnities)} shall be forthwith completely discharged, and the uncompleted Rig shall belong to Builder, and Owner shall have no further claim on Builder.

28.5
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state, Builder shall in such an event convey title of the Rig to Owner and all materials, machinery and equipment in the possession of or owned by Builder or on order and intended to be incorporated into the Rig and perform such other acts necessary in order for Owner to take delivery of the Rig in its existing state. In the event that Owner elects to take delivery of the Rig in its existing state under Article 28.3(b):

(a)
A list of all deficiencies as against the works completed by Builder in Builder's invoice shall be drawn up and agreed between parties, and the reasonable cost of making good such deficiencies at another yard in Singapore with the relevant experience shall be deducted from the Contract Price. Builder shall submit to Owner its final invoice for payment of all works completed under this Contract after taking into account the cost of making good the said deficiencies as aforementioned, and Owner shall pay Builder the amount set out in the invoice before taking delivery of the Rig. Upon taking delivery of the Rig, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (b)
  If there are any disputes concerning outstanding payment in such event, including the question of Owner's right to offset any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig. If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed part of the claim. Disputes in relation to the above shall be resolved in accordance with Article XIX (Governing Law and Dispute Resolution).

  (c)
  Following from the events described in Article 28.5(b), after Owner has made good the deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience, if in the final account there is any money due to be paid by Builder to Owner in respect of the said deficiencies, Builder shall pay such amounts to Owner. Upon the payment of such amounts to Owner, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (d)
  Builder's liability to Owner in respect of the total costs for making good such deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience shall not in any event exceed the limit stated in Article 30.2.

  (e)
  For the purpose of clarification and avoidance of doubt, in the event that Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state in accordance with this Article 28.5, save for payment by Builder to Owner for the deficiencies as described in this Article 28.5. Builder shall not in any event be liable to Owner in respect of the costs required to complete the Rig in accordance with the Contract and Specification.

28.6
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(c) to allow Builder to continue to complete the construction of the Rig, Builder shall pay Owner the liquidated damages accrued pursuant to Article XI (Damages for Delay), and Builder shall work with Owner to produce an acceptable schedule for the completion of the remaining work on the Rig and work diligently to complete the construction of the Rig.

28.7
In the event of default by Owner under Article 28.2 herein, Builder at its option but without prejudice, limitation or waiver of its other remedies under the Contract, at common law, statute, or equity, may after the expiry of any period allowed to Owner in Article 26.2 to remedy such default:

(a)
by notice in writing to Owner ("Suspension Notice") suspend the Works until Owner's default is remedied, and the Delivery Date shall be extended by the length of time the Works is so suspended; or

(b)
by notice in writing ("Termination Notice") terminate the Contract if the default is not remedied and is continuing for a further period of twenty one (21) days.

  Upon receipt by Owner of the Termination Notice, the Contract shall forthwith become terminated and title in the Rig or parts thereof and all the materials and equipment forming part of the Rig or intended to be incorporated into it shall be vested in and become the sole property of Builder.

  In the event of such termination, Builder shall also be entitled to retain all payments made by Owner on account of the Contract and the parties shall have no other obligation or liability to each other save for those contained herein.

ARTICLE XXIX

COMPLIANCE WITH THE LAWS OF SINGAPORE

29.1
In performing the work, Builder shall abide by and comply with all valid laws and regulations applicable to the construction of the Rig in Singapore.

ARTICLE XXX

LIMITATION ON BUILDER'S AND OWNER'S LIABILITY

30.1
Notwithstanding anything to the contrary set forth herein in this Contract, neither Builder nor Owner shall be liable to the other by way of indemnity or by reason of any breach of this Contract or of statutory duty or by reason of tort (including but not limited to negligence) for any loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts, or for any indirect financial or indirect economic loss, or for any indirect or consequential damages whatsoever that may be suffered by the other and howsoever the same may have been caused.

30.2
Notwithstanding any provision to the contrary herein {save for Builder's obligation to refund instalment payments of the Contract Price received by Builder from Owner under Articles 24.4 and 28.4(b) of the Contract}. Builder's maximum liability to Owner arising out of or in connection with the Contract for any loss or damage including liquidated damages for delay, costs, claims or expenses whether arising under common law, contract, tort, equity or statute shall be limited in the aggregate to ten percent (10%) of the Contract Price. Owner agrees to release and hold harmless Builder, its officers, servants, and subcontractors from and against any liability in excess thereof. Builder and Owner agree that this provision is a reasonable allocation of risks between the parties.

ARTICLE XXXI

MISCELLANEOUS

31.1
Throughout the term of this Contract, Builder shall be an independent contractor vis a vis Owner.

31.2
The intellectual property rights relating to designs, drawings, Specifications, instructions, manuals, computer programs and other documents created or produced by Builder or its subsidiaries which are proprietary to Builder, shall be and remain the property of Builder.

31.3
This Contract and its surrounding circumstances, including all prices and any information such as documents, design, drawings, Specifications, instructions, manuals, computer programs relating to the design and construction of the Rig which are provided by Builder to Owner or which may otherwise be acquired by Owner, regardless of whether they are Builder's proprietary information, shall not be disclosed to any third party without the prior consent of Builder and such consent shall not be unreasonably withheld, Owner shall be responsible for keeping confidential all such information, and shall not permit any such information to be shown, reproduced or otherwise disclosed to any third party by itself, its subcontractors or their respective personnel.

  Notwithstanding the foregoing, Owner shall be entitled to disclose to third parties without Builder's consent if the disclosure of the above information is required and necessary for the operation, maintenance, repair, or tendering of the Rig for charter.

31.4
Where a provision in this Contract for any reason becomes unenforceable or invalid, the remainder of the Contract shall remain in full force and effect. Where severance of a non-enforceable provision in the opinion of either party materially affects the other rights or obligations under the Contract, the parties shall endeavour to remedy the situation to their mutual satisfaction.

31.5
The parties have entered into this Contract freely, willingly, and on equal commercial basis, having had the opportunity to fully consider the contents of the Contract. It is hereby agreed that no terms or conditions herein shall be construed against a party simply by reason that the party had proffered a particular term or condition.

31.6
Save as set forth in this Contract, a person who is not a party to this Contract has no right whatsoever to enforce any term of this Contract. For the avoidance of doubt, the parties agree that the application of any statutes which may confer rights on third parties is expressly excluded.

ARTICLE XXXII

EFFECTIVE DATE OF CONTRACT

32.1
This Contract is subject to and shall become effective and legally binding on the parties when the following conditions shall have been complied with:-

(a)
upon receipt of the first payment by Builder in accordance with Article III (Contract Price and Payment); and

(b)
upon delivery by Owner to Builder of a parent company guarantee issued by TMT Co. Ltd, in a form acceptable to Builder (Annex E—Owner's Parent Company Guarantee).

32.2
The date upon which the above conditions shall all have been satisfied shall be known hereunder as the "Effective Date".

32.3
If the conditions for this Contract to become effective shall for any reason not have been satisfied prior to midnight seven (7) working days after the execution of the Contract or such other date as may be extended by mutual agreement between the parties, then this Contract shall become voidable at the option of either party by the giving of notice to the other. In the event that either party exercises its option to void the Contract, then the parties hereto shall be immediately and completely discharged from all continuing obligations to the other hereunder.

ARTICLE XXXIII

NOTICES

33.1
All notices and communications required to be given hereunder shall be in the English language and be served by depositing same in the mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to such other party, or by facsimile with a transmission report evidencing the successful transmission of the same.

33.2
Such notices and communications shall be addressed to the respective party's authorized Representative {as described in Article XII (Owner's Representative and Builder's Representative)}.

33.3
Notice so given shall be effective only if and when received by the addressee.

33.4
For the purpose of notice the addresses of the parties shall be:

OWNER BLUESKY OFFSHORE GROUP CORP c/o: 8th Floor No. 126, Sec. 1, Jianguo North Road. Taipei 104, Taiwan
Telephone Number:	(886) 2 21750264
Fax Number:	(886) 2 25092816
Attention: Kazui Kajiyama (Owner's Representative)
BUILDER PPL SHIPYARD PTE LTD 21 Pandan Road Singapore 609273
Telephone No:	(65) 6265 0477
Fax No:	(65) 6268 1203
Attention: Ong Tian Khiam (Builder's Representative)

IN WITNESS WHEREOF, the parties hereto have executed this Contract in two originals effective as of the day and year first above written.

For and on behalf of Owner	For and on behalf of Builder
BLUESKY OFFSHORE GROUP CORP	PPL SHIPYARD PTE LTD
/s/ HSIN CHI SU	/s/ ONG TIAN KHIAM

HSIN CHI SU	ONG TIAN KHIAM
Chief Executive Officer	Managing Director
WITNESSED	WITNESSED
/s/ ROBERT TSAI	/s/ TAN KIM YUNG

ROBERT TSAI	TAN KIM YUNG
10th January 2007	10th January 2007

Annex L

Dated this 3rd day of June 2007

RIG CONSTRUCTION CONTRACT
(P2020)

Between

BLUESKY OFFSHORE GROUP CORP.

(as "Owner")

and
PPL SHIPYARD PTE LTD
(as "Builder")

CONTENTS

ARTICLE I	L-7
SUBJECT OF THE CONTRACT	L-7
ARTICLE II	L-8
BUILDER'S SCOPE OF WORKS	L-8
ARTICLE III	L-8
CONTRACT PRICE AND PAYMENT	L-8
ARTICLE IV	L-9
MASTER CONSTRUCTION SCHEDULE	L-9
ARTICLE V	L-9
APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION	L-9
ARTICLE VI	L-10
CHANGE IN LAWS, RULES OR REGULATIONS	L-10
ARTICLE VII	L-11
PROPERTY	L-11
ARTICLE VIII	L-11
TEST AND TRIALS	L-11
ARTICLE IX	L-12
DELIVERY	L-12
ARTICLE X	L-14
FORCE MAJEURE AND PERMISSIBLE DELAYS	L-14
ARTICLE XI	L-15
DAMAGES FOR DELAYS	L-15
ARTICLE XII	L-16
OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE	L-16
ARTICLE XIII	L-17
VARIATIONS	L-17
ARTICLE XIV	L-18
INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE	L-18
ARTICLE XV	L-18
WARRANTIES	L-18
ARTICLE XVI	L-19
TAXES AND CHARGES	L-19
ARTICLE XVII	L-20
DOCUMENTS TO BE FURNISHED	L-20
ARTICLE XVIII	L-20
CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS	L-20
ARTICLE XIX	L-20
GOVERNING LAW AND DISPUTE RESOLUTION	L-20

ARTICLE XX	L-21
TECHNICAL DISPUTES	L-21
ARTICLE XXI	L-21
SUBCONTRACTING	L-21
ARTICLE XXII	L-21
ASSIGNMENT	L-21
ARTICLE XXIII	L-22
INVENTORIES ON THE RIG AT DELIVERY	L-22
ARTICLE XXIV	L-22
INSURANCE	L-22
ARTICLE XXV	L-24
BUILDER'S AND OWNER'S INDEMNITIES	L-24
ARTICLE XXVI	L-24
INTELLECTUAL PROPERTIES INDEMNITIES	L-24
ARTICLE XXVII	L-25
USE OF CRANES	L-25
ARTICLE XXVIII	L-25
EVENTS OF DEFAULT	L-25
ARTICLE XXIX	L-28
COMPLIANCE WITH THE LAWS OF SINGAPORE	L-28
ARTICLE XXX	L-28
LIMITATION ON BUILDER'S AND OWNER'S LIABILITY	L-28
ARTICLE XXXI	L-29
MISCELLANEOUS	L-29
ARTICLE XXXII	L-29
EFFECTIVE DATE OF CONTRACT	L-29
ARTICLE XXXIII	L-30
NOTICES	L-30
ANNEX A
Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification documents no. BD200-Z100[13] dated May 2007 ("Specifications").
ANNEX B
Schedule of Rates.
ANNEX C
Variation Order Form.
ANNEX D
Preliminary Construction Schedule.
ANNEX E
Owner's Parent Company Guarantee.

RIG CONSTRUCTION CONTRACT

        This agreement for the construction of a rig is made this 3rd day of June 2007.

BETWEEN

        BLUESKY OFFSHORE GROUP CORP incorporated in British Virgin Island and having its business address at 8th Floor No. 126, sec 1, Jianguo North Road, Taipei 104, Taiwan (hereinafter called "Owner").

AND

        PPL SHIPYARD PTE LTD, a Singapore corporation, with its registered office situated at 21 Pandan Road, Singapore 609273 (hereinafter called "Builder").

WHEREAS

A.
Builder has the capability and expertise to design and construct Baker Marine Pacific Class 375 jack-up drilling rigs.

B.
Owner desires to procure from Builder and Builder is able and willing to construct and deliver one unit of the Rig to Owner.

NOW IT IS HEREBY AGREED AS FOLLOWS

DEFINITIONS

        In this Contract the following expressions shall have the following meanings hereby assigned to them:

"Article or Articles" means the articles herein.

"BFE" means the equipment or materials furnished by Builder.

"Builder" means PPL SHIPYARD PTE LTD.

"Builder's Representative" means the authorized representative appointed by Builder to act on its behalf pursuant to Article 12.6.

"Classification Society" means the American Bureau of Shipping.

"Contract" means the agreement of the parties set out in the Definitions and the Articles herein and the Annexes A to D attached thereto.

"Contract Price": as defined at Article 3.1.

"Delivery Date": as defined at Article 9.2.

"Force Majeure" means the contingencies or circumstances described in Article 10.1.

"Effective Date" means the date when all the conditions under Article 32.1 are met and the Contract becomes effective and legally binding on the parties.

"LIBOR" means the interest rate per annum which Hongkong & Shanghai Banking Corporation, London is offering to prime banks in the London Interbank market for deposits in United States Dollars for a one month period, determined at 11.00am London time, as quoted on the date from which interest is accrued under this Contract.

"Owner" means Bluesky Offshore Group Corp.

"OFE" means the equipment or materials furnished and delivered to Builder's shipyard by Owner at its costs for Builder to incorporate into the Rig.

"Owner's Representative" means the authorized representative appointed by Owner to act on its behalf pursuant to Article 12.1.

"Plan Progress Schedule" or PPS means the document to be provided by Builder to Owner on a monthly basis subsequent to commencement of construction of the Rig as described in Article 5.1.

"Protocol of Delivery and Acceptance" means the document signed by both Owner and Builder as described in Article 9.4 to acknowledge delivery of the Rig by Builder and acceptance of the Rig by Owner.

"Rig" means the Baker Marine Pacific Class 375 jack-up drilling rig described in the Specifications including the machinery, equipment and gear.

"Schedule": as defined in Article 4.1.

"Specifications" means the Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification document no: BD200-Z100[13] dated May 2007.

"Statement of Events" means the statement described in Article 10.3(c) submitted by Builder to Owner.

"Suspension Notice" means the notice given by Builder pursuant to Article 28.7.

"Termination Notice" means the notice given by Builder pursuant to Article 28.7.

"UNCITRAL" means United Nations Commissions on International Trade Law.

"Variable Loads": as defined at Article 9.9.

"Variation": as defined at Article 13.1.

"Warranty Period": as defined at Article 15.2.

"Works": as defined at Article 2.1.

ARTICLE I

SUBJECT OF THE CONTRACT

1.1
Builder agrees for the consideration and on the terms and conditions herein set forth, to design, construct, launch, equip, test, commission and deliver in a good and workmanlike manner one (1) Rig bearing Builder's Hull number of P2020 for Owner at Builder's shipyard in Singapore. The Rig is to be constructed in conformity with this Contract and the Specifications all of which are attached hereto and made a part hereof as Annex A, and in accordance with the requirements, rules, regulations, codes, directives and guidelines and amendments or modifications thereto published on or before the Effective Date, as it may be amended under this Contract of the following:

(a)
The applicable rules of the American Bureau of Shipping (hereinafter "ABS" or the "Classification Society") for Building and Classing Offshore. Mobile, Self-Elevating Drilling Units (hereinafter called the "ABS Rules"), as stated in the Specifications so as to achieve on Delivery the following notation:-

"+ (Maltese Cross) A1 Self-Elevating Drilling Unit".

(b)
Code for the construction and Equipment of Mobile Offshore Drilling Units" Consolidated Edition 2001.

(c)
International Convention for the Safety of Life at Sea (SOLAS) as amended, as far as applicable for fire fighting and safety equipment.

(d)
American Petroleum Institute (API) Standards and Recommended Practices as per the Specifications.

(e)
The classification, certification, rules & regulations set forth in the Specifications.

1.2
Builder warrants that it and its subcontractors have in place a QA system in compliance with ISO 9001-2000 or its equivalent standard. Builder shall ensure that all work performed under the Contract, including that performed by its subcontractors, is performed in accordance with their applicable QA systems. Builder warrants that it has acted and shall act in full compliance with its QA system and shall provide adequate documentation to Owner verifying such compliance. Builder shall also provide adequate documentation to Owner to verify the compliance of its subcontractors with their applicable QA systems.

1.3
The Works shall be performed by Builder and Builder's subcontractors in accordance with Classification Society's requirements for first class marine and rig construction practice, and all materials, machinery and equipment supplied by Builder or its subcontractors and incorporated in the Rig shall be in accordance with the Specifications and the same above referred practice. Builder will upon request furnish to Owner full information concerning the machinery and equipment it contemplates incorporating in the Rig. All work performed hereunder may be subject to inspections by Owner's authorized representatives at any time during working hours, provided such inspections do not disrupt Builder or its subcontractors' orderly progress of work on the Works. Such inspection shall be at Owner's sole cost and risk with regards to Owner's personnel, except where otherwise stated in the Specifications. Inspections by Owner shall not relieve Builder of its responsibilities under this Contract and the Specifications including the responsibility for satisfactory, efficient and safe operation of the Rig, including its machinery and equipment. Builder agrees to furnish to Owner test and progress reports received from the major equipment suppliers.

ARTICLE II

BUILDER'S SCOPE OF WORKS

2.1
Builder agrees to perform all work necessary to design, fabricate, construct, launch, outfit, complete, test, commission and document the Rig, in accordance with this Contract and the Specifications and any Variations thereto made in accordance with Article VI (Change in Laws, Rules or Regulations) and Article XIII (Variations) and Classification Society's requirements, and to deliver the Rig to Owner free and clear of all liens, security interests, claims and encumbrances {except any such liens or encumbrances as Owner may have placed thereon}, safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig, all of which are herein referred to as the "Works".

ARTICLE III

CONTRACT PRICE AND PAYMENT

3.1
In full payment for the Rig and as Builder's sole and total compensation for designing, constructing, fabricating, equipping, outfitting, installing, testing, completing, documenting, launching and delivering the Rig including the drilling equipment designated in the Specifications and in the performance of the Works. Owner agrees to pay Builder a total consideration (hereinafter referred to as the "Contract Price") of United States Dollars: One Hundred Eighty Seven Million Only (US$187,000,000) provided, however, that the said Contract Price shall be subject to adjustment in accordance with the Contract.

  The Contract Price includes all taxes payable by Builder as per Article XVI (Taxes and Charges).

  Builder agrees and confirms that the Contract Price is fixed and shall not be subject to any increase save for adjustments in accordance with the terms of this Contract.

  The Contract Price shall be paid to Builder in instalments and be due and payable as follows:

  1st payment—10% within fifteen (15) working days from execution of Contract and in any event no later than 21 June 2007.

  2nd payment—10% within thirty (30) days from the 1st payment date.

  3rd payment—5% on 15 October 2007.

  4th payment—15% on keel laying.

  5th payment—15% on completion of main deck (excluding leg well areas).

  6th payment—20% on launching.

  7th payment—15% on completion of leg erection.

  8th payment—10% on delivery ex-yard.

3.2
All amounts not paid from due date shall bear interest at United States Dollars LIBOR (one month) plus two percent (2%).

3.3
Subject to Article 13.4 in relation to the timing for payment of Variation(s), any balance of outstanding payment due to Builder pursuant to the Contract, shall be settled in cash when the Rig is delivered to Owner.

ARTICLE IV

MASTER CONSTRUCTION SCHEDULE

4.1
A Preliminary Construction Schedule (Annex D) is attached herewith, showing dates for commencement of construction work, key events and delivery of the Rig. Within thirty (30) days from the Effective Date as defined in Article XXXII (Effective Date of Contract), Builder shall provide to Owner a Master Construction Schedule (hereinafter referred to as the "Schedule") which shall set forth in detail:

(a)
dates of delivery of the bulk material and equipment;

(b)
the time table for construction of the Rig; and

(c)
time table for testing and commissioning, all as per the Specifications.

  The Schedule shall be brought up to date by Builder within thirty (30) days when:

  (a)
  the Delivery Date is extended in accordance with Article X (Force Majeure and Permissible Delays); or

  (b)
  there is a Variation in accordance with Article XIII (Variations); or

  (c)
  Builder becomes aware that there is a difference between the actual progress of the Works and the Schedule.

4.2
In the event the actual progress of the Works is lagging behind the Schedule, Builder shall issue a recovery plan to overcome such lagging so that the planned Delivery Date shall not be affected. However no adjustment shall be made to the Delivery Date and/or the Contract Price unless otherwise provided for in this Contract.

ARTICLE V

APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION

5.1
Builder shall be responsible for the design and construction of the Rig in accordance with the requirements specified in Article I (Subject of the Contract) and shall prepare and send to Owner all detailed construction drawings. The form and quantity of the detailed construction drawings to be provided by Builder to Owner shall be as per the Specifications.

  In addition, as from the actual commencement of the construction of the Rig, Builder shall send to Owner a Plan Progress Schedule (PPS) on monthly basis.

  These drawings shall be returned from Owner duly signed by or on behalf of Owner and bearing Owner's comments within a period of fourteen (14) working days from receipt thereof, failing which Owner shall be deemed to have approved the drawings.

5.2
Approval of the drawings by Owner shall not waive or diminish the responsibilities and obligations of Builder under this Contract, nor shall any such approval be deemed a waiver by Owner of any of its rights whatsoever under the provisions of Article XV (Warranties).

5.3
Builder shall be deemed to have scrutinized this Contract and the Specifications. Builder shall be responsible for the accuracy of the Specifications. Owner shall not be responsible for any error, inaccuracy or omission of any kind whatsoever in the Specifications nor be deemed to have given any representation of accuracy or completeness of any such data or information.

5.4
Builder shall make monthly progress reports against the S-curve and take monthly progress photographs illustrating the progress of the Rig's construction up to and including trials and delivery.

5.5
Builder shall also supply Owner photographs as provided in the Specifications. Additional copies of photographs and transparencies will be made available by Builder at Owner's request and expenses.

5.6
Notwithstanding the foregoing, Builder shall not be required to provide or disclose to Owner for review or comments any design, calculations, drawings, Specifications or information relating to the design and construction of the Rig which are proprietary in nature to Builder and/or its subsidiaries. Builder shall also not be required to submit to Owner for review or comments any workshop sketches such as for example piping spool drawings, steel material nestings, panels/blocks fabrications and erection sequences.

ARTICLE VI

CHANGE IN LAWS, RULES OR REGULATIONS

6.1
It is recognized that should any changes in any applicable international or governmental laws, rules or regulations {including those set out in Article 1.1(a) to (p)} be published subsequent to the Effective Date that make it necessary to modify the Specifications and/or detailed construction drawings for the Rig, the following provisions shall apply unless a waiver of the change is obtained at Owner's request:

(a)
If such changes are compulsory for the Rig, any of the parties hereto, upon receipt of information from the Classification Society or any such other regulatory body, shall promptly transmit the same to the other in writing, and Builder shall thereupon incorporate such changes in the construction of the Rig, provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

(b)
If such changes are not compulsory for the Rig, but Owner desires to incorporate any of them into the construction of the Rig, then, Owner shall notify the Builder of that intention. Builder will accept such changes provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

6.2
Changes to the Contract Price, the Delivery Date and the Specification under this Article 6.1 shall be governed by Articles XIII (Variations). In the event that Owner does not accept such changes including the responsibility to pay Builder for the additional costs and/or the need to grant additional time to Builder as required pursuant to Article XIII (Variations), and such changes are required for the construction of the Rig in terms of its certification and compliance to this Contract, Builder shall not proceed with the Variation and shall be relieved and absolved from any obligations or responsibility whatsoever relating to the failure to carry out such changes, and the consequences arising therefrom shall be solely with Owner.

ARTICLE VII

PROPERTY

7.1
The Rig including all materials purchased and/or delivered to Builder's shipyard for the construction of the Rig, excluding all equipment and materials purchased or provided by Owner, including but not limited to spare parts, loose handling equipment, BHA and drill string, ("OFE"), shall at all times until delivery of the Rig be the property of Builder.

  Risk of loss or damage in respect of the items enumerated in this Article VII (Property) including OFE shall remain with Builder until delivery of the Rig pursuant to Article IX (Delivery).

ARTICLE VIII

TEST AND TRIALS

8.1
Builder shall prepare a comprehensive programme of tests and trials as per the Specifications and submit it to Owner for review and comment.

  Before the Rig is delivered, the tests, trials and commissioning set out in the Specification will have been satisfactorily completed. Builder shall be responsible for the preparation and execution of these tests and trials.

  Owner shall be responsible for the testing, trial and commissioning for the equipment furnished by Owner ("OFE"), if any. Builder shall make available personnel to assist tests and trials on OFE.

  All materials, labour, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on BFE shall be for the account of Builder.

  All materials, vendors personnel, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on OFE shall be for the account of Owner.

8.2
All works accomplished under the Specifications, including the Rig's main machinery, auxiliary machinery, piping, electrical ventilation, drilling equipment and other systems will be thoroughly tested in accordance with the requirements set-out in the Specifications. All tests and trials shall comply with the requirements of the Classification Society.

8.3
When the Rig is substantially complete, the jacking tests will take place. An inclining experiment shall be conducted to establish the Rig's lightship weight, center of gravity and metacentric height. Inclining experiment for a sister rig, if any, shall not be carried out.

8.4
Any defect which may develop or become apparent during the course of the tests and trials and commissioning to be performed by the Builder will be made good and retested by Builder at its expense before delivery and to the satisfaction of the Classification Society and Owner's representative and in accordance with the Specifications. Builder shall at its own cost repeat any of the tests or trials in relation to such defects if a joint request in writing is made by Owner and the Classification Society.

8.5
If Owner requires any additional test, trials and commissioning which is not covered by or is in addition to that provided under the Specifications, and Builder considers in its reasonable opinion that there is no need to carry out such test and trials, Owner may nevertheless instruct Builder to proceed with such additional test and trials. If any defect is discovered upon carrying out such additional test and trials, Builder shall rectify such defect and bear the costs of such additional test and trials before delivery. However, if no defect is discovered upon carrying out such additional test and trials, Owner shall bear the costs and be responsible for any delay arising from such test and trials incurred by Builder.

8.6
Owner's Representative or his nominees may test the workmanship and materials used in the construction of the Rig and attend and participate in tests and trials on materials and the Rig (including tests and trials carried out at the premises, workshops and shipyards of Builder's subcontractors) for which purpose Builder shall give reasonable notice of such tests and trials to Owner's Representative. Defects discovered by Owner's Representative shall be remedied by Builder before delivery. If there is disagreement between Builder and Owner, the written opinion of the surveyor of the Classification Society shall be final and binding.

8.7
Test and trials performed by Owner's Representative shall not relieve Builder of any of its obligations hereunder nor constitute a waiver of any of Owner's rights under this Contract. Such test and trials performed by Owner, if any, shall be paid for by Owner and shall not cause any hindrance to the progress of work of Builder.

ARTICLE IX

DELIVERY

9.1
The Rig shall be delivered by Builder and accepted by Owner in accordance with this Article. Before Owner shall be obligated to accept delivery of the Rig, the Rig shall have been classed by the Classification Society as per this Contract and the Specifications and Builder shall have first done the following:

(a)
completed the construction of the Rig in accordance with this Contract and the Specifications;

(b)
completed the tests and commissioning of the Rig as described in the Specifications and remedied at Builder's sole cost and expense any defects discovered thereby and performed any additional tests necessary to ensure that such defects have been remedied;

(c)
delivered to Owner certificates including the Builder's certificate reflecting completion of the Rig in accordance with the Specifications and this Contract;

(d)
delivered to Owner all the necessary certificates, either final or preliminary, to clear the Rig through local customs and administrative authorities; and

(e)
delivered to Owner all documents which are listed in Article 9.5 below.

9.2
Delivery of the Rig shall be on or before 30 September 2009 ("Delivery Date") or on such date as the Delivery Date may be amended or extended to in accordance with this Contract.

9.3
Builder shall deliver to Owner possession of the Rig safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig.

9.4
On payment by Owner to Builder of any unpaid payment in accordance with Articles 3.1 and 3.2 and against documentation from Builder that the Rig upon such final payment is free and clear of all liens, security interest, claims and encumbrances, save for liens and encumbrances as Owner may have placed thereon, Builder shall simultaneously deliver the Rig to Owner such delivery to be evidenced by a Protocol of Delivery and Acceptance signed by the parties hereto, acknowledging delivery of the Rig by Builder and acceptance thereof by Owner.

9.5
On delivery and acceptance of the Rig, the Builder shall deliver to Owner the following documents, which shall accompany the Protocol of Delivery and Acceptance:

(a)
Protocol of trials of the Rig made pursuant to the Specifications.

  (b)
  Protocol of inventory of the equipment of the Rig, including spare parts and the like, all as specified in the Specifications.

  (c)
  Protocol of stores of consumable nature, including the original purchase price thereof.

  (d)
  All certificates including the Builder's certificate required to be furnished upon delivery of the Rig pursuant to this Contract and the Specifications, free and clear of any recommendation, notation, restriction or other remark. It is agreed that if, through no fault on the part of Builder, the Classification Society's certificate and/or other certificates are not available at the time of delivery of the Rig, interim certificate of Classification Society or such other provisional certificates not affecting the trading of the Rig as may be issued shall be accepted by Owner, provided that Builder shall furnish Owner with the final certificates as promptly as possible after such final certificates have been issued.

  (e)
  The declaration of warranty of the Builder that the Rig is delivered to Owner free and clear of any liens, charges, debts, claims, mortgages or other encumbrances upon Owner's title thereto, and in particular, that the Rig is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Singaporean governmental authorities, as well as of all liabilities of Builder to subcontractors, employees and crew and of all liabilities arising from the construction of the Rig and trial runs, or otherwise, prior to delivery.

  (f)
  Drawings and plans pertaining to the Rig as stipulated in the Specifications.

  (g)
  Commercial invoice.

  (h)
  Duly executed bill of sale or other relevant document that certifies that the title of the Rig passes to Owner.

  The parties shall, where appropriate, use best endeavours to agree on the wording of the aforementioned documents.

9.6
In the event of any dispute concerning the payment on delivery of the Rig, including the question of Owner's right to off-set any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig.

9.7
If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed amount.

9.8
Owner shall be responsible for registration and documentation of the Rig in Panama, its chosen flag state, in the name of Owner upon the Delivery Date as it may be amended or extended under this Contract and all expenses incurred with respect thereto shall be paid and be solely for the account of Owner provided that Builder shall provide all reasonable assistance and documentation that may be necessary for same. However, subject to applicable time and costs impact (if any) that may be required by Builder, Owner may at its option nominate a different country of registration after the Effective Date under the laws of which the Rig is to be registered at the time of delivery and acceptance thereof under this Contract. This shall be treated in accordance with Article XIII (Variations).

9.9
Pursuant to the Specifications, the variable loads shall be as follows: (i) the "floating variable load"—2040 metric tons ("MT"); (ii) the "jacking variable load"—2,268 MT, and (iii) the "drilling variable load"—3,356 MT. The "floating variable load", the "jacking variable load" and the "drilling variable load" are hereafter also referred jointly or separately as the "Variable Loads".

  In the event that the Rig has not been completed in accordance with the Contract and Specifications as regards the Variable Loads, Owner may at its sole option decide to accept delivery of the Rig on terms that the Contract Price be reduced pursuant to the following provisions:

  a)
  For each full MT reduction in the "floating variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (b)
  For each full MT reduction in the "jacking variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (c)
  For each full MT reduction in the "drilling variable load" of more than 20 MT but up to a maximum 168 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (d)
  The reductions pursuant to (a) to (c) above are cumulative, and in any event the total reduction of the Contract Price shall not exceed US dollars five (5) million only.

9.10
Prior to delivery and acceptance of the Rig as described in this Article, Owner may require the taking over of partial possession of certain sections of the Rig. Where Owner takes over partial possession of the Rig, Owner shall be deemed to have taken delivery of those sections of the Rig and liability for risk of loss or damage in respect of those sections of the Rig shall pass from Builder to Owner notwithstanding the provisions in Article 7.1 herein.

ARTICLE X

FORCE MAJEURE AND PERMISSIBLE DELAYS

10.1
If, at any time before the delivery and acceptance of the Rig, either the construction of the Rig or any performance required under the provisions of this Contract and the Specifications as a prerequisite of delivery of the Rig is delayed due to war, blockade, revolution, insurrections, civil commotions, riots, strikes, sabotage, lockouts, plague or other epidemics, quarantines, prolonged failure, shortage or restriction of electric current, or import/export embargoes imposed by any government including the Singapore government; or due to acts of God including, but not limited to, earthquakes, tidal waves, or typhoons; or by destruction of the shipyard or works of Builder or its subcontractors or of the Rig, or any part thereof, by fire, flood or other causes beyond the control of Builder; or by delay in deliveries of machinery, equipment or materials due to the above events provided that such machinery, equipment or materials shall have been ordered in due time by Builder, each of such contingencies shall be deemed to be included in the definition of Force Majeure as used in this Contract, and in the event of delays to the Schedule due to the happening of any of the aforementioned contingencies, the Delivery Date shall be extended for such period of time as the actual delivery of the Rig is reasonably calculated to be delayed thereby.

10.2
The Delivery Date may also be extended if the construction of the Rig or any performance required under the provisions of this Contract and Specifications as a prerequisite of delivery of the Rig is delayed by reason of breach of this Contract by Owner.

10.3
Upon the occurrence of any the contingencies listed in Article 10.1, Builder will:

(a)
take all reasonable steps open to it to mitigate the effect of the contingency upon the Delivery Date;

  (b)
  within twenty one (21) days and in any event not more than sixty (60) days of the date on which it becomes aware of the contingency, give Owner notice in writing of the occurrence of the contingency;

  (c)
  as soon as possible thereafter, and in any event not more than thirty (30) days after the giving of the said notice aforementioned in Article 10.3(b), submit to Owner a statement in writing (hereinafter called the "Statement of Events"), specifying as far as possible, with full particulars, the nature and the cause of the contingency, the effect on the item involved, the likely overall effect computed from the Schedule upon the Delivery Date and the steps which are being taken by it to mitigate any delay which may result from the contingency;

  (d)
  within twenty one (21) days on which it becomes aware that the contingency is at an end, give Owner notice in writing of the date when the contingency ended;

  (e)
  within thirty (30) days after the giving of the said notice aforementioned in Article 10.3(d), submit to Owner a statement giving such detail as is required in the Statement of Events.

  Builder shall in any event lose the right to extend the Delivery Date if it fails to comply with its obligations under Articles 10.3(b).

10.4
Owner shall upon receipt of any notification from Builder under Article 10.3(c) and 10.3(e) provide its comments and reasons for objection if any, within thirty (30) days, and if no such comments or reasons for objection is received by Builder, Owner shall be deemed to have accepted Builder's claim for postponement of the Delivery Date. Failure of Owner to object to Builder's claim for postponement of the Delivery Date within thirty (30) days after receipt by Owner of such notice of claim shall be deemed to be a waiver by Owner of its right to object to such postponement of the Delivery Date.

ARTICLE XI

DAMAGES FOR DELAYS

11.1
Builder agrees to prosecute the Works diligently in an expeditious and workmanlike manner, and to make delivery of the completed outfitted and tested Rig on or before the Delivery Date or such date as may be extended pursuant to this Contract.

11.2
In the event delivery of the completed Rig is delayed beyond the Delivery Date or such date as may be extended pursuant to this Contract, then Builder shall pay to Owner as liquidated and agreed damages, the amount of United States Dollars: Fifty Thousand Dollars (US$50,000.00) per day for each and every day the delivery of the Rig is so delayed more than thirty (30) days (grace period) beyond said Delivery Date or such date as may be extended pursuant to this Contract, subject to a maximum of United States Dollars: Five Million Only (US$5,000,000.00). Such liquidated damages shall be in lieu of all damages, which Owner may suffer by reason of such delay, it being further understood and agreed that Builder shall not be responsible or liable to Owner or any third party for any direct, indirect and/or consequential loss or damage (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), occasioned by delay in the delivery of the Rig, except for such aforementioned liquidated damages.

ARTICLE XII

OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE

12.1
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract). Owner shall appoint and notify Builder in writing the name of Owner's Representative. Owner may from time to time appoint some other person as Owner's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Builder without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice in writing by Builder.

12.2
Owner's Representative shall represent and act for Owner at all times during the currency of the Contract. All notices, instructions, orders, approvals and all other communications under the Contract shall be given by Owner's Representative, except as herein otherwise provided. All notices, instructions, information and other communications given by Builder to Owner under the Contract shall be given to Owner's Representative, except as herein otherwise provided.

12.3
Whilst Owner may send to and maintain at Builder's shipyard, at its own cost and expense, one or more representatives, but only one of whom shall be duly authorized in writing by Owner to Builder to be Owner's Representative to act on behalf of Owner.

12.4
Owner undertakes that it shall ensure that the Owner's Representative and its other representatives carry out their duties in accordance with common rig building practice and in such a way as to avoid any unnecessary increase in building cost, delay in the construction and delivery of the Rig, and/or disturbance in the construction schedule of Builder.

12.5
At all times during the construction of the Rig, Builder shall:

(a)
afford the Owner's Representative and his nominees full access to Builder's shipyard and shall secure access to the premises, workshops and shipyards of its subcontractors to the extent and equivalent to that afforded to Builder, to view the progress of the construction and to inspect Builder's and subcontractors' work;

(b)
provide Owner's Representative and his nominees with separate air-conditioned working office space complete with desks; furniture; cupboards; meeting rooms; common photocopy machine; telephone; facsimile machine; and broadband connection facility at no extra cost in Builder's shipyard (the costs for usage of telephone, facsimile, and broadband subscription services shall be paid by Owner); and

(c)
cooperate with Owner's Representative so as to keep him reasonably informed as to the progress of the Works.

12.6
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract), Builder shall appoint Builder's Representative. Builder may from time to time appoint some other person as Builder's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Owner without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice in writing by Owner.

12.7
Builder's Representative shall represent and act for Builder at all times during the currency of the Contract and shall give to Owner all Builder's notices, information and all other communications under the Contract. All notices, instructions, information and other communications given by Owner to Builder under the Contract shall be given to Builder's Representative, except as herein otherwise provided.

ARTICLE XIII

VARIATIONS

13.1
Without invalidating this Contract, Owner may request changes in writing by altering, adding to or deducting from the work to be performed by Builder hereunder as it is delineated in this Contract and the Specifications ("Variation"), The Specifications may only be modified and/or changed by the written agreement of the parties in accordance with Article VI (Change in Laws, Rules and Regulations) and this Article XIII (Variations). All work performed by Builder in connection with Variations shall be performed under the conditions of this Contract.

13.2
Upon receiving a written request for Variation from Owner, Builder will advise Owner in writing within twenty-four (24) days of the change or alteration to Specifications and to the Contract Price and/or Delivery Date (if any) occasioned thereby.

  The Variation and adjustment to the Contract Price and time for delivery shall at Owner's option be:

  (a)
  based on an agreed lump sum price and time extension to the Delivery Date, if any; or

  (b)
  based on the Schedule of Rates (Annex B) and the Delivery Date to be adjusted based on the net time spent on performing the Variation if the work was on the critical path for the progress of the Works. Builder shall properly document all time and material spent and the effect of the work on the Schedule, and Owner shall be entitled to audit all relevant documentation in order to verify Builder's claim for compensation of the Variation

13.3
In the event that Owner proceeds on lump sum basis under Article 13.2(a), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder once the change or alteration in the Specifications and the adjustments, if any, in the Contract Price and/or Delivery Date occasioned thereby, have been agreed in writing, and signed for identification by authorized representatives of both parties. Such adjustments in the Contract Price and/or the Delivery Date shall be negotiated in good faith between Owner and Builder and shall be reasonable. In the event that Owner instructs Builder to proceed with the Variation under Article 13.2(b), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder from the time of Owner's instruction to Builder.

13.4
Payment for Variation(s) pursuant to this Article XIII (Variations) shall be resolved as follows:

(a)
Payment for a single Variation below United States Dollars One Million (US$1 million) shall be made against Builder's invoice with the instalment immediately following completion of the Variation.

(b)
Payment for a single Variation equal to or more than United States Dollars One Million (US$1 million) shall be mutually agreed by the parties.

(c)
In the event that there is more than one Variation and the cumulative value of the Variations taken together exceeds United States Dollars One Million (US$1 million), payment for the Variations shall be mutually agreed.

13.5
Builder may also propose in writing to Owner any change to the Specifications, which in Builder's opinion will improve the quality, efficiency, functionality, and design of the Rig, or the bringing forward of the Delivery Date. Owner may at his discretion approve or reject Builder's proposed modifications, and if approved by Owner, Owner shall request Builder in writing to proceed with change as aforementioned and pursuant to this Article XIII (Variations).

13.6
Both parties acknowledge that after the Effective Date, advances in machinery and/or equipment may occur which render the machinery and/or equipment provided for in the Specifications out of date. Builder will as far as practicable keep Owner advised of such advances which is in Builder's knowledge.

ARTICLE XIV

INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE

14.1
If Owner should desire to have any third party or its representatives come into Builder's and/or Builder's subcontractor's shipyard to inspect or assist Owner in the performance of any work, Builder may impose on Owner reasonable requirements with regard to said third party's or Owner's representatives' insurance coverage as a condition for admittance to Builder's and/or Builder's subcontractor's shipyard which requirements Builder shall give reasonable notice of to Owner. Owner shall bear full responsibility for such third party or Owner's representatives and for their acts while in Builder's and/or Builder's subcontractor's shipyard.

14.2
Owner shall be liable for any loss of and damage to property or injury to or death of any employee, representative, agent or subcontractor of Owner or such third party where such loss of and damage to property and/or injury to and/or death is caused by the negligence of Owner and/or any independent contractor engaged by Owner to perform the work contemplated under this Contract.

ARTICLE XV

WARRANTIES

15.1
Builder undertakes for the duration of the Warranty Period (as defined at Article 15.2 hereof), with respect to the Rig and the Works that it will remedy or replace, free of charge to Owner, any damage or defect in the Rig or the Works which are due to defective materials, workmanship, construction or any failure to comply with vendor's recommendations on the part of Builder or its subcontractors.

15.2
The warranty period ("Warranty Period") shall be twelve (12) months after the delivery by Builder and acceptance by Owner of the completed Rig. However, Builder further warrants any repair or replacement work for a further twelve (12) months from the date of completion of the repair, remedy or replacement in question, and for the purpose of clarification and avoidance of doubt, the maximum period of warranty provided by Builder to Owner where there is repair or replacement work as aforementioned shall not in any event exceed a total of twenty four (24) months after the delivery by Builder and acceptance by Owner of the completed Rig.

15.3
If at any time prior to the end of the said Warranty Period, damage of defects as set out in Article 15.1 above shall appear or be discovered, Owner has agreed to give Builder written notice thereof within fifteen (15) days after Owner's discovery of same, and Builder shall promptly upon receiving such notice, remedy or replace the same, free of charge to Owner, in good and proper operating condition sufficient to meet the requirements of this Contract and Builder's warranties hereunder. Builder shall have no obligations to Owner for any defects discovered or notified subsequent to the Warranty Period, save as provided for in Article 15.2 above.

15.4
Builder shall remedy, at its expense, any defects against which the Rig is warrantied under this Article and, if practicable, be performed while the Rig is on location or at such other points as may be designated by Owner. However, if Builder shall advise Owner in writing that such repair or replacement can be made only in Builder's shipyard, then Owner shall either return the Rig (or the part or item affected where feasible to detach from the Rig) at Owner's sole cost to Builder's shipyard for such repair or replacement, or advise Builder in writing that it is not convenient for Owner to so return the Rig or component to Builder's shipyard, in which latter event Builder shall pay to Owner an amount, in lieu of Builder's making said repair or replacement equal to the reasonable cost to Owner of effecting such repair or replacement which cost shall be evidenced by invoice or other written evidence.

15.5
All warranties made by Builder shall extend to and be fully applicable with respect to any work done (labour and workmanship), fabricated or manufactured, and operating equipment fabricated or installed by a subcontractor of Builder.

  With respect to each item of material or equipment furnished but not fabricated or manufactured by Builder for installation in or incorporation into the Rig, the warranty provided herein to Owner for such material or equipment shall be limited to the warranties obtained by Builder from their respective vendors and manufacturers, as the case may be. Builder shall use all reasonable endeavours to obtain from the vendors and manufacturers, as the case may be, such warranties as are consistent with those requested by Owner. Builder shall assign to Owner all its rights to these warranties on the delivery of the Rig and Owner shall seek its remedies or enforce its rights against the vendors and manufacturers, as the case may be, in the event of a warranty claim at its sole cost and expense.

15.6
Following delivery, the foregoing warranties are in lieu of all other warranties and/or guarantee and no other warranties and/or guarantee expressed, implied or statutory is given by Builder by virtue of this Contract {excluding the indemnities given by Builder in Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)}. The warranty obligations of Builder to Owner are exhaustively set out in this Article XV (Warranties). Builder shall not be responsible or liable for any other defects whatsoever not specified in this Article XV (Warranties). No employee or representative of Builder is authorised to change this warranty in any way or grant any other warranty.

15.7
Builder shall not be responsible for any defects in any part of the Rig which have been caused subsequent to delivery of the Rig by any replacement or repair work performed by any other contractor, or for any defects to the extent the same have been caused by use in excess of specified design limitations or improper maintenance of the Rig on the part of Owner, its servants or agents.

15.8
Builder shall in all circumstances not be responsible or liable for any consequential or special losses, damages or expenses (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), directly or indirectly howsoever occasioned by Owner or any third party due to defects specified in this Article, or due to repairs or other work done to remedy such defects, or as a result of the failure of any work or item of material or equipment to meet the above stated warranties of Builder.

ARTICLE XVI

TAXES AND CHARGES

16.1
Builder shall pay all sales, use, import, export, excise or other taxes or duties which may be levied by the authorities or government in Singapore or other countries arising out of or in connection with all work to be performed hereunder by Builder or Builder's subcontractors including the sale, delivery and export from Singapore of the Rig. Owner shall bear and pay any other sales, import and/or use taxes (except for income taxes of Builder) which may be levied or assessed upon the sale, import or use of the Rig after Delivery which are not properly for Builder's account.

ARTICLE XVII

DOCUMENTS TO BE FURNISHED

17.1
Upon acceptance of the Rig by Owner, Builder shall at its cost furnish four (4) hard copies and one (1) soft copy of all detailed construction drawings such as: general arrangement, structural, mechanical, piping system, electrical system and outfitting drawings, plus drawing indexes, corrected to agree with the completed construction of the Rig to Owner for use by Owner or its successors or assigns, to be used for the purposes herein designated. Owner agrees that it shall not release any such information to third parties, except as needed for specific purposes connected with the sale, lease, use, operation, maintenance and repair of the Rig, and review by governmental authorities or underwriters. Notwithstanding the generality of the foregoing, it is agreed that Builder shall not be obliged to provide to Owner any proprietary and confidential information relating to the design of the Rig.

17.2
Builder further agrees to deliver or cause to be delivered to Owner upon acceptance of the Rig by Owner all necessary certificates, either final, if available or preliminary (if final not available), to clear the Rig through customs and administrative authorities. All fees in respect of the classification and survey of the Rig by the Classification Society shall be paid by Builder. Builder will furnish Owner promptly during the currency of this Contract with copies of all significant correspondence and documents relating to these classification and survey save for proprietary and confidential information relating to the design of the Rig.

17.3
For the purpose of clarification and as examples, proprietary information would include (but is not limited to) the following categories of information:

(a)
basic design and calculation relating to the scantling and performance for the hull, cantilever and drill floor, leg and spud can and helideck;

(b)
global analysis for the Rig;

(c)
naval architecture aspect of the Rig relating to but not limited to motion analysis etc.;

(d)
components designed and manufactured by Baker Marine such as the jacking system, pedestal cranes, and mooring winches;

(e)
vendors' proprietary information relating to design calculation and know-how for their equipment.

ARTICLE XVIII

CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS

18.1
The intention of the parties is that the provisions of this Contract and the Specifications are meant to supplement each other and be read and interpreted as a whole.

  However, in the event there is any conflict between any of the provisions in the Articles herein and the Specifications, the provisions of the Articles herein shall prevail.

  In the event there is any conflict between the Specifications and the drawings included in the Specifications, the Specifications shall prevail over the drawings.

ARTICLE XIX

GOVERNING LAW AND DISPUTE RESOLUTION

19.1
This Contract shall be governed and construed by and in accordance with the laws of England.

19.2
If any dispute between Owner and Builder arises as to any matter arising under or out of or in connection with this Contract (save for disputes relating to technical issues which are governed by Article 20 hereof), such dispute shall be referred to arbitration in London, and unless mutually agreed otherwise by the parties for a sole arbitrator to hear the arbitration, the arbitration tribunal shall consist of three (3) arbitrators, one arbitrator to be appointed by each party and the third arbitrator to be appointed by the two so appointed arbitrators. The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules for the time being in force.

19.3
The arbitration and all documents to be employed therein shall be in the English language.

ARTICLE XX

TECHNICAL DISPUTES

20.1
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications relating to matters within the ambit of the Classification Society's jurisdiction, or in respect of material or workmanship affecting the classification of the Rig, Builder and Owner agree to be bound by the decision of the surveyor of the Classification Society. The decision of the surveyor of the Classification Society shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

20.2
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications which fall outside the ambit of Article 20.1, Builder and Owner agree to be bound by the decision of an independent third party surveyor from Noble Denton. The decision of the said surveyor from Noble Denton shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

ARTICLE XXI

SUBCONTRACTING

21.1
Without in any manner prejudicing the rights and obligations of Builder and Owner hereunder, it is acknowledged and agreed by Owner that Builder may cause part or the majority of the Works to be performed by one or more subcontractors.

21.2
Builder agrees to notify Owner in advance of all Subcontract work to be performed overseas and obtaining from Owner in advance written approval of any such subcontract, which approval shall not be unreasonably withheld. However, the above notification and approval shall not be required for subcontract work done in Singapore.

ARTICLE XXII

ASSIGNMENT

22.1
This Contract shall bind and be for the benefit of the successors and assigns of the parties, and either party may assign this Contract subject to prior written consent of the other party which consent may not be unreasonably withheld. However, Owner shall have the right to assign this Contract without the consent of Builder to:

(a)
any institutions providing financing in favour of Owner for the purposes of securing the construction of he Rig; or

(b)
any other corporate body which is majority owned by Owner or Owner's Parent Company.

22.2
Subject to the prior written consent and co-operation of Builder (which shall not be unreasonably withheld), Owner may novate this Contract to a third party. Owner shall provide to Builder such information as Builder may reasonably request to enable Builder to consider a requested novation, and Owner shall also provide to Builder such undertakings as Builder may reasonably require as a condition for Builder's consent.

ARTICLE XXIII

INVENTORIES ON THE RIG AT DELIVERY

23.1
An inventory of unused lubricating oil, grease, fuel oil or other liquids, supplied by Builder and left on board at delivery of the Rig shall be taken and paid for by Owner at the time of delivery of the Rig at the net invoiced cost paid by Builder for the same. Payment therefore shall be made by Owner to Builder after receipt of invoice from Builder.

23.2
Builder shall place on board the Rig, at its own cost, all OFE.

ARTICLE XXIV

INSURANCE

24.1
Prior to the commencement of construction of the Rig, Builder agrees to keep or cause to be issued the policies of insurance having minimum coverage as follows, at its own cost and expense, and furnish certificates or copies thereof to Owner:-

(a)
Workmen's compensation and employer's liability insurance with a limit of US dollars 500,000 and in accordance with statutory requirements of the Republic of Singapore.

(b)
Comprehensive public liability coverage, including contractual liability covering Builder's indemnities herein, and including protective liability, with limits of US Dollars 1,000,000 for bodily injury to or death of any one person, US Dollars 5,000,000 for bodily injury to or death of two or more persons in the same incident and US Dollars 5,000,000 for property damage in the same incident.

(c)
Automobile liability insurance covering automobile equipment used in the performance of work under this Contract with limits of US Dollars 250,000 for bodily injury to or death of any one person US Dollars 500,000 for bodily injury to or death of two or more persons in the same incident, and US Dollars 500,000 for property damage in the same incident.

(d)
Cargo coverage to full value of all shipments made by Builder to its shipyard in Singapore for equipment parts or other items relating to this Contract.

(e)
All risk physical damage insurance based on minimum institute clauses for builder's risk insured on a replacement cost basis, including protection indemnity, covering all materials after delivery to Builder intended to be incorporated into the Rig, and not covered by Builder's all risk policy described in sub-paragraph (f) hereinbelow, while in transit from Builder's plant to a subcontractor of Builder, or while in transit from such subcontractor back to Builder's shipyard.

(f)
Builder's all risk policy, based on minimum institute clauses for builder's risk, insured on a replacement cost basis, including protection and indemnity, relating to the Rig for a total of 100% of the Contract Price.

  In the event that the Delivery Date {as defined in Article IX (Delivery) hereof} is delayed for any cause attributable to Owner, Owner has agreed that any additional premium charged to continue the policy shall be borne solely by Owner.

24.2
Each of the policies described hereinabove shall be issued by financially sound insurance carriers, both the policies and the insurance carriers shall be subject to the prior written approval of Owner, which shall not be unreasonably withheld, and shall either on the face thereof or by appropriate endorsement, except for the policy specified in Article 24(a) above:

(a)
name Owner as an additional insured (except as respects premium payment) to the extent their respective interests may appear;

(b)
provide that it will not be cancelled or its coverage reduced prior to delivery except upon twenty (20) days prior written notice to Owner;

(c)
contain waiver of subrogation provisions pursuant to which the insurer waives all express or implied rights of subrogation against Builder and Owner, their co-licensees and/or their Affiliates (herein defined with regards Owner to mean Owner's Parent Company or any company which is controlled, directly or indirectly by Owner or Owner's Parent Company, or with regards Builder by Builder; and

(d)
be maintained in full force and effect until delivery.

24.3
Builder and Owner agree that in the event that at any time on or before delivery the Rig is damaged, all insurance proceeds received shall be furnished to Builder and shall be used by Builder for repair and replacement with respect to the damage.

24.4
Builder and Owner further agree that in the event that at any time on or before delivery the Rig is damaged so as to constitute an actual or constructive total loss in accordance with the policy referred to at Article 24.1(f) above, then unless the parties otherwise mutually agree, Builder shall after receipt of the insurance payment, refund to Owner from the insurance proceeds the full amount of all sums paid by Owner to Builder as instalments of the Contract Price and at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE, and any balance of insurance proceeds being for Builder's benefit, in which case this Contract shall be deemed to be automatically terminated and all rights, duties and obligations of each of the parties to the other shall forthwith cease and terminate. The determination of whether or not an actual or constructive total loss has occurred shall be made by the surveyor appointed by insurance underwriters for the policy referred to in Article 24.1(f) hereinabove.

24.5
Notwithstanding Article 24.3 and 24.4 above, if prior to delivery, the Rig is so substantially damaged or destroyed that it cannot be repaired within one hundred and fifty (150) days from the Delivery Date as it may be extended under this Contract, Owner may at its option, terminate this Contract upon written notice to Builder. In the event this Contract is so terminated:

(a)
Builder shall lodge a claim in conformity with Builder's risks insurance policy so as to recover adequate indemnity in the shortest time possible, and shall keep Owner informed of any negotiations therefore;

(b)
Builder shall be entitled to retain the full amount of the progress payments so far received by it;

(c)
Builder may at its option dispose of any wreck and shall pay for any related costs; and

(d)
Owner shall be entitled to that portion of the proceeds from Builder's all risk policy referred to in Article 24.1(f) hereinabove but not exceeding the amount paid by Owner to Builder under this Contract.

ARTICLE XXV

BUILDER'S AND OWNER'S INDEMNITIES

25.1
Builder agrees to protect, indemnify and hold Owner free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Builder's (or its affiliates), employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of the foregoing on account of injury to or death of any such parties or loss of or damage to any of their personal property, during the performance of the Works regardless of whether Owner and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault.

25.2
Owner agrees to protect, indemnify and hold Builder and its subcontractors free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Owner's (or its affiliates) employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of any of the foregoing on account of injury to or death of any such parties loss of or damage to any of their personal property during the performance of the Works regardless of whether Builder and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault. The reference to damage to personal property in this Article 25.2 is expressly understood to exclude any and all damage to the Rig or to its component parts.

25.3
Until delivery and acceptance of the Rig, Builder shall indemnify and hold harmless Owner from:

(a)
any and all liabilities and/or claims and/or fines resulting from the requirements of public authorities in connection with the removal of wrecks, or pollution from the Rig or other vessels or floating devices provided by Builder for use in connection with the performance of the Works;

(b)
any and all liabilities and claims arising out of loss or damage suffered by anyone other than Owner and Builder in connection with the performance of the Works;

  provided always that the aforementioned circumstances are not caused either directly or indirectly by Owner's and/or Owner's employees' breach of this Contract and/or negligence.

ARTICLE XXVI

INTELLECTUAL PROPERTIES INDEMNITIES

26.1
Each party shall indemnify and hold the other harmless against all patent, trademark and copyright liabilities and all claims for infringement of patent rights, copyright and trademarks of whatsoever nature and howsoever arising including but not limited to costs and expenses for or on account of any patented invention made or used in the performance and completion by Builder of the Works and its obligations under this Contract, including royalties or other payments which may be payable for the construction and/or the use of the Rig or any part thereof or of its equipment arising from such patent rights, and including the costs and expenses that may be incurred by Owner arising from any litigation in connection with such liabilities or infringements.

ARTICLE XXVII

USE OF CRANES

27.1
Builder has the right to use the Rig cranes forming a part of Builder's furnished equipment, but only:

(a)
for the purpose of construction of the Rig;

(b)
in accordance with manufacturer's instructions; and

(c)
using duly qualified crane operators.

  Any repairs to such cranes made necessary by the use of Builder, unless arising from a manufacturer's defect, shall be for the account of Builder and shall be carried out prior to delivery.

  (d)
  If the period of delay in delivery of the Rig beyond the Delivery Date (except as it may be extended under Article 6, Article 10.2, and Article 13 but not Article 10.1) should exceed a period of two hundred forty (240) days.

ARTICLE XXVIII

EVENTS OF DEFAULT

28.1
The following shall constitute events of default of Builder under the Contract.

(a)
Builder voluntarily or involuntarily being made a party to any receivership, liquidation, or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Builder, or makes a composition with its creditors, or becoming insolvent or in the event Builder is unable to meet all or part of its financial or other obligations under this Contract, unless as a result of Owner's failure to make payments as due under this Contract.

(b)
The failure by Builder to remedy, within thirty (30) days of Owner's written notice to Builder a default by Builder to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the default is not reasonably capable of being remedied within thirty (30) days, the failure by Builder to commence remedial action within the same thirty (30) days period to diligently proceed with such action.

(c)
If the period of delay in delivery of the Rig beyond the Delivery Date as it may be extended under Article 6.2, Article 10.1, Article 10.2 and/or Article 13 should exceed a period whereby the liquidated damages payable by Builder to Owner has reached the maximum pursuant to Article 11.2 herein.

(d)
If the period of delay in delivery of the Rig beyond the Delivery Date (except as it may be extended under Article 6, Article 10.2, and Article 13 but not Article 10.1) should exceed a period of two hundred forty (240) days,

28.2
The following shall constitute events of default of Owner under this Contract:

(a)
Owner's voluntarily or involuntarily being made a party to any receivership, liquidation or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Owner, or makes a composition with its creditors, or becoming insolvent or otherwise unable to meet all or part of its financial or other obligations under this Contract.

(b)
Failure to make any payments due hereunder on the date for payment, provided that Builder shall notify Owner in writing of any such failure and Owner shall have a period of thirty (30) days thereafter to cure any such failure.

  (c)
  The failure by Owner to remedy, within thirty (30) days of Builder's written notice to Owner a failure by Owner to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the failure is not reasonably capable of being remedied within thirty (30) days, the failure by Owner to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

28.3
In the event of default by Builder under Article 28.1, Owner may at its option within fourteen (14) days of becoming aware of the event of default by Builder and after the expiry of any period allowed to Builder in Article 28.1 to remedy such default, elect to proceed on either one of the following options:

(a)
terminate this Contract in the manner set out in Article 28.4; or

(b)
accept delivery of the Rig in its existing state in the manner set out in Article 28.5; or

(c)
without prejudice to Owner's right to recover liquidated damages for delay pursuant to Article XI (Damages for Delays), Owner may allow Builder to continue to complete the construction of the Rig in the manner set out in Article 28.6.

  Owner shall indicate its option within fourteen (14) days of becoming aware of the event of default by Builder, failing which Owner is deemed to have waived its right to terminate this Contract.

28.4
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(a) to terminate the Contract:

(a)
Owner shall notify Builder in writing of its intention to do so and such termination shall be effective as of the date when such notice is received by Builder.

(b)
Builder shall within twenty one (21) days of the termination becoming effective in accordance with Article 28.4(a) above refund {together with interest at two (2) percent above LIBOR on a per annum basis} to Owner the full amount of all sums received by Builder on account of the Rig and shall at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE.

(c)
Upon receipt by Owner of the sums set out at Article 28.4(b), all obligations, duties and liabilities of each of the parties to the other under this Contract {except for Builder's and Owner's indemnities under Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)} shall be forthwith completely discharged, and the uncompleted Rig shall belong to Builder, and Owner shall have no further claim on Builder.

28.5
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state, Builder shall in such an event convey title of the Rig to Owner and all materials, machinery and equipment in the possession of or owned by Builder or on order and intended to be incorporated into the Rig and perform such other acts necessary in order for Owner to take delivery of the Rig in its existing state. In the event that Owner elects to take delivery of the Rig in its existing state under Article 28.3(b):

(a)
A list of all deficiencies as against the works completed by Builder in Builder's invoice shall be drawn up and agreed between parties, and the reasonable cost of making good such deficiencies at another yard in Singapore with the relevant experience shall be deducted from the Contract Price. Builder shall submit to Owner its final invoice for payment of all works completed under this Contract after taking into account the cost of making good the said deficiencies as aforementioned, and Owner shall pay Builder the amount set out in the invoice before taking delivery of the Rig. Upon taking delivery of the Rig, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (b)
  If there are any disputes concerning outstanding payment in such event, including the question of Owner's right to offset any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig. If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed part of the claim. Disputes in relation to the above shall be resolved in accordance with Article XIX (Governing Law and Dispute Resolution).

  (c)
  Following from the events described in Article 28.5(b), after Owner has made good the deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience, if in the final account there is any money due to be paid by Builder to Owner in respect of the said deficiencies, Builder shall pay such amounts to Owner. Upon the payment of such amounts to Owner, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (d)
  Builder's liability to Owner in respect of the total costs for making good such deficiencies as aforementioned in Article

ARTICLE XXVIII

EVENTS OF DEFAULT

28.1
The following shall constitute events of default of Builder under the Contract:

(a)
Builder voluntarily or involuntarily being made a party to any receivership, liquidation, or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Builder, or makes a composition with its creditors, or becoming insolvent or in the event Builder is unable to meet all or part of its financial or other obligations under this Contract, unless as a result of Owner's failure to make payments as due under this Contract.

(b)
The failure by Builder to remedy, within thirty (30) days of Owner's written notice to Builder a default by Builder to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the default is not reasonably capable of being remedied within thirty (30) days, the failure by Builder to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

(c)
If the period of delay in delivery of the Rig beyond the Delivery Date as it may be extended under Article 6.2, Article 10.1, Article 10.2 and/or Article 13 should exceed a period whereby the liquidated damages payable by Builder to Owner has reached the maximum pursuant to Article 11.2 herein.

    28.5(a) at another yard in Singapore with the relevant experience shall not in any event exceed the limit stated in Article 30.2.

  (e)
  For the purpose of clarification and avoidance of doubt, in the event that Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state in accordance with this Article 28.5, save for payment by Builder to Owner for the deficiencies as described in this Article 28.5, Builder shall not in any event be liable to Owner in respect of the costs required to complete the Rig in accordance with the Contract and Specification.

28.6
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(c) to allow Builder to continue to complete the construction of the Rig, Builder shall pay Owner the liquidated damages accrued pursuant to Article XXI (Damages for Delay), and Builder shall work with Owner to produce an acceptable schedule for the completion of the remaining work on the Rig and work diligently to complete the construction of the Rig.

28.7
In the event of default by Owner under Article 28.2 herein, Builder at its option but without prejudice, limitation or waiver of its other remedies under the Contract, at common law, statute, or equity, may after the expiry of any period allowed to Owner in Article 28.2 to remedy such default:

(a)
by notice in writing to Owner ("Suspension Notice") suspend the Works until Owner's default is remedied, and the Delivery Date shall be extended by the length of time the Works is so suspended; or

(b)
by notice in writing ("Termination Notice") terminate the Contract if the default is not remedied and is continuing for a further period of twenty one (21) days.

    Upon receipt by Owner of the Termination Notice, the Contract shall forthwith become terminated and title in the Rig or parts thereof and all the materials and equipment forming part of the Rig or intended to be incorporated into it shall be vested in and become the sole property of Builder.

    In the event of such termination, Builder shall also be entitled to retain all payments made by Owner on account of the Contract and the parties shall have no other obligation or liability to each other save for those contained herein.

ARTICLE XXIX

COMPLIANCE WITH THE LAWS OF SINGAPORE

29.1
In performing the work, Builder shall abide by and comply with all valid laws and regulations applicable to the construction of the Rig in Singapore.

ARTICLE XXX

LIMITATION ON BUILDER'S AND OWNER'S LIABILITY

30.1
Notwithstanding anything to the contrary set forth herein in this Contract, neither Builder nor Owner shall be liable to the other by way of indemnity or by reason of any breach of this Contract or of statutory duty or by reason of tort (including but not limited to negligence) for any loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts, or for any indirect financial or indirect economic loss, or for any indirect or consequential damages whatsoever that may be suffered by the other and howsoever the same may have been caused.

30.2
Notwithstanding any provision to the contrary herein (save for Builder's obligation to refund instalment payments of the Contract Price received by Builder from Owner under Articles 24.4 and 28.4(b) of the Contract), Builder's maximum liability to Owner arising out of or in connection with the Contract for any loss or damage including liquidated damages for delay, costs, claims or expenses whether arising under common law, contract, tort, equity or statute shall be limited in the aggregate to ten percent (10%) of the Contract Price. Owner agrees to release and hold harmless

  Builder, its officers, servants, and subcontractors from and against any liability in excess thereof. Builder and Owner agree that this provision is a reasonable allocation of risks between the parties.

ARTICLE XXXI

MISCELLANEOUS

31.1
Throughout the term of this Contract, Builder shall be an independent contractor vis a vis Owner.

31.2
The intellectual property rights relating to designs, drawings, Specifications, instructions, manuals, computer programs and other documents created or produced by Builder or its subsidiaries which are proprietary to Builder, shall be and remain the property of Builder.

31.3
This Contract and its surrounding circumstances, including all prices and any information such as documents, design, drawings, Specifications, instructions, manuals, computer programs relating to the design and construction of the Rig which are provided by Builder to Owner or which may otherwise be acquired by Owner, regardless of whether they are Builder's proprietary information, shall not be disclosed to any third party without the prior consent of Builder and such consent shall not be unreasonably withheld. Owner shall be responsible for keeping confidential all such information, and shall not permit any such information to be shown, reproduced or otherwise disclosed to any third party by itself, its subcontractors or their respective personnel. Notwithstanding the foregoing, Owner shall be entitled to disclose to third parties without Builder's consent if the disclosure of the above information is required and necessary for the operation, maintenance, repair, or tendering of the Rig for charter.

31.4
Where a provision in this Contract for any reason becomes unenforceable or invalid, the remainder of the Contract shall remain in full force and effect. Where severance of a non-enforceable provision in the opinion of either party materially affects the other rights or obligations under the Contract, the parties shall endeavour to remedy the situation to their mutual satisfaction.

31.5
The parties have entered into this Contract freely, willingly, and on equal commercial basis, having had the opportunity to fully consider the contents of the Contract. It is hereby agreed that no terms or conditions herein shall be construed against a party simply by reason that the party had proffered a particular term or condition.

31.6
Save as set forth in this Contract, a person who is not a party to this Contract has no right whatsoever to enforce any term of this Contract. For the avoidance of doubt, the parties agree that the application of any statutes which may confer rights on third parties is expressly excluded.

ARTICLE XXXII

EFFECTIVE DATE OF CONTRACT

32.1
This Contract is subject to, and shall become effective and legally binding on the parties when the following conditions shall have been complied with:-

(a)
upon Owner providing to Builder a written notification that its Board of Directors has approved the execution of the Contract within ten (10) working days from the execution of the Contract;

(b)
upon receipt by Builder of the first payment within fifteen (15) working days from the execution of the Contract in accordance with Article III (Contract Price and Payment); and

  (c)
  upon delivery by Owner to Builder within fifteen (15) working days from the execution of the Contract of a parent company guarantee issued by TMT Co. Ltd. in a form acceptable to Builder (Annex E—Owner's Parent Company Guarantee).

32.2
The date upon which the above conditions set forth in Article 32.1 shall all have been satisfied shall be known hereunder as the "Effective Date".

32.3
Notwithstanding anything to the contrary set forth herein, if the conditions for this Contract to become effective as aforementioned in Article 32.1 shall for any reason not have been satisfied prior to midnight, fifteen (15) working days after the execution of the Contract and in any event no later than 21 June 2007 (unless extended by mutual agreement between the parties), then this Contract shall become voidable at the option of either party by the giving of notice to the other. In the event that either party exercises its option to void the Contract, then the parties hereto shall be immediately and completely discharged from all continuing obligations to the other hereunder, and the Contract shall henceforth be treated as null and void ab initio.

ARTICLE XXXIII

NOTICES

33.1
All notices and communications required to be given hereunder shall be in the English language and be served by depositing same in the mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to such other party, or by facsimile with a transmission report evidencing the successful transmission of the same.

33.2
Such notices and communications shall be addressed to the respective party's authorized Representative {as described in Article XII (Owner's Representative and Builder's Representative)}.

33.3
Notice so given shall be effective only if and when received by the addressee.

33.4
For the purpose of notice the addresses of the parties shall be:

OWNER BLUESKY OFFSHORE GROUP CORP c/o: 8th Floor No. 126, Sec. 1, Jianguo North Road Taipei 104, Taiwan
Telephone Number:	(886) 2 21750264
Fax Number:	(886) 2 25092816
Attention: Kazui Kajiyama (Owner's Representative)

    All matters regarding the instalment payments shall also be copied to: Miss Supakanya Khetchamni (Ae)

Telephone Number:	(66) 2 6502229
Fax Number:	(66) 2 6502899
E-mail:	supakanya3@blueskying.com
BUILDER PPL SHIPYARD PTE LTD 21 Pandan Road Singapore 609273
Telephone No:	(65) 6265 0477
Fax No:	(65) 6268 1203
Attention: Douglas Tan (Builder's Representative)

IN WITNESS WHEREOF, the parties hereto have executed this Contract in two originals effective as of the day and year first above written.

For and on behalf of Owner	For and on behalf of Builder
BLUESKY OFFSHORE GROUP CORP	PPL SHIPYARD PTE LTD
/s/ HSIN CHI SU HSIN CHI SU Chief Executive Officer	/s/ DOUGLAS TAN DOUGLAS TAN Senior General Manager
WITNESSED	WITNESSED
/s/ ROBERT TSAI ROBERT TSAI	/s/ TAN KIM YUNG TAN KIM YUNG
3rd June 2007	3rd June 2007

Annex M

Dated this 14th day of August 2007

RIG CONSTRUCTION CONTRACT
(P2021)

Between

BLUESKY OFFSHORE GROUP CORP.

(as "Owner")

and
PPL SHIPYARD PTE LTD
(as "Builder")

CONTENTS

ARTICLE I	M-7
SUBJECT OF THE CONTRACT	M-7
ARTICLE II	M-8
BUILDER'S SCOPE OF WORKS	M-8
ARTICLE III	M-8
CONTRACT PRICE AND PAYMENT	M-8
ARTICLE IV	M-9
MASTER CONSTRUCTION SCHEDULE	M-9
ARTICLE V	M-9
APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION	M-9
ARTICLE VI	M-10
CHANGE IN LAWS, RULES OR REGULATIONS	M-10
ARTICLE VII	M-10
PROPERTY	M-10
ARTICLE VIII	M-11
TEST AND TRIALS	M-11
ARTICLE IX	M-12
DELIVERY	M-12
ARTICLE X	M-14
FORCE MAJEURE AND PERMISSIBLE DELAYS	M-14
ARTICLE XI	M-15
DAMAGES FOR DELAYS	M-15
ARTICLE XII	M-15
OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE	M-15
ARTICLE XIII	M-16
VARIATIONS	M-16
ARTICLE XIV	M-18
INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE	M-18
ARTICLE XV	M-18
WARRANTIES	M-18
ARTICLE XVI	M-19
TAXES AND CHARGES	M-19
ARTICLE XVII	M-20
DOCUMENTS TO BE FURNISHED	M-20
ARTICLE XVIII	M-20
CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS	M-20
ARTICLE XIX	M-20
GOVERNING LAW AND DISPUTE RESOLUTION	M-20

ARTICLE XX	M-21
TECHNICAL DISPUTES	M-21
ARTICLE XXI	M-21
SUBCONTRACTING	M-21
ARTICLE XXII	M-21
ASSIGNMENT	M-21
ARTICLE XXIII	M-22
INVENTORIES ON THE RIG AT DELIVERY	M-22
ARTICLE XXIV	M-22
INSURANCE	M-22
ARTICLE XXV	M-24
BUILDER'S AND OWNER'S INDEMNITIES	M-24
ARTICLE XXVI	M-24
INTELLECTUAL PROPERTIES INDEMNITIES	M-24
ARTICLE XXVII	M-25
USE OF CRANES	M-25
ARTICLE XXVIII	M-25
EVENTS OF DEFAULT	M-25
ARTICLE XXIX	M-28
COMPLIANCE WITH THE LAWS OF SINGAPORE	M-28
ARTICLE XXX	M-28
LIMITATION ON BUILDER'S AND OWNER'S LIABILITY	M-28
ARTICLE XXXI	M-28
MISCELLANEOUS	M-28
ARTICLE XXXII	M-29
EFFECTIVE DATE OF CONTRACT	M-29
ARTICLE XXXIII	M-30
NOTICES	M-30
ANNEX A
Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification documents no. BD200-Z100[13] dated May 2007 ("Specifications").
ANNEX B
Schedule of Rates.
ANNEX C
Variation Order Form.
ANNEX D
Preliminary Construction Schedule.
ANNEX E
Owner's Parent Company Guarantee.

RIG CONSTRUCTION CONTRACT

        This agreement for the construction of a rig is made this 14th day of August 2007.

BETWEEN

        BLUESKY OFFSHORE GROUP CORP incorporated in British Virgin Island and having its business address at 8th Floor No. 126, sec 1, Jianguo North Road, Taipei 104, Taiwan (hereinafter called "Owner").

AND

        PPL SHIPYARD PTE LTD, a Singapore corporation, with its registered office situated at 21 Pandan Road, Singapore 609273 (hereinafter called "Builder").

WHEREAS

A.
Builder has the capability and expertise to design and construct Baker Marine Pacific Class 375 jack-up drilling rigs.

B.
Owner desires to procure from Builder and Builder is able and willing to construct and deliver one unit of the Rig to Owner.

NOW IT IS HEREBY AGREED AS FOLLOWS

DEFINITIONS

        In this Contract the following expressions shall have the following meanings hereby assigned to them:

        "Article or Articles" means the articles herein.

        "BFE" means the equipment or materials furnished by Builder.

        "Builder" means PPL SHIPYARD PTE LTD.

        "Builder's Representative" means the authorized representative appointed by Builder to act on its behalf pursuant to Article 12.6.

        "Classification Society" means the American Bureau of Shipping.

        "Contract" means the agreement of the parties set out in the Definitions and the Articles herein and the Annexes A to D attached thereto.

        "Contract Price": as defined at Article 3.1.

        "Delivery Date": as defined at Article 9.2.

        "Force Majeure" means the contingencies or circumstances described in Article 10.1.

        "Effective Date" means the date when all the conditions under Article 32.1 are met and the Contract becomes effective and legally binding on the parties.

        "LIBOR" means the interest rate per annum which Hongkong & Shanghai Banking Corporation, London is offering to prime banks in the London Interbank market for deposits in United States Dollars for a one month period, determined at 11.00am London time, as quoted on the date from which interest is accrued under this Contract.

        "Owner" means Bluesky Offshore Group Corp.

        "OFE" means the equipment or materials furnished and delivered to Builder's shipyard by Owner at its costs for Builder to incorporate into the Rig.

        "Owner's Representative" means the authorized representative appointed by Owner to act on its behalf pursuant to Article 12.1.

        "Plan Progress Schedule" or PPS means the document to be provided by Builder to Owner on a monthly basis subsequent to commencement of construction of the Rig as described in Article 5.1.

        "Protocol of Delivery and Acceptance" means the document signed by both Owner and Builder as described in Article 9.4 to acknowledge delivery of the Rig by Builder and acceptance of the Rig by Owner.

        "Rig" means the Baker Marine Pacific Class 375 jack-up drilling rig described in the Specifications including the machinery, equipment and gear.

        "Schedule": as defined in Article 4.1.

        "Specifications" means the Pacific Class 375 Jack Up Drilling Unit Standard Construction Specification document no: BD200-Z100[13] dated May 2007.

        "Statement of Events" means the statement described in Article 10.3(c) submitted by Builder to Owner.

        "Suspension Notice" means the notice given by Builder pursuant to Article 28.7.

        "Termination Notice" means the notice given by Builder pursuant to Article 28.7.

        "UNCITRAL" means United Nations Commissions on International Trade Law.

        "Variable Loads": as defined at Article 9.9.

        "Variation": as defined at Article 13.1.

        "Warranty Period": as defined at Article 15.2.

        "Works": as defined at Article 2.1.

ARTICLE I

SUBJECT OF THE CONTRACT

1.1
Builder agrees for the consideration and on the terms and conditions herein set forth, to design, construct, launch, equip, test, commission and deliver in a good and workmanlike manner one (1) Rig bearing Builder's Hull number of P2021 for Owner at Builder's shipyard in Singapore. The Rig is to be constructed in conformity with this Contract and the Specifications all of which are attached hereto and made a part hereof as Annex A, and in accordance with the requirements, rules, regulations, codes, directives and guidelines and amendments or modifications thereto published on or before the Effective Date, as it may be amended under this Contract of the following:

(a)
The applicable rules of the American Bureau of Shipping (hereinafter "ABS" or the "Classification Society") for Building and Classing Offshore, Mobile, Self-Elevating Drilling Units (hereinafter called the "ABS Rules"), as stated in the Specifications so as to achieve on Delivery the following notation:-

    "+ (Maltese Cross) A1 Self-Elevating Drilling Unit".

  (b)
  Code for the construction and Equipment of Mobile Offshore Drilling Units" Consolidated Edition 2001.

  (c)
  International Convention for the Safety of Life at Sea (SOLAS) as amended, as far as applicable for fire fighting and safety equipment.

  (d)
  American Petroleum Institute (API) Standards and Recommended Practices as per the Specifications.

  (e)
  The classification, certification, rules & regulations set forth in the Specifications.

1.2
Builder warrants that it and its subcontractors have in place a QA system in compliance with ISO 9001-2000 or its equivalent standard. Builder shall ensure that all work performed under the Contract, including that performed by its subcontractors, is performed in accordance with their applicable QA systems. Builder warrants that it has acted and shall act in full compliance with its QA system and shall provide adequate documentation to Owner verifying such compliance. Builder shall also provide adequate documentation to Owner to verify the compliance of its subcontractors with their applicable QA systems.

1.3
The Works shall be performed by Builder and Builder's subcontractors in accordance with Classification Society's requirements for first class marine and rig construction practice, and all materials, machinery and equipment supplied by Builder or its subcontractors and incorporated in the Rig shall be in accordance with the Specifications and the same above referred practice. Builder will upon request furnish to Owner full information concerning the machinery and equipment it contemplates incorporating in the Rig. All work performed hereunder may be subject to inspections by Owner's authorized representatives at any time during working hours, provided such inspections do not disrupt Builder or its subcontractors' orderly progress of work on the Works. Such inspection shall be at Owner's sole cost and risk with regards to Owner's personnel, except where otherwise stated in the Specifications. Inspections by Owner shall not relieve Builder of its responsibilities under this Contract and the Specifications including the responsibility for satisfactory, efficient and safe operation of the Rig, including its machinery and equipment. Builder agrees to furnish to Owner test and progress reports received from the major equipment suppliers.

ARTICLE II

BUILDER'S SCOPE OF WORKS

2.1
Builder agrees to perform all work necessary to design, fabricate, construct, launch, outfit, complete, test, commission and document the Rig, in accordance with this Contract and the Specifications and any Variations thereto made in accordance with Article VI (Change in Laws, Rules or Regulations) and Article XIII (Variations) and Classification Society's requirements, and to deliver the Rig to Owner free and clear of all liens, security interests, claims and encumbrances (except any such liens or encumbrances as Owner may have placed thereon), safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig, all of which are herein referred to as the "Works".

ARTICLE III

CONTRACT PRICE AND PAYMENT

3.1
In full payment for the Rig and as Builder's sole and total compensation for designing, constructing, fabricating, equipping, outfitting, installing, testing, completing, documenting, launching and delivering the Rig including the drilling equipment designated in the Specifications and in the performance of the Works, Owner agrees to pay Builder a total consideration (hereinafter referred to as the "Contract Price") of United States Dollars: One Hundred Ninety Eight Million Only (US$198,000,000) provided, however, that the said Contract Price shall be subject to adjustment in accordance with the Contract.

    The Contract Price includes all taxes payable by Builder as per Article XVI (Taxes and Charges).

    Builder agrees and confirms that the Contract Price is fixed and shall not be subject to any increase save for adjustments in accordance with the terms of this Contract.

    The Contract Price shall be paid to Builder in instalments and be due and payable as follows:

    1st payment—10% within seven (7) days from execution of Contract and in any event no later than 21 August 2007.

    2nd payment—10% on or before 5 October 2007.

    3rd payment—5% on or before 28 December 2007.

    4th payment—15% on keel laying.

    5th payment—15% on completion of main deck (excluding leg well areas).

    6th payment—20% on launching.

    7th payment—15% on completion of leg erection.

    8th payment—10% on delivery ex-yard.

3.2
All amounts not paid from due date shall bear interest at United States Dollars LIBOR (one month) plus two percent (2%).

3.3
Subject to Article 13.4 in relation to the timing for payment of Variation(s), any balance of outstanding payment due to Builder pursuant to the Contract, shall be settled in cash when the Rig is delivered to Owner.

ARTICLE IV

MASTER CONSTRUCTION SCHEDULE

4.1
A Preliminary Construction Schedule (Annex D) is attached herewith, showing dates for commencement of construction work, key events and delivery of the Rig. Within thirty (30) days from the Effective Date as defined in Article XXXII (Effective Date of Contract), Builder shall provide to Owner a Master Construction Schedule (hereinafter referred to as the "Schedule") which shall set forth in detail:

(a)
dates of delivery of the bulk material and equipment;

(b)
the time table for construction of the Rig; and

(c)
time table for testing and commissioning, all as per the Specifications.

  The Schedule shall be brought up to date by Builder within thirty (30) days when:

  (a)
  the Delivery Date is extended in accordance with Article X (Force Majeure and Permissible Delays); or

  (b)
  there is a Variation in accordance with Article XIII (Variations); or

  (c)
  Builder becomes aware that there is a difference between the actual progress of the Works and the Schedule.

4.2
In the event the actual progress of the Works is lagging behind the Schedule, Builder shall issue a recovery plan to overcome such lagging so that the planned Delivery Date shall not be affected. However no adjustment shall be made to the Delivery Date and/or the Contract Price unless otherwise provided for in this Contract.

ARTICLE V

APPROVAL OF DRAWINGS AND PROGRESS REPORT DURING CONSTRUCTION

5.1
Builder shall be responsible for the design and construction of the Rig in accordance with the requirements specified in Article I (Subject of the Contract) and shall prepare and send to Owner all detailed construction drawings. The form and quantity of the detailed construction drawings to be provided by Builder to Owner shall be as per the Specifications.

  In addition, as from the actual commencement of the construction of the Rig, Builder shall send to Owner a Plan Progress Schedule (PPS) on monthly basis.

  These drawings shall be returned from Owner duly signed by or on behalf of Owner and bearing Owner's comments within a period of fourteen (14) working days from receipt thereof, failing which Owner shall be deemed to have approved the drawings.

5.2
Approval of the drawings by Owner shall not waive or diminish the responsibilities and obligations of Builder under this Contract, nor shall any such approval be deemed a waiver by Owner of any of its rights whatsoever under the provisions of Article XV (Warranties).

5.3
Builder shall be deemed to have scrutinized this Contract and the Specifications. Builder shall be responsible for the accuracy of the Specifications. Owner shall not be responsible for any error, inaccuracy or omission of any kind whatsoever in the Specifications nor be deemed to have given any representation of accuracy or completeness of any such data or information.

5.4
Builder shall make monthly progress reports against the S-curve and take monthly progress photographs illustrating the progress of the Rig's construction up to and including trials and delivery.

5.5
Builder shall also supply Owner photographs as provided in the Specifications. Additional copies of photographs and transparencies will be made available by Builder at Owner's request and expenses.

5.6
Notwithstanding the foregoing, Builder shall not be required to provide or disclose to Owner for review or comments any design, calculations, drawings, Specifications or information relating to the design and construction of the Rig which are proprietary in nature to Builder and/or its subsidiaries. Builder shall also not be required to submit to Owner for review or comments any workshop sketches such as for example piping spool drawings, steel material nestings, panels/blocks fabrications and erection sequences.

ARTICLE VI

CHANGE IN LAWS, RULES OR REGULATIONS

6.1
It is recognized that should any changes in any applicable international or governmental laws, rules or regulations {including those set out in Article 1.1(a) to (p)} be published subsequent to the Effective Date that make it necessary to modify the Specifications and/or detailed construction drawings for the Rig, the following provisions shall apply unless a waiver of the change is obtained at Owner's request:

(a)
If such changes are compulsory for the Rig, any of the parties hereto, upon receipt of information from the Classification Society or any such other regulatory body, shall promptly transmit the same to the other in writing, and Builder shall thereupon incorporate such changes in the construction of the Rig, provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

(b)
If such changes are not compulsory for the Rig, but Owner desires to incorporate any of them into the construction of the Rig, then, Owner shall notify the Builder of that intention. Builder will accept such changes provided that the parties shall first have agreed to reasonable adjustments required by Builder, if any, in the Contract Price, the Delivery Date and the Specifications.

6.2
Changes to the Contract Price, the Delivery Date and the Specification under this Article 6.1 shall be governed by Articles XIII (Variations). In the event that Owner does not accept such changes including the responsibility to pay Builder for the additional costs and/or the need to grant additional time to Builder as required pursuant to Article XIII (Variations), and such changes are required for the construction of the Rig in terms of its certification and compliance to this Contract, Builder shall not proceed with the Variation and shall be relieved and absolved from any obligations or responsibility whatsoever relating to the failure to carry out such changes, and the consequences arising therefrom shall be solely with Owner.

ARTICLE VII

PROPERTY

7.1
The Rig including all materials purchased and/or delivered to Builder's shipyard for the construction of the Rig, excluding all equipment and materials purchased or provided by Owner, including but not limited to spare parts, loose handling equipment, BHA and drill string, ("OFE"), shall at all times until delivery of the Rig be the property of Builder.

  Risk of loss or damage in respect of the items enumerated in this Article VII (Property) including OFE shall remain with Builder until delivery of the Rig pursuant to Article IX (Delivery).

ARTICLE VIII

TEST AND TRIALS

8.1
Builder shall prepare a comprehensive programme of tests and trials as per the Specifications and submit it to Owner for review and comment.

  Before the Rig is delivered, the tests, trials and commissioning set out in the Specification will have been satisfactorily completed. Builder shall be responsible for the preparation and execution of these tests and trials.

  Owner shall be responsible for the testing, trial and commissioning for the equipment furnished by Owner ("OFE"), if any. Builder shall make available personnel to assist tests and trials on OFE.

  All materials, labour, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on BFE shall be for the account of Builder.

  All materials, vendors personnel, tools, instruments, services, fuel, lubricating oil, hydraulic oil and other items as may be necessary to conduct tests and trials on OFE shall be for the account of Owner.

8.2
All works accomplished under the Specifications, including the Rig's main machinery, auxiliary machinery, piping, electrical ventilation, drilling equipment and other systems will be thoroughly tested in accordance with the requirements set-out in the Specifications. All tests and trials shall comply with the requirements of the Classification Society.

8.3
When the Rig is substantially complete, the jacking tests will take place. An inclining experiment shall be conducted to establish the Rig's lightship weight, center of gravity and metacentric height. Inclining experiment for a sister rig, if any, shall not be carried out.

8.4
Any defect which may develop or become apparent during the course of the tests and trials and commissioning to be performed by the Builder will be made good and retested by Builder at its expense before delivery and to the satisfaction of the Classification Society and Owner's representative and in accordance with the Specifications. Builder shall at its own cost repeat any of the tests or trials in relation to such defects if a joint request in writing is made by Owner and the Classification Society.

8.5
If Owner requires any additional test, trials and commissioning which is not covered by or is in addition to that provided under the Specifications, and Builder considers in its reasonable opinion that there is no need to carry out such test and trials, Owner may nevertheless instruct Builder to proceed with such additional test and trials. If any defect is discovered upon carrying out such additional test and trials, Builder shall rectify such defect and bear the costs of such additional test and trials before delivery. However, if no defect is discovered upon carrying out such additional test and trials, Owner shall bear the costs and be responsible for any delay arising from such test and trials incurred by Builder.

8.6
Owner's Representative or his nominees may test the workmanship and materials used in the construction of the Rig and attend and participate in tests and trials on materials and the Rig (including tests and trials carried out at the premises, workshops and shipyards of Builder's subcontractors) for which purpose Builder shall give reasonable notice of such tests and trials to Owner's Representative. Defects discovered by Owner's Representative shall be remedied by Builder before delivery. If there is disagreement between Builder and Owner, the written opinion of the surveyor of the Classification Society shall be final and binding.

8.7
Test and trials performed by Owner's Representative shall not relieve Builder of any of its obligations hereunder nor constitute a waiver of any of Owner's rights under this Contract. Such test and trials performed by Owner, if any, shall be paid for by Owner and shall not cause any hindrance to the progress of work of Builder.

ARTICLE IX

DELIVERY

9.1
The Rig shall be delivered by Builder and accepted by Owner in accordance with this Article. Before Owner shall be obligated to accept delivery of the Rig, the Rig shall have been classed by the Classification Society as per this Contract and the Specifications and Builder shall have first done the following:

(a)
completed the construction of the Rig in accordance with this Contract and the Specifications;

(b)
completed the tests and commissioning of the Rig as described in the Specifications and remedied at Builder's sole cost and expense any defects discovered thereby and performed any additional tests necessary to ensure that such defects have been remedied;

(c)
delivered to Owner certificates including the Builder's certificate reflecting completion of the Rig in accordance with the Specifications and this Contract;

(d)
delivered to Owner all the necessary certificates, either final or preliminary, to clear the Rig through local customs and administrative authorities; and

(e)
delivered to Owner all documents which are listed in Article 9.5 below.

9.2
Delivery of the Rig shall be on or before 31 December 2009 ("Delivery Date") or on such date as the Delivery Date may be amended or extended to in accordance with this Contract

9.3
Builder shall deliver to Owner possession of the Rig safely afloat at a safe berth at Builder's shipyard in Singapore with free access to the open sea, and at a point where ocean-going tugs are able and allowed to take hold of the Rig.

9.4
On payment by Owner to Builder of any unpaid payment in accordance with Articles 3.1 and 3.2 and against documentation from Builder that the Rig upon such final payment is free and clear of all liens, security interest, claims and encumbrances, save for liens and encumbrances as Owner may have placed thereon, Builder shall simultaneously deliver the Rig to Owner such delivery to be evidenced by a Protocol of Delivery and Acceptance signed by the parties hereto, acknowledging delivery of the Rig by Builder and acceptance thereof by Owner.

9.5
On delivery and acceptance of the Rig, the Builder shall deliver to Owner the following documents, which shall accompany the Protocol of Delivery and Acceptance:

(a)
Protocol of trials of the Rig made pursuant to the Specifications.

(b)
Protocol of inventory of the equipment of the Rig, including spare parts and the like, all as specified in the Specifications.

(c)
Protocol of stores of consumable nature, including the original purchase price thereof.

(d)
All certificates including the Builder's certificate required to be furnished upon delivery of the Rig pursuant to this Contract and the Specifications, free and clear of any recommendation, notation, restriction or other remark. It is agreed that if, through no fault on the part of Builder, the Classification Society's certificate and/or other certificates are not available at the time of delivery of the Rig, interim certificate of Classification Society or such other provisional certificates not affecting the trading of the Rig as may be issued shall be accepted by Owner, provided that Builder shall furnish Owner with the final certificates as promptly as possible after such final certificates have been issued.

  (e)
  The declaration of warranty of the Builder that the Rig is delivered to Owner free and clear of any liens, charges, debts, claims, mortgages or other encumbrances upon Owner's title thereto, and in particular, that the Rig is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Singaporean governmental authorities, as well as of all liabilities of Builder to subcontractors, employees and crew and of all liabilities arising from the construction of the Rig and trial runs, or otherwise, prior to delivery.

  (f)
  Drawings and plans pertaining to the Rig as stipulated in the Specifications.

  (g)
  Commercial invoice.

  (h)
  Duly executed bill of sale or other relevant document that certifies that the title of the Rig passes to Owner.

  The parties shall, where appropriate, use best endeavours to agree on the wording of the aforementioned documents.

9.6
In the event of any dispute concerning the payment on delivery of the Rig, including the question of Owner's right to off-set any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig.

9.7
If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed amount.

9.8
Owner shall be responsible for registration and documentation of the Rig in Panama, its chosen flag state, in the name of Owner upon the Delivery Date as it may be amended or extended under this Contract and all expenses incurred with respect thereto shall be paid and be solely for the account of Owner provided that Builder shall provide all reasonable assistance and documentation that may be necessary for same. However, subject to applicable time and costs impact (if any) that may be required by Builder, Owner may at its option nominate a different country of registration after the Effective Date under the laws of which the Rig is to be registered at the time of delivery and acceptance thereof under this Contract. This shall be treated in accordance with Article XIII (Variations).

9.9
Pursuant to the Specifications, the variable loads shall be as follows: (i) the "floating variable load"—2040 metric tons ("MT"); (ii) the "jacking variable load"—2,268 MT, and (iii) the "drilling variable load"—3,356 MT. The "floating variable load", the "jacking variable load" and the "drilling variable load" are hereafter also referred jointly or separately as the "Variable Loads".

  In the event that the Rig has not been completed in accordance with the Contract and Specifications as regards the Variable Loads, Owner may at its sole option decide to accept delivery of the Rig on terms that the Contract Price be reduced pursuant to the following provisions:

  a)
  For each full MT reduction in the "floating variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (b)
  For each full MT reduction in the "jacking variable load" of more than 20 MT but up to a maximum 113 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (c)
  For each full MT reduction in the "drilling variable load" of more than 20 MT but up to a maximum 168 MT, a reduction of the Contract Price with US dollars 14,970 per MT of reduced capacity.

  (d)
  The reductions pursuant to (a) to (c) above are cumulative, and in any event the total reduction of the Contract Price shall not exceed US dollars five (5) million only.

9.10
Prior to delivery and acceptance of the Rig as described in this Article, Owner may require the taking over of partial possession of certain sections of the Rig. Where Owner takes over partial possession of the Rig, Owner shall be deemed to have taken delivery of those sections of the Rig and liability for risk of loss or damage in respect of those sections of the Rig shall pass from Builder to Owner notwithstanding the provisions in Article 7.1 herein.

ARTICLE X

FORCE MAJEURE AND PERMISSIBLE DELAYS

10.1
If, at any time before the delivery and acceptance of the Rig, either the construction of the Rig or any performance required under the provisions of this Contract and the Specifications as a prerequisite of delivery of the Rig is delayed due to war, blockade, revolution, insurrections, civil commotions, riots, strikes, sabotage, lockouts, plague or other epidemics, quarantines, prolonged failure, shortage or restriction of electric current, or import/export embargoes imposed by any government including the Singapore government; or due to acts of God including, but not limited to, earthquakes, tidal waves, or typhoons; or by destruction of the shipyard or works of Builder or its subcontractors or of the Rig, or any part thereof, by fire, flood or other causes beyond the control of Builder; or by delay in deliveries of machinery, equipment or materials due to the above events provided that such machinery, equipment or materials shall have been ordered in due time by Builder, each of such contingencies shall be deemed to be included in the definition of Force Majeure as used in this Contract, and in the event of delays to the Schedule due to the happening of any of the aforementioned contingencies, the Delivery Date shall be extended for such period of time as the actual delivery of the Rig is reasonably calculated to be delayed thereby.

10.2
The Delivery Date may also be extended if the construction of the Rig or any performance required under the provisions of this Contract and Specifications as a prerequisite of delivery of the Rig is delayed by reason of breach of this Contract by Owner.

10.3
Upon the occurrence of any the contingencies listed in Article 10.1. Builder will:

(a)
take all reasonable steps open to it to mitigate the effect of the contingency upon the Delivery Date;

(b)
within twenty one (21) days and in any event not more than sixty (60) days of the date on which it becomes aware of the contingency, give Owner notice in writing of the occurrence of the contingency;

(c)
as soon as possible thereafter, and in any event not more than thirty (30) days after the giving of the said notice aforementioned in Article 10.3(b), submit to Owner a statement in writing (hereinafter called the "Statement of Events"), specifying as far as possible, with full particulars, the nature and the cause of the contingency, the effect on the item involved, the likely overall effect computed from the Schedule upon the Delivery Date and the steps which are being taken by it to mitigate any delay which may result from the contingency;

(d)
within twenty one (21) days on which it becomes aware that the contingency is at an end, give Owner notice in writing of the date when the contingency ended;

  (e)
  within thirty (30) days after the giving of the said notice aforementioned in Article 10.3(d), submit to Owner a statement giving such detail as is required in the Statement of Events.

  Builder shall in any event lose the right to extend the Delivery Date if it fails to comply with its obligations under Articles 10.3(b).

10.4
Owner shall upon receipt of any notification from Builder under Article 10.3(c) and 10.3(e) provide its comments and reasons for objection if any, within thirty (30) days, and if no such comments or reasons for objection is received by Builder. Owner shall be deemed to have accepted Builder's claim for postponement of the Delivery Date. Failure of Owner to object to Builder's claim for postponement of the Delivery Date within thirty (30) days after receipt by Owner of such notice of claim shall be deemed to be a waiver by Owner of its right to object to such postponement of the Delivery Date.

ARTICLE XI

DAMAGES FOR DELAYS

11.1
Builder agrees to prosecute the Works diligently in an expeditious and workmanlike manner, and to make delivery of the completed outfitted and tested Rig on or before the Delivery Date or such date as may be extended pursuant to this Contract.

11.2
In the event delivery of the completed Rig is delayed beyond the Delivery Date or such date as may be extended pursuant to this Contract, then Builder shall pay to Owner as liquidated and agreed damages, the amount of United States Dollars: Fifty Thousand Dollars (US$50,000.00) per day for each and every day the delivery of the Rig is so delayed more than thirty (30) days (grace period) beyond said Delivery Date or such date as may be extended pursuant to this Contract, subject to a maximum of United States Dollars: Five Million Only (US$5,000,000.00). Such liquidated damages shall be in lieu of all damages, which Owner may suffer by reason of such delay, it being further understood and agreed that Builder shall not be responsible or liable to Owner or any third party for any direct, indirect and/or consequential loss or damage (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), occasioned by delay in the delivery of the Rig, except for such aforementioned liquidated damages.

ARTICLE XII

OWNER'S REPRESENTATIVE AND BUILDER'S REPRESENTATIVE

12.1
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract), Owner shall appoint and notify Builder in writing the name of Owner's Representative. Owner may from time to time appoint some other person as Owner's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Builder without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice in writing by Builder.

12.2
Owner's Representative shall represent and act for Owner at all times during the currency of the Contract. All notices, instructions, orders, approvals and all other communications under the Contract shall be given by Owner's Representative, except as herein otherwise provided. All notices, instructions, information and other communications given by Builder to Owner under the Contract shall be given to Owner's Representative, except as herein otherwise provided.

12.3
Whilst Owner may send to and maintain at Builder's shipyard, at its own cost and expense, one or more representatives, but only one of whom shall be duly authorized in writing by Owner to Builder to be Owner's Representative to act on behalf of Owner.

12.4
Owner undertakes that it shall ensure that the Owner's Representative and its other representatives carry out their duties in accordance with common rig building practice and in such a way as to avoid any unnecessary increase in building cost, delay in the construction and delivery of the Rig, and/or disturbance in the construction schedule of Builder.

12.5
At all times during the construction of the Rig, Builder shall:

(a)
afford the Owner's Representative and his nominees full access to Builder's shipyard and shall secure access to the premises, workshops and shipyards of its subcontractors to the extent and equivalent to that afforded to Builder, to view the progress of the construction and to inspect Builder's and subcontractors' work;

(b)
provide Owner's Representative and his nominees with separate air-conditioned working office space complete with desks; furniture; cupboards; meeting rooms; common photocopy machine; telephone; facsimile machine; and broadband connection facility at no extra cost in Builder's shipyard (the costs for usage of telephone, facsimile, and broadband subscription services shall be paid by Owner); and

(c)
cooperate with Owner's Representative so as to keep him reasonably informed as to the progress of the Works.

12.6
Within fourteen (14) days of the Effective Date as described in Article XXXII (Effective Date of Contract), Builder shall appoint Builder's Representative. Builder may from time to time appoint some other person as Builder's Representative in place of the person previously so appointed and shall give notice in writing of the name of such other person to Owner without delay. Such appointment shall be made at such a time and in such a manner as to mitigate as far as possible any adverse effect on the progress of the Works. Such appointment shall only take effect upon receipt of such notice in writing by Owner.

12.7
Builder's Representative shall represent and act for Builder at all times during the currency of the Contract and shall give to Owner all Builder's notices, information and all other communications under the Contract. All notices, instructions, information and other communications given by Owner to Builder under the Contract shall be given to Builder's Representative, except as herein otherwise provided.

ARTICLE XIII

VARIATIONS

13.1
Without invalidating this Contract, Owner may request changes in writing by altering, adding to or deducting from the work to be performed by Builder hereunder as it is delineated in this Contract and the Specifications ("Variation"). The Specifications may only be modified and/or changed by the written agreement of the parties in accordance with Article VI (Change in Laws, Rules and Regulations) and this Article XIII (Variations). All work performed by Builder in connection with Variations shall be performed under the conditions of this Contract.

13.2
Upon receiving a written request for Variation from Owner, Builder will advise Owner in writing within twenty-four (24) days of the change or alteration to Specifications and to the Contract Price and/or Delivery Date (if any) occasioned thereby.

  The Variation and adjustment to the Contract Price and time for delivery shall at Owner's option be:

  (a)
  based on an agreed lump sum price and time extension to the Delivery Date, if any; or

  (b)
  based on the Schedule of Rates (Annex B) and the Delivery Date to be adjusted based on the net time spent on performing the Variation if the work was on the critical path for the progress of the Works. Builder shall properly document all time and material spent and the effect of the work on the Schedule, and Owner shall be entitled to audit all relevant documentation in order to verify Builder's claim for compensation of the Variation.

13.3
In the event that Owner proceeds on lump sum basis under Article 13.2(a), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder once the change or alteration in the Specifications and the adjustments, if any, in the Contract Price and/or Delivery Date occasioned thereby, have been agreed in writing, and signed for identification by authorized representatives of both parties. Such adjustments in the Contract Price and/or the Delivery Date shall be negotiated in good faith between Owner and Builder and shall be reasonable. In the event that Owner instructs Builder to proceed with the Variation under Article 13.2(b), the Variation shall be effective and the additional work occasioned by the Variation shall be performed by Builder from the time of Owner's instruction to Builder.

13.4
Payment for Variation(s) pursuant to this Article XIll (Variations) shall be resolved as follows:

(a)
Payment for a single Variation below United States Dollars One Million (US$1 million) shall be made against Builder's invoice with the instalment immediately following completion of the Variation.

(b)
Payment for a single Variation equal to or more than United States Dollars One Million (US$1 million) shall be mutually agreed by the parties.

(c)
In the event that there is more than one Variation and the cumulative value of the Variations taken together exceeds United States Dollars One Million (US$1 million), payment for the Variations shall be mutually agreed.

13.5
Builder may also propose in writing to Owner any change to the Specifications, which in Builder's opinion will improve the quality, efficiency, functionality, and design of the Rig, or the bringing forward of the Delivery Date. Owner may at his discretion approve or reject Builder's proposed modifications, and if approved by Owner, Owner shall request Builder in writing to proceed with change as aforementioned and pursuant to this Article XlII (Variations).

13.6
Both parties acknowledge that after the Effective Date, advances in machinery and/or equipment may occur which render the machinery and/or equipment provided for in the Specifications out of date. Builder will as far as practicable keep Owner advised of such advances which is in Builder's knowledge.

ARTICLE XIV

INSURANCE OF OWNER'S SERVANTS AND REPRESENTATIVE

14.1
If Owner should desire to have any third party or its representatives come into Builder's and/or Builder's subcontractor's shipyard to inspect or assist Owner in the performance of any work, Builder may impose on Owner reasonable requirements with regard to said third party's or Owner's representatives' insurance coverage as a condition for admittance to Builder's and/or Builder's subcontractor's shipyard which requirements Builder shall give reasonable notice of to Owner. Owner shall bear full responsibility for such third party or Owner's representatives and for their acts while in Builder's and/or Builder's subcontractor's shipyard.

14.2
Owner shall be liable for any loss of and damage to property or injury to or death of any employee, representative, agent or subcontractor of Owner or such third party where such loss of and damage to property and/or injury to and/or death is caused by the negligence of Owner and/or any independent contractor engaged by Owner to perform the work contemplated under this Contract.

ARTICLE XV

WARRANTIES

15.1
Builder undertakes for the duration of the Warranty Period (as defined at Article 15.2 hereof), with respect to the Rig and the Works that it will remedy or replace, free of charge to Owner, any damage or defect in the Rig or the Works which are due to defective materials, workmanship, construction or any failure to comply with vendor's recommendations on the part of Builder or its subcontractors.

15.2
The warranty period ("Warranty Period") shall be twelve (12) months after the delivery by Builder and acceptance by Owner of the completed Rig. However, Builder further warrants any repair or replacement work for a further twelve (12) months from the date of completion of the repair, remedy or replacement in question, and for the purpose of clarification and avoidance of doubt, the maximum period of warranty provided by Builder to Owner where there is repair or replacement work as aforementioned shall not in any event exceed a total of twenty four (24) months after the delivery by Builder and acceptance by Owner of the completed Rig.

15.3
If at any time prior to the end of the said Warranty Period, damage of defects as set out in Article 15.1 above shall appear or be discovered, Owner has agreed to give Builder written notice thereof within fifteen (15) days after Owner's discovery of same, and Builder shall promptly upon receiving such notice, remedy or replace the same, free of charge to Owner, in good and proper operating condition sufficient to meet the requirements of this Contract and Builder's warranties hereunder. Builder shall have no obligations to Owner for any defects discovered or notified subsequent to the Warranty Period, save as provided for in Article 15.2 above.

15.4
Builder shall remedy, at its expense, any defects against which the Rig is warrantied under this Article and, if practicable, be performed while the Rig is on location or at such other points as may be designated by Owner. However, if Builder shall advise Owner in writing that such repair or replacement can be made only in Builder's shipyard, then Owner shall either return the Rig (or the part or item affected where feasible to detach from the Rig) at Owner's sole cost to Builder's shipyard for such repair or replacement, or advise Builder in writing that it is not convenient for Owner to so return the Rig or component to Builder's shipyard, in which latter event Builder shall pay to Owner an amount, in lieu of Builder's making said repair or replacement, equal to the reasonable cost to Owner of effecting such repair or replacement which cost shall be evidenced by invoice or other written evidence.

15.5
All warranties made by Builder shall extend to and be fully applicable with respect to any work done (labour and workmanship), fabricated or manufactured, and operating equipment fabricated or installed by a subcontractor of Builder.

  With respect to each item of material or equipment furnished but not fabricated or manufactured by Builder for installation in or incorporation into the Rig, the warranty provided herein to Owner for such material or equipment shall be limited to the warranties obtained by Builder from their respective vendors and manufacturers, as the case may be. Builder shall use all reasonable endeavours to obtain from the vendors and manufacturers, as the case may be, such warranties as are consistent with those requested by Owner. Builder shall assign to Owner all its rights to these warranties on the delivery of the Rig and Owner shall seek its remedies or enforce its rights against the vendors and manufacturers, as the case may be, in the event of a warranty claim at its sole cost and expense.

15.6
Following delivery, the foregoing warranties are in lieu of all other warranties and/or guarantee and no other warranties and/or guarantee expressed, implied or statutory is given by Builder by virtue of this Contract {excluding the indemnities given by Builder in Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)}. The warranty obligations of Builder to Owner are exhaustively set out in this Article XV (Warranties). Builder shall not be responsible or liable for any other defects whatsoever not specified in this Article XV (Warranties). No employee or representative of Builder is authorised to change this warranty in any way or grant any other warranty.

15.7
Builder shall not be responsible for any defects in any part of the Rig which have been caused subsequent to delivery of the Rig by any replacement or repair work performed by any other contractor, or for any defects to the extent the same have been caused by use in excess of specified design limitations or improper maintenance of the Rig on the part of Owner, its servants or agents.

15.8
Builder shall in all circumstances not be responsible or liable for any consequential or special losses, damages or expenses (including but not limited to loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts etc.), directly or indirectly howsoever occasioned by Owner or any third party due to defects specified in this Article, or due to repairs or other work done to remedy such defects, or as a result of the failure of any work or item of material or equipment to meet the above stated warranties of Builder.

ARTICLE XVI

TAXES AND CHARGES

16.1
Builder shall pay all sales, use, import, export, excise or other taxes or duties which may be levied by the authorities or government in Singapore or other countries arising out of or in connection with all work to be performed hereunder by Builder or Builder's subcontractors including the sale, delivery and export from Singapore of the Rig. Owner shall bear and pay any other sales, import and/or use taxes (except for income taxes of Builder) which may be levied or assessed upon the sale, import or use of the Rig after Delivery which are not properly for Builder's account.

ARTICLE XVII

DOCUMENTS TO BE FURNISHED

17.1
Upon acceptance of the Rig by Owner, Builder shall at its cost furnish four (4) hard copies and one (1) soft copy of all detailed construction drawings such as: general arrangement, structural, mechanical, piping system, electrical system and outfitting drawings, plus drawing indexes, corrected to agree with the completed construction of the Rig to Owner for use by Owner or its successors or assigns, to be used for the purposes herein designated. Owner agrees that it shall not release any such information to third parties, except as needed for specific purposes connected with the sale, lease, use, operation, maintenance and repair of the Rig, and review by governmental authorities or underwriters. Notwithstanding the generality of the foregoing, it is agreed that Builder shall not be obliged to provide to Owner any proprietary and confidential information relating to the design of the Rig.

17.2
Builder further agrees to deliver or cause to be delivered to Owner upon acceptance of the Rig by Owner all necessary certificates, either final, if available or preliminary (if final not available), to clear the Rig through customs and administrative authorities. All fees in respect of the classification and survey of the Rig by the Classification Society shall be paid by Builder. Builder will furnish Owner promptly during the currency of this Contract with copies of all significant correspondence and documents relating to these classification and survey save for proprietary and confidential information relating to the design of the Rig.

17.3
For the purpose of clarification and as examples, proprietary information would include (but is not limited to) the following categories of information:

(a)
basic design and calculation relating to the scantling and performance for the hull, cantilever and drill floor, leg and spud can and helideck;

(b)
global analysis for the Rig;

(c)
naval architecture aspect of the Rig relating to but not limited to motion analysis etc.;

(d)
components designed and manufactured by Baker Marine such as the jacking system, pedestal cranes, and mooring winches;

(e)
vendors' proprietary information relating to design calculation and know-how for their equipment.

ARTICLE XVIII

CONFLICTS BETWEEN CONTRACT, SPECIFICATIONS AND CONTRACT DRAWINGS

18.1
The intention of the parties is that the provisions of this Contract and the Specifications are meant to supplement each other and be read and interpreted as a whole.

  However, in the event there is any conflict between any of the provisions in the Articles herein and the Specifications, the provisions of the Articles herein shall prevail.

  In the event there is any conflict between the Specifications and the drawings included in the Specifications, the Specifications shall prevail over the drawings.

ARTICLE XIX

GOVERNING LAW AND DISPUTE RESOLUTION

19.1
This Contract shall be governed and construed by and in accordance with the laws of England.

19.2
If any dispute between Owner and Builder arises as to any matter arising under or out of or in connection with this Contract (save for disputes relating to technical issues which are governed by Article 20 hereof), such dispute shall be referred to arbitration in London, and unless mutually agreed otherwise by the parties for a sole arbitrator to hear the arbitration, the arbitration tribunal shall consist of three (3) arbitrators, one arbitrator to be appointed by each party and the third arbitrator to be appointed by the two so appointed arbitrators. The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules for the time being in force.

19.3
The arbitration and all documents to be employed therein shall be in the English language.

ARTICLE XX

TECHNICAL DISPUTES

20.1
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications relating to matters within the ambit of the Classification Society's jurisdiction, or in respect of material or workmanship affecting the classification of the Rig, Builder and Owner agree to be bound by the decision of the surveyor of the Classification Society. The decision of the surveyor of the Classification Society shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

20.2
In the event that a difference of opinion between Owner and Builder arises concerning technical matters under the Contract or Specifications which fall outside the ambit of Article 20.1, Builder and Owner agree to be bound by the decision of an independent third party surveyor from Noble Denton. The decision of the said surveyor from Noble Denton shall be final and binding upon the parties and shall be given within thirty (30) days of receipt of the parties' statements of position (such statements to be provided within fifteen (15) days of the technical dispute arising).

ARTICLE XXI

SUBCONTRACTING

21.1
Without in any manner prejudicing the rights and obligations of Builder and Owner hereunder, it is acknowledged and agreed by Owner that Builder may cause part or the majority of the Works to be performed by one or more subcontractors.

21.2
Builder agrees to notify Owner in advance of all subcontract work to be performed overseas and obtaining from Owner in advance written approval of any such subcontract, which approval shall not be unreasonably withheld. However, the above notification and approval shall not be required for subcontract work done in Singapore.

ARTICLE XXII

ASSIGNMENT

22.1
This Contract shall bind and be for the benefit of the successors and assigns of the parties, and either party may assign this Contract subject to prior written consent of the other party which consent may not be unreasonably withheld. However, Owner shall have the right to assign this Contract without the consent of Builder to:

(a)
any institutions providing financing in favour of Owner for the purposes of securing the construction of the Rig; or

(b)
any other corporate body which is majority owned by Owner or Owner's Parent Company.

22.2
Subject to the prior written consent and co-operation of Builder (which shall not be unreasonably withheld), Owner may novate this Contract to a third party. Owner shall provide to Builder such information as Builder may reasonably request to enable Builder to consider a requested novation, and Owner shall also provide to Builder such undertakings as Builder may reasonably require as a condition for Builder's consent.

ARTICLE XXIII

INVENTORIES ON THE RIG AT DELIVERY

23.1
An inventory of unused lubricating oil, grease, fuel oil or other liquids, supplied by Builder and left on board at delivery of the Rig shall be taken and paid for by Owner at the time of delivery of the Rig at the net invoiced cost paid by Builder for the same. Payment therefore shall be made by Owner to Builder after receipt of invoice from Builder.

23.2
Builder shall place on board the Rig, at its own cost, all OFE.

ARTICLE XXIV

INSURANCE

24.1
Prior to the commencement of construction of the Rig, Builder agrees to keep or cause to be issued the policies of insurance having minimum coverage as follows, at its own cost and expense, and furnish certificates or copies thereof to Owner:-

(a)
Workmen's compensation and employer's liability insurance with a limit of US dollars 500,000 and in accordance with statutory requirements of the Republic of Singapore.

(b)
Comprehensive public liability coverage, including contractual liability covering Builder's indemnities herein, and including protective liability, with limits of US Dollars 1,000,000 for bodily injury to or death of any one person, US Dollars 5,000,000 for bodily injury to or death of two or more persons in the same incident and US Dollars 5,000,000 for property damage in the same incident.

(c)
Automobile liability insurance covering automobile equipment used in the performance of work under this Contract with limits of US Dollars 250,000 for bodily injury to or death of any one person US Dollars 500,000 for bodily injury to or death of two or more persons in the same incident, and US Dollars 500,000 for property damage in the same incident.

(d)
Cargo coverage to full value of all shipments made by Builder to its shipyard in Singapore for equipment parts or other items relating to this Contract.

(e)
All risk physical damage insurance based on minimum institute clauses for builder's risk insured on a replacement cost basis, including protection indemnity, covering all materials after delivery to Builder intended to be incorporated into the Rig, and not covered by Builder's all risk policy described in sub-paragraph (f) hereinbelow, while in transit from Builder's plant to a subcontractor of Builder, or while in transit from such subcontractor back to Builder's shipyard.

(f)
Builder's all risk policy, based on minimum institute clauses for builder's risk, insured on a replacement cost basis, including protection and indemnity, relating to the Rig for a total of 100% of the Contract Price.

  In the event that the Delivery Date {as defined in Article IX (Delivery) hereof} is delayed for any cause attributable to Owner, Owner has agreed that any additional premium charged to continue the policy shall be borne solely by Owner.

24.2
Each of the policies described hereinabove shall be issued by financially sound insurance carriers, both the policies and the insurance carriers shall be subject to the prior written approval of Owner, which shall not be unreasonably withheld, and shall either on the face thereof or by appropriate endorsement, except for the policy specified in Article 24(a) above:

(a)
name Owner as an additional insured (except as respects premium payment) to the extent their respective interests may appear;

(b)
provide that it will not be cancelled or its coverage reduced prior to delivery except upon twenty (20) days prior written notice to Owner;

(c)
contain waiver of subrogation provisions pursuant to which the insurer waives all express or implied rights of subrogation against Builder and Owner, their co-licensees and/or their Affiliates (herein defined with regards Owner to mean Owner's Parent Company or any company which is controlled, directly or indirectly by Owner or Owner's Parent Company, or with regards Builder by Builder; and

(d)
be maintained in full force and effect until delivery.

24.3
Builder and Owner agree that in the event that at any time on or before delivery the Rig is damaged, all insurance proceeds received shall be furnished to Builder and shall be used by Builder for repair and replacement with respect to the damage.

24.4
Builder and Owner further agree that in the event that at any time on or before delivery the Rig is damaged so as to constitute an actual or constructive total loss in accordance with the policy referred to at Article 24.1(f) above, then unless the parties otherwise mutually agree, Builder shall after receipt of the insurance payment, refund to Owner from the insurance proceeds the full amount of all sums paid by Owner to Builder as instalments of the Contract Price and at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE, and any balance of insurance proceeds being for Builder's benefit, in which case this Contract shall be deemed to be automatically terminated and all rights, duties and obligations of each of the parties to the other shall forthwith cease and terminate. The determination of whether or not an actual or constructive total loss has occurred shall be made by the surveyor appointed by insurance underwriters for the policy referred to in Article 24.1(f) hereinabove.

24.5
Notwithstanding Article 24.3 and 24.4 above, if prior to delivery, the Rig is so substantially damaged or destroyed that it cannot be repaired within one hundred and fifty (150) days from the Delivery Date as it may be extended under this Contract, Owner may at its option, terminate this Contract upon written notice to Builder. In the event this Contract is so terminated:

(a)
Builder shall lodge a claim in conformity with Builder's risks insurance policy so as to recover adequate indemnity in the shortest time possible, and shall keep Owner informed of any negotiations therefore;

(b)
Builder shall be entitled to retain the full amount of the progress payments so far received by it;

(c)
Builder may at its option dispose of any wreck and shall pay for any related costs; and

(d)
Owner shall be entitled to that portion of the proceeds from Builder's all risk policy referred to in Article 24.1(f) hereinabove but not exceeding the amount paid by Owner to Builder under this Contract.

ARTICLE XXV

BUILDER'S AND OWNER'S INDEMNITIES

25.1
Builder agrees to protect, indemnify and hold Owner free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Builder's (or its affiliates), employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of the foregoing on account of injury to or death of any such parties or loss of or damage to any of their personal property, during the performance of the Works regardless of whether Owner and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault.

25.2
Owner agrees to protect, indemnify and hold Builder and its subcontractors free and harmless from and against any and all claims or liabilities (including, without limitation, the cost of the suit and reasonable legal fees) made by or arising in favour of any of Owner's (or its affiliates) employees, agents, officers, invitees, subcontractors (or their servants) or representatives, or any survivor of any of the foregoing on account of injury to or death of any such parties loss of or damage to any of their personal property during the performance of the Works regardless of whether Builder and/or its subcontractors and/or others may be wholly, partially or solely negligent or otherwise at fault. The reference to damage to personal property in this Article 25.2 is expressly understood to exclude any and all damage to the Rig or to its component parts.

25.3
Until delivery and acceptance of the Rig, Builder shall indemnify and hold harmless Owner from:

(a)
any and all liabilities and/or claims and/or fines resulting from the requirements of public authorities in connection with the removal of wrecks, or pollution from the Rig or other vessels or floating devices provided by Builder for use in connection with the performance of the Works;

(b)
any and all liabilities and claims arising out of loss or damage suffered by anyone other than Owner and Builder in connection with the performance of the Works;

  provided always that the aforementioned circumstances are not caused either directly or indirectly by Owner's and/or Owner's employees' breach of this Contract and/or negligence.

ARTICLE XXVI

INTELLECTUAL PROPERTIES INDEMNITIES

26.1
Each party shall indemnify and hold the other harmless against all patent, trademark and copyright liabilities and all claims for infringement of patent rights, copyright and trademarks of whatsoever nature and howsoever arising including but not limited to costs and expenses for or on account of any patented invention made or used in the performance and completion by Builder of the Works and its obligations under this Contract, including royalties or other payments which may be payable for the construction and/or the use of the Rig or any part thereof or of its equipment arising from such patent rights, and including the costs and expenses that may be incurred by Owner arising from any litigation in connection with such liabilities or infringements.

ARTICLE XXVII

USE OF CRANES

27.1
Builder has the right to use the Rig cranes forming a part of Builder's furnished equipment, but only:

(a)
for the purpose of construction of the Rig;

(b)
in accordance with manufacturer's instructions; and

(c)
using duly qualified crane operators.

  Any repairs to such cranes made necessary by the use of Builder, unless arising from a manufacturer's defect, shall be for the account of Builder and shall be carried out prior to delivery.

ARTICLE XXVIII

EVENTS OF DEFAULT

28.1
The following shall constitute events of default of Builder under the Contract:

(a)
Builder voluntarily or involuntarily being made a party to any receivership, liquidation, or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Builder, or makes a composition with its creditors, or becoming insolvent or in the event Builder is unable to meet all or part of its financial or other obligations under this Contract, unless as a result of Owner's failure to make payments as due under this Contract.

(b)
The failure by Builder to remedy, within thirty (30) days of Owner's written notice to Builder a default by Builder to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the default is not reasonably capable of being remedied within thirty (30) days, the failure by Builder to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

(c)
If the period of delay in delivery of the Rig beyond the Delivery Date as it may be extended under Article 6.2, Article 10.1, Article 10.2 and/or Article 13 should exceed a period whereby the liquidated damages payable by Builder to Owner has reached the maximum pursuant to Article 11.2 herein.

(d)
If the period of delay in delivery of the Rig beyond the Delivery Date (except as it may be extended under Article 6, Article 10.2, and Article 13 but not Article 10.1) should exceed a period of two hundred forty (240) days.

28.2
The following shall constitute events of default of Owner under this Contract:

(a)
Owner's voluntarily or involuntarily being made a party to any receivership, liquidation or bankruptcy proceeding which proceedings are not stayed within thirty (30) days of service of proceedings on Owner, or makes a composition with its creditors, or becoming insolvent or otherwise unable to meet all or part of its financial or other obligations under this Contract.

(b)
Failure to make any payments due hereunder on the date for payment, provided that Builder shall notify Owner in writing of any such failure and Owner shall have a period of thirty (30) days thereafter to cure any such failure.

(c)
The failure by Owner to remedy, within thirty (30) days of Builder's written notice to Owner a failure by Owner to substantially perform any of the obligations, covenants, agreements or undertakings on its part to be performed under this Contract, or if the failure is not reasonably capable of being remedied within thirty (30) days, the failure by Owner to commence remedial action within the same thirty (30) days period and to diligently proceed with such action.

28.3
In the event of default by Builder under Article 28.1, Owner may at its option within fourteen (14) days of becoming aware of the event of default by Builder and after the expiry of any period allowed to Builder in Article 28.1 to remedy such default, elect to proceed on either one of the following options:

(a)
terminate this Contract in the manner set out in Article 28.4; or

(b)
accept delivery of the Rig in its existing state in the manner set out in Article 28.5; or

(c)
without prejudice to Owner's right to recover liquidated damages for delay pursuant to Article XI (Damages for Delays), Owner may allow Builder to continue to complete the construction of the Rig in the manner set out in Article 28.6.

  Owner shall indicate its option within fourteen (14) days of becoming aware of the event of default by Builder, falling which Owner is deemed to have waived its right to terminate this Contract.

28.4
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(a) to terminate the Contract:

(a)
Owner shall notify Builder in writing of its intention to do so and such termination shall be effective as of the date when such notice is received by Builder.

(b)
Builder shall within twenty one (21) days of the termination becoming effective in accordance with Article 28.4(a) above refund {together with interest at two (2) percent above LIBOR on a per annum basis} to Owner the full amount of all sums received by Builder on account of the Rig and shall at Owner's option and Builder's costs make available the OFE at Builder's yard for return to Owner, or alternatively in respect of the OFE pay to Owner the invoiced cost of same on production by Owner of reasonable evidence of the costs of purchase of the OFE.

(c)
Upon receipt by Owner of the sums set out at Article 28.4 (b), all obligations, duties and liabilities of each of the parties to the other under this Contract (except for Builder's and Owner's indemnities under Articles XXV (Builder's and Owner's Indemnities) and XXVI (Intellectual Properties Indemnities)) shall be forthwith completely discharged, and the uncompleted Rig shall belong to Builder, and Owner shall have no further claim on Builder.

28.5
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state, Builder shall in such an event convey title of the Rig to Owner and all materials, machinery and equipment in the possession of or owned by Builder or on order and intended to be incorporated into the Rig and perform such other acts necessary in order for Owner to take delivery of the Rig in its existing state. In the event that Owner elects to take delivery of the Rig in its existing state under Article 28.3(b):

(a)
A list of all deficiencies as against the works completed by Builder in Builder's invoice shall be drawn up and agreed between parties, and the reasonable cost of making good such deficiencies at another yard in Singapore with the relevant experience shall be deducted from the Contract Price. Builder shall submit to Owner its final invoice for payment of all works completed under this Contract after taking into account the cost of making good the said deficiencies as aforementioned, and Owner shall pay Builder the amount set out in the invoice before taking delivery of the Rig. Upon taking delivery of the Rig, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (b)
  If there are any disputes concerning outstanding payment in such event, including the question of Owner's right to offset any claim it may have, Owner may by paying the entire amount demanded by Builder require Builder to provide a bank guarantee or other security satisfactory to Owner for the disputed amount. Builder cannot in such case refuse to deliver the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig. If Builder does not wish to provide a bank guarantee or other security for the disputed part of the claim, Owner is entitled to take delivery of the Rig in its then existing state together with all material, machinery and equipment in the possession or owned by Builder or on order intended to be incorporated in the Rig against payment of the undisputed amount and provide a bank guarantee or other security reasonably satisfactory to Builder for the disputed part of the claim. Disputes in relation to the above shall be resolved in accordance with Article XIX (Governing Law and Dispute Resolution).

  (c)
  Following from the events described in Article 28.5(b), after Owner has made good the deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience, if in the final account there is any money due to be paid by Builder to Owner in respect of the said deficiencies, Builder shall pay such amounts to Owner. Upon the payment of such amounts to Owner, all obligations, duties and liabilities of each of the parties to the other under this Contract shall be forthwith completely discharged, and Owner shall not be entitled to claim against Builder in respect of any matter arising out of or in connection with this Contract.

  (d)
  Builder's liability to Owner in respect of the total costs for making good such deficiencies as aforementioned in Article 28.5(a) at another yard in Singapore with the relevant experience shall not in any event exceed the limit stated in Article 30.2.

  (e)
  For the purpose of clarification and avoidance of doubt, in the event that Owner elects pursuant to Article 28.3(b) to accept delivery of the Rig in its existing state in accordance with this Article 28.5, save for payment by Builder to Owner for the deficiencies as described in this Article 28.5, Builder shall not in any event be liable to Owner in respect of the costs required to complete the Rig in accordance with the Contract and Specification.

28.6
In the event of default by Builder under Article 28.1 and Owner elects pursuant to Article 28.3(c) to allow Builder to continue to complete the construction of the Rig, Builder shall pay Owner the liquidated damages accrued pursuant to Article XI (Damages for Delay), and Builder shall work with Owner to produce an acceptable schedule for the completion of the remaining work on the Rig and work diligently to complete the construction of the Rig.

28.7
In the event of default by Owner under Article 28.2 herein, Builder at its option but without prejudice, limitation or waiver of its other remedies under the Contract, at common law, statute, or equity, may after the expiry of any period allowed to Owner in Article 28.2 to remedy such default:

(a)
by notice in writing to Owner ("Suspension Notice") suspend the Works until Owner's default is remedied, and the Delivery Date shall be extended by the length of time the Works is so suspended; or

(b)
by notice in writing ("Termination Notice") terminate the Contract if the default is not remedied and is continuing for a further period of twenty one (21) days.

  Upon receipt by Owner of the Termination Notice, the Contract shall forthwith become terminated and title in the Rig or parts thereof and all the materials and equipment forming part of the Rig or intended to be incorporated into it shall be vested in and become the sole property of Builder.

  In the event of such termination, Builder shall also be entitled to retain all payments made by Owner on account of the Contract and the parties shall have no other obligation or liability to each other save for those contained herein.

ARTICLE XXIX

COMPLIANCE WITH THE LAWS OF SINGAPORE

29.1
In performing the work, Builder shall abide by and comply with all valid laws and regulations applicable to the construction of the Rig in Singapore.

ARTICLE XXX

LIMITATION ON BUILDER'S AND OWNER'S LIABILITY

30.1
Notwithstanding anything to the contrary set forth herein in this Contract, neither Builder nor Owner shall be liable to the other by way of indemnity or by reason of any breach of this Contract or of statutory duty or by reason of tort (including but not limited to negligence) for any loss of use of the Rig, loss of time, loss of production, loss of profit or earnings, financing costs, loss of other contracts, or for any indirect financial or indirect economic loss, or for any indirect or consequential damages whatsoever that may be suffered by the other and howsoever the same may have been caused.

30.2
Notwithstanding any provision to the contrary herein {save for Builder's obligation to refund instalment payments of the Contract Price received by Builder from Owner under Articles 24.4 and 28.4(b) of the Contract}, Builder's maximum liability to Owner arising out of or in connection with the Contract for any loss or damage including liquidated damages for delay, costs, claims or expenses whether arising under common law, contract, tort, equity or statute shall be limited in the aggregate to ten percent (10%) of the Contract Price. Owner agrees to release and hold harmless Builder, its officers, servants, and subcontractors from and against any liability in excess thereof. Builder and Owner agree that this provision is a reasonable allocation of risks between the parties.

ARTICLE XXXI

MISCELLANEOUS

31.1
Throughout the term of this Contract, Builder shall be an independent contractor vis a vis Owner.

31.2
The intellectual property rights relating to designs, drawings, Specifications, instructions, manuals, computer programs and other documents created or produced by Builder or its subsidiaries which are proprietary to Builder, shall be and remain the property of Builder.

31.3
This Contract and its surrounding circumstances, including all prices and any information such as documents, design, drawings, Specifications, instructions, manuals, computer programs relating to the design and construction of the Rig which are provided by Builder to Owner or which may otherwise be acquired by Owner, regardless of whether they are Builder's proprietary information, shall not be disclosed to any third party without the prior consent of Builder and such consent shall not be unreasonably withheld. Owner shall be responsible for keeping confidential all such information, and shall not permit any such information to be shown, reproduced or otherwise disclosed to any third party by itself, its subcontractors or their respective personnel.

  Notwithstanding the foregoing, Owner shall be entitled to disclose to third parties without Builder's consent if the disclosure of the above information is required and necessary for the operation, maintenance, repair, or tendering of the Rig for charter.

31.4
Where a provision in this Contract for any reason becomes unenforceable or invalid, the remainder of the Contract shall remain in full force and effect. Where severance of a non-enforceable provision in the opinion of either party materially affects the other rights or obligations under the Contract, the parties shall endeavour to remedy the situation to their mutual satisfaction.

31.5
The parties have entered into this Contract freely, willingly, and on equal commercial basis, having had the opportunity to fully consider the contents of the Contract. It is hereby agreed that no terms or conditions herein shall be construed against a party simply by reason that the party had proffered a particular term or condition.

31.6
Save as set forth in this Contract, a person who is not a party to this Contract has no right whatsoever to enforce any term of this Contract. For the avoidance of doubt, the parties agree that the application of any statutes which may confer rights on third parties is expressly excluded.

ARTICLE XXXII

EFFECTIVE DATE OF CONTRACT

32.1
This Contract is subject to, and shall become effective and legally binding on the parties when the following conditions shall have been complied with:-

(a)
upon receipt of the first payment by Builder in accordance with Article III (Contract Price and Payment);

(b)
upon delivery by Owner to Builder within seven (7) days from the execution of the Contract of a parent company guarantee issued by TMT Co. Ltd. in a form acceptable to Builder (Annex E—Owner's Parent Company Guarantee); and

(c)
upon Builder providing to Owner a written notification that its Board of Directors has approved the execution of the Contract.

32.2
The date upon which the above conditions set forth in Article 32.1 shall all have been satisfied shall be known hereunder as the "Effective Date".

32.3
Notwithstanding anything to the contrary set forth herein, if the conditions for this Contract to become effective as aforementioned in Article 32.1 shall for any reason not have been satisfied prior to midnight, seven (7) days after the execution of the Contract and in any event no later than 21 August 2007 (unless extended by mutual agreement between the parties), then this Contract shall become voidable at the option of either party by the giving of notice to the other. In the event that either party exercises its option to void the Contract, then the parties hereto shall be immediately and completely discharged from all continuing obligations to the other hereunder, and the Contract shall henceforth be treated as null and void ab initio.

32.4
This Contract may be executed by the parties in counterparts at different times and locations, with each party signing all the originals and sending them to the other party to sign, and this Contract shall be deemed to be validly executed as of the day and year first above written when the last of the party has so signed.

ARTICLE XXXIII

NOTICES

33.1
All notices and communications required to be given hereunder shall be in the English language and be served by depositing same in the mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to such other party, or by facsimile with a transmission report evidencing the successful transmission of the same.

33.2
Such notices and communications shall be addressed to the respective party's authorized Representative {as described in Article XII (Owner's Representative and Builder's Representative)}.

33.3
Notice so given shall be effective only if and when received by the addressee.

33.4
For the purpose of notice the addresses of the parties shall be:

OWNER BLUESKY OFFSHORE GROUP CORP c/o: 8th Floor No. 126, Sec. 1, Jianguo North Road, Taipei 104, Taiwan
Telephone Number:	(886) 2 21750264
Fax Number:	(886) 2 25092816
Attention: Kazui Kajiyama (Owner's Representative)
All matters regarding the instalment payments shall also be copied to: Miss Supakanya Khetchamni (Ae)

Telephone Number:	(66) 2 6502229
Fax Number:	(66) 2 6502899
E-mail: supakanya3@blueskying.com
BUILDER PPL SHIPYARD PTE LTD 21 Pandan Road Singapore 609273
Telephone No:	(65) 6265 0477
Fax No:	(65) 6268 1203
Attention: Douglas Tan (Builder's Representative)

IN WITNESS WHEREOF, the parties hereto have executed this Contract in two originals effective as of the day and year first above written.

For and on behalf of Owner	For and on behalf of Builder
BLUESKY OFFSHORE GROUP CORP	PPL SHIPYARD PTE LTD
/s/ HSIN CHI SU HSIN CHI SU Chief Executive Officer	/s/ DOUGLAS TAN DOUGLAS TAN Managing Director
WITNESSED	WITNESSED
/s/ ROBERT TSAI ROBERT TSAI	/s/ TAN KIM YUNG TAN KIM YUNG

Annex N

AGREEMENT

FOR THE PURCHASE

OF

ONE DEEPWATER DRILLSHIP

(Hull No. 3601)

By and Between
Mandarin Drilling Company, as Seller
and
Offshore Group Investment Limited, as Buyer

        This PURCHASE AGREEMENT (this "Agreement") is made as of March 24, 2008, by and between Mandarin Drilling Corporation, a corporation organized and existing under the laws of the Marshall Islands and having its registered office in the Marshall Islands ("Mandarin") and Offshore Group Investment Limited, a Cayman Islands exempted company, and any of its respective designated affiliates as provided in Section 19 below (the "Buyer").

    WHEREAS, the Buyer is a party to a Share Purchase Agreement, dated as of August 30, 2007, as amended (the "Purchase Agreement"), by and among the Buyer, Vantage Energy Services, Inc., a Delaware corporation, Vantage Drilling Company, a Cayman Islands exempted company and F3 Capital, a Cayman Islands exempted Company; and

    WHEREAS, rather than the Buyer receiving an option to purchase the ultra-deepwater drillship, hull # 3601 pursuant to the Purchase Agreement, Buyer and Mandarin wish to enter into this Agreement to sell to Buyer the ultra-deepwater drillship, hull # 3601 to be designed, constructed, equipped, commissioned and completed for Mandarin by Daewoo Shipbuilding & Marine Engineering Co. Ltd. (the "Drillship"); and

    WHEREAS, Mandarin wishes to grant the Buyer an option to purchase a second drillship, hull # 3602.

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Purchase and Sale of Drillship.

        Mandarin hereby agrees to sell and Buyer hereby agrees to purchase the Drillship on the terms and conditions contained herein.

        2.     Purchase Price, Delivery.

        (a)   The price for the Drillship shall be SIX HUNDRED SEVENTY SIX MILLION DOLLARS (USD$676,000,000) (the "Purchase Price"), subject to adjustments set forth in Section 3 hereof.

        (b)   Upon the consummation of the transaction contemplated by the Purchase Agreement (the "Closing"), Vantage Drilling Company, a Cayman Islands exempted company ("Vantage Drilling") or Buyer, as the case may be, shall reimburse Mandarin for the costs incurred by or on behalf of Mandarin for the supervision of the Drillship's construction up until the date of Closing. Following the Closing, Buyer or Vantage Drilling shall pay such supervisory costs directly.

        (c)   Buyer shall pay to Mandarin an amount equal to thirty percent (30%) of the Purchase Price on September 13, 2008.

        (d)   On November 10, 2010 (the "Delivery Date"), Mandarin shall deliver the Drillship to Buyer and Buyer shall accept delivery of the Drillship from Mandarin.

        (e)   Immediately prior to or simultaneously with the delivery by Mandarin to the Buyer of the Drillship, Buyer shall pay to Mandarin an amount equal to the remaining balance of the Purchase Price. Buyer acknowledges and agrees to use its best efforts to make such funds available to Mandarin in order to enable Mandarin to use such funds to satisfy its payment obligations to Daewoo Shipbuilding & Marine Engineering Co. Ltd. in connection with the Drillship.

        (f)    The payments, at Buyer's option, will either be made in cash and/or by the assumption of financing that Mandarin may put in place for Mandarin's commitment to Daewoo Shipbuilding & Marine Engineering Co. Ltd., including financing from entities affiliated with Mandarin.

        (g)   Buyer agrees to "make whole" Mandarin or an entity related to Mandarin for changes in interest rates applicable to amounts advanced to Daewoo Shipbuilding & Marine Engineering Co. Ltd. by Mandarin or an entity related to Mandarin between the date of this Agreement and the delivery of the Drillship.

        (h)   Buyer shall deliver payment of the applicable Purchase Price payable by certified check, official bank check or by wire transfer of immediately available funds. On the date the Drillship is delivered to the Buyer, Mandarin shall provide written assurance that such Drillship is transferred free and clear of all liens, restrictions, encumbrances and rights of third parties.

        (i)    Buyer acknowledges that it shall have no rights, privileges, duties or obligations in connection with that certain agreement between Mandarin and Daewoo Shipbuilding & Marine Engineering Co. Ltd. which requires Mandarin to purchase and Daewoo Shipbuilding & Marine Engineering Co. Ltd. to deliver the Drillship.

        3.     Adjustments to Purchase Price.

        (a)   Specification Modifications.    Any modifications to the Drillship's specifications and any adjustments to the Purchase Price occasioned by or resulting from such modifications must be agreed to in writing signed by both Mandarin and Buyer, neither Mandarin's nor Buyer's consent to be unreasonably withheld. In the event that a modification is mandated by the Classification Society (as such term is defined in section 6(d) hereof), Buyer shall exercise its best efforts to reach an agreement with Mandarin as soon as practicable after being notified by Mandarin of such mandatory modification.

        The Purchase Price shall be subject to adjustment as hereinafter set out in the following circumstances. Any reduction of the Purchase Price pursuant to this Section is by way of liquidated damages and not by way of penalty and shall not apply in the event the Agreement is terminated;

        (b)   Delay in Delivery.    In the event that Delivery is beyond midnight Korean time on the Delivery Date, Mandarin shall pay to the Buyer for loss of use of the Drillship, the amounts set out below.

          (i)    No adjustment shall be made and the Purchase Price shall remain unchanged for the first thirty (30) days of delay in delivery of the Drillship beyond the Delivery Date (ending as of twelve o'clock midnight, Korean time of the thirtieth (30th) day of delay).

          (ii)   If the delivery of the Drillship is delayed more than thirty (30) days after the Delivery Date, then, in such event, beginning at twelve o'clock midnight of the thirtieth (30th) day after the Delivery Date, the liquidated damages, as follows, shall be due at the date of actual delivery of the Drillship by means of an adjustment to the Purchase Price:

    •
    31st - 210th day of delay, ONE-HUNDRED-TEN THOUSAND DOLLARS (USD$110,000) per day.

  However, the total of liquidated damages shall not exceed the amount due to cover a delay of one hundred eighty (180) days counting from midnight of the thirtieth (30th) day after the Delivery Date at the above specified rate of reduction.

          (iii)  If such delay in delivery of the Drillship continues for a period of one hundred eighty (180) days or more counting from midnight on the thirtieth (30th) day after the Delivery Date, in such event, and after such period has expired, Buyer may, at its option, terminate this Agreement and in such event Mandarin shall promptly return to Buyer the amounts of the Purchase Price, in accordance with Section 20(b) of this Agreement.

  Mandarin may, at any time after the expiration of the aforementioned two hundred and ten (210) days of delay in delivery, if Buyer has not served notice of termination as provided in this

  Section, notify Buyer of the expected future date for delivery and demand in writing that Buyer shall make an election, in which case Buyer shall, within ten (10) days after such demand is delivered to Buyer, notify Mandarin of its termination of this Agreement or acceptance of the revised future date for delivery. If the Drillship is not delivered by such revised future date for delivery, Buyer shall have the same right of termination upon the same terms and conditions as hereinabove provided as if the said revised future date for delivery was the Delivery Date (but without any right to recover any further liquidated damages). If Buyer fails to notify Mandarin of its termination of this Contract as specified above within such ten (10) days period, Buyer shall be deemed to have consented to the delivery of the Drillship at the future date for delivery proposed by Mandarin.

          (iv)  For the purpose of this Section 3(b), the delivery of the Drillship shall be deemed to be delayed when and if the Drillship, after taking into full account all permissible delays as set forth in Section 3(d) herein and all postponements of the Delivery Date mutually agreed to by Mandarin and Buyer, is not delivered by the date upon which the delivery is required under the terms of this Agreement.

        (c)   Shortfalls in Variable Load Capacity.    The Drillship shall upon delivery have a variable deck load of 20,000 Metric Tons at operating draft ("Specified Operating Variable Deck Load"). However, if the actual operating variable deck load of the Drillship upon delivery is reduced by more than 2,000 Metric Tons from the Specified Operating Variable Deck Load referred to above, the Purchase Price shall be reduced by THREE THOUSAND DOLLARS (USD$3,000) per Metric Ton for each deficiency.

        (d)   Permissible Delays.    For purposes of Section 3(b)(iv) hereof, adjustments to the Delivery Date occasioned by the following, or occasioned by a decision or agreement relating to the following, shall be considered permissible delays for the delivery of the Drillship for such period as the actual delivery of the Drillship is delayed thereby.

          (i)    Any modification to the Drillship's specifications mutually agreed upon by Mandarin and Buyer, such consent not to be unreasonably withheld;

          (ii)   Any change in the requirements of the Classification Society, be they compulsory to the Drillship or desired by Mandarin and agreed to by Daewoo Shipbuilding & Marine Engineering Co. Ltd., or of other rules, regulations and requirements to which construction of the Drillship is required to conform;

          (iii)  Any delay in the sea trial, conducted pursuant to Section 10 hereof, that is caused by unfavorable weather conditions;

          (iv)  If at any time before the delivery of the Drillship, the construction of the Drillship is delayed due to Acts of God; acts of princes or rulers; requirements of government authorities; war or other hostilities or preparations therefore; blockade, revolution, insurrections, mobilization, civil war, civil commotion or riots; vandalism; sabotage; strikes, lockouts; plague or other epidemics; quarantines; flood, typhoons, hurricanes, storms or other abnormal weather conditions not included in normal planning; earthquakes; tidal waves; landslides; fires; lightning; explosions; collisions or strandings; embargoes; import restrictions; defects in major forgings or castings which cannot have been avoided by Daewoo Shipbuilding & Marine Engineering Co. Ltd. exercising due diligence; shortage of materials or equipment, or delay in delivery or inability to take delivery thereof (provided that such materials and equipment at the time of ordering could reasonably be expected by Daewoo Shipbuilding & Marine Engineering Co. Ltd. to be delivered in time); prolonged failure; shortage or restriction of electric current, oil or gas supplies; defects in materials, machinery or equipment which could not have been detected by Daewoo Shipbuilding & Marine Engineering Co. Ltd. using reasonable care (provided same did not result from Daewoo

  Shipbuilding & Marine Engineering Co. Ltd.'s failure to take the reasonable necessary measures to avoid any such delay); delays caused by the Classification Society or other bodies whose documents are required; destruction of or damage to the Daewoo Shipbuilding & Marine Engineering Co. Ltd. Shipyard or works of Daewoo Shipbuilding & Marine Engineering Co. Ltd., suppliers, or of or to the Drillship or any part thereof, by any causes herein described; delays in Daewoo Shipbuilding & Marine Engineering Co. Ltd.'s other commitments resulting from any causes herein described which in turn delay the construction of the Drillship; delays in deliveries of major parts or performance of major obligations by subcontractors or suppliers by any causes herein described; delays caused by any faulty action or omission on the part of Buyer.

Any repairs or adjustments to owner furnished equipment or supplies provided by Buyer or Mandarin to Daewoo Shipbuilding & Marine Engineering Co. Ltd if they are found to be unsuitable or in improper condition for installation and either Buyer or Mandarin, as applicable, requests such repairs or adjustment to be made.

        4.     Payment Default.    In the event that Vantage Drilling or Buyer, as the case may be, fails to pay the remaining balance of the Purchase Price pursuant to Section 2(e) hereunder, then Vantage Drilling or Buyer, as the case may be, shall be deemed to be in breach of this Agreement; provided, however, that at the time of the failure to pay such amount, Mandarin shall not be in default of any provision of this Agreement.

        5.     Exclusive Period of Negotiation.    From the date of this Agreement Mandarin will not, directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate or encourage submission of any proposals or offers from any corporation, partnership, persons or group relating to any acquisition, purchase or option to purchase the Drillship, or any merger, consolidation, recapitalization or other business combination of any kind involving the Drillship, or any other transaction that is incompatible with the transactions described in this Agreement, or (ii) furnish to any person (other than its own professional advisors) any information with respect to any such transaction.

        6.     Representation and Covenants of Mandarin.

        Mandarin hereby represents, warrants and covenants to the Buyer, as follows:

        (a)   Due Organization.    Mandarin has been duly organized, validly exists and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

        (b)   Power; Due Authorization; Binding Agreement.    Mandarin has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by Mandarin, have been duly and validly authorized by all necessary action on the part of Mandarin, and no other proceedings on the part of Mandarin are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mandarin and constitutes a valid and binding agreement of Mandarin, enforceable against Mandarin in accordance with its terms, except that enforceability may be subject to the effect of (a) any applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity and, (b) any laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in law or equity.

        (c)   No Conflicts.    The execution and delivery of this Agreement by Mandarin does not, and the performance of the terms of this Agreement by Mandarin will not, (a) require Mandarin to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the organizational documents of Mandarin, (c) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Mandarin or its properties and assets, (d) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Mandarin or by which any property or asset of Mandarin is bound, or (e) violate any other agreement to which Mandarin is a party.

        (d)   Classification, Rules and Regulations.    At the time of delivery to Buyer, the Drillship, her machinery, equipment and outfit shall have been constructed in accordance with the edition and amendments thereto in force on September 13, 2007 of the rules, regulations and requirements of and under special survey of ABS (the "Classification Society") and shall be distinguished in the Classification Society's register by the symbols: +A1(E), "Drilling Unit", +AMS, +ACCU, +CDS, +DPS-3, SH-DLA, UWILD.

        At the time of delivery to Buyer, the Drillship shall have complied with the applicable rules, regulations and requirements of other regulatory bodies as in effect on September 13, 2007.

        (e)   Registration.    At the time of delivery to Buyer, the Drillship shall have been registered by Mandarin under the laws of the Bahamas, or under the laws of a different country of registration selected by Mandarin with the consent of Buyer, such consent not to be unreasonably withheld.

        7.     Representations and Warranties of Buyer.    Buyer hereby represents and warrants to Mandarin as follows.

        (a)   Due Organization.    Buyer has been duly organized, validly exists and is in good standing, as applicable, under the laws of the jurisdiction of its organization. Buyer has all requisite power and authority to execute and deliver this Agreement.

        (b)   Power; Due Authorization; Binding Agreement.    Buyer has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by the Buyer, have been duly and validly authorized by all necessary action on the part of the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that enforceability may be subject to the effect of (a) any applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity and, (b) any laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in law or equity.

        (c)   No Conflicts.    The execution and delivery of this Agreement by the Buyer does not, and the performance of the terms of this Agreement by the Buyer will not, (a) require Buyer to obtain the consent or approval of any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the organizational documents of Buyer, (c) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Buyer or its properties and assets, (d) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Buyer or by which any property or asset of Buyer is bound, or (e) violate any other agreement to which Buyer is a party.

        8.     Certain Covenants of Mandarin.

        (a)   Further Assurances.    Subject to the terms and conditions set forth in this Agreement, Mandarin will use its best efforts, as promptly as is practicable, to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper or advisable and consistent with the terms and conditions of this Agreement, to consummate and make effective the transactions contemplated by this Agreement and to refrain from taking any actions that are contrary to, inconsistent with or against, or would frustrate the essential purposes of, the transactions contemplated by this Agreement.

        (b)   Transfer Restrictions.    Mandarin hereby agrees that without the prior written consent of the Buyer, Mandarin shall not (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment other disposition of, the Drillship, (b) willfully or intentionally take any action that would cause any representation or warranty of Mandarin contained herein to become untrue or incorrect or have the effect of preventing or disabling Mandarin from performing its obligations under this Agreement, or (c) commit or agree to take any of the foregoing actions. Any such transfer of the Drillship shall be null and void. Mandarin agrees that any such prohibited transfer may and should be enjoined. If any involuntary transfer of the Drillship covered hereby shall occur (including, but not limited to, a sale by Mandarin's trustee in bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Drillship subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

        (c)   Continuous Existence.    Mandarin hereby agrees to maintain its corporate existence in good standing for the period of time commencing on the date of this Agreement and continuing through at least the second anniversary of the actual delivery of the Drillship to Buyer.

        9.     Due Diligence and Access to Records.    Commencing on the date of this Agreement Buyer will have reasonable opportunity and access to investigate the Drillship, including Mandarin's books, records, and all relevant financial and operational information regarding the Drillship.

        10.   Sea Trial.    Upon receipt of notice by Daewoo Shipbuilding & Marine Engineering Co. Ltd. to Mandarin of the expected time and place of the sea trial for the Drillship, such notice, and any changes to such notice, shall be communicated promptly by Mandarin to Buyer. Mandarin agrees to designate three (3) persons selected by Buyer as representatives of Mandarin for the purpose of witnessing the sea trial.

        11.   Notices, time and place of delivery.

        (a)   Mandarin shall provide the Buyer with seven (7) days approximate and two (2) definite notice of the estimated time of arrival at the intended place of delivery. When the Drillship is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, Mandarin shall give the Buyer a written Notice of Readiness for delivery.

        (b)   The Drillship shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at a port worldwide at Buyer's option.

        (c)   Delivery Date: November 10, 2010.

        12.   Title and Risk of Loss.    Title to and risk of the Drillship shall pass from Mandarin to Buyer only upon delivery and acceptance having been completed under Sections 11 and 14 hereunder.

        (a)   Partial Loss.    If the Drillship shall be damaged by any insured cause whatsoever prior to acceptance thereof by Buyer and in the further event that such damage shall not constitute an actual, constructive, arranged or compromised total loss of the Drillship, Buyer acknowledges that Mandarin or Daewoo Shipbuilding & Marine Engineering Co. Ltd, as the case may be, shall apply insurance proceeds recovered to the repair of such damage to the Classification Society's satisfaction and in accordance with the Drillship's specifications, however subject to a reasonable postponement of the Delivery Date by permissible delay under Section 3 hereof and Buyer shall accept the Drillship from Mandarin under this Contract when completed in accordance with this Agreement.

        (b)   Total Loss.    If the Drillship is determined to be an actual, constructive, arranged or compromised total loss, Buyer acknowledges that either:

          (i)    Mandarin or Daewoo Shipbuilding & Marine Engineering Co. Ltd, as the case may be, shall apply the amount of insurance proceeds recovered to the reconstruction and repair of the Drillship's damage on terms to be agreed upon between Mandarin and Daewoo Shipbuilding & Marine Engineering Co. Ltd; or

          (ii)   Mandarin shall refund immediately to Buyer the amount of all payments of Purchase Price paid to Mandarin under this Agreement, without interest, plus an amount equal to the value of any owner furnished equipment or supplies, without interest, of the Buyer which shall have become a total loss as aforesaid without any interest, whereupon this Agreement shall be deemed to be terminated and all rights, duties, liabilities and obligations of each of the parties towards the other shall terminate forthwith.

If Mandarin and Daewoo Shipbuilding & Marine Engineering Co. Ltd fail to reach all necessary agreements within two (2) months after the Drillship is determined to be an actual, constructive, arranged or compromised total loss, the provisions of Section 12(b)(ii) shall apply.

        13.   Spares.    Mandarin shall deliver the Drillship to the Buyer with everything belonging to her on board. All spare parts and spare equipment, if any, belonging to the Drillship at the time of inspection used or unused, whether on board or not shall become the Buyer's property, but spares on order are to be excluded. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of Mandarin.

        14.   Documentation.    The place of closing shall be mutually agreed upon between Buyer and Mandarin. In exchange for payment of the Purchase Price, Mandarin shall furnish the Buyer with delivery documents, namely:

        (a)   Protocol of Trials of the Drillship made pursuant to the Drillship's specifications.

        (b)   Protocol of Inventory of the equipment of the Drillship, including spare parts and the like, as specified in the Drillship's specifications.

        (c)   Legal Bill of Sale in a form recordable in the country in which the Buyer is to register the Drillship, warranting that the Drillship is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

        (d)   Current Certificate of Ownership issued by the competent authorities of the flag state of the Drillship.

        (e)   Confirmation of Class issued within five (5) business days prior to delivery.

        (f)    Declaration of warranty of Mandarin that the Drillship is delivered to Buyer free and clear of any liens, charges, claims, mortgages, imposts, taxes, charges, other encumbrances or any debts whatsoever.

        (g)   "As built" drawings and documentation for operation in accordance with the Drillship's specifications shall be delivered by Mandarin to Buyer within one (1) month after delivery of the Drillship.

        (h)   Certificate of Deletion of the Drillship from the Drillship's registry or other official evidence of deletion appropriate to the Drillship's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by Mandarin to effect deletion from the Drillship's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyer promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Drillship has been delivered.

        (i)    Any other documents in form and substance reasonable required in advance by Buyer to register the Drillship in its ownership under the laws of the flag state of the Drillship.

        (j)    At the time of delivery the Buyer and Mandarin shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Drillship from Mandarin to the Buyer. At the time of delivery Mandarin shall hand to the Buyer the classification certificate(s) as well as all plans, instruction books, maintenance records etc., which are on board the Drillship. Other certificates which are on board the Drillship shall also be handed over to the Buyer unless Mandarin is required to retain same, in which case the Buyer shall have the right to take copies. Other technical documentation which may be in Mandarin's possession shall be promptly forwarded to the Buyer at Mandarin's expense.

        15.   Encumbrances.    Mandarin warrants that the Drillship, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever. Mandarin hereby undertakes to indemnify the Buyer against all consequences of claims made against the Drillship which have been incurred prior to the time of delivery.

        16.   Taxes.    Any taxes, fees and expenses in connection with the purchase and registration under Mandarin's flag shall be for the Buyer's account, whereas similar charges in connection with the closing of Mandarin's register shall be for Mandarin's account.

        17.   Representatives.    Buyer shall have the right to place onboard up to a maximum of three (3) representatives until delivery as observers for familiarization purposes only without interference to the Drillship's operation at Buyer's risk and expense. Representatives are to sign Mandarin's or Daewoo Shipbuilding & Marine Engineering Co. Ltd.'s indemnity forms. Mandarin shall assist where necessary in the application for visas for Buyer's ongoing representatives. Upon Drillship's arrival at the delivery port, Buyer shall have the right to place on board three (3) more representatives on a daily basis up until delivery. Buyer's representatives shall have the right to communicate with their office/managers via the Drillship's communication means always at Buyer's cost. The Buyer's representatives shall have full access to the Drillship's all non-private spaces, as well as to instruction books, plans, certificates, records, documents, drawings and shall have the right to take photocopies of same but should not interfere with the Drillship's operations, if any.

        18.   Amendments.    This Agreement may be amended from time to time by a written instrument executed and delivered by the parties.

        19.   Buyer Substitution.    Buyer shall have the right to substitute any one of its affiliates as the purchaser of the Drillship that it has agreed to purchase hereunder, by written notice to Mandarin, which notice shall be signed by both the Buyer and such affiliate, shall contain such affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representation set forth in Section 7. Upon receipt of such notice, any reference to Buyer in this Agreement (other than in this Section 19), shall be deemed to refer to such affiliate in lieu of Buyer.

        20.   Termination of Drillship Contract.

        (a)   This Agreement may be terminated upon mutual assent of Mandarin and Buyer.

        (b)   In the event that the Drillship construction contract to which Mandarin is a party is terminated for any reason whatsoever, then Mandarin shall promptly return to Buyer the amounts of the Purchase Price paid to Mandarin by Buyer, plus interest earned at the rate of five percent (5%) per annum on such amounts to be refunded, and Buyer and Mandarin shall have no further obligation to each other under this Agreement.

        (c)   If delay in delivery of the Drillship to Buyer continues for a period of one hundred eighty (180) days or more counting from midnight on the thirtieth (30th) day after the Delivery Date, in such event, and after such period has expired, Buyer may, at its option, terminate this Agreement and in such event Mandarin shall promptly return to Buyer the amounts of the Purchase Price paid to Mandarin, plus interest earned at the rate of five percent (5%) per annum on such amounts to be refunded, and Buyer and Mandarin shall have no further obligation to each other under this Agreement.

        21.   Warranties.

        (a)   Guarantee.

        Subject to the provisions hereinafter set out, Mandarin undertakes to remedy or replace, free of charge to Buyer, any defects in the Drillship which are due to defective materials, machinery, equipment, or defective workmanship, construction, commissioning or design on the part of Mandarin and/or Daewoo Shipbuilding & Marine Engineering Co. Ltd., provided that the defects shall appear or be discovered during a period of twelve (12) months after the actual delivery of the Drillship (the "Warranty Period") if notice thereof is duly given to Mandarin. However, for drilling equipment supplied by AKMH the Warranty Period is extended for an additional six (6) months (the "Additional Warranty Period"), provided that in respect of claims made by the Buyer during the Additional Warranty Period these shall have been approved by AKMH and Buyer shall be responsible for the costs of air freight and accommodation of AKMH personnel. For the purpose of this Section 21, the Drillship includes her hull, machinery, equipment and gear, but excludes material, machinery and equipment which have been supplied by or on behalf of Buyer.

        Mandarin further guarantees any replacement works for a further six (6) months from the completion of the repair, remedy or replacement in question. Mandarin's liability for the damage and defects under the guarantee in this Section 21 ceases in any event after expiry of eighteen (18) months from the date of delivery of the Drillship, except for drilling equipment supplied by AKMH for which the period shall be twenty four (24) months.

        (b)   Extent of Mandarin's Responsibility.

          (i)    Mandarin shall have no responsibility or liability whatsoever for any defects in the Drillship other than the defects so specified in this Section 21, and Mandarin shall not be liable in any circumstances whatsoever for any consequential or special losses, damages or expenses including, but not limited to, loss of time, loss of profit or earnings or demurrage directly or indirectly occasioned to Buyer by reason of the defects specified in this Section 21 nor owing to repairs or other works done to the Drillship to remedy such defects.

          (ii)   Mandarin shall not be responsible for any defects in any part of the Drillship which may subsequent to delivery of the Drillship have been replaced or in any way repaired by any other contractors (except those approved by Mandarin), nor for any defect which has been caused or aggravated by omission or improper use and maintenance of the Drillship on the part of Buyer, its servants or agents or by ordinary wear and tear or by perils of the sea, rivers or navigations or by corrosion of the materials or by accidents or fire or by any other circumstances whatsoever beyond the control of Mandarin.

          (iii)  To the extent that Mandarin possesses any guarantees or warranties given by the supplier of any of the materials and equipment used in the construction of the Drillship, Mandarin agrees to assign (to the extent to which Mandarin is able to do so) to the Buyer, or as the Buyer may direct, all the rights, title and interest of Mandarin in and to all such guarantees or warranties.

        (c)   Remedy of Defects.

          (i)    Mandarin shall remedy at its expense any defects, against which the Drillship is warranted under this Section 21 and physical damage directly caused to the Drillship by such defects and their repair by making all necessary repairs or replacements at the Daewoo Shipbuilding & Marine Engineering Co. Ltd. shipyard (the "Daewoo Shipyard").

          (ii)   However, if it is impractical or commercially uneconomic to bring the Drillship to the Daewoo Shipyard, Buyer may cause the necessary repairs or replacements to be made at another place suitable for the purpose, provided that, in such event, Mandarin may forward or supply replacement parts or materials to the Drillship on CIF terms unless such forwarding or supply thereof to the Drillship would impair or delay the operation or working schedule of the Drillship. In this case, Buyer shall be responsible for handling of the replacement parts or materials after Mandarin's CIF delivery. Thereafter, Buyer shall first try to have the defects be remedied by the Drillship's crew as far as practically possible, in which case no compensation by Mandarin shall be made to Buyer for the works performed by the Drillship's crew.

  If Buyer proposes to cause the necessary repairs or replacements to be made to Drillship at any yard or works other than the Daewoo Shipyard, Buyer shall before doing so, and in any event as soon as possible, give Mandarin notice of the time and place where such repairs will be made. If the Drillship is not thereby delayed, nor her operation or working schedule thereby materially impaired, Mandarin shall have the right to verify by its own or appointed representative(s) the nature and extent of the defects complained of. Mandarin shall, in such case, promptly advise Buyer after such examination has been completed, of its acceptance or rejection of defects as being covered by the undertakings hereby provided.

  Upon Mandarin's acceptance of defects as justifying remedy under this Section 21, or upon a final judicial decision so determining, Mandarin shall reimburse Buyer the documented expenses incurred by Buyer, provided that Buyer can demonstrate that the solution to remedy the defects has been selected to achieve the overall most balanced solution, taking into account both Buyer's operational interest and Mandarin's financial responsibility to cover the cost of such remedies.

          (iii)  In any case, the Drillship shall be taken at Buyer's risk and expense to the place chosen, ready in all respects for such repairs or replacements and Mandarin shall not be responsible for towage, dockage, wharfage, port charges, inspection and underwater survey costs for defects finding, and anything else incurred in Buyer's getting and keeping the Drillship ready for such repairs and replacements.

          (iv)  Mandarin shall have the option to retrieve at its own cost any of the replaced equipment and parts where the defects are remedied in accordance with the provisions of this Section.

        (d)   Notice of Defects.    Buyer shall notify Mandarin in writing of any defects for which claim is made under this warranty as promptly as possible after the discovery thereof. Buyer's notice shall describe the nature and ascertainable extent of the defects and the place at which the Drillship can be made available for earliest inspection by or on behalf of Mandarin. Mandarin shall in any event have no obligation in respect of any defects, unless notice of such defects is received by Mandarin not later than fifteen (15) days after expiry of the Warranty Period.

        22.   Option on Second Drillship.    Mandarin hereby grants to Buyer an option (the "Option") to purchase a second ultra-deepwater drillship, hull # 3602 (the "Second Drillship") on identical terms and conditions as set forth herein, with logical adjustments, save for the following:

        (a)   The price for the Second Drillship shall be SIX HUNDRED NINETY FIVE MILLION DOLLARS (USD$695,000,000) (the "Second Drillship Purchase Price").

        (b)   Upon exercise of the Option, Buyer shall pay to Mandarin an amount equal to thirty percent (30%) of the Second Drillship Purchase Price. On the first business day that is six (6) months after the date of exercise of the Option, Buyer shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. On the first business day that is twelve (12) months after the date of exercise of the Option, Buyer shall pay to Mandarin an amount equal to ten percent (10%) of the Second Drillship Purchase Price. Upon delivery of the Second Drillship, Buyer shall pay to Mandarin the remaining balance of the Second Drillship Purchase Price.

        (c)   The term of the Option shall begin on the date hereof and expire at 5:00 p.m. Eastern Daylight Time on November 30, 2008. In the event Buyer fails to exercise the Option on or before November 30, 2008, Buyer or Vantage Drilling, as the case may be, will pay Mandarin the amount equal to TEN MILLION DOLLARS (USD$10,000,000).

        23.   General Provisions.

        (a)   Notices.    Except as otherwise provided herein, any offer, acceptance, notice or communication required or permitted to be given pursuant to this Agreement shall be deemed to have been duly and sufficiently given for all purposes by a party if given by the party, or an officer, trustee, or other personal or legal representative of such party, or by any other person authorized to act for such party, if in writing and delivered personally to the party or to an officer, trustee or other personal or legal representative of the party, or any other person authorized to act for such party to whom such notice shall be directed, or sent by overnight delivery service, or certified or registered mail, postage and registration prepaid, return receipt requested, or by facsimile to such party's address as reflected below or other address as such party may designate to each of the other parties hereto by a notice complying with the requirements of this Section 23(a). Any such notice shall be deemed to have been given on the date on which the same was delivered in the case of personal delivery, post-marked in the case of certified or registered mail or overnight delivery service, or dated in the case of a facsimile.

  If to Buyer:

  Offshore Group Investment Limited
  c/o TMT Co., Ltd.
  8F., No.126. Sec. 1, Jianguo N. Rd.
  Jhongshan District, Taipei City 104
  Taipei, Taiwan
  Attention: Hsin Chi Su, President
  fax: 886 2 2509 5628

  with a copy to

  Vantage Drilling Company
  c/o Vantage Energy Services, Inc.
  777 Post Oak Blvd., Suite 610
  Houston, Texas 77056
  Attention: Paul A. Bragg, CEO
  fax: (281) 404-4749

  If to Mandarin:

  Mandarin Drilling Corporation
  c/o TMT Co., Ltd.
  8F., No.126. Sec. 1, Jianguo N. Rd.
  Jhongshan District, Taipei City 104
  Taipei, Taiwan
  Attention: Hsin Chi Su, President
  fax: 886 2 2509 5628

        (b)   Assignment.    Except with respect to Section 19 hereof, neither party shall assign or transfer all or any part of its rights or obligations under this Agreement to any third party without the prior written consent thereto of the other party save that nothing herein shall prevent Buyer from assigning the benefit of this Agreement by way of security for any loan provided to Buyer by any one or more banks or other financial institutions to finance its purchase of the Drillship hereunder. No such assignment shall be binding upon Mandarin unless notice hereof is given to Mandarin.

        The Buyer may novate this Agreement to a third party subject to Mandarin's consent not to be unreasonably withheld. All cost including legal and other cost to be incurred in relation thereto shall be borne and paid for by the Buyer.

        (c)   Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representative, estates, heirs and legatees of the parties hereto.

        (d)   Entire Agreement.    This Agreement constitutes the entire agreement of the parties with regard to the matters addressed herein and shall supersede all previous negotiations, commitments, writings and agreements, written or oral, with respect to such subject matter.

        (e)   Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        (f)    Severability.    The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

        (g)   Governing Law.    The parties hereto agree that the validity and interpretation of this Agreement and of each Section hereof shall be governed by the laws of England.

        (h)   Arbitration.    If any dispute, controversy or difference shall arise between the parties hereto out of or in relation to or in connection with this Agreement which cannot be settled by the parties themselves, such dispute shall be referred to arbitration in London, England, and unless the parties shall agree forthwith upon the appointment of a sole arbitrator, one arbitrator shall be appointed by Buyer and the other by Mandarin, and in case the arbitrators cannot agree, then to the decision of an umpire who shall be chosen and appointed by the two arbitrators.

        Such arbitration shall be conducted in accordance with the Arbitration Act of 1996 of the United Kingdom or any re-enactment or statutory modification thereof for the time being in force and with the rules of The London Maritime Arbitrators' Association for the time being in force.

        The award of the arbitrators or the umpire shall be final and binding on the parties.

        If the two arbitrators fail to choose and appoint an umpire, either of the said two arbitrators may apply to the President for the time being of The London Maritime Arbitrators' Association to choose and appoint an umpire.

        Judgment on an award by arbitrators or an umpire may be entered in any court of competent jurisdiction for enforcement thereof.

        (i)    Headings.    The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

        (j)    Facsimiles.    Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized Representatives as of the date first above written.

Mandarin Drilling Corporation
By:	/s/ HSIN CHI SU Name: Hsin Chi Su Title: President
Offshore Group Investment Limited
By:	/s/ HSIN CHI SU Name: Hsin Chi Su Title: President
Acknowledged and agreed to by:
Vantage Drilling Company (for purposes of Sections 2(b), 4 and 22 hereof)
By:	/s/ PAUL A. BRAGG Name: Paul A. Bragg Title: Director, Chief Executive Officer

Annex O

AGREEMENT

AND PLAN OF MERGER

by and among
Vantage Energy Services, Inc.
Vantage Drilling Company
and
VTG Merger Sub, Inc.

Dated as of March 31, 2008

        AGREEMENT AND PLAN OF MERGER, dated as of March 31, 2008 (referred to herein as the "date hereof"), by and among Vantage Energy Services, Inc., a Delaware corporation (the "Company"), Vantage Drilling Company, a Cayman Islands exempted company ("Newco") and VTG Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Merger Sub").

        WHEREAS, the Company and Newco have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

        WHEREAS, Merger Sub was formed solely for the purpose of a merger of Merger Sub with and into the Company, in which the Company will be the surviving corporation (the "Merger");

        WHEREAS, the Company, Newco and Offshore Group Investment Limited, a Cayman Islands exempted company ("OGIL") are parties to a Share Purchase Agreement, dated as of August 30, 2007, as amended (the "Purchase Agreement"). Pursuant to the Purchase Agreement, OGIL has agreed to be acquired by Newco (the "Acquisition");

        WHEREAS, pursuant to and in connection with the Acquisition, and as part of the same integrated transaction (such that neither the Acquisition nor the Merger shall occur without the other), Newco, Merger Sub and the Company shall consummate the Merger, pursuant to which, among other things, (a) the outstanding units (the "Company Units"), shares of common stock of the Company, par value $.001 per share (the "Company Common Stock"), and warrants to purchase Company Common Stock (the "Company Warrants", and together with the Company Units and Company Common Stock, the "Company Securities"), shall be converted into units of Newco (the "Newco Units"), ordinary shares of Newco, par value $.001 per share (the "Newco Shares") and warrants to purchase Newco Common Stock (the "Newco Warrants", and together with the Newco Units and Newco Shares, the "Newco Securities"); and (b) all warrants and other rights to purchase Company Stock then outstanding shall be exchanged for substantially equivalent securities of Newco at the rate set forth herein;

        WHEREAS, the respective Boards of Directors of Newco, Merger Sub and the Company have approved the merger (the "Merger") of Merger Sub with and into the Company, whereby the Company will become a wholly owned subsidiary of Newco, all pursuant to the terms and conditions set forth in this Agreement; and

        WHEREAS, for United States federal income tax purposes, it is intended that the Acquisition together with the Merger shall collectively qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    Subject to the terms and conditions of this Agreement, at the Merger Effective Time, Merger Sub will be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). The Company will be the surviving entity in the Merger (the "Surviving Entity") and shall continue its existence under the laws of the State of Delaware. The effects and the consequences shall be as set forth in Section 259 of the DGCL.

        Section 1.2    Effective Time of the Merger.    On the Closing Date (as defined in Section 3.1) a certificate of merger complying with the requirements of the relevant provisions of the DGCL shall be executed and delivered for filing with the Department of State of the State of Delaware with respect to the Merger. The Merger shall become effective upon the filing of a certificate of merger relating thereto with the Secretary of State of the State of Delaware or upon such later date as is agreed upon by the parties and specified in such certificate of merger (the "Merger Effective Time"); provided that the Merger Effective Time shall occur simultaneously with or as soon as reasonably practical after the effective time of the Acquisition.

        Section 1.3    Governing Documents.    The certificate of incorporation and by-laws of the Company as in effect immediately prior to the Merger Effective Time shall be the certificate of incorporation and by-laws of the Company following the Merger Effective Time, until duly amended. On or prior to the Closing Date, Newco shall adopt memorandum and articles of association.

ARTICLE II

TREATMENT OF SHARES

        Section 2.1    Effect of the Merger on the Company Capital Stock.    As of the Merger Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock (as hereinafter defined):

          (a)    Conversion of Merger Sub Shares.    Each share of common stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time will be converted into one share of the Company Common Stock.

          (b)    Cancellation of Company Treasury Stock and Sub-Owned Stock.    Each Share of Company Common Stock, that is owned by the Company or Newco or by any wholly owned Subsidiary of the Company or Newco, will automatically be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor.

          (c)    Conversion of Company Common Stock.    Subject to the other provisions of this Section 2.1, each issued and outstanding share of Company Units, Company Common Stock (other than shares of Company Common Stock canceled in accordance with Section 2.1(b)) and Company Warrants will be converted into the right to receive a number of Newco Units, Newco Shares and Newco Warrants, respectively, equal to the Exchange Ratio. The Exchange Ratio shall be on a one for one (1:1) basis.

        Section 2.2    Exchange of Certificates.

          (a)    Acquisition Exchange.    The exchange of certificates representing Newco Securities and the ordinary shares of OGIL in the Acquisition shall occur substantially in accordance with the provisions of the Purchase Agreement.

          (b)    Appointment of Depositary for Merger Exchange.    As of the Merger Effective Time, Newco and Merger Sub will enter into an agreement ("Depositary Agreement") with Newco's exchange agent (the "Depositary"), which will provide that Newco or Merger Sub will deposit with the Depositary as of the Merger Effective Time, for the benefit of the holders of the Company Securities for exchange in accordance with this Article II, through the Depositary, the number and type of Newco Securities to be issued in the Merger (such Newco Securities, together with any dividends or distributions with respect thereto with a record date after the Merger Effective Time and any cash payable in lieu of any fractional Newco Securities, being hereinafter referred to as the "Exchange Fund") pursuant to Section 2.1 in exchange for outstanding Company Securities.

          (c)    Merger Exchange Procedures.

            (i)    Not more than 60 days nor fewer than 10 days prior to the Closing Date, the Depositary will mail a form of election (the "Form of Election") to holders of record of Company Securities (as of a record date as close as practicable to the date of mailing and mutually agreed to by the Company and Newco). In addition, the Depositary will use its best efforts to make the Form of Election available to the persons (as defined in Section 2.2(g)) who become securityholders of the Company during the period between such record date and the Closing Date. Any election to receive Merger Consideration contemplated by Section 2.1(c) will have been properly made only if the Depositary shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the third business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a Company Unit Certificate, Company Share Certificate, and/or a Company Warrant Certificate ("Certificate(s)") for the securities to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of the Company (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Depositary prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Depositary is notified in writing by Newco and the Company that the Merger has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Depositary. Newco shall have the discretion, which it may delegate in whole or in part to the Depositary, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article II, and to disregard immaterial defects in Forms of Election. The decision of Newco (or the Depositary) in such matters shall be conclusive and binding.

            (ii)   As soon as reasonably practicable after the Merger Effective Time, the Depositary will mail to each holder of record of a Certificate, whose Company Securities (the "Shares") were converted into the right to receive Merger Consideration and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Depositary and will be in such form and have such other provisions as Newco and the Company may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

            (iii)  At the Merger Effective Time, with respect to properly made elections in accordance with Section 2.2(c)(i), and upon surrender in accordance with Section 2.2(c)(ii) of a Certificate for cancellation to the Depositary or to such other agent or agents as may be appointed by Newco and the Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Depositary, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Securities that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of Newco and the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate will be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (d)    Distributions with Respect to Unexchanged Securities.    No dividends or other distributions with respect to the Newco Securities with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Newco Securities represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional Newco Securities shall be paid by Newco to the Depositary and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole Newco Securities issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Newco Securities to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such whole Newco Securities and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Newco Securities. Newco shall make available to the Depositary cash for the foregoing purposes.

          (e)    No Fractional Securities.    No Newco Certificates or scrip representing fractional Newco Securities shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Newco Securities. A holder of Securities converted in the Merger who would otherwise have been entitled to fractional Newco Securities shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price per corresponding Company Security as reported on the American Stock Exchange ("AMEX") on the Closing Date.

          (f)    No Further Ownership Rights in Company Securities.    All Newco Securities issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such Securities theretofore represented by such Certificates, subject, however, to any obligation of Newco or the Surviving Entity to pay any dividends or make any other distributions with a record date prior to the Merger Effective Time which may have been authorized or made with respect to Company Securities that remain unpaid at the Merger Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of Company Securities that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to Newco, the Surviving Entity or the Depositary for any reason, they shall be cancelled and exchanged as provided in this Section 2.2, except as otherwise provided by law.

          (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Merger Effective Time shall be delivered by the Depositary to Newco, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Newco for payment of their claim for such Newco Securities or funds to which such holder may be due, subject to applicable law. None of Newco, the Company, the Surviving Entity or the Depositary shall be liable to any person (as defined below) in respect of any such Newco Securities or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

          (h)    Investment of Exchange Fund.    The Depositary will invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments will be paid to Newco.

          (i)    Lost Certificates.    If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco or the Surviving Entity, as the case may be, the posting by such person of a bond in such reasonable amount as Newco or the Surviving Entity, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Depositary will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on Newco Securities, pursuant to this Agreement.

          (j)    Withholding Rights.    Each of the Surviving Entity and Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of the Company Securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, other than Conveyance Taxes (as defined in Section 7.10). To the extent that amounts are so withheld by the Surviving Entity or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Securities in respect of which such deduction and withholding was made by the Surviving Entity or Newco, as the case may be.

ARTICLE III

THE CLOSING

        Section 3.1    Closing.    The closing of the Merger (the "Closing") shall take place at the offices of Ellenoff Grossman & Schole, LLP, 150 East 42nd Street, New York, New York 10017 at 10:00 A.M., local time, on the first business day that is reasonably practical following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as the Company and Newco shall mutually agree (the "Closing Date").

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Newco and Merger Sub as follows:

        Section 4.1    Organization and Qualification.    The Company and each Company Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), current or reasonably anticipated future results of operations (measured by net income of the Company and the Company Subsidiaries taken as a whole, other than effects resulting from execution of this Agreement or on the Company's ability to consummate the Merger (a "Company Material Adverse Effect"). As used in this Agreement, (a) the term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held or owned, directly or indirectly, by such person, and (b) the term "Company Subsidiary" shall mean a Subsidiary of the Company.

        Section 4.2    Subsidiaries.    As of the date hereof, the Company has no Company Subsidiaries and no Company Associates. The Company does not have any existing agreements requiring the Company or any of Company Subsidiaries to make any additional material investment in, or material loan or capital contribution to, or guarantee any material obligation of, such Company Associates. For purposes of this Agreement, "Company Associates" shall mean any corporation or other entity (including partnerships and other business associations) that is not a Company Subsidiary, in which the Company and/or one or more of its Subsidiaries, directly or indirectly, owns an equity interest (other than investments in the ordinary course of business in publicly-traded companies which constitute less than 5% of the outstanding voting securities of such entity).

        Section 4.3    Capitalization.    As of the date hereof, the authorized capital stock of the Company consists of 82,750,000 shares of Company Common Stock, and 1,000,000 shares of Preferred Stock, par value $0.001 per share (the "Company Preferred Stock"). At the close of business on February 25, 2008, (i) approximately 42,375,000 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), were issued or outstanding. As of the date hereof, all outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Closing Date, all outstanding shares of Company Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date of this Agreement, except as disclosed in the Company SEC Reports (defined hereafter) filed prior to the date hereof, in the Company's final prospectus dated May 24, 2007, or pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any material Company Subsidiary is a party or by which it is bound obligating the Company or any material Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or any material Company Subsidiary or obligating the Company or any material Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in the Company's final prospectus dated May 24, 2007, at the Merger Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating the Company or any material Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any material Company Subsidiary, or obligating the Company or any material Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.4    Authority; Non-Contravention; Approvals; Compliance.

          (a)    Authority.    The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of Company Shareholders' Approval (as defined in Section 4.13) and Company Required Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          (b)    Non-Contravention.    The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby shall not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company) pursuant to any provisions of (i) the charters, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, or (ii) subject to obtaining the Company Required Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except in the case of clause (ii) above for any such Violation which could not reasonably be expected to have a Company Material Adverse Effect.

          (c)    Approvals.    No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except for listing approval issued by AMEX for the Newco Securities (the "Company Required Approvals"). References in this Agreement to "obtaining" such Company Required Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

          (d)    Compliance.    Except as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the Knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (excluding Environmental Laws, compliance with which is the subject of Section 4.12) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. As used herein, "Knowledge" means the knowledge of the executive officers of the Company. Except as expressly disclosed in the Company SEC Reports, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Licenses") necessary to conduct their businesses as presently conducted except such failures which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the Knowledge of the Company, threatened that could reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License which action could reasonably be expected to have a Company Material Adverse Effect. None of the Company or the Company Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) their respective charter or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.5    Reports and Financial Statements.    All material filings required to be made by the Company and the Company Subsidiaries since May 24, 2007 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates or as of the date of any amendment thereto, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available publicly complete copies of each report, schedule, registration statement and definitive proxy statement filed with the SEC by the Company pursuant to the requirements of the Securities Act or Exchange Act since May 24, 2007 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal audit adjustments which will not be material in amount or effect. True, accurate and complete copies of the charter and by-laws of the Company, as in effect on the date hereof, are included (or incorporated by reference) in the Company SEC Reports.

        Section 4.6    Absence of Certain Changes or Events.    Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 2007, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been (a) any change that has had or that could reasonably be expected to have a Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends in accordance with the Company's present dividend policy), (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (d) any change in the method of accounting or policy used by the Company or any of the Company Subsidiaries and disclosed in the financial statements included in the Company SEC Reports.

        Section 4.7    Legal Proceedings.    Except as disclosed in the Company SEC Reports filed prior to the date hereof, (a) there are no claims, suits, actions, proceedings or hearings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the Knowledge of the Company, threatened, nor are there, to the Knowledge of the Company, any civil investigations, audits or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which would have a Company Material Adverse Effect; (b) to the Knowledge of the Company, there are no criminal investigations by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, (c) there have not been any significant developments since December 31, 2007 with respect to such disclosed claims, suits, actions, proceedings, hearings, investigations, audits or reviews that would have a Company Material Adverse Effect and (d) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.8    Information Supplied.    (a) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Newco in connection with the issuance of Newco Securities in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement included in the Registration Statement relating to the Company Meeting (as defined in Section 7.4(b)) to be held in connection with the Merger (the "Proxy Statement") and any other documents to be filed by the Company with the SEC or any other Governmental Authority in connection with the Merger will, at the dates mailed to shareholders and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (b)   The information supplied or to be supplied by the Company for inclusion in any filing by Newco with the SEC or the AMEX in respect of the Merger or Acquisition will not, at all relevant times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will be in accordance with the facts and will not omit anything likely to affect the import of such information.

          (c)   Notwithstanding the foregoing provisions of this Section 4.8, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by Newco or Merger Sub for inclusion or incorporation by reference therein.

        Section 4.9    Tax Matters.

        "Tax(es)," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or other taxes or similar charges imposed by any Governmental Authority, whether imposed directly on a person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of the Company Subsidiaries, on the one hand, or OGIL (or Newco following the Acquisition effective time), on the other hand. "Tax Rulings," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes. "Foreign Person" as used in this Agreement, means any person other than a "United States person" as such term is defined in Code Section 7701(a)(30).

          (a)    Timely Filing of Tax Returns.    The Company and each of the Company Subsidiaries have filed all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were in all material respects (and, as to such Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis (taking into account applicable extensions).

          (b)    Payment of Taxes.    The Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable, except for those Taxes contested in good faith.

          (c)    Tax Liens.    There are no material Tax liens upon the assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due or for Taxes which are being contested in good faith.

          (d)    Extensions of Time for Filing Tax Returns.    Neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any material Tax Return which Tax Return has not since been filed.

          (e)    Waivers of Statute of Limitations.    Neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

          (f)    Audit, Administrative and Court Proceedings.    No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company or any of the Company Subsidiaries and, to the Knowledge of the Company, no issue has been raised in writing by any taxing authority in connection with any material Tax or material Tax Return (a "Tax Controversy"), except with respect to Tax Controversies that could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect.

          (g)    Code Section 481 Adjustments.    (i) Neither the Company nor any of the Company Subsidiaries is required to include in income on any Tax Return that has not been filed any material adjustment pursuant to Code Section 481(a) (an "Accounting Method Adjustment") by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries and (ii) to the Knowledge of the Company, the Internal Revenue Service (the "IRS") has not proposed any such Accounting Method Adjustment with respect to any Tax Return that the statute of limitations for the assessment of all Taxes has not expired.

          (h)   Neither the Company nor any of the Company subsidiaries has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the Merger and the Acquisition taken together from qualifying as a transaction described in Section 351 of the Code.

        Section 4.10    Employee Matters; ERISA.

        Each "employee benefit plan", if any, (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, share option or similar option, employment agreement, severance plan or similar option, plan, agreement or other written agreement relating to employment, compensation, employment benefits, and any other compensation or fringe benefits for employees, former employees, officers or directors of the Company or any Company Subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees, or directors of the Company or pursuant to which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability (collectively, the "Company Employee Benefit Plans") (other than any such agreement with an individual who was never an officer or a director of the Company or any Company Subsidiary, if such agreement is not material when considered individually and would not be material if considered in the aggregate with all other such agreements with individuals who never were officers or directors of the Company or any Company Subsidiary), is in material compliance with applicable law, and has been administered and operated in all material respects in accordance with its terms.

        Section 4.11    Labor and Employee Relations.    As of the date hereof, except as disclosed in the Company SEC Reports, (i) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the Knowledge of the Company or any Company Subsidiary, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company or any Company Subsidiary have Knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Company SEC Reports filed prior to the date hereof, there is no unfair labor practice, employment discrimination or other material grievance, arbitration, claim, suit, action, proceeding or employment related complaint against the Company or any of the Company Subsidiaries pending, or to the Knowledge of the Company or any Company Subsidiary, threatened against or affecting the Company or any Company Subsidiary before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, (b) there is no strike, lockout or dispute, slowdown or work stoppage pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against or involving the Company or any Company Subsidiary, and (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company, threatened in respect of which any director, officer, employee or agent of the Company or any Company Subsidiary is or may be entitled to claim indemnification from the Company or such Company Subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements. To the Knowledge of the Company and each Company Subsidiary, the Company and each such Company Subsidiary are in material compliance with any and all laws in any relevant jurisdiction, including common law, all applicable federal, state and local laws with respect to employment practices, labor relations, safety and health regulations and mass layoffs and plant closings.

        Section 4.12    Environmental Protection.

          (a)   Except as set forth in the Company SEC Reports filed prior to the date hereof:

            (i)    Compliance.    The Company and each of the Company Subsidiaries has been and is in compliance with all applicable Environmental Laws (as defined in Section 4.12(c)(ii)) except where the failure to so comply would not in the aggregate have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws, except as would not in the aggregate have a Company Material Adverse Effect.

            (ii)    Environmental Permits.    The Company and each of the Company Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations, consents or licenses (collectively, the "Environmental Permits") necessary for their operations as presently conducted, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending before the appropriate Governmental Authority, except for such Environmental Permits that would not reasonably be expected in the aggregate to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to so comply could not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

            (iii)    Environmental Claims.    There are no written Environmental Claims (as defined in Section 4.12(c)(i)) or, to the knowledge of the Company's environmental, health and safety managers, facts or circumstances which are reasonably likely to result in any Environmental Claim which would have in the aggregate a Company Material Adverse Effect pending (A) against the Company or any of the Company Subsidiaries, (B) against any person or entity whose liability for any such Environmental Claim, the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of Environmental Law, or (C) against any real or personal property, facility or operations which the Company or any of the Company Subsidiaries owns, leases, occupies, uses or manages or has formerly owned, leased, occupied, used or managed, in whole or in part.

            (iv)    Releases.    To the knowledge of the Company's environmental, health and safety managers, there are no Releases (as defined in Section 4.12(c)(iv)) of any Hazardous Material (as defined in Section 4.12(c)(iii)) that would be reasonably likely to result in any Environmental Claim against the Company or any of the Company Subsidiaries, or against any person or entity whose liability for any Environmental Claim, the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of Environmental Law, except for any Environmental Claims which could not reasonably be expected to have in the aggregate a Company Material Adverse Effect.

            (v)    Predecessors.    To the knowledge of the Company's environmental, health and safety managers, there are no pending or threatened Environmental Claims or facts or circumstances which are reasonably likely to result in any Environmental Claim with respect to any known predecessor of the Company or any of the Company Subsidiaries which would have in the aggregate a Company Material Adverse Effect.

          (b)   Notwithstanding any other representations and warranty in this Article IV, the representations and warranties contained in this Section 4.12 constitute the sole representations and warranties of the Company with respect to any Environmental Law, Environmental Permit, Environmental Claim, Releases or Hazardous Material.

          (c)    Definitions.    As used in this Agreement:

            (i)    "Environmental Claim" means any and all administrative, regulatory or judicial actions (whether civil or criminal), suits, demands, demand letters, directives, claims, liens, investigations, proceedings or written notices of noncompliance or violation by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries (for purposes of this Section 4.12), (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

            (ii)   "Environmental Laws" means any and all laws in any relevant jurisdiction, including common law, all applicable federal, state and local laws, codes, ordinances, directives, orders, rules and regulations and binding administrative or judicial interpretations thereof relating to pollution, the environment (including, without limitation, ambient air, water (including groundwater and drinking water, land surface or subsurface strata), natural resources as well as protection of human health and safety from exposure to Hazardous Materials, including without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, remedial cleanup or otherwise relating to the manufacture, generation processing, distribution, use, treatment, storage, disposal, deposit, transport or handling of Hazardous Materials.

            (iii)  "Hazardous Materials" means (A) any petroleum or petroleum products, oil, coal ash, radioactive materials, coal tar or other forms of MGP waste or by-products, radon gas, asbestos in any form that is or could become friable, urea formaldehyde, foam insulation, lead-based paint and any materials, transformers or other equipment that contain dielectric fluid containing regulated concentrations of polychlorinated biphenyls ("PCBs"), (B) any chemicals, materials or substances which exhibit the characteristics of or are now defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "contaminants", "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law or harm from which would be actionable under any Environmental Law.

            (iv)  "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, water (including groundwater) or property and related improvements.

        Section 4.13    Vote Required.    The approval of the Merger by the holders of a majority of the votes to be cast by the holders of Company Common Stock purchased in the Company's initial public offering (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

        Section 4.14    Brokers.    Except as relates to the services provided by Deutsche Bank Securities, Inc. as financial advisor to the Company, neither the Company nor any of its officers,

directors or employees has employed any broker, or finder or incurred any liability for a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        Section 4.15    Insurance.    Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries.

        Section 4.16    Intellectual Property.    The Company and the Company Subsidiaries own or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights used in the operation of their business (collectively, the "Company Intellectual Property"), subject to such exceptions as to such ownership and restrictions on such rights as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All of the Company Intellectual Property owned by the Company or one of the Company Subsidiaries is free and clear of any and all Encumbrances, subject to such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property which forfeiture or relinquishment could reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the use of the Company Intellectual Property by the Company or the Company Subsidiaries does not infringe upon, violate or constitute a misappropriation of any right, title or interest in any intellectual property right (including, without limitation, any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright) of any other person, and neither the Company nor any of the Company Subsidiaries has received written notice of any claim or threatened claim that any of the Company Intellectual Property is invalid, infringes the asserted rights of any other person, and, to the Knowledge of the Company, the Company Intellectual Property owned by the Company has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of such Company Intellectual Property, except for such infringements, violations, misappropriations, interferences, claims, invalidity, use, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.17    Ownership of Newco Securities.    As of the date hereof, none of the Company or any of the Company Subsidiaries beneficially owns any ordinary shares of OGIL or any Newco Securities.

        Section 4.18    The Company Associates.    The representations and warranties set forth (a) in Sections 4.4(b) and (c) are true and correct with regard to the Company Associates, and (b) in Sections 4.4(d), 4.6, 4.7, 4.10, 4.11 and 4.12 are, to the Knowledge of the Company, true and correct, as of the date hereof, with regard to the Company Associates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF NEWCO AND MERGER SUB

        Newco and Merger Sub represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification.    Newco is a corporation duly organized and validly existing under the laws of the Cayman Islands. Newco holds all of the issued and outstanding shares of capital stock of Merger Sub, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco and Merger Sub have been incorporated solely for the purposes of engaging in the transactions contemplated by this Agreement and have not conducted any other business prior to the date hereof and will not conduct any other business prior to the Closing Date except in connection with any activity related to the consummation of the Acquisition or the Merger.

        Section 5.2    Capitalization.    (a) The authorized share capital of Newco is the aggregate of (i) US$400,000 divided into 400,000,000 ordinary shares of US$0.001 par value each and (ii) US$1,000 divided into 1,000,000 preferred shares of US$0.001 par value each. The issued share capital of Newco is 1 ordinary share of US$0.001, which has been issued and is fully paid up.

          (b)   Prior to the Merger Effective Time, the authorized capital stock of Merger Sub will consist of 100 common shares, par value $0.10 per share, all of which will be issued and outstanding and owned by Newco. All such outstanding common shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

        Section 5.3    Authority; Non-Contravention; Approvals; Compliance.

          (a)    Authority.    Newco and Merger Sub have all requisite power and authority to enter into this Agreement and to consummate the Merger, the Acquisition and related transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco and Merger Sub. This Agreement has been duly and validly executed and delivered by Newco and Merger Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Newco and Merger Sub enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          (b)    Non-Contravention.    The execution and delivery of this Agreement by Newco and Merger Sub does not, and the consummation of the transactions contemplated hereby shall not, result in a Violation pursuant to any provisions of (i) the charter, by-laws or similar governing documents of Newco or Merger Sub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Newco or Merger Sub or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Newco or Merger Sub is a party or by which they or any of their respective properties or assets may be bound or affected.

          (c)    Approvals.    No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Newco and Merger Sub or the consummation by Newco and Merger Sub of the transactions contemplated hereby.

        Section 5.4    Information Supplied.    (a) None of the information supplied or to be supplied by or on behalf of Newco or Merger Sub for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 4.8(a)) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement (as defined in Section 4.8(a)) will, at the dates mailed to the Company shareholders and at the times of the Company Meeting (as defined in Section 7.4(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy

Statement included therein shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (b)   Notwithstanding the foregoing provisions of this Section 5.4, no representation or warranty is made by Newco or Merger Sub with respect to statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to this Section 5.4.

        Section 5.5    Tax Matters.

          (a)   Newco and Merger Sub have filed all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired and all Tax Returns are complete and accurate in all material respects. Newco and Merger Sub have paid all Taxes shown as due on such Tax Returns. No deficiencies for any Taxes have been proposed, asserted or assessed against Newco or Merger Sub that are not adequately reserved for, except for inadequately reserved Taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect. No requests for waivers of the time to assess any taxes against Newco or Merger Sub have been granted or are pending, except for requests with respect to such Taxes that, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect.

          (b)   Neither Newco nor Merger Sub has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger and Acquisition taken together from qualifying as a transaction described in Section 351 of the Code.

          (c)   On the Closing Date, Newco will directly own the whole of the issued share capital of Merger Sub.

        Section 5.6    Votes Required.    Newco and Merger Sub have received all necessary approvals, if any, from their respective shareholders required to consummate the transactions contemplated hereby.

        Section 5.7    Brokers.    All negotiations relative to the Acquisition and the Merger and the transactions contemplated hereby have been carried out by Newco directly with the Company, without the intervention of any person on behalf of Newco in such manner as to give rise to any valid claim by any person against the Company, Newco or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

        Section 5.8    Ownership of Company Common Stock.    Neither Newco nor any of their Subsidiaries beneficially own any shares of Company Common Stock.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 6.1    Covenants of the Company.    After the date hereof and prior to the Merger Effective Time or earlier termination of this Agreement, the Company agrees as follows, each as to itself and to each of the Company Subsidiaries, except as expressly contemplated or permitted in this Agreement:

          (a)    Ordinary Course of Business.    The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. The Company shall not, and shall not permit the Company Subsidiaries to, enter into a new line of business involving any investment of assets or resources or any exposure to liability or loss to the Company and the Company Subsidiaries taken as a whole; provided, however, that notwithstanding the above and notwithstanding any other provision in Section 6.1, the Company and any of the Company Subsidiaries may make equity infusions into a Company Subsidiary to the extent required by law or a state regulatory commission.

          (b)    Dividends.    The Company shall not, and shall not permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock except (A) to the Company or the Company Subsidiaries, (B) Company Subsidiaries may continue the declaration and payment of regularly scheduled dividends on, and distributions required by the terms of, preferred stock or similar securities not convertible into common equity securities ("Non-Convertible Preferred Securities") (ii) split, combine or reclassify any of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their respective capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their respective capital stock, other than (x) for the purpose of funding employee stock ownership plans and dividend reinvestment programs in accordance with past practice and (y) redemptions, purchases or acquisitions required by the terms of any Non-Convertible Preferred Securities of Company Subsidiaries.

          (c)    Charter Documents.    The Company shall not amend or propose to amend its charter or by-laws except as contemplated herein or in the Company's Proxy Statement or in the Company's final prospectus dated May 24, 2007.

          (d)    No Acquisitions.    Except in connection with the Acquisition, the Company shall not, nor shall it permit any of the Company Subsidiaries to, acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice.

          (e)    No Dispositions.    Except for dispositions in the ordinary course of business or in connection with the Acquisition, the Company shall not, and it shall not permit any of the Company Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

          (f)    Tax Matters.    Neither the Company nor any of its Subsidiaries shall (i) make or rescind any material express or deemed election relating to Taxes or grant any power of attorney with respect to any Tax matters, (ii) make a request for a Tax Ruling or enter into a Closing Agreement, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iv) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2007, (in each case, a "Tax Change"); except for Tax Changes required by applicable law; provided that, the Company has informed and consulted with Newco prior to making such Tax Change.

          (g)    Accounting.    The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or U.S. GAAP or except as mutually agreed to by the parties.

          (h)    Affiliate Transactions.    The Company shall not permit any of the Company Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly owned Subsidiaries), on terms less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

          (i)    Contracts.    The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, except in the ordinary course of business, modify, amend, terminate, renew or fail to use commercially reasonable efforts to renew any contract or agreement to which the Company or the Company Subsidiary is a party, which is material to the Company and the Company Subsidiaries taken as a whole, to waive, release or assign any material rights or claims therein, or agree to any provisions thereof which would impede the ability of the Company to consummate the Merger, or in respect of which the Merger would constitute a default, or would result in the Merger triggering a right of termination by any unaffiliated parties.

          (j)    Insurance.    The Company shall, and shall cause the Company Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by the Company in the ordinary course of business.

          (k)    Discharge of Liabilities.    The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise and whether criminal, civil or administrative in nature) material to the Company and the Company Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business.

          (l)    Third-Party Consents.    The Company shall, and shall cause the Company Subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents.

          (m)    Tax-Free Status.    The Company shall not, nor shall it permit any of its Subsidiaries to, take any actions that would or would be reasonably likely to adversely affect the status of the Merger and the Acquisition taken together as a transaction described in Section 351 of the Code, and the Company shall use all reasonable efforts to achieve such result.

          (n)    No Breach, Etc.    The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue in a material respect on and as of the Closing Date.

        Section 6.2    Covenants of Newco.    (a) Prior to the Merger Effective Time except as may be required by applicable law and subject to the other provisions of this Agreement, Newco shall not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement or the Scheme.

          (b)   Conduct of Business of Merger Sub. Prior to the Merger Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Newco shall cause Merger Sub to (i) perform its obligations under this Agreement in accordance with its terms and (ii) not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    Access to Information.    Each party shall, and shall cause its Subsidiaries to, in addition to the advance approval requirements set forth in Section 7.3(b), furnish promptly to the other (a) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC or any other federal or state regulatory agency or commission that relates to the transactions contemplated hereby, that is otherwise material to the financial condition or operations of the Company and its Subsidiaries taken as a whole, and (b) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement.

        Section 7.2    Proxy Statement and Registration Statement; Listing.

          (a)    Preparation and Filing of Proxy Statement and the Registration Statement; Listing.    As soon as practicable after the date of this Agreement, the Company shall, in cooperation with Newco, prepare and file the Proxy Statement and Newco shall, in cooperation with the Company, prepare and file the Registration Statement, in which the Proxy Statement will be included as the prospectus. Newco and the Company shall cooperate in the preparation of the Proxy Statement and the Registration Statement and any amendments thereto and shall promptly notify each other of the receipt of any comments from the SEC or any requests for any amendment or supplement thereto or for additional information. The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the Newco Securities issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that Newco shall not be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where Newco will not be, following the Merger, so subject. The parties shall cause the Newco Securities issuable in the Merger to be approved for listing on the AMEX upon official notice of issuance. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement and the Registration Statement. The information provided by any party hereto for use in the Proxy Statement and the Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement or the Registration Statement.

          (b)    Mailing to Shareholders.    The Company shall, consistent with the requirements of the securities laws of the United States, use its reasonable best efforts to cause the Proxy Statement to be mailed or dispatched to its shareholders entitled to vote on the Merger, the Acquisition and other transactions contemplated hereby.

        Section 7.3    Regulatory Matters.

          (a)    HSR Filings.    Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications, if any, required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Each party hereto will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b)    Other Regulatory Approvals.    Each party hereto shall cooperate and use its best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals, clearance and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Approvals. The parties agree that they will consult with each other with respect to obtaining the Company Required Approvals. The Company shall have the right to review and approve in advance drafts and final applications, notices, petitions, filings and other documents submitted to or filed with applicable Governmental Authorities, which approval shall not be unreasonably withheld or delayed.

        Section 7.4    Shareholder Approval.

          (a)    Approval of the Company Shareholders.    The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting"), for the purpose of securing the Company Shareholders' Approval as soon as reasonably practicable after the date hereof. Subject to fiduciary obligations and the requirements of applicable law, the Company shall include in the Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company approve the Merger, the Acquisition and the other transactions contemplated hereby, and shall use its reasonable best efforts to obtain such approval.

          (b)    Meeting Date for Merger Approvals.    The Company Meeting for the purpose of securing the Company Shareholders' Approval shall be held on such dates as the Company shall determine.

        Section 7.5    Directors' and Officers' Indemnification.

          (a)    Indemnification.    To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, Newco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless from and after the Merger Effective Time, each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Merger Effective Time, an officer, director or employee of the Company or any of the Company Subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Merger Effective Time (and whether asserted or claimed prior to, at or after the Merger Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Merger Effective Time), (i) Newco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Newco, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Newco will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under relevant law and the memorandum of association or by-laws of Newco shall be made by independent counsel mutually acceptable to Newco and the Indemnified Party; provided, however, that Newco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

          (b)    Successors.    In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Newco shall assume the obligations set forth in this Section 7.5 and in Section 7.8.

          (c)    Survival of Indemnification.    To the fullest extent permitted by law, from and after the Merger Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company and the Company Subsidiaries with respect to their activities as such prior to the Merger Effective Time, as provided in the charter and by-laws or similar governing documents in effect on the date thereof, or otherwise in effect on the date hereof and disclosed to Newco in writing prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Merger Effective Time.

          (d)    Benefit.    The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification that such person may have by contract or otherwise.

        Section 7.6    Public Announcements.    Except as otherwise required by law or the rules of any applicable securities exchange or national market system or any other Governmental Authority, so long as this Agreement is in effect, Newco and the Company will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the Merger and other transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Newco and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the Merger and other transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

        Section 7.7    Employee Benefit Plans; Stock Options.

        For a period of two years immediately following the Closing Date, the compensation, benefits and coverage provided to current employees and retirees of the Company or any Company Subsidiary, who continue employment with Newco or one of its Subsidiaries (the "Affected Employees") pursuant to compensation and employee benefit plans or arrangements maintained by Newco or one of its Subsidiaries shall be, in the aggregate, not less favorable (as determined by Newco and the Surviving Entity using reasonable assumptions and benefit valuation methods) than those provided, in the aggregate, to such Affected Employees by the Company and any Company Subsidiary immediately prior to the Closing Date. Newco shall, and shall cause the Surviving Entity and its other Subsidiaries to, honor in accordance with their terms and applicable law (i) all compensation, benefit, and funding obligations as in effect as of the date hereof or as may later be in effect in accordance with the terms of this Agreement to current and former officers of the Company or any Company Subsidiary, and to their beneficiaries, that are described in any applicable employment agreement and that are accrued, owed or mutually agreed to on or before the Merger Effective Time and (ii) all other obligations to

Affected Employees and current and former directors of the Company and any Company Subsidiary, and to their beneficiaries, under employment, severance, consulting and retention agreements or arrangements that are accrued, owed or mutually agreed to on or before the Merger Effective Time.

        Section 7.8    Boards of Directors.    Newco Board. Newco shall take such action as may be necessary to appoint (i) all members serving on the Company Board of Directors immediately prior to the Effective Time and (ii) the current Chief Executive Officer and Chief Financial Officer of the Company, to serve on the Newco Board of Directors following the Effective Time.

        Section 7.9    Anti-Takeover Statutes.    If any "fair price," "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger or any other transaction contemplated hereby, the Company and the members of their respective boards of directors shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Merger and such other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and other transactions contemplated hereby.

        Section 7.10    Conveyance Taxes.    The Company and Newco shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes ("Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Merger Effective Time. Newco shall pay, without deduction or withholding from any amount payable to the holders of any shares of the Company Common Stock, any such Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement, on behalf of the shareholders of the Company.

        Section 7.11    Further Assurances.    Each party shall, and shall cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. Newco shall, and shall cause its respective Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Acquisition in accordance with the terms hereof, provided that OGIL and Newco may amend the terms of the Acquisition as they deem reasonably necessary or desirable, provided further that if any such amendment would have a material adverse effect on the benefits of the Merger to the shareholders of the Company, such amendment will require the consent of the Company.

        Section 7.12    Restructuring of Transactions.    It may be preferable to effectuate a business combination between OGIL and the Company by means of an alternative structure to the Merger and the Acquisition. Accordingly, if, prior to satisfaction of the conditions contained in Article VIII hereto, OGIL proposes the adoption of an alternative structure that otherwise substantially preserves for OGIL, the Company and the holders of the Company Securities the economic and tax benefits of the transactions contemplated thereby then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits, including without limitation, a structure that does not require consummation of the Acquisition. In the event that the parties adopt a restructured transaction, the Agreement shall be revised to reflect such transaction as determined necessary by the parties hereto and prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.

        Section 7.13    Newco Securities.    Newco agrees that the Newco Securities delivered by it on the Closing Date shall be validly issued and fully paid.

        Section 7.14    Depositary Agreement.    Newco, Merger Sub and the Depositary shall enter into the Depositary Agreement in a form satisfactory to Newco and the Company.

ARTICLE VIII

CONDITIONS

        Section 8.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived by the parties in writing pursuant to Section 9.4:

          (a)    Shareholders' Approvals.    The Company Shareholders' Approval shall have been obtained.

          (b)    No Injunction.    No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Acquisition, the Merger or other transactions contemplated hereby.

          (c)    Proxy/Registration Statement.    The Proxy/Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (d)    Listing of Shares.    The AMEX shall have approved for listing (i) the Newco Securities issuable in the Merger pursuant to Article II, and (ii) the Newco Securities issued pursuant to the Acquisition and such agreement shall not have been withdrawn.

          (e)   Each of the Company Required Approvals shall have been obtained at or prior to the Merger Effective Time, such approvals shall have become Final Orders (as defined below), and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which (x) with respect to the Company Required Approvals, could reasonably be expected to have a Company Material Adverse Effect or (y) with respect to the Company Required Approvals, could reasonably be expected to materially impair the ability of the parties to complete the Merger and the transactions contemplated hereby. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (f)    HSR Act.    The waiting period, if any, (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

        Section 8.2    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Newco in writing pursuant to Section 9.4:

          (a)    Performance of Obligations of the Company.    The Company (and/or the appropriate Company Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Merger Effective Time.

          (b)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except where the failure of representations or warranties to be true and correct could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect. For purposes of this Section 8.2(b), qualifications in any representation or warranty as to "materiality" or a "Company Material Adverse Effect" shall be disregarded.

          (c)    Closing Certificates.    Newco shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

          (d)    Company Required Consents.    All material Company Required Consents shall have been obtained.

        Section 8.3    Conditions to Obligation of Newco to Effect the Merger.    The obligation of Newco to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 9.4:

          (a)    Performance of Obligations of Newco.    Newco shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Merger Effective Time.

          (b)    Representations and Warranties.    The representations and warranties of Newco and Merger Sub set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except where the failure of representations or warranties to be true and correct could not, individually or in the aggregate, be reasonably expected to result in a material adverse effect. For purposes of this Section 8.3(b), qualifications in any representation or warranty as to "materiality" shall be disregarded.

          (c)    Closing Certificates.    The Company shall have received a certificate signed by the chief financial officer of Newco, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        Section 9.1    Termination.    This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

          (a)   by mutual written consent of the Boards of Directors of Newco and the Company;

          (b)   by the Company:

            (i)    if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by the Company, if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

            (ii)   by written notice to the other parties, if the Merger Effective Time shall not have occurred on or before June 30, 2008 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger Effective Time to occur on or before such date;

            (iii)  by written notice to the other parties if the Company Shareholders' Approval shall not have been obtained at a duly held Company Meeting, including any adjournments thereof;

          (c)   by the Company, by written notice to Newco, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of Newco hereunder, which breaches individually or in the aggregate would result in a material adverse effect, and such breach shall not have been remedied within 20 business days after receipt by Newco of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied, or the Company shall not have received adequate assurance of a cure of such breach within such 20 business-day period, or (ii) Newco shall fail to deliver or cause to be delivered the Merger Consideration to the Depositary required pursuant to Section 2.2 at a time when all other conditions to Newco's obligations to close have been satisfied or waived in writing by Newco; or

        Section 9.2    Effect of Termination.    In the event of termination of this Agreement by the Company pursuant to Section 9.1, there shall be no liability on the part of either the Company or Newco or their respective officers or directors hereunder, except that the agreement contained in the last sentence of Section 7.1, Section 7.10, Section 10.2 and Section 10.9 shall survive any such termination.

        Section 9.3    Amendment.    This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after obtaining the Company Shareholders' Approval, and prior to the Merger Effective Time, but after such approvals, only to the extent permitted by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 9.4    Waiver.    At any time prior to the Merger Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Non-Survival; Effect of Representations and Warranties.    No representations or warranties in this Agreement shall survive the Merger Effective Time, except as otherwise provided in this Agreement.

        Section 10.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)    If to the Company, to

      Vantage Energy Services, Inc.
      777 Post Oak Blvd., Suite 610
      Houston, Texas 77056
      Attn:  Paul A. Bragg
                 Chief Executive Officer
      Telephone: 281-404-4700
      Facsimile: 281-404-4749

      with a copy to

      Ellenoff Grossman & Schole, LLP
      150 East 42nd Street, Floor 11
      New York, New York 10017
      Attn: Douglas S. Ellenoff, Esq.
      Telephone: 212-370-1300
      Facsimile: 212-370-7889

      and

          (ii)   If to Newco, to

      Vantage Drilling Company

      c/o M&C Corporate Services Limited
      PO Box 309GT, Ugland House
      South Church Street, George Town
      Grand Cayman, Cayman Islands
      Attn:  Paul A. Bragg
                 Director
      Telephone: 281-404-4700
      Facsimile: 281-404-4749

      with a copy to

      Maples and Calder
      c/o M&C Corporate Services Limited
      PO Box 309GT, Ugland House
      South Church Street, George Town
      Grand Cayman, Cayman Islands
      Attn: Matthew Gardner, Esq.
      Telephone: 345-949-8066
      Facsimile: 345-949-8080

      and

      Ellenoff Grossman & Schole, LLP
      150 East 42nd Street, Floor 11
      New York, New York 10017
      Attn: Douglas S. Ellenoff, Esq.
      Telephone: 212-370-1300
      Facsimile: 212-370-7889

          (iii)  If to Merger Sub, to

      VTG Merger Sub, Inc.
      c/o Vantage Energy Services, Inc.
      777 Post Oak Blvd., Suite 610
      Houston, Texas 77056
      Attn:  Paul A. Bragg
                 Chief Executive Officer
      Telephone: 281-404-4700
      Facsimile: 281-404-4749

      with a copy to

      Ellenoff Grossman & Schole, LLP
      150 East 42nd Street, Floor 11
      New York, New York 10017
      Attn: Douglas S. Ellenoff, Esq.
      Telephone: 212-370-1300
      Facsimile: 212-370-7889

        Section 10.3    Miscellaneous.    This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

        Section 10.4    Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Reference to any "person" shall include reference to any predecessor or successor of such person. Reference to any United States legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or legal concept or thing shall in respect of any jurisdiction other than the United States be deemed to include what most nearly approximates in that jurisdiction to the United States legal term.

        Section 10.5    Counterparts; Effect.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        Section 10.6    Parties' Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 10.7    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE FULLY PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OR PRINCIPLES.

        Section 10.8    Submission to Jurisdiction; Waivers.    Each of Newco and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each of

Newco and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 10.2. Each of Newco and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10.8, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 10.9    Enforcement of Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 10.10    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized as of the date first written above.

Vantage Energy Services, Inc.

By:	/s/ PAUL A. BRAGG Name: Paul A. Bragg Title: Chairman, Chief Executive Officer

Vantage Drilling Company

By:	/s/ PAUL A. BRAGG Name: Paul A. Bragg Title: Director, Chief Executive Officer

VTG Merger Sub, Inc.

By:	/s/ PAUL A. BRAGG Name: Paul A. Bragg Title: Chairman, Chief Executive Officer

 Annex P

SERVICES AGREEMENT

        This Agreement (the "Agreement") is made as of January 15, 2008 by and among Vantage Energy Services, Inc., a Delaware corporation having its principal office located at 777 Post Oak Blvd., Suite 610, Houston, Texas 77056 ("VES"), Offshore Group Investment Limited, a company incorporated in the Cayman Islands having its operational headquarters at 8th No 126 Jianguo North Road, Taipei 104, Taiwan ("OGIL"), and Vantage International Payroll Co., a Cayman Islands exempted company, having its registered office located c/o M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("VIP").

        In consideration of the mutual and dependent promises set forth herein, the parties hereto agree as follows:

          1.     Engagement.    VES and OGIL hereby engage VIP, and VIP hereby accepts such engagement, to perform operating, marketing and other mutually agreed upon services to VES and OGIL, respectively.

          2.     Services. The Services to be provided by VIP shall be as follows:

            (a)   Operating Services:    VIP will provide to VES and OGIL operating services including but not limited to developing and implementing strategic operating plans and budgets reflecting the long term objectives of the respective VES and OGIL boards of directors.

            (b)   Marketing Services:    VIP will provide to VES and OGIL marketing services including but not limited to designing and developing marketing materials and public relations programs, and integrating marketing activities across service areas.

            (c)   Other Services:    VIP will provide to VES and OGIL other services requested by VES and OGIL, respectively, and capable of being provided by VIP on terms and conditions to be mutually agreed upon.

            (d)   Reporting:    VIP shall provide monthly written reports to VES and OGIL, respectively, not later than ten (10) days after the close of each month that includes pertinent information regarding all payments made by VIP during the prior month to VES and OGIL, respectively.

          3.     Allocation.    VIP, VES and OGIL agree that the amount of expenses that VIP incurs in providing the Services, for purposes of determining the payment amount under section 6 hereof, will be allocated to VES and OGIL in an amount commensurate with the net allocation of benefits received by VES and OGIL, respectively, pursuant to this Agreement; such allocation to be fairly determined and agreed to from time to time between VIP, VES and OGIL and initially determined to be in accordance with the percentages set forth on Schedule A attached hereto.

          4.     Representation and Warranties.    VIP represents and warrants to each of VES and OGIL that:

            (a)   VIP has, and that it shall continue to have at all times during the performance of the Services hereunder, due power and authority, and all permits, licenses and approvals, necessary or required to perform and carry out all of the Services;

            (b)   the Services shall be performed by VIP (i) in a diligent and professional manner and consistent with the highest industry standards and practices, (ii) in strict compliance with all applicable federal, state and local laws, regulations, and ordinances, as the same may change from time to time, and (iii) in accordance with the other terms and conditions of this Agreement;

            (c)   VIP is an exempted company duly organized, validly existing, and in good standing under the laws of the Cayman Islands;

            (d)   the execution, delivery and performance by VIP of this Agreement will not constitute a breach or violation of any agreement, instrument or order by which VIP is bound or by which it or any of its properties are subject.

          5.     Term.    This Agreement shall commence as of the date first above written and shall expire two (2) years therefrom, unless earlier terminated in accordance with Section 9. Upon mutual written agreement of VIP, VES and OGIL, this Agreement may be extended for additional periods of time to be mutually agreed upon.

          6.     Payment.    As consideration for VIP providing the Services pursuant to this Agreement, VES and OGIL, respectively, shall pay to VIP a monthly service fee equal to the expenses incurred by VIP in the performance of the Services on behalf of each of VES and OGIL, respectively, plus five (5%) percent of such expenses. Payment terms are net 30 days from the date of receipt of an undisputed invoice. If, at any time, VES or OGIL shall be in breach of its obligation to pay any amount due under this Agreement, VIP's obligation to provide Services hereunder to such party may be suspended until such time as all required payments have been made.

          7.     Indemnity.    VIP shall indemnify, defend and hold harmless VES, OGIL and their affiliates, and their respective officers, directors, stockholders, employees and agents, from and against any and all claims, damages, obligations, losses, liabilities, penalties and expenses (including but not limited to attorneys' fees and other expenses of legal proceedings) arising out of, in connection with or resulting from (i) the negligence of VIP or any of its personnel; (ii) any inaccuracy, breach or any failure to observe or perform any of VIP's covenants, representations, warranties or obligations under this Agreement; or (iii) the failure by VIP to comply with or a violation by VIP of any law, rule, regulation, or order.

          8.     Inspection and Audit.    VIP shall keep full and detailed records as are necessary to demonstrate that VIP, in performing the Services, has fully complied with all requirements of this Agreement as well as the requirements of all applicable laws. Such records shall be kept for a period of at least three (3) years after the date Services are provided or for any longer period stipulated by law. VES and OGIL shall have the right to inspect the facilities and books and records of VIP during normal business hours to evaluate VIP's compliance with the terms and conditions of this Agreement.

          9.     Termination.    Either VES or OGIL, on the one hand, or VIP, on the other hand, may terminate this Agreement if the other party materially breaches this Agreement and fails to cure such breach (if capable of cure), to the reasonable satisfaction of the non-breaching party, within thirty (30) days of written notice of such breach. This Agreement will terminate automatically in the event bankruptcy or insolvency proceedings are instituted by or against VIP, VES or OGIL (as the case may be) or VIP, VES or OGIL is adjudicated as bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, or proposes or makes any arrangement for the liquidation of its debts. Sections 6, 7, 8, and 9 shall survive the expiration or earlier termination of this Agreement.

          10.   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. In the event of any dispute arising from or pertaining to this Agreement, the parties irrevocably agree to submit such dispute for adjudication by the state and federal courts of the State of New York situated in New York, New York and irrevocably consent to the jurisdiction of such courts.

          11.   Force Majeure. VIP shall not be liable or responsible for any failure to perform Services hereunder, if such a failure is caused, in whole or part, by any of the following events and VIP promptly notifies VES and OGIL in writing of the occurrence of any such event: (i) causes beyond VIP's reasonable control; (ii) acts of God, acts (including failure to act) of any governmental authority, wars (declared or undeclared), governmental priorities, air or seaport congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, or epidemics; or (iii) VIP's inability to obtain information from VES and OGIL reasonably required by VIP to perform its obligations hereunder; provided, however, that notwithstanding the occurrence and continuation of any of the foregoing events, VES or OGIL may terminate this Agreement if VIP is unable to provide the Services to VES or OGIL for a period in excess of four (4) consecutive weeks and, provided, further, that VIP must resume performance immediately once the condition affecting its ability to perform is relieved.

          12.   Taxes.    All fees and charges contained in this Agreement are inclusive of all federal, state, and local taxes and fees. VES and OGIL will not be required to reimburse VIP for any such applicable taxes or fees (including but not limited to taxes on the income of VIP) that may be levied against VIP by any taxing authority.

          13.   Entire Agreement.    This Agreement comprises the entire understanding between the parties with respect to the subject matter hereof and supersedes all previous communications, representations, or agreements, whether oral or written, with respect to such subject matter. No modification of this Agreement shall be binding on either party unless in writing and signed by an authorized representative of each party.

          14.   Assignment/Delegation.    VIP shall not assign, subcontract, or delegate any of the obligations contained in this Agreement without the express written consent of VES and OGIL.

          15.   Notices.    Any notice permitted or required to be given hereunder shall be in writing and delivered by certified mail, return receipt requested, or by recognized overnight express courier, addressed to the parties as follows:

    If to VES, to:
    Vantage Energy Services, Inc.
    777 Post Oak Blvd., Suite 610
    Houston, Texas 77056
    Attn: Douglas Smith
    Chief Financial Officer

    With a copy to:
    Ellenoff Grossman & Schole, LLP
    370 Lexington Avenue
    Floor 19
    New York, New York 10017
    Attn: Chris E. Celano, Esq.

    If to VIP, to:
    Vantage International Payroll Co.
    c/o M&C Corporate Services Limited
    PO Box 309GT
    Ugland House, South Church Street
    George Town, Grand Cayman, Cayman Islands
    Attn: Paul A. Bragg, Director

    With a copy to:
    Maples & Calder
    PO Box 309GT
    Ugland House, South Church Street
    George Town, Grand Cayman, Cayman Islands
    Attn: Matthew Gardner, Esq.

    If to OGIL, to:
    Offshore Group Investment Limited
    8th No 126 Jianguo North Road
    Taipei 104, Taiwan
    Attn: Hsin Chi, Su
    President

          Either party may change the address to which notices shall be sent by delivery of written notice to the other party in the manner set forth herein.

          16.   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed to be one and the same instrument.

          17.   Independent Contractors.    The relationship of VIP, on the one hand, and VES and OGIL, on the other hand, is that of independent contractors and nothing herein is intended to imply that either party may act as the agent of the other or take any action binding upon the other party.

          18.   Severance.    In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and such unenforceable provision shall be deemed modified so as to comply with law while maintaining, to the maximum extent possible, the original intent of the provision.

          19.   Headings.    All section headings in this Agreement have been included herein for reference purposes only and are not to be used in the interpretation of this Agreement.

          20.   No Claim Against Trust Account.

            (a)   VIP has read a copy of VES' Registration Statement on Form S-1 (SEC File No. 333-138565), as declared effective by the SEC on May 24, 2007. VIP understands that VES is a special purpose company formed for the sole purpose of consummating a "business combination" and that VES has established a trust account at JP Morgan Chase NY Bank (the "Trust Account"), maintained by Continental Stock & Transfer Company acting as trustee, initially in the amount of $263,960,000 and thereafter increased by any earned and accrued interest thereon and decreased by any applicable state or federal taxes thereon (collectively, the "Trust Assets"). VIP acknowledges that the Trust Assets are to be held for the benefit of VES' stockholders and either distributed as part of the consummation of a business combination between VES and a business entity or entities meeting certain requirements or returned to VES' stockholders; and

            (b)   VIP agrees that, notwithstanding any other provision contained in this Agreement, VIP does not now have, and shall not at any time have, any claim to, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between VIP and VES, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to as the "Claims"). Notwithstanding any other provision contained in this Agreement, VIP hereby irrevocably waives any Claim it may have, now or in the future, and will not seek recourse against, the Trust Account for any reason whatsoever in respect thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vantage Energy Services, Inc.			Vantage International Payroll Co.
By:	/s/ DOUGLAS SMITH		By:	/s/ PAUL A. BRAGG
	Name:	Douglas Smith		Name:	Paul A. Bragg
	Title:	Chief Financial Officer		Title:	Director
Offshore Group Investment Limited
By:	/s/ HSIN CHI, SU
	Name:	Hsin Chi, Su
	Title:	President

 SCHEDULE A

        The following table sets forth the allocation of benefits between VES and OGIL in accordance with Section 3 of this Agreement.

Allocation of Benefits
VES	OGIL
10%	90%

 Annex Q

January 24, 2008

Vantage Energy Services, Inc.
777 Post Oak Boulevard, Suite 610
Houston, Texas 77056

Attention:    Douglas Smith, Chief Financial Officer

$440,000,000 Senior Secured Credit Facilities
Commitment Letter

Ladies and Gentlemen:

        You have advised Natixis, Fortis Capital Corp. ("Fortis"), and BTMU Capital Corporation ("BTMUCC") that Vantage Energy Services, Inc., a Delaware corporation ("you" or the "Company"), and Offshore Group Investment Limited, a Cayman Islands exempted company ("OGIL"), have agreed to be acquired by Vantage Drilling Company, a newly incorporated Cayman Islands exempted company ("Vantage Drilling"), whereby Vantage Drilling will acquire all of the rights under certain contracts for the construction and delivery of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the "Jackup Rigs"). In order to finance the contractual obligations for the completion and delivery of the Jackup Rigs, you have requested that the Mandated Lead Arrangers agree to structure, arrange and syndicate senior secured credit facilities in an amount of up to $440,000,000 (the "Facilities"). OGIL will form four special purpose entities who will each own one of the Jackup Rigs and be a joint and several borrower under the Facilities, (collectively, the "Borrowers"). The Company, OGIL, Vantage Drilling and the Borrowers are herein referred to collectively as the "Relevant Entities".

        Natixis, Fortis and BTMUCC are pleased to advise you that they are willing to act jointly as lead arrangers (Natixis, Fortis BTMUCC in such capacities, the "Mandated Lead Arrangers") and as joint bookrunners for the Facilities. Each of the Mandated Lead Arrangers will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. Furthermore, each of Natixis, Fortis and BTMUCC (in such capacities, the "Lead Lenders") is pleased to advise you of their commitment to severally (but not jointly) provide the full principal amount of the Facilities and of Natixis to act as the sole agent (in such capacity, the "Facility Agent") for the Facilities, all upon and subject to the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter"), in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet") and in the Fee Letters referred to below. You agree that no other agents, co agents or arrangers will be appointed, no other titles will be awarded, other than specified in the Term Sheet, and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letters referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

        Each of the Mandated Lead Arrangers is pleased to advise you of its willingness to form a syndicate of financial institutions and institutional lenders (including each of the Lead Lenders) (collectively, the "Lenders") in consultation with you for the Facilities. You hereby agree that, effective upon your acceptance of this Commitment Letter and continuing through May 28, 2008, you shall not solicit any other bank, investment bank, financial institution, person or entity to provide, structure, arrange or syndicate any component of the Facilities or any other senior financing similar to or as a replacement of any component of the Facilities.

        The commitment of the Lead Lenders hereunder and the undertaking of the Mandated Lead Arrangers to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to the Mandated Lead Arrangers and the Lead Lenders: (a) the completion of a due diligence review of the assets, liabilities (including contingent liabilities) and businesses of the Relevant Entities and their respective subsidiaries and affiliates in scope and with results satisfactory to us in our sole and absolute discretion; (b) the accuracy and completeness of all representations that you and your affiliates make to the Mandated Lead Arrangers and the Lead Lenders and your compliance with the terms of this Commitment Letter (including the Term Sheet) and the Fee Letters (as hereinafter defined); (c) prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Relevant Entities or any of their respective subsidiaries or affiliates; (d) the negotiation, execution and delivery of definitive documentation for the Facilities consistent with the Term Sheet and otherwise satisfactory to the Mandated Lead Arrangers and the Lead Lenders; (e) no material adverse change in or material disruption of conditions in the market for syndicated bank credit facilities or the financial, banking or capital markets generally shall have occurred that, in the judgment of the Mandated Lead Arrangers or the Lead Lenders, would impair the syndication of the Facilities; and (f) no change, occurrence or development shall have occurred or become known to the Mandated Lead Arrangers or the Lead Lenders since December 31, 2006 that has had or could reasonably be expected to have a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Relevant Entities and their respective subsidiaries and affiliates.

        Following your acceptance of this Commitment Letter and the Fee Letters, the Mandated Lead Arrangers intend to commence syndication of the Facilities promptly upon your shareholders' approval of the Transaction (as hereinafter defined), and the commitment of the Lead Lenders hereunder shall be reduced dollar-for-dollar as and when corresponding commitments are received from the Lenders. You agree to actively assist the Mandated Lead Arrangers in achieving a syndication of the Facilities that is satisfactory to the Mandated Lead Arrangers and you. Such assistance shall include your (a) providing and causing your advisors to provide the Mandated Lead Arrangers, the Lead Lenders and the other Lenders upon request with all information reasonably deemed necessary by the Mandated Lead Arrangers and the Lead Lenders to complete syndication, including, but not limited to, information and evaluations prepared by you, your advisors, or on your or its behalf, relating to the transactions described in the Preliminary Proxy Statement of the Company (the "Transaction") (including the Projections (as hereinafter defined), the "Information"), (b) assisting in the preparation of Information Memoranda and other materials to be used in connection with the syndication of the Facilities (collectively with the Term Sheet and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined), the "Information Materials"), (c) using your best efforts to ensure that the syndication efforts of the Mandated Lead Arrangers benefit materially from your existing lending relationships and the Relevant Entities' existing banking relationships, and (d) otherwise assisting the Mandated Lead Arrangers in their syndication efforts, including by making your officers and advisors and the officers and advisors of the Relevant Entities and their subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Relevant Entities and their subsidiaries at one or more meetings of prospective Lenders.

        It is understood and agreed that the Mandated Lead Arrangers will manage and control all aspects of the syndication, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Term Sheet. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of the Mandated Lead Arrangers and the Lead Lenders.

        You represent, warrant and covenant that (a) all financial projections that have been or are hereafter made available to the Mandated Lead Arrangers, the Lead Lenders or the Lenders by the Relevant Entities or any of their representatives (or on their behalf) (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions and (b) all Information, other than Projections, which has been or is hereafter made available to the Mandated Lead Arrangers, the Lead Lenders or the Lenders by the Relevant Entities or any of their representatives (or on their behalf) in connection with any aspect of the Transaction, as and when furnished, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. You agree to furnish us with further and supplemental information from time to time until the date of the initial borrowing under the Facilities (the "Initial Funding Date") and, if requested by us, for a reasonable period thereafter as is necessary to complete the syndication of the Facilities so that the representation, warranty and covenant in the immediately preceding sentence are correct on the Initial Funding Date and on such later date on which the syndication of the Facilities is completed as if the Information were being furnished, and such representation, warranty and covenant were being made, on such date. In issuing this commitment and in arranging and syndicating the Facilities, the Mandated Lead Arrangers and the Lead Lenders are and will be using and relying on the Information without independent verification thereof.

        You acknowledge that (a) the Mandated Lead Arrangers on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks or another similar electronic system and (b) certain prospective Lenders (such Lenders, "Public Lenders"; all other Lenders, "Private Lenders") may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, "MNPI") with respect to the Relevant Entities, their respective affiliates or any other entity, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such entities' securities. If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the "Public Information Materials") to be distributed to prospective Public Lenders.

        Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom. In addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as "PUBLIC".

        You agree that the Mandated Lead Arrangers on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Mandated Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the Facilities' terms and (c) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts and final versions of definitive documents with respect to the Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Mandated Lead Arrangers will not distribute such materials to Public Lenders without further discussions with you. You agree (whether or not any Information Materials are marked "PUBLIC") that Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

        By executing this Commitment Letter, you agree to reimburse the Mandated Lead Arrangers and the Lead Lenders from time to time on demand, regardless of whether definitive documentation for the Facilities is executed and regardless of whether the Closing Date (as defined in the Term Sheet)

occurs, for all reasonable out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable fees, disbursements and other charges of Bracewell & Giuliani LLP, as counsel to the Mandated Lead Arrangers, the Lead Lenders and the Facility Agent, and of special and local counsel to the Lenders retained by the Mandated Lead Arrangers or the Facility Agent and (b) due diligence expenses) incurred in connection with the Facilities, the syndication thereof and the preparation of the definitive documentation therefor, and with any other aspect of the Transaction and any similar transaction and any of the other transactions contemplated thereby.

        You agree to indemnify and hold harmless the Mandated Lead Arrangers, the Lead Lenders, the Facility Agent, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

        This Commitment Letter and the fee letters among, you and, respectively (i) the Mandated Lead Arrangers, the Lead Lenders and the Facility Agent and (ii) the Facility Agent, each of even date herewith (collectively, the "Fee Letters") and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Transaction or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Term Sheet) but not the Fee Letters (a) on a confidential basis to your board of directors and advisors in connection with their consideration of the Transaction, and (b) after your acceptance of this Commitment Letter and the Fee Letters, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. The Mandated Lead Arrangers and the Lead Lenders hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow each of the Mandated Lead Arrangers and the Lead Lenders to identify you in accordance with the Act.

        You acknowledge that the Mandated Lead Arrangers and/or the Lead Arrangers or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. The Mandated Lead Arrangers and the Lead Lenders agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information. The Mandated Lead Arrangers and the Lead Lenders further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that The Mandated Lead Arrangers and the Lead Lenders are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of the Mandated Lead Arrangers, the Lead Lenders or any of such affiliates.

        In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree that: (a) (i) the arranging and other services described herein regarding the Facilities are arm's-length commercial transactions between you and your affiliates, on the one hand, and the Mandated Lead Arrangers and the Lead Lenders, on the other hand, (ii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (b) (i) the Mandated Lead Arrangers and the Lead Lenders each has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (ii) neither any Mandated Lead Arranger nor any Lead Lender has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) the Mandated Lead Arrangers and the Lead Lenders and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Mandated Lead Arrangers and the Lead Lenders have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Mandated Lead Arrangers and the Lead Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

        The provisions of the immediately preceding five paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Facilities shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of the Mandated Lead Arrangers and the Lead Lenders hereunder; provided, however, that you shall be deemed released of your reimbursement and indemnification obligations hereunder upon the execution of all definitive documentation for the Facilities and the initial extension of credit thereunder.

        This Commitment Letter and the Fee Letters may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Fee Letters by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

        This Commitment Letter (including the Term Sheet) and the Fee Letters shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, the Mandated Lead Arrangers and the Lead Lenders hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including the Term Sheet), the Fee Letters, and the transactions contemplated hereby and thereby or the actions of the Mandated Lead Arrangers and the Lead Lenders in the negotiation, performance or enforcement hereof. The commitments and undertakings of the Mandated Lead Arrangers and the Lead Lenders may be terminated by us if you fail to perform your obligations under this Commitment Letter or either Fee Letter on a timely basis.

        This Commitment Letter (including the Term Sheet) and the Fee Letters embody the entire agreement and understanding among the Mandated Lead Arrangers and the Lead Lenders, you and your affiliates with respect to the Facilities and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment of the Lead Lenders and the undertaking of the Mandated Lead Arrangers hereunder are not limited to those set forth herein or in the Term Sheet. Those matters that are not covered or made clear herein or in the Term Sheet or the Fee Letters are subject to mutual agreement of the parties. No party has been authorized by the Mandated Lead Arrangers or the Lead Lenders to make any oral or written statements that are inconsistent with this Commitment Letter.

        This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

        This Commitment Letter and all commitments and undertakings of the Mandated Lead Arrangers and the Lead Lenders hereunder will expire at 5:00 p.m. (New York City time) on January 31, 2008 unless you execute this Commitment Letter and the Fee Letters and return them to us prior to that time (which may be by facsimile transmission), whereupon this Commitment Letter (including the Term Sheet) and the Fee Letters (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, all commitments and undertakings of the Mandated Lead Arrangers and the Lead Lenders hereunder will expire on May 28, 2008, unless the Closing Date (as defined in the Term Sheet) occurs on or prior thereto. In consideration of the time and resources that the Mandated Lead Arrangers will devote to the Facilities, you agree that, until such expiration, you will not, and will cause the Relevant Entities not to, solicit, initiate, entertain or permit, or enter into, any discussions in respect of, any offering, placement or arrangement of any competing senior credit facility or facilities for (he Relevant Entities with respect to the matters addressed in this Commitment Letter.

        THIS WRITTEN AGREEMENT (WHICH INCLUDES THE TERM SHEET) AND THE FEE LETTERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,
NATIXIS
		By:	/s/ KNUT MATHIASSEN /s/ ANTOINE SAINT OLIVE
		Name:	KNUT MATHIASSEN ANTOINE SAINT OLIVE
		Title:	DIRECTOR
FORTIS CAPITAL CORP.
		By:	/s/ ALISON B. BARBER
		Name:	ALISON B. BARBER
		Title:	VICE PRESIDENT
		By:	/s/ JOSEPH MAXWELL
		Name:	JOSEPH MAXWELL
		Title:	SENIOR VICE PRESIDENT
BTMU CAPITAL CORPORATION
		By:	/s/ CHERYL A. BEHAN
		Name:	CHERYL A. BEHAN
		Title:	SENIOR VICE PRESIDENT
ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
VANTAGE ENERGY SERVICES, INC.
By:	/s/ PAUL A. BRAGG
Name:
Title:

 EXHIBIT A

24 January 2008

  Terms and Conditions for the Financing
  of four Jack Up Offshore Drilling Rigs Baker Marine Pacific Class 375
  to be built at PPL Shipyard in Singapore and to be owned and operated by the Vantage Drilling Company Group

Purpose	To provide a Facility to partly finance the construction of four Jack Up Offshore Drilling Rigs Baker Marine Pacific Class 375 to be built at PPL Shipyard Pte., Ltd. in Singapore (the "Shipyard") with expected deliveries in Dec-08, July-09, Sept-09 and Dec-09, pursuant to Shipbuilding Contracts dated January 2007, October 2006, June 2007 and August 2007, respectively.
Borrower(s) (Jointly and severally)
(SPC 1), (SPC 2), (SPC 3) and (SPC 4), four 100% owned subsidiaries of Guarantor 1 incorporated in (Cayman Islands), and owner of Rig contracts P2017, P2018, P2020 and P2021 respectively (hereafter called Rig 1-4).
Guarantor 1	Vantage Global Assets (f/k/a Offshore Group Investments Ltd.), a company incorporated in Cayman Islands, and the 100% owner of the Borrowers.
Guarantor 2	Vantage Drilling Company ("VDC"), a company incorporated in Cayman Islands and the 100% owner of Guarantor 1
Additional Guarantors	Vantage Energy Services, Inc., Vantage International Management Co., Vantage International Payroll, and/or any other relevant subsidiary of Guarantor 2
Loan Parties	Borrowers and the Guarantors
Mandated Lead Arrangers	Natixis, BTMU Capital Corporation ("BTMUCC") and Fortis Capital Corp ("Fortis").
Joint-Underwriters	Natixis, BTMUCC and Fortis, with 1/3rd each.
Joint Bookrunners	Natixis, BTMUCC and Fortis.
Lenders	The Joint-Underwriters and other international banks acceptable to the Borrower.
Facility Agent	Natixis.
Rigs' Contract Price	USD153.0M/182.0M/187.0M/198.0M

Swap Banks	Natixis, The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch, Fortis, and such other Lenders or affiliates of Lenders as are acceptable to the Mandated Lead Arrangers
Rigs' Total Cost
USD 220 million average per rig, including the Rig's Contract Price and the Additional Costs of the project (to be defined as owner furnished equipment, project management and start-up costs, legal and bank fees, interests during construction, etc).
Facility Amount	Up to USD 440,000,000
The Facility will be divided into a Term Loan, a Top-up Loan and a Revolving Loan as follows:
Term Loan Amount: the Term Loan Amount shall be the lower of 36% of the Rigs' Total Cost and up to USD 320 million, or USD 80 million per Rig.
Top-up Loan Amount: The Top-up Loan Amount shall be the lower of 9% of the Rigs' Total Cost and up to USD 80 million, or USD 20 million per Rig.
Revolving Loan Amount: the Revolving Loan Amount shall be USD 40 million, or USD 10 million per Rig.
The entire Revolving Loan Amount shall be available for the issuance of stand-by letters of credit. Any Agent or other Lender acceptable to the Borrowers may serve as issuing lender.
The Facility Amount means the aggregate of the Term Loan Amount, the Top-up Loan Amount and the Revolving Loan Amount.
Use of proceeds	Term Loan: Pre- and Post Delivery Financing, of the Rigs' Total Cost.

Top-up Loan: Post Delivery Financing of the Rigs' Total Cost. Drawdowns of Top-up Loans may be used for general corporate purposes of the Borrowers, or, if approved by the Mandated Lead Arrangers and a supermajority of 80% of the lenders, for making distributions to the Guarantors.
Revolving Loan: Working Capital (Stand-By LCs, Bid Bonds, etc).
Drilling Contract
A Drilling Contract is defined as a drilling contract with an initial or renewal term of at least 1 year entered into between a Borrower and an oil and gas major or major independent (or its majority owned subsidiary) acceptable to the Lenders, with an external rating from Standard & Poor's / Moody's or another Rating Agency equal to or higher than BBB- / Baa3 or equivalent if rated, or being a National Oil Company. A list of acceptable National Oil Companies will be agreed in the documentation, such list to exclude PDVSA and NOIC, among others. Terms and conditions of the Drilling Contract to be satisfactory to the Lenders.
Term Loan Drawdowns	The Term Loan shall be split in four equal Tranches, ie one Tranche per Rig.

Each USD 80 million Tranche of the Term Loan shall be available, subject to the satisfaction of the conditions below and other applicable conditions precedent, as per the schedule attached, between the Closing Date and the Delivery Date of a Rig, for up to four drawdowns (in minimum amount of USD 10.0 million each) corresponding to the Yard's Instalments as per the Construction Contract of the relevant Rig and Additional Costs payments.

It will be a condition for any pre-delivery drawdown that the Equity portion of the Rigs' Total Cost (as specified in the attached schedule) has been already paid to the Shipyard. Availability is furthermore subject to no material adverse change in the Loan Parties' financial condition and customary warranties. Any yard cost-increase due to modifications to the Rigs' specifications, extra equipment or cost relating to delays will be for the applicable Borrower's or the Guarantors' account.

After delivery of Rig 1, it will be a condition for any further draws with respect to Rigs 2, 3 or 4 that the applicable Borrower has entered into a drilling contract reasonably acceptable to the Mandated Lead Arrangers with respect to Rig 1. Any amendment of this condition will require the consent of the Mandated Lead Arrangers. Further, after delivery of Rig 1, further drawings are conditioned on the satisfaction of the Other Terms and Conditions detailed in this Term Sheet.
Top-up Loan Drawdowns	The Top-up Loan shall also be split in four equal Tranches, i.e. one Tranche per Rig.

Each Tranche of the Top-up Loan, being for an amount of up-to USD 20 million, shall be available, subject to satisfaction of applicable conditions precedent as from the Delivery Date of each Rig, subject to:
(i) the relevant Rig being employed under a Drilling Contract, and
(ii)
such Drilling Contract to have sufficient value to amortize in full the relevant Top-up Loan during the term of the Drilling Contract, in addition to the repayments due under the Term Loan during such term.
Revolving Loan Drawdowns
The Revolving Loan to be divided into four Tranches of USD 10 million per Rig. Each USD 10 million Tranche of the Revolving Loan shall be available, subject to satisfaction of applicable conditions precedent as from the Delivery Date of the relevant Rig until the Maturity Date, for multiple draws in minimum amounts of USD1.0M.
Delivery Dates	Upon completion of the Rigs, expected on Dec-08, July 09, Sep-09 and Dec-09 for Rigs 1-4 respectively. However, delivery of the last Rig shall not occur after 30 June 2010.

Closing Date	The date on which all of the conditions to the effectiveness of the Facility Documentation have been met which shall be no later than May 28, 2008.
Tenor / Maturity
The Maturity of each Term Loan and Revolving Tranche of the Facility shall be the date falling 7 years + 3 months from the Delivery Date of the relevant Rig. The Maturity Date of the Facility shall not occur after 30 June 2017.
Repayment
Term Loan: each Tranche of the Term Loan shall be repayable in 28 consecutive quarterly instalments of USD 2 million, starting 6 months from the Delivery Date of the relevant Rig. A balloon payment of USD 24 million (as adjusted for the Cash Sweep) will be due at Maturity together with the last quarterly instalment.
Top-up Loan: each Tranche of the Top-up Loan shall be repaid in full, in equal quarterly instalments, during the relevant Drilling Contract period.
Revolving Loan: Any outstanding amount of the Revolving Loan shall be repayable in full at Maturity.
Mandatory Prepayment (Cash Sweep)
For each Rig, 50% of surplus cash over and above OPEX [to be agreed/indexed] + CAPEX [limited to USD ( ) million annually] + Debt Service shall be used to prepay the relevant Tranche of the Term Loan in inverse order of maturity, on a quarterly basis. Further, all proceeds from a total loss of a Rig will be applicable as a Mandatory Prepayment event. Proceeds from a partial loss of a Rig will also be applicable as a Mandatory Prepayment event, subject to certain repair rights to be determined. Sale of any Rig will require the prepayment of each associated Tranche of the Facility for that Rig and payment of the Voluntary Prepayment Fee referenced below.
Voluntary Prepayment Fee	• 1.00% on the amount prepaid under the Term Loan or the Top-up Loan before delivery of the fourth Rig.
• 0.50% on the amount prepaid under the Term Loan or the Top-up Loan until the 3rd anniversary of the Delivery of the fourth Rig.
• 0% thereafter.
Interest rate	USD 1, 2, 3 or 6-month LIBOR (or cost of funds in case of market disruption) plus the Applicable Margin.
Applicable Margin	• 2.75% p.a. during construction, or at any time that a Rig is not operating under a Drilling Contract.
• 2.25% p.a. post delivery when any Rig is operating under a Drilling Contract.
• 1.75% p.a. post delivery when any Rig is operating under a Drilling Contract with an initial or renewal term equal or greater than 2 years.
Commitment Fee	0.75% p.a.

The Commitment Fee will be computed on the undrawn Term Loan Amount, Revolving Loan Amount and Top-up Loan Amount from the Closing Date.
Commitment Fee shall be payable by the Borrowers quarterly in arrears.
Letter of Credit Fees
Equal to the Applicable Margin as in effect from time to time, payable by the Borrowers quarterly in arrears. Letter of Credit fees shall be payable on the maximum amount available to be drawn under each letter of credit.
Letter of Credit Fronting Fees
You will pay to the issuing lender for its own account a fronting fee equal to, with respect to each letter of credit issued by such issuing lender and outstanding, 0.125% per annum of the amount available to be drawn under such letter of credit, payable quarterly in arrears
Agency and Underwriting/ Arrangement Fees	As per separate Fee Letters, payable as provided in such Fee Letters.
Hedging Facility
For each Tranche of the Term Loan, an interest rate swap facility for up to 7 years to hedge the floating interest rate of a minimum 50% of the Facility Amount may be concluded, at any time after the initial drawdown with respect to the relevant Rig, between the applicable Borrower and the Swap Banks. This Hedging Facility to be secured on a pari-passu basis. The Hedging Facility to be governed by a Standard ISDA Agreement.
Bank Accounts
One Earnings Account will be opened by the applicable Borrower for each Rig and held with the Facility Agent or with a bank acceptable to the Facility Agent on which all revenues of the relevant Rig will be paid.

One Retention Account will be opened by the applicable Borrower for each Rig and maintained with the Facility Agent in order to cover the payment of Debt Service (principal plus interest) on the next payment date for the relevant Tranche.
Each month, an amount of 1/3rd of the Debt Service payable on the next payment date will be transferred from the Earnings Account to the Retention Account.

One Debt Service Reserve Account (the "DSRA") will be opened by the applicable Borrower for each Rig and maintained with the Facility Agent, on which a debt reserve equivalent to 3 months of Debt Service (except as otherwise provided herein) is to be maintained at all times during the Facility tenor.

Priority of Payments
On each quarterly payment date, so long as no acceleration of any of the Loans has occurred and is continuing, after payment of Permitted Operating Expenses (the definition of which is to be agreed) from funds in the Earnings Account, funds in the Retention Account and funds in the Earnings Account will be applied in the following priority:
	•	First, to fees and expenses of the Facility Agent and the Managing Lead Arrangers;
	•	Second, to the payment of net settlement amounts payable under the swap agreements with Swap Banks, if any;
	•	Third, to the payment on a pari passu basis of interest due to the Lenders on the Term Loan, the Top-up Loan and the Revolving Loan;
	•	Fourth, to the payment on a pari passu basis of principal due on the Term Loan and the Top-up Loan;
	•	Fifth, to fund the DSRA, if not already fully funded ;
	•	Sixth, to the payment of any prepayment fees due and payable to the Lenders;
	•	Seventh, to the payment of any indemnity and other amounts payable to Lenders, on a pari passu basis;
	•	Eighth, to the payment of any Permitted Capital Expenses (the definition of which is to be agreed);
	•	Ninth, to the repayment of the Revolving Loan;
	•	Tenth, 50% of the remainder (Cash Sweep) as Mandatory Prepayment of principal in inverse order of maturity; and
	•	Remainder, to the Earnings Account.
Conditions Precedent to Closing Date	Customary for transactions of this type including but not limited to:
	(i)	The negotiation, execution and delivery of definitive documentation with respect to the Facility satisfactory to the Mandated Lead Arranger, the Facility Agent and the Lenders.
	(ii)	The transactions described in the Proxy Statement of Vantage Energy Services, Inc. shall have been consummated on terms and conditions acceptable to the Mandated Lead Arrangers.
(iii)
Either (a) the Shipyard and Guarantor 1 shall have executed Novation Agreements novating the contracts to the Borrowers, and transfer agreements assigning or novating certain vendor agreements from Guarantor 1 to the Borrowers or (b) the Facility Agent shall otherwise have a valid, first priority lien and security interest in such contracts and agreements.

(iv)	All filings, recordations and searches necessary or desirable in connection with the liens and security interests referred to below under Security Arrangements shall have been duly made.
(v)
The Lenders shall have received (A) satisfactory opinions of counsel to the Borrowers and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Facility) and of appropriate local counsel and such corporate resolutions, certificates and other documents as the Lenders shall reasonably require and (B) satisfactory evidence that the Facility Agent (on behalf of the Lenders) shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in such capital stock and in the other collateral referred to under the section entitled "Security Arrangements" set forth below.
(vi)
There shall not have occurred since December 31, 2006 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect. "Material Adverse Effect" means (A) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Loan Parties and their respective subsidiaries, taken as a whole; (B) a material impairment of the rights and remedies of the Facility Agent or any Lender under any loan documentation, or of the ability of any Loan Party to perform its obligations under any loan documentation to which it is a party; or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any loan documentation to which it is a party.
(vii)
The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(viii)
The Lenders shall have completed a due diligence investigation of the Loan Parties and their subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and their subsidiaries and shall have received such financial, business and other information regarding each of the foregoing persons and businesses as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, the annual (or other audited) financial statements of the Loan Parties and their subsidiaries, interim financial statements of the Loan Parties and their subsidiaries dated the end of the most recent fiscal quarter for which financial statements are available. All of the Information shall be complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Facility Agent or the Lenders regarding the Loan Parties or their subsidiaries or the transactions contemplated hereby after the date of the Commitment Letter that (A) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) purports to adversely affect the Facility or any other aspect of the transactions contemplated hereby, and nothing shall have come to the attention of the Lenders to lead them to believe that (x) the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect or (y) the transactions contemplated hereby will have a Material Adverse Effect.
(ix)
All accrued fees and expenses of the Mandated Lead Arrangers, the Facility Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Facility Agent) shall have been paid.
Security Arrangements	Customary for this type of transaction and including but not limited to:
Pre delivery:
	1.	First priority assignment of the Shipbuilding Contracts.
	2.	Unconditional and irrevocable guarantee of the Guarantors.
	3.	Pledge of shares of the Borrowers.
	4.	Pledge of shares of Guarantor 1 and the Additional Guarantors
	5.	Pledge of all assets of the Borrowers, Guarantor 1, any subsidiaries of Guarantor 1, and the Additional Guarantors

Post delivery:

	1.	First priority cross-collateralized ship mortgages on the Rigs (which must be flagged in a country acceptable to the Mandated Lead Arrangers).
	2.	First priority assignment of the Rigs' insurances.
	3.	First priority assignment of the Rigs' earnings.
	4.	Specific first priority assignment of rights and benefits under any contract of employment relating to the Rigs with a duration in excess of 12 months.
	5.	First priority pledges over the Rigs' Earnings Accounts and the Rigs' Retention Accounts and DSRA.
	6.	Unconditional and irrevocable guarantee of the Guarantors.
	7.	Pledge of shares of the Borrowers.
	8.	Pledge of shares of Guarantor 1 and the Additional Guarantors
	9.	Pledge of all assets of the Borrowers, Guarantor 1, any subsidiaries of Guarantor 1, and the Additional Guarantors
Any exposure under any hedging facility with a Lender or affiliate of a Lender will benefit from the same security package as the Facility on a pari passu basis.
Security Coverage
The Market Value of the Rigs shall be measured semi-annually at the applicable Borrower's cost. Additional measurements in any one year shall be, so long as no event of default exists, at the Lenders' cost. Such measurements shall be determined by taking the arithmetic average of the valuations of two internationally reputable brokers. If such Market Value falls below 150% of the amount outstanding under the Facility, the applicable Borrower shall either:
	•	Provide other acceptable collateral to the requisite level of security cover; or
	•	Partly prepay the Facility to achieve the requisite level of security coverage.
Insurances	The usual marine insurances of the Rigs to be contracted through acceptable brokers and underwriters, on terms acceptable to the Lenders. Insurances to include:
	•	Hull & Machinery and War Risks for minimum 120% of the outstanding Facility Amount.
	•	P & I cover: the Rig to be entered with an international P&I club acceptable to the Lenders.

•
Mortgagee's Interest Insurance (M.I.I.), including coverage for Additional Perils, under terms and conditions of a broker appointed by the Facility Agent, to be 120% of the outstanding Facility Amount, premiums to be reimbursed by the Borrower.
Insurance Advisor	The Facility Agent shall appoint, at the Borrower's cost, an independent Insurance Advisor prior to drawdown.
Technical Advisor	The Facility Agent shall appoint, at the Borrower's cost, an independent Technical Advisor prior to drawdown.
Financial covenants on the Guarantor
The following Financial Covenants shall apply at all times to VDC and its applicable consolidated subsidiaries (to be determined, and to include, without limitation, the Borrowers; for the avoidance of doubt, only to include the Borrowers and the Guarantors related to this contemplated transaction and under any circumstances exclusive of other businesses) on a consolidated quarterly trailing basis, commencing 3 months after delivery of Rig 4:
	•	Net Debt / EBITDA max. 4.5 x
	•	Net Debt / Equity max. 2 x
	•	Free Cash Balance min. USD 5.0 million (exclusive of the DSRA)
	•	Positive Working Capital (excluding short term portion of long term debt)
	•	EBITDA to cash expenses (including, taxes, debt service and CAPEX) min. 1.25 x
The Financial covenants shall be adjusted as appropriate to include the pro forma results of material acquisitions and dispositions.
VDC shall provide the Facility Agent within 45 days of the end of each calendar quarter with a certificate executed by its CFO, demonstrating compliance with each of the financial covenants.
Other Terms and Conditions	Customary for this type of transaction and including but not limited to:
	•	Payment of dividends not allowed without the prior consent of the Mandated Lead Arrangers and a supermajority of 80% of the Lenders.
•
Upon delivery of each rig, the applicable Borrower shall provide either (1) a firm drilling contract that provides Debt Service for such Rig for a period of at least 15 months after delivery, (2) deposit into the DSRA an amount sufficient to provide for 15 months of Debt Service (when taken together with any amounts, if any, available under (1)) or (3) any combination of the foregoing which results in 15 months being covered by such drilling contract or by cash in the DSRA. Any amendment of this requirement shall require the consent of the Mandated Lead Arrangers.

	•	Borrower shall maintain employment for each Rig following its Delivery for at least 12 months during any consecutive period of 18 months, on a rolling basis for the term of the Facilities.
•
Borrowers and Guarantors to provide annual audited financial statements within 120 days of the end of each financial year and quarterly unaudited financial statements within 45 days of the quarter end.
	•	Insurance reports from the Insurance Advisor to be in form and substance acceptable to the Lenders.
	•	Satisfactory evidence of the Market Value of the Rigs prior to delivery.
	•	The Rigs to be managed by VDC or one of its wholly owned subsidiaries throughout the loan period, or by such other reputable manager as agreed by the Lenders.
	•	Compliance with all applicable rules, regulations and international conventions including but not limited to ISM code
	•	Compliance with trade sanction laws applicable to the Lenders.
	•	The Rigs to fly a flag acceptable to the Mandated Lead Arrangers and to have and maintain the highest classification with a classification society acceptable to the Lenders.
	•	Cross default other financial liabilities
	•	Tax gross-up.
	•	Legal expenses and out of pocket to be for the account of the Borrower.
Required Lenders	66 2/3%
Governing Law	New York Law.
Legal Counsel	Bracewell & Giuliani LLP

Preliminary Copy

VANTAGE ENERGY SERVICES, INC.
THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

        The undersigned hereby appoints Paul A. Bragg and Chris G. DeClaire, together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of Vantage Energy Services, Inc. at the special meeting of stockholders of Vantage Energy Services, Inc. to be held on [                        ], at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

        1.    Proposal 1:    to approve the Acquisition Proposal—the proposed acquisition of all of the issued shares of Offshore Group Investment Limited, a Cayman Islands exempted company, by Vantage Drilling Company, a Cayman Islands exempted company (the "Acquisition"), pursuant to the Share Purchase Agreement dated as of August 30, 2007, as amended on December 3, 2007, by and among Vantage Energy Services, Inc., Vantage Drilling Company, F3 Capital and Offshore Group Investment Limited, and the transactions contemplated thereby, ("Proposal 1" or the "Acquisition Proposal").

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

        2.    Proposal 2:    to approve the Merger Proposal—the proposed merger by and among Vantage Drilling Company, Vantage Energy Services, Inc. and a transitory merger subsidiary of Vantage Drilling Company, ("Proposal 2" or the "Merger Proposal").

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

  If you voted "AGAINST" the Acquisition Proposal or the Merger Proposal and you hold shares of Vantage Energy Services, Inc. common stock issued as part of the units issued in Vantage Energy Services, Inc.'s initial public offering, you may exercise your conversion rights and demand that Vantage Energy Services, Inc. convert your shares of common stock for a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of Vantage Energy Services, Inc. common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you affirmatively vote against the Acquisition Proposal or the Merger Proposal and tender your stock certificate to Vantage Energy Services, Inc. at or prior to the Special Meeting. Failure to (a) vote against the Acquisition Proposal or the Merger Proposal, (b) check the following box, (c) submit this proxy in a timely manner and (d) tender your stock certificates to Vantage Energy Services, Inc. at or prior to the Special Meeting will result in the loss of your conversion rights.

☐ EXERCISE CONVERSION RIGHTS

        3.    Proposal 3:    the First Amendment Proposal—the amendment to Vantage Energy Services, Inc.'s amended and restated certificate of incorporation, to remove certain provisions containing procedural and approval requirements applicable to Vantage Energy Services, Inc. prior to the consummation of the business combination that will no longer be operative after the consummation of the Acquisition since they are specific to blank check companies ("Proposal 3" or the "First Amendment Proposal").

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

        4.    Proposal 4:    the Second Amendment Proposal—the amendment to Vantage Energy Services, Inc.'s amended and restated certificate of incorporation, to increase the amount of authorized shares of common stock from 82,750,000 to 100,000,000 ("Proposal 4" or the "Second Amendment Proposal").

        5.    Proposal 5:    to approve the Incentive Plan Proposal- the adoption of the 2007 Long-Term Incentive Plan (the "Incentive Plan") on behalf of Vantage Energy Services, Inc. if the Acquisition proposal is not approved and on behalf of Vantage Drilling Company if the Acquisition Proposal is approved, pursuant to which either Vantage Energy Services, Inc. will reserve 7,500,000 shares of

Common Stock or Vantage Drilling Company will reserve 7,500,000 Ordinary Shares, as the case may be, for issuance pursuant to the Incentive Plan ("Proposal 5" or the "Incentive Plan Proposal").

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

        6.    Proposal 6:    to elect as directors the three persons listed as nominees below ("Proposal 6" or the "Director Proposal"):

    Nominees for Directors Whose terms Will Expire in 2008
    Paul A. Bragg, Jorge E. Estrada M. and John Russell

    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                                    ☐ FOR              ☐ FOR ALL EXCEPT

        7.    Proposal 7:    to ratify the appointment of UHY LLP, as Vantage Energy Services, Inc.'s independent auditor for the year ended December 31, 2007 ("Proposal 7" or the "Auditor Proposal").

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

        8.    Proposal 8:    to approve the Adjournment Proposal—to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, Vantage Energy Services, Inc. would not have been authorized to consummate the acquisition ("Proposal 8" or the "Adjournment Proposal").

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5, 6, 7 and 8.

        Our Board of Directors believes that the Acquisition Proposal, the Merger Proposal, the First Amendment Proposal, the Second Amendment Proposal, the Incentive Plan Proposal, the Director Proposal, the Auditor Proposal, and the Adjournment Proposal are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote "FOR" Proposal 1, the Acquisition Proposal; "FOR" Proposal 2, the Merger Proposal; "FOR" Proposal 3, the First Amendment Proposal; "FOR" Proposal 4, the Second Amendment Proposal "FOR" Proposal 5, the Incentive Plan Proposal; "FOR" Proposal 6, the Director Proposal; "FOR" Proposal 7, the Auditor Proposal; and "FOR" Proposal 8, the Adjournment Proposal.

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors' recommendations, just sign below. You need not mark any boxes.

Dated	2007

Signature of Stockholder

Signature of Stockholder (if held jointly)

NOTES:

        1.     Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

        2.     To be valid, the enclosed form of proxy for the special meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by [                        ],

Eastern Time, on [                        ], 2007 at the offices of our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

        3.     Returning the enclosed form of proxy will not prevent you from attending and voting in person at the special meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY TO CONTINENTLAL STOCK TRANSFER & TRUST COMPANY

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

        The limitation of liability and indemnification provisions in our memorandum and articles of association may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Share Purchase Agreement by and among Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited.*
1.2	Amendment No. 1 to Share Purchase Agreement by and among Vantage Drilling Company, Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited.*
1.3	Agreement and Plan of Merger by and among Vantage Drilling Company, a transitory U.S. merger subsidiary of Vantage Drilling Company and Vantage Energy Services, Inc.*
3.1	Certificate of Incorporation†
3.2	Memorandum and Articles of Association†
4.1	Specimen Unit certificate†
4.2	Specimen Ordinary Share certificate†
4.3	Specimen Warrant certificate†
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Form of legal opinion of Maples and Calder
8.1	Form of tax opinion of Ellenoff Grossman & Schole LLP
10.1	Novation Agreement for Rig Construction Contract (P2017)*
10.2	Novation Agreement for Rig Construction Contract (P2018)*
10.3	Novation Agreement for Rig Construction Contract (P2020)*
10.4	Novation Agreement for Rig Construction Contract (P2021)*
10.5	Rig Construction Contract (P2017)*
10.6	Rig Construction Contract (P2018)*
10.7	Rig Construction Contract (P2020)*
10.8	Rig Construction Contract (P2021)*
10.9	Agreement for the Purchase of One Deepwater Drillship.*

10.10	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Founding Stockholders
10.11	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders
10.12	Form of Registration Rights Agreement between the Registrant and F3 Capital
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1)
23.2	Consent of UHY LLP
23.3	Consent of Maples and Calder (included in Exhibit 5.1)

*
Attached as an Annex to the joint proxy statement of Vantage Energy Services, Inc. and prospectus for units of Vantage Drilling Company.

†
Previously filed.

Item 22.    Undertakings

        A.    The Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

          (6)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (7)   For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (9)   The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (10) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (11) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

          (12) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        B.    The Company hereby undertakes:

          (1)   that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        D.    The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        E.    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 5th day of May, 2008.

VANTAGE DRILLING COMPANY
By:	/s/ PAUL A. BRAGG
	Name:	Paul A. Bragg
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 5, 2008 in the capacities indicated.

Signature	Title

/s/ PAUL A. BRAGG Paul A. Bragg	Chief Executive Officer, Director (Principal Executive Officer)
/s/ DOUGLAS G. SMITH Douglas G. Smith	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

Exhibit Number	Description
1.1	Share Purchase Agreement by and among Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited.*
1.2	Amendment No. 1 to Share Purchase Agreement by and among Vantage Drilling Company, Vantage Energy Services, Inc., F3 Capital and Offshore Group Investment Limited.*
1.3	Agreement and Plan of Merger by and among Vantage Drilling Company, a transitory U.S. merger subsidiary of Vantage Drilling Company and Vantage Energy Services, Inc.*
3.1	Certificate of Incorporation†
3.2	Memorandum and Articles of Association†
4.1	Specimen Unit certificate†
4.2	Specimen Ordinary Share certificate†
4.3	Specimen Warrant certificate†
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Form of legal opinion of Maples and Calder
8.1	Form of tax opinion of Ellenoff Grossman & Schole LLP
10.1	Novation Agreement for Rig Construction Contract (P2017)*
10.2	Novation Agreement for Rig Construction Contract (P2018)*
10.3	Novation Agreement for Rig Construction Contract (P2020)*
10.4	Novation Agreement for Rig Construction Contract (P2021)*
10.5	Rig Construction Contract (P2017)*
10.6	Rig Construction Contract (P2018)*
10.7	Rig Construction Contract (P2020)*
10.8	Rig Construction Contract (P2021)*
10.9	Agreement for the Purchase of One Deepwater Drillship.*
10.10	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Founding Stockholders
10.11	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders
10.12	Form of Registration Rights Agreement between the Registrant and F3 Capital
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1)
23.2	Consent of UHY LLP
23.3	Consent of Maples and Calder (included in Exhibit 5.1)

*
Attached as an Annex to the joint proxy statement of Vantage Energy Services, Inc. and prospectus for units of Vantage Drilling Company.

†
Previously filed.